UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AZTECA ACQUISITION CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AZTECA ACQUISITION CORPORATION

The Stockholders and Public Warrantholders of Azteca Acquisition Corporation ("Azteca") are hereby invited to attend a special meeting.

If you are an Azteca stockholder you will be asked to approve the Agreement and Plan of Merger, dated January 22, 2013, (the "Merger Agreement") by and among Azteca, InterMedia Español Holdings, LLC ("WAPA"), Cine Latino, Inc. ("Cinelatino"), Hemisphere Media Group, Inc. ("Hemisphere"), a direct wholly-owned subsidiary of Cinelatino, Hemisphere Merger Sub I, LLC, Hemisphere Merger Sub II, Inc. and Hemisphere Merger Sub III, Inc., providing for the combination of Azteca, WAPA and Cinelatino as indirect, wholly-owned subsidiaries of Hemisphere (the "Transaction"). Completion of the transaction is subject to the satisfaction or waiver of the conditions described in this proxy statement/prospectus.

If you are an Azteca warrantholder, you will be asked to consent to an amendment to the terms of your warrant (the "Warrant Amendment"). Specifically you will be asked to (1) reduce by 50% the number of shares of Azteca common stock for which your warrants are exercisable (from one share to one-half share), with the warrant price being reduced to $6.00 per half share, (2) agree to waive certain re-pricing rights that you would have had, if after consummation of the Transaction, Azteca subsequently entered into certain transactions in which the consideration to be received consisted principally of securities of a private company and (3) agree to amend Azteca's registration obligations in exchange for the ability to exercise the warrants on a cashless basis at the election of Azteca under certain circumstances. Upon approval of this amendment, each warrantholder would receive $0.50 per warrant. Approval of the Warrant Amendment by the holders of at least 65% of the outstanding public warrants is a condition to consummation of the Transaction.

The Transaction is structured as the issuance of stock by a newly-formed entity, Hemisphere, to the equity holders of Azteca, Cinelatino and WAPA in three different mergers with subsidiaries of Hemisphere. Hemisphere will have two classes of common stock, Class A common stock and Class B common stock. These shares will have equal rights, except that each share of Class A common stock will have one vote and each share of Class B common stock will have ten votes. In connection with the Transaction, the following will occur:

Outstanding Azteca Common Stock	Azteca currently has 12,500,000 shares of Common Stock outstanding, of which 2,500,000 are held by the Azteca Initial Stockholders (as defined below). 250,000 of the shares held by the Azteca Initial Stockholders will be contributed to Azteca immediately prior to the consummation of the Transaction and cancelled. The remaining 12,250,000 shares of Azteca Common Stock, of which 2,250,000 are held by the Azteca Initial Stockholders, will be converted into an equal number of shares of Hemisphere Class A Common Stock.
Outstanding Amended Azteca Warrants	14,666,667 Amended Azteca Warrants will be converted into an equal number of warrants issued by Hemisphere (i.e. warrants to purchase 7,333,334 shares of Hemisphere Class A Common Stock).
Hemisphere Class A Common Stock

Aggregate of 19,583,334 shares of Hemisphere Class A common stock will be issued to Azteca stockholders or reserved for issuance to holders of warrants to acquire shares of Hemisphere Class A common stock.

Azteca Affiliates

Will sell to Azteca, immediately prior to the consummation of the Transaction, 2,333,334 Amended Azteca Warrants (i.e., warrants to purchase 1,166,667 shares) for a purchase price per warrant equal to $0.50.

Current Owners of WAPA and Cinelatino

Will have their ownership interests converted, into an aggregate of 33,000,000 shares of Hemisphere Class B common stock plus $5.0 million. In addition, such owners purchase from Hemisphere, immediately after the consummation of the Transaction, 2,333,334 Warrants (i.e., warrants to purchase 1,166,667 shares of Hemisphere Class A common stock) that are substantially identical to the Amended Azteca Public Warrants for a purchase price per warrant equal to $0.50. The current owners of WAPA and Cinelatino have agreed to subject a total of 3,000,000 shares of Hemisphere Class B common stock to certain forfeiture provisions if the market price of shares of Hemisphere Class A common stock does not reach certain levels.

Azteca's Sponsor, Juan Pablo Albán, Alfredo Elias Ayub, John Engelman and Clive Fleissig (the "Azteca Initial Stockholders")

Have agreed to subject 250,000 additional shares of Hemisphere Class A common stock to certain forfeiture provisions (in addition to the 735,294 shares already subject to forfeiture) if the market price of shares of Hemisphere Class A common stock does not reach certain levels. In addition, the Azteca Initial Stockholders will contribute to Azteca a total of 250,000 shares of Azteca common stock for no consideration and such shares will be cancelled.

Additional Considerations About the Transaction

         In addition to evaluating the consideration to be issued in, and the capital structure that will be outstanding after, the Transaction, there are many other matters that you should consider before you decide whether you will approve (1) the Merger Agreement if you are an Azteca stockholder or (2) the Warrant Amendment if you are an Azteca Public Warrantholder. These include the following:

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  Hemisphere has applied to list its Class A common stock on The NASDAQ Stock Market under the symbol "HMTV" effective upon the consummation of the Transaction. Hemisphere expects its warrants will trade on the Over-the-Counter Bulletin Board quotation system ("OTCBB") under the symbol "HMTVW" following the consummation of the Transaction.

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  IF AZTECA DOES NOT EFFECT A TRANSACTION BEFORE APRIL 6, 2013, IT WILL LIQUIDATE THE TRUST ACCOUNT AND DISSOLVE. THE TERMS GOVERNING SUCH POTENTIAL LIQUIDATION ARE DISCUSSED IN AZTECA'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") WHICH IS AVAILABLE TO THE PUBLIC FROM THE SEC'S WEBSITE AT WWW.SEC.GOV.

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  InterMedia Partners VII, L.P. directly holds 100% of the economic interests in WAPA and indirectly holds 47.5% of the common stock of Cinelatino through its controlling interest in InterMedia Cine Latino, LLC.

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  The Azteca Initial Stockholders, who currently hold approximately 20% of the outstanding shares of Azteca common stock, have agreed to vote all the shares they own "FOR" the approval of the Merger Agreement.

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  Completion of the Transaction requires, among other things, that (1) the Transaction is approved by holders of at least a majority of the outstanding shares of Azteca common stock, (2) the Warrant Amendment is approved by holders of at least 65% of the outstanding Public Warrants and (3) Azteca have at least $80.0 million of cash held in the Trust Account (after giving effect to any redemptions by Azteca's stockholders, but before giving effect to cash payable pursuant to the Warrant Amendment, payment of the deferred underwriting and consulting fees payable by Azteca from the Trust Account, transaction expenses and any cash contribution from WAPA or Cinelatino).

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  If you own shares of Azteca common stock issued in Azteca's initial public offering (the "Public Shares"), then you may redeem those shares for cash equal to the redemption price specified in Azteca's amended and restated certificate of incorporation, irrespective of whether you vote for or against the approval of the Merger Agreement. We anticipate that the redemption price will be $10.05 per Public Share. Your redemption rights are further explained in this proxy statement/prospectus. The Azteca Initial Stockholders have agreed to waive their redemption rights. Public Shares will only be redeemed if the Transaction is consummated. However, even if the Transaction is not consummated, holders of Public Shares who elected to redeem Public Shares would receive the same portion of the Trust Account that they would receive upon liquidation.

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  If you are an Azteca warrantholder, you do not have the right to redeem, and will not be offered the opportunity of redeeming, your outstanding Azteca warrants.

         AZTECA'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THAT WARRANTHOLDERS VOTE "FOR" THE APPROVAL OF THE WARRANT AMENDMENT.

         Information about the special meetings of stockholders and warrantholders and the Transaction is contained in this document, which we urge you to read carefully. In particular, see "Risk Factors" beginning on page 42.

         Your vote is very important. Whether or not you plan to attend the special meetings of stockholders or warrantholders, please return the enclosed proxy card to vote your shares and/or Public Warrants as soon as possible. If you do not vote either your shares and/or your Public Warrants, it will have the same effect as voting against the respective proposals.

Sincerely,

Gabriel Brener Chief Executive Officer and President Azteca Acquisition Corporation

         Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

         The accompanying proxy statement/prospectus is dated March 15, 2013 and is first being mailed or otherwise delivered to Azteca stockholders and Public Warrantholders on or about March 15, 2013.

AZTECA ACQUISITION CORPORATION
421 N. Beverly Drive, Suite 300
Beverly Hills, California 90210

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on April 4, 2013

To Our Stockholders:

        A special meeting of stockholders of Azteca Acquisition Corporation ("Azteca") will be held at the offices of Greenberg Traurig, LLP, located at 200 Park Avenue, New York, NY 10166 on April 4, 2013, at 9:30 a.m., Eastern time, for the following purposes:

          1.     To consider and vote upon the Agreement and Plan of Merger, dated January 22, 2013, (the "Merger Agreement") by and among Azteca, Hemisphere Media Group, Inc. ("Hemisphere"), a direct wholly-owned subsidiary of Cinelatino (as defined below), InterMedia Español Holdings, LLC ("WAPA"), Cine Latino, Inc. ("Cinelatino"), Hemisphere Merger Sub I, LLC, Hemisphere Merger Sub II, Inc. and Hemisphere Merger Sub III, Inc., a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. The board of directors of Azteca (the "Azteca Board") unanimously recommends a vote "FOR" this proposal.

          2.     To consider and vote upon one or more adjournments of the special meeting of stockholders, if necessary, to permit further solicitation of proxies because there are not sufficient votes at the special meeting of stockholders to approve and adopt the Merger Agreement. The Azteca Board unanimously recommends a vote "FOR" this proposal.

          3.     To transact such other business that may properly come before the special meeting of stockholders and any adjournment or postponement thereof.

        When you consider the recommendations of the Azteca Board, you should keep in mind that certain of Azteca's directors and officers may have direct and indirect interests in the consummation of the transactions contemplated by the Merger Agreement (the "Transaction") that may conflict with your interests as a stockholder. See the section entitled, "The Transaction—Interests of Azteca Officers and Directors in the Transaction."

        The Azteca Board has fixed March 10, 2013, as of 5:00 p.m., Eastern time, as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting of stockholders or one or more adjournments thereof. Only holders of record of shares of Azteca common stock at 5:00 p.m., Eastern time, on March 10, 2013 are entitled to notice of, and to vote at, the special meeting of stockholders or one or more adjournments or postponements thereof.

        AZTECA IS PROVIDING ITS PUBLIC STOCKHOLDERS WITH THE OPPORTUNITY TO REDEEM THEIR PUBLIC SHARES OF AZTECA COMMON STOCK FOR CASH IN AN AMOUNT EQUAL TO THE GREATER OF $10.05 PER SHARE OR THE QUOTIENT OBTAINED BY DIVIDING (I) THE AGGREGATE AMOUNT THEN ON DEPOSIT IN A TRUST ACCOUNT HOLDING THE PROCEEDS OF AZTECA'S INITIAL PUBLIC OFFERING (THE "TRUST ACCOUNT"), AS OF TWO BUSINESS DAYS PRIOR TO THE CONSUMMATION OF THE TRANSACTION, LESS FRANCHISE AND INCOME TAXES PAYABLE AND LESS ANY INTEREST THAT AZTECA WAS PERMITTED TO WITHDRAW IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT DATED JUNE 29, 2011, BY AND BETWEEN AZTECA AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY (THE "TRUST AGREEMENT") FOR WORKING CAPITAL REQUIREMENTS, BY (II) THE TOTAL NUMBER OF THEN OUTSTANDING PUBLIC SHARES (THE "PRO RATA SHARE OF THE TRUST ACCOUNT"). THERE WILL BE NO REDEMPTION RIGHTS UPON THE CONSUMMATION OF THE TRANSACTION WITH RESPECT TO OUTSTANDING WARRANTS OF AZTECA.

        AZTECA'S INITIAL STOCKHOLDERS HAVE AGREED TO WAIVE THEIR REDEMPTION RIGHTS WITH RESPECT TO THEIR FOUNDER SHARES AND ANY PUBLIC SHARES THEY MAY HOLD IN CONNECTION WITH THE CONSUMMATION OF A TRANSACTION, AND THE

FOUNDER SHARES WILL BE EXCLUDED FROM THE PRO RATA CALCULATION USED TO DETERMINE THE PER-SHARE REDEMPTION PRICE.

        Azteca will consummate the Transaction only if holders of at least a majority of the outstanding shares of Azteca common stock are voted in favor of the approval and adoption of the Merger Agreement. The Azteca Initial Stockholders have agreed to vote all the shares they own in favor of the proposal to approve and adopt the Merger Agreement.

        InterMedia Partners VII, L.P. directly holds 100% of the economic interests in WAPA and indirectly holds 47.5% of the common stock of Cinelatino through its controlling interest in InterMedia Cine Latino, LLC.

        Azteca is simultaneously asking warrantholders owning Azteca warrants issued in Azteca's initial public offering to approve and consent to an amendment (the "Warrant Amendment") to the terms of the warrant agreement governing Azteca's outstanding warrants (the "Warrant Agreement"), pursuant to which (i) each warrant to purchase Azteca common stock outstanding immediately prior to the closing of the Transaction (including the warrants issued to Azteca's Sponsor which we refer to as the "Sponsor Warrants") will become exercisable for one-half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share (the "Amended Azteca Warrants"), (ii) each holder of Azteca warrants (including Sponsor Warrants) will receive, for each such warrant (in exchange for the reduction of shares for which such warrants are exercisable), $0.50 in cash, (iii) the obligation to reduce the warrant price upon the occurrence of certain transactions in which the consideration to be received includes securities of a private company will be removed to permit the Amended Azteca Warrants to be treated as equity for reporting purposes, and (iv) the Public Warrants will be able to be exercised on a "cashless basis" at the election of Azteca under certain circumstances. Upon consummation of the Transaction, each Amended Azteca Warrant will be converted into an equal number of Hemisphere warrants and will be exercisable for shares of Hemisphere Class A common stock on the same terms as were in effect with respect to such Amended Azteca Warrants immediately prior to the consummation of the Transaction. Pursuant to the Warrant Amendment, a warrantholder may exercise its warrants only for a whole number of shares of Hemisphere Class A common stock and therefore only an even number of warrants may be exercised at any given time by the registered warrantholder. For example, if a registered warrantholder holds one warrant to purchase one-half of a share of Class A common stock, par value $0.0001 per share, of Hemisphere ("Hemisphere Class A common stock"), such warrant shall not be exercisable. If a registered warrantholder holds two warrants, such warrants shall be exercisable for one share of Hemisphere Class A common stock.

        Each public stockholder of Azteca common stock may elect to redeem such holder's Public Shares, irrespective of whether such holder votes for or against the approval and adoption of the Merger Agreement. Azteca has no specified maximum redemption threshold. However, Azteca will not consummate the Transaction unless it has at least $80.0 million of cash, after giving effect to any redemptions by Azteca's stockholders, but before giving effect to cash payable pursuant to the Warrant Amendment, payment of the deferred underwriting fees payable to Azteca's underwriter in connection with its initial public offering and consulting fees due to certain of Azteca's consultants and advisors, transaction expenses and any cash contribution from WAPA or Cinelatino, held in the Trust Account. Azteca's public stockholders will be able to redeem their shares up to two business days prior to the vote on the proposal to approve and adopt the Merger Agreement.

        As set forth in Azteca's amended and restated certificate of incorporation, a public stockholder of Azteca, together with any of such holder's affiliates or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming such holder's shares with respect to more than an aggregate of 15% of the Public Shares sold in Azteca's initial public offering.

        Azteca may enter into privately negotiated transactions to purchase Public Shares from stockholders prior to consummation of the Transaction with proceeds to be released from the Trust Account immediately following consummation of the Transaction. As specified under Azteca's amended and restated certificate of incorporation, Azteca may instruct the trustee under the Trust Agreement that amounts necessary to purchase up to 15% of the Public Shares sold in Azteca's initial public offering at any time commencing after the filing of a preliminary proxy statement for an initial business combination and ending on the record date for the stockholder meeting to approve such initial business combination (such purchases being referred to herein as "Open Market Purchases") be released to Azteca from the Trust Account. Such Open Market Purchases may be made only at per share prices (inclusive of commissions) that do not exceed an amount equal to (A) the aggregate amount then on deposit in the Trust Account divided by (B) the total number of Public Shares then outstanding. Any Public Shares so purchased shall be immediately cancelled.

        For more information about the proposals and the special meeting of stockholders, please review carefully the accompanying proxy statement/prospectus.

        Your vote is important.    Whether or not you expect to attend the special meeting of stockholders in person, please submit a proxy by telephone or over the internet as instructed in these materials, or complete, date, sign and return the enclosed proxy card, as promptly as possible in order to ensure that we receive your proxy with respect to your shares of Azteca common stock. Instructions are shown on the enclosed proxy card and a return envelope (postage pre-paid if mailed in the United States) is enclosed for your convenience. If your shares of Azteca common stock are held in a stock brokerage account or by a bank or other nominee, please follow the instructions that you receive from your broker, bank or other nominee to vote your shares.

        If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the Merger Agreement and in favor of the proposal to adjourn the meeting if necessary to solicit additional proxies. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet and do not attend the special meeting of stockholders in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting of stockholders and, if a quorum is present, will have the same effect as a vote against the adoption of the Merger Agreement. Broker non-votes will count in determining whether a quorum is present. If you are a stockholder of record and you attend the special meeting of stockholders and wish to vote in person, you may withdraw your proxy and vote in person.

        Please do not send documents or certificates representing your ownership of Azteca common stock at this time. If the Transaction is consummated, we will notify you of the procedures for exchanging your shares of Azteca common stock.

By Order of the Board of Directors,

Secretary

Beverly Hills, California
March 15, 2013

IF YOU SIGN, DATE AND MAIL YOUR PROXY CARD WITHOUT INDICATING HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

AZTECA ACQUISITION CORPORATION
421 N. BEVERLY DRIVE, SUITE 300
BEVERLY HILLS, CALIFORNIA 90210

NOTICE OF SPECIAL MEETING OF WARRANTHOLDERS
To be held on April 4, 2013

To Our Public Warrantholders:

        A special meeting of warrantholders owning warrants of Azteca Acquisition Corporation ("Azteca"), each of which is exercisable for one share of Azteca common stock, par value $0.0001 per share, issued in Azteca's initial public offering (such warrants, the "Public Warrants" and such holders, the "Public Warrantholders") will be held at the offices of Greenberg Traurig, LLP, located at 200 Park Avenue, New York, NY 10166 on April 4, 2013, at 9:00 a.m., Eastern time, for the following purposes:

        1.     To consider and vote upon an amendment (the "Warrant Amendment") to the warrant agreement (the "Warrant Agreement") that governs all of the Azteca warrants in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated January 22, 2013, (the "Merger Agreement") by and among Azteca, Hemisphere Media Group, Inc. ("Hemisphere"), a direct wholly-owned subsidiary of Cinelatino (as defined below), InterMedia Español Holdings, LLC ("WAPA"), Cine Latino, Inc. ("Cinelatino"), Hemisphere Merger Sub I, LLC, Hemisphere Merger Sub II, Inc. and Hemisphere Merger Sub III, Inc., providing for the combination of Azteca, WAPA and Cinelatino as indirect, wholly-owned subsidiaries of Hemisphere, which will be a parent holding company (collectively, the "Transaction"). Pursuant to the Warrant Amendment (i) each warrant to purchase Azteca common stock outstanding immediately prior to the closing of the Transaction (including all of the Sponsor Warrants) will become exercisable for one-half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share (the "Amended Azteca Warrants"), (ii) each holder of Azteca warrants (including Sponsor Warrants) will receive, for each such warrant (in exchange for the reduction of shares for which such warrants are exercisable), $0.50 in cash, (iii) the obligation to reduce the warrant price upon the occurrence of certain transactions in which the consideration to be received includes securities of a private company will be removed to permit the Amended Azteca Warrants to be treated as equity for reporting purposes, and (iv) the Public Warrants will be able to be exercised on a "cashless basis" at the election of Azteca under certain circumstances. Upon consummation of the Transaction, each outstanding Amended Azteca Warrant will be automatically converted into an equal number of warrants issued by Hemisphere (i.e. warrants to purchase 7,333,334 shares of Hemisphere Class A Common Stock) and will become exercisable on the same terms as were in effect with respect to such warrants immediately prior to the Transaction, as amended by the Warrant Amendment. Pursuant to the Warrant Amendment, a warrantholder may exercise its warrants only for a whole number of shares of Hemisphere Class A common stock and therefore only an even number of warrants may be exercised at any given time by the registered warrantholder. For example, if a registered warrantholder holds one warrant to purchase one-half of a share of Class A common stock, par value $0.0001 per share, of Hemisphere ("Hemisphere Class A common stock"), such warrant shall not be exercisable. If a registered warrantholder holds two warrants, such warrants shall be exercisable for one share of Hemisphere Class A common stock. Approval of the Warrant Amendment requires approval by warrantholders holding at least 65% of the outstanding Public Warrants. The effect of the Warrant Amendment will be to reduce the number of shares of Hemisphere Class A common stock issuable upon exercise of the warrants by half, thereby reducing the amount by which Hemisphere stockholders would otherwise have been diluted as a result of the exercise in full of the warrants. If the Transaction is not completed, the Warrant Amendment will not become effective, even if warrantholders have approved the Warrant Amendment. The Transaction will not be consummated unless the Warrant Amendment is approved by holders of 65% of the outstanding Public Warrants, even if the Transaction proposal is approved by our stockholders.

        2.     To consider and vote upon the adjournment of the special meeting of warrantholders, if necessary, to permit further solicitation and vote of proxies in favor of the Warrant Amendment Proposal (the "Warrantholder Adjournment Proposal"); and

        3.     To transact such other business as may properly come before the special meeting of warrantholders or any reconvened meeting following an adjournment or postponement thereof.

        The board of directors of Azteca (the "Azteca Board") has fixed March 10, 2013, as of 5:00 p.m., Eastern time, as the record date for the determination of warrantholders entitled to notice of, and to vote at, the special meeting of warrantholders or one or more adjournments thereof. Only holders of record of Public Warrants at 5:00 p.m., Eastern time, on March 10, 2013 are entitled to notice of, and to vote at, the special meeting of warrantholders or one or more adjournments or postponements thereof.

        WAPA and Cinelatino are affiliated companies by virtue of InterMedia Partners VII, L.P.'s ownership interests in each company. InterMedia Partners VII, L.P. directly holds 100% of the economic interests in WAPA and indirectly holds 47.5% of the common stock of Cinelatino through its controlling interest in InterMedia Cine Latino, LLC.

        The Azteca Board unanimously recommends that Public Warrantholders vote "FOR" the Warrant Amendment Proposal and "FOR" the Warrantholder Adjournment Proposal. When you consider the recommendation of the Azteca Board in favor of the Warrant Amendment Proposal, you should keep in mind that certain of Azteca's directors and officers may have direct and indirect interests in the Transaction that may conflict with your interests as a warrantholder. See the section entitled, "The Transaction—Interests of Azteca Officers and Directors in the Transaction."

        For more information about the proposals and the special meeting of warrantholders, please review carefully the accompanying proxy statement/prospectus.

        Your vote is important.    Whether or not you expect to attend the special meeting of warrantholders in person, please submit a proxy by telephone or over the internet as instructed in these materials, or complete, date, sign and return the enclosed proxy card, as promptly as possible in order to ensure that we receive your proxy with respect to your Public Warrants. Instructions are shown on the enclosed proxy card and a return envelope (postage pre-paid if mailed in the United States) is enclosed for your convenience. If your Public Warrants are held in a brokerage account or by a bank or other nominee, please follow the instructions that you receive from your broker, bank or other nominee to vote your shares.

        If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal. If you fail to return your proxy card or fail to submit your proxy by telephone or over the internet and do not attend the special meeting of warrantholders in person, the effect will be that your warrants will not be counted for purposes of determining whether a quorum is present at the special meeting of warrantholders and, if a quorum is present, will have the same effect as a vote against the Warrant Amendment Proposal. Broker non-votes will count in determining whether a quorum is present. If you are a warrantholder of record and you attend the special meeting of warrantholders and wish to vote in person, you may withdraw your proxy and vote in person.

        Please do not send documents or certificates representing your ownership of Public Warrants at this time. If the transactions contemplated by the Warrant Amendment Proposal are consummated, you will receive a subsequent letter explaining what to do.

        A complete list of Public Warrantholders of record entitled to vote at the special meeting of warrantholders will be available for ten days before the special meeting of warrantholders at the principal executive offices of Azteca for inspection by warrantholders during ordinary business hours for any purpose germane to the special meeting of warrantholders.

        Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,
Secretary

Beverly Hills, California
March 15, 2013

        IF YOU SIGN, DATE AND MAIL YOUR PROXY CARD WITHOUT INDICATING HOW YOU WISH TO VOTE, YOUR WARRANTS WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

        This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission, or the SEC, by Hemisphere Media Group, Inc. ("Hemisphere") (File No. 333-186210), constitutes a prospectus of Hemisphere under Section 5 of the U.S. Securities Act of 1933, as amended, or the Act, with respect to the shares of Hemisphere Class A common stock to be issued to Azteca stockholders and shares of Hemisphere Class A common stock underlying warrants if the Transaction is consummated. This document also constitutes notices of meetings and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the special meetings of (i) Azteca stockholders at which Azteca stockholders will be asked to approve the Merger Agreement and (ii) Azteca warrantholders at which Public Warrantholders will be asked to approve an amendment to the Warrant Agreement which governs the terms of Azteca's outstanding warrants in connection with Azteca's consummation of the Transaction.

        This document contains registered and unregistered trademarks and service marks of Cinelatino and WAPA and their affiliates, as well as trademarks and service marks of third parties. All brand names, trademarks and service marks appearing in this document are the property of their respective holders.

i

 FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus contains statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements." You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and other similar words. These include, but are not limited to, statements relating to the synergies and the benefits that we expect to achieve in the transactions discussed herein, including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. Those statements represent management's intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the control of Hemisphere Media Group, Inc. ("Hemisphere"), a direct wholly-owned subsidiary of Cinelatino (as defined below), Azteca Acquisition Corporation ("Azteca"), InterMedia Español Holdings, LLC ("WAPA") and Cine Latino, Inc. ("Cinelatino") and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In addition to the risk factors described under "Risk Factors" beginning on page 42, those factors include:

  •
  possible delays in closing the Transaction, whether due to the inability to obtain stockholder or regulatory approval, Azteca not having at least $80.0 million of cash held in the Trust Account, after giving effect to any redemptions by Azteca's stockholders, but before giving effect to cash payable pursuant to the Warrant Amendment, payment of the deferred underwriting fees payable to Azteca's underwriter in connection with its initial public offering and consulting fees due to certain of Azteca's consultants and advisors, transaction expenses and any cash contribution from WAPA or Cinelatino or failure to satisfy any of the conditions to closing the Transaction, as set forth in the Merger Agreement;

  •
  any waivers of the conditions to closing the Transaction as may be permitted in the Merger Agreement;

  •
  the reaction to the merger by advertisers, programming providers, strategic partners, the Federal Communications Commission (the "FCC") or other government regulators;

  •
  the potential for viewership of WAPA or Cinelatino programming to decline;

  •
  the risk that WAPA and Cinelatino may fail to secure sufficient or additional advertising and/or subscription revenue;

  •
  the risk that the proposed transaction disrupts current plans and operations of each business as a result of the commencement and consummation of the Transaction;

  •
  the benefits of the combination of WAPA and Cinelatino, including the prospects of the combined businesses;

  •
  the ability to realize anticipated growth and growth strategies of the combined company;

  •
  the ability of Hemisphere to obtain additional financing in the future;

  •
  Hemisphere's ability to successfully manage relationships with customers, distributors and other important relationships;

  •
  the loss of key personnel and/or talent or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past;

  •
  changes in technology;

  •
  changes in pricing and availability of products and services;

ii

  •
  the ability to realize the anticipated benefits of the Transaction, which may be affected by, among other things, competition in the industry in which Hemisphere operates;

  •
  the deterioration of general economic conditions, either nationally or in the local markets in which Hemisphere operates;

  •
  legislative or regulatory changes that may adversely affect Hemisphere's businesses;

  •
  costs related to the Transaction that may reduce Hemisphere's working capital; and

  •
  Azteca's dissolution and liquidation as a result of a failure to close the Transaction.

        The forward-looking statements are based on current expectations about future events. Although Azteca and Hemisphere believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. Neither Azteca nor Hemisphere is under any duty to update any of the forward-looking statements after the date of this proxy statement/prospectus to conform those statements to actual results. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled "Risk Factors" beginning on page 42.

iii

LIST OF ANNEXES
Annex A	Merger Agreement, dated as of January 22, 2013, by and among Azteca Acquisition Corporation, Hemisphere Media Group, Inc., InterMedia Español Holdings, LLC, Cine Latino, Inc., Hemisphere Merger Sub I, LLC, Hemisphere Merger Sub II, Inc. and Hemisphere Merger Sub III, Inc.
Annex B	Form of Assignment, Assumption and Amendment of Warrant Agreement, by and among Azteca Acquisition Corporation, Hemisphere Media Group, Inc. and Continental Stock Transfer & Trust Company, as Warrant Agent
Annex C	Excerpt of the General Corporation Law of the State of Delaware on Appraisal Rights

QUESTIONS AND ANSWERS

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Transaction, the special meeting of Azteca's stockholders and the special meeting of Azteca's warrantholders. These questions and answers may not address all questions that may be important to you as a stockholder or warrantholder. To better understand these matters, and for a description of the legal terms governing the Transaction, you should carefully read this entire proxy statement/prospectus, including the annexes. See "Where You Can Find More Information" beginning on page 224.

        All references in this proxy statement/prospectus to:

  •
  "Amended Azteca Warrants" refers to Azteca warrants that, by action of the Warrant Amendment, will become exercisable for one-half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share;

  •
  "Azteca" refers to Azteca Acquisition Corporation, a Delaware blank check corporation;

  •
  "Azteca common stock" refers to the common stock, par value $0.0001 per share, of Azteca;

  •
  "Azteca Initial Stockholders" refers to Azteca's Sponsor, Juan Pablo Albán, Alfredo Elias Ayub, John Engelman and Clive Fleissig;

  •
  the "Azteca Merger" refers to the merger of Azteca Merger Sub with and into Azteca, with Azteca as the surviving entity, as contemplated by the Merger Agreement;

  •
  "Azteca Merger Sub" refers to Hemisphere Merger Sub II, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Hemisphere;

  •
  "Azteca's Sponsor" refers to Azteca Acquisition Holdings, LLC, a Delaware limited liability company;

  •
  "Azteca warrants" refers, collectively to the Public Warrants and the Sponsor Warrants;

  •
  "Cinelatino" refers to Cine Latino, Inc., a Delaware corporation;

  •
  the "Cinelatino Merger" refers to the merger of Cine Merger Sub with and into Cinelatino, with Cinelatino as the surviving entity, as contemplated by the Merger Agreement;

  •
  the "Cinelatino Stockholders" refers to InterMedia Cine Latino, LLC, Cinema Aeropuerto and James M. McNamara;

  •
  "Cine Merger Sub" refers to Hemisphere Merger Sub III, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Hemisphere;

  •
  "Cinema Aeropuerto" refers to Cinema Aeropuerto, S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable (variable capital corporation);

  •
  "Current Sponsor Warrantholders" refers to Brener International Group, LLC, a Delaware limited liability company and an affiliate of Azteca's Sponsor, Juan Pablo Albán and Clive Fleissig;

  •
  "Hemisphere" refers to Hemisphere Media Group, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Cinelatino prior to the consummation of the Transaction (that will become the parent holding company following the Transaction);

  •
  "Hemisphere Class A common stock" refers to Class A common stock, par value $0.0001 per share, of Hemisphere;

  •
  "Hemisphere Class B common stock" refers to Class B common stock, par value $0.0001 per share, of Hemisphere;

  •
  "Hemisphere warrants" refers to the warrants of Hemisphere that will be issued upon conversion of the Amended Azteca Warrants upon the consummation of the Transaction.

  •
  "Holdco" refers to Hemisphere Media Holdings, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Hemisphere;

  •
  the "Merger Agreement" refers to the Agreement and Plan of Merger, dated as of January 22, 2013, among Azteca, Hemisphere, WAPA, Cinelatino, WAPA Merger Sub, Azteca Merger Sub and Cine Merger Sub, a copy of which is attached as Annex A to this proxy statement/prospectus;

  •
  "Merger Subs" refers to Azteca Merger Sub, WAPA Merger Sub, and Cine Merger Sub, collectively;

  •
  "MVS" refers to Grupo MVS, S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable (variable capital corporation);

  •
  "Public Shares" refers to the shares of Azteca common stock issued in Azteca's initial public offering;

  •
  "Public Warrants" refers to the warrants, each of which is exercisable for one share of Azteca common stock issued in Azteca's initial public offering;

  •
  "Public Warrantholders" refers to holders of Public Warrants;

  •
  "Seller Warrants" refers to 2,333,334 warrants that will be issued by Hemisphere to the WAPA/Cinelatino Investors upon the consummation of the Transaction;

  •
  "Sponsor Warrants" refers to the 4,666,667 warrants issued to Azteca's Sponsor pursuant to the Warrant Agreement at the time of Azteca's initial public offering (and that are currently held by the Current Sponsor Warrantholders);

  •
  the "Transaction" refers collectively to the mergers of WAPA and WAPA Merger Sub, Azteca and Azteca Merger Sub, and Cinelatino and Cine Merger Sub, resulting in Azteca, WAPA and Cinelatino becoming indirect wholly-owned subsidiaries of Hemisphere, as contemplated by the Merger Agreement;

  •
  "Warrant Agreement" refers to the Warrant Agreement, dated as of June 29, 2011, between Azteca and Continental Stock Transfer & Trust Company, as warrant agent;

  •
  "Warrant Amendment" refers to an amendment to the Warrant Agreement pursuant to which, among other things, each of the Azteca Warrants outstanding immediately prior to the consummation of the Transaction (including all of the Sponsor Warrants) will become exercisable for one-half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share;

  •
  "WAPA" refers to InterMedia Español Holdings, LLC, a Delaware limited liability company;

  •
  "WAPA Member" refers to InterMedia Partners VII, L.P., a Delaware limited partnership;

  •
  the "WAPA Merger" refers to the merger of WAPA Merger Sub with and into WAPA, with WAPA as the surviving entity, as contemplated by the Merger Agreement;

  •
  "WAPA Merger Sub" refers to Hemisphere Merger Sub I, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Hemisphere;

  •
  the "WAPA/Cinelatino Investors" refers collectively to the WAPA Member and the Cinelatino stockholders; and

  •
  unless otherwise indicated or as the context requires, all references in this proxy statement/prospectus to "we", "us" and "our" refers to Hemisphere.

Information about the Transaction and Warrant Amendment

Q:
Why is Azteca holding a special meeting of stockholders?

A:
Azteca, Hemisphere, WAPA, Cinelatino and the Merger Subs have entered into the Merger Agreement providing for the combination of Azteca, WAPA and Cinelatino as indirect wholly-owned subsidiaries of Hemisphere. Pursuant to the Merger Agreement, Azteca Merger Sub will be merged with and into Azteca, WAPA Merger Sub will be merged with and into WAPA and Cine Merger Sub will be merged with and into Cinelatino. Upon consummation of the Transaction, Azteca, WAPA and Cinelatino will each become indirect wholly-owned subsidiaries of Hemisphere. As a result, following the consummation of the Transaction, (i) the WAPA/Cinelatino Investors will own Hemisphere Class B common stock and warrants to purchase Hemisphere Class A common stock, (ii) the Azteca stockholders will own Hemisphere Class A common stock and (iii) the Azteca warrantholders will own warrants to purchase Hemisphere Class A common stock. In connection with the Transaction, Hemisphere has applied to list its shares of Hemisphere Class A common stock on The NASDAQ Stock Market ("NASDAQ") under the symbol "HMTV." Hemisphere expects its warrants will trade on the OTCBB under the symbol "HMTVW" following the consummation of the Transaction.

  Upon consummation of the Transaction, each share of Azteca common stock will be automatically converted into one share of Hemisphere Class A common stock. The Azteca Initial Stockholders will contribute a total of 250,000 shares of Azteca common stock to Azteca for no consideration immediately prior to the closing of the Transaction, and such shares will be cancelled. Therefore, assuming no redemptions by the Azteca stockholders and no repurchases by Azteca of the Azteca common stock prior to the consummation of the Transaction, the holders of Azteca common stock will receive an aggregate of 12,250,000 shares of Hemisphere Class A common stock. Assuming a per share closing price of $10.05 of Azteca common stock, the aggregate value of the Transaction consideration to be issued to the Azteca stockholders in the Transaction would be approximately $123.1 million.

  The WAPA/Cinelatino Investors will receive an aggregate of 33,000,000 shares of Hemisphere Class B common stock and a cash payment equal to an aggregate of $5.0 million. Assuming a per share closing price of $10.05 of Azteca common stock, the aggregate value of the Transaction consideration to be paid to the WAPA/Cinelatino Investors in the Transaction would be approximately $336.7 million.

  Azteca is holding a special meeting of stockholders in order to obtain the stockholder approval necessary to approve and adopt the Merger Agreement and the transactions contemplated thereby, which we refer to as the Transaction Approval. In addition, Azteca stockholders will be asked to approve the adjournment of the special meeting (if it is necessary or appropriate to solicit additional proxies because there are not sufficient votes to approve and adopt the Merger Agreement).

  We will be unable to complete the Transaction unless the Transaction Approval is obtained at the special meeting.

  We have included in this proxy statement/prospectus important information about the Transaction, the Merger Agreement (a copy of which is attached as Annex A) and the special meeting of stockholders. You should read this information carefully and in its entirety. The enclosed voting materials allow stockholders to vote their shares by proxy without attending the special meeting of stockholders. Your vote is important. You are encouraged to vote your shares of Azteca common stock as soon as possible after carefully reviewing this proxy statement/prospectus.

Q:
Why is Azteca proposing the Transaction?

A:
Azteca is a Delaware blank check company initially formed in the British Virgin Islands on April 15, 2011 and reincorporated in the State of Delaware on June 8, 2011 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Azteca's business plan is not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination, except that it is not, under its amended and restated certificate of incorporation, permitted to effect a business combination with a blank check company or a similar type of company with nominal operations.

  Azteca has identified several criteria and guidelines it believes are important for evaluating acquisition opportunities. These criteria and guidelines include, among others: sound historical financial performance; strong, stable free cash flow generation; strong competitive industry position; an experienced management team; businesses that have a record of and potential for revenue and earnings growth; and a diversified customer and supplier base. Based on its due diligence investigations of WAPA and Cinelatino and the industry in which they operate, including the financial and other information provided by WAPA and Cinelatino in the course of their negotiations, Azteca believes that WAPA and Cinelatino meet the criteria and guidelines listed above. See "The Transaction—Recommendation of the Azteca Board; Reasons for the Transaction."

  In accordance with Azteca's amended and restated certificate of incorporation, if Azteca is unable to complete a business combination by April 6, 2013, its corporate existence will automatically terminate and it will be required to liquidate the Trust Account and distribute the amount held in the Trust Account, including interest but net of franchise and income taxes payable and less up to $50,000 of such net interest that may be released to Azteca from the Trust Account to pay liquidation expenses, to Azteca's public stockholders, subject in each case to Azteca's obligations under the Delaware General Corporation Law, or the DGCL, to provide for claims of creditors and the requirements of other applicable law. After distributing the proceeds of the Trust Account, Azteca will promptly distribute the balance of its net assets to its remaining stockholders according to Azteca's plan of dissolution. The Merger Agreement provides that any party thereto may terminate such agreement if the Transaction is not consummated by the date Azteca is required to be liquidated. IF AZTECA DOES NOT EFFECT A TRANSACTION BEFORE APRIL 6, 2013, IT WILL LIQUIDATE THE TRUST ACCOUNT AND DISSOLVE. THE TERMS GOVERNING SUCH POTENTIAL LIQUIDATION ARE DISCUSSED IN AZTECA'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION FILED WITH THE SEC WHICH IS AVAILABLE TO THE PUBLIC FROM THE SEC'S WEBSITE AT WWW.SEC.GOV.

Q:
Why is Azteca holding a special meeting of warrantholders?

A:
At a special meeting of warrantholders, Azteca will ask its Public Warrantholders to approve and consent to the Warrant Amendment pursuant to which (i) each of the warrants to purchase Azteca common stock outstanding immediately prior to the closing of the Merger Agreement (including all of the Sponsor Warrants) will become exercisable for one-half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share, (ii) each holder of Azteca warrants (including all of the Sponsor Warrants) will receive, for each such warrant (in exchange for the reduction of shares for which such warrants are exercisable), $0.50 in cash, (iii) the obligation to reduce the warrant price upon the occurrence of certain transactions in which the consideration to be received includes securities of a private company will be removed to permit the Amended Azteca Warrants to be treated as equity for reporting purposes and (iv) the Public Warrants will be able to be exercised on a "cashless basis" at the election of Azteca under certain circumstances (together, the "Warrant Amendment Proposal"). Pursuant to the Warrant Amendment, a warrantholder may exercise its warrant only for a whole number of shares of Hemisphere Class A common stock and therefore only an even number of warrants may be exercised at any given time by the registered warrantholder. For example, if a registered warrantholder holds one warrant to purchase one-half of a share of Class A common stock, par value $0.0001 per share, of Hemisphere ("Hemisphere Class A common stock"), such warrant shall not be exercisable. If a registered warrantholder holds two warrants, such warrants shall be exercisable for one share of Hemisphere Class A common stock. In connection with the Transaction, the Amended Azteca Warrants will be automatically converted into an equal number of warrants issued by Hemisphere (i.e. warrants to purchase 7,333,334 shares of Hemisphere Class A Common Stock) on the same terms as were in effect with respect to the Amended Azteca Warrants immediately prior to the consummation of the Transaction. The effect of the Warrant Amendment will be to reduce the number of shares of Hemisphere Class A common stock issuable upon exercise of the warrants by half, thereby reducing the amount by which Hemisphere stockholders would otherwise have been diluted as a result of the exercise in full of the warrants. If the Transaction is not completed, the Warrant Amendment will not become effective, even if warrantholders have approved the Warrant Amendment. The Transaction will not be consummated unless the Warrant Amendment is approved by holders of 65% of the outstanding Public Warrants, even if the Transaction proposal is approved by the Azteca stockholders. The holders of the Sponsor Warrants have previously consented to the Warrant Amendment.

  In addition, at the special meeting of warrantholders, holders of Public Warrants will also be asked to approve a proposal to approve the adjournment of the special meeting of warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Warrant Amendment Proposal. This is referred to herein as the Warrantholder Adjournment Proposal. This proposal will only be presented at the special meeting of warrantholders if there are not sufficient votes to approve the Warrant Amendment Proposal.

Q:
Why is Azteca proposing the Warrant Amendment Proposal?

A:
The approval of the Warrant Amendment Proposal is a condition to consummate the Transaction. Azteca and the Current Sponsor Warrantholders have agreed to effect the Warrant Amendment in connection with the consummation of the Transaction in order to reduce the dilutive effect of the exercise of the Hemisphere warrants (which were Amended Azteca Warrants immediately prior to the consummation of the Transaction), as these warrants will represent the right to purchase Hemisphere Class A common stock following the consummation of the Transaction. If the Transaction is not completed, the Warrant Amendment will not become effective, even if warrantholders have approved the Warrant Amendment.

Q:
What conditions must be satisfied to complete the Transaction?

A:
Azteca, WAPA and Cinelatino are not required to complete the Transaction unless a number of conditions are satisfied or waived. These conditions include, among others: (1) approval of the Transaction by stockholders holding at least a majority of the outstanding shares of Azteca common stock; (2) approval of the Warrant Amendment by warrantholders holding at least 65% of the outstanding Public Warrants, (3) absence of any injunctions, orders or laws that would prohibit, restrain or make illegal the Transaction; (4) effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, and the absence of any stop order; (5) Azteca's having at least $80.0 million of cash in the Trust Account, after giving effect to any redemptions by Azteca's stockholders, but before giving effect to cash payable pursuant to the Warrant Amendment, payment of the deferred underwriting fees payable to Azteca's underwriter in connection with its initial public offering and consulting fees due to certain of Azteca's consultants and advisors, transaction expenses and any cash contribution from WAPA or Cinelatino; (6) approval of Hemisphere Class A common stock for listing on NASDAQ, provided that the foregoing condition shall be deemed to be satisfied if the sole reason Hemisphere Class A Common Stock has not been authorized for listing on NASDAQ shall be the failure of Hemisphere to have at least the minimum number of "Round Lot Holders" (as defined in Rule 5005(a)(37) of the NASDAQ Listing Rules) required for such a listing and (7) consummation of the Transaction on or prior to April 6, 2013.

  For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Transaction, see "The Agreements—Description of the Merger Agreement—Conditions to the Closing of the Transaction" beginning on page 182.

Q:
When do you expect the Transaction to be completed?

A:
Azteca, WAPA and Cinelatino are working to complete the Transaction as quickly as possible, and we anticipate that it will be completed in the first quarter of 2013. However, the Transaction is subject to various regulatory approvals and other conditions which are described in more detail in this proxy statement/prospectus, and it is possible that factors outside the control of Azteca, WAPA and Cinelatino could result in the Transaction not being completed prior to April 6, 2013, the last possible day for a completion of a business combination.

Q:
What will Azteca stockholders receive in the Transaction?

A:
Upon consummation of the Transaction, each share of Azteca common stock will be automatically converted into one share of Hemisphere Class A common stock. In addition to the 735,294 shares subject to forfeiture pursuant to the Securities Purchase Agreement dated April 15, 2011, as amended on January 22, 2013 (the "Securities Purchase Agreement"), the Azteca Initial Stockholders have agreed to subject an additional 250,000 shares of Hemisphere Class A common stock to certain forfeiture provisions if the market price of shares of Hemisphere Class A common stock does not reach certain levels. Shares held by Azteca as treasury stock or that are owned by Azteca, Azteca Merger Sub or any other wholly-owned subsidiary of Azteca, which we refer to as the Azteca excluded shares, will not receive the Transaction consideration and will be canceled.

Q:
What will Azteca warrantholders receive in the Transaction?

A:
Upon consummation of the Transaction, each Amended Azteca Warrant will be automatically converted into an equal number of warrants issued by Hemisphere on the same terms and conditions as were in effect with respect to such warrants immediately prior to the consummation of the Transaction, as amended by the Warrant Amendment.

Q:
What will the WAPA/Cinelatino Investors receive in the Transaction?

A:
The WAPA/Cinelatino Investors will receive an aggregate of 33,000,000 shares of Hemisphere Class B common stock and a cash payment equal to an aggregate of $5.0 million. The WAPA/Cinelatino Investors have agreed to subject a total of 3,000,000 shares of the 33,000,000 shares of Hemisphere Class B common stock to certain forfeiture provisions if the market price of shares of Hemisphere Class A common stock does not reach certain levels.

  Hemisphere will issue to WAPA/Cinelatino Investors, 2,333,334 warrants (the "Seller Warrants") that are substantially identical to the Amended Azteca Warrants held by the Public Warrantholders (i.e., warrants to purchase 1,166,667 shares of Hemisphere Class A common stock) for a purchase price per warrant equal to $0.50.

Q:
What equity stake and voting percentage will the WAPA/Cinelatino Investors and the Azteca stockholders hold in Hemisphere?

A:
Upon consummation of the Transaction, the WAPA/Cinelatino Investors will hold 100% of the issued and outstanding Hemisphere Class B common stock and the Azteca stockholders will hold 100% of the issued and outstanding Hemisphere Class A common stock. Assuming no redemptions by the Azteca stockholders and no repurchases of the Azteca common stock prior to the consummation of the Transaction, the WAPA/Cinelatino Investors and the Azteca stockholders will own approximately 73% and 27%, respectively, of the capital stock of Hemisphere, excluding warrants. Assuming the maximum amount of redemptions by the Azteca stockholders and no repurchases of the Azteca common stock prior to the consummation of the Transaction, such that $80 million remained in the Trust Account, the WAPA/Cinelatino Investors and the Azteca stockholders will own approximately 76% and 24%, respectively, of the capital stock of Hemisphere, excluding warrants.

  All shares of Hemisphere's common stock will vote together as a single class. The Hemisphere Class B common stock will vote on a 10 to 1 basis with the Hemisphere Class A common stock, which means that each share of Hemisphere Class B common stock will have 10 votes and each share of Hemisphere Class A common stock will have 1 vote. Therefore, the WAPA/Cinelatino Investors will control approximately 96% of the voting power of all of Hemisphere's outstanding capital stock assuming no redemptions by the Azteca stockholders and no repurchases of the Azteca common stock prior to the consummation of the Transaction. Assuming the maximum amount of redemptions by the Azteca stockholders, such that $80 million remained in the Trust Account, and no repurchases of the Azteca common stock prior to the consummation of the Transaction, the WAPA/Cinelatino Investors will control approximately 97% of the voting power of all of Hemishpere's outstanding capital stock. For more information about the potential effects of this structure, please see section entitled "Risk Factors" on page 42.

Q:
What happens to the funds deposited in the Trust Account after completion of the Transaction?

A:
Upon consummation of the Transaction, the funds deposited in the Trust Account will be released to pay (i) Azteca public stockholders who properly exercise their redemption rights, (ii) approximately $7.3 million to the Azteca warrantholders pursuant to the Warrant Amendment, (iii) the deferred underwriting fees payable to Azteca's underwriter in connection with its initial public offering and consulting fees due to certain of Azteca's consultants and advisors, (iv) approximately $4.0 million of transaction fees and expenses associated with the Transaction, (v) the cash consideration in the aggregate amount of $5.0 million payable to the WAPA/Cinelatino Investors pursuant to the Merger Agreement and (vi) an aggregate of $3.8 million to MVS in consideration for the termination of a multi-year exclusive distribution agreement. Any amounts remaining will be used for the working capital and general corporate purposes of Hemisphere following the consummation of the Transaction.

Q:
If the Transaction is completed, when can I expect to receive the Hemisphere Class A common stock for my shares of Azteca common stock?

A:
Azteca Certificated Shares: As soon as reasonably practicable after the consummation of the Transaction, Hemisphere will cause an exchange agent to mail to each holder of certificated shares of Azteca common stock a form of letter of transmittal and instructions for use in effecting the exchange of Azteca common stock for Hemisphere Class A common stock. After receiving the proper documentation from a holder of Azteca common stock, the exchange agent will deliver to such holder the Hemisphere Class A common stock to which such holder is entitled under the Merger Agreement.

  Azteca Book Entry Shares: Each holder of record of one or more book entry shares of Azteca common stock whose shares will be converted into the right to receive Hemisphere Class A common stock will automatically, upon the effective time of the Transaction, be entitled to receive, and Hemisphere will cause the exchange agent to deliver to such holder as promptly as practicable after the consummation of the Transaction, the Hemisphere Class A common stock to which such holder is entitled under the Merger Agreement. Holders of book entry shares will not be required to deliver a certificate or an executed letter of transmittal to the exchange agent in order to receive the Transaction consideration.

Q:
What are my U.S. Federal income tax consequences as a result of the Transaction?

A:
It is anticipated that the Transaction will qualify as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. If the Transaction qualifies as an exchange described in Section 351, then U.S. holders (as defined in the section entitled "Material U.S. Federal Income Tax Consequences") of Azteca common stock generally will not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of Azteca common stock for Hemisphere Class A common stock. Notwithstanding the foregoing, there is a risk that a U.S. holder of Azteca common stock will be taxed on a portion of the Hemisphere Class A common stock received in the Azteca Merger at ordinary income rates to the extent the stockholder is deemed to receive Hemisphere Class A common stock other than as consideration for the stockholder's Azteca common stock surrendered in the Azteca Merger.

  A U.S. holder of Public Warrants should recognize capital gain or loss with respect to the Warrant Amendment, and the amount of such capital gain or loss should be equal to the difference between the amount of cash received and one-half of the U.S. holder's adjusted tax basis in the Public Warrants.

  A U.S. holder of Public Warrants may also have tax consequences resulting from the deemed exchange of Amended Azteca Warrants for an equal number of warrants to purchase Hemisphere Class A common stock.

  You are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of the Transaction to you. See "Material U.S. Federal Income Tax Consequences" on page 167.

Q:
What interests do Azteca's current officers and directors have in the Transaction?

A:
Azteca's directors and executive officers may have direct and indirect interests in the Transaction that are different from, or in conflict with, yours. These interests include the continued service of certain directors of Azteca as directors of Hemisphere, and the indemnification of former Azteca directors and officers by Hemisphere and the surviving corporations.

  In addition, certain of Azteca's executive officers and directors have financial interests in the Transaction that are different from, or in conflict with, the interests of Azteca's stockholders, other than the Azteca Initial Stockholders. With respect to Azteca's executive officers and directors, these interests include, among other things:

  •
  The Azteca founders purchased 2,500,000 shares of Azteca common stock prior to its initial public offering for an aggregate purchase price of approximately $25,000. Azteca's amended and restated certificate of incorporation provides that if a definitive agreement to consummate a business combination has been executed but no business combination is consummated by April 6, 2013, Azteca is required to begin the dissolution process provided for in Azteca's amended and restated certificate of incorporation. In the event of a dissolution, the 2,500,000 shares of Azteca common stock that Azteca's founders purchased prior to Azteca's initial public offering would become worthless, as the Azteca founders have waived any right to receive liquidation distributions with respect to these shares. Such shares had an aggregate market value of approximately $25.5 million, based upon the closing price of $10.20 of the Azteca common stock on the OTCBB on March 8, 2013, the trading day immediately prior to the record date.

  •
  All of the 4,666,667 Sponsor Warrants purchased by Azteca's Sponsor (which were subsequently transferred to Brener International Group, LLC (a holding company for some of the Brener family interests in the United States), Juan Pablo Albán and Clive Fleissig, executive officers of Azteca) would expire and become worthless. Such warrants had an aggregate value of approximately $5.4 million, based on the closing price of the Azteca warrants of $1.15 on the OTCBB on March 8, 2013, the trading day immediately prior to the record date.

  •
  Azteca will purchase from the Current Sponsor Warrantholders, 2,333,334 Amended Azteca Warrants (i.e. warrants to purchase 1,166,667 shares of Azteca common stock) for a purchase price per warrant equal to $0.50 immediately prior to the consummation of the Transaction.

  •
  The Azteca Initial Stockholders (who are executive officers and directors of Azteca) will contribute a total of 250,000 shares of Azteca common stock to Azteca for no consideration immediately prior to the closing of the Transaction, and such shares will be cancelled.

  •
  In addition to the 735,294 shares subject to forfeiture pursuant to the Securities Purchase Agreement, the Azteca Initial Stockholders have agreed to subject an additional 250,000 shares of Hemisphere Class A common stock to certain forfeiture provisions if the market price of shares of Hemisphere Class A common stock does not reach certain levels.

  •
  Azteca expects that Messrs. Gabriel Brener and John Engelman will be members of Hemisphere's board of directors following the consummation of the Transaction.

  Mr. Gabriel Brener, who controls Azteca's Sponsor and is a member of Azteca's board of directors (the "Azteca Board"), has agreed that, if Azteca dissolves prior to the consummation of a business combination, he will personally indemnify Azteca for any and all loss, liability, claim, damage and expense which it may become subject to as a result of a claim by any vendor, prospective target business or other entity that has not signed a waiver of claims against Azteca's Trust Account and is owed money by Azteca for services rendered or products sold to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds held in Azteca's Trust Account. In addition, on February 1, 2013, Azteca's Sponsor loaned Azteca $250,000 to fund working capital pursuant to a non-interest bearing unsecured promissory note that is payable by Azteca or Hemisphere at or prior to the consummation of the Transaction.

  The members of the Azteca Board were aware of and considered the interests summarized above, among other matters, in evaluating and negotiating the Merger Agreement and the transactions contemplated thereby and in recommending to Azteca stockholders, that the Merger Agreement be approved and adopted. These interests are described in more detail in the sections of this document entitled "The Transaction—Interests of Azteca Officers and Directors in the Transaction" beginning on page 164. You should be aware of these interests when you consider the Azteca Board's recommendation that you vote in favor of the approval and adoption of the Merger Agreement and the consummation of the transactions contemplated thereby.

Information about the Special Meeting of Stockholders

Q:
How do the Azteca Initial Stockholders intend to vote their shares?

A:
Pursuant to the provisions of the insider letter entered into between Azteca and the Azteca Initial Stockholders prior to the consummation of the initial public offering, each of the Azteca Initial Stockholders has agreed to vote all the shares they own, which constitute approximately 20% of Azteca's outstanding shares of common stock, for the Transaction proposal. To the extent any Azteca insider or officer or director of Azteca has acquired shares of Azteca common stock in, or subsequent to, Azteca's initial public offering, such holder has agreed to vote these acquired shares in favor of the proposal to approve and adopt the Merger Agreement. In addition, pursuant to a support agreement entered into in connection with the Merger Agreement, each of the Azteca Initial Stockholders, other than Mr. Engelman and Mr. Ayub, has agreed, among other things, to vote all of their shares of Azteca common stock in favor of the Transaction proposal and the stockholder adjournment proposal.

Q:
What happens if I sell my shares of Azteca common stock before the special meeting of stockholders?

A:
The record date for the special meeting, which we refer to as the record date, is earlier than the date of the special meeting and the date that the Transaction is expected to be completed. If you transfer your shares after the record date, but before the special meeting, unless the transferee requests a proxy, you will retain your right to vote at the special meeting of stockholders, but will have transferred the right to receive the Transaction consideration. In order to receive the Transaction consideration, you must hold your shares through completion of the Transaction. In addition, you will only be able to exercise redemption rights for the shares of Azteca common stock for which you are the stockholder of record as of the record date.

Q:
What happens if I sell my shares of Azteca common stock after the special meeting, but before the effective time?

A:
If you transfer your shares of Azteca common stock after the special meeting, but before the effective time, you will have transferred the right to receive the Transaction consideration. In order to receive the Transaction consideration, you must hold your shares of Azteca common stock through completion of the Transaction.

Q:
Do Azteca stockholders have redemption rights?

A:
Yes. Azteca is providing its stockholders (but not the Azteca Initial Stockholders) with the opportunity to redeem their Public Shares for cash equal to the greater of $10.05 per share or the quotient obtained by dividing (i) the aggregate amount then on deposit in the Trust Account, as of two business days prior to the consummation of the Transaction, less franchise and income taxes payable and less any interest that Azteca was permitted to withdraw in accordance with the Trust Agreement, by (ii) the total number of then outstanding Public Shares (the "Pro Rata Share of the Trust Account"). Only stockholders of record as of the record date may exercise redemption rights for their shares of Azteca common stock. Consequently, shares of Azteca common stock transferred after the record date cannot be redeemed. There will be no redemption rights upon the consummation of the Transaction with respect to Azteca warrants. The Azteca Initial Stockholders have agreed to waive their redemption rights with respect to the shares of Azteca common stock initially purchased by Azteca's Sponsor prior to Azteca's initial public offering (the "Founder Shares") and any Public Shares they may hold in connection with the consummation of the Transaction, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

  Each public stockholder of Azteca common stock may elect to redeem such holder's Public Shares irrespective of whether such holder votes for or against the approval of the Transaction proposal. Azteca has no specified maximum redemption threshold. However, Azteca will not close the Transaction unless it has at least $80.0 million of cash, after giving effect to any redemptions by Azteca's stockholders, but before giving effect to cash payable pursuant to the Warrant Amendment, payment of an aggregate amount not to exceed $3.75 million representing deferred underwriting fees payable to Azteca's underwriter in connection with its initial public offering and consulting fees due to certain of Azteca's consultants and advisors, transaction expenses and any cash contribution from WAPA or Cinelatino, held either in or outside the Trust Account. Azteca's public stockholders will be able to redeem their shares up to two business days prior to the vote on the Transaction proposal.

  Azteca stockholders, together with any of their affiliates or any other person with whom they are acting in concert or as a "group" (as defined under Section 13 of the Exchange Act) will be restricted from redeeming their shares with respect to more than an aggregate of 15% of the shares sold in Azteca's initial public offering. Azteca may enter into privately negotiated transactions to purchase Public Shares from stockholders prior to consummation of the Transaction with proceeds to be released from the Trust Account immediately following consummation of the Transaction.

Q:
How much will I receive if I exercise my redemption rights?

A:
Pursuant to Azteca's amended and restated certificate of incorporation, the redemption price shall be cash equal to the greater of $10.05 per share or the quotient obtained by dividing (i) the aggregate amount then on deposit in the Trust Account, as of two business days prior to the consummation of the Transaction, less franchise and income taxes payable and less any interest that Azteca was permitted to withdraw in accordance with the Trust Agreement, by (ii) the total number of then outstanding Public Shares. We anticipate that the redemption price will be $10.05.

  Public Shares will only be redeemed if the Transaction is consummated. If the Transaction is not consummated prior to April 6, 2013, Azteca will liquidate the funds in the Trust Account and distribute those funds to holders of Public Shares and Azteca will be dissolved. The per share amount received by holders of Public Shares on Azteca's dissolution would be $10.05. The initial public offering price of Azteca's units was $10.00 per unit.

Q:
Will how I vote affect my ability to exercise redemption rights?

A.
No. Unlike most SPAC merger procedures, you may exercise your redemption rights whether you vote your shares of Azteca common stock for or against approval of the Merger Agreement. Accordingly, the Transaction can be approved by stockholders who will redeem shares and no longer remain stockholders leaving stockholders who chose not to redeem, holding shares in a company with a less liquid trading market, substantially fewer stockholders, less cash, and the potential inability to meet the listing standards of NASDAQ.

Q:
How do I exercise my redemption rights?

A:
If you wish to exercise your redemption rights, you must:

•
send a letter to Azteca's transfer agent, Continental Stock Transfer & Trust Company, at 17 Battery Place, 8th Floor, New York, New York 10004, Attn: Mark Zimkind, stating that you are exercising your redemption rights and demanding your shares of Azteca common stock be converted into cash; and

•
either:

•
physically tender, or if you hold your shares of Azteca common stock in "street name," instruct your broker to physically tender your stock certificates representing shares of Azteca common stock to Continental Stock Transfer & Trust Company by the later of April 2, 2013, two business days prior to the date of the vote on the Transaction proposal; or

•
deliver your shares electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System, to Continental Stock Transfer & Trust Company by the later of April 2, 2013, two business days prior to the date of the vote on the Transaction proposal.

  You may elect to redeem your Public Shares irrespective of whether you vote for or against the approval of the Transaction proposal.

Q.
Will Azteca and its initial stockholders, directors, officers, advisors and their affiliates have the ability to purchase Public Shares in the open market prior to the shareholder vote?

A.
Yes. Azteca has the ability to utilize funds in the Trust Account to purchase up to 15% of the total number of shares of Azteca common stock issued in Azteca's initial public offering (the "Offering Shares"), or 1,500,000 shares, in the open market at any time commencing after the filing of a preliminary proxy statement and ending on the record date for the Azteca stockholder meeting to approve the Merger Agreement ("Open Market Purchases"). Such Open Market Purchases may be made only at per share prices (inclusive of commissions) that do not exceed an amount equal to (A) the aggregate amount then on deposit in the Trust Account divided by (B) the total number of Offering Shares then outstanding. Any Offering Shares so purchased shall be immediately cancelled. Notwithstanding such authority, Azteca does not currently intend to effect any such purchases. If such position changes it will file a Form 8-K with the SEC.

  In addition, Azteca may enter into privately negotiated transactions to purchase Public Shares, without limitation, from stockholders prior to consummation of the Transaction with proceeds to be released from the Trust Account immediately following consummation of the Transaction. Notwithstanding such ability, Azteca does not currently intend to effect any such transactions. If such position changes it will file a Form 8-K with the SEC.

  Azteca's initial stockholders, directors, officers, advisors and their affiliates may purchase Azteca common stock in the public market or in privately negotiated transactions, utilizing their own funds, at any time prior to the consummation of the Transaction without limitation. Any such purchases will be reported on Form 4's within the required time period for the filing of such forms.

Q.
What impact will open market purchases by Azteca and its initial stockholders, directors, officers, advisors and their affiliates have on the stockholder vote, the likelihood of effectuating the Transaction and Azteca's capitalization after the Transaction?

A.
If Azteca effects open market purchases prior to the consummation of the Transaction (although Azteca does not currently intend to do so), those shares would be cancelled, and therefore the likelihood that a stockholder vote to approve the Transaction would be obtained would increase as the percentage of voting shares held by Azteca's Sponsor, directors, officers who have agreed to vote in favor of the Transaction would represent a higher percentage of total outstanding shares. However, the impact of these open market purchases on the funds in the Trust Account would be similar to that of a redemption and therefore make it less likely that Azteca will fulfill the closing condition that it have at least $80 million of cash at the closing of the Transaction. Furthermore, if the Transaction occurs, these repurchases would have the effect of reducing the funds available to Hemisphere after the Transaction.

  If Azteca effects privately negotiated purchases with proceeds to be released from the Trust Account immediately following consummation of the Transaction, it would increase the likelihood that stockholder approval would be obtained as these persons would vote for the Transaction. However, the impact of these privately negotiated purchases would make it less likely that Azteca will fulfill the closing condition that it have at least $80 million of cash at the closing of the Transaction. Furthermore, if the Transaction occurs, these repurchases would have the effect of reducing the funds available to Hemisphere after the Transaction.

  If Azteca's Sponsor, directors, officers, advisors and their affiliates effect open market purchases prior to the consummation of the Transaction the effect would be to increase the likelihood of obtaining stockholder approval of the Transaction as each of these persons have agreed to vote any shares held by them in favor of the Transaction. As each of these persons has waived their right to redeem any Azteca common stock that they hold, these repurchases would also have the effect of making it more likely that Azteca will have at least $80 million of cash at the closing of the Transaction.

Q:
What are the federal income tax consequences of exercising my redemption rights?

A:
Azteca stockholders who exercise their redemption rights to receive cash from the Trust Account in exchange for their shares of Azteca common stock generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of Azteca common stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A stockholder's tax basis in such holder's shares of Azteca common stock generally will equal the cost of such shares. A stockholder who purchased Azteca units would have been required to allocate the cost between the shares of Azteca common stock and the warrants comprising the units based on their relative fair market values at the time of the purchase. You are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of exercising your redemption rights. See "Material U.S. Federal Income Tax Consequences."

Q:
Should I send in my share certificates now for the exchange?

A:
No. Azteca stockholders should keep any share certificates they hold at this time. After the consummation of the Transaction, Azteca stockholders holding Azteca share certificates will receive from Hemisphere's exchange agent a letter of transmittal and instructions on how to obtain shares of Hemisphere Class A common stock issued in the Transaction.

  Upon the effective time of the Transaction, each holder of record of one or more book entry shares will be entitled to receive, and Hemisphere will cause the exchange agent to deliver to such holder as promptly as practicable after the effective time of the Transaction, the Hemisphere Class A common stock to which such holder is entitled under the Merger Agreement. Holders of book entry shares will not be required to deliver a certificate or an executed letter of transmittal to the exchange agent in order to receive their shares of Hemisphere Class A common stock issued in the Transaction.

Q:
Are Azteca stockholders entitled to appraisal or dissenters' rights?

A:
Yes. Under the DGCL, Azteca common stockholders have the right not to consent to the Transaction and to instead exercise appraisal rights in connection with the Transaction so as to receive cash in lieu of the consideration otherwise proposed pursuant to the Merger Agreement. Holders of Azteca common stock who elect to exercise such appraisal rights and who perfect those rights under the DGCL will be entitled to the appraised fair market value of their shares of Azteca common stock paid to them in cash. The appraised fair value of any holder's Azteca common stock may be more or less than the amount that would be paid to such holder pursuant to the Merger Agreement. To exercise appraisal rights, a stockholder must follow carefully the requirements of the DGCL, including not consenting to, or voting in favor of, the adoption and approval of the Merger Agreement and giving the required written notice to Azteca. These procedures are summarized under the section entitled "The Agreements—Description of the Merger Agreement—Appraisal Rights Under Delaware Law" beginning on page 173. A copy of the relevant provisions of the DGCL addressing appraisal rights is attached as Annex C to this proxy statement/prospectus. Azteca common stockholders intending to exercise appraisal rights should read the statutory provisions carefully and consult with their own legal advisors, as any deviation from the statutory requirements may result in a forfeiture of appraisal rights otherwise available to such stockholder.

  Since any payments made to stockholders who validly elect to exercise appraisal rights will not be required to be made by Hemisphere until after the consummation of the Transaction, such elections will not have any impact on the closing condition that Azteca have at least $80 million of cash in the Trust Account (after giving effect to any redemptions by Azteca's stockholders, but before giving effect to cash payable pursuant to the Warrant Amendment, payment of the deferred underwriting fees payable to Azteca's underwriter in connection with its initial public offering and consulting fees due to certain of Azteca's consultants and advisors, transaction expenses and any cash contribution from WAPA or Cinelatino). By contrast, based on the Trust Account balance as of January 31, 2013, if holders of Public Shares elected to exercise their redemption rights with respect to more than 2,041,153 shares (representing approximately 20% of the Public Shares outstanding), such redemptions would impact the closing condition that Azteca have at least $80.0 million of cash in the Trust Account.

  In order to avoid the time and potential cost of the share appraisal process which follows the exercise of dissenters' rights, Azteca stockholders may opt instead to exercise their redemption rights, as described in the above questions and answers and in the section entitled "The Transaction—Redemption Rights of Azteca Stockholders" beginning on page 163.

Information about the Special Meeting of Warrantholders

Q.
If the Warrant Amendment Proposal is approved, but I don't vote "FOR" it, will the proposed amendments be binding on me and will my warrants be subject to the Warrant Amendment?

A.
Yes. If the Warrant Amendment Proposal is approved, assuming the Transaction is consummated, the proposed amendments to the Warrant Agreement will be binding on all warrantholders, and all of your warrants will be automatically amended, whether or not you voted "FOR" the Warrant Amendment Proposal.

Q.
What happens to my Azteca warrants I hold if I vote my Azteca shares against approval of the Transaction proposal and/or validly exercise my redemption rights?

A.
Your Azteca warrants will not be affected by either an exercise of your redemption rights with respect to shares of Azteca common stock that you currently hold or by your vote, either for or against the Transaction. If the Transaction is consummated, all of your warrants will be amended in exchange for a cash payment of $0.50 per share and your Amended Azteca warrants will be converted into an equal number of warrants issued by Hemisphere and will be exercisable for shares of Hemisphere Class A common stock (i.e. warrants to purchase 7,333,334 shares of Hemisphere Class A common stock) on the same terms and subject to the same conditions as the Amended Azteca Warrants that you held immediately prior to the Transaction. If the Transaction is not consummated, the Warrant Amendment will not be effective.

Q:
If I am an Azteca warrantholder, can I exercise redemption rights with respect to my warrants?

A:
No. There are no redemption rights with respect to Azteca's warrants.

Q:
If I am an Azteca warrantholder, will my warrants become exercisable for shares of Hemisphere Class A common stock if the Transaction is consummated?

A:
Yes. Pursuant to the Merger Agreement and the terms of the Azteca warrants, each Amended Azteca Warrant outstanding immediately prior to the consummation of the Transaction (other than 2,333,334 Sponsor Warrants that will be retired for cash immediately prior to the consummation of the Transaction) will automatically be converted into an equal number of warrants issued by Hemisphere on the same terms and conditions as were in effect with respect to such warrants immediately prior to the consummation of the Transaction, as amended by the Warrant Amendment. It is a condition to the closing of the Transaction that the terms of the warrants are amended as described herein. In the event that Azteca does not consummate the Transaction by April 6, 2013, Azteca will be required to liquidate and any Azteca warrants you own will expire without value.

General

Q:
How will the solicitation of proxies be handled?

A:
Azteca is soliciting proxies for the special meetings from Azteca stockholders and Public Warrantholders. Azteca will bear the cost of soliciting proxies from Azteca stockholders and warrantholders, except that Azteca, WAPA and Cinelatino have agreed to bear 50%, 31% and 19%, respectively, of the costs incurred in connection with the printing and mailing of this proxy statement/prospectus. In addition to this mailing, Azteca's directors, officers and employees (who will not receive any additional compensation for such services) may solicit proxies by telephone or in-person meeting.

  Azteca has also engaged the services of Morrow & Co., LLC to assist in the solicitation and distribution of the proxies, for an initial fee of $12,500 plus out-of-pocket expenses. Azteca will pay Morrow & Co., LLC an additional fee of $27,500 upon successful completion of the Transaction.

  Azteca will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of Azteca common stock.

Q:
What do I need to do now?

A:
Read and consider the information contained in this proxy statement/prospectus carefully, and then please vote your shares and warrants, as applicable, as soon as possible so that your shares and warrants, as applicable, may be represented at the applicable special meeting.

Q:
How do I vote?

A:
You can vote by proxy before the applicable special meeting or you can vote in person by completing a ballot at the applicable special meeting. Even if you plan to attend the applicable special meeting, we encourage you to vote your shares by proxy as soon as possible. After carefully reading and considering the information contained in this proxy statement/prospectus, please submit your proxy by telephone or over the Internet in accordance with the instructions set forth on the enclosed proxy card (if you are a beneficial holder), or mark, sign and date the proxy card, and return it in the enclosed postage-paid envelope as soon as possible so that your shares may be voted at the applicable special meeting. For detailed information, see "The Special Meeting of Warrantholders and Special Meeting of Azteca Stockholders—How to Vote Your Stock and/or Warrants" beginning on page 145. YOUR VOTE IS VERY IMPORTANT.

Q:
My shares and/or warrants are held in "street name" by my broker. Will my broker automatically vote my shares and/or warrants for me?

A:
No. If your shares and/or warrants are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial holder" of the shares and/or warrants held for you in what is known as "street name." If this is the case, this proxy statement/prospectus has been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares and/or warrants. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares and/or warrants will not be voted on that proposal. This is called a "broker non-vote."

  Broker non-votes will be counted for purposes of determining the presence of a quorum at the special meeting of stockholders and special meeting of warrantholders. As noted in the previous paragraph, however, brokers, banks and other nominees that are members of the NYSE do not have discretionary authority to vote on the proposals in this proxy statement/prospectus. To the extent that there are any broker non-votes, a broker non-vote will have the same effect as a vote "AGAINST" the proposal to approve and adopt the Merger Agreement and the proposal to approve the Warrant Amendment, but will have no effect on the other proposals.

Q:
Can I change my vote after I have submitted a proxy by telephone or over the Internet or submitted my completed proxy card?

A:
Yes. If you are a stockholder or warrantholder of record, you can change your vote by revoking your proxy at any time before it is voted at the applicable special meeting. You can do this in one of four ways: (1) submit a proxy again by telephone or over the Internet prior to midnight on the night before the applicable special meeting; (2) sign another proxy card with a later date and return it by mail prior to midnight on the night before the applicable special meeting; (3) attend the applicable special meeting and complete a ballot; or (4) send a written notice of revocation to the secretary of Azteca so that it is received prior to midnight on the night before the applicable special meeting at the following address:

    Azteca Acquisition Corporation
    421 N. Beverly Drive, Suite 300
    Beverly Hills, California 90210
    (310) 553-7009
    Attention: Juan Pablo Albán

  If you have instructed a broker to vote your shares and/or warrants, you must follow directions received from your broker to change your vote.

Q:
What should stockholders and warrantholders do if they receive more than one set of voting materials for the applicable special meeting?

A:
You may receive more than one set of voting materials for the special meeting of stockholders or warrantholders, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. Please complete, sign, date and return each proxy card and voting instruction card that you receive. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Additionally, if you are a holder of record and your shares or warrants are registered in more than one name, you will receive more than one proxy card.

Q:
Who can help answer my questions?

A:
If you have questions about the transactions described herein, the special meeting of stockholders or the special meeting of warrantholders, or if you need to obtain copies of the accompanying proxy statement/prospectus, proxy cards or election forms, you may contact the appropriate contacts listed below. You will not be charged for any of the documents you request. If your shares or warrants are held in a stock brokerage account or by a bank or other nominee, you should contact your broker, bank or other nominee for additional information.

    Morrow & Co., LLC
    470 West Avenue, 3rd Floor
    Stamford, CT 06902
    Telephone: (800) 662-5200
    Banks and Brokerage Firms: (203) 658-9400

  You may also contact:

    Azteca Acquisition Corporation
    421 N. Beverly Drive, Suite 300
    Beverly Hills, California 90210
    (310) 553-7009
    Attention: Juan Pablo Albán

        If you would like to request documents, please do so by March 29, 2013, in order to receive them before the special meetings.

SUMMARY

        The following summary highlights only selected information contained elsewhere in this proxy statement/prospectus and may not contain all the information that may be important to you. Accordingly, you are encouraged to read this proxy statement/prospectus carefully and in its entirety, including its annexes. See the section entitled "Where You Can Find More Information" on page 224.

Parties to the Transaction

Azteca Acquisition Corporation

        Azteca Acquisition Corporation, which we refer to as Azteca, is a blank check company initially formed in the British Virgin Islands on April 15, 2011 and reincorporated in the State of Delaware on June 8, 2011 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Azteca consummated its initial public offering on July 6, 2011, generating net proceeds of approximately $101,218,000, which includes proceeds from the sale of the Sponsor Warrants. Certain amounts of the underwriting compensation has been deferred until the consummation of Azteca's initial business combination. Azteca's common stock, warrants and units are currently quoted on the Over-the-Counter Bulletin Board quotation system, or the OTCBB, under the symbols "AZTA," "AZTAW" and "AZTAU," respectively. Azteca's principal executive offices are located at 421 N. Beverly Drive, Suite 300, Beverly Hills, California 90210, and its telephone number is (310) 553-7009.

InterMedia Español Holdings, LLC

        InterMedia Español Holdings, LLC, which we refer to as WAPA, consists of the leading broadcast television network and television content producer in Puerto Rico, and a unique Spanish-language cable television network serving Hispanics in the United States. WAPA also operates a sports television network and a news and entertainment website in Puerto Rico. WAPA consists of the following:

  •
  Televicentro of Puerto Rico, LLC ("WAPA PR"):    #1-rated broadcast television network in Puerto Rico for the last four years, with an 18.5 household rating and a 32% audience share in primetime in 2012. WAPA PR is Puerto Rico's news leader and the largest local producer of entertainment programming, producing over 65 hours each week. Through WAPA PR's multicast signal and on all cable and satellite systems, WAPA PR operates WAPA 2 Deportes, the leading sports television network in Puerto Rico. WAPA PR also operates WAPA.TV, the leading broadband news and entertainment website in Puerto Rico with 2.5 million monthly visits, over 13 million monthly page views and over 840,000 monthly unique visitors.

  •
  WAPA America, Inc.  ("WAPA America"):    sister network of WAPA PR serving primarily Puerto Ricans and other Caribbean Hispanics in the U.S. WAPA America is one of the most broadly distributed Spanish-language cable television networks in the U.S. with over 5 million subscribers. WAPA America is programmed primarily with the news and entertainment programming produced by WAPA PR.

        In 2007, InterMedia Partners VII, L.P. (the "WAPA Member") acquired a 100% economic interest in WAPA from LIN Television Corporation. WAPA owns 100% of the holding company that owns 100% of each of WAPA PR and WAPA America.

Cine Latino, Inc.

        Cinelatino is the leading Spanish-language cable movie network with approximately 12 million subscribers across the U.S., Latin America and Canada. Cinelatino is programmed with a lineup featuring the best contemporary films and original television series from Mexico, Latin America, the U.S. and Spain. Cinelatino is the only Spanish-language movie network focused on premium, contemporary films. Driven by the strength of its programming, Cinelatino is the #2-Nielsen rated Spanish-language cable television network in the U.S.

        Cinelatino is distributed by all major U.S. cable, satellite and telecommunications operators on Hispanic program packages, and by many Latin American distributors, generally on basic video packages. Hispanic packages distributed in the U.S. generally consist of 20 or more Spanish-language channels, such as WAPA America, CNN en Español, Discovery en Español, History en Español, ESPN Deportes and Fox Deportes.

        Cinelatino is currently commercial-free and generates 100% of its revenue through subscriber fees pursuant to multi-year distribution agreements. The distribution agreements provide for annual rate increases and ensure steady and predictable cash flows.

        In 2007 InterMedia Cine Latino, LLC ("InterMedia Cine") acquired a 50% economic interest in Cinelatino from MVS Cine Latino, S.A. de C.V., a wholly-owned subsidiary of MVS. Shortly thereafter, Cinelatino hired James M. McNamara, the former CEO of Telemundo, as Chairman. Concurrently, Mr. McNamara acquired a 5.0% interest. Immediately prior to the transactions contemplated hereby, each of Cinema Aeropuerto, a wholly-owned subsidiary of MVS, and InterMedia Cine had a 47.5% ownership interest in Cinelatino.

Hemisphere Media Group, Inc.

        Hemisphere Media Group, Inc., which we refer to as Hemisphere, is a Delaware corporation and a direct wholly-owned subsidiary of Cinelatino. Hemisphere was organized on January 16, 2013, solely for the purpose of effecting the Transaction. Pursuant to the Merger Agreement, WAPA Merger Sub will be merged with and into WAPA, Cine Merger Sub will be merged with and into Cinelatino, and Azteca Merger Sub will be merged with and into Azteca. As a result of these transactions, WAPA, Cinelatino and Azteca will each become indirect wholly-owned subsidiaries of Hemisphere. As a result of the Transaction, Hemisphere will become a publicly traded corporation, and the Azteca stockholders, the Cinelatino stockholders and the WAPA Member will own stock in Hemisphere. Hemisphere has not carried on any activities other than in connection with the Transaction. Hemisphere's principal executive offices are located at c/o Cine Latino, Inc. 2000 Ponce de Leon Boulevard, Suite 500, Coral Gables, FL 33134.

Hemisphere Media Holdings, LLC

        Hemisphere Media Holdings, LLC, which we refer to as Holdco, is a Delaware limited liability company and a direct wholly-owned subsidiary of Hemisphere. Holdco was organized on January 16, 2013, solely for the purpose of effecting the Transaction. Pursuant to the Merger Agreement, WAPA Merger Sub will be merged with and into WAPA, Cine Merger Sub will be merged with and into Cinelatino, and Azteca Merger Sub will be merged with and into Azteca. As a result of these transactions, WAPA, Cinelatino and Azteca will each become direct wholly-owned subsidiaries of Holdco. Holdco's principal executive offices will be, upon consummation of the Transaction, located at 405 Lexington Avenue, 48th Floor, New York, NY 10174.

Hemisphere Merger Sub I, LLC

        Hemisphere Merger Sub I, LLC., which we refer to as WAPA Merger Sub, is a Delaware limited liability company and a direct wholly-owned subsidiary of Holdco. WAPA Merger Sub was organized on January 16, 2013, solely for the purpose of effecting the Transaction. Pursuant to the Merger Agreement, WAPA Merger Sub will be merged with and into WAPA and, as a result, WAPA will become an indirect wholly-owned subsidiary of Hemisphere. WAPA Merger Sub will not carry on any activities other than in connection with the Transaction. WAPA Merger Sub's principal executive offices will be, upon consummation of the Transaction, located at 405 Lexington Avenue, 48th Floor New York, NY 10174.

Hemisphere Merger Sub II, Inc.

        Hemisphere Merger Sub II, Inc., which we refer to as Azteca Merger Sub, is a Delaware corporation and a direct wholly-owned subsidiary of Holdco. Azteca Merger Sub was organized on January 16, 2013, solely for the purpose of effecting the Transaction. Azteca Merger Sub will be merged with and into Azteca and, as a result, Azteca will become an indirect wholly-owned subsidiary of Hemisphere. Azteca Merger Sub will not carry on any activities other than in connection with the Transaction. Azteca Merger Sub's principal executive offices will be, upon consummation of the Transaction, located at 405 Lexington Avenue, 48th Floor New York, NY 10174.

Hemisphere Merger Sub III, Inc.

        Hemisphere Merger Sub III, Inc., which we refer to Cine Merger Sub, is a Delaware corporation and a direct wholly-owned subsidiary of Holdco. Cine Merger Sub was organized on January 16, 2013, solely for the purpose of effecting the Transaction. Cine Merger Sub will be merged with and into Cinelatino and, as a result, Cinelatino will become an indirect wholly-owned subsidiary of Hemisphere. Cine Merger Sub will not carry on any activities other than in connection with the Transaction. Cine Merger Sub's principal executive offices will be, upon consummation of the Transaction, located at 405 Lexington Avenue, 48th Floor New York, NY 10174.

The Proposed Transaction

        Azteca, Hemisphere, WAPA, Cinelatino and the Merger Subs entered into the Merger Agreement providing for the combination of Azteca, WAPA and Cinelatino as indirect subsidiaries of a new parent holding company, Hemisphere. As a result of the Transaction, former holders of Cinelatino common stock and the former holder of membership interests in WAPA will own Hemisphere Class B common stock and warrants to purchase Hemisphere Class A common stock, the Azteca stockholders will own Hemisphere Class A common stock and the Azteca warrantholders will own warrants to purchase Hemisphere Class A common stock. In connection with the Transaction, Hemisphere has applied to list its Class A common stock on NASDAQ under the symbol "HMTV." Hemisphere expects its warrants will trade on the OTCBB under the symbol "HMTVW" following the consummation of the Transaction. Pursuant to the Merger Agreement, WAPA Merger Sub will be merged with and into WAPA, Cine Merger Sub will be merged with and into Cinelatino and Azteca Merger Sub will be merged with and into Azteca. As a result, Azteca, WAPA and Cinelatino will each become indirect wholly-owned subsidiaries of Hemisphere.

        The Transaction will be accounted for by applying the acquisition method, which requires the determination of the accounting acquirer, the acquisition date, the fair value of the purchase consideration to be transferred, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. ASC Topic 805-10, "Business Combinations—Overall" ("ASC 805-10") provides that in identifying the acquiring entity in a business combination effected primarily through an exchange of equity interests, the acquirer is usually the entity that issues equity interests but all pertinent facts and circumstances must be considered in determining the acquirer. Other pertinent facts and circumstances to consider include the relative voting rights of the shareholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity interests in the Transaction, including payment of any premium. Although Hemisphere issued the equity interests in the Transaction, since it is a new entity formed solely to issue these equity interests to effect the Transaction it would not be considered the acquirer and one of the combining entities that existed before the transaction must be identified as the acquirer. Based on the following, WAPA is the accounting acquirer:

  (i)
  WAPA shareholders will obtain approximately 45.2% of the post-Transaction common shares of stock and 59.7% of the voting rights in the combined entities;

  (ii)
  WAPA, through its parent company, InterMedia, will have the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, as they will represent five of the nine directors on the combined entity board of directors, including the Chief Executive Officer; and

  (iii)
  WAPA's revenues represent approximately 75.1% of the total revenues of the combined entities.

        As WAPA is the accounting acquirer (and legal acquiree), the Transaction is considered to be a reverse acquisition. Since WAPA issued no consideration in the Transaction, unless the fair value of accounting acquirees' equity interests are more reliably measurable, the fair value of the consideration transferred by WAPA would be based on the number of shares WAPA would have had to issue to give owners of the other entities in the transaction the same percentage ownership in the combined entities that results from the Transaction. In this situation, since Azteca's shares are publicly traded and they are one of the combining entities in this Transaction, the fair value of those shares are considered to be more reliably measurable than the fair value of WAPA's shares and therefore were used to determine the fair value of the consideration transferred for the acquisition of Cinelatino, which is the other operating entity involved in this Transaction. The difference between the fair value of the consideration transferred and the fair value of Cinelatino's identifiable assets and liabilities at the acquisition date will be recorded as goodwill.

        WAPA and Cinelatino are affiliated companies by virtue of InterMedia Partners VII, L.P.'s ownership interests in each company. InterMedia Partners VII, L.P. directly holds 100% of the economic interests in WAPA and indirectly holds 47.5% of the common stock of Cinelatino through its controlling interest in InterMedia Cine Latino, LLC.

        The organization of Azteca, WAPA, Cinelatino, Holdco and Hemisphere before and after the Transaction is illustrated in the following charts.

Prior to the Transaction

The Transaction—Step 1

 The Transaction—Step 2

Result of Transaction

        For additional information on the Transaction, see "The Transaction" beginning on page 152, and for additional information on the Merger Agreement and the related transaction documents, see "The Agreements" beginning on page 172.

Merger Consideration Received by Azteca Stockholders

        As a result of the Transaction, each of the outstanding shares of Azteca common stock, other than Azteca excluded shares, will be automatically converted into one share of Hemisphere Class A common stock. In addition to the 735,294 shares subject to forfeiture pursuant to the Securities Purchase Agreement, the Azteca Initial Stockholders have agreed to subject an additional 250,000 shares of

Hemisphere Class A common stock to certain forfeiture provisions if the market price of shares of Hemisphere Class A common stock does not reach certain levels. Please see the section entitled "The Agreements—Additional Agreements—The Equity Restructuring and Warrant Purchase Agreement" beginning on page 186 for additional information and a summary of certain terms of this arrangement. A description of the Hemisphere Class A and Hemisphere Class B common stock to be issued in connection with the Transaction is set forth under the section entitled "Description of Hemisphere Securities" beginning on page 211.

Merger Consideration Received by the WAPA/Cinelatino Investors

        As a result of the Transaction, the WAPA/Cinelatino Investors will receive aggregate consideration of 33,000,000 shares of Hemisphere Class B common stock in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the "Act") and an aggregate cash payment of $5.0 million. The WAPA/Cinelatino Investors have agreed that 3,000,000 shares of Hemisphere Class B common stock will be subject to certain forfeiture provisions if the market price of the shares of Hemisphere Class A common stock do not reach certain levels. Please see the section entitled "The Agreements—Additional Agreements—The Equity Restructuring and Warrant Purchase Agreement" beginning on page 186 for additional information and a summary of certain terms of this arrangement. A description of the Hemisphere Class A and Hemisphere Class B common stock to be issued in connection with the Transaction is set forth under the section entitled "Description of Hemisphere Securities" beginning on page 211. The Hemisphere Class B common stock will vote on a 10 to 1 basis with the Hemisphere Class A common stock, which means that each share of Hemisphere Class B common stock will have 10 votes and each share of Hemisphere Class A common stock will have 1 vote.

Warrant Issuances

        Immediately following the consummation of the Transaction, Hemisphere will sell to the WAPA/Cinelatino Investors in a private placement transaction exempt from registration under the Act an aggregate of 2,333,334 warrants to purchase 1,166,667 shares of Hemisphere Class A common stock for a purchase price per warrant equal to $0.50. These warrants, which we refer to as Seller Warrants, will have the same terms as the Amended Azteca Warrants held by the Sponsors immediately prior to the consummation of the Transaction.

Sale of Sponsor Warrants

        Azteca will purchase from the Current Sponsor Warrantholders, 2,333,334 Amended Azteca Warrants (i.e. warrants to purchase 1,166,667 shares of Azteca common stock) for a purchase price per warrant equal to $0.50 immediately prior to the consummation of the Transaction.

Share Forfeiture Provisions

        Pursuant to the Securities Purchase Agreement, an aggregate of 735,294 Founder Shares are subject to forfeiture by the Azteca Initial Stockholders as follows: (1) 378,788 Founder Shares will be subject to forfeiture in the event the closing sales price of Azteca's shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganization, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Transaction and (2) 356,506 Founder Shares will be subject to forfeiture in the event the closing sales price of Azteca's shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Transaction. In connection with the Transaction, such Founder Shares will be converted into Hemisphere Class A common stock and will be subject to the same forfeiture provisions described above. In addition, the Azteca Initial Stockholders also agreed to subject an additional 250,000 shares of Hemisphere Class A common stock to forfeiture provisions similar to those set forth above. Specifically, (i) 125,000 shares of Hemisphere Class A common stock received in the Transaction are subject to forfeiture if Hemisphere Class A common stock does not equal or exceed the $15.00 per share target price discussed above and (ii) 125,000 shares of Hemisphere Class A common stock received in the Transaction are subject to forfeiture if Hemisphere Class A common stock does not equal or exceed the $12.50 per share target price discussed above. Each of these forfeiture provisions shall survive for a period of 60 months following the consummation of the Transaction. Additionally, in connection with the Transaction, the Azteca Initial Stockholders have agreed to contribute an aggregate of 250,000 Founder Shares to Azteca for no consideration immediately prior to the consummation of the Transaction, and such shares will be cancelled.

Total Hemisphere Shares to be Issued

        The number of shares of Hemisphere Class B common stock to be issued to the WAPA/Cinelatino Investors will not change. Therefore, based on the number of shares of Azteca common stock outstanding as of March 13, 2013, the latest practicable date before the printing of this proxy statement/prospectus, and assuming no shares of Azteca common stock are redeemed between the date hereof and April 2, 2013, the total number of shares of Hemisphere Class A common stock and Hemisphere Class B common stock to be issued by Hemisphere will be approximately 41,264,706 excluding exercise of warrants and shares subject to forfeiture. Assuming no redemptions by the Azteca stockholders and no repurchases of the Azteca common stock prior to the consummation of the Transaction, the WAPA/Cinelatino Investors and the Azteca stockholders will own approximately 73% and 27%, respectively, of the capital stock of Hemisphere, excluding warrants.

        The Hemisphere Class B common stock will vote on a 10 to 1 basis with the Hemisphere Class A common stock, which means that each share of Hemisphere Class B common stock will have 10 votes and each share of Hemisphere Class A common stock will have 1 vote. Therefore, the WAPA/Cinelatino Investors will control approximately 96% of the voting power of all of Hemisphere's outstanding capital stock.

Comparative Per Share Market Price

        Azteca common stock is quoted on the OTCBB under the symbol "AZTA." The following table shows the closing prices of Azteca common stock as reported on January 22, 2013, the last trading day before the Transaction was publicly announced, and on March 13, 2013, the last practicable trading day before the date of this proxy statement/prospectus.

Azteca Common Stock
January 22, 2013	$9.99
March 13, 2013	$10.25

        The market prices of Azteca common stock will fluctuate prior to the consummation of the Transaction. You should obtain current market quotations for the shares.

        WAPA and Cinelatino are privately held companies and there is no established public trading market for the WAPA membership units and Cinelatino common stock.

Special Meeting of Azteca Stockholders

Date, Time and Place

        A special meeting of the stockholders of Azteca will be held at the offices of Greenberg Traurig, LLP, located at 200 Park Avenue, New York, NY 10166, on April 4, 2013, at 9:30 a.m., Eastern time, unless the special meeting is adjourned or postponed.

Purposes of the Special Meeting

        At the special meeting, Azteca stockholders will be asked to consider and vote upon the following matters:

  (1)
  to approve and adopt the Merger Agreement;

  (2)
  to approve the adjournment of the special meeting (if it is necessary or appropriate to solicit additional proxies because there are not sufficient votes to approve and adopt the Merger Agreement); and

  (3)
  to transact any other business that may properly come before the special meeting of stockholders or any reconvened meeting following an adjournment or postponement of the special meeting of stockholders.

Record Date; Shares Entitled to Vote

        Holders of shares of Azteca common stock as of 5:00 p.m., Eastern time, on March 10, 2013, or the record date, are entitled to notice of, and to vote at, the special meeting or one or more adjournments thereof. Each share of Azteca common stock is entitled to one vote.

        As of the record date, 12,500,000 shares of Azteca common stock were outstanding.

Quorum at the Special Meeting

        Holders of a majority in voting power of the Azteca common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of the Azteca stockholders, present in person or represented by proxy, will have power to adjourn the special meeting. As of the record date, 6,250,001 shares of Azteca common stock would be required to achieve a quorum.

Vote Required

        Proposal to Approve and Adopt the Merger Agreement by Azteca stockholders:    Approving and adopting the Merger Agreement requires the affirmative vote of holders of at least a majority of the shares of Azteca common stock outstanding and entitled to vote. Accordingly, an Azteca stockholder's failure to submit a proxy card or to vote in person at the special meeting, an abstention from voting, or the failure of an Azteca stockholder who holds his or her shares in "street name" through a broker or other nominee to give voting instructions to such broker or other nominee, will have the same effect as a vote "AGAINST" the Transaction proposal.

        Proposal to Approve the Adjournment of the Special Meeting by Azteca stockholders:    Approving the adjournment of the special meeting (if it is necessary or appropriate to solicit additional proxies because there are not sufficient votes to approve and adopt the Merger Agreement) requires the affirmative vote of at least a majority of votes cast by the Azteca stockholders present, in person or represented by proxy, at the special meeting and entitled to vote on the adjournment proposal. Accordingly, abstentions will have the same effect as a vote "AGAINST" the proposal to adjourn the special meeting, while broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote to adjourn the special meeting.

Recommendation of the Azteca Board

        The Azteca Board has unanimously (i) approved the Merger Agreement and the consummation of the transactions contemplated thereby upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the terms of the Transaction are fair to, and in the best interests of, Azteca and its stockholders, (iii) directed that the Merger Agreement be submitted to

Azteca stockholders for approval and adoption, (iv) recommended that Azteca stockholders approve and adopt the Merger Agreement and (v) declared the advisability of the Merger Agreement, and the Transaction.

        The Azteca Board unanimously recommends that Azteca stockholders vote:

  •
  "FOR" the proposal to approve and adopt the Merger Agreement; and

  •
  "FOR" the proposal to approve the adjournment of the special meeting (if it is necessary or appropriate to solicit additional proxies because there are not sufficient votes to approve and adopt the merger agreement).

        We refer to the recommendation that Azteca stockholders vote "FOR" the proposal to approve and adopt the Merger Agreement as the Azteca recommendation. See "The Transaction—Recommendation of the Azteca Board; Reasons for the Transaction" beginning on page 159.

The Warrant Amendment

        At the special meeting of warrantholders, Azteca will ask its Public Warrantholders to approve and consent to the Warrant Amendment pursuant to which (i) each warrant to purchase Azteca common stock outstanding immediately prior to the closing of the Transaction (including all of the Sponsor Warrants) will become exercisable for one-half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share, (ii) each holder of Azteca warrants (including Sponsor Warrants) will receive, for each such warrant (in exchange for the reduction of shares for which such warrants are exercisable), $0.50 in cash (the "Cash Amount"), (iii) the obligation to reduce the warrant price upon the occurrence of certain transactions in which the consideration to be received includes securities of a private company will be removed to permit the Amended Azteca Warrants to be treated as equity for reporting purposes, and (iv) the Public Warrants will be able to be exercised on a "cashless basis" at the election of Azteca under certain circumstances. Upon consummation of the Transaction, each Amended Azteca Warrant will be converted into an equal number of Hemisphere warrants and will be exercisable for shares of Hemisphere Class A common stock on the same terms as were in effect with respect to such Amended Azteca Warrants immediately prior to the consummation of the Transaction. The effect of the Warrant Amendment will be to reduce the number of shares of Hemisphere Class A common stock issuable upon exercise of the warrants by half, thereby reducing the amount by which Hemisphere stockholders would otherwise have been diluted as a result of the exercise in full of the warrants. Pursuant to the Warrant Amendment, a warrantholder may exercise its warrants only for a whole number of shares of Hemisphere Class A common stock. Only an even number of warrants may be exercised at any given time by the registered warrantholder. For example, if a registered warrantholder holds one warrant to purchase one-half of a share of Hemisphere Class A common stock, such warrant shall not be exercisable. If a registered warrantholder holds two warrants, such warrants shall be exercisable for one share of Hemisphere Class A common stock.

        If the Transaction is not completed, the Warrant Amendment will not become effective, even if warrantholders have approved the Warrant Amendment. The Transaction will not be consummated unless the Warrant Amendment is approved by holders of 65% of the outstanding Public Warrants (as required under section 9.8 of the Warrant Agreement), even if the Transaction proposal is approved by our stockholders. If the Transaction is completed, payment of the Cash Amount will require Azteca to pay an aggregate of $5.0 million to Public Warrantholders and $2.3 million to Azteca's Sponsor.

        If the Warrant Amendment Proposal is not approved at the special meeting of warrantholders, then the Transaction proposal will not be presented to Azteca stockholders for a vote. If Azteca is unable to consummate the Transaction by April 6, 2013, it will be required to liquidate and all Azteca warrants will expire worthless.

Special Meeting of Warrantholders

Date, Time and Place

        A special meeting of the warrantholders of Azteca will be held at the offices of Greenberg Traurig, LLP, located at 200 Park Avenue, New York, NY 10166, on April 4, 2013, at 9:00 a.m., Eastern time, unless the special meeting is adjourned or postponed.

Purposes of the Special Meeting

        At the special meeting of warrantholders, Azteca will ask Public Warrantholders to vote upon the following matters:

          (1)   to approve the Warrant Amendment pursuant to which (i) each warrant to purchase Azteca common stock outstanding immediately prior to the closing of the Transaction (including all of the Sponsor Warrants) will become exercisable for one-half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share, (ii) each holder of Azteca warrants (including Sponsor Warrants) will receive, for each such warrant (in exchange for the reduction of shares for which such warrants are exercisable), the Cash Amount, (iii) the obligation to reduce the warrant price upon the occurrence of certain transactions in which the consideration to be received includes securities of a private company will be removed to permit the Amended Azteca Warrants to be treated as equity for reporting purposes, and (iv) the Public Warrants will be able to be exercised on a "cashless basis" at the election of Azteca under certain circumstances. Upon consummation of the Transaction, each Amended Azteca Warrant will be converted into an equal number of Hemisphere warrants and will be exercisable for shares of Hemisphere Class A common stock on the same terms as were in effect with respect to such Amended Azteca Warrants immediately prior to the consummation of the Transaction. The effect of the Warrant Amendment will be to reduce the number of shares of Hemisphere Class A common stock issuable upon exercise of the warrants by half, thereby reducing the amount by which Hemisphere stockholders would otherwise have been diluted as a result of the exercise in full of the warrants. Pursuant to the Warrant Amendment, a warrantholder may exercise its warrants only for a whole number of shares of Hemisphere Class A common stock and therefore only an even number of warrants may be exercised at any given time by the registered warrantholder. For example, if a registered warrantholder holds one warrant to purchase one-half of a share of Hemisphere Class A common stock, such warrant shall not be exercisable. If a registered warrantholder holds two warrants, such warrants shall be exercisable for one share of Hemisphere Class A common stock. If the Transaction is not completed, the Warrant Amendment will not become effective, even if warrantholders have approved the Warrant Amendment;

          (2)   to approve the adjournment of the special meeting of warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Warrant Amendment Proposal; and

          (3)   to transact such other business as may properly come before the special meeting of warrantholders or any reconvened meeting following an adjournment or postponement of the special meeting of warrantholders.

Record Date; Shares Entitled to Vote

        Holders of Public Warrants as of 5:00 p.m., Eastern time on March 10, 2013, or the record date, are entitled to notice of, and to vote at, the special meeting or one or more adjournments thereof. Each warrant is entitled to one vote.

        As of the record date, 10,000,000 Public Warrants were outstanding.

Required Vote for Warrantholder Proposals

        Approval of the Warrant Amendment Proposal requires the affirmative vote of the holders of at least 65% of the outstanding Public Warrants as of the record date.

        Approval of the Warrantholder Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the outstanding Public Warrants represented in person or by proxy at the special meeting of Public Warrantholders and entitled to vote thereon as of the record date.

        Abstentions will have the same effect as a vote "AGAINST" the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal. Broker non-votes will have the same effect as a vote "AGAINST" the Warrant Amendment Proposal and will have no effect on the Warrantholder Adjournment Proposal. Holders of Sponsor Warrants are not entitled to vote on the Warrant Amendment Proposal and will not vote on the Warrantholder Adjournment Proposal.

Recommendation of the Azteca Board

        The Azteca Board unanimously recommends that Public Warrantholders vote "FOR" the Warrant Amendment Proposal and "FOR" the Warrantholder Adjournment Proposal.

Azteca's Financial Advisors

        Azteca engaged Deutsche Bank Securities Inc., or Deutsche Bank, and Maxim Group LLC as its financial advisors to assist with the Transaction. In addition, Azteca engaged Stan Budeshtsky as a consultant to assist with the Transaction.

        Deutsche Bank is entitled to reimbursement from Azteca of certain of its expenses in connection with its engagement as Azteca's financial advisor. The Azteca Board did not request, and therefore will not receive, a fairness opinion from Deutsche Bank in connection with the Transaction. Deutsche Bank also served as sole underwriter of Azteca's initial public offering and Azteca paid to Deutsche Bank underwriting discounts and commissions equal to approximately $1,750,000 upon consummation of the initial public offering. Deferred underwriting fees payable to Deutsche Bank in connection with Azteca's public offering and consulting fees due to certain of Azteca's consultants and advisors will be paid upon consummation of the Transaction.

Interests of Azteca Officers and Directors in the Transaction

        Azteca's directors and executive officers may have direct and indirect interests in the Transaction that are different from, or in conflict with, yours. These interests include the continued employment of certain executive officers of Azteca by Hemisphere, the continued service of certain directors of Azteca as directors of Hemisphere, and the indemnification of former Azteca directors and officers by Hemisphere and the surviving corporations.

        In addition, certain of Azteca's executive officers and directors have financial interests in the Transaction that are different from, or in conflict with, the interests of Azteca's stockholders, other than the Azteca Initial Stockholders. With respect to Azteca's executive officers and directors, these interests include, among other things:

  •
  Azteca's amended and restated certificate of incorporation provides that if a definitive agreement to consummate a business combination has been executed but no business combination is consummated by April 6, 2013, Azteca is required to begin the dissolution process provided for in Azteca's amended and restated certificate of incorporation. In the event of a dissolution, the 2,500,000 shares of Azteca common stock that Azteca's founders purchased prior to Azteca's initial public offering for an aggregate purchase price of approximately $25,000 would become worthless, as the Azteca founders have waived any right to receive liquidation distributions with respect to these shares. Such shares had an aggregate market value of approximately $25.5 million, based upon the closing price of $10.20 of the Azteca common stock on the OTCBB on March 8, 2013, the trading day immediately prior to the record date;

  •
  All of the 4,666,667 Sponsor Warrants purchased by Azteca's Sponsor would expire and become worthless. Such warrants had an aggregate value of approximately $5.4 million, based on the closing price of the Azteca warrants of $1.15 on the OTCBB on March 8, 2013, the trading day immediately prior to the record date;

  •
  Azteca will purchase from the Current Sponsor Warrantholders, 2,333,334 Amended Azteca Warrants (i.e. warrants to purchase 1,166,667 shares of Azteca common stock) for a purchase price per warrant equal to $0.50 immediately prior to the consummation of the Transaction;

  •
  The Azteca Initial Stockholders (who are executive officers and directors of Azteca) will contribute a total of 250,000 shares of Azteca common stock to Azteca for no consideration immediately prior to the closing of the Transaction, and such shares will be cancelled;

  •
  In addition to the 735,294 shares subject to forfeiture pursuant to the Securities Purchase Agreement, the Azteca Initial Stockholders will agree to subject an additional 250,000 shares of Hemisphere Class A common stock to certain forfeiture provisions if the market price of shares of Hemisphere Class A common stock does not reach certain levels; and

  •
  Azteca expects that Messrs. Gabriel Brener and John Engelman will be members of Hemisphere's board of directors following the consummation of the Transaction.

        Mr. Gabriel Brener, who controls Azteca's Sponsor and is a member of Azteca's board of directors, has agreed that, if Azteca dissolves prior to the consummation of a business combination, he will personally indemnify Azteca for any and all loss, liability, claim, damage and expense which it may become subject to as a result of a claim by any vendor, prospective target business or other entity that has not signed a waiver of claims against Azteca's Trust Account and is owed money by Azteca for services rendered or products sold to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds held in Azteca's Trust Account. In addition, on February 1, 2013, Azteca's Sponsor loaned Azteca $250,000 to fund working capital pursuant to a non-interest bearing unsecured promissory note that is payable by Azteca or Hemisphere at or prior to the consummation of the Transaction.

        The members of the Azteca Board were aware of and considered the interests summarized above, among other matters, in evaluating and negotiating the Merger Agreement and the transactions contemplated thereby and in recommending to Azteca stockholders, that the Merger Agreement be approved and adopted. You should be aware of these interests when you consider the Azteca Board's recommendation that you vote in favor of the approval and adoption of the Merger Agreement and the consummation of the transactions contemplated thereby.

Material U.S. Federal Income Tax Consequences

        It is anticipated that the Transaction will qualify as part of an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. It is a condition to Azteca's obligation to complete the Transaction that Azteca receive an opinion of its counsel, Greenberg Traurig, LLP, which we refer to as Greenberg Traurig, to the effect that the Transaction will qualify as part of an exchange described in Section 351 of the Code. It is a condition to WAPA's and Cinelatino's obligation to complete the WAPA Merger and Cinelatino Merger that WAPA and Cinelatino receive a written opinion of their counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, to the effect that the Transaction will qualify as part of an exchange described in Section 351 of the Code. The opinions, which will be received upon closing of the Transaction, may require and rely upon representations contained in letters and certificates received from Azteca, Hemisphere, WAPA and

Cinelatino, respectively and will be subject to certain qualifications and limitations. No rulings will be requested from the Internal Revenue Service with respect to any tax matters related to the Transaction or the Warrant Amendment.

        In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Azteca has received an opinion from Greenberg Traurig, LLP, which is filed as Exhibit 8.1 to the Registration Statement. The discussion of the material tax consequences in this subsection is a summary of such opinion.

        Subject to the discussion contained in "Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Transaction to Azteca Stockholders," a U.S. holder (as defined in the section entitled "Material U.S. Federal Income Tax Consequences") of Azteca common stock generally will not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of Azteca common stock for Hemisphere Class A common stock, the aggregate tax basis of the Hemisphere Class A common stock the U.S. holder of Azteca common stock receives will be equal to the aggregate tax basis of the Azteca common stock exchanged therefor, and the holding period of the Hemisphere Class A common stock will include the U.S. holder's holding period of the Azteca common stock surrendered in exchange therefor. Notwithstanding the foregoing, there is a risk that a U.S. holder of Azteca common stock will be taxed on a portion of the Hemisphere Class A common stock received in the Azteca Merger at ordinary income rates to the extent the stockholder is deemed to receive Hemisphere Class A common stock other than as consideration for the stockholder's Azteca common stock surrendered in the Azteca Merger.

        A U.S. holder of Public Warrants should recognize capital gain or loss with respect to the Warrant Amendment, and the amount of such capital gain or loss should be equal to the difference between the amount of cash received and one-half of the U.S. holder's adjusted tax basis in the Public Warrants. For purposes of determining the adjusted tax basis in the Public Warrants, a Public Warrantholder that purchased Azteca units would have been required to allocate the cost between the shares of Azteca common stock and the Public Warrants comprising the units based on their relative fair market values at the time of the purchase. A U.S. holder of Public Warrants may also have tax consequences resulting from the deemed exchange of Amended Azteca Warrants for an equal number of warrants to purchase Hemisphere Class A common stock. See "Material U.S Federal Income Tax Consequences, Material U.S. Federal Income Tax Consequences of Warrant Amendment and Transaction to U.S. Holders of Public Warrants."

        You are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of the Transaction to you. See "Material U.S. Federal Income Tax Consequences" on page 167.

        The Transaction will not be taxable to Azteca, Hemisphere, WAPA or Cinelatino.

Officers and Directors of Hemisphere

        Upon the consummation of the Transaction, the board of directors of Hemisphere will be divided into three classes and will be comprised of nine individuals. Initially, four directors will be designated by WAPA: Peter M. Kern, Leo Hindery, Jr., James M. McNamara and Vincent L. Sadusky; two directors will be designated by Azteca: Gabriel Brener and John Engelman; two directors will be designated by Cinema Aeropuerto: Ernesto Vargas Guardo and Eric Neuman; and one director will be the chief executive of Hemisphere: Alan J. Sokol. The following individuals are expected to serve as directors and management of Hemisphere:

Name	Position
Peter M. Kern	Chairman
Alan J. Sokol	Director and Chief Executive Officer
Craig D. Fischer	Chief Financial Officer
Gabriel Brener	Director
John Engelman	Director
Leo Hindery, Jr.	Director
James M. McNamara	Director
Eric C. Neuman	Director
Vincent L. Sadusky	Director
Ernesto Vargas Guajardo	Director

        For more information on the new directors and management of Hemisphere, see "Hemisphere Executive Officers and Directors" beginning on page 195.

Listing of Hemisphere Class A common stock

        In connection with the Transaction, Hemisphere has applied to list its shares of Hemisphere Class A common stock on NASDAQ under the symbol "HMTV." Hemisphere expects its warrants will trade on the OTCBB under the symbol "HMTVW" following the consummation of the Transaction.

Comparison of Stockholder Rights

        As a result of the Transaction, the holders of Azteca common stock will become holders of Hemisphere Class A common stock, and holders of Cinelatino shares and the WAPA Member will become holders of Hemisphere Class B common stock. Following the consummation of the Transaction, Azteca stockholders will have different rights as stockholders of Hemisphere than they had as stockholders of Azteca due to the different provisions of the governing documents of Azteca and Hemisphere. For a summary of the material differences among the rights of Azteca stockholders and Hemisphere stockholders (including the Hemisphere Class A common stock and Hemisphere Class B common stock), see "Comparison of Stockholder Rights" beginning on page 216.

SELECTED HISTORICAL FINANCIAL DATA OF AZTECA

        The following selected historical financial information for the year ended December 31, 2012 and for the period from April 15, 2011 (date of inception) to December 31, 2011 are derived from Azteca's audited financial statements, which are included elsewhere in this proxy statement/prospectus.

        The financial information indicated may not be indicative of future performance. This financial information and other data should be read in conjunction with the respective audited and unaudited consolidated financial statements of Azteca, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Azteca" included in this proxy statement/prospectus.

	December 31, 2012 and the year then ended	December 31, 2011 and the period April 15, 2011 (inception) to December 31, 2011
		(As restated)
Statement of Operations Data:
Revenues	$—	$—
General and administrative	477,745	192,610
State Franchise taxes	180,662	102,182
Loss from operations	(658,407)	(294,792)
Net income	1,172,483	4,840,855
Income (loss) per common share
Basic and Diluted	0.31	1.34
Weighted average shares outstanding
Basic and Diluted	3,807,532	3,606,835
Balance Sheet Data:
Cash and Cash Equivalents	$9,969	$505,803
Cash Equivalents held in Trust	100,572,114	100,502,314
Total Assets	100,582,083	101,097,824
Total Liabilities	8,075,455	9,763,680
Common stock subject to possible redemption	87,506,620	86,334,133
Total stockholders' equity	5,000,008	5,000,011
Cash Flow Data:
Net Cash used in operating activities	$(426,034)	$(235,172)
Net cash used in investing activities	(69,800)	(100,502,314)
Net Cash provided by financing activities	—	101,243,289

 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF WAPA

        The following table sets forth selected historical consolidated financial information of WAPA for the periods presented. The selected financial information, as of December 31, 2012, 2011, 2010, 2009 and 2008 and for each of the five fiscal years then ended, has been derived from WAPA's audited consolidated financial statements.

        The financial information indicated may not be indicative of future performance. This financial information and other data should be read in conjunction with the respective audited and unaudited consolidated financial statements of WAPA, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of WAPA" included in this proxy statement/prospectus.

	Year Ended December 31,
(Dollars in thousands)	2012	2011	2010	2009	2008(1)
					(unaudited)
Statement of Operations Data:
Net Revenues	$71,367	$60,797	$54,615	$42,195	$43,951
Operating income (loss)	20,866	15,401	13,835	(9,010)	(7,482)
Income (loss) before income taxes	17,315	11,588	12,081	(12,140)	(15,114)
Income tax (expense) benefit	(6,285)	(3,984)	18,952	4,449	(6,460)

Net income (loss)	$11,030	$7,604	$31,033	$(7,690)	$(21,574)

Balance Sheet Data:
Cash	$10,084	$10,183	$5,101	$2,486	$1,754
Goodwill	10,983	10,983	10,983	10,983	10,983
Other assets	94,791	95,782	93,541	86,506	99,827
Total assets	115,858	116,947	109,625	99,975	112,564
Total liabilities	76,200	82,562	58,695	80,074	85,012
Total member's capital	39,658	34,385	50,930	19,901	27,551

(1)
The 2008 audited financials have been adjusted to reflect the $8.5 million restatement of the 2009 audited financial statements opening member's capital. The adjustments were to record a valuation allowance on a deferred tax asset and the fair value of a derivative liability, to amortize intangible assets and decrease other accrued expenses.

        For a discussion of WAPA's presentation of EBITDA, see "Reconciliation of GAAP to Non-GAAP Financial Measures," beginning on page 39.

 SELECTED HISTORICAL FINANCIAL DATA OF CINELATINO

        The following table sets forth selected historical financial information of Cinelatino for the periods presented. The selected financial information, as of December 31, 2012, 2011, 2010, 2009 and 2008 and for each of the five fiscal years then ended, has been derived from Cinelatino's audited financial statements.

        The financial information indicated may not be indicative of future performance. This financial information and other data should be read in conjunction with the respective audited and unaudited financial statements of Cinelatino, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Cinelatino" included in this proxy statement/prospectus.

	Year Ended December 31,
(Dollars in thousands)	2012	2011	2010	2009	2008
Statement of Income Data:
Revenues	$23,639	$22,437	$21,738	$18,971	$17,616
Operating income	12,805	11,682	10,277	9,542	9,822
Income before income taxes	10,835	10,045	8,761	7,756	7,847
Provision for income taxes	4,106	4,026	3,112	2,905	3,178

Net income	$6,729	$6,019	$5,649	$4,851	$4,669

Earnings per share
Basic	$2.24	$2.01	$1.88	$1.62	$1.56
Diluted	$2.24	$2.01	$1.88	$1.62	$1.56
Weighted average shares outstanding
Basic	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000
Diluted	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000

Balance Sheet Data:
Cash	$11,444	$8,355	$5,348	$8,114	$4,389
Other assets	24,752	25,067	26,007	26,398	27,233
Total assets	36,195	33,421	31,355	34,512	31,622
Total liabilities	37,695	41,651	22,353	27,606	29,001
Total stockholders' equity (deficit)	(1,499)	(8,229)	9,002	6,906	2,621

        For a discussion of Cinelatino's presentation of EBITDA, see "Reconciliation of GAAP to Non-GAAP Financial Measures," beginning on page 39.

 SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF HEMISPHERE

        The selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information included elsewhere in this proxy statement/prospectus.

        The unaudited pro forma condensed combined statements of operations for the year-ended December 31, 2012 give pro forma effect to the Transaction as if it had occurred on January 1, 2012. The unaudited pro forma condensed combined balance sheet as of December 31, 2012 gives pro forma effect to the Transaction as if it had occurred on such date.

        The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Transaction, are factually supportable and, in the case of the unaudited pro forma statement of operations data, are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial information have been identified and presented in the section entitled "Unaudited Pro Forma Condensed Combined Financial Information" to provide relevant information necessary for an understanding of the combined company upon consummation of the Transaction.

        This information should be read together with the financial statements of Azteca and the notes thereto, the consolidated financial statements of WAPA and the notes thereto, the financial statements of Cinelatino and the notes thereto, the sections entitled "Unaudited Pro Forma Condensed Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Azteca," "Management's Discussion and Analysis of Financial Condition and Results of Operations of WAPA," and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Cinelatino," included elsewhere in this proxy statement/prospectus.

        This presentation assumes that no Azteca stockholders exercise redemption rights and no repurchases by Azteca of Azteca common stock from the public stockholders.

        The Transaction will be accounted for by applying the acquisition method, which requires the determination of the accounting acquirer, the acquisition date, the fair value of the purchase consideration to be transferred, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. ASC Topic 805-10, "Business Combinations—Overall" ("ASC 805-10") provides that in identifying the acquiring entity in a business combination effected primarily through an exchange of equity interests, the acquirer is usually the entity that issues equity interests but all pertinent facts and circumstances must be considered in determining the acquirer. Other pertinent facts and circumstances to consider include the relative voting rights of the shareholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity interests in the Transaction, including payment of any premium. Although Hemisphere issued the equity interests in the Transaction, since it is a new entity formed solely to issue these equity interests to effect the Transaction it would not be considered the acquirer and one of the combining entities that existed before the transaction must be identified as the acquirer. Based on the following, WAPA is the accounting acquirer:

  (i)
  WAPA shareholders will obtain approximately 45.2% of the post-Transaction common shares of stock and 59.7% of the voting rights in the combined entities;

  (ii)
  WAPA, through its parent company, InterMedia, will have the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, as they will represent five of the nine directors on the combined entity board of directors, including the Chief Executive Officer; and

  (iii)
  WAPA's revenues represent approximately 75.1% of the total revenues of the combined entities.

        As WAPA is the accounting acquirer (and legal acquiree), the Transaction is considered to be a reverse acquisition. Since WAPA issued no consideration in the Transaction, unless the fair value of accounting acquirees' equity interests are more reliably measurable, the fair value of the consideration transferred by WAPA would be based on the number of shares WAPA would have had to issue to give owners of the other entities in the transaction the same percentage ownership in the combined entities that results from the Transaction. In this situation, since Azteca's shares are publicly traded and they are one of the combining entities in this Transaction, the fair value of those shares are considered to be more reliably measurable than the fair value of WAPA's shares and therefore were used to determine the fair value of the consideration transferred for the acquisition of Cinelatino, which is the other operating entity involved in this Transaction. The difference between the fair value of the consideration transferred and the fair value of Cinelatino's identifiable assets and liabilities at the acquisition date will be recorded as goodwill.

Unaudited Pro Forma Condensed Combined Statement of Operations Data

Year Ended December 31, 2012
Income Statement
Net revenues	$95,006,339
Cost of revenues	37,546,820
Selling, general and administrative	17,183,561
Depreciation and amortization	7,581,026
Other expenses	226,309
Gain on disposition of assets	(653)
Interest expense, net	(5,400,407)
Other expense, net	(50,000)

Income before income taxes	27,018,869
Income tax expense	(10,391,423)

Net income	$16,627,446

Earnings per share
Basic	$0.40
Diluted	$0.40
Weighted average number of common shares outstanding(1)
Basic	41,264,706
Diluted	41,264,706
Balance Sheet
Total assets	$360,363,070
Total liabilities	$114,113,078
Total member's capital	$246,249,992

(1)
Pro forma earnings per share, basic and diluted, are computed by dividing net income by the weighted-average number of shares outstanding during the period. The diluted shares outstanding do not include the effect of the 14,666,667 Amended Azteca Warrants (i.e., warrants to purchase 7,333,334 shares of Azteca common stock) which have an exercise price that is a premium to the per share value of the funds deposited in the Trust Account and therefore their effect has been determined to be anti-dilutive for the year ended December 31, 2012. The diluted shares outstanding also do not include the effect of the 3,985,294 common shares subject to forfeiture held by the Azteca Initial Stockholders and the current owners of WAPA and Cinelatino as these shares are contingently returnable for which all the necessary conditions have not been satisfied.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

        In the following discussion and analysis of results of operations and financial condition, certain financial measures may be considered "non-GAAP financial measures" under Securities and Exchange Commission rules. These rules require supplemental explanation and reconciliation, which is provided in this proxy statement/prospectus.

        In addition to financial information presented in accordance with U.S. GAAP, WAPA and Cinelatino have presented certain non-GAAP financial measures, EBITDA and Adjusted EBITDA. Management of WAPA and Cinelatino use these measures to assess the operating results and performance of the business, perform analytical comparisons and identify strategies to improve performance. WAPA and Cinelatino believe EBITDA and Adjusted EBITDA are relevant to investors because it allows them to analyze the operating performance of each business using the same metrics used by management. WAPA and Cinelatino exclude from Adjusted EBITDA depreciation expense, amortization of intangibles, certain impairment charges, loss (gain) on disposition of assets, non-recurring expenses, interest expense, interest income, income tax and loss from discontinued operations.

        The following table presents WAPA's EBITDA and Adjusted EBITDA measures for the periods indicated:

	Year Ended December 31,
(Dollars in thousands)	2012	2011	2010	2009	2008
Net income (loss)	$11,030	$7,604	$31,033	$(7,690)	$(21,574)
Add (deduct):
Income tax expense (benefit)	6,285	3,984	(18,952)	(4,449)	6,460
Interest and other expenses, net	3,551	3,814	1,754	3,130	7,521
Impairment of broadcast license	—	—	—	13,830	11,671
(Gain) loss on disposition of assets	(1)	(39)	399	18	233
Depreciation and amortization	3,723	3,425	3,125	2,959	2,964

EBITDA	$24,589	$18,788	$17,359	$7,797	$7,276
Non-recurring expenses	855	88	—	—	—
Management fees	625	625	250	—	—

Adjusted EBITDA	$26,069	$19,501	$17,609	$7,797	$7,276

        The following table presents Cinelatino's EBITDA and Adjusted EBITDA measures for the periods indicated:

	Year Ended December 31,
(Dollars in thousands)	2012	2011	2010	2009	2008
Net income	$6,729	$6,019	$5,649	$4,851	$4,669
Add:
Provision for income taxes	4,106	4,026	3,112	2,905	3,178
Interest expense, net	1,970	1,637	1,516	1,786	1,975
Depreciation	8	5	5	5	2

EBITDA	$12,813	$11,687	$10,282	$9,547	$9,823
Non-recurring expenses	372	—	—	—	—

Adjusted EBITDA	$13,185	$11,687	$10,282	$9,547	$9,823

 COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

        The following table sets forth selected historical per share data for Azteca, WAPA and Cinelatino, and unaudited pro forma combined per share ownership information after giving effect to the proposed Transaction, assuming (i) that no Azteca public stockholders exercise their redemption rights. Azteca, WAPA and Cinelatino are providing this information to assist you in your analysis of the financial aspects of the proposed Transaction. The historical information should be read in conjunction with "Selected Consolidated Historical Financial Data of Azteca," "Selected Consolidated Historical Financial Data of WAPA" and "Selected Historical Financial Data of Cinelatino" included elsewhere in this proxy statement/prospectus and the historical consolidated and combined financial statements of Azteca, WAPA and Cinelatino and the related notes thereto included elsewhere in this proxy statement/prospectus. The unaudited pro forma per share information is derived from, and should be read in conjunction with, the unaudited condensed combined pro forma financial data and related notes included elsewhere in this proxy statement/prospectus.

        The unaudited pro forma consolidated per share information does not purport to represent what the actual results of operations of Azteca, WAPA and Cinelatino would have been had the Transaction been completed or to project Hemisphere's results of operations that may be achieved after the proposed Transaction. The unaudited pro forma book value per share information below does not purport to represent what the value of Azteca, WAPA and Cinelatino would have been had the Transaction been complete nor the book value per share for any future date or period.

	Azteca		WAPA	Cinelatino	Pro Forma
Year Ended December 31, 2012
Common shares
At end of Period	3,792,874		1	3,000,000	41,264,706
Weighted Average	3,807,532		1	3,000,000	41,264,706
Basic net income per Common Share	$0.31		$11,029,599	$2.24	$0.40
Diluted net income per Common Share	$0.31		$11,029,599	$2.24	$0.40	(a)
Book value per Common Share as of the period end	$1.32	*	$39,657,929	$(0.50)	$5.97
Cash dividends declared per Common Share	—		$4,950,000	—	$0.12
Year Ended December 31, 2012
Common shares
At end of Period					45,250,000
Weighted Average					45,250,000
Basic net income per Common Share					$0.37
Diluted net income per Common Share					$0.37	(b)

*
These per share amounts exclude shares subject to possible redemption.

(a)
The diluted shares outstanding do not include the effect of the 14,666,667 Amended Azteca Warrants (i.e., warrants to purchase 7,333,334 shares of Azteca common stock) which have an exercise price that is a premium to the per share value of the funds deposited in the Trust Account and therefore their effect has been determined to be anti-dilutive for the year ended December 31, 2012. The diluted shares outstanding also do not include the effect of the 3,985,294 common shares subject to forfeiture held by the Azteca Initial Stockholders and the current owners of WAPA and Cinelatino as these shares are contingently returnable for which all the necessary conditions have not been satisfied.

(b)
The diluted shares outstanding do not include the effect of the 14,666,667 Amended Azteca Warrants (i.e., warrants to purchase 7,333,334 shares of Azteca common stock) which have an exercise price that is a premium to the per share value of the funds deposited in the Trust Account and therefore their effect has been determined to be anti-dilutive for the year ended December 31, 2012.

 MARKET PRICE AND DIVIDEND INFORMATION

        Azteca's common stock, warrants and units are each traded on the OTC Bulletin Board under the symbols AZTA, AZTAW and AZTAU, respectively. Azteca's units commenced public trading on June 30, 2011, and Azteca's common stock and warrants commenced public trading on August 22, 2011.

        The table below sets forth, for the calendar quarter indicated, the high and low bid prices of Azteca's units, common stock and warrants as reported on the OTC Bulletin Board.

	Azteca Units		Azteca Common Stock		Azteca Warrants
Quarter Ended	Low	High	Low	High	Low	High
June 30, 2011	$10.00	$10.00	N/A	N/A	N/A	N/A
September 30, 2011	$10.00	$10.01	$9.50	$9.50	N/A	N/A
December 31, 2011	$10.00	$10.09	$9.50	$9.76	$0.40	$0.57
March 31, 2012	N/A	N/A	$9.75	$9.81	$0.45	$0.45
June 30, 2012	N/A	N/A	$9.75	$9.79	$0.25	$0.43
September 30, 2012	N/A	N/A	$9.79	$9.90	$0.18	$0.25
December 31, 2012	N/A	N/A	$9.92	$10.15	$0.28	$0.28
March 31, 2013 (through March 13, 2013)	$10.50	$10.50	$9.92	$10.25	$0.18	$1.25

        On March 13, 2013, the closing price of Azteca's common stock was $10.25 and the closing price of Azteca's warrants was $1.14. On January 23, 2013 (the date of the last trade prior to March 13, 2013), the closing price of Azteca's units was $10.50.

        On the record date, there were six holders of record of Azteca common stock, four holders of record of Azteca warrants and one holder of record of Azteca units.

        Azteca has not paid dividends on common stock during 2012 or 2011, and has no current intention of doing so.

        Azteca did not pay dividends on its common stock during the year ended December 31, 2012 or during 2011, and does not have any current intention of paying dividends.

        WAPA and Cinelatino are privately held companies and there is no established public trading market for their equity interests. As of March 8, 2013, there was one holder of record of WAPA membership units and there were three holders of record of Cinelatino common stock.

        Cinelatino did not pay dividends on its common stock during the year ended December 31, 2012, and does not have any current intention of paying dividends. During 2011, Cinelatino paid dividends of $7.73 per share on its common stock.

        WAPA paid dividends of $4.95 million and $23.2 million during the years ended December 31, 2012 and 2011, respectively, on its one outstanding member unit.

        Each of the WAPA Loan Agreement (as defined below) and the Cinelatino Term Loan contain covenants that restrict the ability of WAPA and Cinelatino to (i) pay cash dividends or make other distributions (including management or similar fees) to their equity holders and (ii) make investments in non-credit parties, including, following the consummation of the Transaction. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of WAPA—Discussion of Indebtedness" beginning on page 108 and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Cinelatino—Discussion of Indebtedness" beginning on page 125.

RISK FACTORS

        In addition to the other information contained in this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus.

Risk Factors Relating to Azteca

Azteca's purchases of shares of common stock in the open market may support the market price of the common stock and/or warrants during the buyback period; however, the termination of the support provided by such purchases may materially adversely affect the market price of the units, common stock and/or warrants.

        Unlike many blank check companies, the investment management trust agreement between Azteca and Continental Stock Transfer & Trust Company permits the release to Azteca from the Trust Account of amounts necessary to purchase up to 15% of the shares sold in Azteca's initial public offering (1,500,000 shares) at any time commencing after the filing of a preliminary proxy statement for Azteca's initial business combination and ending on the record date for the vote to approve Azteca's initial business combination. Purchases will be made only in open market transactions at times when Azteca is not in possession of material non-public information and will not be made during a restricted period under Regulation M under the Exchange Act. Consequently, if the market does not view Azteca's initial business combination positively, these purchases may have the effect of counteracting the market's view of Azteca's initial business combination, which would otherwise be reflected in a decline in the market price of Azteca's securities. The termination of the support provided by these purchase may materially adversely affect the market price of Azteca's securities.

Azteca, the initial stockholders, directors, officers, advisors and their affiliates may elect to purchase shares from stockholders, in which case Azteca or they may influence a vote in favor of the Transaction that you do not support.

        Pursuant to the Trust Agreement, Azteca may request funds necessary to purchase up to 15% of the shares sold in Azteca's initial public offering (1,500,000 shares) at per share prices (inclusive of commissions) that do not exceed an amount equal to (A) the aggregate amount then on deposit in the Trust Account divided by (B) the total number of Public Shares then outstanding. Any Public Shares so purchased shall be immediately cancelled. In addition, the initial stockholders and Azteca's directors, officers, advisors or their affiliates also may purchase shares in privately negotiated transactions either prior to or following the consummation of Azteca's initial business combination.

        Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of Azteca's shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that Azteca or its initial stockholders, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Although Azteca's initial stockholders, directors, officers, advisors or their affiliates do not currently anticipate paying any premium purchase price (over trust value) for such Public Shares, in the event that they do, the payment of a premium may not be in the best interest of those stockholders not receiving any such premium.

        The purpose of such purchases would be to (1) increase the likelihood of obtaining stockholder approval of the Transaction and (2), where the purchases are made by Azteca's initial stockholders, directors, officers, advisors or their affiliates, to satisfy a closing condition in the Merger Agreement that requires Azteca to have at least $80 million of cash at the closing of the Transaction. This may result in the consummation of the Transaction where it may not otherwise have been possible.

        As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of Public Shares by Azteca or the persons described above have been entered into with any such investor or holder. Azteca will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Transaction.

Azteca's purchases of shares of common stock in the open market or in privately negotiated transactions and any redemption of Public Shares would reduce the funds available to Azteca after the Transaction.

        Azteca may privately negotiate transactions to purchase shares effective prior to the consummation of the Transaction from stockholders who would have otherwise elected to have their shares redeemed. In addition, since Azteca is seeking stockholder approval of the Transaction, the investment management trust agreement between Azteca and Continental Stock Transfer & Trust Company permits the release to Azteca from the Trust Account of amounts necessary to purchase up to 15% of the shares sold in Azteca's initial public offering (1,500,000 shares). As a consequence of such purchases, the funds in Azteca's Trust Account that are so used will not be available to Hemisphere after the Transaction.

        In addition, in connection with the Transaction, Public Stockholders have the right to redeem their Public Shares for cash in an amount equal to the greater of $10.05 per share or the quotient obtained by dividing (i) the aggregate amount then on deposit in the Trust Account, as of two business days prior to the consummation of the Transaction, less franchise and income taxes payable and less any interest that Azteca was permitted to withdraw in accordance with the Trust Agreement, by (ii) the total number of then outstanding Public Shares. We anticipate that the redemption price will be $10.05. As a consequence of such redemptions, the funds in Azteca's Trust Account that are so used will not be available to Hemisphere after the Transaction.

Azteca's purchases of common stock in the open market or in privately negotiated transactions may have negative economic effects on Azteca's remaining public stockholders.

        If Azteca purchases shares in privately negotiated or market transactions from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account, Azteca's remaining public stockholders will bear the economic burden of the franchise and income taxes payable as well as taxes payable with respect to interest earned on the Trust Account (and, in the case of purchases which occur prior to the consummation of Azteca's initial business combination, up to $50,000 of the net interest that may be released to Azteca from the Trust Account to fund Azteca's dissolution expenses in the event Azteca does not complete Azteca's initial business combination by April 6, 2013). In addition, Azteca's remaining public stockholders following the consummation of Azteca's initial business combination will bear the economic burden of the deferred underwriting commission as well as the amount of any premium Azteca may pay to the per-share pro rata portion of the Trust Account using funds released to Azteca from the Trust Account following the consummation of the Transaction. This is because the stockholders from whom Azteca purchases shares in open market or in privately negotiated transactions may receive a per share purchase price payable from the Trust Account that is not reduced by a pro rata share of the taxes payable on the interest earned by the Trust Account, up to $50,000 of dissolution expenses or the deferred underwriting commission and, in the case of purchases at a premium, have received such premium.

Azteca stockholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your Public Shares or warrants, potentially at a loss.

        Azteca's public stockholders shall be entitled to receive funds from the Trust Account only in the event of (i) a redemption to public stockholders prior to any winding up in the event Azteca does not consummate its initial business combination, (ii) Azteca's liquidation or (iii) pursuant to a tender offer in connection with an initial business combination that Azteca consummates. In no other circumstances will a stockholder have any right or interest of any kind to the funds in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares or warrants, potentially at a loss.

If an Azteca stockholder or a "group" of Azteca stockholders are deemed to hold in excess of 15% of Azteca's common stock, such stockholder or group will lose the ability to both redeem and vote all such shares in excess of 15% of Azteca's common stock.

        Azteca's amended and restated certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the Azteca Public Shares. Moreover, any individual stockholder or "group" will also be restricted from voting Public Shares in excess of an aggregate of 15% of the Azteca Public Shares, which Azteca refers to as the "excess shares". A stockholder's inability to vote and redeem the excess shares will reduce its influence over Azteca's ability to consummate the Transaction and such stockholder could suffer a material loss on its investment in Azteca if it sells excess shares in open market transactions. Additionally, such stockholder will not receive redemption distributions with respect to the excess shares if Azteca consummates the Transaction. As a result, such stockholder will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, it would be required to sell its shares in open market transactions, potentially at a loss.

If third parties bring claims against Azteca, the proceeds held in the Trust Account could be reduced and the per-share amount received by stockholders upon liquidation may be less than $10.05 per share.

        Azteca's placing of funds in the Trust Account may not protect those funds from third party claims against Azteca. Although Azteca has and continues to seek to have all vendors, service providers, prospective target businesses or other entities with which Azteca does business execute agreements with Azteca waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Azteca's public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Azteca's assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Azteca's management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party's engagement would be significantly more beneficial to Azteca than any alternative.

        Examples of possible instances where Azteca may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Azteca and will not seek recourse against the Trust Account for any reason. Upon redemption of Azteca's Public Shares, if Azteca is unable to complete its initial business combination within the required time frame, or upon the exercise of a redemption right in connection with Azteca's initial business combination, Azteca will be required to provide for payment of claims of creditors that were not waived that may be brought against Azteca within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.05 per share initially held in the Trust Account, due to claims of such creditors. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Brener will not be responsible to the extent of any liability for such third party claims.

        Pursuant to the terms of the Merger Agreement, WAPA and Cinelatino have executed a waiver of the kind contemplated by this paragraph. Additionally, Mr. Stan Budeshtsky, a consultant to Azteca, and Maxim Group, LLC, a financial advisor to Azteca, executed such a waiver. However, Greenberg Traurig LLP, Rothstein Kass and Deutsche Bank Securities Inc. did not execute such a waiver.

Azteca's stockholders may be held liable for claims by third parties against Azteca to the extent of distributions received by them.

        If Azteca has not completed the Transaction by April 6, 2013, Azteca will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than five business days thereafter, redeem the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Azteca's remaining stockholders and Azteca's board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Azteca's obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. Azteca may not properly assess all claims that may be potentially brought against Azteca. As such, Azteca's stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Azteca's stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from Azteca's stockholders amounts owed to them by Azteca.

        If Azteca is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Azteca which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by Azteca's stockholders. Furthermore, because Azteca intends to distribute the proceeds held in the Trust Account to Azteca's public stockholders promptly after April 6, 2013, this may be viewed or interpreted as giving preference to Azteca's public stockholders over any potential creditors with respect to access to or distributions from Azteca's assets. Furthermore, Azteca's board may be viewed as having breached their fiduciary duties to Azteca's creditors and/or may have acted in bad faith, and thereby exposing itself and Azteca's company to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. Claims may be brought against Azteca for these reasons.

Subsequent to the consummation of the Transaction, Hemisphere may be required to subsequently take write-downs or write-offs, and incur restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and Hemisphere's stock price, which could cause you to lose some or all of your investment.

        Hemisphere may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Unexpected risks may arise and previously known risks may materialize in a manner not consistent with Azteca's preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Hemisphere's liquidity, the fact that Hemisphere reports charges of this nature could contribute to negative market perceptions about Hemisphere or its securities. In addition, charges of this nature may cause Hemisphere to violate net worth or other covenants to which it may be subject as a result of Hemisphere's post-combination debt agreements.

There may be tax consequences of the Azteca Merger that may adversely affect Azteca stockholders.

        Azteca expects that the Transaction can be effected generally as tax free to Azteca stockholders pursuant to Section 351 of the Code. To the extent the Transaction does not so qualify, it could result in the imposition of substantial taxes on Azteca stockholders. In addition, there is a risk that a U.S. holder of Azteca common stock will be taxed on a portion of the Hemisphere Class A common stock received in the Azteca Merger at ordinary income rates to the extent the stockholder is deemed to receive Hemisphere Class A common stock other than as consideration for the stockholder's Azteca common stock surrendered in the Azteca Merger. See "Material U.S. Federal Income Tax Consequences" on page 167.

There may be tax consequences of the Warrant Amendment or the Transaction that may adversely affect Azteca warrantholders.

        It is expected that holders of Azteca warrants will recognize gain or loss as a result of the Warrant Amendment and the Transaction. A U.S. holder of Public Warrants should recognize capital gain or loss with respect to the Warrant Amendment, and the amount of such capital gain or loss should be equal to the difference between the amount of cash received and one-half of the U.S. holder's adjusted tax basis in the Public Warrants.

        A U.S. holder of Public Warrants may also have tax consequences resulting from the deemed exchange of Amended Azteca Warrants for an equal number of warrants to purchase Hemisphere Class A common stock. See "Material U.S. Federal Income Tax Consequences" on page 167.

The Azteca Board did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Transaction.

        The Azteca Board did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Transaction. In analyzing the Transaction, the Azteca board and management conducted due diligence on WAPA and Cinelatino, researched the industries in which they operate, reviewed comparisons of comparable companies and concluded that the Transaction was in the best interest of its stockholders. The lack of a third-party valuation or fairness opinion may lead an increased number of Azteca stockholders to vote against the Transaction proposal or demand redemption of their shares of Azteca common stock, which could potentially impact Azteca's ability to consummate the Transaction or the amount of liquidity that Hemisphere would have after consummation of the Transaction.

Risk Factors Related to Cinelatino and WAPA's U.S. Cable Network Business

Service providers could discontinue or refrain from carrying Cinelatino or WAPA America or decide not to renew their distribution agreements, which could substantially reduce the number of viewers and harm business and Cinelatino and/or WAPA's operating results.

        Consolidation among cable and satellite operators has given the largest operators considerable leverage in their relationships with programmers, including Cinelatino and WAPA America (referred to herein collectively as the "Cable Businesses"). The success of each of these businesses is dependent, in part, on its ability to enter into new carriage agreements and maintain or renew existing agreements or arrangements with satellite systems, telephone companies (referred to herein as "telcos"), and cable multiple system operators (referred to herein as "MSO"s), and the MSOs' affiliated regional or individual cable systems (all collectively referred to herein as the "Distributors"). Although the Cable Businesses currently have arrangements or agreements with, and are being carried by, many of the largest Distributors, having such relationship or agreement with a Distributor does not always ensure that the Distributors will continue to carry the Cable Businesses. Under the Cable Businesses' current contracts and arrangements, the Cable Businesses typically offer Distributors the right to transmit the programming services comprising the Cable Businesses to their subscribers, but not all such contracts or arrangements require that the programming services comprising the Cable Businesses be offered to all subscribers of, or any specific tiers of, or to a specific minimum number of subscribers of a Distributor. A failure to secure a renewal of the Cable Businesses' agreements or a renewal on less favorable terms may result in a reduction in the Cable Businesses' subscriber fees and, with respect to WAPA America, advertising revenues, and may have a material adverse effect on Cinelatino and/or WAPA's results of operations and financial position.

If the Cable Businesses' viewership declines for any reason, or our audience ratings decline for any reason or the Cable Businesses fail to develop and distribute popular programs, their advertising and subscriber fee revenues could decrease.

        The Cable Businesses' viewership and audience ratings are critical factors affecting both (i) the advertising revenue that WAPA America receives, and (ii) the extent of distribution and subscriber fees each of the Cable Businesses receives under agreements with its Distributors. WAPA America's advertising revenues are largely dependent on WAPA's ability to consistently create programming and on WAPA America's ability to acquire programming that meets the changing preferences of viewers in general and viewers in its target demographic category.

        The Cable Businesses' viewership is also affected by the quality and acceptance of competing programs and other content offered by other networks, the availability of alternative forms of entertainment and leisure time activities, including general economic conditions, piracy, digital and on-demand distribution and growing competition for consumer discretionary spending. Audience ratings may be impacted by a number of factors outside of our control, including a decline in viewership, changes in ratings technology or methodology or changes in household sampling. Any decline in the Cable Businesses' viewership or audience ratings could cause advertising revenue to decline, subscription revenues to fall, and adversely impact the Cable Businesses' business and operating results.

The Cable Businesses may not be able to grow their subscriber bases and/or subscriber fees, or such bases and/or fees may decline and, as a result, the Cable Businesses' revenues and profitability may not increase and could decrease.

        For WAPA America and Cinelatino, a major component of their financial growth strategy is based on their ability to increase their subscriber base. The growth of the Cables Businesses' subscriber base depends upon many factors, such as overall growth in cable, satellite and telco subscribers; the popularity of their programming; their ability to negotiate new carriage agreements, or amendments to, or renewals of, current carriage agreements, maintenance of existing distribution; and the success of their marketing efforts in driving consumer demand for their content, as well as other factors that are beyond their control. If a Cable Businesses' programming services are required by the FCC to be offered on an "a la carte" basis, the Cable Businesses could experience higher costs, reduced distribution of its program service, perhaps significantly and lose viewers. There can be no assurance that the Cable Businesses will be able to maintain or increase their subscriber base on cable, satellite and telco systems or that their current carriage will not decrease as a result of a number of factors or that the Cable Businesses will be able to maintain or increase their current subscriber fee rates. In particular, negotiations for new carriage agreements, or amendments to, or renewals of, current carriage agreements, are lengthy and complex, and the Cable Businesses are not able to predict with any accuracy when such increases in their subscriber bases may occur, if at all, or if they can maintain or increase their current subscriber fee rates. If the Cable Businesses are unable to grow their subscriber bases or if they reduce their subscriber fee rates, the Cable Businesses' subscriber and, in the case of WAPA America, advertising revenues, may not increase and could decrease.

The television market in which the Cable Businesses operate is highly competitive, and the Cable Businesses may not be able to compete effectively, particularly against competitors with greater financial resources, brand recognition, marketplace presence and relationships with service providers.

        The Cable Businesses compete with other television channels for the distribution of their programming, development and acquisition of content, audience viewership and, in the case of WAPA America, advertising sales. The Cable Businesses compete with other television channels to be included in the offerings of each video service provider and for placement in the packaged offerings having the most subscribers. The Cable Businesses' ability to secure distribution is dependent upon the production, acquisition and packaging of programming, audience viewership, and the prices charged for carriage and direct subscription. The Cable Businesses' contractual agreements with Distributors are renewed or renegotiated from time to time in the ordinary course of business.

        The Cable Businesses each compete for distribution and for viewership with other channels offering similar programming and/or targeting similar audiences. WAPA America competes for distribution and for viewership with Spanish language broadcast television networks and other cable networks targeting Hispanics in the United States, particularly those outlets with a specific focus on Puerto Ricans and U.S. Hispanics from Caribbean countries. Cinelatino competes for distribution and for viewership with Spanish language broadcast television networks and other Spanish language cable networks targeting Hispanics in the United States, as well as cable networks in Latin America and Canada. It is possible that these or other competitors, many of which have substantially greater financial and operational resources than the Cable Businesses, could revise their programming to offer more competitive programming which is of interest to the Cable Businesses' viewers.

        With respect to the sale of advertising, WAPA America also competes for advertising revenue with general-interest television and other forms of media, including magazines, newspapers, radio and other digital media.

        Certain technological advances, including the increased deployment of fiber optic cable, are expected to allow cable and telecommunication video service providers to continue to expand both their channel and broadband distribution capacities and to increase transmission speeds. In addition, the ability to deliver content via new methods and devices is expected to increase substantially. The impact of such added capacities is hard to predict, but the development of new methods of content distribution could dilute the Cable Businesses' market share and lead to increased competition for viewers by facilitating the emergence of additional channels and mobile and internet platforms through which viewers could view programming that is similar to that offered by the Cable Businesses.

        If these or other competitors, many of which have substantially greater financial and operational resources than WAPA and Cinelatino, significantly expand their operations or their market penetration, the Cable Businesses' business could be harmed. If any of these competitors were able to invent improved technology, or the Cable Businesses were not able to prevent them from obtaining and using their own proprietary technology and trade secrets, the Cable Businesses' business and operating results, as well as their future growth prospects, could be negatively affected. There can be no assurance that the Cable Businesses will be able to compete successfully in the future against existing or new competitors, or that increasing competition will not have a material adverse effect on their business, financial condition or results of operations.

The Cable Businesses may become subject to Program Access restrictions.

        Under the Communications Act of 1934 (the "Communications Act"), vertically integrated cable programmers are generally prohibited from offering different prices, terms, or conditions to competing multichannel video programming distributors unless the differential is justified by certain permissible factors set forth in the FCC's regulations. A cable programmer is considered to be vertically integrated if it owns or is owned by a cable television operator in whole or in part under the FCC's program access attribution rules. Cable television operators for this purpose may include telephone companies that provide video programming directly to subscribers. However, the other holdings of entities that acquire an interest in Hemisphere may be attributable to the Cable Businesses for purposes of the program access rules, and therefore could have the effect of making the Cable Businesses subject to the program access rules. If the Cable Businesses were to become subject to the program access rules, their flexibility to negotiate the most favorable terms available for their content could be adversely affected.

Technologies in the pay television industry are constantly changing, and the Cable Businesses' failure to acquire or maintain state-of-the-art technology or adapt their business models may harm their business and competitive advantage.

        Technology in the video, telecommunications and data services industry is changing rapidly. Many technologies and technological standards are in development and have the potential to significantly transform the ways in which programming is created and transmitted. The Cable Businesses cannot accurately predict the effects that implementing new technologies will have on their programming and broadcasting operations. The Cable Businesses may be required to incur substantial capital expenditures to implement new technologies, or, if they fail to do so, may face significant new challenges due to technological advances adopted by competitors, which in turn could result in harming the Cable Businesses' business and operating results.

The cable, satellite and telco-delivered television industry is subject to substantial governmental regulation for which compliance may increase the Cable Businesses' costs, hinder their growth and possibly expose them to penalties for failure to comply.

        The multichannel video programming distribution industry is subject to extensive legislation and regulation at the federal level, and many aspects of such regulation are currently the subject of judicial proceedings and administrative or legislative proposals. Operating in a regulated industry increases the Cable Businesses' cost of doing business as video programmers, and such regulation may also hinder the Cable Businesses' ability to increase and/or maintain their distribution and, in the case of WAPA America, advertising revenues. The regulation of programming services is subject to the political process and continues to be under evaluation and subject to change. Material changes in the law and regulatory requirements are difficult to anticipate and the Cable Businesses' business may be harmed by future legislation, new regulation, deregulation and/or court decisions interpreting such laws and regulations.

        The following are examples of the types of currently active legislative, regulatory and judicial inquiries and proceedings that may impact the Cable Businesses' business. The FCC may adopt rules which would require cable and satellite providers to make available programming channels on an a la carte basis. Further, the FCC and certain courts are examining the types of technologies that will be considered "multichannel video programming systems" under federal regulation and the rules that will be applied to distribution of television programming via such technologies. There are also pending court proceedings involving the scope of rights to record network programming and the functionalities that allow viewers to skip advertising while viewing such recorded content. The Cable Businesses' cannot predict the outcome of any of these inquiries or proceedings or how their outcome would impact the Cable Businesses' ability to have their content carried on multichannel programming distribution systems and, in the case of WAPA America, the value of its advertising inventories.

Cable, satellite and telco television programming signals have been stolen or could be stolen in the future, which reduces the Cable Businesses' potential revenue from subscriber fees and advertising.

        The delivery of subscription programming requires the use of conditional access technology to limit access to programming to only those who subscribe to programming and are authorized to view it. Conditional access systems use, among other things, encryption technology to protect the transmitted signal from unauthorized access. It is illegal to create, sell or otherwise distribute software or devices to circumvent conditional access technologies. However, theft of programming has been widely reported, and the access or "smart" cards used in service providers' conditional access systems have been compromised and could be further compromised in the future. When conditional access systems are compromised, the Cable Businesses do not receive the potential subscriber fee revenues from the service providers. Further, measures that could be taken by service providers to limit such theft are not under the Cable Businesses' control. Piracy of the Cable Businesses' copyrighted materials could reduce their revenue from subscriber fees, and in the case of WAPA America, from advertising and negatively affect their business and operating results.

"Must-carry" regulations reduce the amount of channel space that is available for carriage of the Cable Businesses cable offerings.

        The Cable Act of 1992 imposed "must carry" or "retransmission consent" regulations on cable systems, requiring them to carry the signals of local broadcast television stations that choose to exercise their must carry rights rather than negotiate a retransmission consent arrangement. Direct broadcast satellite ("DBS") systems are also subject to their own must carry rules. The FCC's implementation of these "must-carry" obligations requires cable and DBS operators to give certain broadcasters preferential access to channel space. This reduces the amount of channel space that is available for carriage of the Cable Businesses offerings by cable television systems and DBS operators in the U.S. Congress, the FCC or any other foreign government may, in the future, adopt new laws, regulations and policies regarding a wide variety of matters which could affect the Cable Businesses.

Risk Factors Related to WAPA PR's Broadcast Business

Federal regulation of the broadcasting industry limits WAPA PR's operating flexibility.

        The ownership, operation and sale of television stations are subject to the jurisdiction of the FCC under the Communications Act. Matters subject to FCC oversight include the assignment of frequency bands for broadcast television; the approval of a television station's frequency, location and operating power; the issuance, renewal, revocation or modification of a television station's FCC license; the approval of changes in the ownership or control of a television station's licensee; the regulation of equipment used by television stations; and the adoption and implementation of regulations and policies concerning the ownership, operation, programming and employment practices of television stations. The FCC has the power to impose penalties, including fines or license revocations, upon a licensee of a television station for violations of the FCC's rules and regulations.

The success of WAPA PR's business is dependent upon advertising revenue, which is seasonal and cyclical, and will also fluctuate as a result of a number of other factors, some of which are beyond our control.

        A significant source of WAPA PR's revenue is the sale of advertising time. WAPA PR's ability to sell advertising time and space depends on, among other things:

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  economic conditions in Puerto Rico;

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  the popularity of the programming offered by WAPA-TV;

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  changes in the population demographics in Puerto Rico;

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  advertising price fluctuations, which can be affected by the popularity of programming, the availability of programming, and the relative supply of and demand for commercial advertising;

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  WAPA PR's competitors' activities, including increased competition from other advertising-based mediums, particularly MVPD operators, and the internet;

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  decisions by advertisers to withdraw or delay planned advertising expenditures for any reason;

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  labor disputes or other disruptions at major advertisers;

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  changes in audience ratings; and

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  other factors beyond WAPA PR's control.

        Audience ratings may be impacted by a number of factors outside of our control, including a decline in viewership, changes in ratings technology or methodology or changes in household sampling. Any decline in audience ratings could cause revenue to decline, adversely impacting WAPA PR's business and operating results. WAPA PR's results are also subject to seasonal and cyclical fluctuations that we expect to continue. Seasonal fluctuations typically result in higher broadcast operating income in the fourth quarter than in the first, second, and third quarters of each year. This seasonality is primarily attributable to (i) advertisers' increased expenditures in anticipation of the holiday season spending and (ii) an increase in viewership during this period. In addition, WAPA PR typically experiences an increase in revenue every four years as a result of political spending. The next political year will be 2016. As a result of the seasonality and cyclicality of WAPA PR's revenue, and the historically significant increase in WAPA PR's revenue during election years, investors are cautioned that it has been, and is expected to remain, difficult to engage in period-over-period comparisons of WAPA PR's revenue and results of operations.

WAPA PR is dependent upon retransmission consent agreements with MVPDs, and we cannot predict the outcome of potential regulatory changes to the retransmission consent regime.

        WAPA PR is dependent on its retransmission consent agreements that provide for per subscriber fees with annual rate escalators. No assurances can be provided that WAPA PR will be able to renegotiate all such agreements on favorable terms, on a timely basis, or at all. The failure to renegotiate such agreements may result in the loss of many viewers, which could have a material adverse effect on WAPA PR's business and results of operations.

        WAPA PR's ability to successfully negotiate and renegotiate future retransmission consent agreements may be hindered by potential legislative or regulatory changes to the framework under which these agreements are negotiated. In March 2011, the FCC issued a Notice of Proposed Rulemaking ("NPRM") to consider changes to its rules governing the negotiation of retransmission consent agreements. The FCC concluded that it lacked statutory authority to impose mandatory arbitration or interim carriage obligations in the event of a dispute between broadcasters and pay television operators. The FCC, however, sought comment on whether it should (1) strengthen existing regulatory provisions requiring broadcasters and MVPDs to negotiate retransmission consent in "good faith," (2) enhance notice obligations to consumers of potential disruptions in service, and/or (3) extend the prohibition on ceasing carriage of a broadcast station's signal during an audience measurement period to DBS systems. The FCC has not yet issued a decision in this proceeding, and we cannot predict the outcome of any FCC regulatory action in this regard.

WAPA PR operates in a highly competitive environment. Competition occurs on multiple levels (for audiences, advertisers, and programming) and is based on a variety of factors. If WAPA PR is not able to successfully compete in all relevant aspects, its revenue will be materially adversely affected.

        Television stations compete for audiences, advertisers, and certain programming. Signal coverage and carriage on MVPD systems also materially affect a television station's competitive position. With respect to audiences, television stations compete primarily based on broadcast program popularity. We cannot provide any assurances as to the acceptability by audiences of any of the programs WAPA PR broadcasts. Further, because WAPA PR competes with other broadcast stations for the rights to produce or license certain programming, we cannot provide any assurances that we will be able to produce or obtain any desired programming at costs that we believe are reasonable. Cable network programming, combined with increased access to cable and satellite TV, has become a significant competitor for broadcast television programming viewers.

        In addition, technological innovation and the resulting proliferation of programming alternatives, such as internet websites, mobile apps, and wireless carriers, direct-to-consumer video distribution systems, and home entertainment systems have further fractionalized television viewing audiences and resulted in additional challenges to revenue generation.

        Changes in ratings technology, or methodology or metrics used by advertisers or other changes in advertisers' media buying strategies also could have a material adverse effect on WAPA PR's financial condition and results of operations.

        WAPA PR's inability or failure to broadcast popular programs, or otherwise maintain viewership for any reason, including as a result of significant increases in programming alternatives and the failure to compete with new technological innovations could result in a lack of advertisers, or a reduction in the amount advertisers are willing to pay us to advertise, which could have a material adverse effect on our business, financial condition, and results of operations.

If WAPA PR cannot renew its FCC broadcast licenses, its business will be impaired.

        WAPA PR's business depends upon maintaining its broadcast licenses, which are issued by the FCC for a term of eight years and are renewable. Applications to renew the broadcast licenses of all television stations licensed to communities in Puerto Rico, including those associated with WAPA-TV, are currently pending before the FCC. Interested parties may challenge a renewal application. The FCC has the authority to revoke licenses, not renew them, or renew them with conditions, including renewals for less than a full term. It cannot be assured that WAPA PR's license renewal applications will be approved, or that the renewals, if granted, will not include conditions or qualifications that could adversely affect our operations. If WAPA PR's licenses are not renewed, or renewed with substantial conditions or modifications (including renewing one or more of our licenses for a term of fewer than eight years), it could prevent WAPA PR from operating the affected station and generating revenue from it.

WAPA PR is subject to restrictions on foreign ownership.

        Under the Communications Act, a broadcast license may not be granted to or held by any corporation that has more than 20% of its capital stock owned or voted by non-U.S. citizens or entities or their representatives, by foreign governments or their representatives, or by non-U.S. corporations.

        Furthermore, the Communications Act provides that no FCC broadcast license may be granted to or held by any corporation that is directly or indirectly controlled by any other corporation of which more than 25% of the capital stock is owned or voted by non-U.S. citizens or entities or their representatives, by foreign governments or their representatives, or by non-U.S. corporations, if the FCC finds the public interest will be served by the refusal or revocation of such license. These restrictions apply in modified form to other forms of business organizations, including partnerships and limited liability companies. The FCC has interpreted this provision of the Communications Act to require an affirmative public interest finding before a broadcast license may be granted to or held by any such entity, and the FCC has made such an affirmative finding only in limited circumstances. Thus, the licenses for WAPA PR's television stations could be revoked if more than 25% of Hemisphere's outstanding capital stock is issued to or for the benefit of non-U.S. citizens.

        To the extent necessary to comply with the Communications Act and FCC rules and policies, the Hemisphere board of directors may (i) take any action it believes necessary to prohibit the ownership or voting of more than 25% of Hemisphere's outstanding capital stock by or for the account of aliens or their representatives or by a foreign government or representative thereof or by any entity organized under the laws of a foreign country (collectively, "Aliens"), or by any other entity (a) that is subject to or deemed to be subject to control by Aliens on a de jure or de facto basis or (b) owned by, or held for the benefit of Aliens in a manner that would cause Hemisphere to be in violation of the Communications Act or FCC rules and policies; (ii) prohibit any transfer of the Hemisphere stock which Hemisphere believes could cause more than 25% of Hemisphere's outstanding capital stock to be owned or voted by or for any person or entity identified in the foregoing clause (i); (iii) prohibit the ownership, voting or transfer of any portion of its outstanding capital stock to the extent the ownership, voting or transfer of such portion would cause Hemisphere to violate or would otherwise result in violation of any provision of the Communications Act or FCC rules and policies; (iv) convert shares of Hemisphere Class B common stock into shares of Hemisphere Class A common stock to the extent necessary to bring Hemisphere into compliance with the Communications Act or FCC rules and policies; and (v) redeem capital stock to the extent necessary to bring Hemisphere into compliance with the Communications Act or FCC rules and policies or to prevent the loss or impairment of any of Hemisphere's FCC licenses.

The FCC may impose sanctions or penalties for violations of rules or regulations.

        If WAPA PR or any of its officers, directors, or attributable interest holders materially violate the FCC's rules and regulations or are convicted of a felony or are found to have engaged in unlawful anticompetitive conduct or fraud upon another government agency, the FCC may, in response to a petition by a third party or on its own initiative, in its discretion, commence a proceeding to impose sanctions upon us that could involve the imposition of monetary penalties, the denial of a license renewal application, revocation of a broadcast license or other sanctions. If the FCC were to issue an order denying a license renewal application or revoking a license, WAPA PR would be required to cease operating the broadcast station only after we had exhausted all administrative and judicial review without success. In addition, the FCC has recently emphasized more vigorous enforcement of certain of its regulations, including indecency standards, sponsorship identification requirements, and equal employment opportunity outreach and recordkeeping requirements. These enhanced enforcement efforts could result in increased costs associated with the adoption and implementation of stricter compliance procedures at WAPA PR's broadcast facilities or FCC fines.

The FCC can issue sanctions for programming broadcast by WAPA PR's stations that it finds to be indecent.

        Over the past several years, the FCC has increased its enforcement efforts regarding broadcast indecency and profanity. In 2006, the statutory maximum fine for broadcasting indecent material increased from $32,500 to $325,000 per incident. The effect of recent judicial decisions regarding the FCC's indecency enforcement practices remain unclear and we are unable to predict the impact of these decisions on the FCC's enforcement practices, which could have a material adverse effect on WAPA PR's business.

Recent legislation could result in the reallocation of broadcast spectrum for wireless broadband or other non-broadcast use.

        In February 2012, Congress passed and the President signed legislation that, among other things, grants the FCC authority to conduct a set of incentive auctions to recapture certain spectrum currently used by television broadcasters and repurpose it for other uses. On October 2, 2012, the FCC released a Notice of Proposed Rulemaking to begin to develop the rules and procedures to implement the incentive auctions authorized by Congress. That rulemaking process remains ongoing.

        The incentive auction process would have three components. First, the FCC would conduct a reverse auction by which each television broadcaster may choose to retain its rights to a 6 MHz channel of spectrum or volunteer, in return for payment, to relinquish some or all of its station's spectrum by surrendering the station's license; relinquishing the right to some of the station's spectrum and thereafter share spectrum with another station; or, for stations that operate in the UHF spectrum, modifying the station's UHF channel license to a VHF channel license.

        Second, in order to accommodate the spectrum reallocated to new users, the FCC will "repack" the remaining television broadcast spectrum, which may require certain television stations that did not participate in the reverse auction to modify their transmission facilities, including requiring such stations to operate on other channel designations. The FCC is authorized to reimburse stations for reasonable relocation costs up to a total across all stations of $1.75 billion. In addition, Congress directed the FCC, when repacking the television broadcast spectrum, to use reasonable efforts to preserve a station's coverage area and population served. In addition, the FCC is prohibited from requiring a station to move involuntarily from the UHF spectrum band, the band in which WAPA PR's broadcast licenses operate, to the VHF spectrum band or from the high VHF band to the low VHF band.

        Third, the FCC would conduct a forward auction of the relinquished broadcast spectrum to new users. The FCC must complete the reverse auction and the forward auction by September 30, 2022.

        The outcome of the incentive auction and repacking of broadcast television spectrum or the impact of such items on WAPA PR's business cannot be predicted.

WAPA PR's operations, properties and viewers are located in Puerto Rico and could be adversely affected in the event of a hurricane or other extreme weather condition.

        WAPA's corporate headquarters and production facilities are located in Puerto Rico, where major hurricanes have occurred, as well as other extreme weather conditions, such as tornadoes, floods, fires, unusually heavy or prolonged rain, droughts and heat waves. Depending on where any particular hurricane or other weather event makes landfall, WAPA's properties in Puerto Rico could experience significant damage. Such event could have an adverse effect on WAPA's ability to broadcast its programming or produce new shows. Additionally, many of WAPA PR's regular viewers may be left without power and unable to view WAPA programming. If a hurricane, natural disaster or other significant disruption occurs in Puerto Rico, WAPA PR may experience significant disruptions to its operations, properties and viewership, which could have an adverse effect on its businesses and results of operations.

Risk Factors Relating to WAPA Generally

As the primary market for WAPA PR, Puerto Rico's continuing economic hardships may have a negative effect on the overall performance of WAPA's business, results of operations and financial condition.

        Substantially all of WAPA PR's revenues derive from business activities within Puerto Rico and, as such, WAPA is subject to the risks associated with the Puerto Rico economy. Current financial and economic conditions continue to be uncertain and the continuation or worsening of such conditions could reduce consumer confidence and have an adverse effect on WAPA PR's business, results of operations, and/or financial condition. If consumer confidence were to decline, this decline could negatively affect WAPA PR's advertising customers' businesses and their advertising budgets. In addition, continued volatile economic conditions could have a negative impact on the broadcast television industry or the industries of WAPA PR's customers who advertise on WAPA-TV, resulting in reduced advertising sales. Furthermore, it may be possible that actions taken by any governmental or regulatory body for the purpose of stabilizing the economy or financial markets will not achieve their intended effect. In addition to any negative direct consequences to WAPA PR's business or results of operations arising from these financial and economic developments, some of these actions may adversely affect financial institutions, capital providers, advertisers, or other consumers on whom it relies, including for access to future capital or financing arrangements necessary to support its business. WAPA PR's inability to obtain financing in amounts and at times necessary could make it more difficult or impossible to meet WAPA PR's obligations or otherwise take actions in the best interests of WAPA PR's business.

        Puerto Rico's track record of poor budget controls and high poverty levels compared to the U.S. average presents ongoing challenges. Although Puerto Rico has implemented measures to deal with its budgetary gaps and economic challenges, including significant expenditure controls and revenue enhancement measures, Puerto Rico possesses an economy in recession since 2006, limited economic activity, lower-than-estimated revenue collections, high government debt levels relative to the size of the economy, forecasted budget deficits through 2012, and other potential fiscal challenges. Significant job losses, potential expenses and delays implementing budget solutions, the loss or reduction in the flow of federal funds, and contraction in the manufacturing and construction sectors could further heighten the risks associated with the WAPA PR exposure to Puerto Rico's economy.

        If economic conditions in Puerto Rico deteriorate, WAPA may experience a reduction in existing and new business, which could have a material adverse effect on its businesses, financial conditions and results of operations.

WAPA is subject to interruptions of distribution as a result of their reliance on broadcast towers and cable networks for transmission of its programming. A significant interruption in transmission ability could seriously affect WAPA's business and results of operations, particularly if not fully covered by its insurance.

        WAPA could experience interruptions of distribution or potentially long-term increased costs of delivery if the ability of broadcast towers to transmit WAPA content is disrupted because of accidents, weather interruptions, governmental regulation, terrorism, or other third party action.

        As protection against these hazards, WAPA maintains insurance coverage against some, but not all, such potential losses and liabilities. WAPA may not be able to maintain or obtain insurance of the type and amount it desires at reasonable rates. As a result of market conditions, premiums and deductibles for certain of WAPA's insurance policies may increase substantially. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage. For example, coverage for hurricane damage can be limited, and coverage for terrorism risks can include broad exclusions. If WAPA were to incur a significant liability for which it was not fully insured, it could have a material adverse effect on its financial position.

The success of much of WAPA PR and WAPA America's programming is dependent upon the retention and performance of on-air talent and program hosts and other key employees.

        WAPA employs or independently contracts with several on-air personalities and hosts with significant loyal audiences in their respective markets. Although WAPA has entered into long-term agreements with some of its key on-air talent and program hosts to protect its interests in those relationships, it can give no assurance that all or any of these persons will remain with WAPA or will retain their audiences. Competition for these individuals is intense and many of these individuals are under no legal obligation to remain with WAPA. WAPA's competitors may choose to extend offers to any of these individuals on terms which WAPA may be unable or unwilling to meet. Furthermore, the popularity and audience loyalty of WAPA's key on-air talent and program hosts is highly sensitive to rapidly changing public tastes. A loss of such popularity or audience loyalty is beyond WAPA's control and could limit WAPA's ability to generate revenue.

WAPA could be adversely affected by strikes or other union job actions.

        WAPA is directly or indirectly dependent upon highly specialized union members who are essential to the production of television programs and news. A strike by, or a lockout of, one or more of the unions that provide personnel essential to the production of television programs could delay or halt WAPA's ongoing production activities. Such a halt or delay, depending on the length of time, could cause a delay or interruption in WAPA's programming schedule, which could have a material adverse effect on WAPA's businesses, results of operations and financial conditions.

WAPA's television segments may not be able to secure sufficient or additional advertising revenue, and as a result, its profitability may be negatively impacted.

        WAPA's ability to secure additional advertising accounts relating to its operations depends upon the size of its audience, the popularity of its programming and the demographics of its viewers, as well as strategies taken by its competitors, strategies taken by advertisers and the relative bargaining power of advertisers. Competition for advertising accounts and related advertising expenditures is intense. WAPA faces competition for such advertising expenditures from a variety of sources, including other networks and other media. WAPA cannot provide assurance that its sponsors will pay advertising rates for commercial air time at levels sufficient for it to make a profit or that it will be able to attract new advertising sponsors or increase advertising revenues. If WAPA is unable to attract advertising accounts in sufficient quantities, its revenues and profitability may be harmed.

Unrelated third parties may bring claims against WAPA based on the nature and content of information posted on websites maintained by WAPA.

        WAPA hosts internet sites that enable individuals to exchange information, generate content, comment on WAPA content, and engage in various online activities. The law relating to the liability of providers of these online services for activities of their users is currently unsettled both within the United States and internationally. Claims may be brought against WAPA for defamation, negligence, copyright or trademark infringement, unlawful activity, tort, including personal injury, fraud, or other theories based on the nature and content of information that may be posted online or generated by WAPA.tv or other WAPA-controlled internet site users. Defenses of such actions could be costly and involve significant time and attention of WAPA management and other resources.

If WAPA's goodwill or intangibles become impaired, WAPA will be required to recognize a non-cash charge which could have a significant effect on its reported net earnings.

        A significant portion of WAPA's assets consist of goodwill and intangibles. WAPA tests their goodwill and intangibles for impairment each year. A significant downward revision in the present value of estimated future cash flows for a reporting unit could result in an impairment of their goodwill and intangibles and a noncash charge would be required. Such a charge could have a significant effect on WAPA's reported net earnings.

Risks Relating to Cinelatino Generally

Cinelatino has international operations and exposures that incur certain risks not found in doing business in the United States.

        Doing business in foreign countries carries with it certain risks that are not found in doing business in the United States. The risks of doing business in foreign countries that could result in losses against which Cinelatino is not insured include:

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  exposure to local economic conditions;

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  potential adverse changes in the diplomatic relations of foreign countries with the United States;

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  hostility from local populations;

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  the adverse effect of currency exchange controls;

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  restrictions on the withdrawal of foreign investment and earnings;

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  government policies against businesses owned by foreigners;

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  investment restrictions or requirements;

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  expropriations of property;

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  the potential instability of foreign governments;

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  the risk of insurrections;

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  risks of renegotiation or modification of existing agreements with governmental authorities;

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  foreign exchange restrictions;

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  difficulties in collecting revenues and seeking recourse against 3rd parties owing payments to Cinelatino;

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  withholding and other taxes on remittances and other payments by subsidiaries; and

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  changes in taxation structure.

A large portion of Cinelatino's revenue is generated from a limited number of customers, and the loss of these customers could adversely affect its businesses.

        Cinelatino has historically depended on a few customers for a significant percentage of its annual net revenues. The loss of one or more contracts with one of these customers could adversely affect Cinelatino's business, results of operations and financial condition if the lost revenues were not replaced with profitable revenues from that customer or other customers.

Risks Related to WAPA and Cinelatino Businesses Generally

Adverse conditions in the U.S. and international economies could negatively impact WAPA and Cinelatino's results of operations.

        Unfavorable general economic conditions, such as a recession or economic slowdown in the parts of the United States or in one or more of WAPA and Cinelatino's other major markets, could negatively affect the affordability of and demand for some of their products and services. In addition, adverse economic conditions may lead to loss of subscriptions for WAPA and Cinelatino. If these events were to occur, it could have a material adverse effect on WAPA and Cinelatino's results of operations.

        The risks associated with WAPA's advertising revenue become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in advertising. Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Cancellations, reductions or delays in purchases of advertising could, and often do, occur as a result of a strike, a general economic downturn, an economic downturn in one or more industries or in one or more geographic areas, or a failure to agree on contractual terms.

Any potential hostilities, terrorist attacks, or similarly newsworthy events leading to broadcast interruptions, may affect WAPA or Cinelatino's revenues and results of operations.

        If any existing hostilities escalate, or if the United States experiences a terrorist attack or experiences any similar event resulting in interruptions to regularly scheduled broadcasting, WAPA or Cinelatino may lose revenue and/or incur increased expenses. Lost revenue and increased expenses may be due to preemption, delay or cancellation of advertising campaigns, in the case of WAPA PR and WAPA America, or diminished subscriber fees, as well as increased costs of covering such events. WAPA or Cinelatino cannot predict the (i) extent or duration of any future disruption to its programming schedule, (ii) amount of advertising revenue that would be lost or delayed to WAPA PR and WAPA America, (iii) the amount of decline in any subscriber fees or (iv) amount by which broadcasting expenses would increase as a result. Any such loss of revenue and increased expenses could negatively affect its future results of operations.

WAPA and Cinelatino's results may be adversely affected if long-term programming contracts are not renewed on sufficiently favorable terms.

        WAPA and Cinelatino enter into long-term contracts for acquisition of programming, including movies, television series, and, in WAPA's case, sporting rights and other programs. As these contracts expire, WAPA and Cinelatino must renew or renegotiate the contracts, and if they are unable to renew them on acceptable terms, they may lose programming rights. Even if these contracts are renewed, the cost of obtaining programming rights may increase (or increase at faster rates than their historical experience) or the revenue from distribution of programs may be reduced (or increase at slower rates than their historical experience). With respect to the acquisition of programming rights, the impact of these long-term contracts on WAPA and Cinelatino's results over the term of the contracts depends on a number of factors, including effectiveness of marketing efforts, the size of audiences and with respect to WAPA, the strength of advertising markets. There can be no assurance that revenues from programming based on these rights will exceed the cost of the rights plus the other costs of distributing the programming.

Changes in consumer behavior resulting from new technologies and distribution platforms may impact the performance of WAPA and Cinelatino's businesses.

        WAPA and Cinelatino's businesses are focused on television, and both face emerging competition from other providers of digital media, some of which have greater financial, marketing and other resources than WAPA or Cinelatino do. In particular, programming offered over the Internet has become more prevalent as the speed and quality of broadband networks have improved. Providers such as Hulu, Netflix, Apple TV, Amazon and Google TV are aggressively working to establish themselves as alternative providers of video services. These services and the growing availability of online content, coupled with an expanding market for connected devices and internet-connected televisions, may impact WAPA and Cinelatino's traditional distribution methods for their services and content. Additionally, devices that allow users to view television programs on a time-shifted basis and technologies that enable users to fast-forward or skip programming have caused changes in consumer behavior that may affect the attractiveness of WAPA's offerings to advertisers and could therefore adversely affect its revenues. If WAPA and Cinelatino cannot ensure that their distribution methods and content are responsive to their target audiences, WAPA and Cinelatino's businesses could be adversely affected.

Possible strategic initiatives may impact WAPA and Cinelatino's businesses.

        WAPA and Cinelatino will continue to evaluate the nature and scope of their operations and various short-term and long-term strategic considerations. There are uncertainties and risks relating to strategic initiatives. Also, prospective competitors may have greater financial resources. Future acquisitions may not be available on attractive terms, or at all. Also, if WAPA and Cinelatino do make acquisitions, they may not be able to successfully integrate the acquired businesses. Finally, certain acquisitions or divestitures may be subject to FCC approval and FCC rules and regulations. Any of these efforts would require varying levels of management resources, which could divert WAPA and Cinelatino attention from other business operations. If WAPA and Cinelatino do not realize the expected benefits or synergies of such transactions, there may be an adverse effect on their financial condition and operating results.

The loss of key personnel could disrupt and adversely affect WAPA and Cinelatino's businesses.

        WAPA and Cinelatino's businesses depend upon the continued efforts, abilities and expertise of their corporate executive teams. There can be no assurance that these individuals will remain with their respective companies. See also "The success of much of WAPA PR and WAPA America's programming is dependent upon the retention and performance of on-air talent and program hosts and other key employees" above.

Protection of electronically stored data is costly and if WAPA or Cinelatino's data is compromised in spite of this protection, WAPA and Cinelatino may incur additional costs, lost opportunities and damage to its reputation.

        WAPA and Cinelatino maintain information in digital form necessary to conduct their businesses, including confidential and proprietary information regarding their advertisers, customers, Distributors, employees and viewers as well as personal information. Data maintained in digital form is subject to the risk of intrusion, tampering and theft. WAPA and Cinelatino develop and maintain systems to prevent this from occurring, but the development and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Moreover, despite WAPA and Cinelatino's efforts, the possibility of intrusion, tampering and theft cannot be eliminated entirely, and risks associated with each of these remain. In addition, WAPA and Cinelatino provide confidential, proprietary and personal information to third parties when it is necessary to pursue business objectives. While WAPA and Cinelatino obtain assurances that these third parties will protect this information and, where appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised. If WAPA and Cinelatino's data systems are compromised, WAPA and Cinelatino's ability to conduct their businesses may be impaired, they may lose profitable opportunities or the value of those opportunities may be diminished and, as described above, WAPA and Cinelatino may lose revenue as a result of unlicensed use of their intellectual property. Further, a penetration of WAPA and Cinelatino's network security or other misappropriation or misuse of personal consumer or employee information could subject WAPA and Cinelatino to financial, litigation and reputation risk, which could have a negative effect on their business, financial condition and results of operations.

If WAPA and Cinelatino are unable to protect their domain names, their reputation and brands could be adversely affected.

        WAPA and Cinelatino currently hold various domain name registrations relating to their brands. The registration and maintenance of domain names generally are regulated by governmental agencies and their designees. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, WAPA and Cinelatino may be unable to register or maintain relevant domain names. WAPA and Cinelatino may be unable, without significant cost or at all, to prevent third parties from registering domain names that are similar to, infringe upon or otherwise decrease the value of, WAPA and Cinelatino's trademarks and other proprietary rights. Failure to protect their domain names could adversely affect WAPA and Cinelatino's reputation and brands, and make it more difficult for users to find their websites and services.

Changes in governmental regulation, interpretation or legislative reform could increase WAPA and Cinelatino's costs of doing business and adversely affect their profitability.

        Laws and regulations, including in the areas of advertising, consumer affairs, data protection, finance, marketing, privacy, publishing and taxation requirements, are subject to change and differing interpretations. Changes in the political climate or in existing laws or regulations, or their interpretations, or the enactment of new laws or the issuance of new regulations or changes in enforcement priorities or activity could adversely affect WAPA and Cinelatino's businesses by, among other things:

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  increasing WAPA and Cinelatino's administrative, compliance, and other costs;

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  forcing WAPA and/or Cinelatino to undergo a corporate restructuring;

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  limiting WAPA and Cinelatino's ability to engage in inter-company transactions with their affiliates and subsidiaries;

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  increasing WAPA and Cinelatino's tax obligations, including unfavorable outcomes from audits performed by various tax authorities;

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  affecting WAPA and Cinelatino's ability to continue to serve their customers and to attract new customers;

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  affecting cash management practices and repatriation efforts;

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  forcing WAPA and Cinelatino to alter or restructure their relationships with vendors and contractors;

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  increasing compliance efforts or costs;

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  limiting WAPA and Cinelatino's use of or access to personal information;

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  restricting WAPA and Cinelatino's ability to market their products; and

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  requiring WAPA and Cinelatino to implement additional or different programs and systems.

        Compliance with regulations is costly and time-consuming, and WAPA and Cinelatino may encounter difficulties, delays or significant expenses in connection with their compliance, and WAPA and Cinelatino may be exposed to significant penalties, liabilities, reputational harm and loss of business in the event that they fail to comply. While it is not possible to predict when or whether fundamental policy or interpretive changes would occur, these or other changes could fundamentally change the dynamics of WAPA and Cinelatino's industry or the costs associated with their operations. Changes in public policy or enforcement priorities could materially affect WAPA and Cinelatino's profitability, their ability to retain or grow business, or in the event of extreme circumstances, their financial condition. There can be no assurance that legislative or regulatory change or interpretive differences will not have a material adverse effect on WAPA and Cinelatino's businesses.

Changes in accounting standards can significantly impact reported operating results.

        Generally accepted accounting principles, accompanying pronouncements and implementation guidelines for many aspects of WAPA and Cinelatino's businesses, including those related to intangible assets and income taxes, are complex and involve significant judgments. Changes in these rules or their interpretation could significantly change WAPA and Cinelatino's reported operating results.

WAPA or Cinelatino may face intellectual property infringement claims that could be time-consuming, costly to defend and result in WAPA and/or Cinelatino's loss of significant rights.

        Other parties may assert intellectual property infringement claims against us, and WAPA or Cinelatino's products may infringe the intellectual property rights of third parties. From time to time, WAPA and Cinelatino receive letters alleging infringement of intellectual property rights of others. Intellectual property litigation can be expensive and time-consuming and could divert management's attention from WAPA and Cinelatino's businesses. If there is a successful claim of infringement against WAPA or Cinelatino, either may be required to pay substantial damages to the party claiming infringement or enter into royalty or license agreements that may not be available on acceptable or desirable terms, if at all. WAPA and Cinelatino's failure to license proprietary rights on a timely basis would harm their businesses.

Disruption or failures of WAPA and Cinelatino's information technology systems could have a material adverse effect on their businesses.

        WAPA and Cinelatino's information technology systems are susceptible to security breaches, operational data loss, general disruptions in functionality, and may not be compatible with new technology. WAPA and Cinelatino depend on their information technology systems for the effectiveness of their operations and to interface with their customers, as well as to maintain financial records and accuracy. Disruption or failures of WAPA or Cinelatino's information technology systems could impair their ability to effectively and timely provide their services and products and maintain their financial records, which could damage their reputation and have a material adverse effect on their businesses.

Any violation of the Foreign Corrupt Practices Act or other similar laws and regulations could have a negative impact on WAPA and Cinelatino.

        WAPA and Cinelatino are subject to risks associated with doing business outside of the United States, which exposes them to complex foreign and U.S. regulations inherent in doing business cross-border and in each of the countries in which it transacts business. WAPA and Cinelatino are subject to regulations imposed by the Foreign Corrupt Practices Act, or the FCPA, and other anti-corruption laws that generally prohibit U.S. companies and their subsidiaries from offering, promising, authorizing or making improper payments to foreign government officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions as well as other penalties and the SEC and U.S. Department of Justice have increased their enforcement activities with respect to the FCPA. Internal control policies and procedures and employee training and compliance programs that either WAPA or Cinelatino have implemented to deter prohibited practices may not be effective in prohibiting employees, contractors or agents from violating or circumventing such policies and the law. If WAPA and/or Cinelatino employees or agents fail to comply with applicable laws or company policies governing their international operations, WAPA and Cinelatino may face investigations, prosecutions and other legal proceedings and actions which could result in civil penalties, administrative remedies and criminal sanctions. Any determination that WAPA and Cinelatino have violated the FCPA could have a material adverse effect on their financial condition. Compliance with international and U.S. laws and regulations that apply to international operations increases the cost of doing business in foreign jurisdictions.

Risk Factors Relating to the Transaction

Azteca stockholders cannot be sure of the market value of the shares of Hemisphere Class A common stock to be issued upon completion of the Transaction.

        Azteca stockholders will receive a fixed number of shares of Hemisphere Class A common stock in the Transaction rather than a number of shares with a particular fixed market value. The market values of Azteca common stock at the time of the Transaction may vary significantly from prices on the date the Merger Agreement was executed, the date of this proxy statement/prospectus or the date on which Azteca stockholders vote on the Transaction. Because the merger consideration exchange ratio will not be adjusted to reflect any changes in the market prices of Azteca common stock, the market value of the Hemisphere Class A common stock issued in the Transaction and the Azteca common stock retired for cash in the Transaction may be higher or lower than the value of these shares on earlier dates. All of the merger consideration to be received by Azteca stockholders will be Hemisphere Class A common stock.

There has been no prior public market for Hemisphere's common stock.

        The Hemisphere Class A common stock is a new issue of securities for which there is no established public market. We intend to apply to list the Hemisphere Class A common stock on

NASDAQ, however, an active public market for the Hemisphere Class A common stock may not develop or be sustained after the consummation of the Transaction, which could affect the ability to sell, or depress the market price of, the Hemisphere Class A common stock. We cannot predict the extent to which a trading market will develop or how liquid that market might become. In addition, there can be no assurance that the Hemisphere Class A common stock will be approved for listing on NASDAQ.

        The Hemisphere Class B common stock is a new issue of securities for which there is no established public market. We do not intend to have Hemisphere Class B common stock listed on a national securities exchange or included in any automated quotation system. Therefore, an active market for the Hemisphere Class B common stock may not develop or, if developed, it may not continue. The liquidity of any market for the Hemisphere Class B common stock will depend upon the number of holders of such securities, Hemisphere's performance, the market for similar securities, the interest of securities dealers in making a market in the Hemisphere Class B common stock and other factors. A liquid trading market may not develop for the Hemisphere Class B common stock. If an active market does not develop or is not maintained, the price and liquidity of the Hemisphere Class B common stock may be adversely affected. In addition, the Hemisphere Class B common stock may trade at a discount from their value on the date you acquired such shares, depending upon prevailing interest rates, the market for similar securities, Hemisphere's performance and other factors.

If, following the consummation of the Transaction, securities or industry analysts do not publish or cease publishing research or reports about Hemisphere, its business, or its market, or if they change their recommendations regarding Hemisphere Class A common stock adversely, the price and trading volume of Hemisphere Class A common stock could decline.

        If, following the consummation of the Transaction, securities or industry analysts do not publish or cease publishing research or reports about Hemisphere, its business, or its market, or if they change their recommendations regarding Hemisphere Class A common stock adversely, the price and trading volume of Hemisphere Class A common stock could decline. The trading market for Hemisphere Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about it, its business, its market, or its competitors. Securities and industry analysts do not currently, and may never, publish research on Hemisphere. If no securities or industry analysts commence coverage of Hemisphere, its stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover Hemisphere change their recommendation regarding its stock adversely, or provide more favorable relative recommendations about its competitors, the price of Hemisphere Class A common stock would likely decline. If any analyst who may cover Hemisphere were to cease coverage of Hemisphere or fail to regularly publish reports on it, Hemisphere could lose visibility in the financial markets, which in turn could cause its stock price or trading volume to decline.

The stock price of Hemisphere's common stock may be volatile.

        The stock price of Hemisphere Class A common stock may be volatile and subject to wide fluctuations. In addition, the trading volume of Hemisphere Class A common stock may fluctuate and cause significant price variations to occur. Some of the factors that could cause fluctuations in the stock price or trading volume of the Hemisphere Class A common stock include:

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  market and economic conditions, including market conditions in the cable television programming and broadcasting industries;

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  actual or expected variations in quarterly operating results;

  •
  future exercise of warrants held by warrantholders;

  •
  differences between actual operating results and those expected by investors and analysts;

  •
  changes in recommendations by securities analysts;

  •
  operations and stock performance of competitors;

  •
  accounting charges, including charges relating to the impairment of goodwill;

  •
  significant acquisitions or strategic alliances by Hemisphere or by competitors;

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  sales of Hemisphere Class A common stock, including sales by Hemisphere's directors and officers or significant investors;

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  recruitment or departure of key personnel;

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  loss of key advertisers; and

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  changes in reserves for professional liability claims.

        We cannot assure you that the price of Hemisphere Class A common stock will not fluctuate or decline significantly in the future. In addition, the stock market in general can experience considerable price and volume fluctuations that may be unrelated to Hemisphere's performance.

Hemisphere will be a "controlled company" within the meaning of NASDAQ rules and, as a result, Hemisphere will qualify for, and may choose to rely on, exemptions from certain corporate governance requirements.

        Upon the closing of the Transaction, the WAPA/Cinelatino Investors will control approximately 96% of the voting power of all of Hemisphere's outstanding capital stock. As a result of the concentration of the voting rights in Hemisphere, it will be a "controlled company" within the meaning of the rules and corporate governance standards of NASDAQ. Under the NASDAQ rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and may elect not to comply with certain NASDAQ corporate governance requirements, including:

  •
  the requirement that a majority of Hemisphere's board of directors consists of independent directors;

  •
  the requirement that Hemisphere have a nominating/corporate governance committee that is composed entirely of independent directors;

  •
  the requirement that Hemisphere have a compensation committee that is composed entirely of independent directors; and

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  the requirement for an annual performance evaluation of the nominating/corporate governance and compensation committees.

        Accordingly, Hemisphere's stockholders will not be afforded the same protections generally as stockholders of other NASDAQ-listed companies for so long as the former owners of WAPA and Cinelatino control 50% or more of Hemisphere's voting power and Hemisphere relies upon such exemptions. The interests of Hemisphere's controlling stockholders may conflict with the interests of Hemisphere's other stockholders, and the concentration of voting power in such stockholders will limit Hemisphere's other stockholders ability to influence corporate matters.

Following the transaction, Hemisphere will be controlled by the WAPA/Cinelatino Investors; the WAPA/Cinelatino Investors will exercise significant influence over Hemisphere and their interests in Hemisphere's business may be different from the interests of Hemisphere stockholders.

        Upon the consummation of the transaction, the WAPA/Cinelatino Investors will control approximately 96% of the voting power of all of Hemisphere's outstanding capital stock. The consideration paid in the WAPA Merger and the Cinelatino Merger consists of Hemisphere Class B common stock, which will vote on a 10 to 1 basis with the Hemisphere Class A common stock, which means that each share of Hemisphere Class B common stock will have 10 votes and each share of Hemisphere Class A common stock will have 1 vote. All shares of Hemisphere's common stock will vote together as a single class. Accordingly, the WAPA/Cinelatino Investors will generally have the ability for the foreseeable future to influence the outcome of any corporate action of Hemisphere which requires stockholder approval, including, but not limited to, the election of directors, significant corporate transactions, such as a merger or other sale of Hemisphere or the sale of all or substantially all of Hemisphere's assets. This concentrated voting control will limit your ability to influence corporate matters and could adversely affect the market price of Hemisphere's Class A common stock.

        The WAPA/Cinelatino Investors may delay or prevent a change in control of Hemisphere. In addition, the significant concentration of stock ownership may adversely affect the value of Hemisphere Class A common stock due to a resulting lack of liquidity of Hemisphere Class A common stock or a perception among investors that conflicts of interest may exist or arise. If the WAPA/Cinelatino Investors sell substantial amounts of Hemisphere Class A common stock (upon conversion of their Class B common stock) in the public market, or investors perceive that these sales could occur, the market price of Hemisphere Class A common stock could be adversely affected.

        The interests of the WAPA/Cinelatino Investors, which have investments in other companies, may from time to time diverge from the interests of other Hemisphere stockholders, particularly with regard to new investment opportunities. The WAPA/Cinelatino Investors are not restricted from investing in other businesses involving or related to programming, content, production and broadcasting. The WAPA/Cinelatino Investors may also engage in other businesses that compete or may in the future compete with Hemisphere.

        In connection with the execution of the Merger Agreement, Hemisphere entered into the Registration Rights Agreement with certain parties including the WAPA/Cinelatino Investors. If requested properly under the terms of the Registration Rights Agreement, certain of these stockholders have the right to require Hemisphere to register the offer and sale of all or some of Hemisphere Class A common stock (including upon conversion of their Hemisphere Class B common stock and warrants) under the Securities Act in certain circumstances and also have the right to include those shares in a registration initiated by Hemisphere. If Hemisphere is required to include the shares of common stock held by these stockholders pursuant to these registration rights in a registration initiated by Hemisphere, sales made by such stockholders may adversely affect the price of Hemisphere Class A common stock and Hemisphere's ability to raise needed capital. In addition, if these stockholders exercise their demand registration rights and cause a large number of shares to be sold in the public market or demand that Hemisphere include their shares for registration on a shelf registration statement, such sales or shelf registration may have an adverse effect on the market price of Hemisphere Class A common stock. For a complete description of the terms of the Registration Rights Agreement, see "The Agreements—Additional Agreements—The Registration Rights Agreement."

        Also in connection with the execution of the Merger Agreement, each of the WAPA/Cinelatino Investors, the Azteca Initial Stockholders, Gabriel Brener and Brener International Group, LLC have entered into a lock-up agreement with WAPA, Cinelatino and Hemisphere (the "Lock-up Agreement"). Under the Lock-up Agreement, the investors subject to the Lock-up Agreement and their permitted transferees may not transfer (i) all or any portion of their shares of Hemisphere Class A common stock and Hemisphere Class B common stock (including any shares of Hemisphere Class A common stock that may be received upon exercise of warrants) for a period of one year following the consummation of the Transaction, subject to certain exceptions and (ii) any warrants for a period of 30 days following the consummation of the Transaction. For a complete description of the terms of the Lock-up agreement, see "The Agreements—Additional Agreements—The Lock-up Agreement."

Upon the consummation of the Transaction, Hemisphere will have a staggered board of directors and other anti-takeover provisions, which may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

        Hemisphere's proposed amended and restated certificate of incorporation provides that its board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since this "staggered board" would prevent Hemisphere stockholders from replacing a majority of its board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Some of the provisions of Hemisphere's proposed amended and restated certificate of incorporation, amended and restated bylaws and Delaware law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors is authorized to issue up to 50,000,000 shares of preferred stock with rights and privileges that might be senior to either class of Hemisphere common stock and, without the consent of the holders of either class of Hemisphere common stock.

If Hemisphere fails to maintain effective internal control over financial reporting in the future, the accuracy and timing of its financial reporting may be impaired, which could adversely affect its business and stock price.

        The Sarbanes-Oxley Act requires, among other things, that Hemisphere maintain effective internal control over financial reporting and disclosure controls and procedures. Neither WAPA nor Cinelatino has previously been subject to the Sarbanes-Oxley Act. With respect to its fiscal year ending December 31, 2013, Hemisphere must perform system and process evaluation and testing of Hemisphere's internal control over financial reporting to allow management to report on the effectiveness of Hemisphere's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Hemisphere's testing, or the subsequent testing by its independent registered public accounting firm, may reveal deficiencies in internal control over financial reporting that are deemed to be material weaknesses. Compliance with Section 404 will require that Hemisphere incur substantial accounting expense and expend significant management time on compliance-related issues. Management expects that integration of Cinelatino and WAPA will require substantial management time and attention during 2013, and the additional need to focus on compliance with Section 404 of Sarbanes-Oxley may strain management and finance resources and otherwise present additional administrative and operational challenges as Hemisphere management seeks to integrate the two businesses.

        If Hemisphere is not able to comply with the requirements of Section 404 in a timely manner, or if it fails to remedy any material weakness and maintain effective internal control over its financial reporting in the future, its financial statements may be inaccurate, its ability to report its financial results on a timely and accurate basis may be adversely affected, its access to the capital markets may be restricted, the trading price of its common stock may decline, and it may be subject to sanctions or investigations by regulatory authorities, including the SEC or NASDAQ.

Azteca, WAPA and Cinelatino will be subject to business uncertainties and contractual restrictions while the Transaction is pending.

        Uncertainty about the effect of the Transaction on employees and customers may have an adverse effect on Azteca, WAPA or Cinelatino and consequently on the combined company. These uncertainties may impair WAPA's or Cinelatino's ability to retain and motivate key personnel and could cause customers and others that deal with WAPA or Cinelatino to defer entering into contracts with WAPA or Cinelatino or making other decisions concerning WAPA or Cinelatino or seek to change existing business relationships with WAPA or Cinelatino. If key employees depart because of uncertainty about their future roles and the potential complexities of the Transaction, Azteca's, WAPA's and Cinelatino's business could be harmed. In addition, the Merger Agreement restricts Azteca, WAPA and Cinelatino from making certain acquisitions and taking other specified actions until the Transaction occurs without the consent of the other party. These restrictions may prevent Azteca, WAPA and Cinelatino from pursuing attractive business opportunities that may arise prior to the completion of the Transaction. See the section entitled "The Agreements—Description of the Merger Agreement—Additional Agreements" beginning on page 181 for a description of the restrictive covenants applicable to Azteca, WAPA and Cinelatino.

Certain directors and executive officers of Azteca may have direct and indirect interests in the Transaction that are different from, or in addition to or in conflict with, yours.

        Executive officers of Azteca negotiated the terms of the Transaction and the Azteca Board approved the Merger Agreement and the transactions contemplated thereby and unanimously recommends that you vote in favor of the proposal to approve and adopt the Merger Agreement. These directors and executive officers may have direct and indirect interests in the Transaction that are different from, or in addition to or in conflict with, yours. These interests include the continued employment of certain executive officers of Azteca by Hemisphere, the continued positions of certain directors of Azteca as directors of Hemisphere, and the indemnification of former Azteca directors and Azteca officers by Hemisphere and the surviving corporations. You should be aware of these interests when you consider the Azteca Board's recommendation that you vote in favor of the approval and adoption of the Merger Agreement and the consummation of the transactions contemplated thereby. For a discussion of the interests of directors and executive officers in the Transaction, see "The Transaction—Interests of Azteca Officers and Directors in the Transaction" beginning on page 164.

Certain current directors and executive officers of Azteca own shares of Azteca common stock and warrants that may be worthless if the Transaction is not approved. Such interests may have influenced their decision to approve the Transaction.

        Following the consummation of the Transaction, the current directors and executive officers of Azteca will beneficially own approximately 2,250,000 shares of Hemisphere Class A common stock (after giving effect to the forfeiture of 250,000 founder's shares by the Azteca Initial Stockholders) and will have the right to acquire an additional 1,166,667 shares of Hemisphere Class A common stock through the exercise of warrants (after giving effect to the sale of 2,333,334 Amended Azteca Warrants by Brener International Group, LLC, Juan Pablo Albán and Clive Fleissig immediately prior to the consummation of the Transaction), subject to certain limitations. Such persons are not entitled to receive any of the cash proceeds that may be distributed upon Azteca's liquidation with respect to shares they acquired prior to Azteca's initial public offering. Therefore, if the Transaction is not approved and Azteca does not consummate another business combination by April 6, 2013 and is forced to liquidate, such founder's shares and Sponsor Warrants held by such persons will be worthless. As of March 8, 2013, the trading day immediately prior to the record date, Azteca's current directors and executive officers beneficially held approximately $25.5 million in Azteca's common stock (based on a market price of $10.20) and approximately $5.4 million in warrants (based on a market price of $1.15). These financial interests of Azteca's current directors and executive officers may have influenced their decision to approve the Transaction and to continue to pursue the Transaction. See "The Transaction—Interests of Azteca Officers and Directors in the Transaction" beginning on page 164.

Hemisphere's dependence on subsidiaries for cash flow may negatively affect Hemisphere's business.

        Hemisphere is a holding company with no business operations of its own. Hemisphere's only significant asset is, and is expected to be, the outstanding capital stock and membership interests of its subsidiaries. Hemisphere conducts, and expects to continue conducting, all of its business operations through its subsidiaries. Accordingly, Hemisphere's ability to pay its obligations is dependent upon dividends and other distributions from its subsidiaries to Hemisphere. Each of Hemisphere's operating subsidiaries currently has outstanding debt and each of these debt instruments which limit such entity's ability to remit dividends to its shareholder. Consequently, Hemisphere's ability to pay its expenses or pay dividends will be limited by funds that its subsidiaries are permitted to dividend to Hemisphere.

WAPA and Cinelatino's existing debt may limit the businesses' financial and operating flexibility.

        WAPA and Cinelatino's existing debt includes financial covenants restricting their ability to incur additional indebtedness, pay dividends or make other payments, make loans and investments, sell assets, incur certain liens, enter into transactions with affiliates, and consolidate, merge or sell assets. These covenants limit the ability of the respective restricted entities to fund future working capital and capital expenditures, engage in future acquisitions or development activities, or otherwise realize the value of their assets and opportunities fully because of the need to dedicate a portion of cash flow from operations to payments on debt. In addition, such covenants limit the flexibility of the respective restricted entities in planning for, or reacting to, changes in the industries in which they operate.

The shares of Hemisphere Class A common stock to be received by Azteca stockholders as a result of the Transaction will have different rights from shares of Azteca common stock.

        Following completion of the Transaction, Azteca stockholders will no longer be stockholders of Azteca but will instead be stockholders of Hemisphere. There will be important differences between your current rights as an Azteca stockholder and your rights as a Hemisphere stockholder. See "Comparison of Stockholder Rights" beginning on page 216 for a discussion of the different rights associated with Hemisphere Class A common stock.

Significant costs are expected to be incurred in connection with the consummation of the transaction, including legal, accounting, financial advisory and other costs.

        If the transaction is consummated, Hemisphere, Azteca, WAPA and Cinelatino expect to incur significant costs, including a number of non-recurring costs associated with consummating the Transaction. Azteca, WAPA and Cinelatino will also incur significant fees and expenses relating to financing arrangements and legal, accounting and other transaction fees and costs associated with the Transaction. Some of these costs are payable regardless of whether the Transaction is completed.

The unaudited pro forma financial information included in this document may not be indicative of what Hemisphere's actual financial position or results of operations would have been.

        The unaudited pro forma financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Hemisphere's actual financial position or results of operations would have been had the Transaction been completed on the dates indicated. Hemisphere's actual financial condition and results of operations may materially differ from the unaudited pro forma financial information included in this proxy statement/prospectus. See "Unaudited Pro Forma Condensed Combined Financial Information" beginning on page 202 for more information.

A registration statement relating to the exercise of the Hemisphere Class A common stock underlying the warrants and a current prospectus may not be in place when an investor desires to exercise warrants; in that case these warrants will be subject to "cashless exercise." If an exemption from registration is not available, this may prevent an investor from being able to exercise its warrants resulting in such warrants expiring worthless.

        Although Hemisphere intends to file with the SEC a new registration statement for the registration under the Securities Act of the issuance of Hemisphere Class A common stock upon exercise of the warrants, and cause such registration statement to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants, it is not required to do so under the Warrant Agreement, as amended by the Warrant Amendment. In addition, no warrant will be exercisable and Hemisphere will not be obligated to issue Class A common stock upon exercise of a warrant unless the common stock so issuable has been registered, qualified or deemed exempt under the securities laws of the state of residence of the registered warrantholder. If such warrantholder is unable to exercise its warrants in a particular state, such holder may be forced to sell its warrants and therefore lose the benefit of purchasing Hemisphere Class A common stock. Furthermore, the price such holder receives for its warrant may not equal the difference between the exercise price and the stock price.

        If Hemisphere elects not to file such registration statement, Hemisphere will on the 31st day following the consummation of the Transaction be required to permit holders to exercise their warrants on a cashless basis, by exchanging the warrants (in accordance with Section 3(a)(9) of the Act or another exemption). Even if Hemisphere does file such a registration statement but later withdraws or does not maintain its effectiveness, Hemisphere will be required to permit holders to exercise their warrants on a cashless basis. If an exemption from registration is not available, no warrant will be exercisable on a cashless basis, and Hemisphere will not be obligated to issue any Hemisphere Class A common stock to holders seeking to exercise their warrants, unless the issuance of Hemisphere Class A common stock upon such exercise are registered or qualified under the Act and securities laws of the state of the exercising holder as described above. For additional circumstances under which the warrants will not be exercisable, see the risk factor entitled "Pursuant to the Warrant Amendment, a warrantholder may exercise its warrant for only a whole number of shares of Hemisphere Class A common stock."

Azteca's working capital will be reduced if Azteca's stockholders exercise their right to redeem their shares for cash, which reduced working capital may adversely affect Hemisphere's business and future operations.

        Pursuant to Azteca's amended and restated certificate of incorporation, Azteca stockholders may demand that Azteca redeem their shares for cash in an amount equal to the greater of $10.05 per share or the quotient obtained by dividing (i) the aggregate amount then on deposit in the Trust Account, as of two business days prior to the consummation of the Transaction, less franchise and income taxes payable and less any interest that Azteca was permitted to withdraw in accordance with the Trust Agreement, by (ii) the total number of then outstanding Public Shares, calculated as of two business days prior to the anticipated consummation of the Transaction, into a pro rata share of the Trust Account. Funds from the Trust Account will be used to pay deferred underwriting fees payable to Azteca's underwriter in connection with its initial public offering and consulting fees due to certain of Azteca's consultants and advisors and to pay approximately $4.0 million for transaction expenses. If the amount remaining in the Trust Account after these expenses are paid is insufficient to fund Hemisphere's working capital requirements, Hemisphere would need to seek to borrow funds necessary to satisfy such requirements. Azteca cannot assure you that such funds would be available to Hemisphere on terms favorable to it or at all. If such funds were not available to Hemisphere, it may adversely affect Hemisphere's operations and profitability.

Warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market and result in dilution to Hemisphere's stockholders.

        Outstanding warrants to purchase an aggregate of 7,333,334 shares of Hemisphere Class A common stock (issued in exchange for Azteca warrants issued in Azteca's initial public offering and concurrent private placement, taking into account the Warrant Amendment, the sale of Sponsor Warrants to Azteca and the issuance of warrants to the owners of WAPA and Cinelatino) will become exercisable 30 days after the consummation of the Transaction. These warrants likely will be exercised only if the $6.00 per one half-share exercise price is below the market price of the shares of Azteca common stock. To the extent such warrants are exercised, additional shares of Hemisphere Class A common stock will be issued, which will result in dilution to the holders of common stock of Hemisphere and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the Hemisphere Class A common stock.

If Azteca stockholders fail to deliver their shares in accordance with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of Azteca common stock for a pro rata portion of the Trust Account.

        Azteca stockholders may demand that Azteca redeem their shares into cash in an amount equal to the greater of $10.05 per share or the quotient obtained by dividing (i) the aggregate amount then on deposit in the Trust Account, as of two business days prior to the consummation of the Transaction, less franchise and income taxes payable and less any interest that Azteca was permitted to withdraw in accordance with the Trust Agreement, by (ii) the total number of then outstanding Public Shares. Azteca stockholders who seek to exercise this redemption right must deliver their stock (either physically or electronically) to Continental Stock Transfer & Trust Company, Azteca's transfer agent, prior to the Azteca special meeting. Any Azteca stockholder who fails to deliver his or her stock in accordance with the procedures described in this proxy statement/prospectus will not be entitled to redeem his or her shares into a pro rata portion of the Trust Account. See the section entitled "The Transaction—Redemption Rights of Azteca Stockholders" for the procedures to be followed if you wish to redeem your shares to cash.

The exercise of discretion by Azteca's directors' and officers' in agreeing to changes or waivers in the terms of the Transaction may result in a conflict of interest when determining whether such changes to the terms of the Transaction or waivers of conditions are appropriate and in stockholders' best interests.

        In the period leading up to the closing of the Transaction, events may occur that, pursuant to the Merger Agreement, would require Azteca to agree to amend one or more of those agreements, as applicable, to consent to certain actions taken by the other parties to such agreements or to waive rights that they are entitled to under such agreements. Such events could arise because of changes in the course of the respective business of another party to the Transaction, a request by another party to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement, or the occurrence of other events that would have a material adverse effect on Azteca's, WAPA's or Cinelatino's respective businesses and would entitle Azteca to terminate such agreement. In any of such circumstances, it would be discretionary on Azteca, acting through its board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described in preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for Azteca, and what he may believe is best for himself in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Azteca does not believe there will be any changes or waivers that its respective directors and officers would be likely to make after stockholder approval of the Azteca Merger proposal has been obtained. While certain changes could be made without further stockholder approval, Azteca will circulate a new or amended proxy statement/prospectus and resolicit Azteca's stockholders if changes to the terms of the transaction that would have a material adverse impact on Azteca stockholders are required prior to the stockholder vote on the Azteca Merger proposal.

If the Transaction is completed, a large portion of the funds in the Trust Account may be used for the purchase, directly or indirectly, of Azteca common stock. As a consequence, if the Transaction is completed, such funds will not be available to Hemisphere for working capital and general corporate purposes and the number of beneficial holders of Hemisphere's securities may be reduced to a number that may preclude the quotation, trading or listing of Hemisphere's securities other than on the OTCBB.

        After the payment of expenses associated with the transaction, including investment banking and finder's fees and deferred underwriting commissions, consultant fees, the balance of funds in the Trust Account will be available to Hemisphere for working capital and general corporate purposes. However, a portion of the funds in the Trust Account may be used to acquire Azteca common stock from holders thereof who elect to redeem their shares into cash. As a consequence of such purchases:

  •
  the funds in the Trust Account that are so used will not be available to Hemisphere after the Transaction and the actual amount of such funds that Hemisphere may retain for its own use will be diminished; and

  •
  the public "float" of Hemisphere's Class A common stock may be reduced and the number of beneficial holders of the Hemisphere Class A common stock may be reduced, which may make it difficult to obtain the quotation, listing or trading of Hemisphere's securities on NASDAQ or any other national securities exchange.

There are significant limitations on Azteca's right to make contractual indemnification claims against WAPA or Cinelatino for the breach of any representations and warranties or covenants made by WAPA or Cinelatino in the Merger Agreement.

        Azteca does not have a right under the terms of the Merger Agreement to make contractual indemnification claims after the closing of the Transaction against WAPA or Cinelatino under any circumstances including for a breach by WAPA or Cinelatino of the representations and warranties made to Azteca or for a violation by WAPA or Cinelatino of certain covenants and agreements in the Merger Agreement and related documents. This limitation does not affect any other entitlement, remedy or recourse permitted by law that Azteca may have against WAPA or Cinelatino.

WAPA, Cinelatino and Azteca may not be able to satisfy certain conditions for closing the Transaction, and WAPA and Cinelatino may not be able to obtain the regulatory approvals required to consummate the Transaction unless they agree to material restrictions or conditions.

        The obligation of WAPA, Cinelatino and Azteca to consummate the Transaction is subject to the satisfaction or waiver of conditions set forth in the Merger Agreement and failure to satisfy or waive any of these conditions may result in the Transaction not being consummated. For example, it is a condition of closing of the Transaction that Azteca must have at least $80.0 million of cash in the Trust Account, after giving effect to any redemptions by Azteca's stockholders, but before giving effect to cash payable pursuant to the Warrant Amendment, payment of deferred underwriting fees payable to Azteca's underwriter in connection with its initial public offering and consulting fees due to certain of Azteca's consultants and advisors, transaction expenses and any cash contribution from WAPA or Cinelatino. In addition, consummation of the Transaction is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities, including under the HSR Act and the Communications Act. The FCC has granted its consent for the transfer of control that will occur with regard to the FCC-issued television broadcast, wireless and earth station licenses. WAPA and Cinelatino have agreed to use all reasonable best efforts to obtain, or cause their applicable affiliates to obtain, all permits, consents, approvals and authorizations from any governmental or regulatory authority necessary to consummate the transaction as promptly as practicable. Complying with requests from such governmental agencies, including requests for additional information and documents, could delay consummation of the Transaction. In connection with granting these consents and authorizations, governmental authorities may require divestitures of Cinelatino or WAPA assets or seek to impose conditions on Hemisphere's operations after consummation of the Transaction. Such divestitures or conditions may jeopardize or delay consummation of the Transaction or may reduce the anticipated benefits of the Transaction. Under the terms of the Merger Agreement, although WAPA, Cinelatino and Azteca are required to use reasonable best efforts to obtain all necessary governmental approvals, they are not required to agree to any divestitures in connection with such efforts or take any actions which would bind them even if the consummation of the transaction was not to occur.

Pursuant to the Warrant Amendment, a warrantholder may exercise its warrants for only a whole number of shares of Hemisphere Class A common stock.

        Pursuant to the Warrant Amendment, among other things, each warrant to purchase Azteca common stock outstanding immediately prior to the closing of the Transaction (including warrants initially issued to Azteca's Sponsor) will become exercisable for one half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share and each holder of Azteca warrants (including Sponsor Warrants) will receive for each such warrant (in exchange for the reduction in shares for which such warrants are exercisable), $0.50 in cash. Upon consummation of the Transaction, each Amended Azteca Warrant will be converted into an equal number of Hemisphere warrants and will be exercisable for shares of Hemisphere Class A common stock on the same terms as were in effect with respect to such Amended Azteca Warrants immediately prior to the consummation of the Transaction. Pursuant to the Warrant Amendment, a warrantholder may exercise its warrants only for a whole number of shares of Hemisphere Class A common stock. This means that only an even number of warrants may be exercised at any given time by the warrantholder. For example, if a warrantholder holds one warrant to purchase one-half of a share of Hemisphere Class A common stock, such warrant shall not be exercisable. If a warrantholder holds two warrants, such warrants will be exercisable for one share of Hemisphere Class A common stock. Hemisphere will not pay cash in lieu of fractional warrants and will not cash-settle any warrants after giving effect to the Warrant Amendment.

Risk Factors Relating to the Failure to Consummate the Transaction

Azteca will have insufficient time to complete an alternate business combination if the Transaction proposal is not approved by Azteca's stockholders or the Transaction is otherwise not completed.

        Pursuant to Azteca's amended and restated certificate of incorporation, in the event Azteca has not consummated a business combination by April 6, 2013, Azteca is required to begin the dissolution process provided for in Azteca's amended and restated certificate of incorporation. These requirements may not be eliminated or amended without the vote of Azteca's board, the vote of at least 65% of the voting power of Azteca's outstanding voting stock and Azteca offering to redeem any Public Shares held by holders of Public Shares voting against the amendment. Therefore, if the Warrant Amendment Proposal is not approved by Azteca's warrantholders or the Transaction proposal is not approved by Azteca's stockholders, Azteca will not complete the Transaction and will not be able to complete an alternative business combination by April 6, 2013, and Azteca will be required to commence a process to dissolve and distribute its assets.

Failure to complete the Transaction could negatively affect the businesses and financial results of Azteca, WAPA and Cinelatino.

        If the Transaction is not completed, the ongoing businesses of Azteca, WAPA and Cinelatino may be adversely affected and Azteca, WAPA and Cinelatino will be subject to several risks and consequences, including the following:

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  Azteca, WAPA and Cinelatino will be required to pay certain costs relating to the Transaction, whether or not the Transaction is completed, such as significant fees and expenses relating to financing arrangements and legal, accounting, financial advisor and printing fees;

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  Azteca may be required to pay significant fees and expenses relating to financing arrangements, whether or not the Transaction is completed, which may include investment banking fees and commissions, commitment fees, early termination or redemption premiums, professional fees and other costs and expenses;

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  under the Merger Agreement, Azteca is subject to certain restrictions on the conduct of its business prior to completing the Transaction which may adversely affect its ability to execute certain of its business strategies; and

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  matters relating to the Transaction may require substantial commitments of time and resources by Azteca management, WAPA management and Cinelatino management, which could otherwise have been devoted to other opportunities that may have been beneficial to Azteca, WAPA and Cinelatino, respectively, each as an independent company.

        Azteca, WAPA and Cinelatino also could be subject to litigation related to a failure to complete the Transaction or to enforce each company's obligations under the Merger Agreement. If the Transaction is not consummated, it is likely that Azteca will be liquidated and forced to dissolve at the end of its existence on April 6, 2013.

INFORMATION ABOUT AZTECA

Overview

        Azteca is a blank check company that was initially formed in the British Virgin Islands on April 15, 2011 and reincorporated in the State of Delaware on June 8, 2011, for the purpose of directly or indirectly, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or engaging in any other similar business combination with one or more businesses or assets (a "business combination"). Pursuant to Azteca's amended and restated certificate of incorporation, Azteca will have until April 6, 2013 to consummate a business combination. If Azteca is unable to consummate Azteca's initial business combination within such time, Azteca will, (1) as promptly as possible but not more than five business days thereafter, redeem all Public Shares for cash in a per-share amount equal to the aggregate amount held in the Trust Account, including interest but net of franchise and income taxes payable and less up to $50,000 of such net interest that may be released to Azteca from the Trust Account to pay liquidation expenses, (2) cease all operations except for the purposes of winding up of Azteca's affairs, as further described herein and (3) as promptly as reasonably possible following such redemption, subject to the approval of Azteca's remaining stockholders and Azteca's board of directors, dissolve and liquidate, subject in each case to Azteca's obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. Prior to June 29, 2011, Azteca's efforts were limited to organizational activities and Azteca's initial public offering, and since that time to the search for a suitable business combination.

        Azteca's executive offices are located at 421 N. Beverly Drive, Suite 300, Beverly Hills, CA 90210 and Azteca's telephone number at that location is (310) 553-7009.

Significant Activities Since Inception

        A registration statement for Azteca's initial public offering was declared effective June 29, 2011. On July 6, 2011, Azteca sold 10,000,000 units in its initial public offering at a price of $10.00 per unit. Each unit consists of one share of Azteca's common stock, $.0001 par value per share and one common stock purchase warrant. Each warrant entitles the holder to purchase from Azteca one share of common stock at an exercise price of $12.00 commencing the later of 30 days following the completion of an initial business combination or July 6, 2012 (one year from the effective date of the initial public offering), and expiring five years from the date of Azteca's initial business combination, or earlier upon redemption or liquidation. Azteca may redeem the warrants at a price of $0.01 per warrant upon 30 days prior notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. On July 6, 2011, Azteca received net proceeds of approximately $101,218,000 (which includes proceeds from the sale of the Sponsor Warrants, as described below) before deducting deferred underwriting compensation and certain consulting fees.

        On July 6, 2011, Azteca's Sponsor purchased warrants exercisable for up to 4,666,667 shares of common stock from Azteca for $3,500,000. These Sponsor Warrants are identical to the warrants sold in the initial public offering, except that if held by the original holders or their permitted assigns, they may be exercised for cash or on a cashless basis and are not subject to being called for redemption.

        Subsequent to the initial public offering, an amount of $100,500,000 of the net proceeds of the initial public offering was deposited in the interest-bearing Trust Account and invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest solely in United States treasuries.

        On June 30, 2011, Azteca's units commenced trading on the OTC Bulletin Board under the symbol "AZTAU." Holders of Azteca's units were able to separately trade the common stock and warrants included in such units commencing on August 22, 2011 and the trading in the units has continued under the symbol AZTAU. The common stock and warrants are quoted on the OTC Bulletin Board under the symbols AZTA and AZTAW, respectively.

Effecting a Transaction

        Azteca has neither engaged in any commercial operations nor generated any revenues to date. Azteca's only activities since inception have been organizational activities and those necessary to prepare for the initial public offering, and the search for a suitable business combination target. Azteca will not generate any operating revenues until after completion of Azteca's initial business combination. Azteca will, however, generate non-operating income in the form of interest income on cash and cash equivalents until the completion of Azteca's initial combination.

        Because, unlike many blank check companies, Azteca does not have the limitation that a target business have a minimum fair market value equal to a specified percentage of the net assets held in the Trust Account at the time of Azteca's signing a definitive agreement in connection with Azteca's initial business combination, Azteca's management had virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although Azteca was not permitted to effectuate Azteca's initial business combination with another blank check company or a similar company with nominal operations. Although Azteca's management has endeavored to evaluate the risks inherent in the target businesses, Azteca may not have properly ascertained or assessed all significant risk factors.

        Based on its available resources, Azteca did not have the resources to complete business combinations with unrelated entities or in a variety of industries. Upon consummation of the Transaction, Azteca will acquire two related entities. As a result, Azteca's lack of diversification may:

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  subject Hemisphere to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which Hemisphere operates after the Transaction, and

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  cause Hemisphere to depend on the marketing and sale of a limited number of services.

Opportunity for Stockholder Approval of the Transaction

        Because Azteca is engaging in the Azteca Merger, Azteca is submitting the Transaction proposal pursuant to the DGCL. The quorum required to constitute this meeting, as for all meetings of Azteca stockholders in accordance with the Azteca bylaws, is a majority of Azteca's common stock (whether or not held by Azteca public stockholders). Azteca will consummate the Azteca Merger only if the required number of shares are voted in favor of the Transaction, and the other conditions to the Transaction are satisfied. If a majority of the outstanding shares of common stock are not voted in favor of the Transaction, it is unlikely that Azteca could continue to seek other target businesses with which to effect its initial business combination by April 6, 2013.

        Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, the Azteca Initial Stockholders have agreed to vote their Founder Shares, as well as any Public Shares purchased during or after the initial public offering, in favor of the Transaction. The Azteca Initial Stockholders own approximately 20% of Azteca's common stock. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if the Azteca Initial Stockholders agreed to vote their Founder Shares in accordance with the majority of the votes cast by Azteca's public stockholders.

        Azteca may enter into privately negotiated transactions to purchase Public Shares effective as of the consummation of the Transaction from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. Azteca's Sponsor, directors, officers, advisors or their affiliates also may purchase shares in privately negotiated transactions either prior to or following the consummation of the Transaction. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of Azteca's shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that Azteca or its sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

        The purpose of such purchases would be to (i) increase the likelihood of obtaining stockholder approval of the Transaction or (ii), where the purchases are made by Azteca's Sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires Azteca to have a minimum net worth or a certain amount of cash at the closing of the Transaction, where it appears that such requirement would otherwise not be met. This may result in the consummation of the Transaction that may not otherwise have been possible.

        As a consequence of any such purchases by Azteca:

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  the funds in Azteca's Trust Account that are so used will not be available to us after the Transaction;

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  the public "float" of Azteca's common stock may be reduced and the number of beneficial holders of Azteca's securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of Azteca's securities on a national securities exchange;

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  because the stockholders who sell their shares in a privately negotiated transaction or pursuant to market transactions as described above may receive a per share purchase price payable from the Trust Account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise and income taxes payable, Azteca's remaining stockholders may bear the entire payment of such deferred commissions and taxes payable (as well as, in the case of purchases which occur prior to the consummation of Azteca's initial business combination, up to $50,000 of net interest that may be released to Azteca from the Trust Account to fund Azteca's dissolution expenses in the event Azteca do not complete our initial business combination by April 6, 2013). That is, if Azteca seeks stockholder approval of Azteca's initial business combination, the redemption price per share payable to public stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the taxes payable than it would have been in the absence of such privately negotiated or market transactions, and stockholders who do not elect to have their shares redeemed and remain Azteca's stockholders after the Transaction will bear the economic burden of the deferred commissions and taxes payable because such amounts will be payable by Azteca; and

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  the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by Azteca at a premium.

        Azteca's Sponsor, officers, directors and/or their affiliates anticipate that they will identify the stockholders with whom Azteca's Sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting Azteca directly or by Azteca's receipt of redemption requests submitted by stockholders following Azteca's mailing of proxy materials in connection with Azteca's initial business combination. To the extent that Azteca's Sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Transaction. Pursuant to the terms of such arrangements, any shares so purchased by Azteca's Sponsor, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate Azteca's ability to consummate a proposed business combination by potentially reducing the number of shares redeemed for cash.

Redemption of Public Shares and Liquidation if No Initial Transaction

        Azteca's Sponsor, officers and directors have agreed that Azteca must complete its initial business combination by April 6, 2013. Azteca may not be able to consummate Azteca's initial business combination within such time period. If Azteca is unable to consummate its initial business combination prior to April 6, 2013, Azteca will, (1) as promptly as possible but not more than five business days thereafter, redeem all Public Shares for cash in a per-share amount equal to the aggregate amount held in the Trust Account, including interest but net of franchise and income taxes payable and less up to $50,000 of such net interest that may be released to Azteca from the Trust Account to pay liquidation expenses, (2) cease all operations except for the purposes of winding up of Azteca's affairs, as further described herein and (3) as promptly as reasonably possible following such redemption, subject to the approval of Azteca's remaining stockholders and Azteca's board of directors, dissolve and liquidate, subject in each case to Azteca's obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. Azteca will pay the costs of its liquidation of the Trust Account from its remaining assets outside of the Trust Account. However, if those funds are not sufficient to cover these costs and expenses, Azteca may request the trustee to release to Azteca an amount of up to $50,000 of such accrued interest to pay those costs and expenses.

        This redemption of public stockholders from the Trust Account shall be done automatically by function of Azteca's amended and restated certificate of incorporation and prior to any voluntary winding up, although at all times subject to the DGCL. Azteca and its directors and officers have agreed not to propose any amendment to Azteca's amended and restated certificate of incorporation that would affect the substance and timing of Azteca's obligation to redeem Azteca's Public Shares if Azteca is unable to consummate Azteca's initial business combination by April 6, 2013.

        The redemption will trigger automatic distribution procedures and any subsequent necessary action by Azteca in the discretion of its directors, resulting in Azteca's voluntary liquidation and subsequent dissolution. Azteca would be dissolved once the certificate of dissolution is filed with the Secretary of State of the State of Delaware.

        There will be no redemption rights or liquidating distributions with respect to Azteca's warrants, which will expire worthless in the event Azteca does not consummate its initial business combination by April 6, 2013.

        If Azteca was to expend all of the net proceeds of the initial public offering, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by stockholders upon Azteca's dissolution would be $10.05. The proceeds deposited in the Trust Account could, however, become subject to the claims of Azteca's creditors which would have higher priority than the claims of Azteca's public stockholders. The actual per-share redemption amount received by stockholders may be less than $10.05, plus interest (net of any taxes payable).

        Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of Azteca's Trust Account distributed to its public stockholders upon the redemption of Azteca's outstanding Public Shares in the event Azteca does not complete its initial business combination by April 6, 2013 may be considered a liquidation distribution under the DGCL. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Furthermore, if the pro rata portion of Azteca's Trust Account distributed to Azteca's public stockholders upon the redemption of Azteca's Public Shares in the event Azteca does not complete its initial business combination by April 6, 2013 is not considered a liquidation distribution under the DGCL and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

        Pursuant to Azteca's amended and restated Certificate of Incorporation Azteca is obligated to redeem its Public Shares as soon as reasonably possible following April 6, 2013 but not more than five business days thereafter and, therefore, Azteca does not intend to comply with those procedures. As such, Azteca's stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Azteca's stockholders may extend well beyond the third anniversary of such date.

        Because Azteca will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires Azteca to adopt a plan, based on facts known to Azteca at such time that will provide for Azteca's payment of all existing and pending claims or claims that may be potentially brought against Azteca within the subsequent 10 years. However, because Azteca is a blank check company, rather than an operating company, and its operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from Azteca's vendors or prospective target businesses.

        Although Azteca has and will continue to seek to have all vendors, service providers, prospective target businesses or other entities with which Azteca does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Azteca's public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against Azteca's assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Azteca's management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party's engagement would be significantly more beneficial to Azteca than any alternative. Examples of possible instances where Azteca may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Azteca and will not seek recourse against the Trust Account for any reason. In order to protect the amounts held in the Trust Account, Mr. Brener, Azteca's Chairman, CEO and President, has agreed to indemnify Azteca if and to the extent any claims by a vendor for services rendered or products sold to Azteca, or a prospective target business with which Azteca has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.05 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Azteca's indemnity of the underwriter of the initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Brener will not be responsible to the extent of any liability for such third party claims. Azteca has not independently verified whether Mr. Brener has sufficient funds to satisfy his indemnity obligations and, therefore, Mr. Brener may not be able to satisfy those obligations. However, Azteca currently believes Mr. Brener is of substantial means and capable of funding a shortfall in Azteca's Trust Account, even though Azteca has not asked him to reserve for such eventuality. Azteca believes the likelihood of Mr. Brener having to indemnify the Trust Account is limited because Azteca will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with Azteca waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

        In the event that the proceeds in the Trust Account are reduced below $10.05 per share and Mr. Brener asserts that he is unable to satisfy any applicable obligations or that he has no indemnification obligations related to a particular claim, Azteca's independent directors would determine whether to take legal action against Mr. Brener to enforce his indemnification obligations. While Azteca currently expects that its independent directors would take legal action on Azteca's behalf against Mr. Brener to enforce his indemnification obligations to it, it is possible that Azteca's independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, due to claims of creditors, the actual value of the per-share liquidation price may be less than $10.05 per share.

        Azteca will seek to reduce the possibility that Mr. Brener will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which Azteca does business execute agreements with Azteca waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. Mr. Brener will also not be liable as to any claims under Azteca's indemnity of the underwriter of the initial public offering against certain liabilities, including liabilities under the Securities Act. Azteca will have access to the remaining $9,969 from the proceeds of the initial public offering not held in the Trust Account as of December 31, 2012, and all of the interest income on the balance of the Trust Account (net of franchise and income taxes payable) with which to pay any such potential claims (including costs and expenses incurred in connection with Azteca's liquidation, currently estimated to be no more than approximately $50,000). Based upon the current interest rate environment, Azteca does not anticipate a meaningful amount of interest to be earned that will be available to Azteca and Azteca estimates such amount will be approximately $70,000 in interest income over the 21 month term of the Trust Account; however; Azteca can provide no assurance as to this amount. If such funds are insufficient, Azteca's Sponsor has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.

        In the event that Azteca liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from Azteca's Trust Account could be liable for claims made by creditors.

        Azteca's public stockholders will be entitled to receive funds from the Trust Account only in the event of a redemption to public stockholders prior to any winding up in the event Azteca does not consummate its initial business combination or its liquidation or if they redeem their shares in connection with an initial business combination that Azteca consummates. In no other circumstances shall a stockholder have any right or interest of any kind to or in the Trust Account. In the event Azteca seeks stockholder approval in connection with the Transaction, a stockholder's voting in connection with the Transaction alone will not result in a stockholder's redeeming its shares to Azteca for an applicable pro rata share of the Trust Account. Such stockholder must have also exercised its redemption rights described above.

        If Azteca is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Azteca which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Azteca's bankruptcy estate and subject to the claims of third parties with priority over the claims of Azteca's stockholders. To the extent any bankruptcy claims deplete the Trust Account, Azteca may not be able to return to Azteca's public stockholders at least $10.05 per share.

        If Azteca is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Azteca which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by Azteca's stockholders. Furthermore, because Azteca intends to distribute the proceeds held in the Trust Account to Azteca's public stockholders promptly after April 6, 2013, this may be viewed or interpreted as giving preference to Azteca's public stockholders over any potential creditors with respect to access to or distributions from Azteca's assets. Furthermore, Azteca's board may be viewed as having breached their fiduciary duties to Azteca's creditors and/or may have acted in bad faith, and thereby exposing itself and Azteca to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. Claims may be brought against Azteca for these reasons.

Employees

        Azteca currently has five executive officers. Members of Azteca's management team are not obligated to devote any specific number of hours to Azteca's matters but they intend to devote as much of their time as they deem necessary to Azteca's affairs until Azteca has completed its initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for Azteca's initial business combination and the stage of the Transaction process Azteca is in, and regulatory matters. Azteca does not intend to have any full time employees prior to the consummation of its initial business combination.

Competition

        If Azteca succeeds in effecting the Transaction, there will be, in all likelihood, intense competition from competitors of the target business in the entertainment industry. Azteca cannot assure you that, subsequent to a business combination, Hemisphere will have the resources or ability to compete effectively.

Properties

        Azteca currently maintains its executive offices at 421 N. Beverly Drive, Suite 300, Beverly Hills, CA 90210. The cost for this space is included in the $10,000 per month fee described below that Azteca's Sponsor charges Azteca for general and administrative services. Azteca believes, based on rents and fees for similar services in the Los Angeles metropolitan area that the fee charged by Azteca's Sponsor is at least as favorable as Azteca could have obtained from an unaffiliated person. Azteca considers its current office space adequate for Azteca's current operations.

Legal Proceedings

        There is no material litigation, arbitration or governmental proceeding currently pending against Azteca or any members of its management team in their capacity as such.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AZTECA

OVERVIEW

        Azteca was initially formed in the British Virgin Islands on April 15, 2011 and reincorporated in the State of Delaware on June 8, 2011, for the purpose of directly or indirectly effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or engaging in any other similar business combination with one or more businesses or assets.

        Azteca presently has no revenue, has had losses since inception from incurring administrative costs of government compliance for a public company and costs related to seeking an acquisition target, has no operations other than the active solicitation of an acquisition target and has relied upon the sale of its securities in its initial public offering and in the private placement and loans from its sponsor to fund its operations. The following discussion should be read in conjunction with Azteca's financial statements, together with the notes to those statements, included elsewhere in this prospectus.

RESULTS OF OPERATIONS

        Azteca's cumulative net income since inception of approximately $6,013,000 is comprised of interest income of approximately $73,000 and a change in the fair value of the derivative liability related to Azteca's warrants in the aggregate amount of approximately $6,893,000, less expenses relating to the following: (i) payment of officer and director insurance in the amount of approximately $100,000, (ii) payment of Delaware franchise taxes in the aggregate amount of approximately $283,000, (iii) administrative service agreement costs paid to an affiliate of Azteca's sponsor in the aggregate amount of $190,000, (iv) due diligence and transaction related costs including travel reimbursement in the aggregate amount of approximately $167,000 and (v) other general and administrative costs in the aggregate amount of approximately $213,000.

        For the year ended December 31, 2012, Azteca had net income of approximately $1,172,000 comprised of interest income earned during the period of $71,000 and a change in the fair value of the derivative liability related to Azteca's warrants in the aggregate amount of approximately $1,760,000, less expenses related to the following: (i) Delaware state franchise taxes in the amount of $181,000, (ii) $120,000 of expense related to Azteca's administrative service agreement, (iii) $92,000 of costs related to due diligence and transaction related expenses including travel reimbursement, (iv) officer and director insurance expense in the amount of $67,000 and (v) other general and administrative costs of $199,000.

        For the year ended December 31, 2011, Azteca had net income of approximately $4,841,000 comprised of interest income earned during the period of $2,000 and a change in the fair value of the derivative liability related to Azteca's warrants in the aggregate amount of approximately $5,133,000, less expenses related to the following: (i) Delaware state franchise taxes in the amount of $102,000, (ii) $70,000 of expense related to Azteca's administrative service agreement, (iii) $75,000 of costs related to due diligence and transaction related expenses including travel reimbursement, and (v) other general and administrative costs of $48,000.

        Azteca has neither engaged in any operations nor generated any revenues to date. All activity through December 31, 2012 related to Azteca's formation, Azteca's private placements and offering, the identification and evaluation of prospective candidates for an initial business combination, negotiation and execution of the Transaction, and general corporate matters. Since the completion of Azteca's offering, Azteca has not generated any operating revenues and will not until after completion of Azteca's initial business combination, at the earliest. As of December 31, 2012, Azteca had generated non-operating income in the form of interest income on cash and cash equivalents of approximately $73,000. Azteca has incurred increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. As of December 31, 2012, approximately $100,572,000 was held in the trust account and Azteca had cash outside of trust of approximately $10,000, and approximately $219,000 in accounts payable and accrued expenses. Interest income on the balance of the trust accounts may be available to Azteca to fund Azteca's working capital requirements. Through December 31, 2012, Azteca had not withdrawn any funds from interest earned on the trust proceeds. Other than the deferred underwriting fees and certain consulting fees, no amounts are payable to the underwriters of Azteca's initial public offering in the event of a business combination.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

        Azteca has identified the following as its significant accounting policies.

  Cash and cash equivalents

        Azteca considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Income (Loss) Per Common Share

        Basic income (loss) per common share is computed by dividing income (loss) applicable to common shareholders by the weighted average number of common shares outstanding during the period in accordance with ASB ASC 260, "Earnings Per Share". Diluted income (loss) per share reflects the potential dilution that could occur assuming common shares were issued upon the exercise of outstanding in the money warrants and the proceeds thereof were used to purchase common shares at the average market price during the period. Azteca uses the treasury stock method to calculate potentially dilutive shares, as if they were converted into common stock at the beginning of the period. At December 31, 2012, Azteca had outstanding warrants to purchase 14,666,667 shares of common stock. For all periods presented, the weighted average of these shares was excluded from the calculation of diluted income (loss) per common share because their inclusion would have been anti-dilutive. As a result, dilutive loss per common share is equal to basic loss per common share.

  Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Warrant Liability

        Azteca accounts for the warrants issued in connection with the its initial public offering and private placement in accordance with the guidance contained in ASC 815-45-7D. Azteca's warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, Azteca classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in Azteca's statement of operations. The fair value of warrants issued by Azteca in connection with private placements of securities has been estimated using the warrants quoted market price.

  Recent Accounting Pronouncements

        Azteca Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on Azteca's financial statements.

  Restricted Cash Equivalents Held in the Trust Account

        The amounts held in the trust account represent substantially all of the proceeds from the Public Offering and the simultaneous private placement and are classified as restricted assets since such amounts can only be used by Azteca in connection with the consummation of an initial Business Combination. The funds held in the trust account are primarily invested in United States Treasury securities.

  Investments Held In Trust Account

        Investment securities consist of United States Treasury securities. Azteca classifies its securities as held-to-maturity in accordance with FASB ASC 320 "Investments—Debt and Equity Securities." Held-to-maturity securities are those securities which Azteca has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

        A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities' fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, Azteca considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary.

        Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the "interest income" line item in the statements of operations. Some treasury securities were purchased at a small discount during the period from the closing of the Public Offering through December 31, 2012, resulting in a non-material accretion of interest income. Interest income is recognized when earned.

  Redeemable Common Stock

        All of the 10,000,000 common shares sold as part of the Public Offering contain a redemption feature which allows for the redemption of common shares under Azteca's liquidation or tender offer/stockholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of Azteca require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity's equity instruments, are excluded from the provisions of ASC 480. Although Azteca does not specify a maximum redemption threshold, its charter provides that in no event will they redeem its public shares in an amount that would cause its net tangible assets (stockholders' equity) to be less than $5,000,001. Furthermore, the redemption threshold with respect to the Transaction will be further limited by a closing condition in the Merger Agreement that requires Azteca to have at least $80 million of cash at the closing of the Transaction after giving effect to any redemptions by Azteca's stockholders, but before giving effect to cash payable pursuant to the Warrant Amendment, payment of deferred underwriting fees payable to Azteca's underwriter in connection with its initial public offering and consulting fees due to certain of Azteca's consultants and advisors, transaction expenses and any cash contribution from WAPA or Cinelatino.

        Azteca recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against retained earnings, or in the absence of retained earnings, by charges against paid-in capital in accordance with ASC 480-10-S99. Accordingly, at December 31, 2012 and 2011, 8,707,126 and 8,590,461 public shares, respectively, are classified outside of permanent equity at its redemption value.

The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the trust account, including interest but less franchise and income taxes payable (approximately $10.05 at December 31, 2012 and 2011).

  Income Taxes

        Azteca complies with the accounting and reporting requirements of ASC 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        There were no unrecognized tax benefits as of December 31, 2012. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Azteca recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2012. Azteca is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The adoption of the provisions of ASC 740 did not have a material impact on Azteca's financial position.

OFF-BALANCE SHEET ARRANGEMENTS

        Azteca has never entered into any off-balance sheet financing arrangements and has never established any special purpose entities. Azteca has not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Contractual obligations

        Azteca does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than a monthly fee of $10,000 payable to Galco, Inc., an affiliate of Azteca's Sponsor, for office space, secretarial and administrative services. Azteca began incurring these fees on June 30, 2011 (the date Azteca's securities were first quoted on the OTCBB) and will terminate upon the consummation of the Transaction.

Liquidity and Capital Resources

        On July 6, 2011, Azteca consummated its offering of 10,000,000 units at a price of $10.00 per unit. Simultaneously with the consummation of its offering, Azteca consummated the private sale of 4,666,667 Sponsor Warrants to Azteca's Sponsor for $3.5 million. Azteca received net proceeds from its offering and the sale of the Sponsor Warrants of approximately $101,218,000, net of the non-deferred portion of the underwriting commissions of $1.75 million and offering costs and other expenses of approximately $532,000. Upon the closing of the offering and the private placement, $100.5 million was placed into a trust account. As of December 31, 2012, investment securities in Azteca's trust account consisted of approximately $100,441,000 in U.S. government Treasury bills with a maturity of 180 days or less. The trust account also had approximately $132,000 in cash as of December 31, 2012. Out of the proceeds of its offering which remained available outside of the trust account, Azteca obtained officers and directors insurance covering an 18 month period from June 27, 2011 through December 31, 2012 for a cost of $100,192.

        As of December 31, 2012, Azteca had a cash and cash equivalent balance of approximately $10,000, held outside of its trust account, which is available for use by Azteca to cover the costs associated with identifying a target business and negotiating a business combination and other general corporate uses.

        As of December 31, 2011, Azteca had a cash and cash equivalent balance of approximately $506,000, held outside of its trust account, which was available for use by Azteca to cover the costs associated with identifying a target business and negotiating a business combination and other general corporate uses.

        For the period from April 15, 2011 (date of inception) to December 31, 2012, Azteca used cash of approximately $661,000 in operating activities, which was largely attributable to a net operating loss for the period of approximately $880,000, offset by amounts payable for Delaware franchise taxes and other payables.

        Azteca intends to use substantially all of the funds held in the trust account (net of taxes and amounts released to Azteca for working capital purposes) to consummate its initial business combination. To the extent that Azteca's capital stock or debt is used, in whole or in part, as consideration to consummate its initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue its growth strategy.

        As of December 31, 2012, the Company had a cash and cash equivalent balance of approximately $10,000 held outside of its Trust Account, and approximately $132,000 of cash held in its Trust Account, including approximately $72,000 of interest available for working capital and taxes, which the Company expected to use for working capital purposes, including the due diligence investigation of a target business or business and general administrative expenses. However, if its estimates of the costs of undertaking in-depth due diligence and consummating an initial business combination is less than the actual amount necessary to do so, or if interests payments are not available to fund the expenses at the time the Company incurs them, it may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. Moreover, the Company may need to obtain additional financing either to consummate an initial business combination or because it becomes obligated to convert into cash a significant number of Public Shares voting against an initial business combination, in which case the Company may issue additional securities or incur debt in connection with such business combination. Following the Company's initial business combination, if cash on hand is insufficient, it may need to obtain additional financing in order to meet its obligations. The Company has not taken any steps to obtain such financing and there is no assurance it would be able to obtain such financing.

        As of December 31, 2012, the Company had not withdrawn any of the interest earned on the funds held in the trust account. Pursuant to the terms of the Company's trust agreement governing the trust account, the Company is entitled to use all the earnings for working capital, provided, however, that the aggregate amount of all such distributions for working capital and income tax payments shall not exceed the total earnings. On January 24, 2013, pursuant to the terms of this trust agreement, the Company withdrew $75,000 for working capital purposes. The Company's liabilities are all related to costs associated with operating as a public company and search for an acquisition target.

        Azteca believes that it has sufficient funds available to complete its efforts to effect an initial business combination by April 6, 2013. To meet Azteca's working capital needs, its Sponsor, an affiliate of its Sponsor, or Azteca's officers and directors may, but are not obligated to, loan it funds, from time to time, or at any time, in whatever amount they deem reasonable in its, his or her sole discretion, which may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender, up to a limit of $500,000. The warrants would be identical to the Sponsor warrants. On February 1, 2013, Azteca's Sponsor loaned Azteca $250,000 pursuant to an unsecured promissory note that is non-interest bearing and will be payable by Azteca or Hemisphere at or prior to the consummation of the Transaction.

        Azteca does not believe it will need to raise additional funds until the consummation of its initial business combination to meet the expenditures required for operating its business. However, Azteca may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate an initial business combination. Subject to compliance with applicable securities laws, Azteca would only consummate such financing simultaneously with the consummation of its initial business combination.

Quantitative and Qualitative Disclosures about Market Risk

        Azteca is a Delaware blank check company initially formed in the British Virgin Islands on April 15, 2011 and reincorporated in the state of Delaware on June 8, 2011 for the purpose of effecting a business combination. Azteca is considered in the development stage at December 31, 2012 and had not yet commenced any operations or generated any revenues. All activity through December 31, 2012 relates to Azteca's formation, its public offering, the identification and evaluation of prospective candidates for an initial business combination, and general corporate matters. The net proceeds of the public offering and the private placement in July 2011 were placed into a Trust Account and invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less. Due to the short-term nature of these investments, Azteca believes there is no associated material exposure to interest rate risk.

 AZTECA SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth information regarding the beneficial ownership based on 12,500,000 shares of Azteca common stock outstanding as of March 8, 2013, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Azteca common stock by:

  •
  each person known by Azteca to be the beneficial owner of more than 5% of Azteca's outstanding shares of common stock;

  •
  each of Azteca's officers and directors; and

  •
  all Azteca's officers and directors as a group.

        The table below does not give effect to any of the transactions contemplated by the Equity Restructuring and Warrant Purchase Agreement. Unless otherwise indicated, Azteca believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name	Number Of Shares Beneficially Owned	Percent Of Common Stock
Azteca Acquisition Holdings, LLC(1)(2)	2,080,000	16.6%
Gabriel Brener(1)(2)	2,080,000	16.6%
Abraham Klip(1)	—	—
Clive Fleissig(1)(3)	160,000	1.3%
Ricardo David Aviles Reyna(1)	—	—
Juan Pablo Albán(1)(3)	160,000	1.3%
Pablo Brener(1)	—	—
Benito Bucay(1)	—	—
John Engelman(1)(4)	50,000	*
Alfredo Elias Ayub(1)(4)	50,000	*
Hawkeye Capital Management LLC(5)	2,374,300	19.0%
Highbridge Capital Management LLC(6)	1,000,000	8.0%
Fir Tree, Inc.(7)	990,000	7.9%
AQR Capital Management LLC(8)	980,000	7.8%
Deutsche Bank AG(9)	715,989	5.7%
Bulldog Investors(10)	997,800	8.0%
Luxor Capital Group(11)	2,230,500	17.8%
All current directors and executive officers as a group(12)	2,500,000	20.0%

*
Represents less than one percent.

(1)
Principal place of business for each is c/o Azteca Acquisition Corporation, 421 N. Beverly Drive, Suite 300, Beverly Hills, CA 90210. Gabriel Brener is the sole member and a director of Azteca Acquisition Holdings, LLC and holds sole voting and investment power with respect to these shares. Pablo Brener is Gabriel Brener's father.

(2)
The information set forth herein (i) represents shares of Azteca common stock held directly by Azteca's Sponsor, (ii) includes (x) 315,152 shares of Azteca common stock that are subject to forfeiture in the event the closing sales price of Azteca common stock does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Transaction and

  (y) 296,614 shares of Azteca common stock that are subject to forfeiture in the event the closing sales price of the Azteca common stock does not equal or exceed $12.50 per share for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Transaction and (iii) excludes Sponsor Warrants held directly by Brener International Group, LLC to purchase 4,044,445 shares of Azteca common stock (prior to giving effect to the Warrant Amendment) that become exercisable 30 days after the completion of the Transaction. Mr. Brener is the sole member of Azteca's Sponsor and has a pecuniary interest in 10% of the Sponsor Warrants held by Brener International Group and is one of the beneficiaries of a trust that has a 90% pecuniary interest in Brener International Group. Mr. Brener disclaims beneficial ownership of these shares and Sponsor Warrants except to the extent of his pecuniary interest therein.

(3)
The information set forth herein (i) includes (x) 24,242 shares of Azteca common stock that are subject to forfeiture in the event the closing sales price of Azteca common stock does not equal or exceed $15.00 per for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Transaction and (y) 22,816 shares of Azteca common stock that are subject to forfeiture in the event the closing sales price of the Azteca common stock does not equal or exceed $12.50 per share for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Transaction and (ii) excludes Sponsor Warrants to purchase 311,111 shares of Azteca common stock (prior to giving effect to the Warrant Amendment) that become exercisable 30 days after the completion of the Transaction.

(4)
The information set forth herein includes (x) 7,576 shares of Azteca common stock that are subject to forfeiture in the event the closing sales price of Azteca common stock does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Transaction and (y) 7,130 shares of Azteca common stock that are subject to forfeiture in the event the closing sales price of the Azteca common stock does not equal or exceed $12.50 per share for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Transaction.

(5)
The information set forth herein is based solely on information contained in Schedule 13G/A filed by the following persons on February 12, 2013: Hawkeye Capital Master, a pooled investment vehicle organized as a Cayman Islands series trust, owns 2,374,300 shares of common stock which may be deemed to be beneficially owned by each of Richard A. Rubin, Hawkeye Capital Management, LLC and Hawkeye Capital Master and as to which Richard Rubin has sole voting power and dispositive power in his role as manager of Hawkeye Capital Management, LLC, the manager of Hawkeye Capital Master. The principal place of business for Richard A. Rubin and Hawkeye Capital Management, LLC is 800 Third Avenue, 9th Floor, New York, New York, 10022. The principal place of business for Hawkeye Capital Master is P.O. Box 897GT, One Capital Place, Georgetown, Grand Cayman, Cayman Islands.

(6)
The information set forth herein is based solely on information contained in Schedule 13G filed on July 11, 2011. According to such Schedule 13G: Highbridge International LLC holds 1,000,000 shares of common stock and each of Highbridge Capital Management, LLC and Glenn Dubin may be deemed the beneficial owners of 1,000,000 shares of common stock held by Highbridge International LLC. Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC. Glenn Dubin is the Chief Executive Officer of Highbridge Capital Management, LLC. Highbridge International LLC has an address at c/o Harmonic Fund Services, The Cayman Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman, Cayman Islands,

  British West Indies and Glenn Dubin and Highbridge Capital Management, LLC share an address at 40 West 57th Street, 33rd Floor, New York, New York 10019.

(7)
The information set forth herein is based solely on information contained in Schedule 13G filed with the SEC on July 8, 2011 on behalf of Fir Tree Value Master Fund, L.P., a Cayman Islands exempted limited partnership ("Fir Tree Value"), Fir Tree Capital Opportunity Master Fund, L.P. ("Fir Tree Capital") and Fir Tree, Inc., a New York corporation ("Fir Tree"). According to such Schedule 13G, Fir Tree Value is the beneficial owner of 840,000 shares of common stock. Fir Tree Capital is the beneficial owner of 150,000 shares of common stock. Fir Tree may be deemed to beneficially own the shares of common stock held by Fir Tree Value and Fir Tree Capital as a result of being the investment manager of each of Fir Tree Value and Fir Tree Capital. The business address of Fir Tree Value and Fir Tree Capital is c/o Citco Fund Services (Cayman Islands) Limited, 89 Nexus Way, Camana Bay Box 31106, Grand Cayman KY1-1205, Cayman Islands and the business address of Fir Tree is 505 Fifth Avenue 23rd Floor, New York, New York 10017.

(8)
The information set forth herein (i) is based solely on information contained in a Schedule 13G/A filed on February 13, 2013 and (ii) excludes Public Warrants to purchase 980,000 shares of Azteca common stock (prior to giving effect to the Warrant Amendment) that become exercisable 30 days after the completion of the Transaction. According to such Schedule 13G/A, AQR Capital Management, LLC ("AQR") serves as the investment manager to the AQR Diversified Arbitrage Fund, an open-end registered investment company, which holds 7.6% of the total amount owned by AQR. Reporting persons have an address at Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(9)
The information set forth herein is based solely on information contained in a Schedule 13G/A filed with the SEC on February 15, 2013 on behalf of Deutsche Bank AG and Deutsche Bank Securities Inc. According to such Schedule 13G, the reporting persons have sole voting and dispositive power over all of the shares of common stock that are reported therein. The address of the reporting persons is Taunusanlage 12, 60325 Frankfurt am Main, Federal Republic of Germany.

(10)
The information set forth herein is based solely on information contained in Schedule 13G/A filed on February 13, 2013 by the following persons: Bulldog Investors, Brooklyn Capital Management, Phillip Goldstein and Andrew Dakos; Phillip Goldstein and Andrew Dakos are principals of Bulldog Investors. Bulldog Investors has the sole voting power with respect to 843,788 shares of Azteca common stock, shared voting power with respect to 154,012 shares of Azteca common stock and sole dispositive power with respect to 997,800 shares of Azteca common stock. The address of Bulldog Investors Special Opportunities Fund Inc. is Park 80 West, 250 Pehle Ave. Suite 708, Saddle Brook, NJ 07663.

(11)
The information set forth herein is based solely on information contained in a Schedule 13G/A filed with the SEC on March 8, 2013 by Luxor Capital Partners, LP (the "Onshore Fund"), Luxor Wavefront, LP (the "Wavefront Fund"), Luxor Capital Partners Offshore Master Fund, LP (the "Offshore Master Fund"), Luxor Capital Partners Offshore, Ltd. (the "Offshore Feeder Fund"), Luxor Spectrum Offshore Master Fund, LP (the "Spectrum Offshore Feeder Fund"), Luxor Spectrum Offshore, Ltd. (the "Spectrum Offshore Feeder Fund"), Luxor Capital Group, LP, LCG Holdings, LLC, Luxor Management, LLC and Christian Leone. According to such Schedule 13G/A: Collectively, the reporting persons therein beneficially own 2,230,500 shares of Azteca common stock; Luxor Capital Group acts as the investment manager of the Onshore Fund, the Wavefront

  Fund, the Offshore Master Fund, the Offshore Feeder Fund, the Spectrum Offshore Master Fund and the Spectrum Offshore Feeder Fund (collectively, the "Funds") and to accounts it separately manages (the "Separately Managed Accounts"); the Offshore Master Fund is a subsidiary of the Offshore Feeder Fund, and the Spectrum Offshore Master Fund is a subsidiary of the Spectrum Offshore Feeder Fund; Luxor Management is the general partner of Luxor Capital Group; Mr. Leone is the managing member of Luxor Management. LCG Holdings is the general partner of the Onshore Fund, the Wavefront Fund, the Offshore Master Fund and the Spectrum Offshore Master Fund; Mr. Leone is the managing member of LCG Holdings; Luxor Capital Group, Luxor Management and Mr. Leone may each be deemed to have voting and dispositive power with respect to the shares of Azteca common stock held by the Funds (2,171,084 shares) and the Separately Managed Accounts (59,416 shares); LCG Holdings may be deemed to have voting and dispositive power with respect to the shares of Azteca common stock held by the Onshore Fund (715,046 shares), the Wavefront Fund (230,493 shares), the Offshore Master Fund (1,142,544) and the Spectrum Offshore Master Fund (83,001 shares). The Offshore Feeder Fund, as the owner of a controlling interest in the Offshore Master Fund, may be deemed to beneficially own the shares of Common Stock held by the Offshore Master Fund. The Spectrum Offshore Feeder Fund, as the owner of a controlling interest in the Spectrum Offshore Master Fund, may be deemed to beneficially own the shares of common stock held by the Spectrum Offshore Master Fund. The business address of each of the Onshore Fund, the Wavefront Fund, Luxor Capital Group, Luxor Management, LCG Holdings and Mr. Leone is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036. The business address of each of the Offshore Master Fund, the Offshore Feeder Fund, the Spectrum Offshore Master Fund and the Spectrum Offshore Feeder Fund is c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

(12)
Excludes Sponsor Warrants held by Brener International Group, Mr. Fleissig and Mr. Albán to purchase an aggregate of 4,666,667 shares of Azteca common stock (prior to giving effect to the Warrant Amendment) that become exercisable 30 days after the completion of the Transaction.

INFORMATION ABOUT WAPA

        InterMedia Español Holdings, LLC ("WAPA") consists of the leading broadcast television network and television content producer in Puerto Rico, and a unique Spanish-language cable network serving Hispanics in the United States. WAPA also operates a sports television network and a news and entertainment website in Puerto Rico. WAPA consists of the following:

  •
  Televicentro of Puerto Rico, LLC ("WAPA PR"):    #1-rated broadcast television network in Puerto Rico for the last four years, with an 18.5 household rating and a 32% audience share in primetime in 2012. WAPA PR is Puerto Rico's news leader and the largest local producer of entertainment programming, producing over 65 hours each week. Through WAPA PR's multicast signal and on all cable and satellite systems, WAPA PR operates WAPA 2 Deportes, the leading sports television network in Puerto Rico. WAPA PR also operates WAPA.TV, the leading broadband news and entertainment website in Puerto Rico with 2.5 million monthly visits, over 13 million monthly page views and over 840,000 monthly unique visitors.

  •
  WAPA America, Inc. ("WAPA America"):    sister network of WAPA PR serving primarily Puerto Ricans and other Caribbean Hispanics in the U.S. WAPA America is one of the most broadly distributed Spanish-language cable television networks in the U.S. with over 5 million subscribers. WAPA America is programmed primarily with the news and entertainment programming produced by WAPA PR.

        In 2007, InterMedia Partners VII, L.P. (the "WAPA Member") acquired a 100% economic interest in WAPA from LIN Television Corporation. WAPA owns 100% of the holding company that owns 100% of each of WAPA PR and WAPA America.

  Key Historical Initiatives

        Since the WAPA Member's acquisition of WAPA, management has implemented a number of significant initiatives to improve performance at WAPA. These initiatives have had a significant positive impact on television ratings, revenues and EBITDA, and have diversified WAPA's revenue streams to include significant retransmission and subscriber fees. Such strategic and operational initiatives include:

  •
  Overhauled programming schedule of WAPA PR, produced new local series and licensed highly rated U.S. television series and theatrical movies, resulting in dramatically higher average household primetime ratings of 18.5 in 2012, up from average household primetime ratings of 14.9 in 2007.

  •
  Established WAPA PR as the #1-rated television network in Puerto Rico from 2009 to 2012, up from #3-rated network at the time of acquisition.

  •
  Expanded WAPA PR's primetime window, by shifting evening news from 10pm to 11pm, to increase advertising revenue.

  •
  Generated retransmission fees at WAPA PR.

  •
  Increased distribution of WAPA America in the U.S. from 1.2 million subscribers in 2007 to 5.2 million subscribers in 2012, resulting in significantly higher subscriber fees and advertising revenue.

  •
  Launched WAPA 2 Deportes, a sports television network in Puerto Rico, in 2010.

  •
  Launched and developed the WAPA.TV website in 2008.

        WAPA has also retained the most experienced management team in broadcast television in Puerto Rico. The executive team at WAPA has an average of more than 25 years of experience in the television industry and more than 15 years of experience at WAPA specifically.

  Key Strategies and Growth Opportunities

        WAPA intends to leverage its leadership position through the following initiatives:

  •
  Continue to innovate in local programming.

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  Complete HD buildout and launch WAPA PR in full HD to further drive ratings and revenue.

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  Grow WAPA PR's retransmission fees.

  •
  Increase WAPA America's subscriber revenues. WAPA America believes it is well-positioned to benefit from the significant growth in the U.S. Hispanic population and related growth in Hispanic cable television subscribers.

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  Increase WAPA America's advertising revenues. WAPA America believes it is well-positioned to benefit from the forecasted growth in Hispanic cable television network advertising.

  •
  Increase advertising revenues on WAPA 2 Deportes.

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  Capitalize on WAPA.TV's robust traffic.

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  License digital rights of original programming.

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  Distribute WAPA content on mobile devices.

        As discussed more fully below, WAPA has two primary sources of revenue: advertising and retransmission/subscription fees. For the years ended 2012, 2011 and 2010, WAPA generated approximately 84%, 87% and 87%, respectively, from advertising fees. For the years ended 2012, 2011 and 2010, WAPA generated approximately 16%, 13% and 13%, respectively, from retransmission/subscription fees.

WAPA PR

  Overview

        Headquartered in San Juan, Puerto Rico, WAPA PR is a full-power independent broadcast television network. WAPA PR was founded in 1954 as the second broadcast television network in the Caribbean and the third in Latin America. WAPA PR occupies a prime channel position (channel 4), and together with its full-power repeater stations, WTIN in Ponce and WNJX in Mayagüez, reaches the entire island with the strongest television signal in Puerto Rico. WAPA PR reaches more television households than any of its competitors in Puerto Rico. According to Mediafax (2009) and Nielsen (2010-2012), WAPA PR has been the #1-rated network in Puerto Rico for four consecutive years, with an average household primetime rating of 18.5 and audience share of 32% in the year ended December 31, 2012. WAPA PR produces nearly 30 hours each week of popular talk, variety, comedy and reality shows, nearly all of which is produced in WAPA PR's state of the art studios, in addition to approximately 39 hours of weekly local news coverage. WAPA PR also licenses and televises blockbuster Hollywood movies and top-rated U.S. television series dubbed into Spanish. This diverse and unique mix of programming has made WAPA PR the market leader in Puerto Rico.

        WAPA PR has two primary sources of revenue: advertising and retransmission fees. Advertising revenue is generated from the sale of advertising time. The advertising sales success is demonstrated by large and diversified portfolio of advertising partners, including many Fortune 500 companies across a variety of industries. No single advertiser represents more than 5% of WAPA's gross advertising revenue. WAPA PR's advertising revenue tends to reflect seasonal patterns of its advertisers' demand, which is generally greatest during the 4th quarter of each year, driven by the holiday buying season. Puerto Rico's political election cycle is every four years and so WAPA benefits from increased advertising sales every four years, including 2012.

        WAPA PR also benefits from retransmission fees received from cable, satellite and telecommunications operators for the right to distribute the channel pursuant to multi-year agreements that provide for monthly subscriber fees.

        With a population of approximately 3.7 million and 1.4 million television households, Puerto Rico is equivalent to a Top 20 U.S. television market and the second-largest Hispanic television market in the U.S., behind only Los Angeles. Puerto Rico's broadcast television market is uniquely attractive. Puerto Rico's top three broadcast networks (WAPA PR, Univision and Telemundo) collectively garner approximately 70% of all television household viewership, and WAPA PR is the clear leader. WAPA PR is the leader in primetime ratings and has grown its household ratings and its audience share each of the last three years.

2010 Primetime Rating and Audience Share(1)	2011 Primetime Rating and Audience Share	2012 Primetime Rating and Audience Share
M-F 6:00-11:00 PM, Total Households	M-F 6:00-11:00 PM, Total Households	M-F 6:00-11:00 PM, Total Households

Source:    Nielsen

(1)
April 2010 through December 2010

Top Ten U.S. Hispanic TV Markets by DMA
Hispanic TV HHs (in millions)

Source:    Nielsen, 2013

        The collective 70% share of all television viewership held by the top three broadcast networks in Puerto Rico distinguishes the Puerto Rico television market from the U.S., where the four major national broadcast networks (ABC, CBS, NBC and Fox) have a collective primetime audience share of approximately 39%. In fact, WAPA PR's ratings are more than three times higher than the most highly-rated broadcast network in the U.S.

WAPA's Ratings Significantly Outpace U.S. Television Networks in Primetime Ratings

Full-Year 2012, Total Household Rating

Note:    U.S. Television ratings based on 11/12 Season; Primetime defined as M-F 6:00-11:00PM for Puerto Rico, and M-F 8:00-11:00PM for U.S.

        Broadcast television audience share in Puerto Rico has remained stable at these levels for many years and shows no sign of viewership erosion to cable networks, as has been experienced in the U.S. The strength of the broadcast networks in Puerto Rico is driven primarily by appealing Spanish-language programming offered by the three major networks. Combined cable and satellite penetration in Puerto Rico has remained at or below 52%, significantly lower than penetration levels in the U.S. Cable and satellite penetration is low in Puerto Rico largely as a result of language preferences and socioeconomic differences. The vast majority of Puerto Ricans does not speak English or speak it with difficulty, and the majority of channels available on cable and satellite are U.S.-originated television networks programmed in English. Additionally, many Puerto Ricans subscribing to cable or satellite do so primarily to receive a higher quality broadcast signal in mountainous and other areas where the quality of the over-the-air reception is inferior. The low levels of cable and satellite penetration make Puerto Rico a particularly attractive market for television broadcasters.

Pay-TV Penetration in Puerto Rico

  Programming

        WAPA is headquartered in San Juan, Puerto Rico in a 65,000 square foot building housing WAPA's state-of-the-art production facilities, television studios, and administrative offices. All of WAPA PR's news and most of its local programs are produced at WAPA's production facility, which contains four television studios, including the largest television studio in the Caribbean, fully equipped control rooms, digital video, audio, editing, post editing, and graphic production suites, and a scenery shop which produces all scenery and props for the local productions. WAPA also boasts the most technologically advanced news department in Puerto Rico. WAPA recently upgraded its master control to accommodate WAPA PR, WAPA America and WAPA 2 Deportes and installed a digital delivery system to streamline programming and promotions. WAPA is also in the process of upgrading WAPA PR's signal to full HD. This upgrade is expected to be completed in 2013.

        WAPA PR is Puerto Rico's news leader and the largest local producer of entertainment programming, producing over 65 hours in the aggregate each week. WAPA PR is programmed with a combination of local news, locally-produced talk, variety, comedy and reality shows, blockbuster movies and hit television series from the U.S. dubbed into Spanish.

  News

        WAPA PR produces more news programming than any other television network in Puerto Rico. In fact, with its competitors having reduced their news coverage, WAPA PR's 39 hours of local news each week significantly exceeds news hours produced by Univision and Telemundo. WAPA PR is the #1 rated morning, midday and late night news network.

        WAPA PR has continued to invest in its news programming and technology. The news department is WAPA's largest department with 90 employees, and operates the most sophisticated news operation in Puerto Rico, with the only automated production studio, its own Doppler radar system, and the most modern graphics and weather technology.

  Local Entertainment Productions

        WAPA PR produces nearly 30 hours each week of popular talk, variety, comedy and reality shows, nearly all of which is produced in WAPA PR's state of the art studios. Top-rated local shows include Entre Nosotras (the #1-rated local talk show), Pégate al Mediodía (the #1-rated midday program) and Risas En Combo (the #1-rated local primetime show).

        In 2011 and 2012, WAPA PR produced Idol Puerto Rico in partnership with Fremantle Entertainment, the producer of the #1 U.S. television show, American Idol. The season 2 finale reached a staggering 78% audience share among adult women, and the debut album by Christian Pagan, the winner of Idol Puerto Rico's first season, launched at #1 on the Billboard U.S. Latin charts. In 2012, WAPA PR also produced Idol Kids, a spinoff of Idol Puerto Rico, in partnership with Fremantle Entertainment, the first of its kind by Fremantle.

 Select Locally-Produced Entertainment Productions

Program	Description
Entre Nosotras	• Daily talk-show hosted by the most interesting and lively female personalities in Puerto Rico. Every day, the hosts discuss and debate issues of interest to women and families
Pégate al Mediodía	• A live daily variety show with comedy, music, entertainment news and cooking segments. Hosted by Angelique "Burbu" Burgos, Jaime Mayol and Natalia Rivera
WAPA a las 4	• One-hour daily live newsmagazine show hosted by Nicole Chacon and Katiria Soto
Risas en Combo & Sunshine Remix	• Weekly primetime sketch comedy programs starring a highly-popular comedy group in Puerto Rico
Idol Puerto Rico	• A co-production with Fremantle, the producer of the #1 U.S. television show, American Idol. A reality series to find the best amateur singer in Puerto Rico
Idol Kids Puerto Rico	• A co-production with Fremantle. A reality series to find the best amateur singer between 6 and 12 years old in Puerto Rico
De Película	• Movie previews and interviews with today's most popular Hollywood stars

  Acquired Programming

        WAPA PR is the primary network for Hollywood blockbuster movies and the highest-rated U.S. television series dubbed into Spanish. As the only significant buyer of Hollywood blockbuster movies and U.S. television series in Puerto Rico, WAPA PR is able to selectively license movies and successful series from all U.S. distributors and typically, in the case of television series, has the opportunity to review initial ratings results from the U.S. before financially committing to the series. Movies and series have proven to be compelling counter-programming to telenovelas aired on WAPA PR's competitors.

  WAPA 2 Deportes

        WAPA PR completed the transition from analog to digital broadcast transmission in 2009 making bandwidth within its signal available to launch a second channel in Puerto Rico. WAPA identified a need for a local sports television network and in 2010 launched WAPA 2 Deportes a digital multicast channel broadcast by WAPA-TV. This network is distributed throughout Puerto Rico through WAPA PR's over-the-air signal and is carried by all cable, satellite and telecommunications distributors in Puerto Rico. WAPA 2 Deportes broadcasts various local and U.S. sports programming, including Major League Baseball, with exclusive television rights to the World Series and the All-Star Game, and Puerto Rico's men's professional basketball league, Baloncesto Superior Nacional. In a short period of time, WAPA 2 Deportes has become the leading local sports network in Puerto Rico and, on many nights, the station out-rates all U.S.-based networks, including ESPN, TNT and TBS.

  WAPA.TV

        Launched in 2008, WAPA's website, WAPA.TV has quickly grown into one of the largest digital multimedia platforms in Puerto Rico. WAPA.TV is the #1-rated television network website in Puerto Rico and is ranked #5 among Puerto Rico-originated sites. WAPA.TV has 2.5 million monthly visits, over 13 million monthly page views and over 840,000 monthly unique visitors. WAPA.TV provides up-to-the-minute news and weather, promotional clips of WAPA's most popular shows, additional video content not seen on WAPA PR, and a platform for viewers to share comments and interact, driving further audience engagement. In addition, WAPA has over 1.6 million Facebook and Twitter fans combined. WAPA.TV's mobile web version, WAPA Movil, has over 900,000 monthly visits, over 2 million monthly page views, and over 300,000 monthly unique visitors.

WAPA AMERICA

  Overview

        WAPA America, launched in 2004, is a Spanish-language cable television network targeting Puerto Ricans and Caribbean Hispanics in the U.S. WAPA America is distributed by all major U.S. cable, satellite and telecommunication operators to more than 5 million subscribers. WAPA America is primarily distributed on Hispanic programming packages, and in select major markets, such as Orlando, Tampa and Miami, WAPA America is distributed on the digital basic package.

        WAPA America benefits from dual revenue streams, subscriber fees and advertising revenue. Subscriber fees are received from cable, satellite and telecommunications operators for the right to distribute the channel pursuant to multi-year agreements that provide for monthly subscriber fees. Advertising is generated from the sale of advertising time. WAPA America sources most of its programming from WAPA PR and has low operating costs.

        The large and growing U.S. Hispanic population represents the largest minority group in the U.S. and 16% of the total U.S. population. As of the 2010 U.S. Census, 50 million Hispanics resided in the United States, which represents an increase of 15 million people or 43% between 2000 and 2010. U.S. Hispanics also represent the second largest Hispanic economy in the world after Mexico. More than half of the growth in the total U.S. population between 2000 and 2010 was attributable to the increase in the Hispanic population. The Hispanic population is expected to grow to 64 million by 2020, an increase of 26%.

        WAPA America believes it is also well-positioned to benefit from the forecasted growth in Hispanic cable television network advertising. The growth in U.S. Hispanic cable network advertising has significantly outpaced overall U.S. cable advertising growth. U.S. Hispanic cable network advertising revenue grew at an 18% CAGR from 2006 to 2011, more than doubling from $119 million to $275 million. Going forward, advertising on U.S. Hispanic cable networks is expected to grow to $398 million in 2014, representing a CAGR of 13%. WAPA America is distributed by all major pay-TV distributors nationwide, and WAPA America believes it occupies a valuable and unique position as one of only a few Hispanic cable networks to have achieved such broad carriage. As a result, WAPA America believes it is well-positioned to capture a share of the growing national advertising spend targeted at the highly sought-after U.S. Hispanic cable television audience.

  Programming

        WAPA America televises over 60 hours per week of the top-rated news and entertainment programming produced by WAPA PR. WAPA America supplements its programming with acquired telenovelas, popular sports programming from Puerto Rico and other programming from WAPA PR's library.

 WAPA America Programming

Program	Description
Baloncesto Superior Nacional	• WAPA America is the exclusive U.S. television partner of Puerto Rico's men's professional basketball league
Minga y Petraca	• One of Puerto Rico's most popular comedies during the 1990's and early 2000's. A scripted comedy about two middle aged, mustached "ladies"
TVO	• A one-hour, locally-produced hidden camera comedy show that captures hilarious pranks pulled on unsuspecting citizens throughout Puerto Rico
Jugando Pelota Dura	• A one-hour political show analyzing the most noteworthy political events, similar to CNN's The Situation Room
Mujeres al limite	• A one-hour reality television series featuring women telling their own true stories of love and heartbreak

  Distribution

        WAPA America is distributed throughout the U.S. by all major cable, satellite and telecommunications operators pursuant to multi-year agreements that provide for monthly subscriber fees. With 5 million subscribers, WAPA America is one of the most widely distributed Hispanic cable networks in the U.S. WAPA America is generally offered on the Hispanic programming package and WAPA America is more broadly available on the digital basic package in Orlando, Tampa and Miami. Hispanic programming packages distributed in the U.S. generally consist of 20 or more channels, such as Cinelatino, CNN en Español, Discovery en Español, History en Español, ESPN Deportes and Fox Deportes.

        U.S. Hispanic television households grew from 11.6 million households in 2006 to 14.1 million households in 2012, an increase of over 21%, dramatically outpacing overall U.S. television household growth of only 3%. Hispanic television households are projected to grow 9% from 2012 to 2014, equating to 1.3 million new Hispanic television households. Strong growth in Hispanic television households in the U.S. is expected to continue, driven by the forecasted significant growth in the U.S. Hispanic population to 64 million by 2020. The continuing rapid growth of Hispanic television households creates a significant opportunity to reach an attractive audience at a time when overall television household growth in the U.S. is more modest.

        Hispanic pay-TV subscribers are expected to grow significantly, driven not only by the rapid growth in the Hispanic population and Hispanic television households, but also by increased penetration of pay-TV among Hispanics. Hispanic pay-TV subscribers increased 35% from 2006 to 2012, growing from 8.8 to 11.9 million subscribers, five times the 7% increase in overall U.S. subscribers during the same period. This 35% growth also significantly over-indexes the 21% Hispanic television household growth during the same period.

        Subscribers to Hispanic programming packages in the U.S. increased by approximately 60%, from 2.6 million to 4.2 million subscribers from 2006 to 2012. Hispanic programming package subscribers represented 30% of Hispanic pay-TV households in 2006 and 35% in 2012. In an effort to capitalize on the strong growth of the U.S. Hispanic population, pay-TV distributors have been more aggressively marketing Hispanic programming packages.

        WAPA America expects to benefit from significant growth in subscribers, as the U.S. Hispanic population continues to grow rapidly coupled with related growth in Hispanic pay-TV subscribers and Hispanic package subscribers.

SOURCES OF COMPETITION

        WAPA PR competes with broadcast television networks and cable television networks in Puerto Rico for audience viewership, advertising sales, and programming. WAPA PR's main competitors are Univision and Telemundo, which rely on their U.S. parents for programming, which consists primarily of telenovelas produced in Mexico, the U.S. and Latin America. There are a few other local broadcasters, but they tend not to be competitive due to weak programming and/or poor signal quality. WAPA PR reaches more television households in Puerto Rico than any of its competitors. In addition, while all major English-language U.S. broadcast networks have local affiliates, they are, for the most part, low power stations with nominal ratings. Only approximately 52% of the television households in Puerto Rico subscribe to pay-TV and cable channels are generally not competitive as they tend to be U.S.-based, English-language channels with little relevance to the Puerto Rico Spanish speaking market. WAPA PR has effectively customized its programming for the viewing preferences of the Puerto Rican market with more local entertainment and news programming than its competitors, as well as blockbuster Hollywood movies and hit U.S. television series. As a result, WAPA PR has been the ratings leader for the past four years and during this period has dramatically widened its leadership position.

        WAPA America broadly competes for distribution and for viewership with broadcast and cable television networks in the U.S. More specifically, WAPA America competes for distribution and for viewership with other broadcast and cable television networks targeting Hispanics in the United States. WAPA America does not have any significant competition in the U.S. that targets Puerto Ricans, the second largest U.S. Hispanic population.

        WAPA 2 Deportes competes for viewership, advertising sales and programming with other channels offering similar sports programming in Puerto Rico. Competitors include U.S.-based cable networks including ESPN, TNT, and TBS, and certain satellite distributors who have acquired sports media rights for their owned channels.

        WAPA.TV competes with other news, weather and entertainment websites for the distribution of its content, development and acquisition of content, audience viewership and advertising sales. To an extent, WAPA.TV also competes with U.S. search engines and social networks such as Google, Facebook and Yahoo, for website traffic. WAPA.TV currently ranks as the #5 local website in Puerto Rico.

        With respect to the sale of advertising, WAPA also competes for advertising revenue with other forms of media, including newspapers, billboards, radio, internet and other digital media.

        Certain technological advances, including the increased deployment of fiber optic cable, are expected to allow cable and telecommunication video service providers to continue to expand both their channel and broadband distribution capacities and to increase transmission speeds. In addition, the ability to deliver content via new methods and devices is expected to increase substantially. The impact of such added capacities is hard to predict, but the development of new channels of content distribution could lead to increased competition for viewers by facilitating the emergence of additional channels and mobile and internet platforms through which viewers could view programming that is similar to that offered by WAPA PR and WAPA America.

INTELLECTUAL PROPERTY

        WAPA's intellectual property assets principally include copyrights in television programming, websites and other content, trademarks in brands, names and logos, domain names and licenses of intellectual property rights of various kinds. The protection of WAPA's brands and content is of primary importance to its success. To protect its intellectual property assets, WAPA relies upon a combination of copyright, trademark, unfair competition, trade secret and Internet/domain name statutes, laws and contract provisions. However, there can be no assurance of the degree to which these measures will be successful in any given case.

GOVERNMENT REGULATION

        WAPA's broadcast and cable network operations are subject to and affected by various statutes and government regulations, as well as certain U.S. federal, state, territorial, and local government authorities. The operation of broadcast television stations and cable television networks are subject to the Communications Act of 1934, as amended, ("Communications Act") and to regulatory supervision by the FCC. The rules, regulations, policies and procedures affecting WAPA's businesses are constantly subject to change. The "Government Regulation of Hemisphere" section of this document, beginning on page 133, contains a summary of certain government regulations that may affect WAPA's operations. That information is summary in nature and does not purport to describe all present and proposed laws and regulations affecting WAPA's businesses. Reference should be made to the Communications Act, other statutes, the FCC's rules, public notices and rulings for further information concerning the nature and extent of the FCC's regulatory authority. FCC laws and regulations are subject to change, and WAPA generally cannot predict whether new legislation, court action, or regulations, or a change in the extent of application or enforcement of current laws and regulations, would have an adverse impact on its operations.

LEGAL PROCEEDINGS

        From time to time, WAPA may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm WAPA's business. WAPA is not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against WAPA, which may materially affect it.

REAL PROPERTY

        The following table sets forth WAPA's principal operating facilities:

Location	Description	Area (Square Feet)
San Juan, Puerto Rico	Administrative (Headquarters), TV Production	65,000

        WAPA also leases transmission facilities in Cayey, Puerto Rico, Jayuya, Puerto Rico and Mircao, Puerto Rico pursuant to long-term lease facilities.

        WAPA believes its current facilities are adequate to meet its needs in the foreseeable future. If necessary, WAPA may, from time to time, downsize current facilities or lease additional facilities for its activities. WAPA owns its property in San Juan, Puerto Rico.

EMPLOYEES

        As of December 31, 2012, WAPA had approximately 244 full-time employees in the U.S. and Puerto Rico. Approximately, 145 of WAPA's employees are covered by a collective bargaining agreement, which expires in 2015. WAPA believes that it has satisfactory working relations with its employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WAPA

        The following discussion and analysis summarizes WAPA's financial condition and operating performance and should be read in conjunction with its historical consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus.

        Significant components of management's discussion and analysis of results of operations and financial condition include:

  •
  Overview.  The overview section provides a summary of WAPA's business, operational divisions and business trends, outlook and strategy.

  •
  Consolidated Results of Operations.  The consolidated results of operations section provides an analysis of WAPA's results on a consolidated basis for the year ended December 31, 2012 compared to the year ended December 31, 2011, and for the year ended December 31, 2011 compared to the year ended December 31, 2010.

  •
  Liquidity and Capital Resources.  The liquidity and capital resources section provides a discussion of WAPA's cash flows for the year ended December 31, 2012 compared to the year ended December 31, 2011, and for the year ended December 31, 2011 compared to the year ended December 31, 2010.

OVERVIEW

        WAPA consists of the leading broadcast television network (WAPA PR) and content producer in Puerto Rico and a unique Spanish-language cable television network (WAPA America) serving Hispanics in the United States. WAPA also operates a sports television network (WAPA 2 Deportes) and a news and entertainment website (WAPA.TV) in Puerto Rico.

        The two predominant sources of revenue for WAPA are advertising revenues and retransmission/subscription fees. WAPA PR primarily derives its revenue from advertising. WAPA America primarily derives its revenue from subscription fees. Advertising revenue is generated from the sale of advertising time on WAPA PR, WAPA 2 Deportes, WAPA America and on WAPA.TV. WAPA's advertising revenue tends to reflect seasonal patterns of its advertisers' demand, which is generally greatest during the 4th quarter of each year, driven by the holiday buying season. Puerto Rico's political election cycle is every four years and so WAPA benefits from increased advertising sales every four years, including 2012.

        WAPA PR is the #1-rated broadcast television network in Puerto Rico for the last four years, with an 18.5 household rating and a 32% audience share in primetime in 2012. WAPA PR is Puerto Rico's news leader and the largest local producer of entertainment programming, producing over 65 hours in the aggregate each week in its state-of-the art production facility in Puerto Rico. WAPA PR continuously reviews the quality of its programming to ensure it can generate the highest ratings as estimated by Nielsen. The continued growth of WAPA PR's advertising revenue will, to a certain extent, be dependent on the growth of WAPA PR's audience viewing as well as the general health of the advertising marketplace.

        WAPA America occupies a valuable and unique position as one of only a few Hispanic cable networks to have achieved broad distribution in the U.S. As a result, management believes WAPA America is well-positioned to capture a share of the growing national advertising spend targeted at the highly sought-after U.S. Hispanic cable television audience. Hispanics represent over 16% of the total U.S. population and approximately 9% of the total U.S. discretionary consumption, but only 5% of the aggregate media spend targets U.S. Hispanics. As a result of the under-indexing of the media spend targeting U.S. Hispanics, advertisers have been and are expected to continue to increase the portion of their marketing dollars targeted towards U.S. Hispanics. U.S. Hispanic cable network advertising revenue grew at an 18% CAGR from 2006 to 2011, significantly outpacing overall U.S. cable advertising which grew at 6%. Going forward, advertising on U.S. Hispanic cable networks is expected to grow to $398 million in 2014, representing a CAGR of 13%, presenting a significant and growing opportunity for WAPA America.

        WAPA also benefits from retransmission and subscriber revenue earned by WAPA PR and WAPA America, respectively, which are fees received from cable, satellite and telecommunications operators, for the right to distribute WAPA PR and WAPA America, pursuant to multi-year agreements that provide for monthly subscriber fees.

        WAPA PR is distributed by all pay-TV distributors in Puerto Rico and has been successfully growing retransmission fees at a very robust rate. As the #1-rated broadcast television network in Puerto Rico and having grown its ratings and audience share each of the last three years, management believes WAPA PR is highly valued by its viewers and distributors. In fact, WAPA PR's ratings are so strong that its primetime household rating is nearly equal to the aggregate ratings of the four major national broadcast networks in the U.S. (ABC, CBS, NBC and Fox). The four major U.S. networks have experienced significant growth in retransmission fees received by U.S. distributors. Accordingly, management believes WAPA PR is well positioned for future growth in retransmission fees.

        WAPA America is distributed by all major pay-TV distributors in the U.S. and has been successfully growing subscriber fees at a robust rate. Management expects WAPA America to benefit from significant growth in subscribers, as the U.S. Hispanic population continues to grow rapidly. As of the 2010 U.S. Census, 50 million Hispanics resided in the United States, which represents an increase of 15 million people, or 43%, between 2000 and 2010, and is expected to grow to 64 million by 2020. Similarly, Hispanic television households are projected to grow from 14.1 million in 2012 to 15.4 million in 2014, an increase of 9% or 1.3 million new Hispanic television households. In an effort to capitalize on the strong growth of the U.S. Hispanic population and Hispanic television households, pay-TV distributors have been more aggressively marketing Hispanic programming packages. Accordingly, management believes WAPA America is well positioned to benefit from growth in subscribers.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

        Management discussion and analysis of WAPA's financial condition and results of operations is based upon the amounts reported in WAPA's consolidated financial statements which have been prepared in accordance with generally accepted accounting principles.

        The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those reported amounts. The significant accounting policies, outlined in Note 1, "Summary of Significant Accounting Policies," to the consolidated financial statements contained elsewhere in this proxy statement/prospectus, are integral to an understanding of WAPA's management's discussion and analysis.

        On an on-going basis, WAPA evaluates its estimates, including those used for allowance for doubtful accounts in receivables, amortization and impairment of program rights and intangible assets, valuation of goodwill and intangible assets, and income taxes. WAPA bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Principles of Consolidation

        The consolidated financial statements include our accounts and the accounts of our subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Accounts Receivable

        Accounts receivable consist of short-term receivables that arise in the normal course of business. WAPA performs ongoing credit evaluations of its customers' financial condition. Past due receivables do not accrue interest.

        Accounts receivable are carried at the original charge amount less an estimate made for doubtful receivables. Management determines the allowance for doubtful accounts based upon prior experience and its assessment of the collectability of specific accounts. Uncollectible accounts receivable are written off when management determines that all reasonable collection efforts have been exhausted. Accounts that have previously been written off and subsequently recovered are recorded when received. Bad debt (recoveries) expense for the years ended December 31, 2012, 2011 and 2010 amounted to ($10,000), $202,000 and $44,000, respectively.

Programming Rights

        WAPA enters into multi-year license agreements with various programming distributors for distribution of their respective programming ("programming rights") and capitalizes amounts paid to secure or extend these programming rights at the lower of unamortized cost or estimated net realizable value. If management estimates that the unamortized cost of its programming rights exceeds their estimated net realizable value, WAPA will write down its programming rights. No such write down was deemed necessary during 2012, 2011 or 2010. WAPA amortizes these programming rights over the term of the related license agreements. The amortization of these rights is recorded as part of cost of revenues in the accompanying statements of income. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as current assets, while costs of those programs to be broadcast subsequently are considered noncurrent. Program obligations are classified as current or non-current in accordance with the payment terms of the license agreement.

Goodwill and Other Intangibles

        WAPA's goodwill was recorded as a result of WAPA's business combinations using the acquisition method of accounting. Indefinite lived intangible assets include broadcast licenses, and a trademark. Other intangible assets include customer relationships with an estimated useful life of ten years. Other intangible assets are amortized over their estimated lives using the straight-line method. Costs incurred to renew or extend the term of recognized intangible assets are capitalized and amortized over the useful life of the asset.

        WAPA tests its broadcast license annually for impairment or whenever events or changes in circumstances indicate that such assets might be impaired. The impairment test consists of a comparison of the fair value of these assets with their carrying amounts using a discounted cash flow valuation method, assuming a hypothetical start-up scenario.

        WAPA tests its goodwill annually for impairment or whenever events or changes in circumstances indicate that goodwill might be impaired. The first step of the goodwill impairment test compares the fair value of WAPA with its carrying amount, including goodwill. The fair value of WAPA is determined through the use of a discounted cash flow analysis incorporating variables such as revenue projections, projected operating cash flow margins, and discount rates. The variables used in the analysis reflect historical market growth trends.

        The valuation assumptions used in the discounted cash flow model reflect historical performance of WAPA and prevailing values in the markets for broadcasting properties. If the fair value exceeds the carrying amount, goodwill is not considered impaired. If the carrying amount exceeds the fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss shall be recognized in an amount equal to that excess.

        WAPA tests its other indefinite lived intangible assets annually for impairment or whenever events or changes in circumstances indicate that such assets might be impaired. This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. If such analysis indicates that the carrying value of these assets is not recoverable, the carrying value of such assets is reduced to fair value.

Income Taxes

        WAPA considers future taxable income and feasible tax planning strategies in assessing the need for establishing or removing a valuation allowance. WAPA records or subsequently removes a valuation allowance to reflect its deferred tax assets to an amount that is more likely than not to be realized. In the event that WAPA's determination changes regarding the realization of all or part of its deferred tax assets in the future, an adjustment to the deferred tax asset is recorded to WAPA's consolidated statement of operations in the period in which such a determination is made.

Recent Accounting Pronouncements

        In June 2011, there were revisions to the accounting standard for reporting comprehensive income, which requires the presentation of the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. WAPA elected to present this information in a separate statement following the consolidated statement of income. The revisions are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, and should be applied retrospectively. WAPA adopted this guidance effective January 1, 2012, and the adoption did not have an impact on the consolidated financial position or results of operations.

        In July 2012, the Financial Accounting Standards Board (FASB) issued guidance that is intended to reduce the cost and complexity of the annual impairment test for indefinite-lived intangible assets other than goodwill by providing entities an option to perform a qualitative assessment to determine whether a quantitative impairment test is necessary. The revised standard is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, but early adoption is permitted. WAPA does not expect that this guidance will have a material effect on WAPA's consolidated financial position, results of operation and cash flows.

        In October 2012, the Financial Accounting Standards Board (FASB) issued guidance that aligns the guidance on fair value measurements in the impairment test of unamortized film costs with the guidance on fair value measurements in other instances within U.S. GAAP. For SEC filers, the amendments are effective for impairment assessments performed on or after December 15,2012. For all other entities, the amendments are effective for impairment assessments performed on or after December 15, 2013. WAPA adopted this guidance effective December 31, 2012, and the adoption did not have a material impact on the consolidated financial statements.

CONSOLIDATED RESULTS OF OPERATIONS

Comparison of Consolidated Operating Results for the Year Ended December 31, 2012 and the Year Ended December 31, 2011

	Year Ended December 31,
			$ Change Favorable/ (Unfavorable)	% Change Favorable/ (Unfavorable)
(Dollars in thousands)	2012	2011
Net Revenues	$71,367	$60,797	$10,570	17.4%
Operating Expenses
Cost of revenues	32,409	28,985	(3,424)	(11.8)%
Selling, general and administrative	13,667	13,025	(642)	(4.9)%
Depreciation and amortization	3,723	3,425	(298)	(8.7)%
Other expenses	703	—	(703)	NM
Gain on disposition of assets	(1)	(39)	(38)	(98.3)%

Total operating expenses	50,501	45,396	(5,105)	(11.2)%

Operating Income	20,866	15,401	5,465	35.5%

Other Expenses
Interest expense, net	(3,501)	(3,627)	125	3.5%
Other expense, net	(50)	(187)	137	73.3%

	(3,551)	(3,814)	262	6.9%

Income before income taxes	17,315	11,588	5,727	49.4%
Income tax expense	(6,285)	(3,984)	(2,302)	57.8%

Net Income	$11,030	$7,604	$3,426	45.1%

NM = not meaningful

Net Revenues

        For the year ended December 31, 2012, net revenues increased $10.6 million, or 17%, as compared to the same period in 2011, due to an increase in net advertising revenue at WAPA PR due primarily to political advertising, an increase in advertising revenue at WAPA America as a result of having grown its distribution, and an increase in retransmission and subscriber fees at WAPA PR and WAPA America.

Operating Expenses

        For the year ended December 31, 2012, operating expenses increased $5.1 million, or 11%, as compared to the same period in 2011, as a result of changes in the following areas:

        Cost of Revenues:    Cost of revenues consists primarily of programming and production costs, programming amortization and distribution costs. Cost of revenues increased $3.4 million, or 12%, due primarily to the launch of a new reality television program, coverage of the political elections, the acquisition of sports media rights, and an increase in programming amortization.

        Selling, General and Administrative:    Selling, general and administrative expenses consist principally of promotion and research, corporate employee costs, and other general administrative costs. Selling, general and administrative expenses increased $0.6 million, or 5%, due in part to increases in insurance, payroll taxes and utility expenses.

        Depreciation and Amortization:    Depreciation and amortization expense consists of depreciation of fixed assets and amortization of intangibles. Depreciation and amortization expense increased $0.3 million, or 9%, due primarily to an increase in capital expenditures related to WAPA PR's upgrade of its production facilities to high definition in 2012.

        Other Expenses:    Other expenses, which include transaction and other non-recurring expenses, were $0.7 million, as there were no transaction related expenses in 2011.

        Gain on Disposition of Assets:    Gain on disposition of assets decreased $38K due to lower gains on sales of equipment no longer used in the WAPA's operations.

Operating Income

        For the year ended December 31, 2012, operating income increased $5.5 million, or 36%, as compared to the same period in 2011.

Other Expenses

        Other expenses decreased $0.3 million, or 7%, due primarily to a decrease in the fair value of the interest rate swap.

Income Tax Expense

        Income tax expense increased $2.3 million, or 58%, due to a 49% increase in income before income taxes.

Net Income

        For the year ended December 31, 2012, net income increased $3.4 million, or 45%, as compared to the same period in 2011.

Comparison of Consolidated Operating Results for the Year Ended December 31, 2011 and the Year Ended December 31, 2010

	Year Ended December 31,
			$ Change Favorable/ (Unfavorable)	% Change Favorable/ (Unfavorable)
(Dollars in thousands)	2011	2010
Net Revenues	$60,797	$54,615	$6,182	11.3%
Operating Expenses
Cost of revenues	28,985	25,450	(3,535)	(13.9)%
Selling, general and administrative	13,025	11,806	(1,219)	(10.3)%
Depreciation and amortization	3,425	3,125	(300)	(9.6)%
Loss (gain) on disposition of assets	(39)	399	438	109.7%

Total operating expenses	45,396	40,781	(4,615)	(11.3)%

Operating income	15,401	13,835	1,567	11.3%

Other Expenses
Interest expense, net	(3,627)	(1,704)	(1,923)	(112.9)%
Other expense, net	(187)	(50)	(137)	(274.1)%

	(3,814)	(1,754)	(2,060)	(117.5)%

Income before income taxes	11,588	12,081	(493)	(4.1)%
Income tax (expense) benefit	(3,984)	18,952	(22,935)	(121.0)%

Net income	$7,604	$31,033	$(23,429)	(75.5)%

Net Revenues

        For the year ended December 31, 2011, net revenues increased $6.2 million, or 11%, as compared to the same period in 2010, due primarily to an increase in net advertising revenue as a result of an increase in television ratings at WAPA PR, and increase in subscriber fees due primarily to new system launches of WAPA America.

Operating Expenses

        For the year ended December 31, 2011, operating expenses increased $4.6 million, or 11%, as compared to the same period in 2010, as a result of changes in the following areas:

        Cost of Revenues:    Cost of revenues increased $3.5 million, or 14%, due primarily to the production of a reality television program, which was produced for the first time in 2011.

        Selling, General and Administrative:    Selling, general and administrative expenses increased $1.2 million, or 10%, due primarily to increases in the management services fee charged by the WAPA Member to WAPA, the cost of television ratings measurement services, insurance, payroll taxes and utilities.

        Depreciation and Amortization:    Depreciation and amortization expense increased $0.3 million, or 10%, due primarily to the full year impact of an increase in capital expenditures related to the build out of WAPA America's technical operations at WAPA PR's production facility in Puerto Rico during the second half of 2010.

        Loss (Gain) on Disposition of Assets:    Gain on disposition of assets increased $0.4 million as a result of a gain on sales of equipment in 2011 compared with a write-off of assets in 2010.

Operating Income

        Operating income for the year ended December 31, 2011, increased $1.6 million, or 11%, as compared to the same period in 2010.

Other Expenses

        Other expenses increased $2.1 million, or 117%, due primarily to an increase in interest expense due to a higher average term loan balance as a result of the refinancing completed in March 2011.

Income Tax Expense

        Income tax expense for the year ended December 31, 2011, was $4.0 million, as compared to an income tax benefit of $19.0 million in 2010, due primarily to the reversal of the deferred tax valuation allowance in 2010.

Net Income

        Net income for the year ended December 31, 2011, decreased $23.4 million, or 75%, as compared to the same period in 2010, due to higher operating income offset by higher income tax expense.

LIQUIDITY AND CAPITAL RESOURCES

Sources and Uses of Cash

        WAPA's principal sources of cash are cash on hand, cash flows from operating activities and borrowing capacity available under its revolving credit facility. As of December 31, 2012, WAPA had $10.1 million of cash on hand and $10.0 million available to borrow under the revolving credit facility as compared to $10.2 million of cash on hand and $10.0 million available to borrow under the revolving credit facility as of December 31, 2011.

        WAPA's primary uses of cash include the production and acquisition of programming, operational costs, personnel costs, interest payments on its outstanding debt and income tax payments.

        Management believes cash on hand, cash flow from operations and availability under the credit facility will be sufficient to meet its current contractual financial obligations and to fund anticipated working capital and capital expenditure requirements for existing operations. WAPA's current financial obligations include maturities of debt, operating lease obligations and other commitments from ordinary course of business that require cash payments to vendors and suppliers.

Cash Flows

	Years Ended December 31,
(in thousands of dollars)	2012	2011	2010
Cash provided by (used in):
Operating Activities	$16,489	$13,620	$15,776
Investing Activities	(3,750)	(2,083)	(3,786)
Financing Activities	(12,838)	(6,456)	(9,375)

Net increase (decrease) in Cash and Cash Equivalents	$(98)	$5,082	$2,614

Comparison for the Year Ended December 31, 2012 and the Year Ended December 31, 2011

Operating Activities

        Cash provided by operating activities is primarily driven by WAPA's net income, adjusted for non-cash items and changes in working capital. Non-cash items consist primarily of depreciation of property and equipment, amortization of intangibles, programming amortization, amortization of deferred financing costs, deferred taxes and provision for bad debts.

        Net cash provided by operating activities for the year ended December 31, 2012, was $16.5 million, an increase of $2.9 million, as compared to the same period in 2011, due primarily to a $3.4 million increase in net income and a $0.6 million increase in non-cash items, offset partly by a $1.2 million increase in net working capital. Non-cash items increased primarily due to a $1.4 million increase in programming amortization, a $0.3 million increase in depreciation and amortization, and a $0.2 million increase in amortization of deferred financing fees, offset by a $1.1 million decrease in deferred taxes and a $0.2 million decrease in the provision for bad debts.

Investing Activities

        Net cash used in investing activities for year ended December 31, 2012, was $3.7 million, an increase of $1.7 million, as compared to the same period in 2011, due primarily to an increase in capital expenditures as a result of WAPA PR's upgrade of its production facilities to high definition in 2012.

Financing Activities

        Net cash used in financing activities for the year ended December 31, 2012, was $12.8 million, an increase of $6.4 million, as compared to the same period in 2011, due to an increase in repayments of the term loan of $5.7 million and a decrease in proceeds from the new term loan of $19.2 million, offset by a decrease in distributions paid to the WAPA Member of $18.5 million.

Comparison for the Year Ended December 31, 2011 and the Year Ended December 31, 2010

Operating Activities

        Cash provided by operating activities is primarily driven by WAPA's net income, adjusted for non-cash items and changes in working capital. Non-cash items consist primarily of depreciation of property and equipment, amortization of intangibles, programming amortization, amortization of deferred financing costs, deferred taxes and provision for bad debts.

        Net cash provided by operating activities for the year ended December 31, 2011, was $13.6 million, a decrease of $2.2 million, as compared to the same period in 2010, due primarily to a $23.4 million decrease in net income and a $1.7 million increase in net working capital, offset in part by a $23.0 million increase in non-cash items. Non-cash items increased primarily due to a $22.6 million increase in deferred taxes.

Investing Activities

        Net cash used in investing activities for the year ended December 31, 2011, was $2.1 million, a decrease of $1.7 million, as compared to the same period in 2010, due to a $1.7 million decrease in capital expenditures as a result of the completion of the build out of WAPA America's technical operations at WAPA PR's production facility in Puerto Rico 2010.

Financing Activities

        Net cash used in financing activities for the year ended December 31, 2011, was $6.5 million, a decrease of $2.9 million, as compared to the same period in 2010, due to a decrease in repayments of the term loan and line of credit of $7.7 million, offset in part by a distribution to shareholders in March 2011 of $24.0 million funded in large part by proceeds from the new term loan of $19.2 million.

Discussion of Indebtedness

        On March 31, 2011, WAPA entered into a loan agreement with various financial institutions, of which The Bank of Nova Scotia and RBC Capital Markets acted as joint lead arrangers, that included a $66,000,000 term loan and a $10,000,000 revolving credit line with a maturity of March 31, 2016 (the "WAPA Loan Agreement"). The proceeds from the term loan were used to repay an existing term loan, to finance a distribution to the WAPA Member, and to pay fees and expenses associated with the financing.

        The loan bears interest at London InterBank Offered Rate (LIBOR) rate plus an applicable LIBOR rate margin, or at a base rate plus an applicable based rate margin (3.80% for the quarter ended December 31, 2012). The applicable margins may be amended from time to time based upon the consolidated leverage ratio for the last day of the most recent fiscal quarter. The term loan is payable on quarterly due dates commencing July 15, 2011 and a final installment on March 31, 2016.

        In 2012, WAPA made principal payments of $7.4 million.

        On April 13, 2011, WAPA entered into a two year interest rate swap with an initial notional amount of $33,000,000 to receive interest at a variable rate equal to three (3) months LIBOR and to pay interest at fixed rate of 1.143%. The interest swap agreement expires on April 15, 2013.

        The WAPA Loan Agreement contains certain covenants that limit the ability to incur additional indebtedness, pay dividends or make other payments, make loans and investments, sell assets, incur certain liens, enter into transactions with affiliates, and consolidate, merge or sell assets.

        WAPA may pay cash dividends and distributions (other than management or similar fees) to their equityholders, so long as (i) no default under the WAPA Credit Agreement shall have occurred and be continuing or would result therefrom, (ii) the consolidated leverage ratio (as defined in the WAPA Credit Agreement and on a pro forma basis after giving effect to all such dividends or distributions) is less than 3.25 to 1.00, (iii) the administrative agent shall have received all financial statements and other information then required to be delivered for the most recently ended fiscal year and fiscal quarter, and (iv) the amount does not exceed (a) excess cash flow for the preceding fiscal year minus (b) the amount of the prepayment required to be made in respect of such excess cash flow, provided that the amount then available to be drawn under the revolving credit loans, together with free cash on hand of the credit parties, shall be at least equal to $5,000,000.

        In connection with the Transaction, no amendment is necessary with respect to the WAPA Loan Agreement. As of December 31, 2012, WAPA was in compliance with the financial covenants of the WAPA Loan Agreement. The WAPA Loan Agreement will remain outstanding after the consummation of the Transaction.

Contractual Obligations

        WAPA's contractual obligations as of December 31, 2012 are as follows:

As of December 31, 2012	Total	Less than 1 Year	1 - 3 Years	4 - 5 Years	After 5 Years
(Dollars in thousands)
Long-term debt obligations, including current portion(1)	$57,012	$4,608	$19,536	$32,868	$—
Operating lease obligations	319	154	158	7	—
Other Commitments	3,508	2,218	1,248	36	6

Total	$60,839	$6,980	$20,942	$32,912	$6

(1)
Excludes interest related to the debt.

OFF-BALANCE SHEET ARRANGEMENTS

        WAPA does not have any off-balance sheet financing arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        WAPA is exposed to the impact of changes in interest rates primarily through its term loan, on which pays a variable-rate of interest. As of December 31, 2012 total outstanding balance on the term loan was of $57.0 million and the revolving credit facility of $10 million was fully undrawn. In the event of an increase in the interest rate of 100 basis points, assuming a principal of $57.0 million and no offset from the interest rate swap, WAPA would incur an increase in interest expense of $0.6 million per year. Such potential increases or decreases are based on certain simplifying assumptions, including a constant level of debt, no interest rate swap or hedge in place, and an immediate, across-the-board increase or decrease in the level of interest rates with no other subsequent changes for one year. WAPA's risk management policy is to use derivative financial instruments, as appropriate, to manage the interest expense related to the debt with variable interest rates.

 WAPA SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

        In 2007, InterMedia Partners VII, L.P., acquired a 100% economic interest in WAPA from LIN Television Corporation. WAPA owns 100% of the holding company that owns 100% of each of WAPA PR and WAPA America.

        Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

        InterMedia Partners VII, L.P., is a limited partnership whose general partner is InterMedia Partners, L.P. (the "GP"). Messrs. Hindery and Kern serve as the managers of the GP. InterMedia Partners VII, L.P., as well as Messrs. Hindery and Kern (in their capacities as managers of the GP), may be deemed to have shared dispositive power and shared voting power over, and thus to beneficially own, all of the ordinary shares owned by InterMedia Partners VII, L.P. through their respective direct or indirect ownership of the equity interests of InterMedia Partners VII, L.P. The Fund and Messrs. Hindery and Kern disclaim beneficial ownership of the shares held by InterMedia Partners VII, L.P. except to the extent of their pecuniary interest therein. The address of InterMedia Partners VII, L.P. is c/o InterMedia Partners, L.P., 405 Lexington Avenue, 48th Floor, New York, New York, 10174.

INFORMATION ABOUT CINELATINO

        Cinelatino is the leading Spanish-language cable movie network with approximately 12 million subscribers across the U.S., Latin America and Canada. Cinelatino is programmed with a lineup featuring what it believes to be the best contemporary films and original television series from Mexico, Latin America, the U.S. and Spain. Cinelatino is the only Spanish-language movie network focused on premium, contemporary films. Driven by the strength of its programming and distribution, Cinelatino is the #2-Nielsen rated Spanish-language cable television network in the U.S.

        Cinelatino is distributed by all major U.S. cable, satellite and telecommunications operators on Hispanic program packages, and by many Latin American distributors, generally on basic video packages. Hispanic packages distributed in the U.S. generally consist of 20 or more Spanish-language channels, such as WAPA America, CNN en Español, Discovery en Español, History en Español, ESPN Deportes and Fox Deportes.

        Cinelatino is currently commercial-free and generates 100% of its revenue through subscriber fees pursuant to multi-year distribution agreements.

        In 2007 InterMedia Cine acquired a 50% economic interest in Cinelatino from MVS Cine Latino, S.A. de C.V. Shortly thereafter, Cinelatino hired James M. McNamara, the former CEO of Telemundo, as Chairman. Concurrently, Mr. McNamara acquired a 5.0% interest. Immediately prior to the transactions contemplated hereby, each of Cinema Aeropuerto, a wholly-owned subsidiary of MVS, and InterMedia Cine had a 47.5% ownership interest in Cinelatino.

  Key Historical Initiatives:

        Since InterMedia Cine's acquisition of its economic interest in Cinelatino, management has implemented a number of significant initiatives to improve performance at Cinelatino. These initiatives have had a significant positive impact on revenues and EBITDA. Such strategic and operational initiatives include

  •
  Launched separate U.S. and Latin American feeds.

  •
  Increased investment in programming by acquiring an average of 187 titles in each of 2009 - 2012, an increase of 42% since 2007.

  •
  Created updated, premium on-air look and graphics.

  •
  Grew distribution in the U.S., Latin America and Canada from 6 million subscribers in 2007 to 12 million subscribers in 2012.

  •
  Launched original movie productions.

  Key Strategies and Growth Opportunities:

  •
  Grow U.S. distribution. Cinelatino believes it is well-positioned to benefit from the significant growth in the U.S. Hispanic population and related growth in U.S. Hispanic cable television subscribers.

  •
  Significant advertising opportunity in the U.S.

  •
  New system launches in key markets in Latin America.

  •
  Cinelatino believes it is well-positioned to benefit from significant growth in pay-TV subscribers throughout Latin America.

  •
  Monetize digital rights.

CINELATINO

  Overview

        Cinelatino is the leading Spanish-language cable movie network with approximately 12 million subscribers across the U.S., Latin America and Canada. Cinelatino is programmed with a lineup featuring contemporary films and original television series from Mexico, Latin America, the U.S. and Spain. Cinelatino was launched in Mexico in 1993, and introduced into the U.S. in 1995. Cinelatino is headquartered in Coral Gables, and the network operations, as well as satellite and uplinking services are provided by MVS in Mexico City. Cinelatino is very well positioned to benefit from the growth in the U.S. Hispanic population.

        The large and growing U.S. Hispanic population represents the largest minority group in the U.S. and 16% of the total U.S. population. As of the 2010 Census, 50 million Hispanics resided in the United States, which represents an increase of 15 million people or 43% between 2000 and 2010. U.S. Hispanics also represent the second largest Hispanic economy in the world after Mexico. More than half of the growth in the total U.S. population between 2000 and 2010 was attributable to the increase in the Hispanic population. The Hispanic population is expected to grow to 64 million by 2020, an increase of 26%.

        Cinelatino believes its programming is strategically aligned with the viewing preference of U.S. Hispanics. In 2011, Hispanics had the highest per capita movie attendance, visiting theaters on average 5.3 times per year compared to under 4 times for the overall population. Hispanics make up 16% of the total U.S. population and 22% of movie ticket sales. Cinelatino's robust movie lineup makes Cinelatino an important and attractive destination for television viewing. Spanish remains the preferred language in the homes of most U.S. Hispanics, and this powerfully influences television viewing habits. According to Nielsen, approximately 61% of Hispanics aged 18 and over prefer to speak Spanish in their homes. Spanish-dominant or bilingual homes comprise about 66% of U.S. Hispanic households, and these homes exhibit a strong preference to watch television in their native language. Spanish-dominant households view 78% of television in Spanish and bilingual homes view about 50% in Spanish.

        Driven by the strength of its programming and distribution, Cinelatino is the #2-Nielsen rated Spanish-language cable television network in the U.S. As a result, Cinelatino believes it is well-positioned to capitalize on the sizable and growing U.S. Hispanic television advertising market.

  Strong Ratings Performance – Primetime

  Full-Year 2012, M-Sun 9:00PM - 3:00AM ET (6:00PM - 12:00AM PT)
  Hispanic HHs

  Programming

        Cinelatino's programming is distributed to the U.S. and Latin America via two distinct feeds, which allows it to tailor its programming strategy specifically to each audience. With a dedicated feed for the U.S., Cinelatino has been able to acquire titles for the U.S., even if the title is unavailable in Latin America, thereby expanding its acquisition opportunities for the U.S. market and enabling Cinelatino to deliver a "red carpet" experience to its U.S. subscribers. Cinelatino frequently offers movies to its viewers within weeks following their theatrical release in their home country. The dedicated U.S. feed has been critical to Cinelatino's ratings success.

        Cinelatino's programming acquisition strategy is specifically intended to provide the audience with the broadest selection of the highest grossing box office films across all of the popular genres, from Mexico and all other Latin American countries which have significant populations in the U.S., including Puerto Rico, Dominican Republic, Colombia and Venezuela. Consistent with its programming strategy, Cinelatino has acquired the rights to the majority of the highest grossing box office films in Mexico each year from 2007 to 2012. In a typical year, Cinelatino acquires 160-200 titles across 18 Latin American countries from 53 distributors, and has an expansive library of over 400 of the best Spanish-language titles from suppliers across the globe. Cinelatino believes it is the only U.S. cable movie network programmed with the top titles from these countries, and, as a result, has built tremendous loyalty from these viewers. In addition, Cinelatino has longstanding relationships with major U.S. studios such as Warner Brothers, Lionsgate, Sony, Walt Disney Studios and MGM and acquires titles relevant to the Hispanic audience.

        The Spanish-language film industry is highly fragmented. Unlike the U.S., where a small number of major movie studios produce and/or distribute the overwhelming majority of theatrical films released each year, an organized and formal Spanish-language movie studio system does not exist within Mexico, or more broadly throughout all of Latin America. The absence of an organized film industry is attributable in part to the limited opportunities for theatrical releases for most Spanish-language titles outside of their home market. The cost of marketing theatrical releases makes international theatrical distribution impractical. As a result, Cinelatino often provides the first window for U.S. audiences to see these movies. This distinguishes Cinelatino from English-language premium movie channels, such as HBO and Showtime, which air movies during a much later distribution window subsequent to their theatrical release (often a year or so), as well as release on home video and pay per view. Cinelatino secures the first window as the only television network licensing current Spanish-language movies consistently and in significant quantities for the U.S. and Latin American markets, allowing Cinelatino to serve as a "one-stop shop" and providing it with a unique advantage.

        Cinelatino has expanded its programming variety by licensing exclusive first run television series. Cinelatino believes its series all share extremely high production values, promotable stars and compelling stories. These original series provide Cinelatino with high quality and repeatable content that can also be aired in multiple formats (single episodes, double episodes and feature length packaging).

  Distribution

        Cinelatino has grown to be one of the most widely distributed Spanish-language cable networks, distributed to over 4 million U.S. subscribers and to nearly 8 million Latin American subscribers. Cinelatino is distributed on Hispanic programming packages in the U.S. and generally on basic video packages internationally. While the U.S. represents approximately 35% of Cinelatino's subscriber base, 82% of Cinelatino's 2012 revenues were derived from U.S. distributors.

        More than half the growth in the total population of the United States between 2000 and 2010 attributable to the increase in the Hispanic population. As of the 2010 U.S. Census, 50 million Hispanics resided in the United States, which represents an increase of 15 million people, or 43%, between 2000 and 2010. U.S. Hispanics represent the second largest Hispanic economy in the world. U.S. Hispanic television households grew from 11.6 million households in 2006 to 14.1 million households in 2012, an increase of over 21%, dramatically outpacing overall U.S. television household growth of only 3%. Hispanic television households are projected to grow 9% from 2012 to 2014, equating to 1.3 million new Hispanic television households. Strong growth in Hispanic television households in the U.S. is expected to continue, driven by the forecasted significant growth in the U.S. Hispanic population to 64 million by 2020. The continuing rapid growth of Hispanic television households creates a significant opportunity to reach an attractive audience at a time when overall television household growth in the U.S. is more modest.

        Hispanic pay-TV subscribers are expected to grow significantly, driven not only by the rapid growth in Hispanic television households, but also by increased penetration of pay-TV among Hispanics. Hispanic pay-TV subscribers increased 35% from 2006 to 2012, growing from 8.8 to 11.9 million subscribers, five times the 7% increase in overall U.S. subscribers during the same period. This 35% growth also significantly over-indexes the 21% Hispanic television household growth during the same period.

        Subscribers to Hispanic programming packages in the U.S. increased by approximately 60%, from 2.6 million to 4.2 million subscribers from 2006 to 2012. Hispanic programming package subscribers represented 30% of Hispanic pay-TV households in 2006 and 35% in 2012. In an effort to capitalize on the strong growth of the U.S. Hispanic population, pay-TV distributors have been more aggressively marketing Hispanic programming packages. Cinelatino expects to capitalize on this strong growth.

        Cinelatino's nearly 8 million Latin American subscribers are distributed among 15 countries throughout Latin America. Cinelatino is presently distributed to only 21% of total pay-TV subscribers throughout Latin America (excluding Brazil), representing a significant growth opportunity. Cinelatino is a top-rated network on one of the major satellite operators in Mexico (see chart below). Cinelatino believes the network's content has widespread appeal throughout Latin America, and therefore will grow distribution throughout the region.

  Mexico – Top Rated Cable Networks(1)

  Full-Year 2012, M-Sun 6:00PM - 1:00AM
  Households

(1)
Ratings sourced from major satellite operator in Mexico. Excludes children's programming channels.

MVS Service Agreements

        MVS was founded in 1976, and is one of the largest media and telecommunications conglomerates in Mexico, with a presence in television, broadband, mobile telecom, radio and publishing. Through its subsidiaries, MVS operates several cable channels in Mexico and throughout Latin America. In 2008, MVS partnered with DISH Network to create DISH Mexico, a satellite television service in Mexico. MVS provides operational and technical expertise to Cinelatino pursuant to the following agreements:

  Satellite and Support Services Agreement

        Cinelatino contracts with MVS for satellite and support services including origination, uplinking and satellite delivery of two feeds of Cinelatino's channel (for U.S. and Latin America), master control and monitoring, dubbing, subtitling and close captioning, and other support services. MVS provides such services from their broadcast facilities in Mexico City, and total expenses incurred by Cinelatino for the years ended December 31, 2012, 2011 and 2010 amounted to approximately $2,836,000, $3,565,000 and $3,814,000, respectively. This agreement expires on August 1, 2017.

  Distribution Agreement

        At the time of InterMedia Cine's investment in Cinelatino, Cinelatino entered into a Distribution Agreement providing MVS with the exclusive right to negotiate the terms of the distribution and exhibition of Cinelatino with cable, satellite and telecommunications operators throughout the U.S. Pursuant to the agreement, Cinelatino pays MVS a percentage of affiliate fees received from U.S. distributors, which totaled $2,458,000, $2,398,000, and $2,355,000 for the years ended 2012, 2011 and 2010, respectively. Upon consummation of the Transaction, this agreement will terminate with an effective date of January 1, 2013.

  Master License Agreement

        At the time of InterMedia Cine's investment in Cinelatino, Cinelatino entered into a Master License Agreement providing MVS with the exclusive rights to distribute and exhibit Cinelatino via cable, satellite or by any other means in Latin America and Mexico. Pursuant to the agreement, Cinelatino receives revenue net of MVS's distribution fees, which is presently equal to 13.5% of all license fees collected from distributors in Latin America and Mexico. Total revenues recognized by Cinelatino for the years ended December 31, 2012, 2011 and 2010 amounted to approximately $2,496,000, $2,194,000 and $1,885,000, respectively. Upon consummation of the Transaction, this agreement will be amended such that MVS' rights to duplicate, distribute and exhibit Cinelatino's service will be non-exclusive on a going forward basis (except with respect to pre-existing distribution arrangements between MVS and third party distributors that are effective at the time of the amendment). Management believes that the amendment to this agreement will not impact Cinelatino's current distribution, and should enhance Cinelatino's ability to drive new distribution in Latin America.

  Dish Mexico Affiliation Agreement

        Cinelatino is party to a six-year affiliation agreement with DISH Mexico through December 2014 for the distribution and exhibition of Cinelatino's programming service through DISH Mexico. Total revenues recognized for the years ended December 31, 2012, 2011 and 2010 amounted to approximately $1,702,000, $1,569,000, and $1,250,000, respectively. Upon consummation of the Transaction, this agreement will be amended such that the term will be extended until August 1, 2017. This agreement is non-exclusive and does not restrict Cinelatino from being distributed by other distributors unaffiliated with MVS.

COMPETITION

        Cinelatino broadly competes for distribution and for viewership with broadcast and cable television networks in the U.S. More specifically, Cinelatino competes for distribution and for viewership with other broadcast networks targeting Hispanics in the United States such as Univision and Telemundo and other cable networks such as CNN en Español, Discovery en Español, History en Español, ESPN Deportes and Fox Deportes. Cinelatino also competes for distribution and for viewership with other channels offering Spanish-language movie programming. Competitors include De Pelicula/De Pelicula Clasico, Cine Estelar/Cine Nostalgia and Viendo Movies. These other movie channels are generally programmed with older and/or lower budget movies. Cinelatino is the only Spanish-language movie network focused on premium, contemporary films. With over 4 million U.S. subscribers, Cinelatino has the largest subscriber base of any Spanish-language cable television movie network.

        Certain technological advances, including the increased deployment of fiber optic cable, are expected to allow cable and telecommunication video service providers to continue to expand both their channel and broadband distribution capacities and to increase transmission speeds. In addition, the ability to deliver content via new methods and devices is expected to increase substantially. The impact of such added capacities is hard to predict, but the development of new channels of content distribution could lead to increased competition for viewers by facilitating the emergence of additional channels and mobile and internet platforms through which viewers could view programming that is similar to that offered by Cinelatino.

INTELLECTUAL PROPERTY

        Cinelatino's intellectual property assets principally include copyrights in television programming, websites and other content, trademarks in brands, names and logos, domain names and licenses of intellectual property rights of various kinds. The protection of Cinelatino's brands and content is of primary importance to its success. To protect its intellectual property assets, Cinelatino relies upon a combination of copyright, trademark, unfair competition, trade secret and Internet/domain name statutes and laws and contract provisions. However, there can be no assurance of the degree to which these measures will be successful in any given case.

GOVERNMENT REGULATION

        Cinelatino's cable network operations are subject to and affected by various statutes and government regulations, as well as certain U.S. federal government authorities. Cinelatino's foreign operation are also subject to additional laws and regulations. The rules, regulations, policies and procedures affecting Cinelatino's businesses are constantly subject to change. The "Government Regulation of Hemisphere" section of this document, beginning on page 133 contains a summary of certain government regulations that may affect Cinelatino's operations. That information is summary in nature and does not purport to describe all present and proposed laws and regulations affecting Cinelatino's businesses, particularly its foreign operations. Reference should be made to the Communications Act, other legislation, FCC rules, public notices, and rulings for further information concerning the nature and extent of the FCC's regulatory authority. FCC laws and regulations are subject to change, and Cinelatino generally cannot predict whether new legislation, court action or regulations, or a change in the extent of application or enforcement of current laws and regulations, would have an adverse impact on its operations.

LEGAL PROCEEDINGS

        From time to time, Cinelatino may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm Cinelatino's business. Cinelatino is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against Cinelatino, which may materially affect it.

REAL PROPERTY

        The following table sets forth Cinelatino's principal place of business:

Location	Description	Area (Square Feet)
Coral Gables, Florida	Headquarters	525

        Cinelatino currently occupies office space that is leased pursuant to a long-term lease facility by InterMedia Advisors, LLC. Cinelatino pays the lessor directly for its allocable cost of such lease.

        Cinelatino believes its current facilities are adequate to meet its needs in the foreseeable future. If necessary, Cinelatino may, from time to time, downsize current facilities or lease additional facilities for its activities.

EMPLOYEES

        As of December 31, 2012, Cinelatino had approximately 5 full-time employees in the U.S., including employees who work as consultants. None of Cinelatino's employees are covered by a collective bargaining agreement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CINELATINO

        The following discussion and analysis summarizes Cinelatino's financial condition and operating performance and should be read in conjunction with its historical financial statements and notes thereto included elsewhere in this proxy statement/prospectus.

        Significant components of management's discussion and analysis of results of operations and financial condition for Cinelatino include:

  •
  Overview and Strategy.  The overview section provides a summary of Cinelatino's business and business trends, outlook and strategy.

  •
  Results of Operations.  The results of operations section provides an analysis of Cinelatino's results on a basis for the year ended December 31, 2012 compared to the year ended December 31, 2011 and for the year ended December 31, 2011 compared to the year ended December 31, 2010.

  •
  Liquidity and Capital Resources.  The liquidity and capital resources section provides a discussion of Cinelatino's cash flows for the year ended December 31, 2012 compared to the year ended December 31, 2011 and for the year ended December 31, 2011 compared to the year ended December 31, 2010.

OVERVIEW

        Cinelatino, a Delaware corporation, is a leading Spanish-language cable television movie network, distributed in the U.S., Latin America and Canada. Cinelatino is programmed with a lineup featuring contemporary films and original television series from Mexico, Latin America, the U.S. and Spain. Cinelatino is the #2-rated Spanish-language pay-TV channel in the U.S., driven by the strength of its programming. Cinelatino's programming is distributed to the U.S. and Latin America via two distinct feeds, which allow it to tailor its programming strategy specifically to each audience.

        Cinelatino is currently commercial-free and generates most of its revenue through subscriber fees received from cable, satellite and telecommunications operators distributing the network pursuant to multi-year distribution agreements that provide for monthly subscriber fees. With over 80% of Cinelatino's 2012 revenues derived from U.S. distributors, management has strategically acquired earlier exhibition windows for many of its titles for the U.S., thereby enhancing the value of the network and the programming it offers to its rapidly growing target audience.

        Management expects Cinelatino to benefit from significant growth in subscribers, as the U.S. Hispanic population continues to grow rapidly. As of the 2010 U.S. Census, 50 million Hispanics resided in the United States, which represents an increase of 15 million people, or 43%, between 2000 and 2010, and is expected to grow to 64 million by 2020. Similarly, Hispanic television households are projected to grow from 14.1 million in 2012 to 15.4 million in 2014, and increase of 9% or 1.3 million new Hispanic television households. In an effort to capitalize on the strong growth of the U.S. Hispanic population and Hispanic television households, pay-TV distributors have been more aggressively marketing Hispanic programming packages. Accordingly, management believes Cinelatino is well positioned to benefit from growth in subscribers.

        Similarly, management expects Cinelatino to benefit from significant growth in Latin America. Fueled by a sizeable and growing population, a strong macroeconomic backdrop and rising disposable incomes, as well as investments in network infrastructure resulting in improved service and performance, pay-TV subscribers in Latin America (excluding Brazil) are projected to grow from 34 million in 2011 to 48 million in 2016, representing a 7% compounded annual growth rate. Furthermore, with approximately 8 million subscribers in Latin America, Cinelatino is presently distributed to only 21% of total pay-TV subscribers throughout Latin America. Accordingly, growth through new system launches represents a significant growth opportunity. Cinelatino is a top-rated network and management believes the network's content has widespread appeal throughout Latin America, and therefore will be able grow distribution throughout the region.

        Cinelatino continuously reviews the quality of its programming to ensure that it is maximizing its viewership and giving its subscribers a premium, high-value experience. The continued growth in Cinelatino's subscriber fees will, to a certain extent, be dependent on the growth in subscribers of the cable, satellite and telecommunications operators distributing its network, and new system launches, particularly in Latin America.

        Revenues derived from three major unrelated customers were $5,924,345, $4,864,338, and $2,957,113 for the year ended December 31, 2012. These revenues are earned pursuant to multi-year agreements and such agreements have previously been renewed. Given that Cinelatino is the #2-rated Hispanic cable network and its unique position of being distributed by all major U.S. distributors, management believes these agreements will be renewed and extended as they expire in the future.

        MVS, a 47.5% shareholder of Cinelatino, provides operational and technical services to Cinelatino pursuant to several agreements described described in the section entitled "Information About Cinelatino—MVS Service Agreements" on page 115. Upon consummation of the Transaction, certain of the agreements will be amended to what management believes to be to the benefit of Cinelatino. An agreement which grants MVS the exclusive right to distribute the service in the U.S will be terminated upon consummation of the Transaction. Management believes Hemisphere can assume responsibility for those activities previously provided by MVS, given the resources of WAPA that will be available to it, thus having no impact on Cinelatino's operations. A similar agreement which grants MVS the exclusive right to distribute the service throughout Latin America will be amended upon consummation of the Transaction so that MVS's rights will be on a non-exclusive basis, except for distribution agreements currently in effect. Management believes that the amendment to this agreement will not impact Cinelatino's current distribution, and should enhance Cinelatino's ability to drive new distribution in Latin America. Also upon consummation of the Transaction, Cinelatino's affiliation agreement with Dish Mexico (an affiliate of MVS), pursuant to which Dish Mexico distributes the network and Cinelatino receives revenue, will be extended through August 1, 2017.

        Cinelatino is seeking to introduce advertising on its U.S. feed in an effort to further monetize its strong ratings and attractive audience, and to capitalize on the growing Hispanic cable advertising market. Cinelatino's audience offers advertisers an unmatched opportunity to target a rapidly growing demographic with high media consumption patterns.

Critical Accounting Policies and Estimates

        Management discussion and analysis of Cinelatino's financial condition and results of operations is based upon the amounts reported in Cinelatino's consolidated financial statements which have been prepared in accordance with generally accepted accounting principles.

        The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those reported amounts. The significant accounting policies, outlined in Note 1, "Nature of Business and Significant Accounting Policies," to the consolidated financial statements contained elsewhere in this proxy statement/prospectus, are integral to an understanding of Cinelatino's management's discussion and analysis.

        On an on-going basis, Cinelatino evaluates its estimates, including those used for allowance for doubtful accounts in receivables and due from related parties, amortization and impairment of program rights and intangible assets, and income taxes. Cinelatino bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Programming Costs

        Programming costs are recorded based on Cinelatino's contractual agreements with various third party programming distributors and are generally multi-year agreements.

Accounts Receivable

        Accounts receivable are carried at the original charge amount less an estimate made for doubtful receivables based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received. An account receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 60 days.

Amounts Due From Related Parties

        Certain amounts due from related parties are presented net of an allowance for uncollectible amounts based on management's expectations related to the realization of collections and remittances by the related party.

Programming Rights

        Cinelatino enters into multi-year license agreements with various programming distributors for distribution of their respective programming ("programming rights") and capitalizes amounts paid to secure or extend these programming rights at the lower of unamortized cost or estimated net realizable value. If management estimates that the unamortized cost of its programming rights exceeds their estimated net realizable value, Cinelatino will write down its programming rights. Cinelatino determined $32,965 of its programming rights was impaired during 2012. No such write down was deemed necessary during 2011 or 2010. Cinelatino amortizes these programming rights over the term of the related license agreements or the number of exhibitions, whichever occurs first. The amortization of these rights, which was approximately $2,302,000, $2,458,000 and $2,486,000 for the years ended December 31, 2012, 2011 and 2010, respectively, is recorded as part of cost of revenues in the accompanying statements of income.

Income Taxes

        Cinelatino considers future taxable income and feasible tax planning strategies in assessing the need for establishing or removing a valuation allowance. Cinelatino records or subsequently removes a valuation allowance to reflect its deferred tax assets to an amount that is more likely than not to be realized. In the event that Cinelatino determines changes regarding the realization of all or part of its deferred tax assets in the future, an adjustment to the deferred tax asset is recorded to Cinelatino's consolidated statement of operations in the period in which such a determination is made.

Recent Accounting Pronouncements

        In June 2011, the Financial Accounting Standards Board issued Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 820): Presentation of Comprehensive Income ("ASU 2011-05"). The amendments in ASU 2011-05 require an entity to present the total comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. This update eliminates the option to present the components of other comprehensive income as part of the statement of stockholders' equity. Cinelatino elected to present this information in a separate statement following the statement of income. This guidance is effective for the first interim or annual period beginning on or after December 15, 2011, and should be applied retrospectively. Cinelatino adopted this guidance effective January 1, 2012, and the adoption did not have an impact on its financial position or results of operations.

        In October 2012, the Financial Accounting Standards Board issued Accounting Standards Update No. 2012-07, Entertainment - Films (Topic 926): Accounting for Fair Value Information That Arises after the Measurement Date and its Inclusion in the Impairment Analysis of Unamortized Film Costs. This ASU aligns the guidance on fair value measurements in the impairment test of unamortized film costs with the guidance on fair value measurements in other instances within accounting principles generally accepted in the United States of America. For SEC filers, the amendments are effective for impairment assessments performed on or after December 15, 2012. For all other entities, the amendments are effective for impairment assessments performed on or after December 15, 2013. Cinelatino adopted this guidance effective December 31, 2012, and the adoption did not have a material impact on the financial statements.

RESULTS OF OPERATIONS

Comparison of Operating Results for the Year Ended December 31, 2012 and the Year Ended December 31, 2011

	Year Ended December 31,
			$ Change Favorable/ (Unfavorable)	% Change Favorable/ (Unfavorable)
(dollars in thousands)	2012	2011
Revenues	$23,639	$22,437	$1,202	5.4%

Operating expenses:
Cost of revenues	5,138	6,023	885	14.7%
Selling, general and administrative	5,316	4,726	(589)	(12.5%)
Other expenses	372	—	(372)	NM
Depreciation	8	5	(3)	(48.6%)

	10,834	10,755	(79)	(0.7%)

Operating income	12,805	11,682	1,123	9.6%
Interest expense, net	(1,970)	(1,637)	(333)	(20.3%)

Income before income taxes	10,835	10,045	790	7.9%
Provision for income taxes	4,106	4,026	(80)	(2.0%)

Net income	$6,729	$6,019	$710	11.8%

NM = not meaningful

Revenues

        For the year ended December 31, 2012, total revenues increased $1.2 million, or 5%, as compared to the same period in 2011, due to an increase in subscriber revenues, primarily as a result of growth in subscribers.

Operating Expenses

        Operating expenses increased by $0.1 million, or 1%, in 2012 as compared to 2011, driven by changes in the following areas:

        Cost of Revenues:    Cost of revenues consists primarily of programming amortization and distribution costs, including origination, transmission, and uplink costs. Cost of revenues decreased $0.9 million, or 15%, primarily due to a contractual reduction of $0.7 million in the cost of distribution services.

        Selling, General and Administrative Expenses:    Selling, General and Administrative expenses consists principally of commissions, employee costs, marketing and research, and occupancy costs. Selling, General and Administrative expenses increased $0.6 million, or 13%, due primarily to an increase in marketing expenses to drive consumer awareness, subscriber growth and viewership.

        Other Expenses:    Other expenses, which includes non-recurring legal and filing related fees related to this transaction, were $0.4 million, as there were no transaction related expenses in 2011.

        Depreciation Expense:    Depreciation expense, which includes depreciation of fixed assets, was relatively unchanged in 2012 as compared to 2011.

Operating Income

        Operating income increased $1.1 million, or 10%, in 2012 as compared to 2011, due primarily to the growth in revenues.

Interest Expense, Net

        Interest expense, net, increased $0.3 million, or 20%, due primarily to an increase in the average outstanding balance of the term loan, as a result of the refinancing completed in June 2011, and an increase in the interest rate on the term loan.

Provision for Income Taxes

        Provision for income taxes increased $0.1 million, or 2%, due primarily to the increase in income before income taxes.

Net Income

        Net income increased $0.7 million, or 12%, in 2012 as compared to 2011, due to higher operating income offset by higher interest expense.

Comparison of Operating Results for the Year Ended December 31, 2011 and the Year Ended December 31, 2010

	Year Ended December 31,
			$ Change Favorable/ (Unfavorable)	% Change Favorable/ (Unfavorable)
(Dollars in thousands)	2011	2010
Revenues	$22,437	$21,738	$699	3.2%

Operating expenses:
Cost of revenues	6,023	6,301	277	4.4%
Selling, general and administrative	4,726	5,156	429	8.3%
Depreciation	5	5	—	(3.7)%

	10,755	11,462	707	6.2%

Operating income	11,682	10,277	1,405	13.7%
Interest expense, net	(1,637)	(1,516)	(121)	(8.0)%

Income before income taxes	10,045	8,761	1,284	14.7%
Provision for income taxes	4,026	3,112	(914)	(29.4)%

Net income	$6,019	$5,649	$370	6.6%

Revenues

        For the year ended December 31, 2011, total revenues increased $0.7 million, or 3%, as compared to the same period in 2010, due to an increase in subscriber revenues, primarily as a result of growth in subscribers.

Operating Expenses

        Operating expenses decreased by $0.7 million, or 6%, in 2011 as compared to 2010, driven by changes in the following areas:

        Cost of Revenues:    Cost of revenues decreased $0.3 million, or 4%, primarily as a result of a contractual reduction of $0.2 million in the cost of distribution services.

        Selling, General and Administrative Expenses:    Selling, General and Administrative expenses decreased $0.4 million, or 8%, due to a decline in marketing expenses of $0.3 million.

        Depreciation Expense:    Depreciation expense was relatively unchanged in 2011 as compared to 2010.

Operating Income

        Operating income increased $1.4 million, or 14%, in 2011 as compared to 2010, due to growth in revenues and a decline in expenses.

Interest Expense, Net

        Interest expense, net, increased $0.1 million, or 8%, due primarily to an increase in the average outstanding balance of the term loan as a result of the refinancing completed in June 2011.

Provision for Income Taxes

        Provision for income taxes increased $0.9 million, or 29%, due primarily to the increase in income before income taxes.

Net Income

        Net income increased $0.4 million, or 7%, in 2011 as compared to 2010, due to higher operating income offset by higher income taxes.

LIQUIDITY AND CAPITAL RESOURCES

Sources and Uses of Cash

        Cinelatino's principal sources of cash are cash on hand and cash flows from operating activities. As of December 31, 2012 and 2011, Cinelatino had $11.4 million and $8.4 million, respectively of cash on hand.

        Cinelatino's primary uses of cash include the acquisition of programming, operational costs, personnel costs, interest payments on its outstanding debt and income tax payments.

        Management believes cash on hand and cash flow from operations will be sufficient to meet its current contractual financial obligations and to fund anticipated working capital and capital expenditure requirements for existing operations. Cinelatino's current financial obligations include maturities of debt and other commitments from ordinary course of business that require cash payments to vendors and suppliers.

Cash Flows

	Year Ended December 31,
(in thousands of dollars)	2012	2011	2010
Cash provided by (used in):
Operating Activities	$8,054	$9,136	$5,433
Investing Activities	(16)	(4)	—
Financing Activities	(4,949)	(6,125)	(8,199)

Net increase (decrease) in Cash and Cash Equivalents	$3,089	$3,007	$(2,766)

Comparison for the Year Ended December 31, 2012 and the Year Ended December 31, 2011

Operating Activities

        Cash provided by operating activities is primarily driven by Cinelatino's net income, adjusted for non-cash items and changes in working capital. Non-cash items consist primarily of amortization of programming rights, amortization of deferred financing costs, and deferred income taxes.

        Net cash provided by operating activities decreased $1.1 million for the year ended December 31, 2012, as compared to the same period in 2011, due to a $0.6 million decrease in non-cash items and a $1.2 million increase in net working capital, offset in part by an $0.7 million increase in net income. Non-cash items decreased primarily as a result of a $0.3 million decrease in deferred income taxes, a $0.2 million decrease in programming amortization and a $0.1 million decrease in amortization of deferred financing costs.

Investing Activities

        Net cash used in investing activities during the year ended December 31, 2012, was relatively unchanged as compared to the same period in 2011.

Financing Activities

        Net cash used in financing activities decreased $1.2 million during the year ended December 31, 2012, as compared to the same period in 2011, due to a distribution paid to shareholders in June 2011 of $23.2 million funded in large part by proceeds from a new term loan of $19.3 million, offset in part by an increase in repayments of the term loan of $2.8 million.

Comparison for the Year Ended December 31, 2011 and the Year Ended December 31, 2010

Operating Activities

        Net cash provided by operating activities increased $3.7 million for the year ended December 31, 2011, as compared to same period in 2010, due to a $0.4 million increase in net income and a $3.3 million decrease in net working capital.

Investing Activities

        Net cash used in investing activities during the year ended December 31, 2011, was relatively unchanged as compared to the same period in 2010.

Financing Activities

        Net cash used in financing activities decreased $2.1 million due to a decrease in repayments of the term loan of $2.0 million, and though distributions to stockholders increased $19.1 million it was funded with net proceeds from the new loan of $19.2 million.

Discussion of Indebtedness

        During 2011, Cinelatino amended its credit facility with the General Electric Capital Corporation, as sole lead arranger and bookrunner (the "Cinelatino Term Loan"), increasing its maximum borrowing to $40.0 million. The loan bears interest at LIBOR plus 4% (4.31% as of December 31, 2012) and matures in June 2017. Principal and interest payments are due quarterly and a balloon payment of the remaining principal is due at maturity. Amounts outstanding under the Cinelatino Term Loan as of December 31, 2012 were $33,050,868.

        The Cinelatino Term Loan contains certain covenants that limit Cinelatino's ability and the ability of the subsidiaries of Cinelatino to incur additional indebtedness, pay dividends or make other payments, make loans and investments, sell assets, incur certain liens, enter into transactions with affiliates, and consolidate, merge or sell assets.

        In 2012, Cinelatino made term loan principal repayments of $4.9 million.

        In connection with the Transaction, Cinelatino, the lenders thereto and the agent thereto amended the Cinelatino Term Loan to ensure that the "change of control" provision contained therein will not be violated by the mergers contemplated by the Transaction. As of December 31, 2012, Cinelatino was in compliance with the financial covenants of the Cinelatino Term Loan. The Cinelatino Term Loan will remain outstanding after the consummation of the Transaction.

        During 2011, Cinelatino entered into an interest rate cap and an interest rate swap agreement which as of December 31, 2012 had outstanding notional amounts of $0 and $17,000,000, respectively. The interest rate cap agreement limited the LIBOR rate on $19,000,000 of the Cinelatino Term Loan borrowed to a maximum 1.0% rate. The interest rate cap matured on June 30, 2012. The interest rate swap agreement converts the variable interest rate of LIBOR on $18,000,000 of the Cinelatino Term Loan to a fixed rate of 1.195%. The interest rate swap became effective on June 30, 2012, and matures on July 8, 2013. The effective portion of the change in fair values of the interest rate cap and swap is reported as a component of other comprehensive income and is reclassified into interest expense in the same period or periods during which the hedged transaction affects earnings. These derivative instruments are being utilized to manage interest rate exposure over the period of the derivative instruments and are designated as highly effective cash flow hedges.

        Cinelatino may declare and directly or indirectly pay cash dividends and distributions to its stockholders in any fiscal year provided (i) no default under the Cinelatino Credit Agreement shall have occurred and be continuing or would result therefrom, (ii) the consolidated leverage ratio (as defined in the Cinelatino Credit Agreement) was less than or equal to 2.00 to 1.00, (iii) no such cash dividend or distribution may be paid in excess of $20,000,000 in the aggregate for all such dividends or distributions for the term of the agreement, (iv) no such cash dividend or distribution may be paid in any fiscal year until after Cinelatino makes the mandatory prepayment from excess cash flow required in such fiscal year, (v) the aggregate amount of such cash dividends and distributions paid in any fiscal year shall not exceed an amount equal to (x) excess cash flow for the preceding year minus (y) the amount of excess cash flow for such preceding year required to be applied to the prepayment of the loans and (vi) immediately before and immediately after giving pro forma effect to any such payment, the Borrower shall be in compliance with all covenants contained in the Cinelatino Credit Agreement.

Contractual Obligations

        Cinelatino's contractual obligations as of December 31, 2012 are as follows:

As of December 31, 2012	Total	Less than 1 Year	1 - 3 Years	4 - 5 Years	After 5 Years
(Dollars in thousands)
Long-term debt, including current portion(1)	$33,051	$4,370	$8,280	$20,400	$—
Other commitments	3,647	2,376	1,270	—	—

Total	$36,698	$6,747	$9,551	$20,400	$—

(1)
Excludes interest on the debt.

OFF-BALANCE SHEET ARRANGEMENTS

        Cinelatino does not have any off-balance sheet financing arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Cinelatino maintains an interest rate risk management strategy that uses interest rate cap and swap derivative instruments, as discussed above, to minimize significant, unanticipated earnings fluctuations caused by interest rate volatility related to its LIBOR-based borrowing on the Cinelatino Term Loan.

        Cinelatino is exposed to the impact of changes in interest rates primarily through the unhedged portion of the Cinelatino Term Loan, which is variable-rate debt with a total outstanding balance of $33.1 million as of December 31, 2012. An increase in the interest rate of 100 basis points would result in an increase of interest expense of $0.3 million per year, based upon the current Cinelatino Term Loan balance. Such potential increase is based on certain simplifying assumptions, including a constant level of debt, no interest rate hedges, and an immediate, across-the-board increase in the level of interest rates with no other subsequent changes for one year.

 CINELATINO SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

        The following table sets forth information regarding the beneficial ownership based on 3,000,000 shares of Cinelatino's common stock outstanding as of March 8, 2013, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Cinelatino's common stock by:

  •
  each person known by Cinelatino to be the beneficial owner of more than 5% of Cinelatino's outstanding shares of common stock;

  •
  each of Cinelatino's officers and directors; and

  •
  all Cinelatino officers and directors as a group.

        Unless otherwise indicated, Cinelatino believes that all persons named in the table have sole investment power with respect to all shares of common stock beneficially owned by them.

Name	Number Of Shares Beneficially Owned(1)	Percent Of Common Stock
InterMedia Cine Latino, LLC(2)	1,425,000	47.5%
Cinema Aeropuerto, S.A. de C.V.(3)	1,425,000	47.5%
James M. McNamara(4)	150,000	5.0%

(1)
The amounts and percentages of our ordinary shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)
InterMedia Cine Latino, LLC is an affiliate of, and is controlled by, InterMedia Partners VII, L.P. (the "Fund"). InterMedia Partners, L.P. (the "GP") is the general partner of the Fund. Messrs. Hindery and Kern serve as the managers of the GP. Each of InterMedia Cine Latino, LLC, the Fund and the GP, as well as Messrs. Hindery and Kern (in their capacities as managers of the GP), may be deemed to have shared dispositive power and shared voting power over, and thus to beneficially own, all of the ordinary shares owned by InterMedia Cine Latino, LLC through their respective direct or indirect ownership of the equity interests of InterMedia Cine Latino, LLC. The Fund, the GP, and Messrs. Hindery and Kern disclaim beneficial ownership of the shares held by InterMedia Cine Latino, LLC except to the extent of their pecuniary interest therein. The address of InterMedia Cine Latino LLC is c/o InterMedia Partners, L.P., 405 Lexington Avenue, 48th Floor, New York, New York, 10174.

(3)
Cinema Aeropuerto, S.A. de C.V. ("Cinema Aeropuerto") is an indirect wholly-owned subsidiary of, and is controlled by, Grupo MVS, S.A. de C.V. ("MVS"). Certain individuals of the Vargas Guajardo family (in their capacity as controlling stockholder in the capital stock of MVS through a trust) and MVS, may be deemed to have shared dispositive power and shared voting power over, and thus to beneficially own, all of the ordinary shares owned by Cinema Aeropuerto. The corresponding members of the Vargas Guajardo family and MVS disclaim beneficial ownership of the shares held by Cinema Aeropuerto, except to the extent of their pecuniary interest therein. Cinema Aeropuerto's principal place of business is Blvd. Manuel Ávila Camacho 147, Chapultepec Morales, 11510 Ciudad de México, Distrito Federal, México.

(4)
Principal place of business is c/o Panamax Films, LLC 2000 Ponce de Leon Blvd. Suite 500 Coral Gables, FL 33134.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions of Azteca

        In April 2011, Azteca issued an aggregate of 2,875,000 Founder Shares to Azteca's Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.0087 per share. On June 8, 2011, the sponsor transferred 50,000 shares to each of John Engelman and Alfredo Elias Ayub, Azteca's two independent directors.

        On August 15, 2011, as a result of the underwriter of the initial public offering electing not to exercise the over-allotment option, the Azteca Initial Stockholders forfeited an aggregate of 375,000 shares of Azteca common stock and as a result, there are 12,500,000 shares of Azteca common stock issued and outstanding as of the date of this proxy statement/prospectus.

        Pursuant to a letter agreement with Azteca, the Azteca Initial Stockholders have agreed that 735,294 Founder Shares will be subject to forfeiture by the Azteca Initial Stockholders as follows: (1) 378,788 Founder Shares will be subject to forfeiture in the event the closing sales price of Azteca's common stock does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of a business combination and (2) 356,506 Founder Shares will be subject to forfeiture in the event the closing sales price of Azteca's common stock does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of a business combination. Any forfeiture of shares will be effected by Azteca redeeming such shares from the Azteca Initial Stockholders for nominal consideration pursuant to the provisions of the insider letter entered into between Azteca and Azteca's Sponsor prior to the consummation of the initial public offering. If such shares are forfeited, Azteca would record the aggregate fair value of the shares forfeited and reacquired to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited shares and the price paid to Azteca for such forfeited shares of approximately $6,397. Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

        In connection with the Transaction, such Founder Shares will be converted into Hemisphere Class A common stock and will be subject to the same forfeiture provisions described above. In addition, the Azteca Initial Stockholders also agreed to subject an additional 250,000 shares of Hemisphere Class A common stock to forfeiture provisions similar to those set forth above. Specifically, (i) 125,000 shares of Hemisphere Class A common stock received in the Transaction are subject to forfeiture if Hemisphere Class A common stock does not equal or exceed the $15.00 per share target price discussed above and (ii) 125,000 shares of Hemisphere Class A common stock received in the Transaction are subject to forfeiture if Hemisphere's Class A common stock does not equal or exceed the $12.50 per share target price discussed above. Each of these forfeiture provisions shall survive for a period of 60 months following the consummation of the Transaction. Additionally, in connection with the Transaction, the Azteca Initial Stockholders have agreed to contribute an aggregate of 250,000 Founder Shares to Azteca for no consideration immediately prior to the consummation of the Transaction, and such shares will be cancelled.

        Azteca's Sponsor purchased an aggregate of 4,666,667 warrants in a private placement that occurred simultaneously with the closing of the initial public offering. Each such Sponsor Warrant entitles the holder to purchase one share of common stock at $12.00 per share. The Sponsor Warrants (including the shares of common stock issuable upon exercise of the Sponsor Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of the Transaction.

        On March 6, 2012, Azteca's Sponsor sold all of the Sponsor Warrants to Brener International Group, LLC, an affiliate of Azteca's Sponsor and Mr. Brener. Azteca will purchase from the Current Sponsor Warrantholders, 2,333,334 Amended Azteca Warrants (i.e. warrants to purchase 1,166,667 shares of Azteca common stock) for a purchase price per warrant equal to $0.50 immediately prior to the consummation of the Transaction.

        On December 7, 2012, (i) Azteca's Sponsor sold 160,000 Founder Shares to each of Mr. Fleissig and Mr. Albán for an aggregate purchase price of $1.00 (the "Share Purchase Price") paid by each of Mr. Fleissig and Mr. Albán, respectively and (ii) Brener International Group, LLC sold 311,111 Sponsor Warrants to each of Mr. Fleissig and Mr. Albán for an aggregate purchase price of $1.00 (the "Warrant Purchase Price") paid by each of Mr. Fleissig and Mr. Albán, respectively. In connection therewith, each of Mr. Fleissig and Mr. Albán agreed that if the market price of Azteca common stock is less than $3.11 per share on the one year anniversary of the consummation of the Transaction (the "Make Whole Date"), each of Mr. Fleissig and Mr. Albán is obligated to sell a sufficient number of Founder Shares (including shares subject to forfeiture) and Sponsor Warrants to Azteca's Sponsor and Brener International Group, at the Share Purchase Price and the Warrant Purchase Price, respectively, having a value equal to the difference between (A) the sum of (i) all proceeds received by Azteca's Sponsor and Brener International Group from the sale, redemption or other disposal of shares of Azteca common stock (including shares subject to forfeiture which have been earned) and Sponsor Warrants through the Make Whole Date plus (ii) the aggregate market price of all shares of Azteca common stock (including shares subject to forfeiture which have been earned) and Sponsor Warrants then owned by Azteca's Sponsor and Brener International Group and (B) the sum of (i) $2,333,333, plus (ii) a seven percent (7%) annualized return on $2,333,333, calculated from the date of purchase of the Sponsor Warrants by Azteca's Sponsor through the Make Whole Date. The rights and obligations of Azteca's Sponsor, Brener International Group, Mr. Fleissig and Mr. Albán shall be applicable to the Hemisphere Class A common stock and the warrants to be received by Mr. Fleissig and Mr. Albán upon consummation of the Transaction. The transfer of securities pursuant to the Securities Purchase Agreements dated December 7, 2012 among Azteca's Sponsor and Brener International Group, on the one hand, and each of Mr. Fleissig and Mr. Albán, on the other hand, shall apply only up to the maximum number of securities purchased by Mr. Fleissig and Mr. Albán thereunder and will not require either Mr. Fleissig or Mr. Albán to remit any cash or other compensation to Azteca's Sponsor or Brener International Group, other than securities purchased thereunder.

        Each of Azteca's officers and directors (other than its independent directors) has agreed, pursuant to a written agreement with Azteca, that until the earliest of Azteca's initial business combination, Azteca's liquidation or such time as he ceases to be an officer or director, to present to us for Azteca's consideration, prior to presentation to any other entity, any suitable business combination opportunities, subject to any pre-existing fiduciary or contractual obligations he might have. If any of Azteca's officers or directors (other than its independent directors) becomes aware of Azteca's initial business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to Azteca. With the exception of Messrs. Gabriel Brener and Pablo Brener, none of Azteca's officers or directors currently has fiduciary duties or contractual obligations that may take priority over their duties to Azteca.

        Galco, Inc., an affiliate of Azteca's Sponsor has agreed, from June 30, 2011 through the earlier of Azteca's consummation of Azteca's initial business combination and Azteca's liquidation, to make available to Azteca office space, utilities and secretarial and administrative services, as Azteca may require from time to time. Azteca has agreed to pay its sponsor or an affiliate of its sponsor $10,000 per month for these services. However, this arrangement is solely for Azteca's benefit and is not intended to provide its sponsor with compensation in lieu of salary. Azteca believes, based on rents and fees for similar services in the Beverly Hills metropolitan area, that the fee charged by Azteca's Sponsor is at least as favorable as Azteca could have obtained from an unaffiliated person.

        Other than the $10,000 per-month administrative fee paid to Galco, Inc., an affiliate of Azteca's Sponsor, and reimbursement of any out-of-pocket expenses incurred in connection with activities on Azteca's behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder's fees, consulting fees or other similar compensation, will be paid to Azteca's Sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to its initial business combination (regardless of the type of transaction that it is). Azteca's independent directors review on a quarterly basis all payments that were made to its sponsor, officers, directors or their affiliates and are responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interest and other improprieties.

        Azteca's Sponsor advanced to Azteca an aggregate of $100,000 to cover expenses related to the initial public offering. This loan was repaid on July 7, 2011 upon the closing of the initial public offering.

        In addition, on February 1, 2013, Azteca's Sponsor loaned Azteca $250,000 to fund working capital pursuant to a non-interest bearing unsecured promissory note that is payable by Azteca or Hemisphere at or prior to the consummation of the Transaction.

        After Azteca's initial business combination, members of its management team who remain with Azteca may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to its stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to its stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider Azteca's initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

        All ongoing and future transactions between Azteca and any member of its management team or his or her respective affiliates will be on terms believed by Azteca at that time, based upon other similar arrangements known to Azteca, to be no less favorable to Azteca than are available from unaffiliated third parties. It is Azteca's intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to Azteca than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, Azteca would not engage in such transaction.

Certain Relationships and Related Transactions of WAPA

        In March 2011, WAPA entered into an agreement with the WAPA Member to provide management services, including strategic planning, assistance with licensing of programming rights, and participation in distribution negotiations with cable and satellite operators (the "Management Services Fee"). This agreement replaced a prior agreement entered into between the parties in 2007. The Management Services Fee is payable so long as no default shall have occurred or would result therefrom. Pursuant to the WAPA Loan Agreement (as defined herein), the payment of the Management Services Fee is expressly subordinate and junior in right of payment and exercise of remedies to the payment in full of the related term loan. Total expenses for management services for the years ended December 31, 2012, 2011 and 2010 amounted to $625,000, $625,000 and $250,000, respectively. Upon consummation of the Transaction, this agreement will be terminated.

Certain Relationships and Related Transactions of Cinelatino

        Cinelatino is party to certain agreements with MVS, with which Cinelatino has certain officers and stockholders in common and whose affiliate, Cinema Aeropuerto, owns 47.5% of Cinelatino. These agreements include:

  •
  An agreement to provide satellite and support services including origination, uplinking and satellite delivery of two feeds of Cinelatino's channel (for U.S. and Latin America), master control and monitoring, dubbing, subtitling and close captioning, and other support services (the "Satellite and Support Services Agreement"). Total expenses incurred by Cinelatino for the years ended December 31, 2012, 2011 and 2010 amounted to approximately $2,836,000, $3,565,000, and $3,815,000, respectively. The Satellite and Support Services Agreement expires on August 1, 2017.

  •
  A distribution agreement giving MVS the exclusive right to negotiate the terms of the distribution, subdistribution and exhibition of Cinelatino throughout the United States of America. The agreement stipulates a distribution fee of 13.5% of the revenue received from all U.S. distributors. Total expenses incurred by Cinelatino for the years ended December 31, 2012, 2011 and 2010 amounted to approximately $2,458,000, $2,398,000 and $2,355,000, respectively. Upon consummation of the Transaction, this agreement will terminate with an effective date of January 1, 2013. In consideration for such termination, Hemisphere will make a cash payment to MVS in an amount equal to $3,800,000.

  •
  A ten-year master license agreement through July 2017, which grants MVS the exclusive rights to duplicate, distribute and exhibit Cinelatino's service via cable, satellite or by any other means in Latin America and in Mexico to the extent that Mexico distribution is not owned by MVS. Pursuant to the agreement, Cinelatino receives revenue net of MVS's distribution fees, which is presently equal to 13.5% of all license fees collected from distributors in Latin America and Mexico. Total revenues recognized by Cinelatino for the years ended December 31, 2012, 2011 and 2010 amounted to approximately $2,496,000, $2,194,000 and $1,885,000, respectively. Upon consummation of the Transaction, this agreement will be amended such that MVS' rights to duplicate, distribute and exhibit Cinelatino's service will be non-exclusive on a going forward basis (except with respect to pre-existing distribution arrangements between MVS and third party distributors that are effective at the time of the amendment).

  •
  A six-year affiliation agreement through December 2014 for the distribution and exhibit of Cinelatino's programming service through Dish Mexico (doing business as Commercializadora de Frecuencias Satelitales, S de R.L. de C.V.), an MVS affiliate that transmits television programming services throughout Mexico. Total revenues recognized for the years ended December 31, 2012, 2011 and 2010 amounted to approximately $1,702,000, $1,569,000, and $1,250,000, respectively. Upon consummation of the Transaction, this agreement will be amended such that the term will be extended until August 1, 2017.

        Cinelatino has a five-year consulting agreement with an entity owned by Cinelatino's non-executive chairman and 5% stockholder James M. McNamara to provide the development, production and maintenance of programming, affiliate relations, identification and negotiation of carriage opportunities, and the development, identification and negotiation of new business initiatives including sponsorship, new channels, direct-to-consumer programs and other interactive initiatives through April 2013. Total expenses incurred under the consulting agreement for each of the years ended December 31, 2012, 2011 and 2010 amounted to $230,000, $230,000 and $194,000, respectively.

        Cinelatino entered into programming agreements with an entity owned by James M. McNamara for the distribution of three specific movie titles. As of December 31, 2012 and December 31, 2011, $112,500 and $150,000, respectively, is included in other assets as prepaid programming related to these agreements. As of December 31, 2012 and December 31, 2011, approximately $103,800 and $73,800, respectively, is included in programming rights related to these agreements.

Certain Relationships and Related Transactions of Hemisphere

        In connection with the Transaction, Cinema Aeropuerto and Hemisphere entered into a letter agreement governing the terms of Cinema Aeropuerto's ownership of shares of Hemisphere common stock from and after the Effective Time. Pursuant to the terms of the letter agreement, Cinema Aeropuerto agrees that at no time shall it own an amount of shares of Hemisphere common stock having in excess of 20% of the voting power of all of the issued and outstanding shares of Hemisphere common stock. If, at any time after consummation of the Transaction, Cinema Aeropuerto's ownership of shares of Hemisphere common stock would result in Cinema Aeropuerto having voting power in excess of 20% of the voting power of all of the issued and outstanding shares of Hemisphere common stock, Cinema Aeropuerto agrees that it will convert a portion or all, as applicable, of its shares of Hemisphere Class B common stock into shares of Hemisphere Class A common stock pursuant to the terms of the amended and restated certificate of incorporation of Hemisphere, so as to ensure that the voting power of its shares does not exceed 20% of the voting power of all of the issued and outstanding shares of Hemisphere common stock.

        In addition, pursuant to the terms of the letter agreement, Cinema Aeropuerto agrees that Hemisphere has the right, as specified in the amended and restated certificate of incorporation of Hemisphere, to require the conversion of Cinema Aeropuerto's shares of Hemisphere Class B common stock into shares of Hemisphere Class A common stock in the event of an issuance by Hemisphere of its capital stock in connection with an acquisition of the stock or assets of another person or entity or a merger or other business combination with an entity in which the consideration payable consists of or includes capital stock of Hemisphere, in each case in an amount that may result in an FCC Regulatory Limitation being imposed on Hemisphere.

GOVERNMENT REGULATION OF HEMISPHERE

        Upon consummation of the Transaction, Hemisphere's operations will be subject to and affected by various statutes and government regulations, as well as certain U.S. federal, state, territorial, and local government authorities. In particular, Hemisphere's broadcast television and cable network operations, through its interests in WAPA and Cinelatino, will be subject to regulation by the FCC under the Communications Act. Under authority of the Communications Act, the FCC, among other things, assigns frequency bands for broadcast stations, including the WAPA PR station, and other uses; determines the location, frequency and operating power of stations; grants permits and licenses to construct and operate television stations on particular frequencies; issues, revokes, modifies and renews television broadcast station licenses; regulates equipment used by stations; determines whether to approve changes in ownership or control of station licenses; and adopts and implements regulations and policies which directly or indirectly affect the ownership, operations and profitability of broadcasting stations. Additionally, the FCC's rules require broadcast stations to implement equal employment opportunity outreach programs and maintain records and make filings with the FCC evidencing such efforts.

        The FCC has also adopted various rules that regulate the content of programming broadcast by television stations, including the WAPA PR stations, and carried by cable networks, including WAPA America and Cinelatino. These rules regulate, among other things, children's programming, sponsorship identification disclosures, closed captioning of certain television programming, and obscene, indecent and profane content. The FCC could also adopt other regulations that affect cable networks, such as the requirement that the cable programming services be on an "á la carte" basis, which could affect their business operations. The FCC has the power to impose penalties for violations of its rules.

        The following is a brief summary of certain provisions of the Communications Act, and specific FCC rules and policies and certain other statutes and regulations. The summaries are not intended to describe all present and proposed statutes and FCC rules and regulations that impact television and cable network operations. Failure to observe the provisions of the Communications Act and the FCC's rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of "short-term" (less than the maximum term) broadcast license renewals or, for particularly egregious violations, the denial of a broadcast license renewal application, the revocation of a broadcast license, or the withholding of approval for acquisition of additional broadcast properties.

Commission Approval of Transfer of Control of FCC Licenses

        The FCC's prior approval is required for the transfer of control that will occur with regard to the FCC-issued television broadcast, wireless, and earth station licenses (the "FCC Licenses") held by WAPA PR due to the transaction contemplated by the Transaction. As the transaction contemplated by the Transaction will not affect the ultimate control of the FCC Licenses, which will be controlled, both before and after the contemplated transaction, by the same individuals, the FCC treated the transaction as a pro forma transfer of control. The FCC granted its consent in February 2013.

        Should a subsequent transaction involving Hemisphere result in a transfer of control from the individuals that currently have ultimate control of the FCC Licenses to other parties, the FCC's prior approval would also be needed for that transaction. The applications seeking the FCC's consent for such a transfer of control or assignment of the licenses to new parties would be subject to a formal public notice and comment period during which petitions to deny the applications would be accepted by the FCC.

        Such a subsequent transaction would also require the FCC to continue to classify television stations WNJX-TV and WTIN-TV as "satellite" stations of WAPA-TV. Stations granted satellite status are exempt from the FCC's local television ownership rule. Thus, this status permits the common ownership of the three WAPA PR broadcast stations that would not otherwise be permitted. WNJX-TV and WTIN-TV were first accorded satellite status in 2001 due to the unique circumstances of the Puerto Rico market, including its topography and economic conditions. The FCC continued the grant of satellite status to WNJX-TV and WTIN-TV as to WAPA-TV when WAPA acquired its 100% economic interest in the FCC licensee of the three WAPA PR broadcast stations in 2007.

FCC Licenses and Renewal

        The Communications Act permits the operation of a broadcast station only in accordance with a license issued by the FCC upon a finding that the grant of a license would serve the public interest, convenience and necessity. The FCC grants broadcast licenses for specified periods of time and, upon application, may renew the licenses for additional terms (ordinarily for the full term of eight years). Generally, the FCC renews a broadcast license upon a finding that (i) the broadcast station has served the public interest, convenience and necessity; (ii) there have been no serious violations by the licensee of the Communications Act or the FCC's rules; and (iii) there have been no other violations by the licensee of the Communications Act or other FCC rules which, taken together, indicate a pattern of abuse. After considering these factors, the FCC may renew a broadcast station's license, either with conditions or without, or it may designate the renewal application for hearing. Currently license renewal applications for the three WAPA PR broadcast stations are pending with the FCC. Assurances cannot be made that any of WAPA PR's licenses will be renewed. The failure to renew any of WAPA PR's licenses upon the expiration of any license term could have a material adverse effect on its business. Under the Communications Act, the term of a broadcast license is automatically extended pending the FCC's processing of a renewal application.

        With the exception of a wireless license for a weather radar system, which expires in 2015, each of the wireless licenses held by WAPA PR expires on the same date as the license of the broadcast television station with which it is associated. WAPA PR's two earth station licenses have expiration dates in 2025.

Digital Television

        As of June 12, 2009, all full-power broadcast television stations were required to cease broadcasting analog programming and convert to all digital broadcasts. Digital broadcasting allows stations to offer digital channels for a wide variety of services such as high definition video programming, multiple channels of standard definition video programming, such as WAPA 2 Deportes, data, and other types of communications. Each station is required to provide at least one free over-the-air video program signal.

        To the extent a station has "excess" digital capacity (i.e., digital capacity not used to transmit free, over-the-air video programming), it may elect to use that capacity in any manner consistent with FCC technical requirements, including for data transmission, interactive or subscription video services, or paging and information services. If a station uses its digital capacity to provide any such "ancillary or supplementary" services on a subscription or otherwise "feeable" basis, it must pay the FCC an annual fee equal to 5% of the gross revenues realized from such services.

Media Ownership Restrictions and FCC Proceedings

        The FCC's broadcast ownership rules affect the number, type and location of broadcast and newspaper properties that Hemisphere will be allowed to hold or acquire. The rules now in effect limit the common ownership, operation or control of, and "attributable" interests or voting power in: (i) television stations serving the same area; (ii) television stations and daily newspapers serving the same area; and (iii) television stations and radio stations serving the same area. The rules also limit the aggregate national audience reach of television stations that may be under common ownership, operation and control, or in which a single person or entity may hold an official position or have more than a specified interest or percentage of voting power. The FCC's rules also define the types of positions and interests that are considered attributable for purposes of the ownership limits, which will also apply to Hemisphere principals and certain investors.

        The FCC is required by statute to review all of its broadcast ownership rules every four years to determine if such rules remain necessary in the public interest. In 2007, the FCC adopted a Report and Order fulfilling the FCC's obligation to review its media ownership rules every four years. That Order left most of the FCC's existing ownership restrictions in place, but modified the newspaper/broadcast cross-ownership restriction. A number of parties appealed the FCC's order; those appeals were consolidated in the United States Court of Appeals for the Third Circuit ("Third Circuit"). In May 2010, while these appeals were still pending, the FCC began a new comprehensive review of its broadcast ownership rules to determine whether the rules remain necessary in the public interest by releasing a Notice of Inquiry ("Ownership NOI"). The Ownership NOI sought comments on (1) whether the current rules continue to foster competition, localism, and diversity; (2) how to define, measure, and promote competition, localism and diversity; and (3) how to weigh these public interest goals if there is conflict between them. In July 2011, the Third Circuit vacated and remanded the FCC's 2007 changes to the newspaper/broadcast cross-ownership rule, but upheld the FCC's retention of the remainder of its media ownership rules. In December 2011, the FCC issued a Notice of Proposed Rulemaking (the "2011 NPRM") that addressed issues remanded by the Third Circuit. In addition, the 2011 NPRM requested comments on the FCC's proposals to leave the local TV ownership rule and local radio ownership rule largely intact; eliminate the radio/television cross-ownership rule; and presumptively permit waivers of the newspaper/broadcast cross-ownership ban in the 20 largest television markets. Finally, the 2011 NPRM requested comments on whether local news service agreements and/or shared services agreements should be considered attributable for purposes of applying the media ownership restrictions. The FCC recently sought additional comments in this proceeding based on information from broadcast ownership reports regarding minority and female ownership of broadcast stations. Comments and reply comments have been filed as of January 4, 2013. The FCC has not issued an order addressing the 2011 NPRM.

        The FCC is also seeking comments on whether certain broadcast ownership interests that are not deemed attributable to the interest holder under the FCC's rules should nonetheless be reported to the FCC on the biennial ownership reports that broadcast licensees file with the FCC. Such a requirement might require Hemisphere and its interest holders to obtain additional information about some of its interest holders and report that information on the biennial ownership reports that are filed with the FCC in connection with WAPA PR. Comments on this proposal are due February 14, 2013 and reply comments are due March 1, 2013.

        Certain of the FCC's ownership rules that are currently in effect are briefly summarized below.

Local Television Ownership Rule

        Under the local television ownership rule, one party may own, operate, or control up to two television stations in a market, so long as the market would have at least eight independently owned full power television stations after the combination and at least one of the stations is not one of the top-four-rated stations (based on audience share) in the television market. The rule also permits the ownership, operation or control of two television stations in a market as long as the stations' Noise Limited Service contours do not overlap. In 2011 the FCC sought comments on its proposal to eliminate the contour overlap exception that permits common ownership of two television stations in the same market. At that time, the FCC proposed to grandfather existing common ownership of stations that would not be permitted after the elimination of this exception. The matter remains pending. Broadcast stations designated by the FCC as "satellite" stations are exempt from the local television ownership rule. WNJX-TV and WTIN-TV have been designated by the FCC as "satellite" stations of WAPA-TV. The FCC may also waive its local television ownership rule to permit ownership, operation or control of two television stations in a market that would not otherwise be permissible if one of the stations is in involuntary bankruptcy, is a "failed" station, or is "failing" (i.e., stations with negative cash flow and less than a four share all day audience rating). Under the rule, the licensee of a television station that provides more than 15% of another in-market station's weekly programming will be deemed to have an attributable interest in the other station.

Radio-Television Cross-Ownership Rule

        The radio-television cross-ownership rule generally allows common ownership of one or two television stations and up to six radio stations, or, in certain circumstances, one television station and seven radio stations, in any market where at least 20 independent voices would remain after the combination; two television stations and up to four radio stations in a market where at least 10 independent voices would remain after the combination; and one television and one radio station notwithstanding the number of independent voices in the market. A "voice" generally includes independently owned, same-market commercial and noncommercial broadcast television and radio stations, newspapers of certain minimum circulation, and one cable system per market.

Cross Media Limits

        Under the currently effective newspaper-broadcast cross-ownership rule, unless grandfathered or subject to waiver, no party can have an attributable interest in both a daily English-language newspaper and either a television station or a radio station in the same market if specified signal contours of the television station or the radio station encompass the entire community in which the newspaper is published. The FCC is considering whether to relax this rule.

Attribution Rules

        Under the FCC's ownership rules, a direct or indirect purchaser of Hemisphere shares could violate FCC regulations if that purchaser owned or acquired an "attributable" interest in other media properties in the Puerto Rico market. Pursuant to FCC rules, the following relationships and interests are generally considered attributable for purposes of broadcast ownership restrictions: (i) all officers and directors of a corporate licensee and its direct or indirect parent(s); (ii) voting stock interests of at least five percent; (iii) voting stock interests of at least 20 percent, if the holder is a passive institutional investor (such as an investment company, bank, or insurance company); (iv) any equity interest in a limited partnership or limited liability company, unless properly "insulated" from management activities; (v) equity and/or debt interests that in the aggregate exceed 33 percent of a licensee's total assets, if the interest holder supplies more than 15 percent of the station's total weekly programming or is a same-market broadcast company or daily newspaper publisher; (vi) time brokerage of a broadcast station by a same-market broadcast company; and (vii) same-market radio joint sales agreements.

        Management services agreements and other types of shared services arrangements between same-market stations that do not include attributable time brokerage or joint sales components generally are not deemed attributable under the FCC's current rules and policies.

        To WAPA's knowledge, no officer, director, five percent voting stockholder, or other attributable interest holder currently holds an attributable interest in another television station, radio station or daily newspaper that is inconsistent with the FCC's ownership rules and policies or with our ownership of WAPA PR's stations.

Alien Ownership Restrictions

        Under the Communications Act, a broadcast license may not be granted to or held by any corporation that has more than 20% of its capital stock owned or voted by non-U.S. citizens or entities,

whom the FCC refers to as "aliens," or their representatives, by foreign governments or their representatives, or by non-U.S. corporations.

        Furthermore, the Communications Act provides that no FCC broadcast license may be granted to or held by any corporation directly or indirectly controlled by any other corporation of which more than 25% of the capital stock is owned or voted by non-U.S. citizens or entities or their representatives, by foreign governments or their representatives, or by non-U.S. corporations, if the FCC finds the public interest will be served by the refusal or revocation of such license. These restrictions apply in modified form to other forms of business organizations, including partnerships and limited liability companies. The FCC has interpreted this provision of the Communications Act to require an affirmative public interest finding before a broadcast license may be granted to or held by any such entity, and the FCC has made such an affirmative finding only in limited circumstances. Thus, the licenses for WAPA PR's television stations could be revoked if more than 25% of Hemisphere's outstanding capital stock is issued to or for the benefit of non-U.S. citizens. The FCC would likely not consent to the assignment or transfer of control of WAPA PR's television licenses if more than 25% of the assignee/transferee's outstanding capital stock is held by or for the benefit of non-U.S. citizens.

        To the extent necessary to comply with the Communications Act and FCC rules and policies, Hemisphere's board of directors may (i) take any action it believes necessary to prohibit the ownership or voting of more than 25% of Hemisphere's outstanding capital stock by or for the account of aliens or their representatives or by a foreign government or representative thereof or by any entity organized under the laws of a foreign country (collectively, "Aliens"), or by any other entity (a) that is subject to or deemed to be subject to control by Aliens on a de jure or de facto basis or (b) owned by, or held for the benefit of Aliens in a manner that would cause Hemisphere to be in violation of the Communications Act or FCC rules and policies; (ii) prohibit any transfer of Hemisphere stock which Hemisphere believes could cause more than 25% of Hemisphere's outstanding capital stock to be owned or voted by or for any person or entity identified in the foregoing clause (i); (iii) prohibit the ownership, voting or transfer of any portion of its outstanding capital stock to the extent the ownership, voting or transfer of such portion would cause Hemisphere to violate or would otherwise result in violation of any provision of the Communications Act or FCC rules and policies; (iv) convert shares of Hemisphere Class B common stock into shares of Hemisphere Class A common stock to the extent necessary to bring Hemisphere into compliance with the Communications Act or FCC rules and policies; and (v) redeem capital stock to the extent necessary to bring Hemisphere into compliance with the Communications Act or FCC rules and policies or to prevent the loss or impairment of any of Hemisphere's FCC licenses. See "Description of Hemisphere Securities—Regulatory Restrictions" beginning on page 215.

MVPD Retransmission of Local Television Signals

        A number of provisions of the Communications Act and FCC rules govern aspects of the relationship between broadcast television stations and distributors of multiple channels of video programming such as cable, satellite and telecommunications companies (referred to as MVPDs). The rules generally provide certain protections for local broadcast stations, for which MPVDs are an important means of distribution and a provider of competing program channels.

        To ensure that every local television station can be received in its local market without requiring a cable subscriber to switch between cable and off-air signals, the FCC allows every full-power television broadcast station to require that all local cable systems and direct broadcast satellite transmit that station's primary digital channel to their subscribers within the station's market (the so-called "must-carry" rule). Alternatively, a station may elect to forego its must-carry rights and seek a negotiated agreement to establish the terms of its carriage by a local MVPD—referred to as "retransmission consent." A station electing retransmission consent assumes the risk that it will not be able to strike a deal with the MPVD and will not be carried. A station has the opportunity to elect must-carry or retransmission consent every three years. Elections were made in October 2011 for the 2012-2014 three year period. WAPA PR elected retransmission consent and has entered into retransmission consent contracts with virtually all MVPD systems serving Puerto Rico.

        In March 2011, the FCC issued a Notice of Proposed Rulemaking ("NPRM") reviewing the retransmission consent rules. The NPRM requests comment on proposals to strengthen the good faith negotiation requirements and to require advance notice of the potential that a television station could be dropped from an MVPD's programming lineup. In a separate proceeding, the FCC has requested comment on whether the definition of MVPD should be expanded to include entities that make available multiple channels of video programming to subscribers through Internet connections. Both proceedings are pending, and we cannot predict what impact, if any, they will have on our negotiations with video programming distributors.

Broadcast Spectrum

        In February 2012, Congress passed and the President signed legislation that, among other things, grants the FCC authority to conduct a set of incentive auctions to recapture certain spectrum currently used by television broadcasters and repurpose it for other uses. On October 2, 2012, the FCC released a Notice of Proposed Rulemaking to begin to develop the rules and procedures to implement incentive auctions authorized by Congress. That rulemaking process remains ongoing.

        The incentive auction process would have three components. First, the FCC would conduct a reverse auction by which each television broadcaster may choose to retain its rights to a 6 MHz channel of spectrum or volunteer, in return for payment, to relinquish all of the station's spectrum by surrendering its license; relinquishing the right to some of its spectrum and thereafter share spectrum with another station; or modifying its UHF channel license to a VHF channel license.

        Second, in order to accommodate the spectrum reallocated to new users, the FCC will "repack" the remaining television broadcast spectrum, which may require certain television stations that did not participate in the reverse auction to modify their transmission facilities, including requiring such stations to operate on other channel designations. The FCC is authorized to reimburse stations for reasonable relocation costs up to a total across all stations of $1.75 billion. In addition, Congress directed the FCC, when repacking to television broadcast spectrum, to make reasonable efforts to preserve a station's coverage area and population served. In addition, the FCC is prohibited from requiring a station to move involuntarily from the UHF band, the band in which WAPA PR's broadcast licenses operate, to the VHF band or from the high VHF band to the low VHF band.

        Third, the FCC would conduct a forward auction of the relinquished spectrum to new users. The FCC must complete the reverse auction and the forward auction by September 30, 2022.

        The outcome of the incentive auction and repacking of broadcast television spectrum, or the impact of such items on WAPA PR's business, cannot be predicted.

EEO Rules

        The FCC's Equal Employment Opportunity ("EEO") rules impose job information dissemination, recruitment, documentation and reporting requirements on broadcast television stations. Broadcasters are also subject to random audits to ensure compliance with the FCC's EEO rules and may be sanctioned for noncompliance.

Recordkeeping

        The FCC rules require broadcast television stations to maintain various records regarding operations, including equipment performance records and a log of the station's operating parameters. Television stations must also maintain a public inspection file, portions of which are hosted on an

FCC-maintained website. This file must contain various records, including the station license, FCC applications, contour maps, ownership reports, political broadcasting records, EEO public file reports, a copy of the manual "The Public and Broadcasting", correspondence from the public, material regarding FCC investigations or complaints, issues/programs lists, children's television programming reports; records concerning compliance with commercial limits in children's programming, time brokerage agreements and joint sales agreements, statements of must-carry/retransmission elections.

Broadcast Localism

        In 2007, the FCC issued a Report on Broadcast Localism and Notice of Proposed Rulemaking (the "Localism Report"). The Localism Report tentatively concluded that broadcast stations should be required to have regular meetings with permanent local advisory boards to ascertain the needs and interests of their communities. The Localism Report also tentatively adopted specific renewal application processing guidelines that would require broadcasters to air a minimum amount of local programming. The Localism Report sought public comment on two additional rule changes that would impact television broadcasters. These rule changes would restrict a broadcaster's ability to locate a station's main studio outside the community of license and the right to operate a station remotely. To date, the FCC has not issued a decision adopting rules to implement any of the initiatives in the Localism Report, and it cannot be predicted whether or when the FCC might act to codify any such initiatives.

Programming and Operations

        Rules and policies of the FCC and other federal agencies regulate certain programming practices and other areas affecting the business or operations of broadcast stations, including WAPA PR, and cable networks, including WAPA America and Cinelatino.

        Obscenity, Indecency and Profanity.    Federal statutes prohibit the broadcast or transmission of obscene material at any time by broadcast television stations, including the WAPA PR stations or on cable networks, including WAPA America and Cinelatino. The FCC's rules also prohibit television stations, including the WAPA PR stations, from broadcasting indecent or profane material between the hours of 6:00 a.m. and 10:00 p.m. In recent years, the FCC has intensified its enforcement activities with respect to programming it considers indecent and has issued numerous fines to licensees found to have violated the indecency rules.

        In July 2007, the FCC implemented increased forfeiture amounts for indecency violations that were enacted by Congress. The maximum permitted fine for an indecency violation is $325,000 per incident and $3,000,000 for any continuing violation arising from a single act or failure to act.

        Because the FCC may investigate indecency complaints on an ex parte basis, a licensee may not have knowledge of an indecency complaint unless and until the complaint results in the issuance of a formal FCC letter of inquiry or notice of apparent liability for forfeiture. In July 2010, the U.S. Court of Appeals for the Second Circuit issued a decision finding that the FCC's indecency standard was too vague for broadcasters to interpret and therefore inconsistent with the First Amendment. In June 2011, the Supreme Court granted certiorari in this case. In June 2012, the Supreme Court issued a decision which held that the FCC could not fine ABC and FOX (two television networks that were fined for airing allegedly indecent material) for the specific broadcasts at issue because the FCC had not provided them with sufficient notice of its intent to issue fines for the use of fleeting expletives or momentary nudity. However, the Supreme Court did not make any substantive ruling regarding the FCC's current indecency policies. The result of this decision on the FCC's indecency enforcement practices remains unclear, and the FCC has not issued any decisions regarding indecency enforcement since the Supreme Court's decision was issued.

        Children's Programming.    Federal statutes and FCC rules require broadcast television stations, including the WAPA PR stations, to broadcast three hours per week of educational and informational programming ("E/I programming") designed for children 16 years of age and younger. FCC rules also require television stations to air E/I programming on each additional digital multicast program stream broadcast, with the requirement increasing in proportion to the additional hours of free programming offered on multicast channels.

        Federal statutes and FCC rules also limit the amount and content of commercial matter that may be included in programming primarily produced and carried for children 12 years and younger by broadcast television stations and cable networks, including WAPA America and Cinelatino. The FCC's rules also limit the display, during children's programming on broadcast stations and cable networks, of Internet addresses of websites that contain or link to commercial material or that use program characters to sell products. In October 2009, the FCC issued a Notice of Inquiry ("Children's NOI") seeking comment on a broad range of issues related to children's usage of electronic media and the current regulatory landscape that governs the availability of electronic media to children. The Children's NOI remains pending, and it cannot be predicted what recommendations or further action, if any, will result from it.

        Some U.S. policymakers have sought limitations on food and beverage marketing in media popular with children and teens. In April 2011, the Interagency Working Group on Food Marketed to Children, which is comprised of the Federal Trade Commission, the Centers for Disease Control and Prevention, the Food and Drug Administration and the U.S. Department of Agriculture, jointly requested comment on proposed nutritional restrictions for food and beverage marketing directed to children and teens aged 17 years and under. Although the proposed guidelines are nominally voluntary, if these or other similar guidelines are implemented by food and beverage marketers, they could have a negative impact WAPA PR and WAPA America's advertising revenues.

        Commercial Loudness.    The 2010 Commercial Advertisement Loudness Mitigation Act ("CALM Act") and the FCC rules implementing the CALM Act, require television stations, cable television operators, satellite television providers, and other pay television providers to limit the average volume of commercials, including promotional announcements, to the same average volume as the programming it accompanies. The FCC rules do not specifically require video programming providers, such as WAPA America or Cinelatino, to comply with the rules regarding the loudness of commercials. However, video programming distributors may request or require by contract that programming providers certify compliance with those rules for commercials embedded in programming.

        Closed Captioning.    FCC rules require the majority of programming broadcast by television stations and carried on cable networks to contain closed captions. In January 2012, the FCC adopted rules to require that television programming broadcast by television stations, including the WAPA PR stations, or transmitted by cable, including on WAPA America or Cinelatino, with captioning include captioning if subsequently made available online, for example, by streaming on WAPA.TV. These rules are being phased-in over a 12 month period that began in September 2012.

        Sponsorship Identification.    Both the Communications Act and the FCC's rules generally require that, when payment or other consideration has been received or promised to a broadcast television station for the airing of program material, the station must disclose that fact and identify who paid or promised to provide the consideration at the time of broadcast. Cable systems are subject to the same requirement when the system is originating programming, also known as cablecasting. In June 2008 the FCC sought comments on whether it should adopt additional regulations with respect to sponsorship identification requirements on cable programmers. That proceeding remains pending.

Local Cable Regulation

        Cable television systems, including those that carry WAPA PR, WAPA America, and Cinelatino, are regulated by municipalities or other local or state government authorities which have the jurisdiction to grant and to assign franchises, and to negotiate generally the terms and conditions of such franchises, including rates for basic service charged to subscribers, except to the extent that such jurisdiction is preempted by federal law. Any such rate regulation could place downward pressure on the potential subscriber fees WAPA PR, WAPA America, and Cinelatino can earn.

Program Access Restrictions

        Under the Communications Act, vertically integrated cable programmers are generally prohibited from offering different prices, terms, or conditions to competing multichannel video programming distributors unless the differential is justified by certain permissible factors set forth in the FCC's regulations. The FCC's "program access" rules previously limited the ability of a vertically integrated cable programmer to enter into exclusive distribution arrangements with cable television operators. However, in 2012, the FCC declined to extend the exclusive contract prohibition section of the program access rules beyond its October 5, 2012 sunset date. A cable programmer is considered to be vertically integrated if it owns or is owned by a cable television operator, in whole or in part, under the FCC's program access attribution rules. Cable television operators for this purpose may include telephone companies that provide video programming directly to subscribers. Any holdings of cable television operators by shareholders, officers, and directors of Hemisphere may be attributable to Hemisphere, and therefore could have the effect of making WAPA America and Cinelatino subject to the program access rules, which could adversely affect the flexibility to negotiate the most favorable terms available for their content and the ability to offer cable television operators exclusive programming.

Regulation of the Internet

        Internet services, including WAPA.TV and CINELATINO.COM, are subject to regulation in the U.S. relating to the privacy and security of personally identifiable user information and acquisition of personal information from children under 13, including the federal Child Online Privacy Protection Act (COPPA) and the federal Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM). In addition, a majority of states have enacted laws that impose data security and security breach obligations. Additional federal, state, territorial laws and regulations may be adopted with respect to the Internet or other online services, covering such issues as user privacy, child safety, data security, advertising, pricing, content, copyrights and trademarks, access by persons with disabilities, distribution, taxation and characteristics and quality of products and services.

Other Regulations

        In addition to the regulations applicable to the broadcast, cable television and Internet industries in general, Hemisphere will also be subject to various federal, state, territorial, and local regulations, including, without limitation, regulations promulgated by federal, state, and territorial environmental, health and labor agencies. Cinelatino is also subject to laws and regulations that may be adopted or promulgated by the governments of other jurisdictions in which it operates.

THE SPECIAL MEETING OF WARRANTHOLDERS
AND SPECIAL MEETING OF AZTECA STOCKHOLDERS

The Azteca Special Meetings

        Azteca is furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by its board of directors for use at (i) the special meeting of warrantholders in connection with the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal, and (ii) the special meeting of stockholders in connection with the Transaction proposal and the stockholder adjournment proposal.

Date, Time and Place of the Azteca Special Meetings

        The special meeting of warrantholders is scheduled to be held at the offices of Greenberg Traurig, LLP, located at 200 Park Avenue, New York, NY 10166 on April 4, 2013, at 9:00 a.m., Eastern time, unless the special meeting is adjourned or postponed.

        The special meeting of Azteca stockholders is scheduled to be held at the offices of Greenberg Traurig, LLP, located at 200 Park Avenue, New York, NY 10166 on April 4, 2013, at 9:30 a.m., Eastern time, unless the special meeting is adjourned or postponed.

Purpose of the Special Meeting of Stockholders

        At the special meeting of stockholders, Azteca stockholders will be asked to:

  •
  approve and adopt the Merger Agreement;

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  approve the adjournment of the Azteca special meeting of stockholders, if necessary, to permit the further solicitation of proxies because there are not sufficient votes at the Azteca special meeting of stockholders to vote in favor of the approval and adoption of the Merger Agreement; and

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  transact any other business that may properly come before the special meeting of stockholders or any reconvened meeting following an adjournment or postponement of the special meeting of stockholders.

Purpose of the Special Meeting of Warrantholders

        At the special meeting of warrantholders, Azteca warrantholders will be asked to:

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  approve and consent to the Warrant Amendment to the Warrant Agreement pursuant to which (i) each warrant to purchase Azteca common stock outstanding immediately prior to the closing of the Transaction (including all of the Sponsor Warrants) will become exercisable for one-half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share, (ii) each holder of Azteca warrants (including Sponsor Warrants) will receive, for each such warrant (in exchange for the reduction of shares for which such warrants are exercisable), the Cash Amount, (iii) the obligation to reduce the warrant price upon the occurrence of certain transactions in which the consideration to be received includes securities of a private company will be removed to permit the Amended Azteca Warrants to be treated as equity for reporting purposes, and (iv) the Public Warrants will be able to be exercised on a "cashless basis" at the election of Azteca under certain circumstances (collectively, the "Warrant Amendment Proposal").

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  approve the adjournment of the Azteca special meeting of warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Warrant Amendment Proposal; and

  •
  transact such other business as may properly come before the special meeting of warrantholders or any reconvened meeting following an adjournment or postponement of the special meeting of warrantholders.

        The approval of the Warrant Amendment Proposal is a condition to consummate the Transaction. However, if the parties do not complete the Transaction, they will not enter into the Warrant Amendment, even if warrantholders have approved the Warrant Amendment.

Record Date; Outstanding Shares and Public Warrants Entitled to Vote

        The Azteca Board has fixed March 10, 2013, as of 5:00 p.m., Eastern time, as the record date for each of the special meetings, or the record date. If you were a holder of record of shares of Azteca common stock at the close of business on the record date, you are entitled to vote your Azteca shares of common stock held on the record date at the special meeting. If you were a holder of record of Public Warrants at the close of business on the record date, you are entitled to notice of and to vote/consent at the special meeting of warrantholders.

        As of the record date, 12,500,000 shares of Azteca common stock were outstanding and entitled to vote at the special meeting of stockholders and 10,000,000 Public Warrants were outstanding.

Ownership of Azteca Shares and Public Warrants

        If your Azteca shares are registered directly in your name with Azteca's transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those Azteca shares, the "stockholder of record." This proxy statement/prospectus and the enclosed proxy card have been sent directly to you by Azteca. If your Azteca shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of Azteca shares held in "street name." This proxy statement/prospectus has been forwarded to you by your broker, bank or nominee who is considered, with respect to those Azteca shares, the stockholder of record. As the beneficial owner of Azteca shares held in street name, you have the right to direct your broker, bank or nominee how to vote your Azteca shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

        If your Azteca warrants are registered directly in your name with Azteca's transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those Azteca warrants, the "warrantholder of record." This proxy statement/prospectus and the enclosed proxy card have been sent directly to you by Azteca. If your Azteca warrants are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of Azteca warrants held in "street name." This proxy statement/prospectus has been forwarded to you by your broker, bank or nominee who is considered, with respect to those Azteca warrants, the warrantholder of record. As the beneficial owner of Azteca warrants held in street name, you have the right to direct your broker, bank or nominee how to vote your Azteca warrants by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

Quorum at the Special Meeting of Stockholders

        In order to transact business at the special meeting of stockholders, a quorum of Azteca stockholders must be present. A quorum will exist if holders of a majority of the outstanding shares of Azteca common stock entitled to vote on a matter are present in person, or represented by proxy, at the special meeting of stockholders. Accordingly, the presence at the Azteca special meeting of stockholders, either in person or by proxy, of holders of at least 6,250,001 shares of Azteca common stock will be required to establish a quorum. If a quorum is not present, the special meeting of stockholders may be adjourned, pending stockholder approval, to a later date. Broker non-votes will count in determining a quorum.

        Holders of shares of Azteca common stock present in person at the special meeting of stockholders but not voting, and shares of Azteca common stock for which Azteca has received proxies indicating that their holders have abstained, will be counted as present at the special meeting of stockholders for purposes of determining whether a quorum is established.

Vote Required for Stockholder Proposals

        Under the DGCL and Azteca's amended and restated certificate of incorporation, the affirmative vote of the holders of at least a majority of the outstanding shares of Azteca common stock is required to approve and adopt the Merger Agreement.

        The affirmative vote of at least a majority of votes cast by the Azteca stockholders who are present at the meeting, in person or by proxy, and entitled to vote on the applicable matter is required to:

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  approve an adjournment, if any, of the Azteca special meeting; and

  •
  approve such other business that may properly come before the special meeting.

        Because approval and adoption of the Merger Agreement requires the affirmative vote of the majority of the outstanding shares of Azteca common stock as of the record date, if you mark "abstain" or fail to vote on the proposed business combination, it will have the same effect as a vote "AGAINST" the approval and adoption of the Merger Agreement. If you mark "abstain" with respect to the adjournment, it will have the same effect as a vote "AGAINST" that proposal. With respect to the adjournment proposal, (i) if you are the record holder and fail to vote, or (ii) if you are the beneficial owner and fail to instruct your broker or other nominee on how to vote, your Azteca shares will not be voted, and will have no impact on the approval of the proposal.

Vote Required for Warrantholder Proposals

        The approval of the Warrant Amendment Proposal requires the written consent of the registered holders of at least 65% of Public Warrants issued and outstanding as of the record date. Your vote in favor of the Warrant Amendment Proposal will be deemed to be your written consent to the proposed amendments to the Warrant Agreement.

        If you fail to vote in person or by proxy with respect to any Azteca warrants for which you are the record owner or fail to instruct your broker or other nominee on how to vote the Azteca warrants you hold in street name with respect to the Warrant Amendment Proposal, your Azteca warrants will not be voted, or treated as present at the special meeting of warrantholders and entitled to vote, on the Warrant Amendment Proposal, and as such, your failure to vote or to instruct your broker or nominee how to vote will have the same effect as a vote "AGAINST" the approval and adoption of the Warrant Amendment Proposal. If the Warrant Amendment Proposal does not receive the necessary votes for approval, then Azteca may adjourn or postpone the warrantholder meeting to permit further solicitation and vote of proxies, subject to the approval of a majority of the warrantholders deemed present.

Recommendation of the Azteca Board with respect to the Stockholder Proposals

        Proposal No. 1:    The Azteca Board unanimously determined that the Merger Agreement and consummation of the transactions contemplated thereunder are advisable, fair and in the best interests of Azteca and its stockholders and unanimously approved the Merger Agreement. The Azteca Board recommends that the stockholders of Azteca vote "FOR" the proposal to approve and adopt the Merger Agreement. Additional information on the recommendation of the Azteca Board is set forth in "The Transaction—Recommendation of the Azteca Board; Reasons for the Transaction" beginning on page 159.

        Azteca stockholders should carefully read this proxy statement/prospectus in its entirety for additional information concerning the Merger Agreement and the Transaction. In addition, Azteca stockholders are directed to the Merger Agreement, which is attached as Annex A, to this proxy statement/prospectus and is incorporated by reference as exhibits to the registration statement of which this proxy statement/prospectus is a part.

        Proposal No. 2:    The Azteca Board unanimously recommends that the stockholders of Azteca vote "FOR" the adjournment of the special meeting to permit further solicitation of proxies because there are not sufficient votes at the special meeting to approve and adopt the Merger Agreement.

Recommendation of the Azteca Board with respect to the Warrantholder Proposals

        Proposal No. 1:    The Azteca Board unanimously determined that the Warrant Amendment is in the best interests of Azteca and its warrantholders and unanimously approved the Warrant Amendment and unanimously recommends that Public Warrantholders vote or instruct that their vote be cast "FOR" the Warrant Amendment Proposal;

        Proposal No. 2:    The Azteca Board unanimously recommends that the warrantholders of Azteca vote "FOR" the adjournment of the special meeting of warrantholders to permit further solicitation and vote of proxies in favor of the Warrant Amendment Proposal.

Voting by Azteca's Directors, Executive Officers and Initial Stockholders

        As of the record date, Azteca's directors and executive officers and certain of their affiliates beneficially owned 2,500,000 shares of Azteca common stock entitled to vote at the special meeting of stockholders. This represents approximately 20% of the total votes entitled to be cast at the special meeting of stockholders. Each Azteca director and executive officer and certain of their affiliates have indicated his or her present intention to vote, or cause to be voted, the shares of Azteca common stock owned by him or her for the approval and adoption of the Merger Agreement. In addition, the Azteca Initial Stockholders have agreed to vote all the shares they own in favor of the Transaction. The Azteca Initial Stockholders own approximately 20% of Azteca's outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if Azteca's directors, officers and initial stockholders agreed to vote their Founder Shares in accordance with the majority of the votes cast by Azteca's public stockholders.

How to Vote Your Stock and/or Warrants

        After reading and carefully considering the information contained in this proxy statement/prospectus, please vote promptly. In order to ensure your vote is recorded, please submit your proxy or voting instructions as instructed below as soon as possible, even if you plan to attend the special meeting of stockholders and/or special meeting of warrantholders.

        Internet.    If you are a beneficial holder of Azteca common stock or an Azteca warrantholder, you can vote over the Internet by following the instructions included with your proxy card. If you vote over the Internet, do not return your proxy card. The availability of Internet voting for beneficial owners holding Azteca shares or warrants in street name will depend on the voting process of your broker, bank or nominee. Please follow the voting instructions in the materials you receive from your broker, bank or nominee.

        Telephone.    If you are a beneficial holder of Azteca common stock and/or warrants, you can vote by telephone by following the instructions included with your proxy card. You will then be prompted to enter the control number printed on your proxy card and to follow subsequent instructions. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy card. The availability of telephone voting for beneficial owners holding Azteca shares and/or warrants in street name will depend on the voting process of your broker, bank or nominee. Please follow the voting instructions in the materials you receive from your broker, bank or nominee.

        Mail.    You can vote by mail by simply completing, signing, dating and mailing your proxy card or voting instruction card in the postage-paid envelope included with this proxy statement/prospectus. In addition, all Azteca stockholders may vote in person at the special meeting of stockholders and all Public Warrantholders may vote in person at the special meeting of warrantholders. You may also be represented by another person at the meeting of stockholders and/or special meeting of warrantholders, as the case may be, by executing a proper proxy designating that person. If you are a beneficial owner of shares and/or warrants held in street name, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

Attending the Special Meetings

        All Azteca stockholders as of the record date may attend the special meeting of stockholders and all Azteca warrantholders as of the record date may attend the special meeting of warrantholders. If you are a beneficial owner of Azteca shares and/or warrants held in street name, you may request to attend the applicable meeting by writing to Azteca Acquisition Corporation, 421 N. Beverly Drive, Suite 3001, Beverly Hills, California 90210. You must provide evidence of your ownership of Azteca shares and/or warrants, as applicable, which you can obtain from your broker, banker or nominee.

Voting of Proxies

        If you vote by Internet, telephone or by completing, signing, dating and mailing your proxy card or voting instruction card, your Azteca shares and/or warrants will be voted in accordance with your instructions. If you are a stockholder of record and you sign, date and return your proxy card but do not indicate how you want to vote or do not indicate that you wish to abstain, your Azteca shares will be voted "FOR" the approval and adoption of the Merger Agreement and "FOR" the approval of the adjournment proposal. If you are a warrantholder of record and you sign, date and return your proxy card but do not indicate how you want to vote or do not indicate that you wish to abstain, your Azteca warrants will be voted "FOR" the approval and adoption of the Warrant Amendment Proposal and "FOR" the approval of the adjournment proposal.

Voting of Azteca Shares and Warrants Held in Street Name

        Azteca stockholders who hold shares of Azteca common stock in a brokerage account or through a bank, broker or other nominee (referred to in this proxy statement/prospectus as "street name" stockholders) who wish to vote at the special meeting of stockholders should be provided a voting instruction card by the institution that holds their Azteca shares. Azteca warrantholders who hold Azteca warrants in a brokerage account or through a bank, broker or other nominee (referred to in this proxy statement/prospectus as "street name" warrantholders) who wish to vote at the special meeting of warrantholders should be provided a voting instruction card by the institution that holds their Azteca warrants. If this has not occurred, contact the institution that holds your Azteca shares and/or warrants, as applicable.

        A number of banks and brokerage firms participate in a program that also permits stockholders and warrantholders whose Azteca shares and/or warrants are held in "street name" to direct their vote by telephone or over the Internet. If your Azteca shares and/or warrants are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these Azteca shares and/or warrants by telephone or over the Internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate stockholders'/warrantholders' identities, to allow stockholders/warrantholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by telephone or over the Internet through such a program must be received by 11:59 p.m. Eastern time on April 3, 2013. Directing the voting of your Azteca shares and/or warrants will not affect your right to vote in person if you decide to attend the applicable special meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your Azteca shares and/or warrants held in "street name" at the applicable special meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the Internet with respect to your Azteca shares and/or warrants.

Revoking your Proxy

        If you are a stockholder and/or warrantholder of record you can revoke your vote at any time before your proxy is voted at the applicable special meeting. You can do this in one of three ways:

  •
  you can send a signed notice of revocation to the Corporate Secretary of Azteca;

  •
  you can submit a revised proxy bearing a later date by Internet, telephone or mail as described above; or

  •
  you can attend the applicable special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, though your attendance alone will not revoke any proxy that you have previously given.

        If you choose either of the first two methods, you must submit your notice of revocation or your new proxy no later than the beginning of the applicable special meeting. If you are a beneficial owner of Azteca shares and/or warrants held in street name, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the applicable special meeting if you obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the applicable special meeting.

Proxy Solicitations

        Azteca is soliciting proxies for the special meetings from Azteca stockholders and Public Warrantholders. Azteca will bear the cost of soliciting proxies from Azteca stockholders and warrantholders, except that Azteca, WAPA and Cinelatino have agreed to bear 50%, 31% and 19%, respectively, of the costs incurred in connection with the printing and mailing of this proxy statement/prospectus. In addition to this mailing, Azteca's directors, officers and employees (who will not receive any additional compensation for such services) may solicit proxies by telephone or in-person meeting.

        Azteca has also engaged the services of Morrow & Co., LLC, to assist in the solicitation and distribution of the proxies, for an initial fee of $12,500 plus out-of-pocket expenses. Azteca will pay Morrow & Co., LLC an additional fee of $27,500 upon successful completion of the Transaction.

        Azteca will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials the beneficial owners of Azteca common stock.

Other Business

        The Azteca Board is not aware of any other business to be acted upon at the special meetings.

Adjournments and Postponements

        Adjournments or postponements may be made for the purpose of, among other things, soliciting additional proxies. One or more adjournments may be made from time to time with the approval of a majority of the votes cast by the Azteca stockholders or warrantholders, as the case may be, in person at the applicable special meeting or represented by proxy at the time of the vote. Azteca is not required to notify stockholders or warrantholders of one or more adjournments if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting.

        In addition, at any time prior to convening the special meeting of stockholders, the special meeting of stockholders may be postponed without the approval of Azteca stockholders. If postponed, Azteca will publicly announce a new meeting date. Similarly, at any time prior to convening the special meeting of warrantholders, the special meeting of warrantholders may be postponed without the approval of Public Warrantholders. If postponed, Azteca will publicly announce a new meeting date.

        At any adjourned or postponed meeting, Azteca may transact any business that it might have transacted at the original meeting, provided that a quorum is present at such adjourned or postponed meeting. Proxies submitted by Azteca stockholders and/or warrantholders, as applicable, for use at the special meeting will be used at one or more adjournments or postponement of the meeting. References to the special meetings in this proxy statement/prospectus are to the special meetings as adjourned or postponed.

 PROPOSALS TO BE CONSIDERED BY THE AZTECA STOCKHOLDERS

PROPOSAL NO. 1—APPROVAL AND ADOPTION OF THE MERGER AGREEMENT

        As discussed in this proxy statement/prospectus, Azteca is asking its stockholders to approve and adopt the Merger Agreement. Azteca stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference as an exhibit to the registration statement of which this proxy statement/prospectus is a part. Please see the section entitled "The Agreements—Description of the Merger Agreement" beginning on page 172 for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the entire Merger Agreement before voting on this proposal.

        Approval of this proposal is a condition to the completion of the Transaction. If the proposal is not approved, the Transaction will not occur.

Vote Required for Approval

        The Merger Agreement will be approved and adopted if the holders of at least a majority of the outstanding shares of Azteca common stock vote "FOR" this proposal.

        As of the record date, Azteca's directors and executive officers and certain of their affiliates beneficially owned 2,500,000 shares of Azteca common stock entitled to vote at the special meeting. This represents approximately 20% of the total votes entitled to be cast at the special meeting. Each Azteca director and executive officer and certain of their affiliates have indicated his or her present intention to vote, or cause to be voted, the shares of Azteca common stock owned by him or her for the approval and adoption of the Merger Agreement. In addition, the Azteca Initial Stockholders have agreed to vote their Founder Shares, as well as any Public Shares purchased during or after the initial public offering, in favor of the Transaction. The Azteca Initial Stockholders own approximately 20% of Azteca's outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if Azteca's directors, officers and initial stockholders agreed to vote their Founder Shares in accordance with the majority of the votes cast by Azteca's public stockholders.

Recommendation of the Azteca Board

        THE AZTECA BOARD UNANIMOUSLY RECOMMENDS THE AZTECA STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

 PROPOSAL NO. 2—ADJOURNMENT OF SPECIAL MEETING

        Azteca is requesting the Azteca stockholders' approval on a proposal to adjourn the Azteca special meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes at the special meeting to approve and adopt the Merger Agreement.

Vote Required for Approval

        The vote to adjourn the Azteca special meeting, if necessary, to permit the further solicitation of proxies because there are not sufficient votes at the special meeting to approve and adopt the Merger Agreement will be approved if at least a majority of the votes cast by the Azteca stockholders who are present at the meeting, in person or by proxy, and entitled to vote on this proposal vote "FOR" this proposal.

Recommendation of the Azteca Board

        THE AZTECA BOARD UNANIMOUSLY RECOMMENDS THAT AZTECA STOCKHOLDERS VOTE "FOR" THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT

FURTHER SOLICITATION OF PROXIES BECAUSE THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE AND ADOPT THE MERGER AGREEMENT.

 PROPOSALS TO BE CONSIDERED BY THE PUBLIC WARRANTHOLDERS

        The following is a summary of the material provisions of the Warrant Amendment. This summary is qualified in its entirety by reference to the Warrant Amendment, the form of which is included as Annex B to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. You should read the Warrant Amendment in its entirety, as it is the legal document governing the matters discussed below.

        In connection with the proposed Transaction, Public Warrantholders are being asked to approve and consent to an amendment to the terms of the Warrant Agreement that will (1) reduce by 50% the number of shares of Azteca common stock for which the Azteca warrants will be exercisable (from one share to half of one share), with the warrant price being proportionately reduced to $6.00 per half-share, (2) waive certain re-pricing rights that the Azteca Warrantholder would have had, if after consummation of the Transaction, Azteca subsequently entered into certain merger or sale transactions in which the consideration to be received consisted principally of securities of a private company (the "warrant re-pricing rights") and (3) amend Azteca's registration obligation in exchange for the ability to exercise the warrants on a cashless basis at the election of Azteca under certain circumstances. Upon effectiveness of the Warrant Amendment (at the closing of the Transaction), each warrantholder would receive $0.50 per warrant. Approval of the Warrant Amendment is a condition to consummation of the Transaction. If the Transaction is not completed, the Warrant Amendment will not become effective, even if warrantholders have approved the Warrant Amendment. Upon consummation of the Transaction, each Amended Azteca Warrant will be converted into an equal number of Hemisphere warrants and will be exercisable for shares of Hemisphere Class A common stock on the same terms as were in effect with respect to such Amended Azteca Warrants immediately prior to the consummation of the Transaction.

        The principal effect of the Warrant Amendment will be to reduce the number of shares of Hemisphere Class A common stock issuable upon exercise of the warrants by half, thereby reducing the amount by which Hemisphere stockholders would otherwise have been diluted as a result of the exercise in full of the warrants. In addition, the Warrant Amendment will:

  1)
  Eliminate the obligation to reduce the exercise price of the warrants if, after the consummation of the Transaction, Hemisphere enters into a merger, sale or similar transaction in which less than 70% of the consideration receivable by the holders of common stock in the applicable event is payable in the form of common stock that is not, or will not be, listed for trading on a national securities exchange or on the OTC Bulletin Board. As a result of these warrant re-pricing rights, these warrants are currently required by GAAP to be classified as liabilities and marked-to-market on a quarterly basis. This amendment would permit the warrants to be treated as equity.

  2)
  Relieve Hemisphere of its obligation to file a registration statement registering the exercise of Hemisphere warrants for shares of Hemisphere Class A Common Stock. In exchange, the Warrant Amendment would permit warrantholders to exercise their warrants on a cashless basis after 30 days following the consummation of the Transaction at any time that Hemisphere does not have an effective registration statement on file. Although the shares of Hemisphere Class A common stock issued upon cashless exercise would not be issued pursuant to a registration statement, such shares would be issued pursuant to Section 3(a)(9) of the Securities Act. As a result, holders would be able to "tack" the time that they held their Hemisphere warrants to the time they held the Hemisphere Class A common stock and would be able to sell such shares pursuant to Rule 144, meaning that tacking will be with respect to the date the Hemisphere warrant was issued upon consummation of the Transaction, in accordance with Rule 144.

  3)
  Permit holders to exercise their warrants only for a whole number of shares of Hemisphere Class A common stock (i.e.. only an even number of warrants may be exercised at any given time by the registered warrantholder). For example, if a registered warrantholder holds one warrant to purchase one-half of a share of Hemisphere Class A common stock, such warrant shall not be exercisable. If a registered warrantholder holds two warrants, such warrants shall be exercisable for one share of Hemisphere Class A common stock.

  4)
  Amend Section 4.6 in order to allow for payments in lieu of fractional shares in the event of stock splits, stock dividends or similar events. In such event no fractional shares will be issued upon exercise of warrants. After giving effect to such event if a holder would be entitled to receive a fractional interest in a share, Hemisphere will, upon exercise, either round up to the nearest whole number the number of shares of Hemisphere Class A common stock to be issued to the warrantholder or pay cash in lieu of such fractional share.

        Other than as set forth above, the terms of the Azteca warrants will remain essentially the same. Both the Public Warrants and the Sponsor Warrants will be amended pursuant to the Warrant Amendment, and both the Public Warrants and the Sponsor Warrants will be treated the same for purposes of the Warrant Amendment.

        The following is a summary of the material tax consequences in the event Hemisphere requires the Public Warrantholders to exercise their warrants on a cashless basis. The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a Public Warrantholder's basis in the common stock received would equal the holder's basis in the warrant to acquire Hemisphere Class A common stock. If the cashless exercise were treated as not being a gain recognition event, a warrantholder's holding period in the Hemisphere Class A common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Hemisphere Class A common stock would include the holding period of the warrant. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a Public Warrantholder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The Public Warrantholder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and such Public Warrantholder's tax basis in such warrants deemed surrendered. In this case, a warrantholder's tax basis in the Hemisphere Class A common stock received would equal the sum of the fair market value of the warrants deemed surrendered to pay the exercise price and the holder's tax basis in the warrants exercised. A warrantholder's holding period for the common stock would commence on the date following the date of exercise of the warrant. Due to the absence of authority as to the federal income tax treatment of a warrantholder making a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences described above, or of other possible characterizations of a cashless exercise, would be adopted by the Internal Revenue Service or a court of law. Accordingly, Public Warrantholders are urged to consult their tax advisors as to the tax consequences of making a cashless exercise of their Public Warrants.

        Azteca believes the consummation of the Warrant Amendment and the payment of the Cash Amount will provide benefits to Azteca and its warrantholders. For example, Azteca believes that the Warrant Amendment and the payment of the Cash Amount are important to the consummation of the Transaction because reduction of the outstanding warrants in Hemisphere's capital structure following the consummation of the Transaction will increase Hemisphere's strategic opportunities and attractiveness to future investors. Azteca believes that the reduction in the number of shares of Hemisphere Class A common stock issuable upon exercise of the warrants due to the Warrant

Amendment will result in an increase in value to holders of Azteca common stock that will otherwise offset the impact of payment of the Cash Amount.

        If the Warrant Amendment Proposal is not approved at the special meeting of warrantholders, the Transaction proposal will not be presented to Azteca stockholders for a vote. If Azteca is unable to consummate the Transaction by April 6, 2013, it will be required to liquidate and all Azteca warrants will expire worthless.

        The approval of the Warrant Amendment Proposal is a condition to consummate the Transaction. However, if the parties do not complete the Transaction, they will not enter into the Warrant Amendment, even if warrantholders have approved the Warrant Amendment.

        At the special meeting of warrantholders, holders of Public Warrants will also be asked to approve a proposal to approve the adjournment of the special meeting of warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Warrant Amendment Proposal. This is referred to herein as the Warrantholder Adjournment Proposal. This proposal will only be presented at the special meeting of warrantholders if there are not sufficient votes to approve the Warrant Amendment Proposal.

        Azteca, Hemisphere and the Warrant Agent will enter into the Assignment, Assumption and Amendment of Warrant Agreement upon the consummation of the Transaction to effect the Warrant Amendment, upon its approval by the warrantholders, and to permit Azteca to assign to Hemisphere all of its right, title and interest in the Warrant Agreement and permit Hemisphere to assume all of Azteca's liabilities and obligations under the Warrant Agreement. See "The Agreements—Additional Agreements—The Assignment, Assumption and Amendment of Warrant Agreement."

Certain Effects of the Approval of the Warrant Amendment Proposal

        If the Warrant Amendment Proposal is approved and the Transaction is consummated, warrants will be subject to the terms of the Warrant Amendment whether or not a given holder voted in favor of the Warrant Amendment Proposal.

        Public Warrantholders should note that there may be income tax consequences in connection with the Warrant Amendment. For a discussion of the tax consequences of the Warrant Amendment, please see the section entitled "Material U.S. Federal Income Tax Consequences."

Procedure for Exchanging Warrants

        Payment of the Cash Amount will be made by the exchange agent upon the presentation and surrender of the warrants for payment at any time after the date on which the Transaction is consummated. As soon as reasonably practicable after the consummation of the Transaction, the exchange agent will, upon receipt of any documents as may be reasonably required by the exchange agent, deliver the warrant consideration to the holders of Azteca warrants. To physically surrender warrants for exchange, holders should deliver their warrants in certificated form to the exchange agent at the address specified in the letter of transmittal.

Vote Required for Approval

        Pursuant to Section 9.8 of the Warrant Agreement, Azteca and the warrant agent may amend the Warrant Agreement with the consent of the holders of at least 65% of the outstanding public warrants.

Recommendation of the Azteca Board

        THE AZTECA BOARD UNANIMOUSLY RECOMMENDS THE AZTECA PUBLIC WARRANTHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE WARRANT AMENDMENT PROPOSAL.

THE TRANSACTION

        The following is a description of certain material aspects of the Transaction. While we believe that the following description covers the material terms of the Transaction, the description may not contain all of the information that may be important to you. The discussion of the Transaction in this proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. Azteca encourages you to read carefully this entire proxy statement/prospectus, including the Merger Agreement, for a more complete understanding of the Transaction.

General Description of the Transaction

        Cinelatino incorporated Hemisphere, as a direct wholly-owned subsidiary of Cinelatino. Cinelatino and Hemisphere have also formed Hemisphere Media Holdings, LLC ("Holdco") and Holdco has formed Azteca Merger Sub, WAPA Merger Sub and Cine Merger Sub as direct wholly-owned subsidiaries of Holdco.

        Pursuant to the Merger Agreement, Azteca Merger Sub will be merged with and into Azteca, WAPA Merger Sub will be merged with and into WAPA and Cine Merger Sub will be merged with and into Cinelatino. Upon consummation of the Transaction, Azteca, WAPA and Cinelatino will each become indirect wholly-owned subsidiaries of Hemisphere. In connection with the Transaction:

  •
  All shares of Azteca common stock outstanding immediately prior to the consummation of the Transaction will be exchanged for an equal number of shares of Hemisphere Class A common stock;

  •
  At the special meeting of warrantholders, Azteca will ask its Public Warrantholders to approve and consent to the Warrant Amendment pursuant to which (i) each warrant to purchase Azteca common stock outstanding immediately prior to the closing of the Transaction (including all of the Sponsor Warrants) will become exercisable for one-half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share, (ii) each holder of Azteca warrants (including Sponsor Warrants) will receive, for each such warrant (in exchange for the reduction of shares for which such warrants are exercisable), the Cash Amount, (iii) the obligation to reduce the warrant price upon the occurrence of certain transactions in which the consideration to be received includes securities of a private company will be removed to permit the Amended Azteca Warrants to be treated as equity for reporting purposes, and (iv) the Public Warrants will be able to be exercised on a "cashless basis" at the election of Azteca under certain circumstances. Upon consummation of the Transaction, each Amended Azteca Warrant will be converted into an equal number of Hemisphere warrants and will be exercisable for shares of Hemisphere Class A common stock on the same terms as were in effect with respect to such Amended Azteca Warrants immediately prior to the consummation of the Transaction. The effect of the Warrant Amendment will be to reduce the number of shares of Hemisphere Class A common stock issuable upon exercise of the warrants by half, thereby reducing the amount by which Hemisphere stockholders would otherwise have been diluted as a result of the exercise in full of the warrants. Pursuant to the Warrant Amendment, a warrantholder may exercise its warrants only for a whole number of shares of Hemisphere Class A common stock. Only an even number of warrants may be exercised at any given time by the registered warrantholder. For example, if a registered warrantholder holds one warrant to purchase one-half of a share of Hemisphere Class A Common Stock, such warrant will not be exercisable. If a registered warrantholder holds two warrants, such warrants will be exercisable for one share of Hemisphere Class A Common Stock.

  •
  All of the Amended Azteca Warrants outstanding immediately prior to the consummation of the Transaction will be automatically converted into an equal number of warrants issued by Hemisphere (i.e. warrants to purchase 7,333,334 shares of Hemisphere Class A common stock)

    on the same terms as were in effect with respect to the Amended Azteca Warrants immediately prior to the consummation of the Transaction.

  •
  All of the outstanding shares of common stock of Cinelatino will be exchanged for 12,567,538 shares of Hemisphere Class B common stock and a cash payment;

  •
  All of the outstanding membership interests of WAPA will be exchanged for 20,432,462 shares of Hemisphere Class B common stock and a cash payment;

  •
  All shares of Hemisphere's common stock will vote together as a single class. The Hemisphere Class B common stock will vote on a 10 to 1 basis with the Hemisphere Class A common stock, which means that each share of Hemisphere Class B common stock will have 10 votes and each share of Hemisphere Class A common stock will have 1 vote;

  •
  Azteca will purchase from the Current Sponsor Warrantholders an aggregate of 2,333,334 Amended Azteca Warrants (i.e., warrants to purchase 1,166,667 shares of Azteca common stock) for a purchase price per warrant equal to $0.50 immediately prior to the consummation of the Transaction;

  •
  Hemisphere will issue to the WAPA/Cinelatino Investors 2,333,334 warrants that are substantially identical to the Amended Azteca Warrants held by the Public Warrantholders (i.e., warrants to purchase 1,166,667 shares of Hemisphere Class A common stock) for a purchase price per warrant equal to $0.50;

  •
  Immediately prior to the closing of the Transaction, the Azteca Initial Stockholders will contribute a total of 250,000 shares of Azteca common stock for no consideration to Azteca, and such shares will be cancelled;

  •
  In addition to the 735,294 shares subject to forfeiture pursuant to the Securities Purchase Agreement dated April 15, 2011, as amended on January 22, 2013, the Azteca Initial Stockholders have agreed to subject an additional 250,000 shares of Hemisphere Class A common stock to certain forfeiture provisions if the market price of shares of Hemisphere Class A common stock does not reach certain levels;

  •
  The current owners of WAPA and Cinelatino have agreed to subject a total of 3,000,000 shares of Hemisphere Class B common stock to certain forfeiture provisions if the market price of shares of Hemisphere Class A common stock does not reach certain levels; and

  •
  Hemisphere has applied to list its Class A common stock on The NASDAQ under the symbol "HMTV" effective upon the consummation of the Transaction. Hemisphere expects its warrants will trade on the OTCBB under the symbol "HMTVW" following the consummation of the Transaction.

        Upon consummation of the Transaction, the funds then held in the Azteca Trust Account will be released to Azteca as promptly as practicable (less any fees paid to the trustee or to third parties who rendered services to Azteca in connection with the Transaction, amounts paid to stockholders who exercise their redemption rights, amounts released as deferred underwriting compensation or amounts paid for filings or other action required under the Merger Agreement).

        WAPA and Cinelatino are affiliated companies by virtue of InterMedia Partners VII, L.P.'s ownership interests in each company. InterMedia Partners VII, L.P. directly holds 100% of the economic interests in WAPA and indirectly holds 47.5% of the common stock of Cinelatino through its controlling interest in InterMedia Cine Latino, LLC.

Background of the Transaction

        The terms of the Merger Agreement are the result of negotiations between the management and representatives of Azteca, WAPA and Cinelatino. The following is a brief description of the background of these negotiations, the Transaction and related transactions.

        Azteca is a blank check company formed in the British Virgin Islands on April 15, 2011 and reincorporated in the state of Delaware on June 8, 2011 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

        Prior to the consummation of its initial public offering, neither Azteca, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with any third party. During the period from the completion of its public offering to December 2012, Azteca management evaluated over 80 potential transactions and entered into confidentiality agreements with 22 potential targets. The targets ranged across industries and segments, including transportation, manufacturing, retail, restaurants, oil and gas, technology and media. Azteca met with various representatives of these potential target businesses, including management, boards, advisors, representatives and lawyers. Furthermore, Azteca entered into preliminary and non-binding discussions with potential targets regarding structure and valuation. Prior to the time that Azteca's board approved the Merger Agreement, Azteca had not proceeded as far as delivering an indicative term sheet to any company and the Board did not consider any of the other potential transactions to be a viable alternative to the Transaction as the combination of business prospects, strategy, management teams and valuation were not as attractive.

        On September 6, 2011, Alan Sokol, by way of a mutual relationship, contacted Clive Fleissig, co-CFO of Azteca, to discuss whether Azteca would have interest in exploring a potential business combination with WAPA and Cinelatino. Mr. Fleissig responded that Azteca was interested.

        On September 22, 2011, Mr. Sokol informed Mr. Fleissig that WAPA and Cinelatino had decided to retain a financial advisor to assist in conducting a more formal process for their sale. In late January, 2012, WAPA and Cinelatino retained Morgan Stanley to act as their financial advisor in connection with a formal sale process.

        On September 28, 2011, Azteca and InterMedia Partners, L.P. ("InterMedia") signed a mutual non-disclosure agreement to facilitate Azteca's review of a possible business combination with WAPA and Cinelatino (the "NDA").

        On April 9, 2012, a representative of Morgan Stanley sent a brief information package with regard to WAPA and Cinelatino to Gabriel Brener, Chairman and CEO of Azteca. The brief information package included a concise two-to-three page summary of each of WAPA and Cinelatino and their respective businesses.

        On April 19, 2012, Azteca engaged Deutsche Bank Securities Inc. as its financial advisor, to provide preliminary views of potential business combination targets that met its criteria. This agreement was amended on January 10, 2013.

        During the period from September 2011 through September 2012, Azteca's management continued to evaluate potential transactions and meet with various representatives of those potential target businesses.

        Mr. Sokol initiated a telephone call to Mr. Fleissig on September 21, 2012, wherein Mr. Fleissig again expressed interest in Azteca specifically pursuing further discussions with WAPA and Cinelatino. During that discussion, Mr. Sokol advised Mr. Fleissig that InterMedia was willing to continue negotiations on an exclusive basis.

        On September 25, 2012, a representative of Azteca received Confidential Information Memoranda on WAPA and Cinelatino from Morgan Stanley. The Confidential Information Memorandum for WAPA included a discussion of WAPA's business, a summary of WAPA's sales and marketing, a summary of WAPA's facilities, management and employees, an overview of the Puerto Rico broadcast television market, an overview of the Hispanic television market in the United States and comparisons of WAPA with Telemundo and Univision in the Puerto Rico television market as well as key strategies and growth opportunities for WAPA. The Confidential Information Memorandum for Cinelatino

included a discussion of Cinelatino's business, a summary of Cinelatino's management and employees, an overview of the Hispanic television market in the United States, an overview of the Latin American television market and an overview of the Spanish language film industry, as well as key strategies and growth opportunities for Cinelatino.

        On September 28, 2012, Azteca and InterMedia amended their NDA to reflect the then-current date.

        On October 18, 2012, John Engelman, director of Azteca, met with Messrs. Sokol and Kern. The parties discussed the business of WAPA and Cinelatino, the business plan of the companies, and the valuation and structure of a possible transaction between Azteca, WAPA and Cinelatino. The parties discussed a structure in which the WAPA/Cinelatino Investors would be the majority shareholders of the combined company and the existing management of WAPA and Cinelatino would stay in place.

        On October 25, 2012, Messrs. Brener, Fleissig and Albán from Azteca, Messrs. Sokol and Fischer from InterMedia, and representatives from Morgan Stanley participated in a conference call to continue discussions about valuation and structure of a possible transaction between Azteca, WAPA and Cinelatino. The items discussed on the call included an overview of the platform and strategy for WAPA and Cinelatino, an update on the performance of WAPA and Cinelatino year-to-date, InterMedia's perspectives on transaction structure, the proposed management team of the combined company, and Azteca's perspectives on public market trading values for the combined company. At the conclusion of the conversation, the parties agreed to continue discussions. Members of Azteca's management received access to on-line data rooms for WAPA and Cinelatino on the same day.

        Between October 25, 2012 and November 13, 2012, the parties continued discussions about valuation, structure and other key provisions of the Transaction. By this time, the basic transaction structure (i.e., a merger where the WAPA/Cinelatino Investors would receive a majority of the shares in the combined company) had been agreed. InterMedia was negotiating the amendments to the related party agreements with MVS and considering the most tax efficient structure for those equity holders. Azteca began reviewing and analyzing WAPA and Cinelatino's on-line data rooms.

        On November 14, 2012, Messrs. Fleissig and Albán from Azteca, Messrs. Stan Budeshtsky and John Shaw (who were employees of Deutsche Bank Securities Inc. until September 2012), Messrs. Sokol and Fischer from InterMedia, a representative from Morgan Stanley, James McNamara, Chairman of Cinelatino, and Sandra Austin, Chief Financial Officer of Cinelatino, met in New York City to discuss the business and operations of Cinelatino. The discussions included a detailed presentation by Cinelatino's management covering business operations, including its history, current business, strategy, positioning, programming distribution and summary financial data.

        On November 15, 2012, Mr. Fleissig, Mr. Budeshtsky, Messrs. Sokol and Fischer, José E. Ramos, President and General Manager of WAPA, and other senior management personnel, including the Chief Financial Officer and Head of Sales of WAPA, met in San Juan, Puerto Rico, to discuss the business and operations of WAPA. The discussions included a management presentation by WAPA's management, covering the business operations of WAPA, including its history, current business, strategy, positioning, programming, sales and marketing, broadcast operations and distribution, and summary financial data. The meeting also included a tour of WAPA's facilities in San Juan as part of Azteca's on-going due diligence of WAPA.

        Beginning on November 23, 2012, Paul, Weiss, Rifkind, Wharton & Garrison LLP began advising InterMedia in connection with the proposed Transaction.

        WAPA, Cinelatino and Azteca negotiated a non-binding letter of intent (the "LOI") setting forth a number of the key terms of a potential transaction. Specifically, the LOI provided for the acquisition by Azteca of 100% of the equity of WAPA and Cinelatino (but did not specify the structure such acquisition would take), that the Azteca Initial Stockholders would contribute 250,000 shares of Azteca common stock to Azteca for no consideration and agree to subject an additional 250,000 shares to forfeiture if market prices did not reach certain levels, that Azteca would seek to acquire 50% of Azteca's outstanding Public Warrants for a price of $1.00 per warrant and that Azteca's Sponsor would sell half of its warrants to Azteca for a price of $1.00 per warrant. In addition, the LOI provided that WAPA and Cinelatino would, collectively, distribute $10 million to the WAPA/Cinelatino Investors, that the WAPA/Cinelatino Investors would receive a total of 33 million shares of the combined company, of which 3 million would be subject to forfeiture if market prices did not reach certain levels and that the combined company would issue warrants to the WAPA/Cinelatino Investors. The LOI also included provisions relating to a one year lock-up period for Azteca's Sponsor and the WAPA/Cinelatino Investors, registration rights for the WAPA/Cinelatino Investors, potential directors and management of the combined company, conditions to the closing of a potential transaction (specifically relating to the amount of available cash at closing and the restructuring of the number of outstanding Azteca warrants) and a proposed time frame in which to accomplish the transaction. The LOI was finalized and executed by Azteca on December 7, 2012, and by each of WAPA and Cinelatino's owners effective December 11, 2012. The economic and business terms of the letter of intent were non-binding, but the letter of intent included a binding agreement by WAPA and Cinelatino's owners to grant Azteca exclusivity with respect to a business combination for up to ninety days.

        Azteca retained Greenberg Traurig, LLP as legal counsel on December 6, 2012 to represent it in the transaction and conduct its legal due diligence. Prior to this retention, Azteca consulted with Greenberg Traurig, LLP regarding the letter of intent described above.

        On December 10, 2012, Azteca formally retained Mr. Stan Budeshtsky as a consultant to assist it with executing the Transaction, especially as it pertained to SPAC specific issues. Mr. Budeshtsky was a former employee of Deutsche Bank Securities Inc. and had been assisting Azteca on these matters prior to this retention.

        On December 10, 2012, Azteca formally retained Maxim Group LLC as a financial advisor to assist it with executing the Transaction, especially as it pertained to SPAC-specific issues. Mr. John Shaw, a managing director at Maxim Group LLC, was a former employee of Deutsche Bank Securities Inc. and had been assisting Azteca on these matters prior to this retention.

        On December 12, 2012, Messrs. Brener, Fleissig, Albán, Budeshtsky, Shaw, Hindery, Kern, Sokol and Fischer, met in New York City to continue discussions about the companies and the Transaction. The discussions focused on timing and key deliverables to announce the Transaction in mid-January and close by April 6.

        Between approximately December 12, 2012 and January 21, 2013, Rothstein Kass, a nationally recognized accounting firm, assisted Azteca's management with its financial due diligence of WAPA, Cinelatino and the potential Transaction.

        Between approximately December 19, 2012 and January 22, 2013, Azteca's financial advisors assisted Azteca's management with its continued review of WAPA and Cinelatino's business, operations, financial condition and prospects. While the LOI specified that Azteca would acquire 100% of the equity of WAPA and Cinelatino, it did not specify the structure such acquisition would take. The parties discussed whether such acquisition should take the form of a stock exchange with the WAPA/Cinelatino Investors or a merger with merger subsidiaries of Azteca. During the course of such discussions, the parties decided that the most tax efficient manner in which to structure the transaction would be for Hemisphere, a newly incorporated company, to form three merger subsidiaries and to have each of Azteca, WAPA and Cinelatino merge with such merger subsidiaries, with the merger consideration being shares of Hemisphere common stock.

        The LOI specified that Azteca would acquire 50% of the Public Warrants for a price of $1.00 per warrant, which would have resulted in an aggregate payment by Azteca to the holders of Public Warrants of $5.0 million. Such a structure would also have required Azteca to make a tender offer to all of its existing holders of Public Warrants. However, such a tender offer could have resulted in some holders of Public Warrants not tendering their Public Warrants and, therefore, not receiving any payment with respect to their Public Warrants. The parties determined that it would be more equitable to the holders of Public Warrants if they all received a payment for all of such warrants. Such determination resulted in the parties deciding to propose an amendment to the Warrant Agreement that would provide for a payment of $0.50 per Azteca Warrant. Such amendment would result in an aggregate payment to the holders of Public Warrants of $5.0 million, thereby keeping the economics unchanged, but allowing every holder of Public Warrants to receive a cash payment for their Public Warrants.

        During the course of the negotiations, the parties reviewed the terms of the existing Warrant Agreement and determined additional changes would be proposed which the parties believed would be beneficial to Hemisphere and, as to certain proposed changes, the holders of Public Warrants as well. Specifically, the parties agreed to propose additional amendments to the existing Warrant Agreement that would (i) permit holders of Public Warrants to exercise their warrants on a cashless basis beginning on the 31st day following the consummation of the Transaction in the event Hemisphere elects not to file an effective registration statement (which would allow holders to "tack" the time that they held the Hemisphere warrants to the time they held the Hemisphere Class A common stock and would be able to sell such shares pursuant to Rule 144, meaning that tacking will be with respect to the date the Hemisphere warrant was issued upon consummation of the Transaction, in accordance with Rule 144) and (ii) eliminate the obligation to reduce the exercise price of the warrants if, after the consummation of the Transaction, Hemisphere entered into a merger, sale or similar transaction in which less than 70% of the consideration received by the holders of Hemisphere Class A common stock in the applicable event was payable in the form of common stock that was not, or would not be, listed for trading on a national securities exchange or on the OTC Bulletin Board (which would permit the warrants to be treated as equity rather than classified as liabilities that would be required by GAAP to be marked-to-market on a quarterly basis).

        On December 27, 2012, the parties exchanged the initial draft of the Merger Agreement.

        After December 27, 2012, the parties and their respective legal, accounting and financial advisors continued to exchange drafts of the Merger Agreement and related documents, and had numerous communications to discuss the terms therein, through January 22, 2013. During the course of the negotiations and exchanges of drafts, the parties negotiated the representations and warranties, closing conditions and other covenants contained in the Merger Agreement. The parties also negotiated the Warrant Amendment to reduce by half the number of shares issuable upon exercise of the Public Warrants and Sponsor Warrants in order to reduce the dilutive effects of the Public Warrants and Sponsor Warrants and the potential negative impact such effects could have on the post-Transaction trading market of the shares of Hemisphere. The parties discussed and reached compromise with respect to who would be the post closing directors of Hemisphere, the manner in which transaction expenses would be shared, the contents of the amended and restated certificate of incorporation of Hemisphere, the manner in which the shares subject to forfeiture provisions would be treated and the terms of new lock up arrangements.

        On January 9, 2013, Greenberg Traurig, LLP provided a due diligence report to Azteca's management. The due diligence report provided a legal summary of the businesses of WAPA and Cinelatino, including a summary of the matters reviewed during the course of Greenberg Traurig, LLP's due diligence investigation. Azteca's management and Greenberg Traurig, LLP held a telephone conference to discuss the report's findings on the same day.

        On January 9, 2013, Azteca held a telephonic board meeting to discuss the Transaction. Each member of Azteca's board of directors was present. Messrs. Fleissig, Klip and Albán were also present from Azteca's management as were representatives from Greenberg Traurig, LLP and Azteca's financial advisors. The purpose of the meeting was for the Azteca Board to get an update and ask questions pertaining to the Transaction and its structure in addition to the value proposition of the Transaction. The value proposition involved the proposed enterprise value of the combined company and the resulting percentage ownership of the combined company which would be delivered to the owners of

Azteca, WAPA and Cinelatino; the likely appeal to media investors of the combined company's revenues, operating leverage, margins and free cash profile; cable TV network companies as the closest public company peers to the combined company because of the combined company's ownership of two cable TV networks and WAPA's production of much of its own content; the high quality of Hemisphere's proposed management; and a compelling growth profile of the combined company relative to those peers because of favorable Hispanic population drivers, Hemisphere management's business plan, and potential acquisition opportunities.

        On January 14, 2013, Azteca held a telephonic board meeting with representatives of Greenberg Traurig, LLP and Azteca's financial advisors, at which time Azteca's board of directors unanimously approved the terms of the proposed Transaction and related actions subject to (i) the satisfactory resolution of the following open issues: that the merger consideration would include a cash component of $5 million, reduced from $10 million, so long as there were no further dividends paid by WAPA or Cinelatino; the cancellation of InterMedia's management agreement; the completion of amendments to the MVS agreements with Cinelatino; whether the Cinelatino stockholders other than InterMedia Cine Latino, LLC, would be getting shares of Hemisphere Class B common stock or Class A common stock; the limited ability to transfer Hemisphere Class B common stock as specified in Hemisphere's amended and restated certificate of incorporation; that the warrants being purchased by the WAPA/Cinelatino Investors would be exercisable for shares of Hemisphere Class A common stock rather than shares of Hemisphere Class B common stock; and the determination as to which members of Hemisphere's board of directors to be designated by Cinelatino, InterMedia and Azteca would be independent; and (ii) the receipt and satisfactory review of Management's expected EBITDA for WAPA and Cinelatino for the year ended December 31, 2012 and management's budgeted EBITDA for Hemisphere for the year ended December 31, 2013.

        On January 22, 2013, the parties agreed on all remaining open terms of the Merger Agreement and related documents. The final open issues included final changes to the Warrant Amendment (including the exercise of all warrants into shares of Hemisphere Class A common stock), completion of amendments to the MVS agreements with Cinelatino and confirmation that the issues discussed by the Azteca Board on January 14, 2013 were concluded to Azteca's management's satisfaction (i.e., that the merger consideration would include a cash component of $5 million, that the owners of WAPA would all be getting shares of Hemisphere Class B common stock, the limited ability to transfer Hemisphere Class B common stock as specified in Hemisphere's proposed amended and restated certificate of incorporation and the independence of the members of the board of directors to be designated by InterMedia and Azteca). On the same day, Azteca's management informed its board of directors of the results of these discussions, and stated that it did not believe the final forms of the Merger Agreement and related documents were materially different from what was discussed and approved during the January 14, 2013 meeting of Azteca's board of directors.

        On January 22, 2013, the parties and members of their respective legal, accounting and finance teams approved the Merger Agreement and related documents, and the parties executed the Merger Agreement and related documents. The parties allocated the number of shares of Hemisphere Class A common stock to Azteca stockholders and Hemisphere Class B common stock to the WAPA/Cinelatino Investors based upon the relative valuations of the companies. In calculating those allocations, the parties considered that the WAPA/Cinelatino Investors were essentially rolling over their equity into the combined company and not being cashed out. As a result the Azteca Initial Stockholders agreed to contribute a total of 250,000 shares of Azteca common stock to Azteca for no consideration and to subject an additional 250,000 shares of Hemisphere Class A common stock to forfeiture if the market price of shares of Hemisphere Class A common stock did not reach certain levels.

        The parties also discussed the possibility of issuing additional warrants or having the WAPA/Cinelatino Investors purchase certain Public Warrants in addition to issuing additional shares subject to forfeiture in order to offset the dilution that will be incurred by the WAPA/Cinelatino Investors. The Azteca Board was concerned about the immediate dilutive effect of issuing additional shares or warrants. The parties determined that the WAPA/Cinelatino Investors would receive an additional 3,000,000 shares, but that such shares would be subject to forfeiture if the market price of shares of Hemisphere Class A common stock did not reach certain levels. This would reduce the immediate dilutive effect of such shares and the WAPA/Cinelatino Investors would benefit from such shares only to the extent the market price of the Hemisphere Class A common stock reached certain levels.

        On January 22, 2013, a press release was issued announcing the Transaction and shortly thereafter Azteca filed a Current Report on Form 8-K and the exhibits thereto announcing Azteca's entry into the Merger Agreement.

        During the course of its deliberations on the Transaction, on January 9, 2013, Azteca's board received and considered information prepared by WAPA and Cinelatino's management with respect to WAPA and Cinelatino's estimated adjusted 2012 EBITDA and estimated adjusted 2013 EBITDA. On January 21, 2013, Azteca's Board received an update to these projections after the amendments to the MVS related party agreements were finalized. Azteca's board was advised that estimated adjusted 2012 EBITDA would be approximately $34 million, before net revenues from political advertising of $4.9 million for the period, and estimated adjusted 2013 EBITDA would be approximately $43 million before estimated public Company and overhead costs for the period from the close of the transaction through the end of the year of $2.25 million. The material assumption underlying these estimates was a 26% growth rate in 2013 in WAPA and Cinelatino's EBITDA before political expenses, driven by growth in revenue drivers of advertising, subscription and retransmission revenues, as well as reductions in operating cost, as a result of amendments to the MVS related party agreements. Azteca's board considered a wide variety of factors in connection with its evaluation of the Transaction, but did not attach any specific significance to any particular factor, including the assumptions underlying these estimates. The Azteca Board's consideration of the Transaction was based on the cumulative analysis of all of the information that it received. However, individual directors may have given different weight to these estimates and the underlying material assumption.

        The Azteca Board was acutely aware of the impending requirement to liquidate Azteca if no business transaction could be consummated in connection with its decision to approve the Transaction with WAPA and Cinelatino. The Azteca Board had reviewed several alternative transactions and determined that the proposed Transaction with WAPA and Cinelatino was attractive enough that the Azteca stockholders should be given an opportunity to consider that Transaction prior to Azteca's termination date.

        The impending termination of Azteca had no impact on the Azteca Board's decision not to obtain a fairness opinion. The officers and directors of Azteca have substantial media experience. Certain outside directors of Azteca were familiar with Cinelatino's Mexican operations. Azteca's advisors have substantial experience with mergers and acquisitions. Finally, Azteca's stockholders are substantially more sophisticated than many investors. Based on all of those factors, the Azteca Board had determined that a fairness opinion was neither necessary nor appropriate.

Recommendation of the Azteca Board; Reasons for the Transaction

        At a meeting held on January 14, 2013, the Azteca Board unanimously (i) approved the Merger Agreement and the consummation of the transactions contemplated thereby upon the terms and subject to the conditions set forth therein, (ii) determined that the terms of the Transaction are fair to, and in the best interests of, Azteca and its stockholders, (iii) directed that the Merger Agreement be submitted to Azteca stockholders for approval and adoption, (iv) recommended that Azteca stockholders approve and adopt the Merger Agreement and (v) declared the advisability of the Merger Agreement and the Azteca Merger. ACCORDINGLY, THE AZTECA BOARD UNANIMOUSLY RECOMMENDS THAT AZTECA STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND "FOR" THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING (IF IT IS NECESSARY OR

APPROPRIATE TO SOLICIT ADDITIONAL PROXIES BECAUSE THERE ARE NOT SUFFICIENT VOTES TO APPROVE ADOPT THE MERGER AGREEMENT) .

        As described under "Background of the Transaction" above, the Azteca Board, in evaluating the Transaction, consulted with Azteca's management and legal and financial advisors and, in reaching its decision to approve and adopt the Merger Agreement and the transactions contemplated thereby, considered a variety of factors weighing positively and negatively in connection with the Transaction. In light of the number and wide variety of factors considered in connection with its evaluation of the transactions, the Azteca Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Azteca Board viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Azteca's reasons for the Transaction and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under "Forward-Looking Statements."

        Azteca has been in search of a business combination partner since its initial public offering in July 2011. The Azteca Board believes that a business combination of WAPA, Cinelatino and Azteca presents an opportunity to increase stockholder value because the combined entity will be an attractive offering to public company investors as a pure play, independently-owned Hispanic media platform. The reasons in favor of the Transaction considered by the Azteca Board include, but are not limited to, the following:

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  The significant growth of the Hispanic population, number of Hispanic pay-TV households, and number of Hispanic programming package subscribers in the U.S.; and the Azteca Board's belief that the combined company's revenues benefit from such growth;

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  The leadership position of WAPA and Cinelatino in their respective markets reflected in the television ratings of WAPA PR and Cinelatino and the broad distribution of WAPA America and Cinelatino in the U.S.;

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  The combined company's track record of strong EBITDA and free cash flow reflected in WAPA and Cinelatino's financial statements;

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  The combined company's substantial cash position and approximately zero net leverage after consummation of the Transaction, reflected in the combined company's pro forma balance sheet, assuming that there have been no redemptions of the Public Shares;

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  The combined company's growth profile, including: (i) WAPA and Cinelatino's track record of growth reflected in their respective financial statements; (ii) opportunities for increased revenue stemming from expected continued growth in (A) Hispanic pay-TV households in the U.S., (B) Hispanic programming package subscribers in the U.S., (C) Hispanic cable TV advertising in the U.S., and (D) Pay-TV households in Latin America; (iii) opportunities for increased revenue stemming from management's business plan, which includes (A) growing subscribers in the U.S. for both Cinelatino and WAPA America, (B) increasing distribution of Cinelatino throughout Latin America, (C) converting Cinelatino to an ad-supported model, (D) increasing retransmission revenue for WAPA PR, (E) growing advertising at WAPA America, and (F) strategic acquisition-based growth; and (iv) the Azteca Board's belief that these growth opportunities compare favorably to growth expectations of other public cable TV network companies, including Discovery Communications, Inc., AMC Networks Inc., and Scripps Networks Interactive, Inc.;

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  A combination of advertising and predictable contractual revenue streams, allowing the combined company to capitalize on favorable macro-economic trends;

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  Experienced management team with significant years of directly relevant industry experience, including improving financial results of WAPA and Cinelatino since 2007. The Azteca Board believes management's experience significantly improves the prospects of successful execution of the business plan initiatives described above;

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  The current ownership groups of WAPA and Cinelatino rolling over their equity interests rather than being cashed out, which the Azteca Board believes reflects the ownership groups' belief in the continued growth prospects of the combined companies;

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  The historical valuations experienced by successful public companies in the cable television network sector listed above, which the Azteca Board believes compare favorably to the valuation of the combined company, including taking into account its growth prospects described above; and

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  The financial and other terms and conditions of the Merger Agreement, as reviewed by the Azteca Board and the fact that such terms and conditions, including without limitation valuation, continuity in management, continuity in ownership and voting control, reduced potential dilution because of the Warrant Amendment, and amount of available cash following consummation of the Transaction, are reasonable and were the product of arm's-length negotiations between the parties.

        The Azteca Board also considered the following potentially negative factors associated with the Transaction:

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  The supermajority voting control of the combined company that would be given to the WAPA/Cinelatino Investors;

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  Macroeconomic uncertainty and the effects it could have on the combined company's revenues, particularly advertising revenues;

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  The combined company's ability to successfully manage relationships with customers, distributors and other important third parties, including as contracts with such parties expire;

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  The combined company's relatively small size compared to the comparable cable TV network companies described above;

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  Execution risk of the combined company's business plans described above;

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  Competition in the industry, which for example could put pressure on advertising revenues, subscription revenues and content acquisition costs of the combined company; and

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  The interests of Azteca's principal stockholders, executive officers and directors in the Transaction (see "The Transaction—Interests of Azteca Officers and Directors in the Transaction" beginning on page 164).

        The Azteca Board concluded, however, that the potentially negative factors associated with the Transaction were outweighed by the potential benefits of the Transaction, including the ability of Azteca's stockholders to either convert their shares into Hemisphere Class A common stock, or to redeem their shares for a pro rata portion of the cash balance in the Trust Account. This compares to Azteca's stockholders having only a right to a pro rata portion of the cash balance in the Trust Account upon liquidation of Azteca if the Azteca Board had disapproved the Transaction. The board also noted that the Azteca stockholders would have a substantial minority economic interest in the combined company (approximately 27%), that the warrantholders would receive a cash payment of $0.50 per warrant in exchange for a reduction in the number of outstanding warrants, and would continue to hold the remaining half of the warrants, and that the combined company would have at least $80.0 million in available cash from Azteca's trust account following the consummation of the Transaction (after giving effect to any redemptions by Azteca's stockholders, but before giving effect to cash payable pursuant to the Warrant Amendment, payment of the deferred underwriting fees payable to Azteca's underwriter in connection with its initial public offering and consulting fees due to certain of Azteca's consultants and advisors, transaction expenses and any cash contribution from WAPA or Cinelatino). Based on all of the above factors, the board determined that the terms of the Transaction were fair to, and in the best interests of, Azteca and its stockholders. The above discussion of the material factors considered by the Azteca Board is not intended to be exhaustive, but does set forth the principal factors considered by the Azteca Board.

        The comparable companies the Azteca Board reviewed were AMC Networks, Discovery Communications and Scripps Networks. These companies were selected by Azteca's financial advisors as having businesses most similar to Hemisphere's combined business.

        The enterprise values of Discovery Communications, Scripps Networks and AMC Networks were approximately $29.7 billion, $10.7 billion and $6.0 billion, respectively, based on balance sheet data of such companies as of September 30, 2012. These compared to a pro forma enterprise value of $407 million for Hemisphere. The Azteca Board compared the estimated 2013 EBITDA growth of the companies, which showed 26% for Hemisphere (pro forma), and according to consensus estimates, 15% for AMC Networks, 13% for Discovery Communications and 8% for Scripps Networks. The Azteca Board also compared the estimated 2012 and 2013 EBITDA margins for each of the companies, which showed 41% for 2012 and 42% for 2013 with respect to Hemisphere (pro forma), 47% for 2012 and 46% for 2013 with respect to Discovery Communications, 45% for 2012 and 46% for 2013 with respect to Scripps Networks and 36% for 2012 and 37% for 2013 with respect to AMC Networks. The Azteca Board also compared the implied total enterprise value over estimated 2012 and 2013 EBITDA for Hemisphere (pro forma) with the total enterprise value over estimated 2012 and 2013 EBITDA for each of AMC Networks, Discovery Communications and Scripps Networks. This comparison showed an implied total enterprise value over estimated EBITDA of 10.4x for 2012 and 9.9x for 2013 with respect to Hemisphere (pro forma), 14.1x for 2012 and 12.5x for 2013 with respect to Discovery Communications, 12.4x for 2012 and 10.8x for 2013 with respect to AMC Networks and 10.2x for 2012 and 9.4x for 2013 with respect to Scripps Networks. The Azteca Board's comparison of Hemisphere to companies such as Discovery Communications, Scripps Networks and AMC Networks allowed the Azteca Board to conclude that Hemisphere's pro forma estimated EBITDA margins and pro forma implied total enterprise value over estimated EBITDA were comparable to similar benchmarks at such companies. More significantly, the Azteca Board was able to determine that because of the growth profile of Hemisphere's targeted business segment, pro forma estimated 2013 EBITDA growth was substantially higher than such benchmark companies. That analysis supported the Azteca Board's determination that the terms of the Transaction were fair to and in the best interests of Azteca and its stockholders.

        The Azteca Board decided not to obtain a fairness opinion in connection with the Transaction. The officers and directors of Azteca have substantial media experience. Alfredo Elias Ayub, an outside director of Azteca, was familiar with Cinelatino as a result of his service on the board of directors of another company with a member of the Vargas Guajardo family. Azteca's advisors have substantial experience with mergers and acquisitions. Finally, Azteca's stockholders are substantially more sophisticated than many investors. Based on all of those factors, the Azteca Board had determined that a fairness opinion was neither necessary nor appropriate.

Consequences to Azteca if the Merger agreement Is Not Approved and Adopted

        If the Azteca Merger proposal is not approved and adopted by the Azteca stockholders, if required regulatory approvals are denied or delayed or certain other closing conditions are not met and are not waived, the Transaction will not occur. In addition, If Azteca does not complete the Transaction or any other business combination by April 6, 2013, Azteca will automatically dissolve and liquidate. In any liquidation, the funds held in the Trust Account, including interest but net of franchise and income taxes payable and less up to $50,000 of such net interest that may be released to Azteca from the Trust Account to pay liquidation expenses, will be distributed pro rata to Azteca public stockholders and Azteca will be dissolved in accordance with the Azteca's amended and restated certificate of incorporation. The Azteca Initial Stockholders have waived any right to any liquidation distribution with respect to their Founder Shares and any Public Shares they may hold in connection with the consummation of a business combination.

Azteca's Financial Advisors

        Azteca engaged Deutsche Bank Securities Inc., or Deutsche Bank and Maxim Group LLC as its financial advisors to assist with the Transaction. In addition, Azteca engaged Stan Budeshtsky as a consultant to assist with the Transaction.

        Deutsche Bank is entitled to reimbursement from Azteca of certain of its expenses in connection with its engagement as Azteca's financial advisor. The Azteca Board did not request, and therefore will not receive, a fairness opinion from Deutsche Bank in connection with the Transaction. For more information, please refer to "Risk Factors—Risk Factors Relating to Azteca—The Azteca Board did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Transaction" on page 46. Deutsche Bank served as sole underwriter of Azteca's initial public offering and Azteca paid to Deutsche Bank underwriting discounts and commissions equal to approximately $1,750,000 upon consummation of the initial public offering.

Redemption Rights of Azteca Stockholders

        Azteca is providing its stockholders with the opportunity to redeem their Public Shares of Azteca stock for cash in an amount equal to the greater of $10.05 per share or the quotient obtained by dividing (i) the aggregate amount then on deposit in the Trust Account, as of two business days prior to the consummation of the Transaction, less franchise and income taxes payable and less any interest that Azteca was permitted to withdraw in accordance with the Trust Agreement, by (ii) the total number of then outstanding Public Shares. Based on the amount outstanding in the Trust Account as of January 10, 2013, we anticipate that the redemption price will be $10.05. Public Shares will only be redeemed if the Transaction is consummated. However, even if the Transaction is not consummated, holders of Public Shares who elected to redeem Public Shares would receive the same portion of the Trust Account that they would receive upon liquidation. As of March 1, 2013, the redemption value would be equal to approximately $10.05 per share. The initial public offering price of Azteca's units was $10.00 per unit.

        Only stockholders of record as of the record date may exercise redemption rights for their shares of Azteca common stock. Consequently, shares of Azteca common stock transferred after the record date cannot be redeemed. There will be no redemption rights upon the consummation of the Transaction with respect to Azteca warrants. The Azteca Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they may hold in connection with the consummation of the Transaction, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

        Azteca will consummate the Transaction only if at least a majority of the outstanding shares of its common stock are voted in favor of the Azteca Merger proposal. The Azteca Initial Stockholders have agreed to vote their Founder Shares in favor of the Azteca Merger proposal. Each public shareholder of Azteca common stock may elect to redeem such holder's Public Shares irrespective of whether such holder votes for or against the approval of the Azteca Merger proposal. Azteca has no specified maximum redemption threshold. However, Azteca will not close the Transaction unless it has at least $80.0 million of cash held in the Trust Account. Azteca's public stockholders would be able to redeem their shares up to two business days prior to the vote on the Azteca Merger proposal.

        Azteca stockholders, together with any of their affiliates or any other person with whom they are acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from redeeming their shares with respect to more than an aggregate of 15% of the shares sold in Azteca's initial public offering. Azteca may enter into privately negotiated transactions to purchase

Public Shares from stockholders prior to consummation of the Transaction with proceeds to be released from the Trust Account immediately following consummation of the Transaction.

Interests of Azteca Officers and Directors in the Transaction

        Azteca's directors and executive officers may have direct and indirect interests in the Transaction that are different from, or in addition to or in conflict with, yours. These interests include the continued employment of certain executive officers of Azteca by Hemisphere, the continued service of certain directors of Azteca as directors of Hemisphere, and the indemnification of former Azteca directors and officers by Hemisphere and the surviving entities.

        In addition, certain of Azteca's executive officers and directors have financial interests in the Transaction that are different from, or in addition to, the interests of Azteca's stockholders, other than the Azteca Initial Stockholders. These interests are:

  •
  Azteca's amended and restated certificate of incorporation provides that if a definitive agreement to consummate a business combination has been executed but no business combination is consummated by April 6, 2013, Azteca is required to begin the dissolution process provided for in Azteca's amended and restated certificate of incorporation. In the event of a dissolution, the 2,500,000 shares of Azteca common stock that Azteca's founders purchased prior to Azteca's initial public offering for an aggregate purchase price of approximately $25,000 would become worthless, as the Azteca founders have waived any right to receive liquidation distributions with respect to these shares. Such shares had an aggregate market value of approximately $25.5 million, based upon the closing price of $10.20 of the Azteca common stock on the OTCBB on March 8, 2013, the trading day immediately prior to the record date.

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  all of the 4,666,667 Sponsor Warrants purchased by Azteca's Sponsor would expire and become worthless. Such warrants had an aggregate value of approximately $5.4 million, based on the closing price of the Azteca warrants of $1.15 on the OTCBB on March 8, 2013, the trading day immediately prior to the record date.

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  Azteca will purchase from the Current Sponsor Warrantholders, 2,333,334 Amended Azteca Warrants (i.e. warrants to purchase 1,166,667 shares of Hemisphere Class A common stock) for a purchase price per warrant equal to $0.50 immediately prior to the consummation of the Transaction.

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  the Azteca Initial Stockholders will contribute a total of 250,000 shares of Azteca common stock to Azteca for no consideration immediately prior to the closing of the Transaction, and such shares will be cancelled.

  •
  in addition to the 735,294 shares subject to forfeiture pursuant to the Securities Purchase Agreement, the Azteca Initial Stockholders will agree to subject an additional 250,000 shares of Hemisphere Class A common stock to certain forfeiture provisions if the market price of shares of Hemisphere Class A common stock does not reach certain levels.

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  Azteca expects that Messrs. Gabriel Brener and John Engelman will be members of Hemisphere's board of directors following the consummation of the Transaction.

        Mr. Gabriel Brener, who controls Azteca's Sponsor and is a member of Azteca's board of directors, has agreed that, if Azteca dissolves prior to the consummation of a business combination, he will personally indemnify Azteca for any and all loss, liability, claim, damage and expense which it may become subject to as a result of a claim by any vendor, prospective target business or other entity that has not signed a waiver of claims against Azteca's Trust Account and is owed money by Azteca for services rendered or products sold to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds held in Azteca's Trust Account. In addition, on February 1, 2013, Azteca's Sponsor loaned Azteca $250,000 to fund working capital pursuant to a non-interest bearing unsecured promissory note that is payable by Azteca or Hemisphere at or prior to the consummation of the Transaction.

        The members of the Azteca Board were aware of and considered the interests summarized above, among other matters, in evaluating and negotiating the Merger Agreement and the transactions contemplated thereby and in recommending to Azteca stockholders, that the Merger Agreement be approved and adopted. You should be aware of these interests when you consider the Azteca Board's recommendation that you vote in favor of the approval and adoption of the Merger Agreement and the consummation of the transactions contemplated thereby.

Interests of WAPA and Cinelatino Officers and Directors in the Transaction

        No director, executive officer, or any such person's affiliate holds a votable interest in either of WAPA or Cinelatino respectively. WAPA is a wholly-owned subsidiary of the WAPA Member, which has approved WAPA's entry into the Merger Agreement and consummation of the Transaction. Cinelatino's board of directors and shareholders have each unanimously approved the Merger Agreement and the consummation of the Transaction.

        The WAPA/Cinelatino Investors have agreed to subject a total of 3,000,000 shares of Hemisphere Class B common stock to certain forfeiture provisions if the market price of shares of Hemisphere Class A common stock does not reach certain levels.

Accounting Treatment of the Transaction

        The Transaction will be accounted for by applying the acquisition method, which requires the determination of the accounting acquirer, the acquisition date, the fair value of the purchase consideration to be transferred, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. ASC Topic 805-10, "Business Combinations—Overall" ("ASC 805-10") provides that in identifying the acquiring entity in a business combination effected primarily through an exchange of equity interests, the acquirer is usually the entity that issues equity interests but all pertinent facts and circumstances must be considered in determining the acquirer. Other pertinent facts and circumstances to consider include the relative voting rights of the shareholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity interests in the Transaction, including payment of any premium. Although Hemisphere issued the equity interests in the Transaction, since it is a new entity formed solely to issue these equity interests to effect the Transaction it would not be considered the acquirer and one of the combining entities that existed before the transaction must be identified as the acquirer. Based on the following, WAPA is the accounting acquirer:

  (i)
  WAPA shareholders will obtain approximately 45.2% of the post-Transaction common shares of stock and 59.7% of the voting rights in the combined entities;

  (ii)
  WAPA, through its parent Company, InterMedia, will have the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, as they will represent five of the nine directors on the combined entity board of directors, including the Chief Executive Officer; and

  (iii)
  WAPA's revenues represent approximately 75.1% of the total revenues of the combined entities.

        As WAPA is the accounting acquirer (and legal acquiree), the Transaction is considered to be a reverse acquisition. Since WAPA issued no consideration in the Transaction, unless the fair value of accounting acquirees' equity interests are more reliably measurable, the fair value of the consideration transferred by WAPA would be based on the number of shares WAPA would have had to issue to give owners of the other entities in the transaction the same percentage ownership in the combined entities that results from the Transaction. In this situation, since Azteca's shares are publicly traded and they are one of the combining entities in this Transaction, the fair value of those shares are considered to be more reliably measurable than the fair value of WAPA's shares and therefore were used to determine the fair value of the consideration transferred for the acquisition of Cinelatino, which is the other operating entity involved in this Transaction. The difference between the fair value of the consideration transferred and the fair value of Cinelatino's identifiable assets and liabilities at the acquisition date will be recorded as goodwill.

Listing of Hemisphere Class A common stock

        Hemisphere, Azteca, Cinelatino, and WAPA have agreed to use their reasonable best efforts to cause the shares of Hemisphere Class A common stock to be issued in connection with the Transaction to be listed on NASDAQ. Additionally, the listing of the Hemisphere Class A common stock issuable under the Merger Agreement and those shares of Hemisphere Class A common stock required to be reserved for issuance in connection with the Transaction on NASDAQ is a condition of the consummation of the Transaction, provided that the foregoing condition shall be deemed to be satisfied if the sole reason Hemisphere Class A Common Stock has not been authorized for listing on NASDAQ shall be the failure of Hemisphere to have at least the minimum number of "Round Lot Holders" (as defined in Rule 5005(a)(37) of the NASDAQ Listing Rules) required for such a listing.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        Subject to the qualifications, assumptions and limitations in the opinion attached as Exhibit 8.1, the statements of law and legal conclusions set forth below (unless otherwise noted in the following discussion), represent the opinion of Greenberg Traurig, LLP. As set forth below and in the attached opinion, Greenberg Traurig, LLP is unable to give an unqualified opinion on the tax consequences of the receipt of Hemisphere Class A common stock in the Transaction and the Warrant Amendment. In addition, Greenberg Traurig, LLP has not opined on the tax consequences of the deemed exchange of Amended Azteca Warrants for warrants to purchase Hemisphere Class A common stock.

        The following is a discussion of the material U.S. federal income tax consequences of the Transaction and Warrant Amendment applicable to U.S. holders of Azteca common stock and U.S. holders of Public Warrants. This discussion is based upon the Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income taxation (such as estate or gift tax laws or the recently implemented Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

        This discussion is limited to U.S. holders (as defined below) that hold their shares of Azteca common stock and Public Warrants as capital assets for U.S. federal income tax purposes. This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or warrantholder or to stockholders or warrantholders that are subject to special treatment under U.S. federal income tax laws, such as:

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  stockholders that are not U.S. holders;

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  financial institutions;

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  insurance companies;

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  tax-exempt organizations;

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  dealers in securities or currencies;

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  persons whose functional currency is not the U.S. dollar;

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  traders in securities that elect to use a mark to market method of accounting;

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  persons who own more than 5% of the outstanding stock or Public Warrants of Azteca;

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  persons that hold Azteca common stock as part of a straddle, hedge, constructive sale or conversion transaction;

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  U.S. holders who acquired their shares of Azteca common stock or warrants through the exercise of an employee stock option or otherwise in connection with the performance of services; and

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  Azteca's Sponsor, the Sponsor Investors (as defined below) and their affiliates.

        As used herein, the term "U.S. holder" means any beneficial owner of Azteca common stock or Public Warrants that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust, or (v) an eligible trust that elects to be taxed as a U.S. person under applicable Treasury Regulations.

        If a partnership (including for this purpose any entity so characterized for U.S. federal income tax purposes) holds Azteca common stock or Public Warrants, the tax treatment of such partnership and a person treated as a partner of such partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding Azteca common stock or Public Warrants and persons that are treated as partners of such partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences of the Transaction and the Warrant Amendment.

        It is a condition to Azteca's obligation to complete the Transaction that Hemisphere receives an opinion of its counsel, Greenberg Traurig, LLP, to the effect that the Azteca Merger, the WAPA Merger and the Cinelatino Merger, taken together, will qualify as an exchange described in Section 351(a) of the Code. It is a condition of WAPA's and Cinelatino's obligations to complete the WAPA Merger and Cinelatino Merger that WAPA and Cinelatino receive a written opinion of their counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, to the effect that the Azteca Merger, the WAPA Merger and the Cinelatino Merger, taken together, will qualify as an exchange described in Section 351(a) of the Code. In rendering the opinions, counsel for Azteca, WAPA and Cinelatino, respectively, may require and rely upon representations contained in letters and certificates to be received from these companies. If the letters or certificates are incorrect, the conclusions reached in the tax opinions could be jeopardized. In addition, the opinions will be subject to certain qualifications and limitations as set forth in the opinions.

        None of the tax opinions given in connection with the Transaction will be binding on the IRS. Azteca does not intend to request any ruling from the IRS as to the U.S. federal income tax consequences of the Transaction. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the representations or assumptions upon which those opinions are based is inconsistent with the actual facts, the U.S. federal income tax consequences of the Transaction could be adversely affected.

        This summary does not address the U.S. federal income tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Transaction or the Warrant Amendment (whether or not any such transactions are undertaken in connection with the Transaction or the Warrant Amendment).

THE FOLLOWING IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. U.S. HOLDERS OF AZTECA COMMON STOCK AND PUBLIC WARRANTS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTION AND WARRANT AMENDMENT, AND CONSIDERATIONS RELATING TO THE OWNERSHIP AND POSSIBLE DISPOSITION OF HEMISPHERE CLASS A COMMON STOCK AND WARRANTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

HOLDERS OF AZTECA COMMON STOCK AND PUBLIC WARRANTS THAT ARE NOT U.S. HOLDERS ARE ADVISED TO CONSULT THEIR TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTION AND WARRANT AMENDMENT, AND CONSIDERATIONS RELATING TO THE OWNERSHIP AND POSSIBLE DISPOSITION OF HEMISPHERE CLASS A COMMON STOCK AND WARRANTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

Material U.S. Federal Income Tax Consequences of the Transaction to Azteca Stockholders

        The Azteca Merger, the WAPA Merger and the Cinelatino Merger, taken together, will qualify as an exchange described in Section 351 of the Code. Subject to the discussion below, a U.S. holder of Azteca common stock will not recognize gain or loss upon the exchange of Azteca common stock for

Hemisphere Class A common stock, the aggregate tax basis of the Hemisphere Class A common stock the U.S. holder of Azteca common stock receives will be equal to the aggregate tax basis of the Azteca common stock exchanged therefor, and the holding period of the Hemisphere Class A common stock will include the U.S. holder's holding period of the Azteca common stock surrendered in exchange therefor.

        Notwithstanding the foregoing, there is a risk that a U.S. holder of Azteca common stock will be taxed on a portion of the Hemisphere Class A common stock received in the Azteca Merger at ordinary income rates to the extent the stockholder is deemed to receive Hemisphere Class A common stock other than as consideration for the stockholder's Azteca common stock surrendered in the Azteca Merger. In this regard, in Revenue Ruling 73-233, the IRS ruled that certain stockholders of an acquired company realized ordinary income upon the receipt of merger consideration in excess of their pro rata share of the aggregate consideration paid by the acquiring corporation in a circumstance where the excess consideration was paid to such stockholders to induce them to vote for the Transaction. As a result of the cancellation of common stock held by the Azteca Initial Stockholders, the Azteca Initial Stockholders may be deemed to be forgoing a portion of the consideration to which they might otherwise be entitled and paying that amount to the public holders of Azteca common stock in order to secure favorable public stockholder acceptance of the Azteca Merger. Based on the terms of the Merger Agreement, under this theory, a relatively small portion of the shares of the Hemisphere Class A common stock could be treated as having been received by the public shareholders of Azteca common stock from the Azteca Initial Stockholders. Hemisphere and Azteca intend to treat the entire amount of Hemisphere Class A common stock received by the holders of Azteca common stock as consideration for their Azteca common stock surrendered in the Azteca Merger, giving rise to the income tax consequences described in the preceding paragraph. However, due to the lack of definitive authority and uncertain scope of Revenue Ruling 73-233, Greenberg Traurig, LLP, has not rendered an opinion regarding the issue described in this paragraph. U.S. holders of Azteca common stock are urged to consult with their tax advisers regarding this matter.

Redemption of Azteca Common Stock

        In the event that a U.S. holder of Azteca common stock exercises such holder's right to have such holder's common stock redeemed pursuant to the redemption provisions described in this registration statement, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of such common stock or whether the U.S. holder will be treated as receiving a corporate distribution. Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of Azteca common stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants) relative to all of shares of Azteca common stock both before and after the redemption. The redemption of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption is "substantially disproportionate" with respect to the U.S. holder, results in a "complete termination" of the U.S. holder's interest in Azteca or is "not essentially equivalent to a dividend" with respect to the U.S. holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of Azteca common stock that are constructively owned by such U.S. holder. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which generally would include common stock that could be acquired pursuant to the exercise of the Public Warrants. In order to meet the substantially disproportionate test, the percentage of Azteca's outstanding voting stock actually and constructively owned by the U.S.

holder immediately following the redemption of common stock must, among other requirements, be less than 80 percent of the percentage of Azteca's outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder's interest if either all the shares of Azteca common stock actually and constructively owned by the U.S. holder are redeemed or all the shares of Azteca common stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The redemption of the common stock will not be essentially equivalent to a dividend if a U.S. holder's redemption results in a "meaningful reduction" of the U.S. holder's proportionate interest in Azteca. Whether the redemption will result in a meaningful reduction in a U.S. holder's proportionate interest in Azteca will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

        If the redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the U.S. holder generally will be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of Azteca common stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A stockholder's tax basis in such holder's shares of Azteca common stock generally will equal the cost of such shares. A stockholder that purchased Azteca units would have been required to allocate the cost between the shares of common stock and the Public Warrants comprising the units based on their relative fair market values at the time of the purchase.

        If the redemption does not qualify as a sale of common stock under Section 302 of the Code, then the U.S. holder will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder's adjusted tax basis in such U.S. holder's Azteca common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock. Special rules apply to dividends received by U.S. holders that are taxable corporations. After the application of the foregoing rules, any remaining tax basis of the U.S. holder in the redeemed common stock will be added to the U.S. holder's adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder's adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Material U.S. Federal Income Tax Consequences of Warrant Amendment and Transaction to U.S. Holders of Public Warrants

        The Warrant Amendment will reduce the number of shares of Azteca common stock issuable upon exercise of the Public Warrants by half, and each holder of Public Warrants will receive, for each such Azteca Warrant (in exchange for the reduction of shares for which such Public Warrants are exercisable), the Cash Amount. While there are no legal authorities which are directly on point and accordingly, counsel is unable to render an unqualified "will" opinion, the Warrant Amendment should be treated as if each holder of Public Warrants sold one-half of its Public Warrants. Accordingly, in the opinion of Greenberg Traurig, LLP, a U.S. holder of Public Warrants should recognize capital gain or loss with respect to the Warrant Amendment, and the amount of such capital gain or loss should be equal to the difference between the amount of cash received and one-half of the U.S. holder's adjusted tax basis in the Public Warrants. Although unlikely, it is also possible that the Warrant Amendment would be treated as a taxable exchange of all of a Public Warrantholder's Public Warrants for Amended Azteca Warrants, and in such instance, a Public Warrantholder would recognize capital gain or loss with respect to the Warrant Amendment equal to the difference between the amount of cash received plus the fair market value of the Amended Azteca Warrants and the U.S. holder's adjusted tax basis in its Public Warrants. For purposes of determining the adjusted tax basis in the Public Warrants, a Public Warrantholder that purchased Azteca units would have been required to allocate the cost between the shares of common stock and the Public Warrants comprising the units based on their relative fair market values at the time of the purchase.

        As part of the Transaction, all of the Amended Azteca Warrants outstanding immediately prior to the consummation of the Transaction will be exchanged for an equal number of warrants to purchase Hemisphere Class A common stock. A U.S. holder whose Amended Azteca Warrants are converted into warrants to purchase Hemisphere Class A common stock will be treated as if they had exchanged their Amended Azteca Warrants for warrants to purchase Hemisphere Class A common stock. If the merger of Azteca Merger Sub with and into Azteca were to qualify as a reorganization under Section 368(a), a U.S. holder would not recognize gain or loss in connection with its exchange of Amended Azteca Warrants for warrants to purchase Hemisphere Class A common stock, and such U.S. holder's adjusted tax basis and holding period in the warrants to purchase Hemisphere Class A common stock received would be the same as such U.S. holder's adjusted tax basis and holding period in the Amended Azteca Warrants exchanged or deemed exchanged in connection with the Warrant Amendment. If, however, the merger of Azteca Merger Sub with and into Azteca does not qualify as a reorganization under Section 368(a), a U.S. holder of Amended Azteca Warrants generally would recognize capital gain or loss equal to the excess of the fair market value of the warrants to purchase Hemisphere Class A common stock received over such U.S. Holder's tax basis in the Amended Azteca Warrants surrendered. The merger of Azteca Merger Sub with and into Azteca in exchange for Hemisphere Class A common stock takes the form of a reverse triangular merger, which subject to certain requirements, may qualify as a reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(E). However, to qualify as reorganization, the acquiring corporation must either continue the acquired corporation's historic business or use a significant portion of the acquired corporation's historic business assets in a business. Since Azteca has never been engaged in an active business, it is unclear whether this requirement can be satisfied. While it is possible that the merger of Azteca Merger Sub with and into Azteca will qualify as reorganization under Section 368(a), such qualification is not a condition of the Transaction and due to the lack of authority, Greenberg Traurig, LLP, is not rendering an opinion on this issue. A U.S. holder of Azteca Warrants should consult with its own tax advisors as to the tax consequences of the Warrant Amendment and the Transaction.

        For a discussion of the federal income tax consequences of the possible cashless exercise of Hemisphere warrants, see page 150.

Information Reporting Requirements and Backup Withholding

        U.S. holders generally are subject to information reporting requirements and back-up withholding (currently at a rate of 28%) with respect to payments of dividends on, and gross proceeds from the disposition of, the Azteca common stock and Public Warrants, unless the U.S. holder is an exempt recipient or, in the case of back-up withholding, the U.S. holder provides an IRS Form W-9 or otherwise establishes an exemption from back-up withholding. Back-up withholding is not an additional tax. The amount of any back-up withholding may be allowed as a credit against a holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

THIS SECTION IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR U.S. HOLDER OF AZTECA COMMON STOCK OR PUBLIC WARRANTS. U.S. HOLDERS OF AZTECA COMMON STOCK OR PUBLIC WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE DESCRIBED TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

 THE AGREEMENTS

        The following summary describes certain material provisions of the Merger Agreement entered into in connection with the Transaction. This summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this proxy statement/prospectus as Annex A, and is incorporated by reference into this proxy statement/prospectus. We encourage you to carefully read the Merger Agreement in its entirety for a more complete understanding of the Transaction. The Merger Agreement is included to provide investors and security holders with information regarding the terms of the Merger Agreement. In particular, the assertions embodied in representations and warranties by WAPA, Cinelatino and Azteca contained in the Merger Agreement are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also qualified, modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. WAPA, Cinelatino and Azteca do not believe that these schedules contain information that is material to an investment decision.

Description of the Merger Agreement

Structure of the Mergers

        The Merger Agreement provides for three mergers: (i) Azteca Merger Sub will merge with and into Azteca, whereupon the separate existence of Azteca Merger Sub will cease and Azteca will be the surviving corporation; (ii) WAPA Merger Sub will merge with and into WAPA, whereupon the separate existence of WAPA Merger Sub will cease and WAPA will be the surviving limited liability company; and (iii) Cine Merger Sub will merge with and into Cinelatino, whereupon the separate existence of Cine Merger Sub will cease and Cinelatino will be the surviving corporation. Upon consummation of such mergers, each of WAPA, Cinelatino and Azteca will become indirect wholly-owned subsidiaries of Hemisphere.

Closing and Effective Time of the Mergers

        The Azteca Merger is to become effective as soon as practicable by the filing of a certificate of merger, certified by the Secretary of Azteca in accordance with the DGCL (the "Azteca Merger Filing"), with the Delaware Secretary of State and making all other filings or recordings required by the DGCL in connection with the Azteca Merger. Concurrently with the Azteca Merger Filing and the Cine Merger Filing, as defined below, the WAPA Merger is to become effective by filing a certificate of merger, certified by the Secretary of WAPA in accordance with the Delaware Limited Liability Company Act (the "WAPA Merger Filing"), with the Delaware Secretary of State and making all other filings or recordings required by the Delaware Limited Liability Company Act in connection with the WAPA Merger. Concurrently with the Azteca Merger Filing and the WAPA Merger Filing, the Cine merger is to become effective by the filing of a certificate of merger, certified by the Secretary of Cinelatino in accordance with the DGCL (the "Cine Merger Filing"), with the Delaware Secretary of State and making all other filings or recordings required by the DGCL in connection with the Cine merger. The parties will hold a closing to verify that all closing conditions have been satisfied or waived immediately prior to the filing of the certificates of merger.

Merger Consideration

        Each of the shares of Azteca common stock issued and outstanding immediately prior to the effective time (other than any shares canceled pursuant to the Merger Agreement, redeemed shares, or dissenting shares), will be automatically converted into one validly issued, fully paid, and non-assessable share of Hemisphere Class A common stock.

        If you are a holder of shares of Azteca common stock that have been converted into the right to receive the Azteca Merger consideration, upon surrender of an Azteca certificate, together with the appropriate transmittal materials, you will be entitled to receive the number of shares of Hemisphere Class A common stock representing, in the aggregate, the whole number of shares of Hemisphere Class A common stock that you have the right to receive.

        Each share of Azteca Merger Sub common stock held by Holdco immediately prior to the effective time will be canceled and converted into one validly issued, fully paid, and non-assessable share of Azteca common stock.

        The WAPA units issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive (i) an aggregate of 20,432,462 shares of Hemisphere Class B common stock and (ii) a cash payment.

        Each equity interest of WAPA Merger Sub issued and outstanding immediately prior to the effective time will be canceled and converted into one validly issued, fully paid, and non-assessable equity interest WAPA.

        The shares of Cinelatino common stock issued and outstanding prior to the effective time of the merger will be automatically converted into the right to receive (i) an aggregate of 12,567,538 shares of Hemisphere Class B common stock and (ii) a cash payment.

        Each share of common stock of Cine Merger Sub issued and outstanding immediately prior to the effective time will be cancelled and converted into one validly issued, fully paid, and non-assessable share of common stock of Cinelatino.

        At the effective time, all of the Amended Azteca Warrants outstanding immediately prior to the consummation of the Transaction will be automatically converted into an equal number of warrants issued by Hemisphere (i.e. warrants to purchase 7,333,334 shares of Hemisphere Class A Common Stock) on the same terms as were in effect with respect to the Amended Azteca Warrants immediately prior to the consummation of the Transaction. In addition, immediately prior to the consummation of the Transaction, Azteca will purchase from the Current Sponsor Warrantholders, 2,333,334 Amended Azteca Warrants (i.e., warrants to purchase 1,166,667 shares of Azteca common stock) for a purchase price per warrant equal to $0.50. Immediately following the consummation of the Transaction, Hemisphere will sell to the WAPA/Cinelatino Investors in a private placement transaction exempt from registration under the Act an aggregate of 2,333,334 warrants to purchase 1,166,667 shares of Hemisphere Class A common stock for a purchase price per warrant equal to $0.50, the Seller Warrants. The Seller Warrants will have the same terms as in effect with respect to the Amended Azteca Warrants held by the Sponsors immediately prior to the consummation of the Transaction.

Appraisal Rights Under Delaware Law

        Under Section 262 of the DGCL, holders of Azteca common stock will have dissenters' rights in connection with the Azteca Merger to seek appraisal of the fair value of those shares, as determined by the Delaware Court of Chancery, if the Azteca Merger is completed. In general, shares of Azteca common stock issued and outstanding immediately prior to the effective time of the Azteca Merger that are held by a holder who (i) has not voted "FOR" the adoption of the Merger Agreement, (ii) has filed a written demand of appraisal with Azteca in accordance with the requirements of Section 262 of the DGCL before the taking of the vote on the Azteca Merger at the special meeting, and (iii) has not effectively withdrawn or forfeited such dissenter's rights prior to the effective time of the Azteca Merger, will not be converted into a right to receive Azteca Merger consideration at the effective time. A person having a beneficial interest in shares of Azteca common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps set forth under Section 262 of the DGCL in a timely manner to perfect appraisal rights. If, after the effective time of the Azteca Merger, such holder fails to perfect in accordance with Section 262 of the DGCL or withdraws, forfeits or otherwise loses such holder's dissenter's rights, then (A) such shares of Azteca common stock will be treated as if they had been converted as of the effective time of the Azteca Merger into a right to receive the Azteca Merger consideration, without interest thereon, and (B) such holder will receive the Azteca Merger consideration in accordance with the terms of the Merger Agreement. To exercise dissenters' rights, holders of Azteca common stock must strictly follow the procedures prescribed by the DGCL. A stockholder who elects to exercise appraisal rights should mail or deliver such holder's written demand to Azteca at 421 N. Beverly Drive, Suite 300, Beverly Hills, California 90210, attention: Secretary. Attached as Annex C to this proxy statement/prospectus is a copy of Section 262 of the DGCL, which is reproduced in full and describes the procedures relating to the exercise of such dissenters' rights.

        Since any payments made to stockholders who validly elect to exercise appraisal rights will not be required to be made by Hemisphere until after the consummation of the Transaction, such elections will not have any impact on the closing condition that Azteca have at least $80.0 million of cash in the Trust Account (after giving effect to any redemptions by Azteca's stockholders, but before giving effect to cash payable pursuant to the Warrant Amendment, payment of the deferred underwriting fees payable to Azteca's underwriter in connection with its initial public offering and consulting fees due to certain of Azteca's consultants and advisors, transaction expenses and any cash contribution from WAPA or Cinelatino). By contrast, if holders of Public Shares elected to exercise their redemption rights with respect to more than 2,049,752 shares (representing more than 16% of the number of shares outstanding), such redemptions would impact the closing condition that Azteca have at least $80.0 million of cash in the Trust Account.

Exchange of Certificates

        As soon as reasonably practicable after the effective time of the mergers, Hemisphere shall cause the exchange agent selected by Hemisphere to mail appropriate transmittal materials to each holder of record of Azteca common stock as of the effective time for use in effecting the surrender of those certificates in exchange for Azteca Merger consideration. Risk of loss and title to the Azteca certificates will remain with the holder until proper delivery of such certificates to the exchange agent. At or prior to the effective time, Hemisphere shall deposit with the exchange agent, in trust for the benefit of the holders of shares of Azteca common stock, shares of Hemisphere Class A common stock sufficient to be issued under the Merger Agreement, payable upon due surrender of the Azteca certificates. The exchange agent, pursuant to irrevocable instructions, shall deliver the appropriate Azteca Merger consideration out of the exchange fund. The Azteca Merger consideration shall be paid as promptly as practicable after the exchange agent receives the Azteca certificate and letter of transmittal, and in any event no later than three business days following the later to occur of (i) the effective time, and (ii) the exchange agent's receipt of the Azteca certificate and letter of transmittal. The certificate or certificates so retired for cash must be duly endorsed as the exchange agent may require. No dividends or distributions with respect to shares of Hemisphere Class A common stock will be paid to the holder of any unretired Azteca certificates, until such Azteca certificates are retired. Following such surrender, the record holder of the shares of Hemisphere Class A common stock will be entitled to receive (i) at the time of such surrender, all dividends and other distributions payable in respect of any such shares of Hemisphere Class A common stock with a record date after the effective time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Hemisphere Class A common stock with a record date after the effective time, but with a payment date subsequent to such surrender.

        After the effective time of the mergers, holders of Azteca certificates representing shares of Azteca common stock outstanding immediately prior to the effective time will have no rights with respect to such shares of Azteca common stock, except as otherwise provided in the Merger Agreement or by applicable law.

        Any portion of the exchange fund that remains unclaimed by the holders of shares of Azteca common stock one year after the effective time of the Transaction will be returned to Hemisphere upon demand, and any such holder who has not exchanged its shares of Azteca common stock for the Azteca Merger consideration prior to that time will look only to Hemisphere for delivery of the Azteca Merger consideration. None of Hemisphere, WAPA, WAPA Merger Sub, Azteca, Azteca Merger Sub, Cinelatino or Cine Merger Sub will be liable to any holder of shares of Azteca common stock for any Azteca Merger consideration delivered to a public official pursuant to applicable abandoned property laws.

        Hemisphere and the exchange agent will be entitled to deduct and withhold from any consideration payable pursuant to the Merger Agreement to any person who was a holder of Azteca common stock such amounts as Hemisphere or the exchange agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of federal, state, local, or foreign tax law.

        In the event that any Azteca certificates have been lost, stolen, or destroyed, the exchange agent shall issue, upon the holder making an affidavit of that fact, cash for any dividends or distributions payable pursuant to the Merger Agreement; provided, however, that Hemisphere may require the owner of such lost, stolen, or destroyed Azteca certificates to deliver an agreement of indemnification or a bond in such reasonable sum as Hemisphere may direct, as indemnity against any claim that may be made against Hemisphere or the exchange agent.

Representations and Warranties

        The Merger Agreement contains a number of representations and warranties that each of Azteca, WAPA and Cinelatino has made to each other.

        The Merger Agreement contains representations and warranties of WAPA relating to the following:

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  organization and qualification;

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  capitalization;

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  subsidiaries;

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  authority; binding obligation;

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  no defaults or conflicts;

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  no governmental authorization required;

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  financial statements; information supplied;

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  intellectual property;

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  compliance with the laws;

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  contracts;

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  litigation;

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  taxes;

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  permits; FCC authorizations;

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  employee benefit plans;

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  labor relations;

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  environmental compliance;

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  insurance;

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  real property;

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  affiliate transactions;

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  absence of certain changes or events;

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  brokers; and

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  exclusivity of representations.

        The Merger Agreement contains representations and warranties of Cinelatino relating to the following:

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  organization and qualification; formation of Hemisphere, Holdco and merger subsidiaries;

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  capitalization;

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  subsidiaries;

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  authority;

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  binding obligation;

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  no defaults or conflicts;

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  no governmental authorization required;

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  financial statements;

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  information supplied;

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  intellectual property;

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  compliance with the laws;

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  contracts;

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  litigation;

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  taxes;

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  permits;

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  employee benefit plans;

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  labor relations;

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  environmental compliance;

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  insurance ;

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  real property;

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  affiliate transactions;

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  absence of certain changes or events;

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  brokers; and

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  exclusivity of representations.

        The Merger Agreement contains representations and warranties of Azteca relating to the following:

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  organization, standing, and organizational power; charter documents;

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  capitalization; post closing capitalization;

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  authority; binding obligation;

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  no defaults or conflicts;

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  no governmental authorization required;

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  SEC documents; financial statements;

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  information supplied;

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  internal controls;

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  compliance with the laws;

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  permits;

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  contracts;

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  tax matters;

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  litigation;

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  no undisclosed liabilities;

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  interested party transactions;

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  absence of certain changes or events;

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  business activities;

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  Trust Agreement;

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  Trust Account;

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  accredited investor status;

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  Investment Company Act of 1940;

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  brokers and advisors; and

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  exclusivity of representations.

Conduct of Business Pending Consummation of the Transaction

        Under the Merger Agreement, Azteca has agreed, except as expressly contemplated by other provisions of the Merger Agreement, or unless WAPA and Cinelatino otherwise consent in writing to:

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  use its reasonable best efforts to conduct its business in the ordinary course in a manner consistent with past practice in all material respects; and

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  prepare, in the ordinary course of business consistent with past practice, and timely file all tax returns required to be filed by it on or before the closing date and fully and timely pay all taxes due in respect of such tax returns that are so filed.

        In addition, Azteca and each of its subsidiaries has agreed not to take certain actions, except as expressly contemplated by other provisions of the Merger Agreement, as required by any law, or unless WAPA and Cinelatino otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed). Such actions include:

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  amending, changing, or failing to comply with the organizational documents of Azteca or any of Azteca's subsidiaries;

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  making or authorizing any changes in its authorized or issued capital stock or other equity interests, or directly or indirectly acquiring, redeeming, issuing, delivering, encumbering, pledging, selling, encumbering, or otherwise disposing of any of its capital stock or other equity interests or securities convertible into, or exercisable or exchangeable for, any of its capital stock or other equity interests;

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  reclassifying, combining, or splitting any of its capital stock or other equity interests, or issuing any other security in respect, lieu, or substitution for shares of its capital stock;

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  declaring, setting aside, making, or paying any dividend or other distribution or return of capital with respect to any of Azteca's capital stock;

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  materially modifying or amending, terminating, waiving, releasing, or assigning any material rights or claims under any contract, or entering into any other contract, agreement, or similar arrangement, except in the ordinary course of business;

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  entering into any agreement with respect to the voting of Azteca's capital stock;

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  issuing, incurring, assuming, or guaranteeing any indebtedness, issuing or selling any debt securities, or guaranteeing any debt securities of any other entity;

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  acquiring (by merger, acquisition of stock or assets, or other means) any entity, all or substantially all of the assets of any entity, business or business unit, merging or consolidating with any entity, or forming any joint venture;

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  adopting a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization, or entering into a letter of intent or agreement in principle with respect thereto;

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  engaging in any commercial business until the consummation of the mergers;

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  granting any increase in the compensation or benefits of its directors, officers, or employees, except (i) as required under the terms of an employment agreement or similar service agreement or (ii) with respect to non-officer employees in the ordinary course of business, consistent with past practice;

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  making any loans, advances, or capital contributions to, or investments in, any individual or entity;

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  canceling, releasing, compromising, or settling any material action, or waiving or releasing any of Azteca's material rights;

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  making any material change in any method of accounting or accounting practice policy other than as required by law;

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  making or changing any material tax election;

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  changing an annual accounting period, filing any material amended tax return, entering into any material closing agreement, settling any material tax claim or assessment, surrendering any material right to claim a refund of taxes, or taking any other similar action, or omitting to take any action relating to the filing of any material tax return or the payment of any material tax;

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  contributing or removing any additional funds to or removing any funds from the Trust Account; or

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  authorizing, agreeing, or otherwise committing to take any of the foregoing actions.

        Under the Merger Agreement, each of WAPA and Cinelatino has agreed, except as expressly contemplated by other provisions of the Merger Agreement or unless Azteca otherwise consents in writing to:

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  use its reasonable best efforts to conduct its respective business in the ordinary course in a manner consistent with past practice in all material respects;

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  prepare, in the ordinary course of business consistent with past practice, and timely file all tax returns required to be filed by it on or before the closing date and fully and timely pay all taxes due in respect of such tax returns that are so filed; and

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  use its respective reasonable best efforts to preserve, in all material respects, consistent with past practices, its business organizations intact, including the material assets and properties of the business, services of its current officers and key employees, and relations with customers, suppliers, licensors, licensees, distributors, governmental authorities, and others having commercial/business dealings with WAPA or any of WAPA's subsidiaries, or Cinelatino, as applicable.

        In addition, each of WAPA and Cinelatino has agreed not to take certain actions, except as expressly contemplated by other provisions of the Merger Agreement, as required by any law, or unless Azteca otherwise consents in writing (which consent shall not be unreasonably withheld, conditioned or delayed). Such actions include:

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  amending, changing, or failing to comply with the organizational documents of WAPA or Cinelatino or their respective subsidiaries (other than amending Hemisphere's certificate of incorporation), as applicable;

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  making any changes in its authorized or issued equity interests, or acquiring, redeeming, issuing, delivering, pledging, selling, encumbering, or otherwise disposing of any of its equity interests or securities convertible into, exercisable, or exchangeable for any of its equity interests;

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  declaring, setting aside, making, or paying any dividend or other distribution or return of capital with respect to any of WAPA's or Cinelatino's equity interests;

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  reclassifying, combining, or splitting any of its equity interests or issuing other any other security in substitution for its equity interests;

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  materially modifying or amending, terminating, waiving, releasing, or assigning any material rights or claims under any WAPA material contract or Cinelatino material contract, as applicable, or entering into any other contract that, if existing on the date of the Merger Agreement, would be a WAPA material contract or Cinelatino material contract, as applicable, except in the ordinary course of business;

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  issuing, incurring, assuming, or guaranteeing any indebtedness, issuing or selling any debt securities, or guaranteeing any debt securities of any person other than (i) the incurrence of indebtedness under (a) the Loan Agreement, dated as of March 31, 2011, among WAPA and WAPA PR as borrowers, various financial institutions who are now or may become parties thereto as lenders, The Bank of Nova Scotia and RBC Capital Markets as joint lead arrangers, Banco Popular de Puerto Rico as syndication agent and The Bank of Nova Scotia as syndication agent, as amended, supplemented or otherwise modified from time to time or (b) the Amended and Restated Credit Agreement, dated as of June 17, 2011, among Cinelatino as the borrower, the other parties thereto designated as credit parties, various financial institutions who are now or may become parties thereto as lenders, General Electric Capital Corporation as agent, GE Capital Markets, Inc. as sole lead arranger and book runner and Royal Bank of Canada as syndication agent, as amended, supplemented or otherwise modified from time to time, as applicable, (ii) for extensions, renewals, or refinancings of existing indebtedness, or (iii) inter-company indebtedness;

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  entering into any new line of business or opening or closing any existing facility, plant, or office, except in the ordinary course of business;

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  acquiring any person, all or substantially all of the assets of any person, business or business unit, merging or consolidating with any person, or forming any joint venture;

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  adopting a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization, or entering into a letter of intent or agreement in principle with respect thereto;

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  selling, leasing, licensing, or otherwise disposing of or encumbering any of its properties or assets which are material, individually or in the aggregate, to the business of WAPA and its subsidiaries, taken as a whole, or Cinelatino, as applicable, except in each case in the ordinary course of business consistent with past practice;

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  making any loans, advances, or capital contributions to, or investments in, any person, except advances to employees and directors for travel and business expenses in the ordinary course of business consistent with past practices;

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  canceling, releasing, compromising, or settling any material action, or waiving or releasing any material rights of WAPA or Cinelatino, including any action that relates to the mergers, except in the ordinary course of business consistent with past practice;

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  making any material change in any method of accounting or accounting practice policy other than as required by applicable law or by a change in GAAP or similar principles in foreign jurisdictions;

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  making or changing any material tax election;

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  except as required by law or by the terms of the applicable WAPA benefit plan or Cinelatino benefit plan, as applicable, entering into, adopting, amending in any material respect, or otherwise materially modifying any WAPA benefit plan or Cinelatino benefit plan, accelerating the payment or vesting of benefits or amounts payable or to become payable under an WAPA benefit plan or Cinelatino benefit plan, as applicable, as currently in effect on the date of the Merger Agreement, failing to make any required contribution to any WAPA benefit plan or Cinelatino benefit plan, as applicable, merging or transferring any WAPA benefit plan or Cinelatino benefit plan, as applicable, or the assets or liabilities of either, changing the sponsor of any WAPA benefit plan or Cinelatino benefit plan, as applicable, or terminating or establishing any WAPA benefit plan or Cinelatino benefit plan, as applicable, in each case, other than new employment arrangements made in the ordinary course of business, consistent with past practices;

  •
  changing an annual accounting period, filing any material amended tax return, entering into any material closing agreement, settling any material tax claim or assessment, surrendering any material right to claim a refund of taxes, or taking any other similar action, or omitting to take any action relating to the filing of any material tax return or the payment of any material tax;

  •
  revaluing any assets unless required by GAAP;

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  entering into, renewing, or amending any collective bargaining agreement;

  •
  granting any increase in the compensation or benefits of its directors, officers, or employees, except (i) as required under the terms of an employment agreement or (ii) with respect to non-officer employees in the ordinary course of business, consistent with past practice; or

  •
  authorizing, agreeing, or otherwise committing to take any of the foregoing actions.

Additional Agreements

        The Merger Agreement also contains additional agreements of the parties, including the following, among others:

  •
  Azteca has agreed not to solicit, participate in any discussions regarding, or approve or recommend any competing transaction, or enter into any agreement requiring Azteca to abandon, terminate, or fail to consummate the mergers. Azteca has agreed to immediately cease and terminate all existing discussions or negotiations with any parties conducted before entry into the Merger Agreement with respect to a competing transaction.

  •
  Azteca must notify WAPA and Cinelatino orally within 24 hours, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a competing transaction is made, specifying the material terms and conditions thereof and identifying the party making such proposal or contact.

  •
  Prior to the adoption of the Merger Agreement by the holders of Azteca common stock, the Azteca Board may furnish information to, and enter into discussions with, a person who has made an unsolicited, written, bona fide proposal or offer, which the Azteca Board has determined, in good faith (after consultation with its outside counsel) that failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties and that such proposal or offer constitutes or is reasonably likely to lead to a superior proposal, provided that (a) an acceptable confidentiality agreement is executed, so long as any material non-public information provided to such person has previously been provided to WAPA and Cinelatino or is provided to WAPA and Cinelatino substantially concurrently with the time it is provided to such person and (b) within 24 hours, Azteca provides WAPA and Cinelatino with any information with respect to Azteca and any of its subsidiaries provided to such person which was not previously provided to WAPA and Cinelatino.

  •
  The Azteca Board may not withdraw or modify in a manner adverse to WAPA or Cinelatino its recommendation to its stockholders regarding the Merger Agreement and the Azteca Merger, except in the case of a superior proposal, but then only after providing written notice advising WAPA and Cinelatino that it has received a superior proposal, specifying the material terms and conditions of such superior proposal, identifying the person making such superior proposal, and indicating that the Azteca Board intends to change its recommendation. Azteca will not be entitled to exercise this right until after the 4th business day following WAPA's and Cinelatino's receipt of such written notice.

  •
  Each of Hemisphere, WAPA, Cinelatino, and Azteca must prepare and file with the SEC this proxy statement/prospectus, and Azteca must cause Hemisphere to prepare and file with the SEC an S-4 registration statement.

  •
  Azteca must, as soon as reasonably practicable, duly call, give notice of, convene, and hold the Azteca stockholders' meeting for the purpose of seeking Azteca stockholder approval and the warrantholders' meeting for the purpose of seeking warrantholders' approval.

  •
  Each of the parties makes various covenants regarding access to information and confidentiality.

  •
  Each of the parties must use reasonable best efforts to consummate the mergers, together with the Transaction.

  •
  Each of WAPA and Azteca agrees to make an appropriate filing pursuant to the Hart-Scott-Rodino Act with respect to the merger and make all other necessary filings, forms, declarations, notifications, registrations and notices with other governmental authorities.

  •
  Each of the parties must use its reasonable best efforts to cause the Hemisphere Class A common stock issuable as a result of the Transaction (including shares of Hemisphere Class A common stock reserved for future issuances) to be authorized for listing on NASDAQ.

  •
  Azteca must promptly notify WAPA and Cinelatino, and each of WAPA and Cinelatino must promptly notify Azteca of any change or event that would have or would reasonably be expected to have, individually or in the aggregate, an Azteca material adverse effect, a WAPA material adverse effect (alternatively referred to as an IM material adverse effect), or a Cinelatino material adverse effect, respectively, (as those terms or their equivalents are used in the Merger Agreement) or which would be reasonably likely to result in the failure of any of the conditions to the obligations of the other party set forth in the Merger Agreement to be satisfied.

  •
  Under the terms of the Merger Agreement, the parties have agreed that all rights of indemnification to Azteca's, WAPA's and Cinelatino's current and former directors, officers, managers and members, and any person who assumes such position prior to the effective date, provided by Azteca, WAPA or Cinelatino, as applicable, in their respective organizational documents or indemnification contracts will survive the mergers and continue in full force and effect and will be assumed and performed by Hemisphere and the surviving entities after consummation of the mergers. In addition, the Merger Agreement requires that Hemisphere maintain either (i) "tail" insurance policies purchased by Azteca, WAPA and Cinelatino with a claims period of no more than six years from the effective time of the mergers with respect to directors' and officers' liability insurance and fiduciary liability insurance with benefits and levels no less favorable than Azteca's, WAPA's and Cinelatino's existing policies, or (ii) maintain Azteca's, WAPA's and Cinelatino's current directors' and officers' liability insurance policies for a period of six years from the effective time of the mergers or obtain substitute policies, in each case that provides coverage for events occurring on or before the effective time of mergers. The terms of the insurance policies will be no less favorable than Azteca's, WAPA's and Cinelatino's respective existing policies, unless the annual premiums of the policies would exceed 200% of the current policies' premiums as of the date of the Merger Agreement, in which case the coverage will be the greatest amount of coverage available for a premium amount not exceeding 200% of such current premiums.

  •
  The parties will cooperate to prepare such applications as may be commercially reasonable and necessary for submission to the FCC to obtain FCC approval of the transfer of control and will promptly file (no later than 15 business days after the Merger Agreement is executed) such FCC application with the FCC.

  •
  Azteca must make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the trust agreement and (i) all amounts payable to Azteca stockholders who have validly tendered and not withdrawn their shares, (ii) all amounts payable to holders of sponsor warrants and stockholder warrants, (iii) the out-of-pocket expenses to the third parties to which they are owed, and (iv) the remaining monies in the Trust Account to Azteca.

Conditions to the Closing of the Transaction

        The obligations of the parties to consummate the Transaction are subject to the satisfaction or waiver (to the extent permitted) at or prior to the closing of several conditions, including:

  •
  the affirmative vote of a majority of the outstanding shares of Azteca common stock entitled to vote thereon at a duly convened and held stockholders' meeting in favor of the adoption of the Merger Agreement and the affirmative vote of holders of at least 65% of the stockholder warrants at a duly convened and held warrantholders' meeting in favor of the approval of the Warrant Amendment must have been obtained;

  •
  all filings with, and all consents, approvals, and authorizations of any governmental authority required to be made or obtained by Azteca, Hemisphere, WAPA, Cinelatino, or any of their subsidiaries must have been made or obtained;

  •
  there must be no judicial or governmental order that would prohibit the consummation of the mergers or make the mergers illegal;

  •
  the registration statement must be effective under the Securities Act, a stop order suspending its effectiveness must not have been issued, and proceedings for that purpose must not have been initiated or threatened by the SEC;

  •
  the waiting periods applicable to Azteca, WAPA, Cinelatino, Hemisphere, or any of their respective affiliates in connection with the mergers under the HSR Act must have been terminated or have expired;

  •
  the FCC approval must have been granted without any conditions which would have a material adverse effect on the parties on a combined basis after the Transaction is completed;

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  Azteca must have had at least an aggregate of $80,000,000 of cash held in the Trust Account, after giving effect to any redemptions by Azteca stockholders, but before giving effect to: (i) the cash payable pursuant to the Warrant Amendment; (ii) payment of an aggregate amount not to exceed $3.75 million representing deferred underwriting fees payable to Azteca's underwriter in connection with its initial public offering and consulting fees due to certain of Azteca's consultants and advisors; and (iii) costs and expenses associated with the mergers; and

  •
  the Warrant Amendment must be effective without its terms breached by any of the parties thereto.

        In addition, the obligation of each of WAPA and Cinelatino to consummate the Transaction is subject to the satisfaction or waiver (to the extent permitted) of several other conditions, including:

  •
  each of the representations and warranties of Azteca set forth in the Merger Agreement must, as of the effective time be true and correct, except as would not have an Azteca material adverse effect;

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  Azteca must have materially performed or complied with all obligations required by it under the Merger Agreement;

  •
  an Azteca material adverse effect must not have occurred;

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  Azteca must have provided an officers' certificate to each of WAPA and Cinelatino as to the satisfaction of certain conditions;

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  Azteca must have delivered to each of WAPA and Cinelatino a certificate that interests in Azteca are not U.S. real property interests within the meaning of Section 897(c) of the Code, which certificate must have been provided pursuant to Treasury Regulation Section 1.1445-2(c)(3) and must conform to Treasury Regulation Section 1.897-2(h);

  •
  each of WAPA and Cinelatino must have received an opinion as to certain tax matters from Paul, Weiss, Rifkind, Wharton & Garrison LLP;

  •
  each of Azteca, Hemisphere, the Azteca stockholders party to the equity restructuring and warrant purchase agreement must have materially performed or complied with all obligations required thereunder; and

  •
  the Hemisphere Class A common stock issuable under the Merger Agreement and those shares of Hemisphere Class A common stock required to be reserved for issuance in connection with the Transaction, shall have been approved for listing on NASDAQ, provided that the foregoing condition shall be deemed to be satisfied if the sole reason Hemisphere Class A Common Stock has not been authorized for listing on NASDAQ shall be the failure of Hemisphere to have at least the minimum number of "Round Lot Holders" (as defined in Rule 5005(a)(37) of the NASDAQ Listing Rules) required for such a listing.

        In addition, the obligation of Azteca to consummate the Transaction is subject to the satisfaction or waiver (to the extent permitted) of several other conditions, including:

  •
  each of the representations and warranties of WAPA and Cinelatino set forth in the Merger Agreement must remain true and correct, except as would not have a WAPA material adverse effect or Cinelatino material adverse effect;

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  each of WAPA and Cinelatino must have materially performed or complied with all obligations required by it under the Merger Agreement;

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  a WAPA material adverse effect or Cinelatino material adverse effect must not have occurred;

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  each of WAPA and Cinelatino must have provided an officers' certificate to Azteca as to the satisfaction of certain conditions;

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  WAPA must have delivered to Azteca a certificate that 50% or more of the value of WAPA's gross assets does not consist of U.S. real property interests or that 90% or more of the value of WAPA's gross assets does not consist of U.S. real property interests plus cash or cash equivalents, which certificate must have been pursuant to Treasury Regulations Section 1.1445-11T(d)(2);

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  Cinelatino must have delivered to Azteca a certificate that interests in Cinelatino are not U.S. real property interests within the meaning of section 897(c) of the Code, which certificate must have been provided pursuant to Treasury Regulation Section 1.1445-2(c)(3) and must conform to Treasury Regulation Section 1.897-2(h);

  •
  Azteca must have received the opinion of Greenberg Traurig, LLP as to certain tax matters; and

  •
  each of the WAPA/Cinelatino Investors must have materially performed or complied with all obligations required by it under the equity restructuring and warrant purchase agreement.

Termination

        The Merger Agreement may be terminated at any time prior to the effective time, whether before or after obtaining the Azteca stockholder approval, by action taken or authorized by the board of directors of the terminating party or parties:

  •
  by mutual written consent of Azteca, Cinelatino and WAPA;

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  by any of Azteca, WAPA, or Cinelatino if: (i) the mergers have not been consummated by the close of business on April 6, 2013; (ii) a governmental authority enacts or issues an injunction, order, decree, or ruling which would make consummation of the mergers illegal or otherwise prohibiting consummation; (iii) the Azteca stockholder approval has not been obtained at the Azteca stockholders' meeting, or at any adjournment or postponement thereof, at which the vote was taken; or (iv) the warrantholders approval has not been obtained at the warrantholders meeting, or at any adjournment or postponement thereof, at which the vote was taken;

  •
  by Azteca, upon either WAPA's or Cinelatino's breach of a representation, warranty, covenant, or agreement such that the closing conditions cannot be satisfied and such breach is incapable of being cured by the effective time, or such breach is not cured within 30 days following receipt of written notice by the non-terminating party of such breach or violation;

  •
  by either WAPA or Cinelatino, upon Azteca's breach of a representation, warranty, covenant, or agreement such that the closing conditions cannot be satisfied and such breach is incapable of being cured by the effective time, or such breach is not cured within 30 days following receipt of written notice by the non-terminating party of such breach or violation;

  •
  by either WAPA or Cinelatino, if Azteca's board has failed to recommend to its stockholders that they give the Azteca stockholder approval, has failed to recommend to its holders of stockholder warrants that they give the warrantholder approval, or has effected an Azteca adverse recommendation change; or

  •
  by either WAPA or Cinelatino, if Azteca has materially breached its obligations with respect to the Azteca stockholders meeting or the warrantholders meeting in any respect adverse to WAPA or Cinelatino.

Expenses

        The Merger Agreement provides that, subject to certain exceptions, Hemisphere and its subsidiaries are responsible for all fees and expenses of WAPA, Cinelatino, Azteca, and Hemisphere if the Transaction is consummated. If the Transaction is not consummated, each party will be responsible for its own fees, costs and expenses, except that Azteca will pay one-half of the fees and expenses and WAPA and Cinelatino together will pay the other half relating to the following:

  •
  fees incurred or payable to any other person in connection with the preparation and filing with the SEC of the registration statement and the fees of the financial printer and other persons for the printing and mailing of the proxy statement/prospectus;

  •
  the HSR Notification and Report filing fee for the mergers;

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  fees incurred in connection with the preparation of the financial statements of WAPA and Cinelatino and the preparation of the pro forma financial statements for Hemisphere;

  •
  fees required by the FCC for the filing of the FCC application; and

  •
  fees incurred in connection with public relations and press.

Amendment and Waiver

        The Merger Agreement may only be amended by an instrument in writing signed by all parties.

Additional Agreements

  The Support Agreement

        Concurrently with the execution of the Merger Agreement, Azteca, Hemisphere, certain of the Azteca Initial Stockholders, the Current Sponsor Warrantholders, the Cinelatino stockholders and the WAPA Member entered into a support agreement (the "Support Agreement").

        Pursuant to the Support Agreement, (i) each of the Azteca Initial Stockholders has agreed, among other things, to vote all of their shares of Azteca common stock in favor of the Transaction proposal and the stockholder adjournment proposal and (ii) each of the Current Sponsor Warrantholders has irrevocably consented and agreed to the Warrant Amendment.

        In addition, each of IM, Cinema Aeropuerto and Azteca's Sponsor has agreed that at least one designee named by such person to be a director on the Hemisphere board of directors will qualify as "independent" under the NASDAQ rules and will be willing and able to serve on the audit committee of the Board. Further, Azteca's Sponsor has agreed that it will loan funds, without interest, to Azteca as may be necessary to fund working capital in an amount not to exceed $250,000, with such loan being repaid by Azteca or Hemisphere at or prior to the consummation of the Transaction.

        Also pursuant to the Support Agreement, each of the Azteca Initial Stockholders, the Cinelatino stockholders and the WAPA Member have agreed, among other things, that he or it shall not, directly or indirectly, sell, assign, transfer (including by operation of law), incur any lien, pledge, dispose of or otherwise encumber any shares of Azteca common stock, membership interests of WAPA or shares of Cinelatino common stock, as applicable, or otherwise agree to do any of the foregoing (other than in connection with the consummation of the Transaction).

        The Support Agreement automatically terminates upon the earliest of (a) the consummation of the Transaction and (b) the termination of the Merger Agreement in accordance with its terms.

  The Equity Restructuring and Warrant Purchase Agreement

        Concurrently with the execution of the Merger Agreement, Azteca, Hemisphere, the Azteca Initial Stockholders, the Current Sponsor Warrantholders, the Cinelatino stockholders and the WAPA Member entered into an equity restructuring and warrant purchase agreement. Pursuant to the equity restructuring and warrant purchase agreement:

  •
  The Azteca Initial Stockholders have agreed to contribute, without consideration, 250,000 Founder Shares to Azteca for no consideration immediately prior to the consummation of the Transaction.

  •
  The Azteca Initial Stockholders have further agreed that an aggregate of:

  •
  356,506 shares of Hemisphere Class A common stock will be subject to forfeiture in the event the last sale price of the Hemisphere Class A common stock does not equal or exceed $12.50 per share for any 20 trading days within at least one 30-trading day period within 36 months following the consummation of the Transaction;

  •
  378,788 shares of Hemisphere Class A common stock will be subject to forfeiture in the event the last sale price of the Hemisphere Class A common stock does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 36 months following the consummation of the Transaction;

  •
  125,000 shares of Hemisphere Class A common stock will be subject to forfeiture in the event the last sale price of the Hemisphere Class A common stock does not equal or exceed $12.50 per share for any 20 trading days within at least one 30-trading day period within 60 months following the consummation of the Transaction; and

  •
  125,000 shares of Hemisphere Class A common stock will be subject to forfeiture in the event the last sale price of the Hemisphere Class A common stock does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 60 months following the consummation of the Transaction;

    in each case, as such share amounts may be adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like. Such forfeiture provisions supersede the existing forfeiture provisions between the Azteca Initial Stockholders and Azteca contained in the Securities Purchase Agreement.

  •
  The WAPA/Cinelatino Investors have agreed that an aggregate of:

  •
  1,500,000 shares of Hemisphere Class B common stock will be subject to forfeiture in the event the last sale price of the Hemisphere Class A common stock does not equal or exceed $12.50 per share for any 20 trading days within at least one 30-trading day period within 60 months following the consummation of the Transaction; and

  •
  1,500,000 shares of Hemisphere Class B common stock will be subject to forfeiture in the event the last sale price of the Hemisphere Class A common stock does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 60 months following the consummation of the Transaction;

    in each case, as such share amounts may be adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like.

  •
  The Current Sponsor Warrantholders have agreed to sell to Azteca, immediately prior to the consummation of the Transaction, an aggregate of 2,333,334 post amendment Sponsor Warrants for a purchase price per warrant equal to $0.50.

  •
  Immediately following the consummation of the Transaction, Hemisphere will sell to the WAPA/Cinelatino Investors in a private placement transaction exempt from registration under the Act an aggregate of 2,333,334 warrants to purchase 1,166,667 shares of Hemisphere Class A common stock for a purchase price per warrant equal to $0.50. The equity restructuring and warrant purchase agreement provides that these Seller Warrants will have substantially the same terms as the Amended Azteca Warrants held by the Public Warrantholders immediately prior to the consummation of the Transaction. Notwithstanding the foregoing, the parties have agreed (pursuant to the Assignment, Assumption and Amendment of Warrant Agreement) that these Seller Warrants will have the same terms as the Amended Azteca Warrants held by the Sponsors immediately prior to the consummation of the Transaction.

        The equity restructuring and warrant purchase agreement will automatically terminate upon the termination of the Merger Agreement in accordance with its terms.

  The Lock-up Agreement

        Concurrently with the execution of the Merger Agreement, each of WAPA, Cinelatino, IM, InterMedia Cine, James M. McNamara, Cinema Aeropuerto, Azteca's Sponsor, Brener International Group, LLC, Gabriel Brener, Clive Fleissig, Juan Pablo Albán, John Engelman and Alfredo E. Ayub have entered into a lock-up agreement with Hemisphere (the "Lock-up Agreement") pursuant to which each of them have agreed, subject to certain exceptions, not to transfer or sell (i) any shares of Hemisphere Class A common stock and Hemisphere Class B common stock (including any shares of Hemisphere Class A common stock that may be received upon exercise of warrants) for a period of one year following the consummation of the Transaction and (ii) any warrants for a period of 30 days following the consummation of the Transaction. However, following 150 days after the closing of the Transaction, if the last sale price of the Hemisphere common stock reaches or exceeds (a) $11.50 for any 20 trading days within any 30-trading day period during the final seven months of the lock-up period, one-half of the shares of Hemisphere common stock that are subject to the Lock-up Agreement (other than the shares of Hemisphere Class A common stock or Hemisphere Class B common stock that are subject to forfeiture) will be released from the restrictions on transfer set forth in the Lock-up Agreement or (b) $15.00 for any 20 trading days within any 30-trading day period during the final seven months of the lock-up period, the remaining one-half of the shares of Hemisphere common stock that are subject to the Lock-up Agreement (other than the shares of Class A common stock or Hemisphere Class B common stock that are subject to forfeiture) will be released from the restrictions on transfer set forth in the Lock-up Agreement

        The Lock-up Agreement contains exceptions for (i) transfers to permitted transferees (as defined below); (ii) transfers to Hemisphere or any of its officers or directors; (iii) transfers to any other person subject to the Lock-up Agreement and its affiliates; (iv) transfers in connection with Hemisphere's consummation of a merger, share exchange or other similar transaction that results in all of Hemisphere's security holders having the right to exchange their securities for cash, securities or other property; (v) transfers pursuant to an acceptance of a general offer for the securities made to all holders of the securities on equal terms; (vi) the provision of an irrevocable undertaking to accept an offer as described in clause (v) above; (vii) transfers of any securities acquired after the consummation of the Transaction in any open-market transaction; and (viii) as may be approved in writing from time to time by the Hemisphere board of directors.

        A "Permitted Transferee" means, (i) with respect to any person subject to the Lock-up Agreement who is an individual, (x) a member of such holder's immediate family (which shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or a trust, corporation, partnership or limited liability company for the benefit of such person and/or an immediate family member, all of the beneficial interests of which shall be held by such holder and/or one or more members of such holder's immediate family, and shall include such holder's heirs, successors, administrators and executor, (y) any beneficiary pursuant to will, other testamentary document or applicable laws of decent and (z) any person receiving securities pursuant to a qualified domestic relations order, (ii) with respect to any holder that is an entity, any affiliate of such entity or any of its or its affiliate's holders of equity, and (iii) with respect to the WAPA member and InterMedia Cine, any managing director, general partner, director, limited partner, member, officer or employee of such WAPA member or InterMedia Cine, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include such WAPA member, or its affiliates, (iv) with respect to Cinema Aeropuerto, (a) any managing director, general partner, director, limited partner, member, officer or employee of Cinema Aeropuerto or (b) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include Cinema Aeropuerto, or its affiliates, (v) with respect to any Azteca initial stockholder or existing Azteca Sponsor Warrant holder that is an entity (a) any managing director, general partner, director, limited partner, member, officer or employee of such Azteca initial stockholder or existing Azteca Sponsor Warrant holder or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include such Azteca initial stockholder or existing Azteca Sponsor Warrant holder, or its affiliates, (b) by virtue of the charter documents of any Azteca initial stockholder or existing Azteca Sponsor Warrant holder that is an entity, upon dissolution of such person; and (vi) as a bona fide gift or gifts to any institution qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

        The Lock-up Agreement further provides that no party thereto may exercise any registration rights until the expiration of the lock-up period, except (i) as may be separately approved in writing by the Hemisphere board of directors in connection with any permitted transfer or (ii) to the extent that such registration statement does not become effective prior to the end of the lock-up period.

        The Lock-up Agreement supersedes any existing lock-up agreements between the Azteca Initial Stockholders and existing sponsor warrantholders and Azteca contained in the Securities Purchase Agreement and the letter agreement dated June 29, 2011.

  The Registration Rights Agreement

        In connection with the Transaction, Hemisphere and the Investors (as defined below) entered into the Registration Rights Agreement, dated as of January 22, 2013, pursuant to which, after the consummation of the Transaction, the Investors will, among other things and subject to the terms and conditions set forth therein, have certain demand and so-called "piggy back" registration rights with respect to their shares of Hemisphere Class A common stock (including shares of Class A common stock issuable upon exercise, conversion or exchange of other securities of the Company including the Class B common stock and the warrants), warrants held as of the effective time of the Transaction and any shares of Class A common stock or warrants issued in respect of the shares of Common Stock of Hemisphere issued or issuable by way of a dividend, stock or otherwise (collectively, the "Registrable Securities"). The Investors are Intermedia Partners VII, L.P., Intermedia Cine Latino, LLC (together, the "IM Investors"), Cinema Aeropuerto, James McNamara (together the "CA Investors") and Azteca Acquisition Holdings, LLC, Brener International Group, LLC, Juan Pablo Albán, Alfredo Elias Ayub, John Engleman and Clive Fleissig (together, the "Sponsor Investors").

        Under the Registration Rights Agreement, after the consummation of the Transaction, (i) IM Investors and their permitted transferees holding at least a majority of the outstanding Registrable Securities held by them (ii) CA Investors and their permitted transferees holding at least a majority of the Registrable Securities held by them and (iii) Sponsor Investors and their permitted transferees holding at least a majority of the Registrable Securities held by them may demand that Hemisphere register the offer and sale of all or a portion of their Registrable Securities under the Act so long as the anticipated aggregate offering amount of the securities to be offered to the public is (x) at least $10 million if registration is to be effected pursuant to a registration statement on Form S-1 or similar "long-form" registration (which "long-form" registration may only be requested by the IM Investors) or (ii) at least $5 million if registration is to be effected pursuant to a registration statement on Form S-3 or a similar "short form" registration. Each of the initiating holders described above shall be entitled to no more than one short-form registration every six months. The IM Investors shall be entitled no more than three long-form registrations in general.

        Upon such demand registration request, Hemisphere is obligated to file the relevant demand registration statement as promptly as reasonably practicable after the written request of the initiating holders and to use its reasonable best efforts to cause such registration statement to be declared effective within 90 days (in the case of a long-form registration) or 45 days (in the case of a short-form registration) of the date on which it receives the relevant request, and to cause such registration to remain effective for the lesser of (A) the period during which all Registrable Securities so included are sold and (B) 120 days. If so requested by the initiating holders holding a majority of Registrable Securities to be included in the relevant registration statement, or elected by Hemisphere, Hemisphere will use its reasonable best efforts to cause the offering to be made in the form of a firm commitment underwritten public offering, provided, that the anticipated aggregate offering price to the public equals or exceeds $10 million.

        If Hemisphere becomes eligible to use a shelf registration statement on Form S-3 in connection with a secondary public offering of its equity securities (other than as a result of Hemisphere becoming a "well known seasoned issuer," as discussed below), any Investor (or its permitted transferees) may request that Hemisphere register the offer and sale of Registrable Securities on Form S-3 on a delayed or continuous basis pursuant to Rule 415 promulgated under the Act, so long as the anticipated aggregate market value of such shares is at least $5 million. Following the effectiveness of a shelf registration statement, upon request of any Investor, Hemisphere is obligated to use its reasonable best efforts to cause shares included under the shelf registration to be offered in a firm commitment underwritten public offering, so long as the anticipated aggregate offering amount to the public is at least $10 million. With respect to each such shelf registration, Hemisphere shall use its reasonable best efforts to cause such shelf registration statement to be declared effective within 45 days after it receives a request therefor, and remain effective until there are no longer any shelf registrable securities. If, prior to Hemisphere becoming eligible to use a shelf registration statement on Form S-3 in connection with a secondary public offering of its equity securities, the Sponsor Investors holding at least a majority of the outstanding Registrable Securities held by the Sponsor Investors (the "Sponsor Requesting Investors"), make a written request that Hemisphere register, on Form S-1, in an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Act (an "S-1 Shelf Registration") the sale by the Sponsor Requesting Investors of Registrable Securities owned by such Sponsor Requesting Investors, Hemisphere shall (i) as promptly as reasonably practicable after such written request of the Sponsor Requesting Investors, file a registration statement on Form S-1 and (ii) use its reasonable best efforts to cause such registration statement to be declared effective within 90 days after it receives the request therefor. Hemisphere shall use its reasonable best efforts to keep such registration statement effective for 30 days following such first date of effectiveness (as such 30 day period may be extended in certain circumstances, the "Initial Registration Period"). In the event Hemisphere receives, prior to the expiration of the Initial Registration Period, a written request for the Sponsor Requesting Investors to extend such 30 day period, Hemisphere shall use its reasonable best efforts to keep such registration statement effective for an additional 30 days following the expiration of the Initial Registration Period, (as such additional 30 day period may be extended in certain circumstances). The Sponsor Requesting Investors shall be entitled to no more than one S-1 Shelf Registration. Any stock sold by the Sponsor Requesting Investors pursuant to an S-1 Shelf Registration shall not be sold pursuant to an underwritten public offering.

        If Hemisphere becomes a "well known seasoned issuer," it is obligated, as soon as reasonably practicable, to include all of the Registrable Securities entitled to registration under the Registration Rights Agreement on a single "automatic shelf registration statement," to use its reasonable best efforts to cause such automatic shelf registration statement to become effective within ten business days of becoming a well-known seasoned issuer, and to cause such automatic shelf registration statement to remain effective until there are no longer any Registrable Securities.

        If Hemisphere's board of directors determines that a demand registration or shelf registration (or the continuation of any such registration thereunder) would materially interfere with any material financing, acquisition, corporate reorganization, merger or other material transaction or would require premature disclosure of a matter that the board of directors has determined would not be in the best interests of Hemisphere to be disclosed at such time, including any registration that is requested or continuing at a time during a blackout period in accordance with Hemisphere's trading policies or such time that any initiating holder may be deemed to hold material non-public information regarding Hemisphere, due to such person's status as a director or officer or otherwise, Hemisphere may delay filing the registration statement until such intervening circumstance no longer exists, or if the registration statement has already been filed, it may withdraw the registration statement or postpone, suspend or terminate its effectiveness if determined by the board of directors to be in the best interests of Hemisphere. The Hemisphere board of directors may not, however, withdraw a registration statement demanded under the Registration Rights Agreement more than once in any 12-month period or postpone an offering for a period of greater than 120 days in any 12-month period.

        If any initiating holder demands registration (or shelf registration) under the Registration Rights Agreement, the other Investors are entitled to notice thereof and to have all or a portion of their shares of registrable securities included in the registration and offering. In addition, if Hemisphere decides to register the offer and sale of shares of its Hemisphere Class A common stock for its own account or the account of a stockholder other than the Investors (subject to certain exceptions set forth in the Registration Rights Agreement), the holders may require Hemisphere to include all or a portion of their shares of Registrable Securities in the registration, and to the extent the registration is in connection with an underwritten public offering, to have such Registrable Securities included in the offering.

        The Investors right to demand or include their shares of registrable securities in a registration is subject to the right of the underwriters to limit the number of shares included in the offering in the event such underwriter determines that registration of all or a portion of the securities which the holders have requested to be included in the offering would materially adversely affect the success of such offering.

        Hemisphere has agreed that, during the period beginning on the effective date of a demand registration statement and ending on the date that is 90 days (or 180 days in the case of an initial public offering) after the date of the final prospectus relating to the offering, it will not sell, offer for sale or otherwise transfer shares of its common stock or any securities convertible into such shares of common stock, except for transfers pursuant to such underwritten public offering. In addition, Hemisphere has agreed to use its reasonable best efforts to cause its officers, directors and holders of greater than 1% of its Registrable Securities and securities of Hemisphere that are of the same as the Registrable Securities (or any securities convertible into such shares of Registrable Securities) to enter into similar lock-up agreements that contain restrictions that are no less restrictive than the restrictions applicable to Hemisphere.

        The rights of a given Investor to demand registration with respect to such Registrable Securities shall terminate (i) when a registration statement covering such Registrable Securities has been declared effective under the Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement (ii) upon the sale of the relevant Registrable Securities pursuant to an effective registration statement or Rule 144 of the Securities Act, (iii) once such Investor (together with certain other relevant holders) owns less than 1% of the outstanding Class A common stock on a fully-diluted basis, (iv) if the Hemisphere common stock is proposed to be sold by a person not entitled to registration rights under the Registration Rights Agreement, or (v) once such Registrable Securities are no longer outstanding.

        The Registration Rights Agreement contains customary provisions allocating rights and responsibilities among the parties thereto and obligating Hemisphere and the other parties to the Registration Rights Agreement to indemnify each other against certain liabilities arising from any registration of securities thereunder. The obligations of the parties under the Registration Rights Agreement terminate upon termination of the Merger Agreement.

        The full text of the Registration Rights Agreement is filed as an exhibit to this Registration Statement on Form S-4 and incorporated into this document by reference.

  The Assignment, Assumption and Amendment of Warrant Agreement

        The Assignment, Assumption and Amendment of Warrant Agreement will be entered into by Azteca, Hemisphere and the Warrant Agent upon the consummation of the Transaction to effect the Warrant Amendment, upon its approval by the warrantholders, and to permit Azteca to assign to Hemisphere all of its right, title and interest in the Warrant Agreement and permit Hemisphere to assume all of Azteca's liabilities and obligations under the Warrant Agreement.

        The Warrant Amendment provides that, among other things, (i) each warrant to purchase Azteca common stock outstanding immediately prior to the consummation of the Transaction (including the Sponsor Warrants) will become exercisable for one-half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share and (ii) each holder of Azteca warrants (including the Sponsor Warrants) will receive, for each such warrant (in exchange for the reduction of shares for which such warrants are exercisable), $0.50 in cash. Upon consummation of the Transaction, each Amended Azteca Warrant will be converted into an equal number of Hemisphere warrants and will be exercisable for shares of Hemisphere Class A common stock on the same terms as were in effect with respect to such Amended Azteca Warrants immediately prior to the consummation of the Transaction. Pursuant to the Warrant Amendment, a warrantholder may exercise its warrants only for a whole number of shares of Hemisphere Class A common stock. Only an even number of warrants may be exercised at any given time by the registered warrantholder. For example, if a registered warrantholder holds one warrant to purchase one-half of a share of Hemisphere Class A common stock, such warrant shall not be exercisable. If a registered warrantholder holds two warrants, such warrants shall be exercisable for one share of Hemisphere Class A common stock.

        In addition, the Warrant Amendment:

  •
  Removes the obligation of Azteca to reduce the warrant price in the case of certain reclassifications or reorganizations that occur after the Transaction if more than 30% of the consideration receivable by the holders of the common stock in the applicable event is payable in the form of common stock in the successor entity that is not listed for trading on a national securities exchange or on the OTCBB, or is not to be so listed for trading immediately following such event. The purpose of this amendment is to permit the Amended Azteca Warrants to be treated as equity for reporting purposes.

  •
  Provides that the Company may elect to permit warrantholders to exercise their warrants on a cashless basis in lieu of filing a registration statement. This would permit warrantholders to exchange their registered warrants for freely tradeable shares of common stock pursuant to an exemption from registration under Section 3(a)(9) of the Act.

  •
  Amends Section 4.6 of the Warrant Agreement in order to allow for payments in lieu of fractional shares in the event of stock splits, stock dividends or similar events. In such event no fractional shares will be issued upon exercise of Azteca warrants. After giving effect to such event if a holder would be entitled to receive a fractional interest in a share, Hemisphere will, upon exercise, either round up to the nearest whole number the number of shares of Hemisphere Class A common stock to be issued to the warrantholder or pay cash in lieu of such fractional share.

POST-TRANSACTION PRO FORMA SECURITY OWNERSHIP BY CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT OF HEMISPHERE

        The following table sets forth certain information upon the consummation of the Transaction with respect to (i) each director and each named executive officer of Hemisphere; (ii) all directors and named executive officers of Hemisphere as a group; and (iii) persons (including any "group" as that term is used in Section l3(d)(3) of the Exchange Act), expected to be the beneficial owner of more than five percent of each class of common stock of Hemisphere. Shares of common stock subject to options exercisable within 60 days from the date of the anticipated closing are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

        Unless otherwise indicated, Hemisphere believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

        Hemisphere has based its calculation of the percentage of beneficial ownership as of March 8, 2013 on the following assumptions:

  •
  no redemption of shares by Azteca stockholders;

  •
  no repurchases by Azteca of Azteca common stock from the public stockholders;

  •
  12,250,000 shares of Hemisphere Class A common stock and warrants to purchase 7,333,334 shares of Hemisphere Class A common stock estimated to be outstanding immediately following the consummation of the Transaction; and

  •
  33,000,000 shares of Hemisphere Class B common stock estimated to be outstanding immediately following the consummation of the Transaction.

Name and Address of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned(1)		Percentage of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned(1)	Percentage of Class B Common Stock Beneficially Owned(1)	Voting Power(13)
5% Shareholders
Cinéma Aeropuerto, S.A. de C.V.(2)	6,180,627	(3)	13.6	%(3)	5,969,581	18.1%	17.1%
InterMedia Cine Latino, LLC(4)	6,180,627	(5)	13.6%	(5)	5,969,581	18.1%	17.1%
InterMedia Partners VII, L.P.(6)	27,335,449	(7)	59.2%	(7)	26,402,043	80.0%	75.8%
Hawkeye Capital Management LLC(8)	2,374,300		5.2%		—	—	0.7%
Named Executive Officers and Directors
Peter M. Kern(11)	—		—		—	—	—
Gabriel Brener(9)(10)(11)	2,883,111	(10)	6.2%	(10)	—	—	*
John Engelman(11)	45,000	(12)	*	(12)	—	—	*
Craig D. Fischer(11)	—		—		—	—	—
Leo Hindery, Jr.(11)	—		—		—	—	—
James M. McNamara(11)	650,591		1.4%		628,376	1.9%	1.8%
Eric C. Neuman(11)	—		—		—	—	—
Vincent L. Sadusky(11)	—		—		—	—	—
Alan J. Sokol(11)	—		—		—	—	—
Ernesto Vargas Guajardo(11)	—		—		—	—	—
All directors and executive officers as a group (10 persons)(11)	3,578,702		7.7%		628,376	1.9%	1.8%

*
Indicates percentage ownership is less than 1%.

(1)
The amounts and percentages of our ordinary shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security.

  Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)
Cinema Aeropuerto, S.A. de C.V. ("Cinema Aeropuerto") is an indirect wholly-owned subsidiary of, and is controlled by, Grupo MVS, S.A. de C.V. ("MVS"). Certain individuals of the Vargas Guajardo family (in their capacity as controlling shareholders in the capital stock of MVS through a trust) and MVS, may be deemed to have shared dispositive power and shared voting power over, and thus to beneficially own, all of the ordinary shares owned by Cinema Aeropuerto. The corresponding members of the Vargas Guajardo family and MVS disclaim beneficial ownership of the shares held by Cinema Aeropuerto, except to the extent of their pecuniary interest therein. Cinema Aeropuerto's principal place of business is Blvd. Manuel Ávila Camacho 147, Chapultepec Morales, 11510 Ciudad de México, Distrito Federal, México.

(3)
Includes 211,046 shares of Hemisphere Class A common stock issuable upon conversion of the Seller Warrants which are exercisable at $12.00 per share and 5,969,581 shares of Hemisphere Class A common stock, which are issuable upon conversion of the Hemisphere Class B common stock.

(4)
InterMedia Cine Latino, LLC is an affiliate of, and is controlled by, InterMedia Partners VII, L.P. (the "Fund"). InterMedia Partners, L.P. (the "GP") is the general partner of the Fund. Messrs. Hindery and Kern serve as the managers of the GP. Each of InterMedia Cine Latino, LLC, the Fund and the GP, as well as Messrs. Hindery and Kern (in their capacities as managers of the GP), may be deemed to have shared dispositive power and shared voting power over, and thus to beneficially own, all of the shares owned by InterMedia Cine Latino, LLC through their respective direct or indirect ownership of the equity interests of InterMedia Cine Latino, LLC. The Fund, the GP, and Messrs. Hindery and Kern disclaim beneficial ownership of the shares held by InterMedia Cine Latino, LLC, except to the extent of their pecuniary interest therein. The address of InterMedia Cine Latino LLC is c/o InterMedia Partners, L.P., 405 Lexington Avenue, 48th Floor, New York, New York, 10174.

(5)
Includes 211,046 shares of Hemisphere Class A common stock issuable upon conversion of the Seller Warrants, which are exercisable at $12.00 per share and 5,969,581 shares of Hemisphere Class A common stock, which are issuable upon conversion of the Hemisphere Class B common stock.

(6)
InterMedia Partners VII, L.P., is a limited partnership whose general partner is InterMedia Partners, L.P. (the "GP"). Messrs. Hindery and Kern serve as the managers of the GP. InterMedia Partners VII, L.P., as well as Messrs. Hindery and Kern (in their capacities as managers of the GP), may be deemed to have shared dispositive power and shared voting power over, and thus to beneficially own, all of the shares owned by InterMedia Partners VII, L.P. through their respective direct or indirect ownership of the equity interests of InterMedia Partners VII, L.P. The Fund and Messrs. Hindery and Kern disclaim beneficial ownership of the shares held by InterMedia Partners VII, L.P., except to the extent of their pecuniary interest therein. The address of InterMedia Partners VII, L.P. is c/o InterMedia Partners, L.P., 405 Lexington Avenue, 48th Floor, New York, New York, 10174.

(7)
Includes 722,360 shares of Hemisphere Class A common stock issuable upon conversion of the Seller Warrants which are exercisable at $12.00 per share and 20,432,462 shares of Hemisphere Class A common stock, which are issuable upon conversion of the Hemisphere Class B common stock. Includes 6,180,627 shares held by InterMedia Cine Latino, LLC

(8)
The information set forth herein is based solely on information contained in Schedule 13G/A filed by the following persons on February 12, 2013: Hawkeye Capital Master, a pooled investment vehicle organized as a Cayman Islands series trust, owns 2,374,300 shares of common stock which may be deemed to be beneficially owned by each of Richard A. Rubin, Hawkeye Capital Management, LLC and Hawkeye Capital Master and as to which Richard Rubin has sole voting power and dispositive power in his role as manager of Hawkeye Capital Management, LLC, the manager of Hawkeye Capital Master. The principal place of business for Richard A. Rubin and Hawkeye Capital Management, LLC is 800 Third Avenue, 9th Floor, New York, New York, 10022. The principal place of business for Hawkeye Capital Master is P.O. Box 897GT, One Capital Place, Georgetown, Grand Cayman, Cayman Islands.

(9)
Includes 1,872,000 shares of Hemisphere Class A common stock held by Azteca's Sponsor and 1,011,111 shares of Hemisphere Class A common stock issuable upon exercise of warrants held by BIG. Also includes (i) 315,152 and 104,000 shares of Hemisphere Class A common stock subject to forfeiture in the event the closing sales price of Hemisphere Class A common does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 36 and 60 months, respectively, following the consummation of the Transaction and (ii) 296,614 and 104,000 shares of Hemisphere Class A common stock subject to forfeiture in the event the closing sales price of Hemisphere Class A common does not equal or exceed $12.50 per share for any 20 trading days within at least one 30-trading day period within 36 and 60 months, respectively, following the consummation of the Transaction.

(10)
Mr. Brener is the sole member and a director of Azteca's Sponsor and is the manager of Brener International Group, LLC ("BIG"), which is manager managed. As such Mr. Brener has sole voting and investment power with respect to these shares.

(11)
Unless otherwise specified, the address of each of our directors and named executive officers is c/o Hemisphere Media Group, Inc., c/o Cine Latino, Inc. 2000 Ponce de Leon Boulevard Suite 500 Coral Gables, FL 33134.

(12)
Includes (i) 7,576 and 2,500 shares of Hemisphere Class A common stock subject to forfeiture in the event the last sales price of Hemisphere Class A common does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 36 and 60 months, respectively, following the consummation of the Transaction and (ii) 7,130 and 2,500 shares of Hemisphere Class A common stock subject to forfeiture in the event the last sales price of Hemisphere Class A common does not equal or exceed $12.50 per share for any 20 trading days within at least one 30-trading day period within 36 and 60 months, respectively, following the consummation of the Transaction.

(13)
Column reflects each party's voting power upon the consummation of the transaction compared to the voting power of all of Hemisphere's outstanding capital stock.

HEMISPHERE EXECUTIVE OFFICERS AND DIRECTORS

        Upon the consummation of the Transaction, the board of directors of Hemisphere will be divided into three classes and will be comprised of nine individuals. Initially, four directors will be designated by WAPA: Peter M. Kern, Leo Hindery, Jr., James M. McNamara and Vincent L. Sadusky; two directors will be designated by Azteca: Gabriel Brener and John Engelman; two directors will be designated by Cinema Aeropuerto: Ernesto Vargas Guajardo and Eric Neuman; and one director will be the chief executive of Hemisphere: Alan J. Sokol.

        Hemisphere's board of directors will be divided into three classes, designated as Class I, Class II and Class III, with each class consisting of three directors. The term of office of each class will be three years and will expire in successive years at the time of the annual meeting of stockholders. Class I will consist of two directors designated by WAPA (Peter M. Kern and Leo Hindery, Jr.) and one director designated by Azteca (Gabriel Brener); Class II will consist of one director designated by Azteca (John Engelman), one director designated by WAPA (James M. McNamara) and one director designated by Cinema Aeropuerto (Eric C. Neuman); and Class III will consist of one director designated by WAPA (Vincent L. Sadusky), one director designated by Cinema Aeropuerto (Ernesto Vargas Guardo) and the Chief Executive Officer of Hemisphere (Alan J. Sokol). The directors first appointed to Class I will initially hold office for a term expiring at the first annual meeting of stockholders following the consummation of the Transaction; the directors first appointed to Class II will initially hold office for a term expiring at the second annual meeting of stockholders following the consummation of the Transaction; and the directors first appointed to Class III will initially hold office for a term expiring at the third annual meeting of stockholders following the consummation of the Transaction. At each annual meeting of stockholders, the successors to the class of directors whose term will then expire will be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors are elected and qualified or until their earlier resignation, retirement, removal or death. Any director elected to fill a vacancy will have the same remaining term as that of his predecessor.

        Immediately following the consummation of the Transaction, the individuals set forth on the following table will constitute the board of directors and named executive officers of Hemisphere.

        The following table sets for the name, age and position with Hemisphere of each of its directors and named executive officers after the consummation of the Transaction:

Name	Age	Position	Class
Peter M. Kern	45	Chairman	I
Gabriel Brener	53	Director	I
John Engelman	57	Director	II
Craig D. Fischer	43	Chief Financial Officer	N/A
Leo Hindery, Jr.	65	Director	I
James M. McNamara	59	Director	II
Eric C. Neuman	68	Director	II
Vincent L. Sadusky	47	Director	III
Alan J. Sokol	53	Director and Chief Executive Officer	III
Ernesto Vargas Guajardo	57	Director	III

        Peter M. Kern will serve as Chairman of the Board of Directors of Hemisphere and currently serves as a Managing Partner of InterMedia Partners, L.P. Mr. Kern has spent the last 13 years investing in, advising, and operating a variety of large and small media companies. Prior to joining InterMedia Partners, LP, Mr. Kern was a Senior Managing Director and Principal of Alpine Capital LLC, a media investment and advisory firm. Mr. Kern joined Alpine when he merged his own firm, Gemini Associates, Inc., with Alpine in the summer of 2001. Gemini Associates was founded as a large-cap M&A and strategic advisory firm in 1996, and Mr. Kern served as its President. From 1996 until its sale, Mr. Kern also served as a partner of InterMedia Partners, LLC. At both Gemini and Alpine,

Mr. Kern has counted among his advisory clients Liberty Media, Sony, Viacom, InterMedia Partners, Tele-Communications, Inc., TCI International, USA Networks, Cablevision Systems, and Telewest. At Alpine, Mr. Kern also was responsible for direct investing in media companies. During his tenure, Alpine Equity Partners, L.P. made several successful investments in cable television including: Sit-Up, Gospel Music Channel, LLC, ProSeibenSat.1 Media AG, and Money Mailer, Inc. Prior to the founding of Gemini Associates, Mr. Kern was the senior financial and chief administrative officer of Home Shopping Network. Before joining Home Shopping Network, Mr. Kern was Senior Vice President of Corporate Finance and Strategic Development for Whittle Communications, a publishing and television company. Mr. Kern began his career at Bear, Stearns Co., Inc. Mr. Kern holds a B.S. from the Wharton School at the University of Pennsylvania. Due to the foregoing qualifications and experience, Mr. Kern is expected to be a director upon the consummation of the Transaction.

        Gabriel Brener will serve as a Director of Hemisphere. Mr. Brener has been Azteca's Chairman of the Board, Chief Executive Officer and President since inception. Mr. Brener has over twenty years of deal sourcing, investment management and operations experience. He has managed Brener family investments since 1987 through Brener International Group, LLC and its predecessor or affiliated entities. He has been Chairman and CEO of Brener International Group since 1998. At Brener International Group, Mr. Brener coordinates deal sourcing, manages daily operations and determines all major investment decisions. He holds Board memberships in various Brener family investments, including Major League Soccer and Golden Boy Promotions, Inc. in the United States; and Apoyo Integral Inmobiliario, S.A. de C.V., SOFOM, E.N.R, Hipotecaria Casa Mexicana and Tequilera Hacienda La Capilla in Mexico. Mr. Brener plays an active role and stays in regular contact with senior management of entities Brener International Group and the Brener family control or in which they have significant minority positions, offering financial, operating, marketing and structuring advice. Mr. Brener also formed and manages Brener Sports & Entertainment, LLC, a private investment entity formed in 2005 with a focus on sports and entertainment investments targeting the Hispanic market in the United States. Brener Sports & Entertainment holds the Brener family's interests in the Houston Dynamo Major League Soccer Club and Golden Boy Promotions, Inc. From 1989 to date, Mr. Brener has been CEO of Galco, Inc., a family investment and management company. From 1987 to 1989, Mr. Brener was Vice Chairman of the Board of The Boys Markets, Inc., a chain of 54 supermarkets in Southern California that the Brener family wholly-owned. Mr. Brener also served on the Board of Directors or Advisory Boards of prior family investments, including Merisant Corporation; Classic Media, Inc.; First National Bank; Westin Hotels and Resorts; Colt Defense, LLC; and Danskin, Inc. Mr. Brener also has been active in community affairs in Los Angeles and Aspen, Colorado, including through prior board memberships for the Los Angeles County Museum of Art (LACMA); D.A.R.E. (Drug Abuse Resistance Education); L.A.S.S.O. (Los Angeles Sheriffs Star Organization); Cedar Sinai Medical Center; the Los Angeles World Affairs Council and the National Council of the Aspen Music Festival. Mr. Brener graduated from Woodbury University with a B.A. in Business Administration and received Woodbury's Alumni of the Year Award in 2008. Mr. Brener has also completed Units I and II of the Harvard Business School Owner/President Management (OPM) Program. Mr. Brener was born in Mexico City and moved to Southern California in 1977. Due to the foregoing qualifications and experience, Mr. Brener is expected to be a director upon the consummation of the Transaction.

        John Engelman will serve as a Director of Hemisphere and has served as one of Azteca's directors since its inception. Since December 2010 Mr. Engelman has also served as an independent director of Vringo, Inc., a patent licensing and software products company for mobile video. Mr. Engelman is co-founder of Classic Media, Inc., a global media company that specializes in family and children's entertainment. In mid-2012, Classic was acquired by DreamWorks Animation SKG where he co-heads its DreamWorks Classics division. From 2007 to 2009, Mr. Engelman was co-CEO of Boomerang Media, Inc., an acquisition company controlled by GTCR Golder Rauner. From 1997 to 2001, Mr. Engelman was an operating partner with Pegasus Capital Advisors, a U.S. based private equity fund manager focused on middle market companies, and a managing director of Brener International

Group, LLC. From 1991 to 1996, Mr. Engelman was President of Broadway Video, Inc., a producer of live television and motion pictures. He began his career as a partner at the Los Angeles law firm of Irell & Manella. Mr. Engelman has a JD from Harvard Law School and a B.A. in Government from Harvard College. Due to the foregoing qualifications and experience, Mr. Engelman is expected to be a director upon the consummation of the Transaction.

        Craig D. Fischer will serve as Chief Financial Officer of Hemisphere and currently serves as a Partner at InterMedia Partners, L.P. Mr. Fischer has over 15 years of experience in the media industry as an operator, advisor and investor. Prior to joining InterMedia Partners, LP, Mr. Fischer was Executive Vice President of Business Development and Affiliate Relations at the YES Network where he was one of the founding senior managers and was responsible for overseeing day-to-day operations, managing relationships with major cable and satellite operators and negotiating programming agreements. Prior to YES, Mr. Fischer was Vice President of Business Development at Exodus Communications, Inc., and Vice President of Finance at Global Center Inc. From 1997 to 2000, Mr. Fischer was at Goldman Sachs & Co. as a banker in the Media and Communications group. From 1991 to 1995, Mr. Fischer was a senior accountant with Ernst & Young, LLP. Mr. Fischer is a licensed CPA and has an M.B.A. from Columbia Business School and a B.B.A. from the University of Michigan.

        Leo Hindery, Jr. will serve as a Director of Hemisphere. Currently, he is Managing Partner of InterMedia Partners, a series of media industry private equity funds he founded in 1988 and ran continuously until February 1997, when he was elected President and CEO of Tele-Communications, Inc. (TCI) and Liberty Media, at the time the world's largest combined cable television system operator and programming entity. In March 1999 TCI merged into AT&T, and he became President and CEO of AT&T Broadband until he resigned in November 1999. In December 1999, Mr. Hindery was elected Chairman and Chief Executive Officer of GlobalCenter Inc., a major Internet services company, which in January 2001 merged into Exodus Communications, Inc. From 2001 until October 2004, he was Chairman and CEO of The YES Network which he founded to be the regional television home of the New York Yankees. In early 2005 he reconstituted InterMedia Partners. Mr. Hindery, formerly Chairman of the National Cable Television Association (NCTA) and of C-SPAN, has been recognized as International Cable Executive of the Year, NCTA's Distinguished Vanguard Award Recipient for Leadership, Cable Television Operator of the Year, one of the cable industry's "25 Most Influential Executives Over the Past 25 Years", one of the "30 Individuals with the Most Significant Impact on Cable's Early History", and a member of the Cable Hall of Fame. Mr. Hindery is a Director of the Paley Center for Media and a member of the Board of Visitors of the Columbia School of Journalism. He has an MBA from Stanford University's Graduate School of Business and is an undergraduate of Seattle University, and has received an honorary Doctor of Humane Letters degree from Emerson College. Due to the foregoing qualifications and experience, Mr. Hindery is expected to be a Director upon the consummation of the Transaction.

        James M. McNamara will serve as a Director of Hemisphere. In 2005, Mr. McNamara founded Panamax Films, LLC, a film production company that has an output deal with Lions Gate Films to produce films for the U.S. Latino and Greater Latin American film going audiences, and he is currently its chairman. In 2008, Mr. McNamara joined Cinelatino, where he serves as non-executive chairman and in 2010, he joined as non-executive chairman of Pantelion Films, a Latino Hollywood studio that is a partnership between Lions Gate Entertainment and Grupo Televisa, a Spanish language media company. From 1999 to 2005, Mr. McNamara was president and chief executive officer at Telemundo Communications Group, Inc., the operator of Telemundo, a Spanish-language broadcast network. From April 1996 to June 1998, Mr. McNamara was the president of Universal Television Enterprises, or Universal, a television production company where his responsibilities included domestic syndication first-run programming and international sales. Mr. McNamara joined Universal from New World, where he served as chief executive officer from 1991 to 1995 and senior vice president, executive vice president and then president of New World International from 1986 to 1991. Mr. McNamara served as a director of Jump TV, a leading IPTV company providing a comprehensive suite of technology and services to content owners and aggregators, from 2006 to 2008 as well as SBS from 1996 to 2005 and Film Roman, Inc., a producer of animated television programming from 1997 to 1999. Mr. McNamara received his Masters degree from the American Graduate School of International Management and undergraduate degree in business administration and political science from Rollins College. Due to the foregoing qualifications and experience, Mr. McNamara is expected to be a director upon the consummation of the Transaction.

        Eric C. Neuman will serve as a Director of Hemisphere. Mr. Neuman is a managing director and partner of Hicks Equity Partners, LLC, a private equity investment firm founded by Thomas O. Hicks. He also has been a partner of HM Capital Partners (formerly Hicks, Muse, Tate and Furst) since December 2000 and an officer of HM Capital since 1993. At HM Capital, Mr. Neuman has been involved in the formation and development of many of the firm's media investments, including Chancellor Media and Capstar Broadcasting (which were merged into Clear Channel Communications), Lin TV, Sunrise Television and Marcus Cable. In 2002, Mr. Neuman assumed responsibility for HM Capital's Latin American business. He remains responsible for monitoring the remaining investments in this portfolio and overseeing their exit. Mr. Neuman currently serves on the board of directors of DirecPath, LLC and Directional Rentals, LLC. In addition, Mr. Neuman currently serves as a director of several HM Capital portfolio companies; Intercable, an international provider of television, internet and telephone services, Claxson Interactive Group Inc., an international provider of programming and services to pay television operators, and Grupo MVS, an international provider of television programming and services. Mr. Neuman previously served as Chairman of the Board of Fox Pan American Sports, a leading provider of Spanish language sports television programming to U.S. and Latin American pay television operators. Mr. Neuman received a BA degree from the University of South Florida and an MBA from Northwestern University. Due to the foregoing qualifications and experience, Mr. Neuman is expected to qualify as an audit committee financial expert and is expected to be a director upon the consummation of the Transaction.

        Vincent L. Sadusky will serve as a Director of Hemisphere. Mr. Sadusky is President and Chief Executive Officer of LIN Media. Mr. Sadusky was appointed to this position in 2006 after serving as Chief Financial Officer of the LIN Media since 2004. Prior to LIN Media, Mr. Sadusky served as Chief Financial Officer and Treasurer of Telemundo Communications, Inc., the Hispanic broadcasting network and station group. During his 10 year tenure at Telemundo, he made significant contributions to the company's growth and success, including Telemundo's IPO in 1994 and the network's merger with NBC in 2001. Prior to joining Telemundo, he performed attestation and consulting services for seven years with Ernst & Young, LLC, one of the world's leading professional services organizations. Mr. Sadusky currently serves on the board of directors of International Game Technology (IGT) and he is Treasurer of the NBC Affiliates Board. Previously, Mr. Sadusky served on the Open Mobile Video Coalition (OMVC), to which he was President from 2011 until their integration into the National Association of Broadcasters in January 2013. He also served on the board of directors of JVB Financial Group, LLC (2001-2011) and Maximum Service Television, Inc. (2006-2011). Mr. Sadusky received his MBA degree from New York Institute of Technology and his BS in accounting from Penn State University, where he was a University Scholar. Due to the foregoing qualifications and experience, Mr. Sadusky is expected to be a director upon the consummation of the Transaction.

        Alan J. Sokol will serve as a Director and Chief Executive Officer of Hemisphere and currently serves as a Senior Partner at InterMedia Partners, L.P. Mr. Sokol has over 18 years of experience in the television and motion picture industries as an operator, advisor and investor. Prior to joining InterMedia Partners, L.P., Mr. Sokol was President and CEO of Planeta Media Group, LLC, where he advised numerous media companies on strategies and new business launches, particularly within the United States Hispanic market. His clients included Lions Gate Entertainment Corp., IDT Corp., Council Tree Communications, Inc. and Caracol Television Inc. From 1998 through May 2003, Mr. Sokol was Chief Operating Officer of Telemundo Group, Inc. ("Telemundo"), where he was responsible for all business divisions of this United States Spanish-language television network. While at

Telemundo, Mr. Sokol established the first bilingual cable network in the United States and created strategic alliances with TV Globo, Caracol Television and Discovery Networks. From 1996 to 1998, Mr. Sokol was Senior Vice President, Corporate Development at Sony Pictures where he advised on investment opportunities in television distribution and content creation throughout the world. Prior to his tenure at Sony Pictures, Mr. Sokol was Senior Vice President of Savoy Pictures, Inc. From 1983 to 1994, he was an attorney and a partner with Wyman, Bautzer, Kuchel and Silbert, P.C., and then with Jeffer, Mangels, Butler and Marmaro LLP. Mr. Sokol sits on the board of directors of Gospel Music Channel LLC, Universal Sports, InterMedia Español Holdings, LLC, Cinelatino, Televisora Nacional, S.A. and Vibe Holdings, LLC. He holds a B.A. from Cornell University and J.D. from Stanford Law School, where he is also a member of the Board of Visitors. Due to the foregoing qualifications and experience, Mr. Sokol was elected to be a director.

        Ernesto Vargas Guajardo will serve as a Director of Hemisphere. He currently serves as the Chief Executive Officer and Director of MVS Comunicaciones S.A. de C.V. Mr. Vargas Guajardo also serves as President of MVS Multivision Digital S. de R.L. de C.V. Mr. Vargas Guajardo currently sits on the Board of Directors of Grupo Costamex, Finaccess México, S.A and Instituto Tecnológico de Monterrey. Previously, Mr. Vargas Guajardo has held senior roles at DISH México. Mr. Vargas Guajardo received an undergraduate degree from the Instituto Tecnológico de Estudios Superiores de Monterrey and an MBA from The Wharton School of the University of Pennsylvania. Due to the foregoing qualifications and experience, Mr. Vargas Guajardo is expected to be a director upon the consummation of the Transaction.

Committees of the Board of Directors of Hemisphere

General

        Upon the consummation of the Transaction, Hemisphere will be a "controlled company" within the meaning of the rules and corporate governance standards of NASDAQ. "Controlled companies" under those rules are companies of which more than 50% of the voting power is held by an individual, a group or another company. The WAPA/Cinelatino Investors will control approximately 96% of all of the voting power of Hemisphere's outstanding capital stock upon consummation of the Transaction and be able to elect all of Hemisphere's nine members of its board of directors. As a result, Hemisphere will be considered a "controlled company."

        As a "controlled company," Hemisphere will be permitted to, and intends to, opt out of the any exchange listing requirements that would otherwise require a majority of the members of its board of directors to be independent and require that Hemisphere either establish a compensation committee and a nominating and governance committee, each comprised entirely of independent directors, or otherwise ensure that the compensation of its executive officers and nominees for directors are determined or recommended to its board by the independent members of the board.

        Upon consummation of the Transaction, the Hemisphere board of directors will establish one standing committee: the audit committee.

Audit Committee

        Hemisphere's audit committee will be responsible for preparing such reports, statements or charters as may be required by the exchange it is listed on or federal securities laws, as well as, among other things:

  •
  overseeing and monitoring the integrity of its financial statements, its compliance with legal and regulatory requirements as they relate to financial statements or accounting matters and its internal accounting and financial controls;

  •
  preparing the report that SEC rules require be included in its annual proxy statement/prospectus;

  •
  overseeing and monitoring its independent registered public accounting firm's qualifications, independence and performance;

  •
  providing the board with the results of its monitoring and recommendations; and

  •
  providing to the board additional information and materials as it deems necessary to make the board aware of significant financial matters that require the attention of the board.

        Hemisphere's audit committee will consist of three members that are independent, as that term is defined in the NASDAQ listing rules, upon the consummation of the Transaction. Upon the consummation of the Transaction, Hemisphere's board of directors will nominate Messrs. Neuman, Engelman and Sadusky to serve as the initial members of Hemisphere's audit committee, and Mr. Neuman will serve as Chairman of the audit committee. It is expected that Mr. Neuman will qualify as an "audit committee financial expert," as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act.

Executive Compensation

Golden Parachute Compensation for Hemisphere Named Executive Officers

        No compensation or benefits will or may be paid or provided to any of Hemisphere's named executive officers in connection with the mergers.

Executive Compensation of Hemisphere

        Hemisphere was formed on January 16, 2013 for the purpose of holding Azteca, WAPA and Cinelatino as wholly-owned subsidiaries following completion of the Transaction. As a newly formed company with no operations, Hemisphere currently has no employees and, accordingly, has not paid any executive compensation or adopted any executive compensation programs. Accordingly, the compensation amounts presented in the compensation tables below may not be indicative of future compensation that Hemisphere will award to its executive officers or directors. As discussed in "Risk Factors Relating to the Transaction," Hemisphere will be considered a "controlled company" for purposes of the NASDAQ listing requirements, and will be permitted to, and intends to, opt out of the NASDAQ listing requirements that would require that Hemisphere, among other things, to establish a compensation committee.

        The philosophy and objectives of Hemisphere's future compensation programs have not yet been determined. The formulation of Hemisphere's compensation philosophy and objectives and the adoption and implementation of Hemisphere's compensation programs will be undertaken after completion of the mergers.

Summary Compensation Table

        Prior to the formation of Hemisphere, Alan Sokol and Craig Fischer provided services to InterMedia Advisors, LLC ("InterMedia Advisors"). The following table shows the compensation paid in 2012 by InterMedia Advisors to Messrs. Sokol and Fischer who, as of the date of this proxy statement/prospectus, are expected to serve as executive officers of Hemisphere.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Alan Sokol Chief Executive Officer	2012	650,000	300,000	—	950,000
Craig Fischer Chief Financial Officer	2012	350,000	325,000	—	675,000

Employment Agreements

        Mr. Sokol and InterMedia Advisors entered into an employment agreement on January 9, 2006 that provides Mr. Sokol an annual base salary of $650,000, a discretionary bonus and participation in InterMedia Advisor's employee benefit plans and programs as they exist from time to time.

        Mr. Fischer and InterMedia Advisors entered into an employment agreement on January 9, 2006 that provides Mr. Fischer an annual base salary of $350,000, a discretionary bonus and participation in InterMedia Advisor's employee benefit plans and programs as they exist from time to time.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined balance sheet as of December 31, 2012 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 are based on the historical financial statements of Azteca, WAPA and Cinelatino after giving effect to the Transaction.

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 give pro forma effect to the Transaction as if it had occurred on January 1, 2012. The unaudited pro forma condensed combined balance sheet as of December 31, 2012 gives pro forma effect to the Transaction as if it had occurred on such date.

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 was derived from Azteca's audited statement of operations, WAPA's audited consolidated statement of income and Cinelatino's audited statement of income, in each case, for the year ended December 31, 2012.

        This presentation assumes that no Azteca stockholders exercise redemption rights with respect to their shares of Azteca common stock into a pro rata portion of the Trust Account.

        The Transaction will be accounted for by applying the acquisition method, which requires the determination of the accounting acquirer, the acquisition date, the fair value of the purchase consideration to be transferred, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. ASC Topic 805-10, "Business Combinations—Overall" ("ASC 805-10") provides that in identifying the acquiring entity in a business combination effected primarily through an exchange of equity interests, the acquirer is usually the entity that issues equity interests but all pertinent facts and circumstances must be considered in determining the acquirer. Other pertinent facts and circumstances to consider include the relative voting rights of the shareholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity interests in the Transaction, including payment of any premium. Although Hemisphere issued the equity interests in the Transaction, since it is a new entity formed solely to issue these equity interests to effect the Transaction it would not be considered the acquirer and one of the combining entities that existed before the transaction must be identified as the acquirer. Based on the following, WAPA is the accounting acquirer:

  (i)
  WAPA shareholders will obtain approximately 45.2% of the post-Transaction common shares of stock and 59.7% of the voting rights in the combined entities;

  (ii)
  WAPA, through its parent company, InterMedia, will have the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, as they will represent five of the nine directors on the combined entity board of directors, including the Chief Executive Officer; and

  (iii)
  WAPA's revenues represent approximately 75.1% of the total revenues of the combined entities.

        As WAPA is the accounting acquirer (and legal acquiree), the Transaction is considered to be a reverse acquisition. Since WAPA issued no consideration in the Transaction, unless the fair value of accounting acquirees' equity interests are more reliably measurable, the fair value of the consideration transferred by WAPA would be based on the number of shares WAPA would have had to issue to give owners of the other entities in the transaction the same percentage ownership in the combined entities that results from the Transaction. In this situation, since Azteca's shares are publicly traded and they are one of the combining entities in this Transaction, the fair value of those shares are considered to be more reliably measurable than the fair value of WAPA's shares and therefore were used to determine the fair value of the consideration transferred for the acquisition of Cinelatino, which is the other operating entity involved in this Transaction. The difference between the fair value of the consideration transferred and the fair value of Cinelatino's identifiable assets and liabilities at the acquisition date will be recorded as goodwill.

Hemisphere Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2012

	WAPA	Cinelatino	Azteca	Pro Forma for Transaction & Acquisition Accounting		Pro Forma Combined
ASSETS
Current Assets
Cash	$10,084,434	$11,443,755	$9,969	$100,572,114	(a)
				(1,191,655)	(b)
				(3,808,345)	(c)(1)
				(7,333,334)	(d)
				(3,750,000)	(e)
				(4,000,000)	(f)
				(3,800,000)	(g)	98,226,939
Accounts Receivable, net	10,510,978	3,968,208	—	—		14,479,186
Due from related parties, net	—	766,996	—	—		766,996
Programming rights	4,403,029	276,411	—	—	(h)	4,679,440
Prepaid expenses and other current assets	1,362,002	64,622	—	—		1,426,624
Prepaid income taxes	—	187,739	—	—		187,739
Deferred taxes	3,049,047	2,362,627	—	—		5,411,674

Total current assets	29,409,490	19,070,358	9,969	76,688,780		125,178,598
Programming Rights	2,664,100	3,760,157	—	—	(h)	6,424,257
Property and Equipment, net	26,861,359	21,459	—	—		26,882,818
Deferred Taxes	863,252	12,268,195	—	—		13,131,447
Broadcast License	41,355,700	—	—	—		41,355,700
Goodwill	10,982,586	—	—	100,063,265	(c)(2)	111,045,851
Other Intangibles, net	1,677,500	—	—	23,100,000	(i)	24,777,500
Fair Value of Contingent Consideration	—	—	—	8,448,000	(j)	8,448,000
Deferred Costs	2,043,703	591,002	—	—		2,634,705
Other Assets	—	484,195	—	—		484,195
Cash and investments held in Trust Account	—	—	100,572,114	(100,572,114)	(a)	—

Total Assets	$115,857,690	$36,195,366	$100,582,083	$107,727,931		$360,363,070

LIABILITIES AND MEMBER'S CAPITAL
Current Liabilities
Accounts payable & accrued expenses	$5,721,820	$2,981,736	$218,788	$—		$8,922,344
Accrued agency commissions	7,110,320	—	—	—		7,110,320
Programming rights payable	3,207,719	386,027	—	—		3,593,746
Current portion of long term debt	4,608,000	4,370,449	—	—		8,978,449
Due to related parties	—	1,197,391	—	—		1,197,391
Interest rate swap	122,032	78,507	—	—		200,539

Total current liabilities	20,769,891	9,014,110	218,788	—		30,002,789
Programming Rights Payable	926,984	—	—	—		926,984
Long-Term Debt, net of current portion	52,404,000	28,680,419	—	—		81,084,419
Other Liabilities	2,098,886	—	—	—		2,098,886
Deferred underwriting fees	—	—	3,750,000	(3,750,000)	(e)	—
Warrant Liability	—	—	4,106,667	(4,106,667	(k)	—

Total Liabilities	76,199,761	37,694,529	8,075,455	(7,856,667)		114,113,078

	WAPA	Cinelatino	Azteca	Pro Forma for Transaction & Acquisition Accounting		Pro Forma Combined
Commitments and Contingencies
Common stock subject to possible redemption; 8,707,126 shares at $10.05 at December 31, 2012			87,506,620	(87,506,620)	(l)	—
Stockholders' Equity (Deficit)
Preferred common stock
Common stock, $0.0001 par value; 100,000,000 shares authorized; 3,792,874 shares issued and outstanding at December 31, 2012, (excluding 8,707,126 subject to possible redemption)			379	2,043	(b)
				1,257	(c)(1)
				871	(h)
				(25)	(m)	4,525
Additional Paid In Capital	—		4,999,629	(1,191,655)	(b)
				34,606,544	(b)
				(3,808,345)	(c)(1)
				(3,735,420)	(c)(1)
				123,163,265	(c)(2)
				(7,333,334)	(d)
				8,448,000	(j)
				4,106,667	(k)
				87,505,749	(l)
				25	(m)	246,761,126
Member's Capital	34,608,587	(3,734,163)	—	(30,874,424)	(b)	—
Retained Earnings (Deficit)	5,837,331	2,283,965	—	(4,000,000)	(f)
				(3,800,000)	(g)	321,296
Accumulated Comprehensive Income (Loss)	(787,989)	(48,965)	—	—		(836,954)

Total stockholders' equity (deficit)	39,657,929	(1,499,163)	5,000,008	203,091,218		246,249,992

	$115,857,690	$36,195,366	$100,582,083	$107,727,931		$360,363,070

Hemisphere Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2012

		WAPA	Cinelatino	Azteca	Pro Forma for Transaction & Acquisition Accounting		Pro Forma Combined
Net Revenues		$71,367,451	$23,638,888	$—	$—		$95,006,339
Operating Expenses:
Cost of revenues		32,408,622	5,138,198	—	—		37,546,820
Selling, general and administrative		13,666,989	5,315,928	658,407	(2,457,763)	(n)	17,183,561
Depreciation and amortization		3,722,970	8,056	—	3,850,000	(o)	7,581,026
Other Expenses		703,298	371,703		(848,692)	(p)	226,309
Gain on disposition of assets		(653)	—	—	—		(653)

Total operating expenses		50,501,226	10,833,885	658,407	543,545		62,537,063
Operating income (loss)		20,866,225	12,805,003	(658,407)	(543,545)		32,469,276
Other Expenses:
Interest expense, net		(3,501,331)	(1,969,966)	1,830,890	(1,760,000)	(q)	(5,400,407)
Other expense, net		(50,000)	—	—	—		(50,000)

		(3,551,331)	(1,969,966)	1,830,890	(1,760,000)		(5,450,407)
Income before income taxes		17,314,894	10,835,037	1,172,483	(2,303,545)		27,018,869
Income tax expense		(6,285,295)	(4,106,128)	—	—		(10,391,423)

Net income (loss)		$11,029,599	$6,728,909	$1,172,483	$(2,303,545)		$16,627,446

Earnings per share (excludes shares subject to forfeiture)	(r)
Basic							$0.40
Diluted							$0.40
Weighted average number of common shares outstanding	(r)
(excludes shares subject to forfeiture)
Basic							41,264,706
Diluted							41,264,706
Earnings per share (includes shares subject to forfeiture)	(s)
Basic							$0.37
Diluted							$0.37
Weighted average number of common shares outstanding	(s)
(includes shares subject to forfeiture)
Basic							45,250,000
Diluted							45,250,000

1.     Description of the Transaction

        For a description of the terms of the Transaction and related documents, see "The Transaction" beginning on page 152 and "The Agreements" beginning on page 172.

        The unaudited pro forma condensed combined financial statements have been prepared using the assumptions below with respect to the potential redemption of Azteca common stock.

        This presentation assumes that no Azteca stockholders exercise redemption rights with respect to their shares of Azteca common stock into a pro rata portion of the Trust Account.

        The following table summarizes the Transaction consideration, resultant ownership and related transactions (excluding the impact of warrants):

Consideration transferred by WAPA (Accounting acquirer) to Cinelatino (Accounting acquiree)
Cash Consideration	$3,808,345
Stock Consideration(1)	126,303,757
Less: Contingent Consideration(2)	(8,448,000)

Total	$121,664,102

Shares
Shares issuable to WAPA Member(3)	18,574,966
Shares issuable to Cinelatino Stockholders(4)	11,425,034
Shares issuable to Azteca shareholders (including Azteca's Sponsor)(5)	11,264,706

Total	41,264,706

Total economic interest of former WAPA Member	45.0%
Total economic interest of former Cinelatino Stockholders	27.7%
Total economic interest of former shareholders of Azteca	27.3%

1)
Based on 12,567,538 shares with an assumed value of $10.05 per share based on the per share trust value at the date of the agreement for each share of the Company's common stock to be received by Cinelatino stockholders in the Transaction. The per share fair value ultimately used in the acquisition accounting will be based on the closing price of Hemisphere's shares as of the acquisition date.

2)
Reflects the estimated fair value of 1,142,504 shares of Hemisphere Class B common stock that are subject to forfeiture in the event the market price of Hemisphere Class A common stock does not meet certain levels using a Monte Carlo simulation model. The acquisition accounting is not finalized and maybe subject to adjustment.

3)
Excludes 1,857,496 shares of Hemisphere Class B common stock, which shall be issued in the Transaction by Hemisphere that are subject to forfeiture in the event the market price of Hemisphere Class A common stock does not meet certain levels.

4)
Excludes 1,142,504 shares of Hemisphere Class B common stock, which shall be issued in the Transaction by Hemisphere that are subject to forfeiture in the event the market price of Hemisphere Class A common stock does not meet certain levels.

5)
Excludes 985,294 shares of Hemisphere Class A common stock which are subject to forfeiture in the event the market price of Hemisphere Class A common stock does not meet certain levels.

2.     Balance Sheet Pro Forma Adjustments

  a)
  Upon consummation of the Transaction, the funds deposited in the Trust Account of approximately $100.6 million assuming no stockholders exercise their redemption rights (pursuant to the terms of the Transaction, the funds deposited in the Trust Account shall not be less than $80 million after funds are released to pay stockholders who properly exercise their redemption rights), shall be released to pay (i) the cash payable to existing Azteca warrantholders pursuant to the Warrant Amendment, (ii) cash consideration payable to the current owners of WAPA and Cinelatino, (iii) fees and expenses associated with the Transaction and (iv) for working capital and general corporate purposes of Hemisphere following the Transaction.

  b)
  As a part of the Transaction, Azteca tendered to the current owners of WAPA $1.2 million of cash, 20,432,462 shares of Hemisphere common stock of which 928,748 shares will be subject to forfeiture in the event the closing sales price of Hemisphere Class A common stock does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), and 928,748 shares will be subject to forfeiture in the event the closing sales price of Hemisphere Class A common stock does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), in each case, for any 20 trading days within at least one 30-trading day period within 60 months following the closing of the Transaction.

  c)
  (1) As a part of the Transaction and acquisition accounting, Azteca tendered to the current owners of Cinelatino $3.8 million of cash, 12,567,538 shares of Hemisphere common stock of which 571,252 shares will be subject to forfeiture in the event the closing sales price of Hemisphere Class A common stock does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), and 571,252 shares will be subject to forfeiture in the event the closing sales price of Hemisphere Class A common stock does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), in each case, for any 20 trading days within at least one 30-trading day period within 60 months following the closing of the Transaction.

  c)
  (2) The purchase acquisition accounting adjustment is as follows:

Net Consideration	$121,664,102
Less: Cinelatino Assets	(36,195,366)
Plus: Cinelatino Liabilities	37,694,529

Estimated Purchase Acquisition Accounting Adjustment	$123,163,265

Assets:
Goodwill	100,063,265
Intangible Asset—Affiliate Agreements	23,100,000

$123,163,265

Total stockholders' equity (deficit):
Additional Paid In Capital	123,163,265

$123,163,265

  d)
  Reflects payment to existing Azteca warrantholders in connection with the Warrant Amendment, pursuant to which each of the 14,666,667 outstanding warrants will receive $0.50 in exchange for the reduction of shares for which the warrants are exercisable.

  e)
  Reflects the estimated satisfaction of the deferred underwriter's compensation which was charged to capital at the time of Azteca's initial public offering, and becomes payable upon the consummation of the Transaction. The final settlement amount upon consummation of the Transaction may be less.

  f)
  Represents payment of estimated fees and expenses associated with the Transaction of $4.0 million.

  g)
  Reflects payment of the one-time fee of $3,800,000 to terminate a multi-year exclusive distribution agreement with MVS upon the completion of the Transaction.

  h)
  The carrying value of Cinelatino's programming rights approximate fair value.

  i)
  Reflects the fair value of Cinelatino's identifiable intangible asset based on acquisition accounting related to its affiliate agreements which have been valued using a discounted cash flow based on management's best estimates. The acquisition accounting is not finalized as of the date of filing. Allocation of the total purchase consideration is estimated as follows:

Net Consideration	$121,664,102
Liabilities assumed:
Accounts payable & accrued expenses	2,981,736
Programming rights payable	386,027
Current portion of long term debt	4,370,449
Due to related parties	1,197,391
Interest rate swap	78,507
Long-Term Debt, net of current portion	28,680,419

Total liabilities	$37,694,529
Fair value of assets acquired:
Cash	11,443,755
Accounts Receivable, net	3,968,208
Due from related parties, net	766,996
Programming rights	276,411
Prepaid expenses and other current assets	64,622
Prepaid income taxes	187,739
Deferred taxes	2,362,627
Programming Rights	3,760,157
Property and Equipment, net	21,459
Deferred Taxes	12,268,195
Deferred Costs	591,002
Other Assets	484,195

Total assets	$36,195,366

Net assets acquired	$(1,499,163)

Intangible Asset—Affiliate Agreements	23,100,000
Goodwill	100,063,265

Net Consideration	$121,664,102

  j)
  Reflects the fair value of Cinelatino's contingent consideration based on acquisition accounting using the Monte Carlo simulation model. The acquisition accounting is not finalized as of the date of filing. The significant assumptions used to calculate the fair value of the contingent consideration in the Monte Carlo simulation model were as follows:

    •
    Stock Price: $10.05

      •
      Volatility: 35%

      •
      Risk-Free Rate: 0.72%

  A sensitivity analysis was performed to determine the change in the fair value of the contingent consideration for changes in the stock price and the volatility. A $0.20 increase/decrease in the stock price increased/decreased the fair value of the contingent consideration by approximately $0.2 million respectively. Similarly, a 5% increase/decrease in volatility increased/decreased the fair value of the contingent consideration by approximately $0.5 million respectively.

  k)
  Reflects the reclassification of the warrant liability related to the existing Azteca warrants which prior to the Warrant Amendment, were accounted for as liabilities.

  l)
  Reflects the reclassification of Azteca's common stock subject to possible redemption to stockholders' equity.

  m)
  Reflects the reclassification within stockholders' equity related to the contribution by the Azteca Initial Stockholders of 250,000 shares of Azteca common stock for no consideration to Azteca, and the cancellation of such shares.

3.     Income Statement Pro Forma Adjustments:

  n)
  Upon consummation of the Transaction, Cinelatino will terminate a multi-year exclusive distribution agreement with MVS. Pursuant to such agreement, Cinelatino incurred expenses of $2,457,763 for the year ended December 31, 2012. WAPA has personnel that provide distribution services for its networks, and subsequent to the transaction these resources will provide those distribution services for Cinelatino at no additional cost to Hemisphere. Accordingly, the adjustment reflects the cost savings as a result of the termination of the agreement.

  o)
  Reflects the amortization expense for Cinelatino's identifiable intangible asset related to its affiliate agreements. The identifiable intangible asset related to Cinelatino's affiliate agreements total approximately $23.1 million based on acquisition accounting and are being amortized over a 6-year life.

  p)
  Reflects the adjustment to eliminate non-recurring transaction expenses, including legal and filing related fees, incurred by WAPA and Cinelatino during the period presented and which are attributable to the transaction.

  q)
  Reflects the adjustment to eliminate the change in fair value of Azteca's existing warrants that, pursuant to the Warrant Amendment are treated as equity for reporting purposes.

  r)
  Pro forma earnings per share, basic and diluted, are computed by dividing net income by the weighted-average number of shares outstanding during the period. The diluted shares outstanding do not include the effect of the 14,666,667 Amended Azteca Warrants (i.e., warrants to purchase 7,333,334 shares of Hemisphere common stock) which have an exercise price that is a premium to the per share value of the funds deposited in the Trust Account and therefore their effect has been determined to be anti-dilutive for the year ended December 31, 2012. The diluted shares outstanding also do not include the effect of the 3,985,294 common shares subject to forfeiture held by the Azteca Initial Stockholders and the current owners of WAPA and Cinelatino as these shares are contingently returnable for which all the necessary conditions have not been satisfied.

Number of Shares
Pro forma shares:
Total Shares Outstanding	52,583,334
Less: Shares exercisable pursuant to the Amended Azteca Warrants	(7,333,334)
Less: Shares subject to forfeiture	(3,985,294)

Weighted average number of shares outstanding—basic and diluted	41,264,706

  s)
  Pro forma earnings per share, basic and diluted, are computed by dividing net income by the weighted-average number of shares outstanding during the period. The diluted shares outstanding do not include the effect of the 14,666,667 Amended Azteca Warrants (i.e., warrants to purchase 7,333,334 shares of Hemisphere common stock) which have an exercise price that is a premium to the per share value of the funds deposited in the Trust Account and therefore their effect has been determined to be anti-dilutive for the year ended December 31, 2012.

Number of Shares
Pro forma shares:
Total Shares Outstanding	52,583,334
Less: Amended Azteca Warrants	(7,333,334)
Weighted average number of shares outstanding—basic and diluted	45,250,000

DESCRIPTION OF HEMISPHERE SECURITIES

        The following is a summary of the material terms of Hemisphere's securities as of the effective time of the Transaction and is not complete. You should also refer to (1) Hemisphere's amended and restated certificate of incorporation, which we refer to as the Hemisphere certificate of incorporation, which will be in effect upon the consummation of the Transaction and (2) Hemisphere's amended and restated bylaws, which we refer to as the Hemisphere bylaws, which will be in effect upon the consummation of the Transaction. The following summary should be read in conjunction with the section entitled "Comparison of Stockholder Rights" beginning on page 216. For purposes of this section, all references to Hemisphere warrants shall include Seller Warrants.

Capital Stock

        Hemisphere will have authorized 100,000,000 shares of Hemisphere Class A common stock, 33,000,000 shares of Hemisphere Class B common stock and 50,000,000 shares of Hemisphere preferred stock, each with a par value $0.0001 per share. As of the consummation of the Transaction, it is expected that Hemisphere will have 12,250,000 shares of Hemisphere Class A common stock outstanding, 33,000,000 shares of Hemisphere Class B common stock outstanding and no shares of Hemisphere preferred stock outstanding.

  Common Stock

        Stockholders of record of Hemisphere Class A common stock are entitled to one vote for each share held on all matters to be voted on by holders of Hemisphere Class A common stock. Stockholders of record of Hemisphere Class B common stock are entitled to ten votes for each share held on all matters to be voted on by holders of Hemisphere Class B common stock. The Hemisphere board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected at each annual meeting of stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The Hemisphere stockholders are entitled to receive ratable dividends when, as and if declared by the Hemisphere board of directors out of funds legally available therefor.

        The shares of Hemisphere Class B common stock shall be convertible in whole or in part at any time at the option of the holder or holders thereof, into an equal number of fully paid and non-assessable shares of Hemisphere Class A common stock. Such right shall be exercised by delivering to the office of Hemisphere (i) the certificate or certificates representing the shares of Hemisphere Class B common stock to be converted, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, and (ii) written notice to Hemisphere stating that such holder or holders elect(s) to convert such share or shares and stating the name and address in which each certificate for shares of Hemisphere Class A common stock issued upon conversion is to be issued. Conversion shall be deemed to have been effected as of the date as of which the conversion is recorded on the books of Hemisphere. Any conversion of Hemisphere Class B common stock shall be subject to any necessary approval of the FCC and such conversion shall not become effective until such time and date as the order of the FCC approving such event shall be granted.

  Preferred Stock

        The Hemisphere certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Hemisphere board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Hemisphere board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Hemisphere Class A common stock and could have anti-takeover effects. The ability of Hemisphere board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Hemisphere or the removal of existing management. No shares of Hemisphere preferred stock are being issued in connection with the Transaction or registered hereunder.

Hemisphere Warrants

        Each Hemisphere warrant issued upon conversion of the Amended Azteca Warrants as a result of the consummation of the Transaction will entitle the registered holder to purchase shares of Hemisphere Class A common stock on the same terms as were in effect with respect to the Amended Azteca Warrants immediately prior to the consummation of the Transaction, subject to adjustment as discussed below. Hemisphere may, but is not required to, file with the SEC a new registration statement for the registration under the Act of the exercise of the warrants for Hemisphere Class A common stock. If Hemisphere shall elect to file such new registration statement, it shall use its commercially reasonable efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by Hemisphere, the Hemisphere Class A common stock issuable upon exercise of the warrants, to the extent an exemption is not available. In such event, Hemisphere shall use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the earlier of (x) the expiration of the warrants in accordance with the provisions of the Warrant Agreement and (y) the date Hemisphere shall determine to suspend such effectiveness or withdraw such registration statement. Hemisphere intends to file a registration statement relating to the Hemisphere Class A common stock issuable upon conversion of the Hemisphere warrants and to keep such registration statement effective after the consummation of the Transaction. If Hemisphere shall have filed a new registration statement following the consummation of the Transaction and such registration statement has not been declared effective by the 60th business day after the consummation of the Transaction, holders of the Hemisphere warrants shall have the right, during the period beginning on the 61st business day after the consummation of the Transaction and ending upon such registration statement being declared effective, and during any other period when Hemisphere shall otherwise not have an effective registration statement covering the Hemisphere Class A common stock issuable upon exercise of the Hemisphere warrants, to exercise such warrants on a "cashless basis." If Hemisphere shall not have filed a new registration statement within 30 days following the consummation of the Transaction, holders of the Hemisphere warrants shall have the right, beginning on the 31st day following the consummation of the Transaction, to exercise such warrants on a "cashless basis," exchanging the warrants (in accordance with Section 3(a)(9) of the Act or another exemption).

        Even if Hemisphere does file such a registration statement but later withdraws or does not maintain its effectiveness, Hemisphere will be required to permit holders to exercise their warrants on a cashless basis. If an exemption is not available, the Hemisphere warrants will be exercisable only if a registration statement relating to the Hemisphere Class A common stock issuable upon exercise of the Hemisphere warrants is effective and a prospectus relating to the Hemisphere Class A common stock issuable upon exercise of the Hemisphere warrants is current. The Hemisphere warrants will expire five years after the completion of the Transaction, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

        Once the Hemisphere warrants become exercisable, Hemisphere may call the Hemisphere warrants (except for the Sponsor Warrants and Seller Warrants) (as described below) for redemption:

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant;

  •
  upon not less than 30 days' prior written notice of redemption, to each Hemisphere warrant holder; and

  •
  if, and only if, the closing sales price of the Hemisphere Class A common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third business day before Hemisphere sends the notice of redemption to the Hemisphere warrant holders.

        The redemption notice will be mailed by first class mail, postage prepaid, to the registered holders of the Hemisphere warrants.

        Hemisphere has established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the exercise price of the Hemisphere warrants. If the foregoing conditions are satisfied and Hemisphere issues a notice of redemption of the Hemisphere warrants, each Hemisphere warrant holder will be entitled to exercise of such holder's Hemisphere warrant prior to the scheduled redemption date. However, the per share price of Hemisphere Class A common stock may fall below the $18.00 redemption trigger price as well as the $12.00 exercise price after the redemption notice is issued.

        If Hemisphere calls the Hemisphere warrants for redemption as described above, Hemisphere management will have the option to require any holder that wishes to exercise such holder's Hemisphere warrants to do so on a "cashless basis." If Hemisphere management takes advantage of this option, all holders of Hemisphere warrants would pay the exercise price by surrendering such holder's Hemisphere warrants for that number of shares of Hemisphere Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Hemisphere Class A common stock underlying the Hemisphere warrants, multiplied by the difference between the exercise price of the Hemisphere warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average closing sales price of the Hemisphere Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Hemisphere warrants. If Hemisphere management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Hemisphere Class A common stock to be received upon exercise of the Hemisphere warrants, including the "fair market value" in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of an Hemisphere warrant redemption.

        The exercise price, the redemption price and number of shares of Hemisphere Class A common stock issuable on exercise of the Hemisphere warrants (as described above) may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of Hemisphere Class A common stock issuable on exercise of the Hemisphere warrants will not be adjusted for issuances of Hemisphere Class A common stock at a price below the exercise price of the Hemisphere warrants.

        The Hemisphere warrants will be issued in registered form and governed by the Warrant Agreement, as amended by the Warrant Amendment, between Continental Stock Transfer & Trust Company, as warrant agent, and Hemisphere. You should review a copy of the Assignment, Assumption and Amendment of Warrant Agreement, which is included as Annex B to this proxy statement/prospectus, for a complete description of the terms and conditions applicable to the Hemisphere warrants.

        The Hemisphere warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Hemisphere, for the number of Hemisphere warrants being exercised. The Hemisphere warrant holders do not have the rights or privileges of holders of Hemisphere Class A common stock or any voting rights until they exercise their Hemisphere warrants and receive shares of Hemisphere Class A common stock. After the issuance of shares of Hemisphere Class A common stock upon exercise of the Hemisphere warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of Hemisphere Class A common stock.

        It is a condition to the closing of the Transaction that the terms of the Amended Azteca Warrants are amended as described herein. In addition, immediately prior to the closing of the Merger Agreement, Azteca will purchase from the Current Sponsor Warrantholders 2,333,334 Amended Azteca Warrants (i.e. warrants to purchase 1,166,667 shares of Azteca common stock) for a purchase price per warrant equal to $0.50.

        Immediately following the consummation of the Transaction, Hemisphere will sell to the WAPA/Cinelatino Investors in a private placement transaction exempt from registration under the Securities Act, an aggregate of 2,333,334 warrants to purchase 1,166,667 shares of Hemisphere Class A common stock that are substantially identical to the Amended Azteca Warrants held by the Public Warrantholders for a purchase price per warrant equal to $0.50. We refer to these warrants as the "Seller Warrants."

        Hemisphere will not be required to cash settle any such exercise of Hemisphere warrant under any circumstances.

        No fractional shares will be issued upon exercise of the Hemisphere warrants. Pursuant to the Warrant Amendment, a warrantholder may exercise its warrants only for a whole number of shares of Hemisphere Class A common stock. Only an even number of warrants may be exercised at any given time by the registered warrantholder. For example, if a registered warrantholder holds one warrant to purchase one-half of a share of Hemisphere Class A common stock, such warrant shall not be exercisable. If a registered warrantholder holds two warrants, such warrants shall be exercisable for one share of Hemisphere Class A common stock.

Sponsor Warrants and Seller Warrants

        Upon consummation of the Transaction, the Sponsor Warrants and Seller Warrants will have terms and provisions that will be identical to the Amended Azteca Warrants, except that (i) the Sponsor Warrants and Seller Warrants will not be redeemable by Hemisphere so long as they are held by Azteca's Current Sponsor Warrantholders, and the WAPA/Cinelatino Investors, respectively, or their respective permitted transferees and may be exercised on a cashless basis and (ii) Amended Azteca Warrants will be redeemable by Hemisphere and may be exercised by their holders on a cashless basis. The Sponsor Warrants and Seller Warrants are subject to the transfer restrictions described above under "The Agreements—Additional Agreements—The Lock-up Agreement."

Dividends

        The payment of cash dividends will be dependent upon the revenues and earnings of Hemisphere, if any, capital requirements, the general financial condition of Hemisphere and by the funds that its subsidiaries are permitted to dividend to Hemisphere. Both WAPA and Cinelatino are limited in their ability to (i) pay cash dividends or make other distributions (including management or similar fees) to their equity holders and (ii) make investments in non-credit parties, including, following the consummation of the Transaction. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of WAPA—Discussion of Indebtedness" beginning on page 108 and

"Management's Discussion and Analysis of Financial Condition and Results of Operations of Cinelatino—Discussion of Indebtedness" beginning on page 125.

        The payment of any dividends will be within the discretion of the Hemisphere board of directors at such time. It is the present intention of the Hemisphere board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the Hemisphere board of directors is not currently contemplating and does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Warrant Agent

        The transfer agent for Hemisphere Class A common stock and Hemisphere Class B common stock and warrant agent for warrants will be Continental Stock Transfer & Trust Company. Hemisphere has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or willful misconduct or bad faith of the indemnified person or entity.

Regulatory Restrictions

        Hemisphere's amended and restated certificate of incorporation provides that if Hemisphere believes that the ownership or proposed ownership of shares of capital stock of Hemisphere by any person may result in a violation of the Communications Act or FCC rules and policies (an "FCC Regulatory Limitation"), such person shall furnish promptly to Hemisphere such information as Hemisphere shall request. If (a) any person from whom information is requested should not provide all the information requested by Hemisphere or (b) Hemisphere shall conclude that a stockholder's ownership or proposed ownership of, or that a stockholder's exercise of any rights of ownership with respect to, shares of capital stock of Hemisphere results or could result in an FCC Regulatory Limitation, then Hemisphere may (i) refuse to permit the transfer of shares of capital stock of Hemisphere to such proposed stockholder, (ii) suspend those rights of stock ownership the exercise of which causes or could cause such FCC Regulatory Limitation, (iii) redeem such shares of capital stock of Hemisphere held by such stockholder in accordance with the terms and conditions set forth in Hemisphere's amended and restated certificate of incorporation, (iv) require the conversion of any or all of the shares of Hemisphere Class B common stock held by such stockholder into an equal number of Hemisphere Class A common stock and/or (v) exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such stockholder or proposed transferee, with a view towards obtaining such information or preventing or curing any situation which causes or could cause an FCC Regulatory Limitation.

COMPARISON OF STOCKHOLDER RIGHTS

	Azteca (pre-Transaction)	Hemisphere (post-Transaction)
Authorized Capital	Azteca is authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, of which 12,500,000 shares were issued and outstanding as of March 8, 2013, and 1,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding as of the date of this proxy statement/prospectus. Azteca's amended and restated certificate of incorporation does not provide that stockholders have a preemptive right or other subscription rights to acquire authorized and unissued shares of Azteca.	Hemisphere is authorized to issue 133,000,000 shares of common stock, par value $0.0001 per share, divided into 100,000,000 shares of Hemisphere Class A common stock and 33,000,000 shares of Hemisphere Class B common stock, of which 12,250,000 shares of Hemisphere Class A common stock and 33,000,000 shares of Hemisphere Class B common stock will be issued and outstanding as of immediately following consummation of the Transaction. Hemisphere is also authorized to issue 50,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding as of the date of this proxy statement/prospectus. Hemisphere's amended and restated certificate of incorporation does not provide that stockholders have a preemptive right or other subscription rights to acquire authorized and unissued shares of Hemisphere.
Voting Rights
The amended and restated certificate of incorporation and bylaws of Azteca provide that the holders of shares of Azteca common stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Azteca common stock are entitled to vote.
The amended and restated certificate of incorporation and bylaws of Hemisphere provide that the holders of shares of Hemisphere Class A common stock shall be entitled to one vote for each such share and the holders of shares of Hemisphere Class B common stock shall be entitled to ten votes for each such share on each matter properly submitted to the stockholders on which the holders of the Hemisphere common stock are entitled to vote.

	Azteca (pre-Transaction)	Hemisphere (post-Transaction)
Number of Directors	The amended and restated certificate of incorporation of Azteca and the bylaws of Azteca provide that the number of directors of Azteca, other than those who may be elected by the holders of one or more series of the preferred stock voting separately by class or series, shall be fixed from time to time exclusively by the Azteca Board pursuant to a resolution adopted by a majority of the entire Azteca Board. The amended and restated certificate of incorporation of Azteca divides the Azteca Board into three classes of directors, as nearly equal as possible, with each class being elected to a staggered three-year term. Directors serve until their successors are elected and qualified or until their earlier death, resignation, retirement, disqualification or removal from office.	The amended and restated certificate of incorporation of Hemisphere and the bylaws of Hemisphere provide that the number of directors of Hemisphere, other than those who may be elected by the holders of one or more series of the preferred stock voting separately by class or series, shall be fixed from time to time exclusively by the Hemisphere Board pursuant to a resolution adopted by a majority of the entire Hemisphere Board, provided, however that the total number of directors shall be not less than 6 nor more than 15. The amended and restated certificate of incorporation of Hemisphere divides the Hemisphere Board into three classes of directors, as nearly equal as possible, with each class being elected to a staggered three-year term. Directors serve until their successors are elected and qualified or until their earlier death, resignation, retirement, disqualification or removal from office.
Election of Directors
The Azteca bylaws require that the election of directors be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
The Hemisphere bylaws require that each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.
Manner of Acting by Board	The Azteca bylaws provide that the affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Azteca Board.	Same as for Azteca
Removal of Directors
	The amended and restated certificate of incorporation of Azteca provides that a director may be removed from office at any time by the affirmative vote of holders representing not less than a majority of the voting power of all then outstanding shares of capital stock of Azteca entitled to vote generally in the election of directors, voting together as a single class, and only for cause.	Same as for Azteca

	Azteca (pre-Transaction)	Hemisphere (post-Transaction)
Nomination of Director Candidates	The Azteca bylaws provide that nominations of persons for election to the Azteca Board may be made at any annual meeting, or at any special meeting of stockholders called for the purpose of electing directors, by any stockholder of Azteca who is a stockholder of record on the date notice of the meeting is given and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in the Azteca bylaws. To be timely, a stockholder's notice shall be received at the principal executive offices of Azteca (a) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (provided, however, that in the event the date of Azteca's annual meeting is more than 45 days before or after such anniversary date, notice by the stockholder must be received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by Azteca) and (b) in the case of a special meeting, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by Azteca.	The Hemisphere bylaws provide that nominations of persons for election to the Hemisphere Board may be made at any meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board or any committee thereof or (b) by any stockholder of Hemisphere who (i) is a stockholder of record on the date notice of the meeting is given and at the time of the meeting, (ii) is entitled to vote at such meeting and (iii) who complies with the notice procedures set forth in the Hemisphere bylaws. To be timely, a stockholder's notice shall be received at the principal executive offices of Hemisphere (a) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (provided, however, that in the event the date of Hemisphere's annual meeting is more than 30 days before or more than 60 days after such anniversary date, no annual meeting was held during the prior year or in the case of Hemisphere's first annual meeting, notice by the stockholder must be received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by Hemisphere) and (b) in the case of a special meeting, no earlier than 120 days before such annual meeting and no later than the later of 90 days before such special meeting and the close of business on the tenth day following the day on which public announcement of the date of the special meeting is first made by Hemisphere.

	Azteca (pre-Transaction)	Hemisphere (post-Transaction)
Business Proposals by Stockholders	The Azteca bylaws provide that business may be brought before an annual meeting of stockholders by any stockholder of Azteca who is a stockholder of record on the date notice of the meeting is given and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in the Azteca bylaws. To be timely, a stockholder's notice shall be received at the principal executive offices of Azteca not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (provided, however, that in the event the date of Azteca's annual meeting is more than 45 days before or after such anniversary date, notice by the stockholder must be received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (a) the close of business on the 90th day before the meeting or (b) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by Azteca.	The Hemisphere bylaws provide that business may be brought before an annual meeting of stockholders by any stockholder of Hemisphere who (i) is a stockholder of record on the date notice of the meeting is given and at the time of the meeting, (ii) is entitled to vote at such meeting and (iii) who complies with the notice procedures set forth in the bylaws. To be timely, a stockholder's notice shall be received at the principal executive offices of Hemisphere not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (provided, however, that in the event the date of Hemisphere's annual meeting is more than 30 days before or 60 days after such anniversary date, no annual meeting was held during the prior year or in the case of Hemisphere's first annual meeting, notice by the stockholder must be received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by Hemisphere).
Special Meetings of the Board
The Azteca bylaws provide that special meetings of the Azteca Board (i) may be called by the Chairman or President and (ii) shall be called by the Chairman, President or Secretary upon the written request of at least a majority of directors.
The Hemisphere bylaws provide that special meetings of the Hemisphere Board (i) may be called by the Chairman or the Chief Executive Officer and (ii) shall be called by the Chairman or the Chief Executive Officer or Secretary upon the written request of any two or more directors.
Special Meetings of Stockholders
	The Azteca bylaws provide that special meetings of the stockholders may be called only by the chairman of the Azteca Board, Chief Executive Officer, or the Azteca Board pursuant to a resolution adopted by a majority of the Azteca Board.	The Hemisphere bylaws provide that special meetings of the stockholders may be called only by the Hemisphere Board.

	Azteca (pre-Transaction)	Hemisphere (post-Transaction)
Manner of Acting by Stockholders	The Azteca bylaws require that all matters other than the election of directors be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Azteca amended and restated certificate of incorporation, the bylaws, the DGCL or applicable stock exchange rules, a different vote is required, in which case such provision governs and controls the decision of such matter.	Same as for Azteca
Stockholder Action Without Meeting
The amended and restated certificate of incorporation of Azteca provides that any action required or permitted to be taken by the stockholders of Azteca must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.
The Hemisphere bylaws provide that any action to be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and must be delivered to the Corporation at its registered office, its executive office or to an officer or agent having custody of the book in which proceedings of stockholder meetings are recorded.
State Anti-Takeover Statutes
	Azteca did not opt out of the provisions of Section 203 of the DGCL, which, subject to certain exceptions, would prohibit a company that has not opted out from engaging in specified business combinations with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless the Transaction or transaction in which such stockholder became an interested stockholder is approved in a prescribed manner.	Same as for Azteca

	Azteca (pre-Transaction)	Hemisphere (post-Transaction)
Indemnification of Directors and Officers	The Azteca bylaws provide that each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent shall be indemnified and held harmless by Azteca to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended or interpreted against all expenses, liability, and loss reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any such proceeding.	The amended and restated certificate of incorporation of Hemisphere provides that each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent shall be indemnified and held harmless by Hemisphere to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended or interpreted against all expenses (including attorney's fees), liability, and loss reasonably incurred or suffered by such person in, any such proceeding.
Limitation on Liability of Directors
	The amended and restated certificate of incorporation of Azteca provides that a director of Azteca shall not be liable to Azteca or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.	Same as for Azteca

	Azteca (pre-Transaction)	Hemisphere (post-Transaction)
Amendments to Bylaws	The amended and restated certificate of incorporation of Azteca and the Azteca bylaws provide that the bylaws may be adopted, amended, altered or repealed, by the affirmative vote of a majority vote of the members of the Azteca Board or by the stockholders, or by the affirmative vote of at least a majority of the voting power of all then outstanding shares of capital stock of Azteca entitled to vote generally in the election of directors.	Same as for Azteca
Liquidation if No Transaction
	The amended and restated certificate of incorporation of Azteca provides that in the event that Azteca has not consummated a business combination within 21 months from the initial public offering of Azteca, Azteca must (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, subject to lawfully available funds therefor, redeem 100% of Azteca's Public Shares, at a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable and less up to $50,000 of such net interest to pay dissolution expenses, by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the Trust Account which is received after the redemption will be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of the remaining stockholders and the Azteca Board in accordance with applicable law, dissolve and liquidate, subject in each case to Azteca's obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.	None.

	Azteca (pre-Transaction)	Hemisphere (post-Transaction)
Redemption Rights	Upon consummation of the initial business combination, the amended and restated certificate of incorporation of Azteca provides the holders of the Azteca common stock with the opportunity to redeem their Public Shares for cash in an amount equal to the greater of $10.05 per share or the quotient obtained by dividing (i) the aggregate amount then on deposit in the Trust Account, as of two business days prior to the consummation of the Transaction, less franchise and income taxes payable and less any interest that Azteca was permitted to withdraw in accordance with the Trust Agreement, by (ii) the total number of then outstanding Public Shares.	None.
Restrictions on Stock Ownership or Transfer relating to Federal Communications Laws	Not applicable.
The amended and restated certificate of incorporation of Hemisphere provides that Hemisphere may prohibit the ownership of or redeem shares of its capital stock, suspend the rights of stockholders or require the conversion of Class B Common Stock to Class A Common Stock in order to ensure compliance with, or prevent the applicability of limitations imposed by, the requirements of applicable federal communications laws.

LEGAL MATTERS

        Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to Hemisphere, WAPA and Cinelatino, will pass upon the validity of the securities of Hemisphere offered by this proxy statement/prospectus. Greenberg Traurig, LLP, counsel to Azteca, will pass upon U.S. federal income tax advice relating to the Azteca Merger.

EXPERTS

        The financial statements of Azteca Acquisition Corporation as of December 31, 2012 and 2011, and for the year ended December 31, 2012 and the periods from April 15, 2011 (date of inception) to December 31, 2011 and from April 15, 2011 (date of inception) to December 31, 2012 have been audited by Rothstein Kass, an independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of InterMedia Español Holdings, LLC and Subsidiaries for each of the three years in the period ended December 31, 2012, included in this proxy statement/prospectus and in this registration statement have been so included in reliance on the report of McGladrey LLP, an independent registered public accounting firm, as set forth in their report with respect thereto, and are included herein in reliance on the authority of said firm as experts in accounting and auditing.

        The financial statements of Cine Latino, Inc. for each of the three years in the period ended December 31, 2012, included in this proxy statement/prospectus and in this registration statement have been so included in reliance on the report of McGladrey LLP, an independent registered public accounting firm, as set forth in their report with respect thereto, and are included herein in reliance on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Hemisphere has filed a registration statement on Form S-4 to register the issuance of Hemisphere Class A common stock to be issued to Azteca stockholders. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Hemisphere, a proxy statement of Azteca for a special meeting of its stockholders and its warrantholders.

        Azteca files annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect or copy these materials at the Public Reference Room at the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC public reference room. Azteca's public filings are also available to the public from the SEC's website at www.sec.gov. You may request a copy of Azteca's filings with the SEC (excluding exhibits) at no cost by writing Azteca at Azteca Acquisition Corporation, 421 N. Beverly Drive, Suite 300, Beverly Hills, CA 90210 or by telephoning Azteca at (310) 553-7009.

        Information and statements contained in this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this proxy statement/prospectus.

        If you have questions about the transactions described herein, the special meeting of stockholders or the special meeting of warrantholders, or if you need to obtain copies of the accompanying proxy statement/prospectus, proxy cards or election forms, you may contact the proxy solicitor as set forth below. You will not be charged for any of the documents you request. If your shares or warrants are held in a stock brokerage account or by a bank or other nominee, you should contact your broker, bank or other nominee for additional information.

  Morrow & Co., LLC
  470 West Avenue, 3rd Floor
  Stamford, CT 06902
  Telephone: (800) 662-5200
  Banks and Brokerage Firms: (203) 658-9400

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Azteca Acquisition Corporation Financial Information As of December 31, 2012 and 2011 and Additional Periods
Report of Independent Registered Accounting Firm	F-2
Balance Sheets as of December 31, 2012 and December 31, 2011	F-4
Statements of Operations for the Year Ended December 31, 2012 and Additional Periods	F-5
Statement of Stockholders' Equity for the Period From April 15, 2011 to December 31, 2012	F-6
Statements of Cash Flows for the Year Ended December 31, 2012 and Additional Periods	F-7
Notes to Financial Statements	F-8
InterMedia Español Holdings, LLC and Subsidiaries Audited Consolidated Financial Statements As of December 31, 2012 and 2011 and for the Years Ended December 31, 2012, 2011 and 2010
Report of Independent Registered Accounting Firm	F-19
Consolidated Balance Sheets as of December 31, 2012 and December 31, 2011	F-20
Consolidated Statements of Income for the Years Ended December 31, 2012, 2011 and 2010	F-21
Statements of Comprehensive Income for the Years Ended December 31, 2012, 2011 and 2010	F-22
Consolidated Statements of Changes in Member's Capital for the Years Ended December 31, 2012, 2011 and 2010	F-23
Consolidated Statements of Cash Flows for the Years Ended December 31, 2012, 2011 and 2010	F-24
Notes to Consolidated Financial Statements	F-25
Cine Latino, Inc. Audited Financial Statements As of December 31, 2012 and 2011 and for the Years Ended December 31, 2012, 2011 and 2010
Report of Independent Registered Accounting Firm	F-38
Balance Sheets as of December 31, 2012 and December 31, 2011	F-39
Statements of Income for the Years Ended December 31, 2012, 2011 and 2010	F-40
Statements of Comprehensive Income for the Years Ended December 31, 2012, 2011 and 2010	F-41
Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 2012, 2011 and 2010	F-42
Statements of Cash Flows for the Years Ended December 31, 2012, 2011 and 2010	F-43
Notes to Unaudited Financial Statements	F-44

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Azteca Acquisition Corporation

        We have audited the accompanying balance sheets of Azteca Acquisition Corporation (a corporation in the development stage) (the "Company") as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2012 and the periods from April 15, 2011 (inception) to December 31, 2011, as well as for the period from April 15, 2011 (inception) to December 31, 2012. We also have audited the Company's internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on these financial statements and an opinion on the company's internal control over financial reporting based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Azteca Acquisition Corporation (a corporation in the development stage) as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the year ended December 31, 2012 and the periods from April 15, 2011 (inception) to December 31 2011 and April 15, 2011 (inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company's will commence with liquidation procedures in the event that the Company does not consummate a business combination (as defined) prior to April 6, 2013. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        As discussed in Note 2 to the financial statements, the accompanying 2011 financial statements have been restated to correct a misstatement.

/s/ ROTHSTEIN KASS

Roseland, New Jersey
February 28, 2013

Azteca Acquisition Corporation

(a corporation in the development stage)

BALANCE SHEETS

	December 31, 2012	December 31, 2011
		(as Restated—Note 2)
Assets:
Current assets:
Cash and cash equivalents	$9,969	$505,803
Prepaid expenses	—	89,707

Total current assets	9,969	595,510
Cash and investments held in Trust Account	100,572,114	100,502,314

Total assets	$100,582,083	$101,097,824

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable and accrued expenses	$99,375	$44,831
Franchise tax payable	119,413	102,182

Total current liabilities	218,788	147,013
Deferred underwriting fees	3,750,000	3,750,000
Warrant liability	4,106,667	5,866,667

Total liabilities	8,075,455	9,763,680

Commitments and contingencies:
Common stock subject to possible redemption; 8,707,126 and 8,590,461 shares at $10.05 at December 31, 2012 and December 31, 2011, respectively	87,506,620	86,334,133

Stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding
Common stock, $0.0001 par value; 100,000,000 shares authorized; 3,792,874 and 3,909,539 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively (excluding 8,707,126 and 8,590,461 subject to possible redemption, respectively)	379	391
Additional paid-in capital	4,999,629	4,999,620
Deficit accumulated during the development stage	—	—

Total stockholders' equity, net	5,000,008	5,000,011

Total liabilities and stockholders' equity	$100,582,083	$101,097,824

See accompanying notes to financial statements.

Azteca Acquisition Corporation

(a corporation in the development stage)

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2012	For the period from April 15, 2011 (inception) to December 31, 2011	For the period from April 15, 2011 (inception) to December 31, 2012
		as Restated—Note 2
Revenue	$—	$—	$—
Expenses:
General and administrative expenses	477,745	192,610	670,355
State franchise taxes	180,662	102,182	282,844

Loss from operations	(658,407)	(294,792)	(953,199)
Interest Income	70,890	2,314	73,204
Change in fair value of warrants	1,760,000	5,133,333	6,893,333

Net income attributable to common shares outstanding	$1,172,483	$4,840,855	$6,013,338

Weighted average number of common shares outstanding, excluding shares subject to possible redemption—basic and diluted	3,807,532	3,606,835	3,724,151

Net income per common share outstanding, excluding shares subject to possible redemption—basic and diluted	$0.31	$1.34	$1.61

See accompanying notes to financial statements.

Azteca Acquisition Corporation

(a corporation in the development stage)

STATEMENTS OF STOCKHOLDERS' EQUITY

For the period from April 15, 2011 (inception) to December 31, 2012 as Restated—Note 2

				Deficit Accumulated During Development Stage
	Common Stock
			Additional Paid-in Capital		Total Stockholders' Equity
	Shares	Amount
Sale of common stock to Sponsor on April 15, 2011 at approximately $0.0087 per share	2,875,000	$288	$24,712	$—	$25,000
Sale of 10,000,000 units on July 6, 2011, net of underwriters' discount and offering expenses (including 9,202,324 subject to possible redemption)	10,000,000	1,000	93,967,289		93,968,289
Warrant liability recorded on July 6, 2011 (restated)			(11,000,000)		(11,000,000)
Net proceeds subject to possible redemption of 8,107,784 shares at redemption value on July 6, 2011 (restated)	(8,107,784)	(811)	(81,492,467)		(81,493,278)
Sale of 4,666,667 warrants to Sponsor on July 6, 2011			3,500,000		3,500,000
Forfeiture of sponsor shares in connection with the underwriter's election to not exercise their over-allotment option	(375,000)	(38)	38
Change in shares subject to possible redemption to 8,590,461 shares at December 31, 2011 (restated)	(482,677)	(48)	48	(4,840,855)	(4,840,855)
Net income attributable to common stockholders (restated)				4,840,855	4,840,855

Balances, at December 31, 2011	3,909,539	391	4,999,620	—	5,000,011
Change in shares subject to possible redemption to 8,717,126 shares at December 31, 2012	(116,665)	(12)	9	(1,172,483)	(1,172,486)
Net income attributable to common stockholders				1,172,483	1,172,483

Balances, at December 31, 2012	3,792,874	$379	$4,999,629	$—	$5,000,008

See accompanying notes to financial statements.

Azteca Acquisition Corporation

(a corporation in the development stage)

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2012	For the period from April 15, 2011 (inception) to December 31, 2011	For the period from April 15, 2011 (inception) to December 31, 2012
		(as Restated-Note 2)
Cash flows from operating activities
Net income	$1,172,483	$4,840,855	$6,013,338
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liability	(1,760,000)	(5,133,333)	(6,893,333)
Increase (decrease) in cash attributable to changes in assets and liabilities
Prepaid expenses	89,707	(89,707)	—
Accounts payable and accrued expenses	54,546	44,831	99,377
Franchise tax payable	17,230	102,182	119,412

Net cash used in operating activities	(426,034)	(235,172)	(661,206)

Net cash used in investing activity, change in trust account	(69,800)	(100,502,314)	(100,572,114)

Cash flows from financing activities
Proceeds from note payable to related party		100,000	100,000
Payment of note payable to related party		(100,000)	(100,000)
Payments of offering costs		(2,281,711)	(2,281,711)
Proceeds from the sale of common stock to Sponsor		25,000	25,000
Proceeds from sale of warrants to Sponsor		3,500,000	3,500,000
Proceeds from Public Offering		100,000,000	100,000,000

Net cash provided by financing activities	—	101,243,289	101,243,289

Net increase (decrease) in cash	(495,834)	505,803	9,969
Cash and cash equivalents, beginning of period	505,803

Cash and cash equivalents, end of period	$9,969	$505,803	$9,969

Supplemental schedule of non-cash financing activities:
Deferred underwriting fees	—	3,750,000	3,750,000

See accompanying notes to financial statements.

Azteca Acquisition Corporation
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
December 31, 2012

(1) Organization and Nature of Business Operations

        Azteca Acquisition Corporation (the "Company") is a recently-formed Delaware blank check company, initially formed in the British Virgin Islands on April 15, 2011 and reincorporated in the State of Delaware on June 8, 2011, for the purpose of, directly or indirectly, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or engaging in any other similar business combination with one or more businesses or assets ("Business Combination").

        The Company expects that the Transaction (described in Note (10)) will be completed in April 2013. All activity through December 31, 2012 relates to the Company's formation, initial public offering ("Public Offering") described below in Note 4, and after the Public Offering, the identification and investigation of prospective target businesses with which to consummate a Business Combination and execution of the Transaction.

        The registration statement for the Public Offering was declared effective on June 29, 2011. The Company consummated the Public Offering on July 6, 2011 and received net proceeds of approximately $101,218,000, which included $3,500,000 received for the purchase of 4,666,667 warrants by Azteca Acquisition Holdings, LLC (the "Sponsor") and is net of non-deferred underwriting commissions of $1,750,000 and approximately $532,000 of offering costs.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward effecting a Business Combination. For purposes of consummating its initial Business Combination, the Company intends to focus on operating businesses that have their primary operations located in either Mexico or the United States. While the Company may pursue a Business Combination in any business industry or sector, the Company intends to focus on industries or sectors that complement its management team's background, such as the fields of transportation, industrials, manufacturing, food and beverage, financial services, hospitality, agribusiness, media (including television and newspapers), sports, real estate, energy, and businesses focused on serving the needs of Hispanic markets. The Transaction is with WAPA and Cinelatino, two businesses focused on serving the needs of Hispanic markets.

(2) Restatement of Previously Issued Financial Statements

        In February 2013, the Company concluded it should correct its accounting related to the Company's outstanding warrants. The Company had initially accounted for the warrants as a component of equity but upon further evaluation of the terms of the warrant, concluded that the warrants should be accounted for as a derivative liability. The warrants contain a restructuring price adjustment provision, such that, in the event the Company completes a business combination subsequent to the initial Business Combination which results in the Company's shares no longer being listed on a national exchange or the OTC Bulletin Board, the exercise price of the warrants will decrease by a formula that causes the warrants to not be indexed to the Company's own shares. As a result of this provision, the Company has restated its financial statements to reflect the Company's warrants as a derivative liability with changes in the fair value recorded in current period earnings. The restructuring price adjustment provision will be eliminated in connection with the Transaction.

Azteca Acquisition Corporation

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

(2) Restatement of Previously Issued Financial Statements (Continued)

        The following table below summarizes the effect of the restatement to the Company's financial statements for the period ended December 31, 2011 and to the Company's quarterly financial statements issued during 2011 and 2012:

	As Previously Reported	Adjustments	As Restated
Three months ended September 30, 2011 (unaudited)
Common stock subject to possible redemption	92,383,238	(11,000,000)	81,383,238
Warrant liability	—	11,000,000	11,000,000
Common stock	1,250	(810)	440
Additional paid-in capital	5,108,801	(109,232)	4,999,569
Retained earnings	(110,042)	110,042	—
Change in fair value of warrant liability	—	—	—
Net income (loss)	(104,312)	—	(104,312)
Net income (loss) per share	(0.01)	(0.02)	(0.03)
For the period ended April 15, 2011 (inception) to September 30, 2011 (unaudited)
Common stock subject to possible redemption	92,383,238	(11,000,000)	81,383,238
Warrant liability	—	11,000,000	11,000,000
Common stock	1,250	(810)	440
Additional paid-in capital	5,108,801	(109,232)	4,999,569
Retained earnings	(110,042)	110,042	—
Change in fair value of warrant liability	—	—	—
Net income (loss)	(110,042)	—	(110,042)
Net income (loss) per share	(0.01)	(0.02)	(0.03)
For the period ended April 15, 2011 (inception) to December 31, 2011 (audited)
Common stock subject to possible redemption	92,200,800	(5,866,667)	86,334,133
Warrant liability	—	5,866,667	5,866,667
Common stock	1,250	(859)	391
Additional paid-in capital	5,291,239	(291,619)	4,999,620
Retained earnings	(292,478)	292,478	—
Change in fair value of warrant liability	—	(5,133,333)	(5,133,333)
Net income (loss)	(292,478)	5,133,333	4,840,855
Net income (loss) per share	(0.03)	1.37	1.34

Azteca Acquisition Corporation

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

(2) Restatement of Previously Issued Financial Statements (Continued)

	As Previously Reported	Adjustments	As Restated
Three months ended March 31, 2012 (unaudited)
Common stock subject to possible redemption	92,080,472	(6,600,000)	85,480,472
Warrant liability	—	6,600,000	6,600,000
Common stock	1,250	(851)	399
Additional paid-in capital	5,411,567	(411,958)	4,999,609
Retained earnings	(412,809)	412,809	—
Change in fair value of warrant liability	—	733,333	733,333
Net income (loss)	(120,331)	(733,333)	(853,664)
Net income (loss) per share	(0.01)	(0.21)	(0.22)
Three months ended June 30, 2012 (unaudited)
Common stock subject to possible redemption	91,967,490	(3,666,667)	88,300,823
Warrant liability	—	3,666,667	3,666,667
Common stock	335	36	371
Additional paid-in capital	5,525,464	(525,832)	4,999,632
Retained earnings	(525,796)	525,796	—
Change in fair value of warrant liability	—	(2,933,333)	(2,933,333)
Net income (loss)	(112,987)	2,933,333	2,820,346
Net income (loss) per share	—	0.71	0.71
Six months ended June 30, 2012 (unaudited)
Common stock subject to possible redemption	91,967,490	(3,666,667)	88,300,823
Warrant liability	—	3,666,667	3,666,667
Common stock	335	36	371
Additional paid-in capital	5,525,464	(525,832)	4,999,632
Retained earnings	(525,796)	525,796	—
Change in fair value of warrant liability	—	(2,933,333)	(2,933,333)
Net income (loss)	(233,318)	2,933,333	1,966,682
Net income (loss) per share	(0.07)	0.57	0.50
Three months ended September 30, 2012 (unaudited)
Common stock subject to possible redemption	91,906,346	(2,640,000)	89,266,346
Warrant liability	—	2,640,000	2,640,000
Common stock	336	26	362
Additional paid-in capital	5,586,607	(586,964)	4,999,643
Retained earnings	(586,938)	586,938	—
Change in fair value of warrant liability	—	(1,026,667)	(1,026,667)
Net income (loss)	(61,142)	1,026,667	965,525
Net income (loss) per share	(0.02)	0.28	0.26

Azteca Acquisition Corporation

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

(2) Restatement of Previously Issued Financial Statements (Continued)

	As Previously Reported	Adjustments	As Restated
Nine months ended September 30, 2012 (unaudited)
Common stock subject to possible redemption	91,906,346	(2,640,000)	89,266,346
Warrant liability	—	2,640,000	2,640,000
Common stock	336	26	362
Additional paid-in capital	5,586,607	(586,964)	4,999,643
Retained earnings	(586,938)	586,938	—
Change in fair value of warrant liability	—	(1,026,667)	(1,026,667)
Net income (loss)	(294,460)	1,026,667	2,932,207
Net income (loss) per share	(0.09)	0.85	0.76

(3) Summary of Significant Accounting Policies

  a)    Basis of Presentation

        The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) and pursuant to the accounting and disclosure rules and regulations of the SEC.

  b)    Fair Value of Financial instruments

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, "Fair Value Measurements and Disclosures", approximates the carrying amounts represented in the balance sheet.

  c)    Income (Loss) Per Common Share

        Basic income (loss) per common share is computed by dividing income (loss) applicable to common shareholders by the weighted average number of common shares outstanding during the period in accordance with ASB ASC 260, "Earnings Per Share". Diluted income (loss) per share reflects the potential dilution that could occur assuming common shares were issued upon the exercise of outstanding in the money warrants and the proceeds thereof were used to purchase common shares at the average market price during the period. The Company uses the treasury stock method to calculate potentially dilutive shares, as if they were converted into common stock at the beginning of the period. At December 31, 2012, the Company had outstanding warrants to purchase 14,666,667 shares of common stock. For all periods presented, the weighted average of these shares was excluded from the calculation of diluted income (loss) per common share because their inclusion would have been anti-dilutive. As a result, dilutive loss per common share is equal to basic loss per common share.

  d)    Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

Azteca Acquisition Corporation

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

(3) Summary of Significant Accounting Policies (Continued)

contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  e)    Recent Accounting Pronouncements

        Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

  f)    Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250.000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

  g)    Development Stage Company

        The Company is considered to be in the development stage as defined by FASB ASC 915, "Development Stage Entities," and is subject to the risks associated with activities of development stage companies. The Company has neither engaged in any operations nor generated any income to date. All activity through the date the financial statements were issued relates to the Company's organizational activities relating to the Public Offering, activities relating to identifying and evaluating prospective acquisition candidates, activities relating to execution of the Transaction, and activities relating to general corporate matters. The Company will not generate any operating revenues until after the completion of an Initial Business Combination, at the earliest. The Company has generated non-operating income in the form of interest income on the trust account.

  h)    Investments Held In Trust Account

        Investment securities consist of United States Treasury securities. The Company classifies its securities as held-to-maturity in accordance with FASB ASC 320 "Investments—Debt and Equity Securities." Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

        A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities' fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary.

        Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the "interest income" line item in the statements of operations. Some treasury securities were purchased at a small discount during the period from the closing of the Public Offering through

Azteca Acquisition Corporation

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

(3) Summary of Significant Accounting Policies (Continued)

December 31, 2012, resulting in a non-material accretion of interest income. Interest income is recognized when earned.

  i)    Redeemable Common Stock

        As discussed in Note (1), all of the 10,000,000 common shares sold as part of the Public Offering contain a redemption feature which allows for the redemption of common shares under the Company's liquidation or tender offer/stockholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity's equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, its charter provides that in no event will they redeem its public shares in an amount that would cause its net tangible assets (stockholders' equity) to be less than $5,000,001. In the event the aggregate cash consideration the Company would be required to pay for all shares that are validly submitted for redemption plus any amount required pursuant to the minimum cash condition of the Merger Agreement exceed the aggregate amount of cash available to it, the Company will not consummate the Transaction, and any shares validly submitted for redemption will be returned to the holders thereof, which such shares may subsequently be redeemed upon liquidation of the Company for a pro rata portion of the aggregate amount then on deposit in the trust account.

        The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against retained earnings, or in the absence of retained earnings, by charges against paid-in capital in accordance with ASC 480-10-S99. Accordingly, at December 31, 2012 and 2011, 8,707,126 and 8,590,461 public shares, respectively, are classified outside of permanent equity at its redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the trust account, including interest but less franchise and income taxes payable (approximately $10.05 at December 31, 2012 and 2011).

  j)    Income Taxes

        The Company complies with the accounting and reporting requirements of ASC 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At December 31, 2012 and 2011, the Company had recorded a full valuation allowance of $299,000 and $99,000, respectively, related to the Company's deferred tax assets. The deferred tax asset is primarily comprised of expenses not deductible in the development state. Effective tax rates differ from statutory rates due to timing differences in the deductibility of expenses.

Azteca Acquisition Corporation

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

(3) Summary of Significant Accounting Policies (Continued)

        There were no unrecognized tax benefits as of December 31, 2012. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2012. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The adoption of the provisions of ASC 740 did not have a material impact on the Company's financial position.

        The Company is incorporated in the State of Delaware and is therefore required to pay franchise taxes to the State of Delaware on an annual basis.

  k)    Warrant Liability

        The Company accounts for the 14,666,667 warrants issued in connection with the its Initial Public Offering (10,000,000) and Private Placement (4,666,667) in accordance with the guidance contained in ASC 815-45-7D whereby under that provision they do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company's statement of operations. The fair value of warrants issued by the Company in connection with private placements of securities has been estimated using the warrants quoted market price.

(4) Public Offering

        The Public Offering called for the Company to offer for sale 10,000,000 units at a price of $10.00 per unit (each, a "unit"). Each unit consists of one share of common stock of the Company, and one warrant (each, a "Warrant"). Each Warrant entitles the holder to purchase one share of common stock of the Company at a price of $12.00 per share. The Warrants will become exercisable on the later of 30 days after the completion of the Company's initial Business Combination or twelve months from the closing of the Public Offering, provided in each case that the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available, and will expire five years after the completion of the Company's initial Business Combination or earlier upon redemption or liquidation. Notwithstanding the foregoing, if a registration statement covering the common stock issuable upon exercise of the public Warrants has not been declared effective within 60 business days following the closing of its initial Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Warrants during the exercise period, or if Warrant holders did not exercise their Warrants on a cashless basis under the above provision, there will be no cash settlement of the Warrants and the Warrants will expire worthless. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants

Azteca Acquisition Corporation

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

(4) Public Offering (Continued)

in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days prior written notice of redemption, only in the event that the closing sales price of the Company's common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third business day before the Company sends the notice of redemption to the Warrant holders.

        A contingent fee equal to 3.75% of the gross offering proceeds from the Public Offering will become payable to Deutsche Bank Securities Inc. (the "Underwriter") from the amounts held in the trust account solely in the event the Company consummates its initial Business Combination.

        The Underwriter was also granted a 45-day option (August 15, 2011) to purchase up to an additional 1,500,000 units to cover over-allotments, if any. The Underwriter did not exercise the over-allotment option and as such the Sponsor forfeited 375,000 of the Founder Shares (as defined in Note (6) below).

(5) Liquidation and Going Concern

        If the Company does not effect a Business Combination within 21 months from the closing of the public offering (April 6, 2013), as discussed in Note 4, the Company will liquidate the trust account and distribute the amount then held in the trust account, including interest but net of franchise and income taxes payable and less up to $50,000 of such net interest that may be released to the Company from the trust account to pay liquidation expenses, to the Company's public stockholders, subject in each case to the Company's obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The mandatory liquidation and subsequent dissolution raises substantial doubt about the Company's ability to continue as a going concern. On January 22, 2013, the Company entered into a definitive agreement pursuant to which it will combine with Hemisphere Media Group, Inc. This transaction is further described in Note 10.

(6) Related Party Transactions

  a)    Note Payable to Related Party

        The Company issued an unsecured promissory note to the Sponsor for an aggregate of $100,000 on April 20, 2011. The note was non-interest bearing and was payable on the earlier of March 31, 2012 or the date on which the Company consummated the Public Offering. This note was repaid in full on July 7, 2011.

  b)    Services Agreement

        The Company has agreed to pay $10,000 a month for office space, utilities, administrative services and secretarial support to Galco, Inc., an affiliate of the Sponsor. Services commenced on June 30, 2011, the date the securities were first quoted on the Over-the-Counter Bulletin Board quotation system, and will terminate upon the earlier of the consummation by the Company of an initial Business Combination and the liquidation of the Company. The Company paid $120,000 under this agreement for the year ended December 31, 2012 and $70,000 for the period ended December 31, 2011.

Azteca Acquisition Corporation

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

(6) Related Party Transactions (Continued)

  c)    Sponsor Warrants

        The Sponsor purchased, in a private placement, 4,666,667 warrants simultaneously with the closing of the Public Offering on July 6, 2011, at a price of $0.75 per warrant (a purchase price of $3,500,000) from the Company, proceeds of which are being held in the trust account. If the Company does not complete a Business Combination, then these proceeds will be part of the liquidating distribution to the public stockholders and the warrants issued to the Sponsor will expire worthless. The Company classifies the private placement warrants within permanent equity as additional paid-in capital in accordance with FASB ASC 815-40.

  d)    Founder Shares

        On April 15, 2011, the Sponsor purchased 2,875,000 shares of common stock ("Founder Shares") for an aggregate amount of $25,000, or $0.0087 per share. On June 8, 2011, the Sponsor transferred 50,000 shares to each of John Engelman and Alfredo Elias Ayub, its two independent directors, for nominal consideration (the Sponsor and Messrs. Engelman and Elias together are the "initial stockholders").

        The Founder Shares are identical to the common stock included in the units that were sold in the Public Offering except that the Founder Shares are subject to certain transfer restrictions. The Sponsor agreed to and did forfeit 375,000 Founder Shares after the Underwriter informed the Company that it would not exercise any of the over-allotment option described in Note 4 above.

(7) Investments Held In Trust Account

        Upon the closing of the Public Offering and the simultaneous private placement of the Sponsor warrants, a total of $100,500,000 was placed in the trust account. As of December 31, 2012, investment securities in the Company's trust account consisted of $100,440,549 in U.S. government Treasury bills with a maturity of 180 days or less. In addition, the trust account also included $131,565 held in cash. The carrying amount, excluding accrued interest income, gross unrealized holding losses and fair value of held-to-maturity securities at December 31, 2012, was as follows:

	Carrying Amount	Gross Unrealized Holding Gain	Fair Value
Held-to-maturity:
United States Treasury Securities	$100,440,549	$13,627	$100,454,176

        As of December 31, 2011, investment securities in the Company's trust account consisted of $100,501,387 in U.S. government Treasury bills with a maturity of 180 days or less. In addition, the trust account also included $477 held in cash. The carrying amount, excluding accrued interest income, gross

Azteca Acquisition Corporation

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

(7) Investments Held In Trust Account (Continued)

unrealized holding losses and fair value of held-to-maturity securities at December 31, 2011, was as follows:

	Carrying Amount	Gross Unrealized Holding Loss	Fair Value
Held-to-maturity:
United States Treasury Securities	$100,501,837	$(491)	$100,501,346

(8) Fair Value Measurements

        The Company has adopted ASC 820, "Fair Value Measurement", for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The adoption of ASC 820 did not have an impact on the Company's financial position or results of operations.

        The following tables present information about the Company's assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2012 and 2011, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Description	December 31, 2012	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
United States Treasury Securities	$100,454,176	$100,454,176	$—	$—
Liabilities:
Warrant Liability	$4,106,677	$—	$4,106,677	$—

Description	December 31, 2011	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
United States Treasury Securities	$100,501,346	$100,501,346	$—	$—
Liabilities:
Warrant Liability	$5,866,667	$—	$5,866,667	$—

        Warrant Liability: The fair value of the derivate warrant liability was determined by the Company using the quoted market prices for the publicly traded warrants. On reporting dates where there are no

Azteca Acquisition Corporation

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

(8) Fair Value Measurements (Continued)

active trades the Company uses the last reported closing trade price of the warrants to determine the fair value (Level 2).

        United States Treasury Securities: The Company used Level 1 inputs to value the U.S. Treasury securities in our trust account for disclosure purposes.

(9) Stockholders' Equity

        Common Shares—the Company has 100,000,000 shares of common stock authorized. Holders of the Company's common shares are entitled to one vote for each common share. At December 31, 2012 and 2011, there were 12,500,000 shares of common stock outstanding, which includes 8,707,126 and 8,590,461 shares, respectively, subject to possible redemption.

        Preferred Shares—The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2012 and 2011, there were no shares of preferred stock outstanding.

(10) The Transaction

        On January 22, 2013, Azteca Acquisition Corporation ("Azteca"), Hemisphere Media Group, Inc. ("Hemisphere"), InterMedia Español Holdings, LLC ("WAPA"), Cine Latino, Inc. ("Cinelatino"), Hemisphere Merger Sub I, LLC ("WAPA Merger Sub"), Hemisphere Merger Sub II, Inc. ("Azteca Merger Sub") and Hemisphere Merger Sub III, Inc. ("Cinelatino Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the combination of Azteca, WAPA and Cinelatino (the "Transaction") as indirect wholly-owned subsidiaries of Hemisphere, which will be a parent holding company.

        As a result of the Transaction, the holders of Azteca common stock, par value $0.0001 per share ("Azteca Common Stock"), will receive shares of Hemisphere Class A Common Stock, par value $0.0001 per share (the "Hemisphere Class A Common Stock"), and the equityholders of WAPA and Cinelatino (the "WAPA/Cinelatino Investors") will receive shares of Hemisphere Class B Common Stock, par value $0.0001 per share (the "Hemisphere Class B Common Stock", and together with the Hemisphere Class A Common Stock, the "Hemisphere Common Stock"). All shares of Hemisphere Common Stock will vote together as a single class, with the Hemisphere Class A Common Stock having one vote per share and the Hemisphere Class B Common Stock having 10 votes per share. In connection with the Transaction, Hemisphere intends to apply to list its shares of Hemisphere Class A Common Stock on The NASDAQ Capital Market ("NASDAQ") and expects that its warrants will trade on the OTCBB following the consummation of the Transaction.

(11) Subsequent Events

        On February 1, 2013, the Company issued an unsecured promissory note to the Sponsor in an aggregate amount of $250,000. The note is non-interest bearing and is payable by Azteca or Hemisphere at or prior to consummation of the Transaction.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
InterMedia Español Holdings, LLC
New York, NY

        We have audited the accompanying consolidated balance sheets of InterMedia Español Holdings, LLC and Subsidiaries (the "Company") as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in member's capital, and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InterMedia Español Holdings, LLC and Subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey LLP

West Palm Beach, Florida
March 1, 2013

 InterMedia Español Holdings, LLC and Subsidiaries

Balance Sheets

December 31, 2012 and December 31, 2011

	2012	2011
Assets
Current Assets
Cash	$10,084,434	$10,182,539
Accounts receivable, net of allowance for doubtful accounts of $179,568 and $166,401, respectively	10,510,978	10,494,255
Programming rights	4,403,029	3,893,915
Deferred taxes	3,049,047	4,247,953
Prepaid expenses and other current assets	1,362,002	418,684

Total current assets	29,409,490	29,237,346

Programming Rights	2,664,100	2,573,949
Property and Equipment, net	26,861,359	26,604,104
Deferred Taxes	863,252	1,383,404
Broadcast License	41,355,700	41,355,700
Goodwill	10,982,586	10,982,586
Other Intangibles, net	1,677,500	1,907,500
Deferred Costs	2,043,703	2,902,060

	86,448,200	87,709,303

Total Assets	$115,857,690	$116,946,649

Liabilities and Member's Capital
Current Liabilities
Accounts payable	$912,007	$967,442
Accrued agency commissions	7,110,320	7,058,535
Accrued compensation and benefits	2,182,623	1,957,265
Other accrued expenses	2,749,222	1,985,170
Programming rights payable	3,207,719	3,350,918
Current portion of long-term debt	4,608,000	7,338,000
Income tax payable	—	157,190

Total current liabilities	20,769,891	22,814,520
Programming Rights Payable	926,984	747,653
Long-Term Debt, net of current portion	52,404,000	57,012,000
Other Liabilities	2,098,886	1,987,901

Total Liabilities	76,199,761	82,562,074
Commitments and Contingencies
Member's Capital	39,657,929	34,384,575

Total Liabilities and Member's Capital	$115,857,690	$116,946,649

See Notes to Consolidated Financial Statements.

InterMedia Español Holdings, LLC and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2012, 2011 and 2010

	2012	2011	2010
Net Revenues	$71,367,451	$60,797,209	$54,615,213

Operating Expenses:
Cost of revenues	32,408,622	28,984,899	25,450,080
Selling, general and administrative	13,666,989	13,024,598	11,806,089
Depreciation and amortization	3,722,970	3,425,052	3,125,461
Other expenses	703,298	—	—
(Gain) loss on disposition of assets	(653)	(38,777)	398,906

Total operating expenses	50,501,226	45,395,772	40,780,536

Operating income	20,866,225	15,401,437	13,834,677

Other Expenses:
Interest expense, net	(3,501,331)	(3,626,614)	(1,703,687)
Other expense, net	(50,000)	(187,056)	(50,000)

	(3,551,331)	(3,813,670)	(1,753,687)

Income before income taxes	17,314,894	11,587,767	12,080,990
Income tax (expense) benefit	(6,285,295)	(3,983,794)	18,951,700

Net income	$11,029,599	$7,603,973	$31,032,690

See Notes to Consolidated Financial Statements.

InterMedia Español Holdings, LLC and Subsidiaries

Statements of Comprehensive Income

Years Ended December 31, 2012, 2011 and 2010

	2012	2011	2010
Net income	$11,029,599	$7,603,973	$31,032,690
Other comprehensive loss:
Adjustment to defined benefit retirement plan	(256,245)	(149,246)	(3,995)

Comprehensive income	$10,773,354	$7,454,727	$31,028,695

See Notes to Financial Statements.

InterMedia Español Holdings, LLC and Subsidiaries

Consolidated Statements of Changes in Member's Capital

Years Ended December 31, 2012, 2011 and 2010

	Member's Capital Account	Accumulated Other Comprehensive Loss	Total
Balance as of January 1, 2010	$20,279,656	$(378,503)	$19,901,153
Net income	31,032,690	—	31,032,690
Other comprehensive loss, defined benefit retirement plan	—	(3,995)	(3,995)

Balance as of December 31, 2010	51,312,346	(382,498)	50,929,848
Distributions	(24,000,000)	—	(24,000,000)
Net income	7,603,973	—	7,603,973
Other comprehensive loss, defined benefit retirement plan	—	(149,246)	(149,246)

Balance as of December 31, 2011	34,916,319	(531,744)	34,384,575
Distributions	(5,500,000)	—	(5,500,000)
Net income	11,029,599	—	11,029,599
Other comprehensive loss, defined benefit retirement plan	—	(256,245)	(256,245)

Balance as of December 31, 2012	$40,445,918	$(787,989)	$39,657,929

See Notes to Consolidated Financial Statements.

InterMedia Español Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2012, 2011 and 2010

	2012	2011	2010
Reconciliation of Net Income to Net Cash Provided By Operating Activities:
Net income	$11,029,599	$7,603,973	$31,032,690

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,722,970	3,425,052	3,125,461
Program amortization	7,370,848	5,980,788	6,275,787
(Recoveries) provision for bad debts	(10,000)	202,000	44,000
(Gain) loss on disposition of assets	(653)	(38,777)	398,906
Amortization of deferred financing costs	858,357	678,640	—
Deferred tax benefit (expense)	1,719,058	2,808,975	(19,792,149)
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(6,723)	(2,416,938)	(438,657)
Programming rights	(7,970,113)	(7,311,494)	(4,235,918)
Prepaid expenses and other current assets	(943,318)	95,144	21,991
Increase (decrease) in:
Accounts payable	(55,435)	(240,958)	529,982
Accrued agency commissions	51,785	941,131	2,357,938
Accrued compensation and benefits	225,358	(65,113)	505,132
Other accrued expenses	764,052	1,160,395	418,269
Programming rights payable	36,132	439,034	(3,720,327)
Income tax payable	(157,190)	(76,878)	186,799
Other liabilities	(145,260)	435,250	(934,200)

	5,459,868	6,016,251	(15,256,987)

Net cash provided by operating activities	16,489,467	13,620,224	15,775,703

Cash Flows From Investing Activities
Proceeds from sale of assets	50,000	38,777	—
Capital expenditures	(3,799,572)	(2,121,614)	(3,786,232)

Net cash used in investing activities	(3,749,572)	(2,082,837)	(3,786,232)

Cash Flows From Financing Activities
Proceeds from long-term debt	—	19,194,300	—
Repayments of long-term debt	(7,338,000)	(1,650,000)	(6,375,000)
Payments on line of credit	—	—	(3,000,000)
Distributions	(5,500,000)	(24,000,000)	—

Net cash used in financing activities	(12,838,000)	(6,455,700)	(9,375,000)

Net (decrease) increase in cash	(98,105)	5,081,687	2,614,471
Cash:
Beginning	10,182,539	5,100,852	2,486,381

Ending	$10,084,434	$10,182,539	$5,100,852

Supplemental Dislcosures of Cash Flow Information
Cash payments for:
Interest	$2,916,932	$2,014,931	$2,698,699

Income taxes	$5,514,419	$1,195,449	$695,000

Distributions, net of withholding tax	$4,950,000	$23,214,495	$—

Supplemental Schedule of Noncash Investing and Financing Activities
Financed through term loan
Interest	$—	$124,366	$—
Financing costs	—	3,580,700	—

	$—	$3,705,066	$—

See Notes to Consolidated Financial Statements.

InterMedia Español Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

        Nature of business:    The accompanying consolidated financial statements include the accounts of InterMedia Español Holdings,  LLC and its wholly-owned subsidiaries. For the purpose of these financial statements, "the Company" is used to refer to InterMedia Español Holdings, LLC and/or any or all of its subsidiaries. The Company conducts its business through its subsidiaries and has no operations or assets other than the investments in its subsidiaries.

        The Company was organized as an infinite lived Limited Liability Company by its Parent Company, InterMedia Partners VII, L.P, as InterMedia Puerto Rico Holdings, LLC, and then its name was changed to its current name.

        As of December 31, 2012 and 2011, the Company is the owner of the following corporations:

  •
  InterMedia Español, Inc. ("Español")—this company was organized under the laws of the State of Delaware and is a holding company that owns 100% interest of WAPA PR (see below). Español has no operations or assets other than the investment in WAPA PR.

  •
  Televicentro of Puerto Rico, LLC ("Televicentro" or "WAPA PR")—this Company was organized under the laws of the State of Delaware and is engaged in the broadcast television business, as well as in the production of news and entertainment programming in Puerto Rico.

  •
  WAPA America, Inc. ("WAPA America")—this company was organized on September 2, 2004, under the laws of the state of Delaware, and is a cable television network distributed in the U.S. and programmed with Spanish language news and entertainment programs (produced and supplied, in its majority, by WAPA PR).

        A summary of the Company's significant accounting policies follows:

        Principles of consolidation:    The consolidated financial statements include our accounts and the accounts of our subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

        Revenue recognition:    Revenue related to the sale of advertising and contracted time is recognized at the time of broadcast. Retransmission consent fees and subscriber fees received from cable, telecommunications and satellite operators are recognized in the period in which the services are performed, generally under multi-year carriage agreements based on the number of subscribers.

        Barter transactions:    The Company engages in barter transactions in which advertising time is exchanged for products or services. Barter transactions are accounted for at the estimated fair value of the products or services received, or advertising time given up, whichever is more clearly determinable. Barter revenue is recognized at the time the advertising is broadcast. Barter expense is recorded at the time the merchandise or services are used and/or received.

        Barter revenue and expense included in the consolidated statements of income are as follows:

	2012	2011	2010
Barter revenue	$1,363,066	$1,021,418	$1,284,852
Barter expense	(996,034)	(849,552)	(1,169,997)

	$367,032	$171,866	$114,855

InterMedia Español Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

        Accounts receivable:    Accounts receivable consist of short-term receivables that arise in the normal course of business. The Company performs ongoing credit evaluations of its customers' financial condition. Past due receivables do not accrue interest.

        Accounts receivable are carried at the original charge amount less an estimate made for doubtful receivables. Management determines the allowance for doubtful accounts based upon prior experience and its assessment of the collectability of specific accounts. Uncollectible accounts receivable are written off when management determines that all reasonable collection efforts have been exhausted. Accounts that have previously been written off and subsequently recovered are recorded when received. Bad debt (recoveries) expense for the years ended December 31, 2012, 2011 and 2010 amounted to ($10,000), $202,000 and $44,000, respectively.

        Programming rights:    The Company enters into multi-year license agreements with various programming distributors for distribution of their respective programming ("programming rights") and capitalizes amounts paid to secure or extend these programming rights at the lower of unamortized cost or estimated net realizable value. If management estimates that the unamortized cost of its programming rights exceeds their estimated net realizable value, the Company will write down its programming rights. No such write down was deemed necessary during 2012, 2011 or 2010. The Company amortizes these programming rights over the term of the related license agreements. The amortization of these rights is recorded as part of cost of revenues in the accompanying statements of income. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as current assets, while costs of those programs to be broadcast subsequently are considered noncurrent. Program obligations are classified as current or non-current in accordance with the payment terms of the license agreement.

        Derivative financial instruments:    The Company's risk management policy is to use derivative financial instruments, as appropriate, to manage its exposure to fluctuations in interest rates related to debt with variable interest rates. The derivative instruments are measured at fair value and are recognized as either assets or liabilities in the consolidated balance sheets. These instruments are not designated as hedges for financial reporting purposes; accordingly, gains and losses related to the net change in the fair value of the instruments are reflected as interest income or expense in the statement of income for each reporting period (see Note 6).

        Property and equipment:    Property and equipment are recorded at cost. Depreciation is determined using the straight-line method over the expected remaining useful lives of the respective assets. Useful lives range from 1 – 19 years for improvements, equipment, buildings and towers. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is reflected in the determination of net income or loss. Expenditures for maintenance and repairs are expensed as incurred. Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

        Goodwill and other intangibles:    The Company's goodwill was recorded as a result of the Company's business combinations using the acquisition method of accounting. Indefinite lived intangible assets include a broadcast license, and a trademark. Other intangible assets include customer relationships with an estimated useful life of ten years. Other intangible assets are amortized over their

InterMedia Español Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

estimated lives using the straight-line method. Costs incurred to renew or extend the term of recognized intangible assets are capitalized and amortized over the useful life of the asset.

        The Company tests its broadcast license annually for impairment or whenever events or changes in circumstances indicate that such assets might be impaired. The impairment test consists of a comparison of the fair value of these assets with their carrying amounts using a discounted cash flow valuation method, assuming a hypothetical start-up scenario.

        The Company tests its goodwill annually for impairment or whenever events or changes in circumstances indicate that goodwill might be impaired. The first step of the goodwill impairment test compares the fair value of the Company with its carrying amount, including goodwill. The fair value of the Company is determined through the use of a discounted cash flow analysis incorporating variables such as revenue projections, projected operating cash flow margins, and discount rates.

        The valuation assumptions used in the discounted cash flow model reflect historical performance of the Company and prevailing values in the markets for broadcasting properties. If the fair value exceeds the carrying amount, goodwill is not considered impaired. If the carrying amount exceeds the fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss shall be recognized in an amount equal to that excess.

        The Company tests its other indefinite lived intangible assets annually for impairment or whenever events or changes in circumstances indicate that such assets might be impaired. This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. If such analysis indicates that the carrying value of these assets is not recoverable, the carrying value of such assets is reduced to fair value.

        Cash:    The Company maintains its cash in bank deposit accounts which, at times, may exceed federally-insured limits. The Company has not experienced any losses in such accounts.

        Fair value of financial instruments:    The carrying amounts of cash, accounts receivable and accounts payable approximate fair value because of the short maturity of these items. The carrying value of the long-term debt approximates fair value because this instrument bears interest at a variable rate and is at terms currently available to the Company. The fair value of the derivative financial instrument is the estimated amount the Company would pay to terminate the interest rate swap agreement at the reporting date, taking into account current interest rates and the creditworthiness of the counterparty for an asset and creditworthiness of the Company for a liability.

        Generally accepted accounting principles establish a framework for measuring fair value and expanded disclosures about fair value measurements. This guidance enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. Under this guidance, assets and liabilities carried at fair value must be classified and disclosed in one of the following three categories:

  •
  Level 1—inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that are accessible at the measurement date.

InterMedia Español Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

  •
  Level 2—inputs to the valuation methodology include quoted prices in markets that are not active or quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

  •
  Level 3—inputs to the valuation methodology are unobservable, reflecting the entity's own assumptions about assumptions market participants would use in pricing the asset or liability.

        The categorization of an asset or liability within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

        Fair value of the Company's derivative financial instrument, its sole financial instrument measured at fair value on a recurring basis, is derived using valuation models that take into account the contract terms such as maturity dates, interest rate yield curves, the Company's creditworthiness as well as that of the counterparty and other data. The data sources utilized in these valuation models that are significant to the fair value measurement are Level 2 in the fair value hierarchy.

        The Company's programming rights are classified as Level 3 in the fair value hierarchy, as they are measured at fair value on a non-recurring basis and are adjusted to fair value only when the carrying values exceed their fair values. For the years ended December 31, 2012, 2011 and 2010 there were no adjustments to fair value.

        Income taxes:    Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting using statutory rates in effect in the years in which the temporary differences are expected to reverse. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. A valuation allowance is applied against deferred tax assets if it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        The Company follows the accounting standard on accounting for uncertainty in income taxes. These standards require management to perform an evaluation of all income tax positions taken or expected to be taken in the course of preparing the Company's income tax returns to determine whether the income tax position meets a "more likely that not" standard of being sustained under examination by the applicable taxing authorities. This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for federal and state purposes. To the extent that interest and penalties are assessed by taxing authorities on any underpayment of income taxes, such amounts are accrued and classified as a component of income tax expense.

        Deferred costs:    Deferred costs consist of deferred financing costs, which are recorded net of accumulated amortization. Amortization is calculated on the effective-interest method over the term of the applicable loan. Amortization of deferred financing costs was $858,357, $678,640, and $0, which is included in interest expense, net on the accompanying consolidated statements of income for the years

InterMedia Español Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

ended December 31, 2012, 2011 and 2010, respectively. Accumulated amortization of deferred financing costs was $1,536,997 and $678,640 as of December 31, 2012 and 2011, respectively.

        Recent accounting pronouncements:    In June 2011, there were revisions to the accounting standard for reporting comprehensive income, which requires the presentation of the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The Company elected to present this information in a separate statement following the consolidated statement of income. The revisions are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, and should be applied retrospectively. The Company adopted this guidance effective January 1, 2012, and the adoption did not have an impact on the consolidated financial position or results of operations.

        In July 2012, the Financial Accounting Standards Board (FASB) issued guidance that is intended to reduce the cost and complexity of the annual impairment test for indefinite-lived intangible assets other than goodwill by providing entities an option to perform a qualitative assessment to determine whether a quantitative impairment test is necessary. The revised standard is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, but early adoption is permitted. The Company does not expect that this guidance will have a material effect on the Company's consolidated financial position, results of operation and cash flows.

        In October 2012, the Financial Accounting Standards Board (FASB) issued guidance that aligns the guidance on fair value measurements in the impairment test of unamortized film costs with the guidance on fair value measurements in other instances within U.S. GAAP. For SEC filers, the amendments are effective for impairment assessments performed on or after December 15, 2012. For all other entities, the amendments are effective for impairment assessments performed on or after December 15, 2013. The Company adopted this guidance effective December 31, 2012, and the adoption did not have a material impact on the consolidated financial statements.

        Use of estimates:    In preparing these financial statements, management had to make estimates and assumptions that affected the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the balance sheets date, and the reported revenues and expenses for the years then ended. Such estimates are based on historical experience and other assumptions that are considered appropriate in the circumstances. However, actual results could differ from those estimates.

        Reclassifications:    Certain items in the 2011 consolidated balance sheet have been reclassified to conform to the 2012 consolidated balance sheet presentation with no effect on net income or changes in member's capital.

        Subsequent events:    Management has evaluated subsequent events through March 1, 2013, the date on which the consolidated financial statements were available to be issued.

InterMedia Español Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 2. Property and Equipment

        Property and equipment as of December 31, 2012 and 2011, consists of the following:

	2012	2011
Land and improvements	$8,723,625	$8,723,625
Building	6,734,412	6,613,515
Equipment	21,105,535	17,540,916
Towers	5,117,064	5,005,974

	41,680,636	37,884,030
Less accumulated depreciation	(16,080,215)	(12,800,170)

	25,600,421	25,083,860
Construction and equipment installations in progress	1,260,938	1,520,244

	$26,861,359	$26,604,104

        Depreciation expense was $3,492,970, $3,195,052, and $2,895,461 for the years ended December 31, 2012, 2011 and 2010, respectively.

Note 3. Goodwill and Intangible Assets

        Goodwill and intangible assets consist of the following as of December 31, 2012 and 2011:

	2012	2011
Broadcast licenses	$41,355,700	$41,355,700
Goodwill	10,982,586	10,982,586
Other intangibles	1,677,500	1,907,500

	$54,015,786	$54,245,786

        The Company determined that based on estimated future cash flows for the years ended 2012, 2011 and 2010, the fair value of their goodwill and other indefinite-lived intangible assets exceeded their carrying amounts; accordingly no impairment loss was recognized.

        A summary of changes in the Company's goodwill and other indefinite lived intangible assets, on a net basis, for the years ended December 31, 2012, 2011, and 2010 is as follows:

	Net Balance at December 31, 2011	Additions	Impairment	Net Balance at December 31, 2012
Goodwill	$10,982,586	$—	$—	$10,982,586
Broadcast licenses	41,355,700	—	—	41,355,700
Other Intangibles	700,000	—	—	700,000

Total indefinite lived intangibles	$53,038,286	$—	$—	$53,038,286

InterMedia Español Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 3. Goodwill and Intangible Assets (Continued)

	Net Balance at December 31, 2010	Additions	Impairment	Net Balance at December 31, 2011
Goodwill	$10,982,586	$—	$—	$10,982,586
Broadcast licenses	41,355,700	—	—	41,355,700
Other Intangibles	700,000	—	—	700,000

Total indefinite lived intangibles	$53,038,286	$—	$—	$53,038,286

	Net Balance at December 31, 2009	Additions	Impairment	Net Balance at December 31, 2010
Goodwill	$10,982,586	$—	$—	$10,982,586
Broadcast licenses	41,355,700	—	—	41,355,700
Other Intangibles	700,000	—	—	700,000

Total indefinite lived intangibles	$53,038,286	$—	—	$53,038,286

        As of December 31, 2012 and 2011, the Company has the following net amounts related to other amortizable intangible assets:

	2012	2011
Customer relationships	$977,500	$1,207,500

	$977,500	$1,207,500

        The aggregate amortization expense of the Company's amortizable intangible assets for each of the years ended December 31, 2012, 2011 and 2010, was $230,000. Estimated amortization expense for 2013, 2014, 2015, and 2016 is $230,000 per year, and for 2017 is $57,500.

Note 4. Income Taxes

        For the years ended December 31, 2012, 2011 and 2010, income tax benefit (expense) is composed of the following:

	2012	2011	2010
Current income tax (expense)	$(4,566,237)	$(1,174,819)	$(840,449)
Deferred income tax benefit (expense)	(1,719,058)	(2,808,975)	19,792,149

	$(6,285,295)	$(3,983,794)	$18,951,700

        Current tax expense for the years ended December 31, 2012, 2011 and 2010 includes $36,845, $74,929 $0, respectively of foreign withholding tax.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities calculated for financial reporting purposes and the amounts calculated for preparing its income tax returns in accordance with tax regulations and the net tax effects of

InterMedia Español Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4. Income Taxes (Continued)

operating loss and tax credits carried forward. Net deferred tax assets consist of the following components as of December 31, 2012 and 2011:

	2012	2011
Deferred tax assets:
Allowance for doubtful accounts	$103,565	$92,314
Deferred income	57,733	36,694
Accrued expenses	2,886,287	519,200
Interest rate swap agreement	86,729	125,939
Net operating loss	—	3,515,103
Foreign tax credit	1,321,860	172,475
Minimum tax credit	—	373,511
Deferred branch tax credit	13,550,776	13,282,621

	18,006,950	18,117,857

Deferred tax liabilities:
Property and equipment	(3,388,646)	(3,449,673)
Intangibles	(10,620,738)	(8,995,532)
Prepaid expenses	(85,267)	(41,295)

Total deferred tax liabilities	(14,094,651)	(12,486,500)

	$3,912,299	$5,631,357

        The deferred tax amounts mentioned above have been classified on the accompanying consolidated balance sheets as of December 31, 2012 and 2011 as follows:

	2012	2011
Current assets	$3,049,047	$4,247,953
Noncurrent assets	863,252	1,383,404

	$3,912,299	$5,631,357

        The realization of deferred tax assets depends on the generation of sufficient taxable income of the appropriate character and in the appropriate taxing jurisdiction during the future periods in which the related temporary differences become deductible. A valuation allowance is provided to reduce such deferred tax assets to amounts more likely than not to be ultimately realized. The Company believes it is more than likely than not that it will realize the benefits of these deductible differences and has not provided a valuation allowance. For the year ended December 31, 2010, the Company determined that it is more likely than not that it will be able to utilize its net operating losses carried forward and recognized an income tax benefit of $11,770,639 related to the reversal of the valuation allowance.

        As of December 31, 2012 and 2011, the Company has a net operating loss carryforward for US federal purposes of $0 and $9,676,801 respectively. As of December 31, 2012 and 2011, the Company has foreign tax credit carryforwards for US federal purposes totaling $14,872,636 and $13,455,096, respectively, which expire during the years 2028 through 2032. As of December 31, 2012 and 2011, for Puerto Rico purposes, the Company has a net operating loss carryforward totaling $0 and $1,014,839, respectively.

InterMedia Español Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4. Income Taxes (Continued)

        For the years ended December 31, 2012 and 2011, the items that significantly affect the differences between the tax provision calculated at the statutory federal income tax rate and the actual tax expense recorded relates to increases in taxes in Puerto Rico that will not generate offsetting U.S. tax credits and permanent differences for meals and entertainment, respectively. For the year ended December 31, 2010, the items that significantly affected the differences between the tax provision calculated at the statutory federal income tax rate and the actual tax benefit recorded, are the change in valuation allowance, establishing a deferred tax branch benefit, and permanent differences for meals and entertainment.

        The Company may be audited by federal, state and local tax authorities, and from time to time these audits could result in proposed assessments. The Company has open tax years from 2007 forward for federal and state tax purposes. The Company believes appropriate provisions for all outstanding issues have been made for all jurisdictions and all open years.

        Upon audit, taxing authorities may prohibit the realization of all or part of an uncertain tax position. While the Company has no history of tax audits, the Company regularly assesses the outcome of potential examinations in each of the tax jurisdictions when determining the adequacy of the amount of unrecognized tax benefit recorded. The Company recognizes interest and penalties related to uncertain tax positions, if any, in income tax expense. As of December 31, 2012 and 2011, the Company has accrued no uncertain tax position reserves or related interest and penalties.

Note 5. Retirement Plans

        1165(e) Plan:    Televicentro sponsors a defined contribution plan that covers substantially all its employees, subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA) and structured pursuant to Section 165 and other applicable sections or subsections of the Puerto Rico Internal Revenue Code of 1994, as amended. Benefits under the Plan are provided by a Trust Fund. Televicentro has not made any contributions in the years ended December 31, 2012, 2011 and 2010.

        Retirement Plan:    Televicentro also sponsors a defined benefit retirement plan for certain employees. The plan is unfunded and, accordingly, has no plan assets. Pension benefit obligations and related costs are calculated using prescribed actuarial concepts. Additionally, the unfunded status of the plan is presented in the liabilities section of the consolidated balance sheets.

InterMedia Español Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 5. Retirement Plans (Continued)

        Following is the plan's projected benefit obligation for the years ended December 31, 2012, 2011 and 2010:

	2012	2011	2010
Projected benefit obligation:
Balance, beginning of year	$1,807,131	$1,461,065	$1,421,280
Service cost	60,116	46,476	39,192
Interest cost	90,165	83,606	80,169
Actuarial loss	298,149	143,206	59,192
Benefits paid to participants	(128,369)	—	(138,768)
Plan amendment	—	72,778	—

Balance, end of year	$2,127,192	$1,807,131	$1,461,065

        As of December 31, 2012, 2011 and 2010, the funded status of the plan was as follows:

	2012	2011	2010
Excess of benefit obligation over the value of plan assets	$(2,127,192)	$(1,807,131)	$(1,461,065)
Unrecognized net actuarial gain	665,787	388,688	255,988
Unrecognized prior service cost	122,202	143,056	126,510

Accrued benefit cost	$(1,339,203)	$(1,275,387)	$(1,078,567)

        As of December 31, 2012 and 2011, the net amounts recognized in the consolidated balance sheets were classified as follows:

	2012	2011
Accrued benefit cost	$(2,127,192)	$(1,807,131)
Accumulated other comprehensive loss	787,989	531,744

Net amount recognized	$(1,339,203)	$(1,275,387)

        The benefits expected to be paid in each of the next five years and thereafter are as follows:

For the years ended December 31,
2013	$28,874
2014	96,230
2015	50,524
2016	128,021
2017	124,504
2018 through 2022	917,110

$1,345,263

InterMedia Español Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 5. Retirement Plans (Continued)

        For the years ended December 31, 2012, 2011 and 2010, the following weighted-average rates were used:

	2012	2011	2010
Discount rate on the benefit obligation	4.05%	5.03%	5.60%
Rate of employee compensation increase	4.00%	4.00%	4.00%

        Pension expense for the years ended December 31, 2012, 2011 and 2010, consists of the following:

	2012	2011	2010
Service cost	$60,116	$46,476	$39,192
Interest cost	90,165	83,606	80,169
Expected return on plan assets	—	—	—
Recognized actuarial loss (gain)	—	—	—
Amortization of prior service cost	20,855	56,232	50,799
Net loss amortization	21,050	10,506	4,398

Pension expense	$192,186	$196,820	$174,558

Note 6. Long-Term Debt

        Long-term debt as of December 31, 2012 and 2011 consists of the following:

	2012	2011
Loan payable to Bank of Nova Scotia	$57,012,000	$64,350,000
Less: current portion	(4,608,000)	(7,338,000)

	$52,404,000	$57,012,000

        Loan payable to Bank of Nova Scotia:    On March 31, 2011, InterMedia Español, Inc. and Televicentro of Puerto Rico, LLC, collectively known in this note as "the Borrowers", entered into a loan agreement that included a $66,000,000 term loan and a $10,000,000 revolving credit line with a maturity of March 31, 2016. The loan is guaranteed by InterMedia Español Holdings, LLC, the direct holding company of InterMedia Español, Inc. and Televicentro of Puerto Rico, LLC, and its wholly-owned subsidiaries other than the Borrowers and secured by a first-priority perfected lien on all capital stock of and equity interests in each of the Borrowers and all other property and assets (tangible and intangible) of the Borrowers, whenever acquired and wherever located, subject to certain exceptions. The proceeds from the term loan were used to pay off in full a pre-existing loan, to finance a distribution to the member, and to pay fees and expenses associated with the financing.

        The loan bears interest at LIBOR rate plus an applicable LIBOR rate, or at a base rate plus an applicable base rate margin; both as amended from time to time based upon the consolidated leverage ratio for the last day of the most recent fiscal quarter, which as of December 31, 2012 was 3.8%. The term loan principal payments shall be payable on quarterly due dates commencing July 15, 2011 and a final installment on March 31, 2016.

InterMedia Español Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 6. Long-Term Debt (Continued)

        In addition, pursuant to the terms of the loan, within 130 days after the end of each fiscal year, the Borrowers shall make a prepayment of the loan principal in an amount equal to 50% of the excess cash flow of the most recently completed fiscal year. Excess cash flow is generally defined as net income plus depreciation and amortization expense, less mandatory prepayments of the term loan, interest charges, income taxes and capital expenditures, and adjusted for the change in working capital. The percentage of the excess cash flow used to determine the amount of the prepayment of the loan declines from 50% to 25% at a lower leverage ratio for the Borrowers.

        There is an annual commitment fee of 0.75%, paid quarterly, on the revolving credit line for the unfunded amounts calculated daily as the amount by which the aggregate revolving credit line limit exceeds the aggregate outstanding unpaid principal amount. For the years ended December 31, 2012 and 2011, the commitment fees were approximately $75,000 and $60,000, respectively. As of December 31, 2012 and 2011, there were no outstanding balances due under the revolving credit commitment.

        The credit facilities require that the Borrowers maintain certain financial ratios and restrict certain expenditures. As of December 31, 2012, the Borrowers were in compliance with all the loan covenants.

        Following are maturities of long-term debt, as of December 31, 2012, for the next five years:

Year Ending December 31,
2013	$4,608,000
2014	8,448,000
2015	11,088,000
2016	32,868,000

$57,012,000

        On April 13, 2011, the Company entered into a two-year interest rate swap agreement with an initial notional amount of $33,000,000 to receive interest at a variable rate equal to three (3) months LIBOR and to pay interest at a fixed rate of 1.143%. The interest rate swap agreement expires on April 15, 2013. As of December 31, 2012 and 2011, this interest rate swap agreement had a fair value of $122,032 and $234,803 and is recognized in other accrued expenses and other liabilities, respectively on the consolidated balance sheets. The Company recognized additional financing income (expense) of $112,772 and ($234,803) related to the change in the fair value of the interest rate swap agreement for the years ended December 31, 2012 and 2011, respectively. In connection with an interest rate swap agreement that expired on April 25, 2010, the Company recognized additional financing income of $952,934 related to the change in the fair value of the interest rate swap agreement for the year ended December 31, 2010.

Note 7. Contingencies

        The Company is involved in various legal actions, generally related to its operations. Management believes, based on advice from legal counsel, that the outcome of such legal actions will not adversely affect the financial condition of the Company.

InterMedia Español Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 8. Related Party Transactions

        In March 2011, the Company entered into an agreement with its sole member to provide management services, including strategic planning, assistance with licensing of programming rights, and participation in distribution negotiations with cable and satellite operators (the "Management Services Fee"). This agreement replaced a prior agreement entered into between the parties in 2007. The Management Services Fee is payable so long as no default shall have occurred or would result therefrom. Pursuant to the loan agreement, the payment of the Management Services Fee is expressly subordinate and junior in right of payment and exercise of remedies to the payment in full of the term loan. Total expenses for management services amounted to $625,000, $625,000 and $250,000 for the years ended December 31, 2012, 2011 and 2010, respectively.

        The Company reimburses its sole member for payments made on the Company's behalf for various operating expenses. Amounts due to the sole member amounted to $57,956 and $0 as of December 31, 2012 and 2011, respectively. Operating expenses of $151,216 related to these reimbursements are included in the accompanying statements of income for the year ended December 31, 2012.

Note 9. Commitments

        The Company has entered into certain rental property contracts with third parties, which are accounted for as operating leases. Rental expense amounted to $175,687, $121,324 and $125,774 for the years ended December 31, 2012, 2011 and 2010, respectively.

        The Company has certain commitments including various operating leases.

        Future minimum payments for these commitments and other commitments are as follows:

Year Ending December 31,	Operating Leases	Other Commitments	Total
2013	$153,822	$2,217,854	$2,371,676
2014	92,850	984,393	1,077,243
2015	64,941	263,440	328,381
2016	7,274	17,978	25,252

Total	$318,887	$3,483,665	$3,802,552

Note 10. Subsequent Event

        On January 22, 2013, the Company, Cine Latino, Inc., Azteca Acquisition Corporation and Hemisphere Media Group, Inc., entered into a merger agreement.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Cine Latino, Inc.
Coral Gables, Florida

        We have audited the accompanying balance sheets of Cine Latino, Inc. (the "Company") as of December 31, 2012 and 2011, and the related statements of income, comprehensive income, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cine Latino, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey LLP

West Palm Beach, Florida
March 1, 2013

Cine Latino, Inc.

Balance Sheets

December 31, 2012 and December 31, 2011

	December 31, 2012	December 31, 2011
Assets
Current Assets
Cash	$11,443,755	$8,354,841
Accounts receivable, net of allowance for doubtful accounts 2012 $0; 2011 $182,579	3,968,208	3,499,437
Due from related parties, net of allowance for doubtful accounts 2012 $343,705; 2011 $234,441	766,996	853,631
Current portion of programming rights	276,411	432,969
Prepaid expenses and other current assets	64,622	64,536
Prepaid income taxes	187,739	—
Deferred tax asset	2,362,627	1,927,716

Total current assets	19,070,358	15,133,130
Programming Rights, less current portion	3,760,157	3,157,977
Deferred Financing Costs	591,002	809,649
Deferred Tax Asset	12,268,195	13,704,354
Other Assets	505,654	616,383

	$36,195,366	$33,421,493

Liabilities and Stockholders' Deficit
Current Liabilities
Current maturities of term loan	$4,370,449	$4,000,000
Accounts payable and accrued expenses	2,937,233	2,434,504
Programming rights obligations	386,027	24,627
Due to related parties	1,197,391	908,104
Accrued interest	44,503	189,427
Income taxes payable	—	11,896
Interest rate swap	78,507	—

Total current liabilities	9,014,110	7,568,558
Term Loan, less current maturities	28,680,419	34,000,000
Interest Rate Swap	—	82,295

Total liabilities	37,694,529	41,650,853

Commitments and Contingencies
Stockholders' Deficit
Common stock, $.01 par value; 10,000,000 shares authorized; 3,000,000 shares issued and outstanding	30,000	30,000
Distribution in excess of additional paid-in capital	(3,764,163)	(3,764,163)
Retained earnings (deficit)	2,283,965	(4,444,944)
Accumulated other comprehensive loss	(48,965)	(50,253)

Total stockholders' deficit	(1,499,163)	(8,229,360)

	$36,195,366	$33,421,493

See Notes to Financial Statements.

Cine Latino, Inc.

Statements of Income

Years Ended December 31, 2012, 2011 and 2010

	2012	2011	2010
Revenues	$23,638,888	$22,436,978	$21,738,151

Operating expenses:
Cost of revenues	5,138,198	6,023,112	6,300,606
Selling, general and administrative	5,315,928	4,726,445	5,155,716
Other expenses	371,703	—	—
Depreciation	8,056	5,420	5,226

	10,833,885	10,754,977	11,461,548

Operating income	12,805,003	11,682,001	10,276,603
Interest expense, net	(1,969,966)	(1,636,922)	(1,515,763)

Income before income taxes	10,835,037	10,045,079	8,760,840
Provision for income taxes	4,106,128	4,026,435	3,112,187

Net income	$6,728,909	$6,018,644	$5,648,653

Earnings per share
Basic	$2.24	$2.01	$1.88
Diluted	$2.24	$2.01	$1.88
Weighted average shares outstanding
Basic	3,000,000	3,000,000	3,000,000
Diluted	3,000,000	3,000,000	3,000,000

See Notes to Financial Statements.

Cine Latino, Inc.

Statements of Comprehensive Income

Years Ended December 31, 2012, 2011 and 2010

	2012	2011	2010
Net income	$6,728,909	$6,018,644	$5,648,653
Other comprehensive income (loss):
Derivative instruments, net of tax	1,288	(50,253)	511,375

Comprehensive income	$6,730,197	$5,968,391	$6,160,028

See Notes to Consolidated Financial Statements.

Cine Latino, Inc.

Statements of Stockholders' Equity (Deficit)

Years Ended December 31, 2012, 2011 and 2010

	Common Stock	Distribution in Excess of Additional Paid-In Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Loss	Total
Balance, January 1, 2010	$30,000	$(3,764,163)	$11,151,759	$(511,375)	$6,906,221
Stockholder distributions	—	—	(4,064,000)	—	(4,064,000)
Net income	—	—	5,648,653	—	5,648,653
Other comprehensive income, net unrealized gain on interest rate swap agreement (net of income tax expense of $308,530)	—	—	—	511,375	511,375

Balance, December 31, 2010	30,000	(3,764,163)	12,736,412	—	9,002,249
Stockholder distributions	—	—	(23,200,000)	—	(23,200,000)
Net income	—	—	6,018,644	—	6,018,644
Other comprehensive loss, net unrealized loss on interest rate cap and swap agreements (net of income tax benefit of $30,320)	—	—	—	(50,253)	(50,253)

Balance (deficit), December 31, 2011	30,000	(3,764,163)	(4,444,944)	(50,253)	(8,229,360)
Net income	—	—	6,728,909	—	6,728,909
Other comprehensive income, net unrealized gain on interest rate cap and swap agreements (net of income tax expense of $778)	—	—	—	1,288	1,288

Balance (deficit), December 31, 2012	$30,000	$(3,764,163)	$2,283,965	$(48,965)	$(1,499,163)

See Notes to Financial Statements.

Cine Latino, Inc.

Statements of Cash Flows

Years Ended December 31, 2012, 2011 and 2010

	2012	2011	2010
Cash Flows From Operating Activities
Net income	$6,728,909	$6,018,644	$5,648,653
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,056	5,420	5,226
Amortization of programming rights	2,302,185	2,457,660	2,485,758
Amortization of deferred financing costs	218,647	338,083	100,638
Deferred income taxes	1,000,470	1,289,490	1,513,730
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(468,771)	(251,840)	(155,827)
Due from related parties	86,635	(324,479)	(221,968)
Prepaid expenses and other assets	116,954	208,476	(383,568)
Prepaid income taxes	(187,739)	807,463	(671,800)
Programming rights	(2,747,807)	(2,597,994)	(2,589,507)
Increase (decrease) in:
Accounts payable and accrued expenses	502,729	750,054	219,864
Programming rights obligations	361,400	(161,792)	(530,758)
Due to related parties	289,287	420,204	213,519
Accrued interest	(144,924)	164,585	(200,782)
Income taxes payable	(11,896)	11,896	—

Net cash provided by operating activities	8,054,135	9,135,870	5,433,178

Cash Flows Used In Investing Activities
Purchase of furniture and equipment	(16,089)	(3,870)	—

Cash Flows From Financing Activities
Proceeds from term loan	—	19,298,490	—
Repayments on term loan	(4,949,132)	(2,156,566)	(4,135,107)
Payments for deferred financing costs	—	(67,286)	—
Stockholder distributions	—	(23,200,000)	(4,064,000)

Net cash used in financing activities	(4,949,132)	(6,125,362)	(8,199,107)

Net increase (decrease) in cash	3,088,914	3,006,638	(2,765,929)
Cash:
Beginning	8,354,841	5,348,203	8,114,132

Ending	$11,443,755	$8,354,841	$5,348,203

Supplemental Disclosures of Cash Flow Information
Cash payments for:
Interest	$1,823,818	$1,188,801	$1,568,976

Income taxes	$3,251,000	$1,917,586	$2,088,356

Supplemental Schedule of Noncash Investing and Financing Activities
Fair value of derivative instruments, net	$(78,507)	$(80,573)	$—

Accrued interest added to term loan	$—	$120,022	$—

Deferred financing costs added to term loan	$—	$889,161	$—

See Notes to Financial Statements.

Cine Latino, Inc.

Notes to Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

        Nature of business:    Cine Latino, Inc. (the "Company") is a Delaware entity, formed in 2007, which is 47.5% owned by MVS Multivision, S.A. de C.V. (formerly known as MVS Cine Latino, S.A. de C.V.) (a Mexican entity), 47.5% owned by InterMedia Cine Latino, LLC (a Delaware limited liability company) and 5% owned by the non-executive chairman of the Company's Board of Directors. InterMedia Cine Latino, LLC is owned by InterMedia Partners VII, LP ("InterMedia"). Through contractual and other special rights, InterMedia is considered to be in control of the Company. The Company is engaged in the business of producing, offering and distributing a 24-hours per day and seven-days per week, pay television channel designated "Cine Latino," the content for which is Spanish-language motion pictures or other film products. The channel is being distributed to various pay television systems pursuant to multi-year agreements throughout the United States, Mexico, Central America, South America, the Caribbean and Canada.

        The Company has significant transactions with MVS Multivision Digital S. de R.L. de C.V. and its affiliates (collectively "MVS"), which have officers and stockholders in common with the Company, as discussed in Note 2.

        Pursuant to the Stockholders Agreement, in the event of liquidation, InterMedia Cine Latino, LLC and the individual owner of a 5% interest have preference over MVS Multivision, S.A. de C.V. to the extent of their unreturned investment, as defined in the agreement.

        A summary of the Company's significant accounting policies follows:

        Use of accounting estimates:    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Revenue recognition:    The Company recognizes revenue from cable, telecommunications and satellite operators as programming is provided, generally under multi-year carriage agreements based on the numbers of subscribers.

        Programming costs:    Programming costs are recorded in cost of revenues based on the Company's contractual agreements with various third party programming distributors which are generally multi-year agreements.

        Cash concentration:    The Company maintains its cash in bank deposit accounts which, at times, may exceed federally-insured limits. The Company has not experienced any losses in such accounts.

        Accounts receivable:    Accounts receivable are carried at the original charge amount less an estimate made for doubtful receivables based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received. An account receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 60 days.

Cine Latino, Inc.

Notes to Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

        Due from related parties:    Certain amounts due from related parties are presented net of an allowance for uncollectible amounts based on management's expectations related to the realization of collections and remittances by the related party.

        Programming rights:    The Company enters into multi-year license agreements with various programming distributors for distribution of their respective programming ("programming rights") and capitalizes amounts paid to secure or extend these programming rights at the lower of unamortized cost or estimated net realizable value. If management estimates that the unamortized cost of its programming rights exceeds their estimated net realizable value, the Company will write down its programming rights. The Company determined $32,965 of its programming rights was impaired during 2012. No such write down was deemed necessary during 2011 or 2010. The Company amortizes these programming rights over the term of the related license agreements or the number of exhibitions, whichever occurs first. The amortization of these rights, which was $2,302,185, $2,457,660 and $2,485,758 for the years ended December 31, 2012, 2011 and 2010, respectively, is recorded as part of cost of revenues in the accompanying statements of income. Accumulated amortization of the programming rights was $3,247,258 and $ 3,342,456 as of December 31, 2012 and 2011, respectively.

        Deferred financing costs:    Deferred financing costs are recorded net of accumulated amortization. Amortization is calculated on the effective-interest method over the term of the applicable loan. Amortization of deferred financing costs was $218,647, $338,083 and $100,638, which is included in interest expense, net on the accompanying statements of income for the years ended December 31, 2012, 2011 and 2010, respectively. Accumulated amortization was $303,726 and $80,271 as of December 31, 2012 and 2011, respectively.

        Income taxes:    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        The Company records foreign withholding tax which is withheld by foreign customers from their remittance to the Company, on a gross basis as a component of income taxes and separate from revenue in the statement of income.

        The Company follows the accounting standard on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained upon examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods. To the extent

Cine Latino, Inc.

Notes to Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

that interest and penalties are assessed by taxing authorities on any underpayment of income taxes, such amounts are accrued and classified as a component of income tax expense.

        Derivative instruments:    The Company has entered into derivative instruments with the objective of managing its exposure to fluctuations in interest rates (see Note 3). The Company designated these instruments as a hedge of the variability of cash flows to be paid related to its term loan. All derivatives are recognized on the balance sheet at their fair value. Changes in the fair value of a derivative that is highly effective, and that is designated and qualifies as a cash-flow hedge, are recognized in other comprehensive income (loss). The Company formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivative that is used in a hedging transaction is highly effective in offsetting changes in cash flows of the hedged item. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

        Fair value of financial instruments:    The carrying amount of cash, receivables and payables approximates fair value because of the relatively short maturity of these instruments. The carrying value of the long-term debt approximates fair value because this instrument bears interest at a variable rate and is at terms currently available to the Company.

        Generally accepted accounting principles establish a framework for measuring fair value and expanded disclosures about fair value measurements. This guidance enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. Under this guidance, assets and liabilities carried at fair value must be classified and disclosed in one of the following three categories:

  •
  Level 1—inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that are accessible at the measurement date.

  •
  Level 2—inputs to the valuation methodology include quoted prices in markets that are not active or quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

  •
  Level 3—inputs to the valuation methodology are unobservable, reflecting the entity's own assumptions about assumptions market participants would use in pricing the asset or liability.

        The categorization of an asset or liability within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

        Fair value of the Company's derivative instruments, its sole financial instruments measured at fair value on a recurring basis, is derived using valuation models that take into account the contract terms such as maturity dates, interest rate yield curves, the Company's creditworthiness as well as that of the counterparty and other data. The data sources utilized in these valuation models that are significant to the fair value measurement are Level 2 in the fair value hierarchy.

        The Company's programming rights are measured at fair value on a non-recurring basis and are adjusted to fair value only when the unamortized costs exceed their fair values. For the years ended

Cine Latino, Inc.

Notes to Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

December 31, 2012, 2011 and 2010 the Company recognized an impairment of $32,965, $0 and $0, respectively.

        Marketing costs:    The Company expenses marketing costs as incurred. The Company incurred marketing costs of $1,669,197, $1,101,771, and $1,381,880 in 2012, 2011 and 2010, respectively.

        Reclassifications:    Certain reclassifications have been made to the 2011 balance sheet to conform with the 2012 presentation with no effect on net income or stockholders' deficit.

        Recent accounting pronouncements:    In June 2011, the Financial Accounting Standards Board issued Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 820): Presentation of Comprehensive Income ("ASU 2011-05"). The amendments in ASU 2011-05 require an entity to present the total comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. This update eliminates the option to present the components of other comprehensive income as part of the statement of stockholders' equity. The Company elected to present this information in a separate statement following the statement of income. This guidance is effective for the first interim or annual period beginning on or after December 15, 2011, and should be applied retrospectively. The Company adopted this guidance effective January 1, 2012, and the adoption did not have an impact on its financial position or results of operations.

        In October 2012, the Financial Accounting Standards Board issued Accounting Standards Update No. 2012-07, Entertainment—Films (Topic 926): Accounting for Fair Value Information That Arises after the Measurement Date and Its Inclusion in the Impairment Analysis of Unamortized Film Costs. This ASU aligns the guidance on fair value measurements in the impairment test of unamortized film costs with the guidance on fair value measurements in other instances within accounting principles generally accepted in the United States of America. For SEC filers, the amendments are effective for impairment assessments performed on or after December 15, 2012. For all other entities, the amendments are effective for impairment assessments performed on or after December 15, 2013. The Company adopted this guidance effective December 31, 2012, and the adoption did not have a material impact on the financial statements.

        Subsequent events:    Management has evaluated subsequent events through March 1, 2013, the date on which the financial statements were available to be issued.

Note 2. Related Party Transactions

        The Company has various agreements with MVS as follows:

  •
  An agreement pursuant to which MVS provides the Company with satellite and support services including origination, uplinking and satellite delivery of two feeds of the Company's channel (for U.S. and Latin America), master control and monitoring, dubbing, subtitling and close captioning, and other support services (the "Satellite and Support Services Agreement"). The agreement has no expiration date. The annual fee for the services was reduced during 2012, and provides for an annual fee going forward of $2,136,000. Total expenses incurred for the years ended December 31, 2012, 2011 and 2010 amounted to $2,836,013, $3,565,452 and $3,814,848, respectively, and are included in cost of revenues. Upon consummation of the transaction described in Note 7, the agreement will expire on August 1, 2017.

Cine Latino, Inc.

Notes to Financial Statements (Continued)

Note 2. Related Party Transactions (Continued)

  •
  A ten-year distribution agreement expiring July 2017, giving MVS the exclusive right to negotiate the terms of the distribution, sub-distribution and exhibition of Cine Latino throughout the United States of America. The agreement stipulates a distribution fee of 13.5% of the revenue received from all multiple system operators. Total expenses incurred for the years ended December 31, 2012, 2011 and 2010 amounted to $2,457,763, $2,398,275 and $2,354,994, respectively, and are included in selling, general and administrative expenses. Upon consummation of the transaction described in Note 7, the agreement will be terminated effective January 1, 2013.

  •
  A ten-year master license agreement expiring July 2017, which grants MVS the exclusive rights to duplicate, distribute and exhibit the Company's service via cable, satellite or by any other means in Latin America and in Mexico to the extent that Mexico distribution is not owned by MVS. Pursuant to the agreement, the Company receives revenue net of MVS's distribution fees, which is presently equal to 13.5% of all license fees collected from distributors in Latin America and Mexico. Total revenues recognized, net of the distribution fees paid to MVS, during the years ended December 31, 2012, 2011 and 2010 amounted to $2,495,539, $2,193,626 and $1,885,487, respectively. Upon consummation of the transaction as described in Note 7, the agreement will be amended such that MVS's rights to duplicate, distribute, and exhibit the Company's service will be non-exclusive on a going forward basis (except with respect to pre-existing distribution arrangements between MVS and third party distributors that are effective at the time of the amendment).

  •
  A six-year affiliation agreement expiring December 2014 for the distribution and exhibition of the Company's programming service through Dish Mexico (dba Commercializadora de Frecuencias Satelitales, S de R.L. de C.V.), an MVS affiliate that transmits television programming services throughout Mexico. Total revenues recognized during the years ended December 31, 2012, 2011 and 2010 amounted to $1,702,026, $1,568,968, and $1,249,720, respectively. Upon consummation of the transaction as described in Note 7, the agreement will be extended through August 1, 2017.

        These related party agreements contain provisions that give Intermedia Cine Latino, LLC the right to terminate these agreements based on certain conditions.

        Amounts due from MVS pursuant to the agreements noted above, net of an allowance for doubtful accounts, amounted to $766,996 and $853,631 as of December 31, 2012 and 2011, respectively, and are remitted monthly.

        Amounts due to MVS pursuant to the agreements noted above amounted to $1,088,242 and $814,496 as of December 31, 2012 and 2011, respectively, and are remitted monthly.

        The Company reimburses Intermedia Cine Latino, LLC for payments made on the Company's behalf for various operating expenses. Amounts due to this related party amounted to $31,029 and $18,608 as of December 31, 2012 and 2011, respectively. Such expenses are included in selling, general and administrative expenses and amounted to $72,487, $63,407 and $48,926 for the years ended December 31, 2012, 2011 and 2010, respectively.

        The Company has a five-year consulting agreement with an entity owned by the Company's non-executive chairman and 5% stockholder to provide the development, production and maintenance of programming; affiliate relations; identification and negotiation of carriage opportunities; and the

Cine Latino, Inc.

Notes to Financial Statements (Continued)

Note 2. Related Party Transactions (Continued)

development; identification and negotiation of new business initiatives; including sponsorship, new channels, direct-to-consumer products and other interactive initiatives through April 2013. Total expenses incurred under the consulting agreement for the years ended December 31, 2012, 2011 and 2010 amounted to $230,000, $230,000 and $194,000, respectively, and are included in selling, general and administrative expenses. Future minimum payments under the agreement total $48,000. Amounts due to this related party amounted to $75,000 as of December 31, 2012 and 2011, respectively.

        The agreement also grants the consultant the right to receive, upon a Liquidation Event, as defined in the agreement, or termination of the consultant agreement by the Company without cause, a Stock Appreciation Right Bonus equal to 5% of the excess of the Company's fair market value over an amount specified in the agreement. In the event the agreement is terminated by the Company without cause or by the consultant with cause as defined in the agreement, the Company will pay the consultant severance in an amount no greater than $120,000.

        The Company entered into programming agreements with an entity owned by the Company's non-executive chairman and 5% stockholder for the distribution of three specific movie titles. As of December 31, 2012 and 2011, $112,500 and $150,000, respectively, is included in other assets as prepaid programming related to these agreements. As of December 31, 2012 and 2011, $103,787 and $73,754, respectively, is included in programming rights related to these agreements.

Note 3. Term Loan and Derivative Instruments

        During 2011, the Company amended its credit facility with a financial institution and maximum borrowings were increased to $40,000,000. The loan is collateralized by the Company's assets and common stock, which the stockholders have pledged, and is guaranteed by the Company's stockholders. Principal and interest payments are due quarterly with interest at LIBOR plus 4% (4.31% as of December 31, 2012) through June 2017, at which time a balloon payment of the remaining principal is due. Amounts outstanding under the term loan as of December 31, 2012 and 2011 were $33,050,868 and $38,000,000, respectively. The term loan agreement contains certain restrictive covenants, including the maintenance of certain ratios, as defined in the agreement. Interest expense, including amortization of loan costs, for the years ended December 31, 2012, 2011 and 2010 amounted to $1,969,966, $1,638,030 and $1,519,330, respectively, of which $44,503 and $189,427 is included in accrued interest as of December 31, 2012 and 2011, respectively.

        Pursuant to the terms of the term loan agreement, within 95 days after the end of each fiscal year, the Company must make a prepayment of the loan principal. The prepayment is an amount equal to 50% of the excess cash flow of the most recently completed fiscal year, if the leverage ratio, as calculated as of the last day of such fiscal year, is 2.5 to 1.00 or greater, or 25% of such excess cash flow if the leverage ratio as of the last day of such fiscal year is less than 2.50 to 1.00. Excess cash flow is generally defined as net income plus depreciation and amortization expense, less mandatory prepayments of the term loan, interest charges, income taxes, and capital expenditures, and adjusted for the change in working capital.

        Aggregate future maturities required on long-term debt as of December 31, 2012 are as follows: $4,370,449 in 2013; $3,680,102 in 2014; $4,600,127 in 2015; $5,520,152 in 2016; and $14,880,038 in 2017.

        The Company maintains an interest rate risk management strategy that uses interest rate cap and swap derivative instruments to minimize significant, unanticipated earnings fluctuations caused by

Cine Latino, Inc.

Notes to Financial Statements (Continued)

Note 3. Term Loan and Derivative Instruments (Continued)

interest rate volatility related to its LIBOR-based borrowings on its term loan. The Company had an interest rate swap agreement with a bank which expired in October 2010. This swap was designated as a highly effective cash flow hedge, which effectively fixed the interest rate at 5.12% on a notional principal amount of $17,500,000 through October 2010. During 2011, the Company entered into an interest rate cap and an interest rate swap agreement which as of December 31, 2012 have outstanding notional amounts of $0 and $17,000,000, respectively. The interest rate cap agreement limited the LIBOR rate on $19,000,000 of the amount borrowed to a maximum 1.0% rate and matured on June 30, 2012. The interest rate swap agreement converts the variable interest rate of LIBOR on $18,000,000 of the amount borrowed to a fixed rate of 1.195%, becoming effective on June 30, 2012, and maturing on July 8, 2013. These derivative instruments are being utilized to manage interest rate exposure over the period of the derivative instruments and are designated as highly effective cash flow hedges. The effective portion of the change in fair values of the derivative instruments is reported as a component of other comprehensive income and is reclassified into earnings in the same period or periods during which the hedged transaction affects earnings.

        The following is the effect on the balance sheets as of December 31, 2012 and 2011, of the derivative instruments that were designated as cash flow hedges:

	2012		2011
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Asset Derivative
Interest rate cap agreement	Other Current Assets	$—	Other Current Assets	$1,722

Liability Derivative
Interest rate swap agreement	Other Current liabilities	$78,507	Noncurrent liabilities	$82,295

Effective portion of the gain		$78,507		$80,573
Less deferred income taxes		29,542		30,320

Accum OCI		$48,965		$50,253

        The amounts of losses recognized in other comprehensive income for the years ended December 31, 2012, 2011 and 2010 was $69,401, $80,573 and $26,677, respectively, related to the effective portion of interest rate contracts.

        The effective portion of losses reclassified from accumulated other comprehensive loss into earnings, in the statements of income as interest expense, for the years ended December 31, 2012, 2011 and 2010 was $71,467, $0 and $846,582, respectively.

        There was no portion of the loss (gain) that was considered ineffective or excluded from the assessment of hedge effectiveness.

Cine Latino, Inc.

Notes to Financial Statements (Continued)

Note 4. Income Taxes

        For the years ended December 31, 2012, 2011 and 2010, income tax expense consists of the following:

	2012	2011	2010
Current tax expense	$3,105,658	$2,736,945	$1,598,457
Deferred tax expense	1,000,470	1,289,490	1,513,730

	$4,106,128	$4,026,435	$3,112,187

        Current tax expense includes foreign withholding taxes of $640,708, $550,586 and $181,869 for the years ended December 31, 2012, 2011 and 2010, respectively.

        Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate of 34% to pre-tax book income primarily due to state income taxes, net of federal benefit, and foreign withholding taxes and credits. Income taxes in the amount of $778, $30,320 and $308,530 for the years ended December 31, 2012, 2011 and 2010, respectively, were allocated to accumulate other comprehensive loss related to the change in fair value of the Company's derivative instruments (see Note 3).

        The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets as of December 31, 2012 and 2011 are presented below:

	2012	2011
Deferred tax assets:
Allowance for doubtful accounts receivable	$129,336	$150,890
Reserve for pricing adjustments	763,875	359,320
Derivative instruments	29,542	30,320
Foreign withholding	40,700	—
Tax basis step-up	13,691,686	15,115,176

	14,655,139	15,655,706
Deferred tax liabilities:
Prepaid expenses	(24,317)	(23,636)

	$14,630,822	$15,632,070

        The deferred tax amounts mentioned above have been classified on the accompanying balance sheets as of December 31, 2012 and 2011 as follows:

	2012	2011
Current assets	$2,362,627	$1,927,716
Noncurrent assets	12,268,195	13,704,354

	$14,630,822	$15,632,070

        In connection with the asset contribution agreement entered into in 2007, the Company was able to increase the tax basis of the assets acquired to their purchase price plus assumed liabilities (approximately $56,200,000). This increase in tax basis allows the Company to reduce ratably over 15 years the amount of future tax payments to the extent that the Company has future taxable income.

Cine Latino, Inc.

Notes to Financial Statements (Continued)

Note 4. Income Taxes (Continued)

As a result of the increase in tax basis, the Company is entitled to future tax benefits of $13,691,686 and $15,115,176 which is included as a deferred tax asset in the accompanying balance sheets as of December 31, 2012 and 2011, respectively.

        In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which temporary differences are expected to reverse, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not provided a valuation allowance.

        Management has evaluated the Company's tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements. The Company does not anticipate that changes in the amount of unrecognized tax benefits over the next 12 months will have a significant impact on its effective tax rate should any changes lead to the recognition of unrecognized tax benefits.

        The Company files income tax returns in the U.S. federal and Florida state jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for years prior to 2009.

Note 5. Major Customers

        Revenues include amounts from three major unrelated customers totaling $5,924,345, $4,864,338, $2,957,113 and $5,452,000, $5,222,000, $3,069,000 and $5,160,000, $5,400,000 and $2,690,000 for the years ended December 31, 2012, 2011 and 2010, respectively. The receivables due from those customers were $1,542,876, $777,969, $577,696 and $1,364,800, $861,000, $500,500 as of December 31, 2012 and 2011, respectively.

Note 6. Other Commitments

        In 2010, the Company supports various initiatives to promote the channel. Total expenses incurred amounted to $1,388,801, $1,182,959 and $965,572, respectively, for the years ended December 31, 2012, 2011 and 2010, and are included in cost of revenues. Future estimated payments required under the agreements as of December 31, 2012, are as follows: 2013 $1,350,619; 2014 $1,106,458; and 2015 $119,669.

Note 7. Subsequent Event

        On January 22, 2013, the Company, InterMedia Espanol Holdings, LLC, Azteca Acquisition Corporation and Hemisphere Media Group, Inc., entered into a merger agreement. See Note 2.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

HEMISPHERE MEDIA GROUP, INC.,

HEMISPHERE MERGER SUB I, LLC,

HEMISPHERE MERGER SUB II, INC.,

HEMISPHERE MERGER SUB III, INC.,

AZTECA ACQUISITION CORPORATION,

INTERMEDIA ESPAÑOL HOLDINGS, LLC

AND

CINE LATINO, INC.

DATED AS OF JANUARY 22, 2013

 AGREEMENT AND PLAN OF MERGER

i

EXHIBIT A	Registration Rights Agreement*
EXHIBIT B	Support Agreement**
EXHIBIT C	Lock-Up Agreement*
EXHIBIT D	Equity Restructuring and Warrant Purchase Agreement**
EXHIBIT E	Amended Parent Certificate of Incorporation*
EXHIBIT F	Amended Parent By-Laws*
EXHIBIT G	Directors and Officers of Azteca Surviving Corporation*
EXHIBIT H	Directors and Officers of IM Surviving LLC*
EXHIBIT I	Directors and Officers of Cine Surviving Corporation*
EXHIBIT J	Directors and Officers of Parent*
EXHIBIT K	Assignment, Assumption and Amendment of Warrant Agreement**
EXHIBIT L	Allocation of Cine Merger Consideration*

*
These exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Azteca Acquisition Corporation hereby undertakes to furnish copies of any of the exhibits upon request by the U.S. Securities and Exchange Commission.

**
These exhibits have been filed as exhibits to the Form 8-K dated January 23, 2013 filed by Azteca Acquisition Corporation with the U.S. Securities and Exchange Commission.

 AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of January 22, 2013 (this "Agreement"), is made by and among Hemisphere Media Group, Inc., a Delaware corporation ("Parent"), Hemisphere Merger Sub I, LLC, a Delaware limited liability company and an indirect wholly-owned Subsidiary of Parent ("IM Merger Sub"), Hemisphere Merger Sub II, Inc., a Delaware corporation and an indirect wholly-owned Subsidiary of Parent ("Azteca Merger Sub"), Hemisphere Merger Sub III, Inc., a Delaware corporation and an indirect wholly-owned Subsidiary of Parent ("Cine Merger Sub" and, together with IM Merger Sub and Azteca Merger Sub, the "Merger Subsidiaries"), Azteca Acquisition Corporation, a Delaware corporation ("Azteca"), InterMedia Español Holdings, LLC, a Delaware limited liability company ("IM"), and Cine Latino, Inc., a Delaware corporation and the direct parent of Parent ("Cine").

W I T N E S S E T H:

        WHEREAS, the Board of Directors of each of Parent, Azteca Merger Sub, Cine Merger Sub, Cine and Azteca and the respective governing bodies and members of each of IM Merger Sub and IM have approved the consummation of the business combinations provided for in this Agreement, pursuant to which (i) Azteca Merger Sub will merge with and into Azteca, with Azteca surviving (the "Azteca Merger"), whereby, upon the terms and subject to the conditions set forth herein, the shares of Azteca Common Stock will be converted into the right to receive the Azteca Merger Consideration, (ii) IM Merger Sub will merge with and into IM, with IM surviving (the "IM Merger"), whereby, upon the terms and subject to the conditions set forth herein, the IM Member will receive the IM Merger Consideration and (iii) Cine Merger Sub will merge with and into Cine, with Cine surviving (the "Cine Merger" and, together with the Azteca Merger and the IM Merger, the "Mergers"), whereby, upon the terms and subject to the conditions set forth herein, the shares of Cine Common Stock will be converted into the right to receive the Cine Merger Consideration;

        WHEREAS, the Board of Directors of Parent (the "Parent Board") has (i) determined that it is in the best interests of Parent and its stockholder, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and approved the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, and (iii) authorized the proper officers of Parent to take appropriate action to cause the membership interests or shares, as applicable, of IM Merger Sub, Azteca Merger Sub and Cine Merger sub indirectly owned by Parent to be voted in favor of the adoption of this Agreement;

        WHEREAS, the Board of Directors of Azteca (the "Azteca Board") has (i) determined that it is in the best interests of Azteca and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and approved the execution, delivery and performance by Azteca of this Agreement and the consummation of the transactions contemplated hereby, including the Azteca Merger, and (iii) resolved to recommend to Azteca's stockholders that they adopt this Agreement;

        WHEREAS, InterMedia Partners VII, L.P., the sole member of IM (the "IM Member"), shall, immediately after the execution and delivery of this Agreement, deliver a written consent approving this Agreement and the consummation of the transactions contemplated hereby, including the IM Merger;

        WHEREAS, Board of Directors of Cine (the "Cine Board") has (i) determined that it is in the best interests of Cine and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and approved the execution, delivery and performance by Cine of this Agreement and the consummation of the transactions contemplated hereby, including the Cine Merger, and (iii) resolved to recommend to Cine's stockholders that they adopt this Agreement;

        WHEREAS, each of InterMedia Cine Latino, LLC, Cinema Aeropuerto, James M. McNamara, in its or his capacity as a stockholder of Cine shall, immediately after the execution and delivery of this Agreement, deliver a unanimous written consent approving this Agreement and the consummation of the transactions contemplated hereby, including the Cine Merger;

        WHEREAS, the Board of Directors of Azteca Merger Sub has (i) determined that it is in the best interests of Azteca Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and approved the execution, delivery and performance by Azteca Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Azteca Merger and (iii) resolved to recommend to its sole stockholder that it approve the Azteca Merger and adopt this Agreement;

        WHEREAS, Holdco, in its capacity as the sole member of IM Merger Sub shall, immediately after the execution and delivery of this Agreement, deliver a written consent approving this Agreement and the consummation of the transactions contemplated hereby, including the IM Merger;

        WHEREAS, Holdco, as sole stockholder of Azteca Merger Sub shall, immediately after the execution and delivery of this Agreement, deliver a written consent approving this Agreement and the consummation of the transactions contemplated hereby, including the Azteca Merger;

        WHEREAS, the Board of Directors of Cine Merger Sub has (i) determined that it is in the best interests of Cine Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and approved the execution, delivery and performance by Cine Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Cine Merger and (iii) resolved to recommend to its sole stockholder that it approve the Cine Merger and adopt this Agreement;

        WHEREAS, Holdco, as sole stockholder of Cine Merger Sub shall, immediately after the execution and delivery of this Agreement, deliver a written consent approving this Agreement and the consummation of the transactions contemplated hereby, including the Cine Merger;

        WHEREAS, for U.S. federal income tax purposes, it is intended that the Mergers, taken together, shall constitute an exchange described in Section 351 of the Code;

        WHEREAS, as a condition and inducement to IM and Cine entering into this Agreement and incurring the obligations set forth herein, Parent, the IM Member, certain stockholders of Azteca and the stockholders of Cine, concurrently with the execution and delivery of this Agreement, are entering into the Registration Rights Agreement, in the form attached hereto as Exhibit A (as amended or modified from time to time in accordance with its terms, "Registration Rights Agreement");

        WHEREAS, as a condition and inducement to Azteca, IM and Cine entering into this Agreement and incurring the obligations set forth herein, certain stockholders of Azteca, the IM Member and the stockholders of Cine concurrently with the execution and delivery of this Agreement, have entered into (i) a Support Agreement, in the form attached as Exhibit B (as amended or modified from time to time in accordance with its terms, the "Support Agreement") and (ii) a Lock-Up Agreement, in the form attached as Exhibit C (as amended or modified from time to time in accordance with its terms, the "Lock-Up Agreement"); and

        WHEREAS, as a condition and inducement to the parties entering into this Agreement and incurring the obligations set forth herein, Azteca, Parent, the IM Member, the stockholders of Cine and certain stockholders of Azteca, concurrently with the execution and delivery of this Agreement, are entering into the Equity Restructuring and Warrant Purchase Agreement, in the form attached hereto as Exhibit D (as amended or modified from time to time in accordance with its terms, "Equity Restructuring and Warrant Purchase Agreement").

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

THE MERGERS

        Section 1.1    The Azteca Merger.

          (a)   At the Effective Time, Azteca Merger Sub shall be merged with and into Azteca in accordance with the DGCL, and upon the terms set forth in this Agreement, whereupon the separate existence of Azteca Merger Sub shall cease and Azteca shall be the surviving corporation (the "Azteca Surviving Corporation").

          (b)   As soon as practicable on the Closing Date, the parties shall file a certificate of merger, certified by the Secretary of Azteca in accordance with the DGCL (the "Azteca Merger Filing"), with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the Azteca Merger. The Azteca Merger shall become effective at the Effective Time. As used herein, the term "Effective Time" means the time set forth in the Azteca Merger Filing in accordance with the DGCL and the Act.

          (c)   From and after the Effective Time, the Azteca Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Azteca Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Azteca and Azteca Merger Sub, all as provided under the DGCL.

        Section 1.2    The IM Merger.

          (a)   At the Effective Time, IM Merger Sub shall be merged with and into IM in accordance with the Delaware Limited Liability Company Act 6 Del. C. §§18-101, et seq. (the "Act"), and upon the terms set forth in this Agreement, whereupon the separate existence of IM Merger Sub shall cease and IM shall be the surviving limited liability company (the "IM Surviving LLC").

          (b)   Concurrently with the filing of the Azteca Merger Filing and the Cine Merger Filing, the parties shall file a certificate of merger, certified by the Secretary of IM in accordance with the Act (the "IM Merger Filing"), with the Delaware Secretary of State and make all other filings or recordings required by the Act in connection with the IM Merger. The IM Merger Filing shall provide that the IM Merger shall become effective at the Effective Time.

          (c)   From and after the Effective Time, the IM Merger shall have the effects set forth in the applicable provisions of the Act. Without limiting the generality of the foregoing, from and after the Effective Time, the IM Surviving LLC shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of IM and IM Merger Sub, all as provided under the Act.

        Section 1.3    The Cine Merger.

          (a)   At the Effective Time, Cine Merger Sub shall be merged with and into Cine in accordance with the DGCL, and upon the terms set forth in this Agreement, whereupon the separate existence of Cine Merger Sub shall cease and Cine shall be the surviving corporation (the "Cine Surviving Corporation" and together with the Azteca Surviving Corporation and the IM Surviving LLC, the "Surviving Entities").

          (b)   Concurrently with the filing of the Azteca Merger Filing and the IM Merger Filing, the parties shall file a certificate of merger, certified by the Secretary of Cine in accordance with the

  DGCL (the "Cine Merger Filing"), with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the Cine Merger. The Cine Merger Filing shall provide that the Cine Merger shall become effective at the Effective Time.

          (c)   From and after the Effective Time, the Cine Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Cine Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Cine and Cine Merger Sub, all as provided under the DGCL.

        Section 1.4    Closing.     The closing of the Mergers (the "Closing") shall take place at 10:00 a.m., prevailing Eastern time, on a date to be specified by the parties, which shall be no later than the third Business Day after satisfaction or (to the extent permitted by applicable Law) waiver of all of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or (to the extent permitted by applicable Law) waiver of such conditions at the Closing) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto). The date on which the Closing occurs is referred to herein as the "Closing Date."

        Section 1.5    Organizational Documents.

          (a)   At the Effective Time, (i) the certificate of incorporation of Azteca Merger Sub, as in effect immediately prior to the Effective Time (with the name of the corporation changed to "Azteca Acquisition Corporation"), shall be the certificate of incorporation of the Azteca Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, and (ii) the by-laws of Azteca Merger Sub, as in effect immediately prior to the Effective Time (with the name of the corporation changed to "Azteca Acquisition Corporation"), as so amended, shall be the by-laws of the Azteca Surviving Corporation, until thereafter changed or amended as provided therein, in the certificate of incorporation of Azteca Merger Sub or by applicable Law.

          (b)   At the Effective Time, the limited liability company agreement of IM Merger Sub, as in effect immediately prior to the Effective Time (with the name of the limited liability company appropriately changed to "WAPA Holdings, LLC"), shall be the limited liability company agreement of the IM Surviving LLC, until thereafter changed or amended as provided therein or by applicable Law.

          (c)   At the Effective Time, (i) the certificate of incorporation of Cine Merger Sub, as in effect immediately prior to the Effective Time (with the name of the corporation changed to "Cine Latino, Inc."), shall be the certificate of incorporation of the Cine Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, and (ii) the by-laws of Cine Merger Sub, as in effect immediately prior to the Effective Time (with the name of the corporation changed to "Cine Latino, Inc."), as so amended, shall be the by-laws of the Cine Surviving Corporation, until thereafter changed or amended as provided therein, in the certificate of incorporation of Cine Merger Sub or by applicable Law.

          (d)   Cine shall take all appropriate action so that, at or prior to the Effective Time, (i) the certificate of incorporation of Parent shall be amended and restated in the form set forth on Exhibit E hereto (the "Amended Parent Certificate of Incorporation") and (ii) the amended and restated by-laws of Parent shall be in the form attached as Exhibit F hereto (the "Amended Parent By-Laws").

        Section 1.6    Board Composition; Officers and Managers.

          (a)   The initial directors of the Azteca Surviving Corporation and the initial officers of the Azteca Surviving Corporation shall be the individuals set forth on Exhibit G hereto, each to hold office in accordance with the certificate of incorporation and by-laws of the Azteca Surviving Corporation.

          (b)   The the initial officers of the IM Surviving LLC shall be the individuals set forth on Exhibit H hereto, each to hold office in accordance with limited liability company agreement and the certificate of formation of the IM Surviving LLC.

          (c)   The initial directors of the Cine Surviving Corporation and the initial officers of the Cine Surviving Corporation shall be the individuals set forth on Exhibit I hereto, each to hold office in accordance with the certificate of incorporation and by-laws of the Cine Surviving Corporation.

          (d)   (i) Cine shall cause the Board of Directors of Parent as of immediately following the Effective Time to be comprised of the following nine (9) individuals: (A) four (4) designated by IM, who shall initially be Peter Kern (who shall serve as Chairman of the Board of Directors of Parent), Leo Hindery and two (2) individuals to be designated by IM, (B) two (2) designated by the Sponsor, who shall initially be Gabriel Brener and John Engelman, (C) two (2) designated by Cinema Aeropuerto, who shall initially be Ernesto Vargas and Eric Neuman and (D) the Chief Executive Officer of Parent (who shall initially be Alan Sokol), who are divided into three classes in the manner as set forth on Exhibit J and (ii) the individuals set forth on Exhibit J shall be the officers of Parent.

ARTICLE II

EFFECTS OF THE MERGERS ON THE CAPITAL STOCK OF AZTECA, THE EQUITY INTERESTS
OF IM AND THE CAPITAL STOCK OF CINE; EXCHANGE OF CERTIFICATES

        Section 2.1    Effect on Azteca Capital Stock.     Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Azteca Merger and without any action on the part of Parent, Azteca Merger Sub, Azteca or the holders of any shares of Azteca Common Stock:

          (a)    Conversion of Azteca Common Stock.    Each share of Azteca Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Azteca Common Stock to be cancelled pursuant to Section 2.1(b), redeemed pursuant to the redemption provisions of the Azteca Charter and Dissenting Shares, will be automatically converted into and will thereafter represent the right to receive one validly issued, fully paid and non-assessable share of Parent Class A Common Stock (in the aggregate for all shares of Azteca Common Stock (other than any shares of Azteca Common Stock to be cancelled pursuant to Section 2.1(b), redeemed pursuant to the redemption provisions of the Azteca Charter and Dissenting Shares), the "Azteca Merger Consideration"). From and after the Effective Time, the Azteca Common Stock converted into the Azteca Merger Consideration pursuant to this Section 2.1(a) will no longer remain outstanding and will automatically be cancelled and will cease to exist, and each holder of a certificate previously representing any such Azteca Common Stock or shares of Azteca Common Stock that are in non-certificated book-entry form (either case being referred to in this Agreement, to the extent applicable, as an "Azteca Certificate") will thereafter cease to have any rights with respect to such Azteca Common Stock except the right to receive the Azteca Merger Consideration.

          (b)    Cancellation of Certain Shares of Azteca Common Stock.    Each share of Azteca Common Stock held by Azteca as treasury stock (including shares of Azteca Common Stock redeemed pursuant to the redemption provisions of the Azteca Charter), each share of Azteca Common Stock held by any direct or indirect Subsidiary of Azteca, and each share of Azteca Common Stock owned by Parent, IM, any Merger Subsidiary or any direct or indirect Subsidiary thereof, in each case as of immediately prior to the Effective Time, automatically shall be cancelled and cease to exist without any conversion thereof, and no consideration shall be paid with respect thereto.

          (c)   Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL, shares of Azteca Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Azteca Common Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Shares") in accordance with Section 262 of the DGCL, will not be converted into the right to receive the Azteca Merger Consideration, and holders of such Dissenting Shares will be entitled to receive in lieu of the Azteca Merger Consideration payment of the appraised value of such Dissenting Shares determined in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Azteca Merger Consideration. Notwithstanding anything to the contrary contained in this Section 2.1(c), if this Agreement is terminated prior to the Effective Time, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Shares pursuant to Section 262 of the DGCL will cease. Azteca will give IM (i) prompt notice of any written demands received by Azteca for appraisal of Dissenting Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL which are received by Azteca relating to such holder's rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Azteca will not, except with the prior written consent of IM, make any payment with respect to any demand for appraisal or offer to settle or settle any such demands, and IM will not commit to make any such payment or enter into any such settlement prior to the Effective Time without the prior written consent of Azteca.

          (d)   If after the date hereof and prior to the Effective Time, Azteca pays a stock dividend in, splits, combines into a smaller number of shares, or issues by reclassification any shares of Azteca Common Stock, then the Azteca Merger Consideration will be appropriately adjusted to provide to the holders of the Azteca Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted will, from and after the date of such event, be the Azteca Merger Consideration, subject to further adjustment in accordance with this provision.

        Section 2.2    Azteca Warrants.     At the Effective Time, each Stockholder Warrant and Sponsor Warrant that is outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Azteca Common Stock and shall be converted, at the Effective Time, into a right to acquire shares of Parent Class A Common Stock (a "Converted Warrant"), on the same contractual terms and conditions as were in effect immediately prior to the Effective Time under the terms of the Warrant Agreement as amended by the Warrant Amendment. The number of shares of Parent Class A Common Stock subject to each such Converted Warrant shall be equal to the number of shares of Azteca Common Stock subject to each such Stockholder Warrant or Sponsor Warrant, as applicable, immediately prior to the Effective Time, and such Converted Warrant shall have an exercise price per share equal to the exercise price per share of Azteca Common Stock subject to such Converted Warrant immediately prior to the Effective Time, in each case, pursuant to the Warrant Agreement as amended by the Warrant Amendment.

        Section 2.3    Surrender and Payment.

          (a)   Prior to the Effective Time, Parent will appoint an exchange agent (the "Exchange Agent") for the purpose of exchanging Azteca Certificates for Azteca Merger Consideration. As

  soon as reasonably practicable after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of Azteca Common Stock as of the Effective Time, whose shares of Azteca Common Stock were converted into the right to receive the Azteca Merger Consideration, a letter of transmittal (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Azteca Certificates (or effective affidavits of loss in lieu thereof) to the Exchange Agent) in such form as Parent and IM may reasonably agree, including instructions for use in effecting the surrender of Azteca Certificates (or effective affidavits of loss in lieu thereof) to the Exchange Agent in exchange for the Azteca Merger Consideration.

          (b)   At or prior to the Effective Time, Parent will cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of shares of Azteca Common Stock, shares of Parent Class A Common Stock and an amount of cash sufficient to be issued and paid pursuant to Section 2.1, payable upon due surrender of the Azteca Certificates (or effective affidavits of loss in lieu thereof) pursuant to the provisions of this Article II. Following the Effective Time, Parent will make available to the Exchange Agent, when and as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 2.3(g). All cash and book-entry shares representing shares of Parent Class A Common Stock deposited with the Exchange Agent are referred to in this Agreement as the "Exchange Fund." The Exchange Agent will, pursuant to irrevocable instructions to be delivered to the Exchange Agent by Parent, deliver the appropriate Azteca Merger Consideration out of the Exchange Fund. The Exchange Fund will not be used for any other purpose. The Exchange Agent will invest any cash included in the Exchange Fund as directed by Parent; provided, that no such investment or losses thereon will affect the Azteca Merger Consideration payable to holders of shares of Azteca Common Stock entitled to receive such consideration or cash in lieu of fractional interests and Parent will promptly cause to be provided additional funds to the Exchange Agent for the benefit of holders of shares of Azteca Common Stock entitled to receive such consideration in the amount of any such losses. Any interest and other income resulting from such investments will be the property of, and paid to, Parent.

          (c)   Each holder of shares of Azteca Common Stock that have been converted into the right to receive the Azteca Merger Consideration, upon surrender to the Exchange Agent of an Azteca Certificate (or effective affidavits of loss in lieu thereof), together with a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, will be entitled to receive in exchange therefor (i) the number of shares of Parent Class A Common Stock representing, in the aggregate, the whole number of shares of Parent Class A Common Stock, if any, that such holder has the right to receive and/or (ii) a check in the amount, if any, that such holder has the right to receive in cash, including cash for any dividends and other distributions payable pursuant to Section 2.3(g), pursuant to Section 2.1 and this Article II. The Azteca Merger Consideration will be paid as promptly as practicable (by mail or, to the extent commercially practicable, made available for collection by hand if so elected by the surrendering holder of an Azteca Certificate) after receipt by the Exchange Agent of the Azteca Certificate and letter of transmittal in accordance with the foregoing, and in any event no later than three Business Days following the later to occur of (i) the Effective Time, and (ii) the Exchange Agent's receipt of the Azteca Certificate and letter of transmittal in accordance with the foregoing. No interest will be paid or accrued on any Azteca Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Azteca Certificates.

          (d)   If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Azteca Certificate is registered, it will be a condition of such payment that the Person requesting such payment will pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Azteca Certificate or will establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. If any portion of the Azteca Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Azteca Certificate is registered, it will be a condition to the registration thereof that the surrendered Azteca Certificate will be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Azteca Merger Consideration will pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Azteca Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (e)   After the Effective Time, there will be no further registration of transfers of shares of Azteca Common Stock. From and after the Effective Time, the holders of Azteca Certificates representing shares of Azteca Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares of Azteca Common Stock except as otherwise provided in this Agreement or by applicable Law. If, after the Effective Time, Azteca Certificates are presented to the Exchange Agent or Parent, they will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth in this Article II. Notwithstanding anything to the contrary contained in this Agreement, the Azteca Surviving Corporation is obligated to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Azteca on shares of Azteca Common Stock in accordance with the terms of this Agreement prior to the date hereof and which remain unpaid at the Effective Time.

          (f)    Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Azteca Common Stock one year after the Effective Time will be returned to Parent, upon demand, and any such holder who has not exchanged his or her shares of Azteca Common Stock for the Azteca Merger Consideration in accordance with this Article II prior to that time will thereafter look only to Parent for delivery of the Azteca Merger Consideration in respect of such holder's shares of Azteca Common Stock. Notwithstanding the foregoing, none of Parent, IM, IM Merger Sub, Azteca Merger Sub, the Azteca Surviving Corporation or Azteca will be liable to any holder of shares of Azteca Common Stock for any Azteca Merger Consideration delivered to a public official pursuant to applicable abandoned property Laws. Any Azteca Merger Consideration remaining unclaimed by holders of shares of Azteca Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority will, to the extent permitted by applicable Laws, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

          (g)   No dividends or other distributions with respect to shares of Parent Class A Common Stock issued in the Azteca Merger will be paid to the holder of any unsurrendered Azteca Certificates until such Azteca Certificates are surrendered as provided in this Section 2.3. Following such surrender, subject to the effect of escheat, Tax or other applicable Laws, there will be paid, without interest, to the record holder of the shares of Parent Class A Common Stock, if any, issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of any such shares of Parent Class A Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent Class A Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions with respect to shares of Parent Class A Common Stock, all shares of Parent Class A Common Stock to be issued pursuant to the Azteca Merger will be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

          (h)   Parent and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any Person who was a holder of Azteca Common Stock immediately prior to the Effective Time such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld (and paid to the applicable Governmental Authority) by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

          (i)    In the event any Azteca Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Azteca Certificates, upon the making of an affidavit of that fact by the holder thereof, such Azteca Merger Consideration as may be required pursuant to Section 2.1, cash for any dividends or distributions payable pursuant to Section 2.3(g); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Azteca Certificates to deliver an agreement of indemnification in form reasonably satisfactory to Parent, or, if reasonably required by Parent, a bond in such reasonable sum as Parent may direct, as indemnity against any claim that may be made against Parent or the Exchange Agent in respect of Azteca Certificates alleged to have been lost, stolen or destroyed.

        Section 2.4    Azteca Merger Sub Common Stock.     At the Effective Time, each share of capital stock of Azteca Merger Sub held by Holdco immediately prior to the Effective Time shall be cancelled and extinguished and converted into one validly issued, fully paid and non-assessable share of common stock of the Azteca Surviving Corporation.

        Section 2.5    Effect on IM Units.     Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the IM Merger and without any action on the part of Parent, IM Merger Sub, IM or the IM Member:

          (a)    Conversion of IM Units.

              (i)  The IM Units issued and outstanding immediately prior to the Effective Time, other than any IM Units to be cancelled pursuant to Section 2.5(b), shall be automatically converted into the right to receive an aggregate of 20,432,462 shares of Parent Class B Common Stock and an amount (the "IM Cash Consideration") in cash equal to $1,191,655 (in the aggregate, the "IM Merger Consideration") to be allocated in full to the IM Member.

             (ii)  As a result of the IM Merger, at the Effective Time, the holder of IM Units shall cease to have any rights with respect thereto, except the right to receive the applicable IM Merger Consideration payable in respect of the IM Units.

          (b)    Cancellation of Certain Equity Interests of IM.    Any outstanding IM Units held by Parent, Azteca or any Merger Subsidiary or by any direct or indirect Subsidiary of IM, Parent, Azteca or any Merger Subsidiary, in each case as of immediately prior to the Effective Time, automatically shall be cancelled and cease to exist without any conversion thereof, and no consideration shall be paid with respect thereto.

          (c)    Adjustments to IM Merger Consideration.    The IM Merger Consideration shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or

  Azteca Common Stock), reorganization, recapitalization, reclassification or other similar change with respect to Parent Common Stock or Azteca Common Stock having a record date on or after the date hereof and prior to the Effective Time.

        Section 2.6    Payment of IM Merger Consideration.

          (a)   At the Effective Time, Parent shall (i) issue to the IM Member that number of validly issued, fully paid and non-assessable shares of Parent Class B Common Stock representing, in the aggregate, the whole number of shares of Parent Class B Common Stock that the IM Member has the right to receive and (ii) pay to the IM Member the IM Cash Consideration. No interest will be paid or accrued on any IM Merger Consideration payable to the IM Member.

          (b)   After the Effective Time, there will be no further registration of transfers of IM Units. From and after the Effective Time, the IM Member will cease to have any rights with respect to such IM Units except as otherwise provided in this Agreement or by applicable Law. Notwithstanding anything to the contrary contained in this Agreement, the IM Surviving LLC is obligated to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by IM on IM Units in accordance with the terms of this Agreement prior to the date hereof and which remain unpaid at the Effective Time.

          (c)   Parent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to the IM Member such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld (and paid to the applicable Governmental Authority) by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the IM Member.

        Section 2.7    IM Merger Sub Equity Interests.     Each equity interest of IM Merger Sub issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be cancelled and extinguished and converted into one validly issued, fully paid and non-assessable equity interest of the IM Surviving LLC.

        Section 2.8    Effect on Cine Capital Stock.     Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Cine Merger and without any action on the part of Parent, Cine Merger Sub, Cine or the holders of any shares of Cine Common Stock:

          (a)    Conversion of Cine Common Stock.    The shares of Cine Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Cine Common Stock to be cancelled pursuant to Section 2.8(b), shall be automatically converted into the right to receive an aggregate of 12,567,538 shares of Parent Class B Common Stock and an amount (the "Cine Cash Consideration") in cash equal to $3,808,345 (in the aggregate for all shares of Cine Common Stock (other than any shares of Cine Common Stock to be cancelled pursuant to Section 2.8(b)), the "Cine Merger Consideration") to be allocated to the holders of Cine Common Stock as set forth in Exhibit L. As a result of the Cine Merger, at the Effective Time, the holders of Cine Common Stock shall cease to have any rights with respect thereto, except the right to receive the applicable Cine Merger Consideration payable in respect of the Cine Common Stock.

          (b)    Cancellation of Certain Shares of Cine Common Stock.    Each share of Cine Common Stock held by Cine as treasury stock, each share of Cine Common Stock held by any direct or indirect Subsidiary of Cine, and each share of Cine Common Stock owned by Parent, IM, any Merger Subsidiary or any direct or indirect Subsidiary thereof, in each case as of immediately prior to the Effective Time, automatically shall be cancelled and cease to exist without any conversion thereof, and no consideration shall be paid with respect thereto.

          (c)    Adjustments to Cine Merger Consideration.    The Cine Merger Consideration shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Azteca Common Stock), reorganization, recapitalization, reclassification or other similar change with respect to Parent Common Stock or Azteca Common Stock having a record date on or after the date hereof and prior to the Effective Time.

        Section 2.9    Payment of Cine Merger Consideration.

          (a)   At the Effective Time, Parent shall (i) issue to each holder of Cine Common Stock that number of validly issued, fully paid and non-assessable shares of Parent Class B Common Stock representing, in the aggregate, the whole number of shares of Parent Class B Common Stock that such holder of Cine Common Stock has the right to receive and (ii) pay to each holder of Cine Common Stock its respective portion of the Cine Cash Consideration. No interest will be paid or accrued on any Cine Merger Consideration payable to such holder of Cine Common Stock.

          (b)   After the Effective Time, there will be no further registration of transfers of Cine Common Stock. From and after the Effective Time, the holders of Cine Common Stock will cease to have any rights with respect to such Cine Common Stock, except the right to receive the applicable Cine Merger Consideration payable in respect of the Cine Common Stock, and as otherwise provided in this Agreement or by applicable Law. Notwithstanding anything to the contrary contained in this Agreement, the Cine Surviving Corporation is obligated to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Cine on shares of Cine Common Stock in accordance with the terms of this Agreement prior to the date hereof and which remain unpaid at the Effective Time.

          (c)   Parent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to the holders of Cine Common Stock such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld (and paid to the applicable Governmental Authority) by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of Cine Common Stock.

        Section 2.10    Cine Merger Sub Common Stock.     At the Effective Time, each share of capital stock of Cine Merger Sub held by Holdco immediately prior to the Effective Time shall be cancelled and extinguished and converted into one validly issued, fully paid and non-assessable share of common stock of the Cine Surviving Corporation.

        Section 2.11    Closing Actions.     At or prior to the Closing, the following actions shall be taken:

          (a)   Parent shall deliver:

              (i)  to the Exchange Agent, shares of Parent Class A Common Stock sufficient to be issued pursuant to Section 2.1;

             (ii)  to the IM Member, (i) shares of Parent Class B Common Stock issued pursuant to Section 2.5 and Section 2.6 and (ii) the IM Cash Consideration payable pursuant to Section 2.5 and Section 2.6 by wire transfer of immediately available funds to the account or accounts designated in writing by the IM Member; and

            (iii)  to the holders of Cine Common Stock, (i) shares of Parent Class B Common Stock issued pursuant to Section 2.8 and Section 2.9 and (ii) the Cine Cash Consideration payable pursuant to Section 2.8 and Section 2.9 by wire transfer of immediately available funds to the account or accounts designated in writing by such holders of Cine Common Stock, to be allocated among such holders in accordance with Exhibit L.

 ARTICLE III

REPRESENTATIONS AND WARRANTIES OF IM

        IM represents and warrants to Azteca as follows:

        Section 3.1    Organization and Qualification.     IM is a limited liability company duly formed, validly existing and in good standing under the laws of the state of its organization. Each IM Subsidiary is duly formed, validly existing and in good standing under the laws of the state of its organization. IM and each IM Subsidiary have all requisite organizational power and authority to own, lease and operate their respective properties and carry on their business as presently owned or conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not, individually or in the aggregate, reasonably be expected to have an IM Material Adverse Effect. Except as set forth in Section 3.1 of the IM Disclosure Schedule, IM and each IM Subsidiary has been qualified, licensed or registered to transact business as a foreign corporation and is in good standing (or the equivalent thereof) in each jurisdiction in which the ownership or lease of property or the conduct of its respective business requires such qualification, license or registration, except where the failure to be so qualified, licensed or registered or in good standing (or the equivalent thereof) would not, individually or in the aggregate, reasonably be expected to have an IM Material Adverse Effect. IM has made available to Azteca true and correct copies of the organizational documents for IM and the IM Subsidiaries as in effect on the date hereof.

        Section 3.2    Capitalization of IM.

          (a)   Section 3.2(a) of the IM Disclosure Schedule sets forth a complete and accurate list of the authorized, issued and outstanding limited liability company interests of IM as of the date hereof, all of which are issued to and held by, the IM Member. There are no other equity securities of IM authorized, issued, reserved for issuance or outstanding and no outstanding or authorized options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), calls or commitments of any character whatsoever, relating to the equity interests of, or other voting interest in, IM, to which IM or any of the IM Subsidiaries is a party or is bound requiring the issuance, delivery or sale of equity interests of IM. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the equity interests of, or other voting interest in, IM to which IM is a party or is bound. IM has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the sole member of IM on any matter. There are no contracts to which IM is a party or by which it is bound to (x) repurchase, redeem or otherwise acquire any equity interests of, or other voting interest in, IM or (y) vote or dispose of any equity interests of, or other voting interest in, IM. There are no irrevocable proxies and no voting agreements with respect to any equity interests of, or other voting interest in, IM.

          (b)   All of the issued and outstanding equity interests of IM as of the date hereof are duly authorized, validly issued and free of any preemptive rights in respect thereto. The holder of the outstanding limited liability company interests of IM has no obligation to make any further payments in respect of such interests or contribution to IM solely by reason of its ownership of such interests or its status as the sole member of IM.

        Section 3.3    Subsidiaries.

          (a)   Section 3.3(a) of the IM Disclosure Schedule sets forth a complete and accurate list of the name and jurisdiction of each of the IM Subsidiaries and the authorized, issued and outstanding equity interests of each IM Subsidiary. All of the outstanding equity interests of each IM Subsidiary are duly authorized, validly issued, fully paid and non-assessable, if applicable, and are directly owned, beneficially and of record by IM or an IM Subsidiary, free and clear of any Encumbrances other than (i) Encumbrances contained in clause (ix) of the definition of Permitted Encumbrances, all of which will be discharged on or prior to the Closing Date, (ii) Encumbrances on transfer imposed under applicable securities law and (iii) Encumbrances created by acts of Azteca or its Affiliates' acts. There are no other equity securities of any IM Subsidiary authorized, issued, reserved for issuance or outstanding and no outstanding or authorized options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever to which any IM Subsidiary is a party or may be bound requiring the issuance, delivery or sale of shares of capital stock, or other equity interests, of any IM Subsidiary. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the equity interests of, or other voting interest in, any IM Subsidiary to which IM or an IM Subsidiary is bound. No IM Subsidiary has any authorized or outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the equity holders of such IM Subsidiary on any matter. There are no contracts to which IM or any IM Subsidiary is a party or by which IM or any IM Subsidiary is bound to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interest in, any IM Subsidiary or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interest in, any IM Subsidiary. There are no irrevocable proxies and no voting agreements with respect to any shares of equity interests, or other voting interest in, any IM Subsidiary.

          (b)   Neither IM nor any IM Subsidiary owns, directly or indirectly, any capital stock of, or equity ownership or voting interest in, any Person (other than an IM Subsidiary).

        Section 3.4    Authority; Binding Obligation.     IM has full requisite limited liability company authority and power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required limited liability company action on the part of IM and no other proceedings on the part of IM are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby, subject, in the case of the IM Merger, to the receipt of the consent of the sole member of IM. This Agreement has been duly executed and delivered by IM and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of IM, enforceable against IM in accordance with its terms, except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (b) general principles of equity.

        Section 3.5    No Defaults or Conflicts.     The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by IM and performance by IM of its obligations hereunder (a) does not result in any violation of the organizational documents of IM or any IM Subsidiary; (b) except as set forth in Section 3.5 of the IM Disclosure Schedule, does not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any IM Material Contract or Lease (subject to any applicable consent rights of a lessor under a Lease); and (c) does not violate in any material respect any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over IM, the IM Subsidiaries or any of their respective properties; provided, however, that no representation or warranty is made in the foregoing clauses (b) or (c) with respect to matters that would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of IM and the IM Subsidiaries, taken as a whole.

        Section 3.6    No Governmental Authorization Required.     Except for applicable requirements of Competition Laws and the Communications Act, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by IM in connection with the due execution, delivery and performance by IM of this Agreement and the consummation by IM of the transactions contemplated hereby; provided, however, that no representation and warranty is made with respect to authorizations, approvals, notices or filings with any Governmental Authority that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of IM and the IM Subsidiaries, taken as a whole, or materially impair IM's ability to consummate the transactions contemplated hereby.

        Section 3.7    Financial Statements; Information Supplied.

          (a)   The consolidated balance sheets included in the IM Financial Statements fairly present, in all material respects, the consolidated financial position of IM and each IM Subsidiary as of their respective dates, and the other related statements included in the IM Financial Statements fairly present, in all material respects, the results of their consolidated operations and cash flows for the periods indicated, in each case in accordance with GAAP applied on a consistent basis, with only such deviations from such accounting principles and/or their consistent application as are referred to in the notes to the IM Audited Financial Statements and subject, in the case of the IM Unaudited Financial Statements, to normal year-end audit adjustments and the absence of related notes. The IM Financial Statements, including, in the case of the IM Audited Financial Statements, the footnotes thereto, have been prepared from the books and records of IM and have been prepared in accordance with GAAP consistently applied.

          (b)   Except (i) as set forth in Section 3.7(b) of the IM Disclosure Schedule, the IM Audited Financial Statements (including the footnotes thereto) or the IM Interim Balance Sheet, (ii) for liabilities incurred in the ordinary course of business, consistent with past practice, since the date of the IM Interim Balance Sheet and (iii) as would not, individually or in the aggregate, result in an IM Material Adverse Effect, IM and IM Subsidiaries do not have any liabilities, Indebtedness, debts or obligations of any nature (whether known or unknown, absolute, accrued, contingent or otherwise) that are required by GAAP to be reflected or reserved against in a balance sheet of IM and the IM Subsidiaries.

          (c)   None of the information supplied or to be supplied by or on behalf of IM for inclusion in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective under the Securities Act) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to Azteca's stockholders and holders of Stockholder Warrants and at the time of the Azteca Stockholder Approval and Warrantholders Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing provisions of this Section 3.7(c), no representation or warranty is made by IM with respect to information or statements made or incorporated by reference in the Proxy Statement/Prospectus and the Registration Statement that was not supplied by or on behalf of IM specifically for inclusion or reference therein.

        Section 3.8    Intellectual Property.

          (a)   Section 3.8(a) of the IM Disclosure Schedule sets forth material Intellectual Property owned by IM or any IM Subsidiary that is registered, issued or subject to a pending application for registration or issuance.

          (b)   Except as set forth in Section 3.8(b) of the IM Disclosure Schedule, IM or an IM Subsidiary, as applicable, owns, is licensed to use or otherwise has the right to use all Intellectual Property material to the operation of the business of IM and the IM Subsidiaries, taken as a whole, as of the date hereof, free and clear of any Encumbrances other than Permitted Encumbrances. IM or an IM Subsidiary, as applicable, has the right to broadcast the programming such entity broadcasts in all material respects.

          (c)   Except as set forth in Section 3.8(c) of the IM Disclosure Schedule, neither the validity of, nor IM's or the applicable IM Subsidiary's title to, any material Intellectual Property owned by IM or any IM Subsidiary is being challenged in any litigation to which IM or an IM Subsidiary is a party that would reasonably be expected to have, individually or in the aggregate, an IM Material Adverse Effect.

          (d)   Except as set forth in Section 3.8(d) of the IM Disclosure Schedule, to the knowledge of IM, (i) no Person is materially infringing or violating any of the Intellectual Property owned by IM or any IM Subsidiary, and (ii) the manufacture, marketing, license, distribution, sale and use of products currently sold by IM or an IM Subsidiary, as applicable, does not violate in any material respect any Intellectual Property right of any third party.

        Section 3.9    Compliance with the Laws.     The business of IM and the IM Subsidiaries, taken as a whole, is not being conducted in violation of any federal, state, provincial, county, municipal, local laws, ordinances and regulations, except such violations which, individually or in the aggregate, would not be material to the operation of the business of IM and the IM Subsidiaries, taken as a whole. No representation or warranty is given under this Section 3.9 with respect to Taxes, ERISA or Environmental Laws, which matters are covered exclusively under Section 3.12, 3.14, 3.15 and 3.16, respectively.

        Section 3.10    Contracts.     Section 3.10 of the IM Disclosure Schedule lists or describes, as of the date hereof, and (except as set forth in Section 3.10 of the IM Disclosure Schedule) copies have been made available to Azteca, all contracts, agreements and instruments (other than IM Benefit Plans, Leases, purchase orders and any contracts, agreements and instruments between IM or any IM Subsidiary, on the one hand, and any other IM Subsidiary, on the other hand) to which IM or any IM Subsidiary is a party or to which their respective assets, property or business are bound or subject as of the date hereof, which (a) IM or any IM Subsidiary has made payments under of more than $100,000 in the twelve (12) calendar months ended December 31, 2012; (b) are IM Affiliation Agreements or Retransmission Consent Agreements pursuant to which IM or any IM Subsidiary has received payments pursuant to of more than $200,000 in the twelve (12) calendar months ended December 31, 2012; (c) are contracts, agreements or instruments relating to Indebtedness, including surety bonds, performance bonds and letters of credit; (d) are partnership, joint venture or similar agreements; (e) are contracts, agreements or instruments which restrict IM or any IM Subsidiary from engaging in any material aspect of its business anywhere in the world as conducted on the date hereof; (f) involve any standstill or similar arrangement in effect on the date hereof; (g) grant any counterparty a right of first refusal, first offer or first negotiation; or (h) IM or any IM Subsidiary has granted any exclusive marketing, sales representative relationship, franchising consignment or distribution right to any third party (collectively, the contracts listed in Section 3.10 of the IM Disclosure Schedule are referred to herein as the "IM Material Contracts"). With respect to all IM Material Contracts, neither IM, any IM Subsidiary nor, to the knowledge of IM, any other party to any such contract is in breach thereof or default thereunder and there does not exist under any IM Material Contract any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by IM, any IM Subsidiary or, to the knowledge of IM, any other party, in each case except for such breaches, defaults and events as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of IM and the IM Subsidiaries, taken as a whole.

        Section 3.11    Litigation.     Except as set forth in Section 3.11 of the IM Disclosure Schedule, as of the date hereof, there are no Actions pending, or to the knowledge of IM, threatened against IM or any IM Subsidiary or any material portion of their respective properties or assets before any Governmental Authority against or involving IM or any IM Subsidiary that, individually or in the aggregate, would reasonably be expected to be material to the operation of the business of IM and the IM Subsidiaries, taken as a whole. As of the date hereof, neither IM nor any IM Subsidiary is subject to any Order of, or before, any Governmental Authority. To the knowledge of IM, as of the date hereof there are no investigations pending or threatened by any Governmental Authority with respect to IM or any of its Subsidiaries or any of their properties or assets.

        Section 3.12    Taxes.     Except as set forth in Section 3.12 of the IM Disclosure Schedule:

          (a)   All material Tax Returns required to be filed by or with respect to IM or any IM Subsidiary have been timely (within any applicable extension periods) filed, and all such Tax Returns are true, complete and correct in all material respects.

          (b)   All material Taxes due and payable by IM and the IM Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid.

          (c)   All material deficiencies for Taxes asserted or assessed in writing against IM or the IM Subsidiaries have been fully and timely (within any applicable extension periods) paid, settled or properly reflected in the IM Financial Statements.

          (d)   No audit or other proceeding by any Governmental Authority is pending or, to the knowledge of IM, threatened in writing with respect to any material Taxes due from or with respect to IM or any IM Subsidiary.

          (e)   There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes due from IM or any IM Subsidiary for any taxable period and no request for any such waiver or extension is currently pending, except for such agreements or requests that would not, individually or in the aggregate, reasonably be expected to result in a material liability to IM and the IM Subsidiaries, taken as a whole.

          (f)    Neither IM nor any of its Subsidiaries has engaged in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

          (g)   IM and each of the IM Subsidiaries have withheld and paid all Taxes required to have been withheld and paid by such entity in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (h)   Neither IM nor any IM Subsidiary is a party to any Tax allocation or sharing agreement. Neither IM nor any IM Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any person other than IM or any IM Subsidiary) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. An affiliated group, for this purpose, means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

          (i)    Neither IM nor any IM Subsidiary has any actual or potential obligation to reimburse or otherwise "gross-up" any person for Tax set forth under Section 409A or 280G of the Code (or any similar provision of state, local or foreign law).

          (j)    This Section 3.12 constitutes the exclusive representations and warranties of IM with respect to Taxes. No representation or warranty contained in this Section 3.12 shall be deemed to apply directly or indirectly with respect to any taxable period (or portion thereof) after the Closing Date.

        Section 3.13    Permits; FCC Authorizations.

          (a)   IM and each IM Subsidiary have all material consents, authorizations, registrations, waivers, privileges, exemptions, qualifications, quotas, certificates, filings, franchises, licenses, notices, permits and rights necessary for the lawful conduct of IM's and each IM Subsidiary's businesses as presently conducted, or the lawful ownership of properties and assets or the operation of their businesses as conducted on the date hereof (collectively, "IM Permits"). All such IM Permits are in full force and effect, and there has occurred no default under any IM Permit by IM or any IM Subsidiary except as would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of IM and the IM Subsidiaries, taken as a whole.

          (b)   Section 3.13(b) of the IM Disclosure Schedule lists all of the material FCC Authorizations (the FCC Authorizations set forth in Section 3.13(b) of the IM Disclosure Schedule, the "Material FCC Authorizations"). IM has made available to Azteca true, correct and complete copies of the Material FCC Authorizations. Except as disclosed in Section 3.13(b) of the IM Disclosure Schedule, the Material FCC Authorizations are in full force and effect. The FCC Authorizations that authorize the Stations' current main station broadcast licenses have been issued for the full eight-year term customarily issued for television broadcast stations in Puerto Rico and are not subject to any condition except for those conditions that appear on the face of such FCC Authorizations or those conditions applicable to television broadcast licenses generally or those conditions disclosed in Section 3.13(b) of the IM Disclosure Schedule.

          (c)   Except as set forth in Section 3.13(c) of the IM Disclosure Schedule, IM and the IM Subsidiaries have no applications pending before the FCC relating to the Stations or any FCC Authorizations as of the date of this Agreement.

          (d)   Except as set forth in Section 3.13(d) of the IM Disclosure Schedule, IM and the IM Subsidiaries have operated the Stations and the related facilities authorized by the FCC Authorizations in compliance with the Communications Act and the terms of the FCC Authorizations, have filed or made all applications, reports and other disclosures required by the FCC to be made in respect of the Stations and the FCC Authorizations, and have timely paid all FCC regulatory fees in respect thereof, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have an IM Material Adverse Effect.

          (e)   Except as set forth in Section 3.13(e) of the IM Disclosure Schedule, to the knowledge of IM, (i) there are no applications, petitions, complaints, proceedings or other actions pending or threatened before the FCC relating to the Stations, (ii) there is not pending or threatened any action by or before the FCC to revoke, suspend, cancel, rescind, modify or refuse to renew any of the FCC Authorizations, and (iii) there is not now issued or outstanding, pending or threatened, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, notice of forfeiture or complaint against IM or the IM Subsidiaries with respect to the Stations that, in the case of any of clauses (i), (ii) or (iii), would reasonably be expected to have, individually or in the aggregate, an IM Material Adverse Effect, other than proceedings affecting broadcast television stations generally.

          (f)    The representations and warranties set forth in this Section 3.13 are the exclusive representations and warranties made by IM with respect to the FCC Authorizations and matters arising under or pursuant to the Communications Act.

        Section 3.14    Employee Benefit Plans.

          (a)   Section 3.14(a) of the IM Disclosure Schedule contains a true and complete list of each material "employee benefit plan" (within the meaning of Section 3(3) of ERISA), stock purchase, stock option, restricted stock, severance, employment, consulting, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, profit sharing, pension, retirement, medical, dental, life insurance and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, which IM or any IM Subsidiary sponsors, maintains or contributes to for the benefit of its current or former employees, or which IM or any IM Subsidiary has any liability or obligation thereunder. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "IM Benefit Plans."

          (b)   With respect to each IM Benefit Plan (other than a IM Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA (a "Multiemployer Plan")), IM has made available to Azteca a current and complete copy (or, to the extent no such copy exists, a description) thereof and, to the extent applicable: (i) any related trust agreement; (ii) the most recent IRS determination letter; (iii) the most recent summary plan description, and (iv) for the two (2) most recent plan years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) all applicable tax-qualification related nondiscrimination testing results.

          (c)   Except as set forth in Section 3.14(c) of the IM Disclosure Schedule, neither IM nor any IM Subsidiary contributes to any Multiemployer Plan. With respect to any IM Benefit Plan that is a Multiemployer Plan: (i) neither IM nor any IM ERISA Affiliate has incurred and is not expected to incur, directly or indirectly, any withdrawal liability (within the meaning of Title IV of ERISA) with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (ii) no such plan is (or is expected to be) insolvent (within the meaning of Section 4245 of ERISA) or in reorganization (within the meaning of Section 4241 of ERISA) and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan; and (iii) neither the IM nor any IM ERISA Affiliate has withdrawn, partially withdrawn, or received any notice of any claim or demand for withdrawal liability against any of them. For purposes of this Agreement "IM ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with IM would be deemed a "single employer" within the meaning of Section 4001(b)(i) of ERISA.

          (d)   (i) Each IM Benefit Plan (other than any Multiemployer Plan) has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations, except as would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of IM and the IM Subsidiaries, taken as a whole; (ii) each IM Benefit Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter from the IRS as to its qualification, and to the knowledge of IM nothing has occurred that could reasonably be expected to cause the loss of such qualification; (iii) for each IM Benefit Plan that is a "welfare plan" within the meaning of ERISA Section 3(1), and except as set forth in Section 3.14(d) of the IM Disclosure Schedule, (x) neither IM nor any IM Subsidiary has any liability or obligation under any plan which provides medical or death benefits with respect to current or former employees of IM or any IM Subsidiary beyond their termination of employment (other than coverage mandated by law) and (y) none is a self-insured group health plan; (iv) with respect to each IM Benefit Plan (other than any Multiemployer Plan), all premiums, contributions, or other payments required to have been made by law or under the terms of any IM Benefit Plan or any contract or agreement relating thereto as of the Closing Date have been made; (v) with respect to each Multiemployer Plan to which IM or any IM Subsidiary participates, all premiums, contributions, or other payments required to have been made by law or under the terms of any such Multiemployer Plan or any contract or agreement relating thereto by IM or any IM Subsidiary on behalf of its employees as of the Closing Date have been timely made; and (vi) no non-exempt "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any IM Benefit Plan.

          (e)   None of the IM Benefit Plans are (i) subject to Section 412 of the Code or Title IV of ERISA or (ii) multiple employer plans as defined in Section 413(c) of the Code.

          (f)    With respect to any IM Benefit Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of IM, threatened and (ii) to the knowledge of IM, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of IM and the IM Subsidiaries, taken as a whole.

          (g)   Except as set forth in Section 3.14(g) of the IM Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) result in any material payment from IM or any IM Subsidiary becoming due, or increase materially the amount of any compensation due, in each case to any current or former employee of IM or any IM Subsidiary, (ii) materially increase any benefits otherwise due under any IM Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any material compensation or benefits from IM or any IM Subsidiary to any current or former employee of IM or any IM Subsidiary or (iv) result in the payment of any amount by IM or any IM Subsidiaries being classified as an excess parachute payment under Section 280G of the Code.

          (h)   The representations and warranties set forth in this Section 3.14 are the exclusive representations and warranties made by IM with respect to ERISA and employee benefit matters.

        Section 3.15    Labor Relations.

          (a)   Except as set forth in Section 3.15(a) of the IM Disclosure Schedule or as would not be reasonably expected to be material to the operation of the business of IM and the IM Subsidiaries, taken as a whole, (i) in the last two (2) years, neither IM nor any of the IM Subsidiaries have experienced any work stoppage, labor strike, slowdown, or other material labor dispute, disruption or claim of unfair labor practices and, to the knowledge of IM, none is threatened, (ii) IM and the IM Subsidiaries are in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice and (iii) there is no unfair labor practice charge or complaint against IM or any of the IM Subsidiaries pending before the National Labor Relations Board or any similar state agency. There are no material administrative charges or court complaints against IM or any of the IM Subsidiaries concerning workman's compensation, alleged employment discrimination or other employment related matters or breach of any law, regulation or contract pending or, to the knowledge of IM, threatened before any Governmental Authority and to the knowledge of IM, no employee or agent of IM or any of the IM Subsidiaries has committed any act or omission giving rise to liability for any such violation or breach.

          (b)   Except as set forth in Section 3.15(b) of the IM Disclosure Schedule, neither IM nor any of the IM Subsidiaries is a party to or bound by any collective bargaining agreement with any labor organization.

        Section 3.16    Environmental Compliance.     Each of IM and each IM Subsidiary is in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not, individually or in the aggregate, result in an IM Material Adverse Effect. Each of IM and each IM Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws of the business of IM and the IM Subsidiaries as presently conducted, except where the failure to have such permits, authorizations and approvals would not, individually or in the aggregate, result in an IM Material Adverse Effect and are each in compliance with the requirements of such permits, authorizations and approvals, except where the failure to be in compliance would not, individually or in the aggregate, result in an IM Material Adverse Effect. There are no pending or to the knowledge of IM, threatened Environmental Claims against IM or any IM Subsidiary that would result in an IM Material Adverse Effect. To IM's knowledge, no release of any Hazardous Substance has occurred on, in, under or from the IM Real Property for which there was an obligation under Environmental Law to perform any investigation or remedial action except for releases that would not result in an IM Material Adverse Effect. The representations and warranties set forth in this Section 3.16 are the exclusive representations and warranties made by IM with respect to Environmental Claims and matters arising under or pursuant to Environmental Laws.

        Section 3.17    Insurance.     All material insurance policies (the "Insurance Policies") with respect to the properties, assets, or business of IM and the IM Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid in full. As of the date hereof, neither IM nor any IM Subsidiary has received a written notice of cancellation or non-renewal of any Insurance Policy, nor, to IM's knowledge, is the termination of any Insurance Policy threatened.

        Section 3.18    Real Property.     IM and the IM Subsidiaries own the real property specified in Section 3.18 of the IM Disclosure Schedule under the heading "Owned Properties", and have leasehold, subleasehold or license interests in the real property specified in Section 3.18 of the IM Disclosure Schedule under the heading "Leased Properties" (collectively, the "IM Real Property"). Section 3.18 of the IM Disclosure Schedule contains a complete and accurate list as of the date hereof of all IM Real Property held by IM and/or the IM Subsidiaries as lessee, sublessee or licensee, including all leases, subleases, licenses and other arrangements relating to the use or occupancy of the IM Real Property by IM and the IM Subsidiaries (each, a "Lease", and collectively, the "Leases"). Section 3.18 of the IM Disclosure Schedule contains a complete and accurate list as of the date hereof of all Leases, and any subleases or sublicenses pursuant to which IM and/or the IM Subsidiaries sublease or sublicense any of the Leased Properties to third parties ("Subleases"). As of the date hereof, to the knowledge of IM, neither IM nor any IM Subsidiary, as applicable, is in breach in any material respect under any Lease or Sublease to which any such entity is a party, that is material to the operation of the business of IM and the IM Subsidiaries taken as a whole. Except as set forth in Section 3.18 of the IM Disclosure Schedule, all of the Leases and Subleases that are material to the operation of the business of IM and the IM Subsidiaries taken as a whole are, to the knowledge of IM, in full force and effect. Notwithstanding the foregoing, certain employees engaged in advertising sales occupy de minimis office space in New York and Florida; any agreements, oral or written, relating thereto shall not be deemed Leases.

        Section 3.19    Affiliate Transactions.     Except for (a) employment relationships and compensation, benefits, travel advances and employee loans in the ordinary course of business or (b) as disclosed in Section 3.19 of the IM Disclosure Schedule, neither IM nor any IM Subsidiary is a party to any agreement with, or involving the making of any payment or transfer of assets, to any Affiliate of IM (other than IM and the IM Subsidiaries).

        Section 3.20    Absence of Certain Changes or Events.     Except as set forth in Section 3.20 of the IM Disclosure Schedule, or as otherwise contemplated by this Agreement, (a) during the period from the date of the IM Interim Balance Sheet to the date of this Agreement, IM and each IM Subsidiary have conducted their respective businesses in the ordinary course of business, consistent with past practices, and they have not engaged in any of the activities prohibited by Section 6.2(b)(x), (xi), (xiv) and (xvi) of this Agreement and (b) since the date of the IM Audited Balance Sheet, there has been no IM Material Adverse Effect.

        Section 3.21    Brokers.     Other than Morgan Stanley & Co. LLC ("Morgan Stanley"), no broker, finder or similar intermediary has acted for or on behalf of IM or any IM Subsidiary in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement with IM or any IM Subsidiary or any action taken by them.

        Section 3.22    Exclusivity of Representations.     The representations and warranties made by IM in this Agreement are the exclusive representations and warranties made by IM. IM hereby disclaims any other express or implied representations or warranties. IM is not, directly or indirectly, making any representations or warranties regarding the pro-forma financial information, financial projections or other forward-looking statements of IM or any IM Subsidiary.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CINE

        Cine represents and warrants to Azteca as follows:

        Section 4.1    Organization and Qualification; Formation of Parent, Holdco and Merger Subsidiaries.

          (a)   Cine is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its organization. Cine has all requisite organizational power and authority to own, lease and operate its properties and carry on its business as presently owned or conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Cine Material Adverse Effect. Cine has been qualified, licensed or registered to transact business as a foreign corporation and is in good standing (or the equivalent thereof) in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, license or registration, except where the failure to be so qualified, licensed or registered or in good standing (or the equivalent thereof) would not, individually or in the aggregate, reasonably be expected to have a Cine Material Adverse Effect. Cine has made available to Azteca true and correct copies of the charter and by-laws for Cine as in effect on the date hereof.

          (b)    Formation of Parent, Holdco and Merger Subsidiaries.

              (i)  Cine has caused Parent to be organized under the laws of the State of Delaware for the sole purpose of effectuating the Mergers and the other transactions contemplated hereby, and owns 100% of the capital stock of Parent. As of the date hereof, the authorized capital stock of Parent consists of 100 shares of common stock, par value $0.0001 per share, all of which outstanding and are validly issued, fully paid and non-assessable, and owned by Cine free and clear of any pledges or Encumbrances (other than statutory Encumbrances for current Taxes not yet due and any Permitted Encumbrances described in clause (viii) of the definition of Permitted Encumbrances). Each share of Parent common stock that is owned by Cine immediately prior to the Effective Time shall, at the Effective Time, be repurchased by Parent for nominal consideration and cancelled. Since its date of incorporation, Parent has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary hereto.

             (ii)  Cine has caused Parent to organize, and Parent has organized Hemisphere Media Holdings, LLC ("Holdco") under the laws of the State of Delaware. As of the date hereof, the authorized equity interests of Holdco consists of 100 common units, all of which are issued and outstanding, and owned by Parent free and clear of any pledges or Encumbrances (other than statutory Encumbrances for current Taxes not yet due and any Permitted Encumbrances described in clause (viii) of the definition of Permitted Encumbrances). Since its date of formation, Holdco has not carried on any business or conducted any operations other than matters ancillary hereto.

            (iii)  Cine has caused Holdco to organize, and Holdco has organized, the Merger Subsidiaries under the laws of the State of Delaware. As of the date hereof, the authorized capital stock of Azteca Merger Sub consists of 100 shares of common stock, par value $0.0001 per share, all of which are outstanding and are validly issued, fully paid and non-assessable, and owned by Holdco free and clear of any pledges or Encumbrances (other than statutory Encumbrances for current Taxes not yet due and any Permitted Encumbrances described in clause (viii) of the definition of Permitted Encumbrances). As of the date hereof, the authorized equity interests of IM Merger Sub consists of 100 common units, all of which are issued and outstanding, and owned by Holdco free and clear of any pledges or Encumbrances (other than statutory Encumbrances for current Taxes not yet due and any Permitted Encumbrances described in clause (viii) of the definition of Permitted Encumbrances). As of the date hereof, the authorized equity interests of Cine Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are issued and outstanding, and owned by Holdco free and clear of any pledges or Encumbrances (other than statutory Encumbrances for current Taxes not yet due and any Permitted Encumbrances described in clause (viii) of the definition of Permitted Encumbrances). Since its date of incorporation or formation, as applicable, none of the Merger Subsidiaries has carried on any business or conducted any operations other than the execution of this Agreement, the performance of its respective obligations hereunder and matters ancillary hereto.

        Section 4.2    Capitalization of Cine.

          (a)   Section 4.2(a) of the Cine Disclosure Schedule sets forth a complete and accurate list of the authorized, issued and outstanding capital stock of Cine as of the date hereof. There are no other shares of capital stock or other equity securities of Cine authorized, issued, reserved for issuance or outstanding and no outstanding or authorized options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), calls or commitments of any character whatsoever, relating to the capital stock of, or other equity or voting interest in, Cine, to which Cine is a party or is bound requiring the issuance, delivery or sale of shares of capital stock of Cine. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of, or other equity or voting interest in, Cine to which Cine is a party or is bound. Cine has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the holders of Cine Common Stock on any matter. There are no contracts to which Cine is a party or by which it is bound to (x) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interest in, Cine or (y) vote or dispose of any shares of capital stock of, or other equity or voting interest in, Cine. There are no irrevocable proxies and no voting agreements with respect to any shares of capital stock of, or other equity or voting interest in, Cine.

          (b)   All of the issued and outstanding shares of capital stock of Cine as of the date hereof are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto.

        Section 4.3    Subsidiaries.     Other than Parent, Holdco and the Merger Subsidiaries, Cine has no other Subsidiaries and does not own, directly or indirectly, any capital stock of, or equity ownership or voting interest in, any other Person.

        Section 4.4    Authority; Binding Obligation.     Cine and each of the Cine Subsidiaries has full requisite corporate or other legal entity authority and power to execute, deliver and perform this

Agreement and to consummate the transactions contemplated hereby. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required corporate or other legal entity action on the part of Cine and each of the Cine Subsidiaries and no other corporate proceedings on the part of Cine and each of the Cine Subsidiaries are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby, subject, in the case of the Cine Merger, to receipt of the approval of the holders of a majority of the issued and outstanding shares of Cine Common Stock, and the approval of this Agreement by the sole stockholder of Azteca Merger Sub, the sole stockholder of Cine Merger Sub and the sole member of IM Merger Sub (which shall occur immediately after the execution and delivery of this Agreement). This Agreement has been duly executed and delivered by Cine and each of the Cine Subsidiaries and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of Cine and the Cine Subsidiaries, enforceable against Cine and the Cine Subsidiaries in accordance with its terms, except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and (b) general principles of equity.

        Section 4.5    No Defaults or Conflicts.     The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Cine and each of the Cine Subsidiaries and performance by Cine and each of the Cine Subsidiaries of their obligations hereunder (a) does not result in any violation of the organizational documents of Cine or the Cine Subsidiaries (assuming the receipt of the approval of the sole stockholder or member, as applicable, of each of the Merger Subsidiaries); (b) except as set forth in Section 4.5 of the Cine Disclosure Schedule, does not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any Cine Material Contract or any material Contract to which each of the Cine Subsidiaries is a party; and (c) does not violate in any material respect any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Cine, its Subsidiaries or any of their respective properties; provided, however, that no representation or warranty is made in the foregoing clauses (b) or (c) with respect to matters that would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of Cine and its Subsidiaries, taken as a whole.

        Section 4.6    No Governmental Authorization Required.     Except for applicable requirements of Competition Laws and the Communications Act, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Cine and its Subsidiaries in connection with the due execution, delivery and performance by Cine and each of the Cine Subsidiaries of this Agreement and the consummation by Cine and each of the Cine Subsidiaries of the transactions contemplated hereby; provided, however, that no representation and warranty is made with respect to authorizations, approvals, notices or filings with any Governmental Authority that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of Cine and its Subsidiaries, taken as a whole, or materially impair Cine's ability to consummate the transactions contemplated hereby.

        Section 4.7    Financial Statements; Information Supplied.

          (a)   The balance sheets included in the Cine Financial Statements fairly present, in all material respects, the financial position of Cine as of their respective dates, and the other related statements included in the Cine Financial Statements fairly present, in all material respects, the results of its operations and cash flows for the periods indicated, in each case in accordance with GAAP applied on a consistent basis, with only such deviations from such accounting principles and/or their consistent application as are referred to in the notes to the Cine Audited Financial Statements and subject, in the case of the Cine Unaudited Financial Statements, to normal year-end audit adjustments and the absence of related notes. The Cine Financial Statements, including, in the case of the Cine Audited Financial Statements, the footnotes thereto, have been prepared from the books and records of Cine and have been prepared in accordance with GAAP consistently applied.

          (b)   Except (i) as set forth in Section 4.7(b) of the Cine Disclosure Schedule, the Cine Audited Financial Statements (including the footnotes thereto) or the Cine Interim Balance Sheet, (ii) for liabilities incurred in the ordinary course of business, consistent with past practice, since the date of the Cine Interim Balance Sheet and (iii) as would not, individually or in the aggregate, result in a Cine Material Adverse Effect, Cine does not have any liabilities, Indebtedness, debts or obligations of any nature (whether known or unknown, absolute, accrued, contingent or otherwise) that are required by GAAP to be reflected or reserved against in a balance sheet of Cine.

          (c)   None of the information supplied or to be supplied by or on behalf of Cine for inclusion in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective under the Securities Act) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to Azteca's stockholders and holders of Stockholder Warrants and at the time of the Azteca Stockholder Approval and Warrantholders Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing provisions of this Section 4.7(c), no representation or warranty is made by Cine with respect to information or statements made or incorporated by reference in the Proxy Statement/Prospectus and the Registration Statement that was not supplied by or on behalf of Cine specifically for inclusion or reference therein.

        Section 4.8    Intellectual Property.

          (a)   Section 4.8(a) of the Cine Disclosure Schedule sets forth material Intellectual Property owned by Cine that is registered, issued or subject to a pending application for registration or issuance.

          (b)   Except as set forth in Section 4.8(b) of the Cine Disclosure Schedule, Cine owns, is licensed to use or otherwise has the right to use all Intellectual Property material to the operation of the business of Cine, as of the date hereof, free and clear of any Encumbrances other than Permitted Encumbrances. Cine has the right to broadcast the programming such entity broadcasts in all material respects.

          (c)   Except as set forth in Section 4.8(c) of the Cine Disclosure Schedule, neither the validity of, nor Cine's title to, any material Intellectual Property owned by Cine is being challenged in any litigation to which Cine is a party that would reasonably be expected to have, individually or in the aggregate, a Cine Material Adverse Effect.

          (d)   Except as set forth in Section 4.8(d) of the Cine Disclosure Schedule, to the knowledge of Cine, (i) no Person is materially infringing or violating any of the Intellectual Property owned by Cine, and (ii) the manufacture, marketing, license, distribution, sale and use of products currently sold by Cine does not violate in any material respect any Intellectual Property right of any third party.

        Section 4.9    Compliance with the Laws.     The business of Cine is not being conducted in violation of any federal, state, provincial, county, municipal, local laws, ordinances and regulations, except such violations which, individually or in the aggregate, would not be material to the operation of the business of Cine. No representation or warranty is given under this Section 4.9 with respect to Taxes,

ERISA or Environmental Laws, which matters are covered exclusively under Sections 4.12, 4.14, 4.15 and 4.16, respectively.

        Section 4.10    Contracts.     Section 4.10 of the Cine Disclosure Schedule lists or describes, as of the date hereof, and copies have been made available to Azteca, all contracts, agreements and instruments (other than Cine Benefit Plans and purchase orders) to which Cine is a party or to which its assets, property or business are bound or subject as of the date hereof, which (a) Cine has made payments under of more than $100,000 in the twelve (12) calendar months ended December 31, 2012; (b) Cine has received payments pursuant to of more than $350,000 in the twelve (12) calendar months ended December 31, 2012; (c) are contracts, agreements or instruments relating to Indebtedness, including surety bonds, performance bonds and letters of credit; (d) are partnership, joint venture or similar agreements; (e) are contracts, agreements or instruments which restrict Cine from engaging in any material aspect of its business anywhere in the world as conducted on the date hereof; (f) involve any standstill or similar arrangement in effect on the date hereof; (g) grant any counterparty a right of first refusal, first offer or first negotiation; or (h) Cine has granted any exclusive marketing, sales representative relationship, franchising consignment or distribution right to any third party (collectively, the contracts listed in Section 4.10 of the Cine Disclosure Schedule are referred to herein as the "Cine Material Contracts"). With respect to all Cine Material Contracts, neither Cine nor, to the knowledge of Cine, any other party to any such contract is in breach thereof or default thereunder and there does not exist under any Cine Material Contract any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Cine or, to the knowledge of Cine, any other party, in each case except for such breaches, defaults and events as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of Cine.

        Section 4.11    Litigation.     Except as set forth in Section 4.11 of the Cine Disclosure Schedule, as of the date hereof, there are no Actions pending, or to the knowledge of Cine, threatened against Cine or any material portion of its properties or assets before any Governmental Authority against or involving Cine that, individually or in the aggregate, would reasonably be expected to be material to the operation of the business of Cine. As of the date hereof, Cine is not subject to any unsatisfied order, judgment, injunction, ruling, decision, award or decree of any Governmental Authority.

        Section 4.12    Taxes.     Except as set forth in Section 4.12 of the Cine Disclosure Schedule:

          (a)   All material Tax Returns required to be filed by or with respect to Cine have been timely (within any applicable extension periods) filed, and all such Tax Returns are true, complete and correct in all material respects.

          (b)   All material Tax Returns due and payable by Cine (whether or not shown on any Tax Return) have been fully and timely paid.

          (c)   All material deficiencies for Taxes asserted or assessed in writing against Cine have been fully and timely (within any applicable extension periods) paid, settled or properly reflected in the Cine Financial Statements.

          (d)   No audit or other proceeding by any Governmental Authority is pending or, to the knowledge of Cine, threatened in writing with respect to any material Taxes due from or with respect to Cine.

          (e)   There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes due from Cine for any taxable period and no request for any such waiver or extension is currently pending, except for such agreements or requests that would not, individually or in the aggregate, reasonably be expected to result in a material liability to Cine.

          (f)    Cine has not engaged in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

          (g)   Cine has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (h)   Cine is not a party to any Tax allocation or sharing agreement. Cine (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (ii) has no liability for the Taxes of any person other than Cine) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. An affiliated group, for this purpose, means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

          (i)    Cine has no actual or potential obligation to reimburse or otherwise "gross-up" any person for Tax set forth under Section 409A or 280G of the Code (or any similar provision of state, local or foreign law).

          (j)    This Section 4.12 constitutes the exclusive representations and warranties of Cine with respect to Taxes. No representation or warranty contained in this Section 4.12 shall be deemed to apply directly or indirectly with respect to any taxable period (or portion thereof) after the Closing Date.

        Section 4.13    Permits.     Cine has all material consents, authorizations, registrations, waivers, privileges, exemptions, qualifications, quotas, certificates, filings, franchises, licenses, notices, permits and rights necessary for the lawful conduct of Cine's business as presently conducted, or the lawful ownership of properties and assets or the operation of its business as conducted on the date hereof (collectively, "Cine Permits"). All such Cine Permits are in full force and effect, and there has occurred no default under any Cine Permit by Cine except as would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of Cine.

        Section 4.14    Employee Benefit Plans.

          (a)   Section 4.14(a) of the Cine Disclosure Schedule contains a true and complete list of each material written "employee benefit plan" (within the meaning of Section 3(3) of ERISA), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, profit sharing, pension, retirement and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA which Cine sponsors, maintains or contributes to for the benefit of its current or former employees. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Cine Benefit Plans."

          (b)   With respect to each Cine Benefit Plan (other than a Cine Benefit Plan that is a Multiemployer Plan), Cine has made available to Azteca a current copy (or, to the extent no such copy exists, a description) thereof and, to the extent applicable: (i) any related trust agreement; (ii) the most recent IRS determination letter; (iii) the most recent summary plan description, and (iv) for the most recent plan year (A) the Form 5500 and attached schedules and (B) audited financial statements.

          (c)   Cine does not contribute to any Multiemployer Plan.

          (d)   (i) Each Cine Benefit Plan (other than any Multiemployer Plan) has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations, except as would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of Cine; (ii) each Cine Benefit Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter from the IRS as to its qualification, and to the knowledge of Cine nothing has occurred that could reasonably be expected to cause the loss of such qualification; and (iii) for each Cine Benefit Plan that is a "welfare plan" within the meaning of ERISA Section 3(1), and except as set forth in Section 4.14(d) of the Cine Disclosure Schedule, Cine has no Liability under any plan which provides medical or death benefits with respect to current or former employees of Cine beyond their termination of employment (other than coverage mandated by law).

          (e)   None of the Cine Benefit Plans are subject to Title IV of ERISA.

          (f)    With respect to any Cine Benefit Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Cine, threatened and (ii) to the knowledge of Cine, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of Cine.

          (g)   Except as set forth in Section 4.14(g) of the Cine Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) result in any material payment from Cine becoming due, or increase materially the amount of any compensation due, in each case to any current or former employee of Cine, (ii) materially increase any benefits otherwise due under any Cine Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any material compensation or benefits from Cine to any current or former employee of Cine or (iv) result in the payment of any amount by Cine being classified as an excess parachute payment under Section 280G of the Code.

          (h)   The representations and warranties set forth in this Section 4.14 are the exclusive representations and warranties made by Cine with respect to ERISA and employee benefit matters.

        Section 4.15    Labor Relations.

          (a)   Except as would not be reasonably expected to be material to the operation of the business of Cine: (i) in the last two (2) years, Cine has not experienced any work stoppage, labor strike, slowdown, or other material labor dispute, disruption or claim of unfair labor practices and, to the knowledge of Cine, none is threatened, (ii) Cine is in compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice and (iii) there is no unfair labor practice charge or complaint against Cine pending before the National Labor Relations Board or any similar state agency. There are no material administrative charges or court complaints against Cine concerning workman's compensation, alleged employment discrimination or other employment related matters or breach of any law, regulation or contract pending or, to the knowledge of Cine, threatened before any Governmental Authority and to the knowledge of Cine, no employee or agent of Cine has committed any act or omission giving rise to liability for any such violation or breach.

          (b)   Cine is not a party to or bound by any collective bargaining agreement with any labor organization.

        Section 4.16    Environmental Compliance.     Cine is in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not, individually or in the aggregate, result in a Cine Material Adverse Effect. Cine has all permits, authorizations and approvals required under any applicable Environmental Laws of the business of Cine as presently conducted, except where the failure to have such permits, authorizations and approvals would not, individually or in the aggregate, result in a Cine Material Adverse Effect and are each in compliance with the requirements of such permits, authorizations and approvals, except where the failure to be in compliance would not, individually or in the aggregate, result in a Cine Material Adverse Effect. There are no pending or to the knowledge of Cine, threatened Environmental Claims against Cine that would result in a Cine Material Adverse Effect. The representations and warranties set forth in this Section 4.16 are the exclusive representations and warranties made by Cine with respect to Environmental Claims and matters arising under or pursuant to Environmental Laws.

        Section 4.17    Insurance.     All Insurance Policies with respect to the properties, assets, or business of Cine are in full force and effect and all premiums due and payable thereon have been paid in full. As of the date hereof, Cine has not received a written notice of cancellation or non-renewal of any Insurance Policy, nor, to Cine's knowledge, is the termination of any Insurance Policy threatened.

        Section 4.18    Real Property.     Cine does not own or have a leasehold interest in any real property.

        Section 4.19    Affiliate Transactions.     Except for (a) employment relationships and compensation, benefits, travel advances and employee loans in the ordinary course of business or (b) as disclosed in Section 4.19 of the Cine Disclosure Schedule, Cine is not a party to any agreement with, or involving the making of any payment or transfer of assets, to any Stockholder or any Affiliate of any Stockholder or any Affiliate of Cine.

        Section 4.20    Absence of Certain Changes or Events.     Except as set forth in Section 4.20 of the Cine Disclosure Schedule, or as otherwise contemplated by this Agreement, (a) during the period from the date of the Cine Interim Balance Sheet to the date of this Agreement, Cine has conducted its businesses in the ordinary course of business and has not engaged in any of the activities prohibited by Section 6.2(b)(x), (xi), (xiv) and (xvi) of this Agreement and (b) since the date of the Cine Audited Balance Sheet, there has been no Cine Material Adverse Effect.

        Section 4.21    Brokers.     Other than Morgan Stanley, no broker, finder or similar intermediary has acted for or on behalf of Cine in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement with Cine or any action taken by it.

        Section 4.22    Exclusivity of Representations.     The representations and warranties made by Cine in this Agreement are the exclusive representations and warranties made by Cine. Cine hereby disclaims any other express or implied representations or warranties. Cine is not, directly or indirectly, making any representations or warranties regarding the pro-forma financial information, financial projections or other forward-looking statements of Cine.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF AZTECA

        Except as disclosed in any Azteca SEC Documents filed with the SEC prior to the date of this Agreement (excluding any disclosure included in any such Azteca SEC Document that is predictive or forward-looking in nature and excluding any risk factor and similar cautionary statement), Azteca represents and warrants to IM and Cine as follows:

        Section 5.1    Organization, Standing and Organizational Power; Charter Documents; No Subsidiaries.

          (a)    Organization, Standing and Organizational Power.    Azteca is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization. Azteca has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as presently owned or conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not, individually or in the aggregate, reasonably be expected to have an Azteca Material Adverse Effect. Except as set forth in Section 5.1 of the Azteca Disclosure Schedule, Azteca has been qualified, licensed or registered to transact business as a foreign corporation and is in good standing (or the equivalent thereof) in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, license or registration, except where the failure to be so qualified, licensed or registered or in good standing (or the equivalent thereof) would not, individually or in the aggregate, reasonably be expected to have an Azteca Material Adverse Effect. Azteca has made available to IM and Cine true and correct copies of the charter and by-laws for Azteca as in effect on the date hereof.

          (b)   Azteca has no Subsidiaries and owns no equity interests in any other Person.

        Section 5.2    Capitalization of Azteca.

          (a)   The authorized capital stock of Azteca consists of (i) 100,000,000 shares of Azteca Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share ("Azteca Preferred Stock"). As of the date of this Agreement, (i) 12,500,000 shares of Azteca Common Stock are issued and outstanding (which includes 10,000,000 shares subject to Redemption Rights (as defined in the Azteca Charter) and an additional 735,294 shares at risk of forfeiture), all of which are validly issued, fully paid and non-assessable, (ii) no shares of Azteca Common Stock are held in the treasury of Azteca, and (iii) 14,666,667 shares of Azteca Common Stock are reserved for future issuance pursuant to the Sponsor Warrants and the Stockholder Warrants. As of the date of this Agreement, there are no shares of Azteca Preferred Stock issued and outstanding. Except for the Sponsor Warrants and the Stockholder Warrants, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Azteca or obligating Azteca to issue or sell any shares of capital stock of, or other equity interests in, Azteca. All shares of Azteca Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Azteca to repurchase, redeem or otherwise acquire any shares of Azteca Common Stock (other than shares at risk of forfeiture as described in the Azteca SEC Documents). There are no outstanding contractual obligations of Azteca to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

          (b)   Except for this Agreement and the Ancillary Agreements to which Azteca is a party or as set forth on Section 5.2(b) of the Azteca Disclosure Schedule, Azteca is not a party to any currently effective Contract (i) restricting the purchase or transfer of, (ii) relating to the voting of, (iii) requiring the repurchase, redemption or disposition of, or (iv) containing any right of first refusal with respect to, any capital stock of Azteca.

          (c)   Immediately prior to the Effective Time and after giving effect to the transactions contemplated by the Warrant Amendment, Azteca shall have issued and outstanding an aggregate of 14,666,667 Sponsor Warrants and Stockholder Warrants to purchase one-half of a share of Azteca Common Stock at an exercise price of $6 per warrant (i.e., 7,333,333.5 shares of Azteca Common Stock for an aggregate exercise price of $88,000,002.

        Section 5.3    Authority; Binding Obligation.

          (a)   Azteca has full requisite corporate authority and power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required corporate action on the part of Azteca and no other corporate proceedings on the part of Azteca are necessary to authorize this Agreement and the consummation of the Transaction, subject, in the case of the Azteca Merger, to receipt of the Azteca Stockholder Approval and, in the case of the Warrant Amendment, to receipt of the Warrantholders Approval. This Agreement has been duly executed and delivered by Azteca and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of Azteca, enforceable against Azteca in accordance with its terms, except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and (b) general principles of equity.

          (b)   The Azteca Board has (i) determined that this Agreement and the Transaction are fair to, and in the best interest of Azteca and all of its stockholders, (ii) declared it to be advisable for Azteca to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the Transaction, including the Mergers; (iii) duly approved this Agreement, the Ancillary Agreements and the Transaction, which approval has not been rescinded or modified, (iv) resolved, subject to Section 7.1, to recommend that the stockholders of Azteca vote in favor of the adoption of this Agreement and (v) directed, subject to Section 7.1, that this Agreement be submitted to a vote of the Azteca stockholders in accordance with this Agreement.

          (c)   Azteca represents and warrants that the Azteca Stockholder Approval and the Warrantholders Approval are the only votes of the holders of any class or series of capital stock or Warrants of Azteca that is required by Law and the organizational documents of Azteca to approve and adopt this Agreement and authorize the consummation of the Transaction.

        Section 5.4    No Defaults or Conflicts.     The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Azteca and performance by Azteca of its obligations hereunder (a) does not result in any violation of the organizational documents of Azteca; (b) except as set forth in Section 5.4 of the Azteca Disclosure Schedule, does not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any material Contract to which Azteca is a party, or by which Azteca or any of its properties is bound; and (c) does not violate in any material respect any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Azteca or any of its properties; provided, however, that no representation or warranty is made in the foregoing clauses (b) or (c) with respect to matters that would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of Azteca.

        Section 5.5    No Governmental Authorization Required.     Except for applicable requirements of Competition Laws and the Communications Act, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Azteca in connection with the due execution, delivery and performance by Azteca of this Agreement and the consummation by Azteca of the transactions contemplated hereby; provided, however, that no representation and warranty is made with respect to authorizations, approvals, notices or filings with any Governmental Authority that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of Azteca, or materially impair Azteca's ability to consummate the transactions contemplated hereby.

        Section 5.6    SEC Documents; Financial Statements; Information Supplied; Internal Controls.

          (a)   Since June 29, 2011, Azteca has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "Azteca SEC Documents"). As of their respective dates the Azteca SEC Documents (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Azteca SEC Documents, and (ii) did not at the time they were filed or furnished (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded), and any Azteca SEC Documents filed or furnished with the SEC prior to the Effective Time will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no unresolved SEC comments with respect to Azteca. The Azteca SEC Documents included, or, if filed or furnished after the date hereof and prior to the Effective Time, will include, all certificates required to be included therein pursuant to Section 302 and 906 of the SOX Act and the internal control report and attestation of Azteca's outside auditors required by Section 404 of the SOX Act.

          (b)    Financial Statements.    Each of the financial statements of Azteca disclosed in the Azteca SEC Documents (the "Azteca Financial Statements") (i) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes), (ii) fairly present, or in the case of Azteca SEC Documents filed or furnished after the date of this Agreement, will fairly present, in all material respects the financial position and consolidated results of operations and cash flows, as the case may be, of Azteca as of the respective dates or for the respective periods set forth therein, except that the unaudited interim financial statements were, are or will be subject to normal adjustments as will not be material to Azteca, taken as a whole and (iii) complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto.

          (c)    Information Supplied.    None of the information supplied or to be supplied by or on behalf of Azteca for inclusion in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective under the Securities Act) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to Azteca's stockholders and holders of Stockholder Warrants and at the time of the Azteca Stockholder Approval and Warrantholders Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the applicable published rules and regulations thereunder at the date the Proxy Statement/Prospectus is first mailed to Azteca's stockholders and holders of Stockholder Warrants and at the time of the Azteca Stockholder Approval and Warrantholders Approval. Notwithstanding the foregoing provisions of this Section 5.6(c), no representation or warranty is made by Azteca with respect to information or statements made or incorporated by reference in the Proxy Statement/Prospectus and the Registration Statement that was not supplied by or on behalf of Azteca specifically for inclusion or reference therein.

          (d)    Disclosure Controls; Internal Controls.    Azteca has devised and maintains a system of internal accounting controls (within the meaning of Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding (i) the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) receipts and expenditures of Azteca being made only in accordance with authorization of management and (iii) prevention or timely detection of the unauthorized acquisition, use or disposition of the Azteca's assets that could have a material effect on Azteca's financial statements. Azteca (A) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to such entity is made known to the management of such entity by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Azteca SEC Documents, and (B) has disclosed to its auditors and the audit committee of the board of directors of Azteca (1) any significant deficiencies in the design or operation of internal controls which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial data and has disclosed to its auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls.

        Section 5.7    Compliance with the Laws; Permits.

          (a)   The business of Azteca is not being conducted in violation of any federal, state, provincial, county, municipal, local laws, ordinances and regulations, except such violations which, individually or in the aggregate, would not be material to the operation of the business of Azteca.

          (b)   Azteca has all material consents, authorizations, registrations, waivers, privileges, exemptions, qualifications, quotas, certificates, filings, franchises, licenses, notices, permits and rights necessary for the lawful conduct of Azteca's business as presently conducted, or the lawful ownership of properties and assets or the operation of its business as conducted on the date hereof (collectively, "Azteca Permits"). All such Azteca Permits are in full force and effect, and there has occurred no default under any Azteca Permit by Azteca except as would not, individually or in the aggregate, reasonably be expected to be material to the operation of the business of Azteca.

          (c)   No representation or warrants is given under this Section 5.7 with respect to Taxes, which matters are covered by Section 5.9.

        Section 5.8    Contracts.     Except as set forth in Section 5.8 of the Azteca Disclosure Schedule, and for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have an Azteca Material Adverse Effect, each material Contract to which Azteca is a party, is valid and binding on it and is in full force and effect, and neither it, nor, to the knowledge of Azteca, any other party thereto, is in breach of, or default under, any such Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by it, or, to the knowledge of Azteca, any other party thereto.

        Section 5.9    Tax Matters.

          (a)   All material Tax Returns required to be filed by or with respect to Azteca have been timely filed, and all such Tax Returns are true, complete and correct in all material respects.

          (b)   All material Taxes due and payable by Azteca (whether or not shown on any Tax Return) have fully and timely paid.

          (c)   There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from Azteca for any taxable period and no request for any such waiver or extension is currently pending, except for such agreements or requests that would not, individually or in the aggregate, reasonably be expected to result in a material liability to Azteca.

          (d)   No audit or other proceeding by any Governmental Authority is pending or, to the knowledge of Azteca, threatened in writing with respect to any material Taxes due from or with respect to Azteca.

          (e)   All material deficiencies for Taxes asserted or assessed in writing against Azteca have been fully and timely (within applicable extension periods) paid, settled or properly reflected in the most recent financial statements.

          (f)    Azteca has not engaged in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

          (g)   Azteca has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (h)   Azteca is not a party to any Tax allocation or sharing agreement. Azteca (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has no liability for the Taxes of any person other than Azteca under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. An affiliated group, for this purpose, means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

          (i)    Azteca has no actual or potential obligation to reimburse or otherwise "gross-up" any person for Tax set forth under Section 409A or 280G of the Code (or any similar provision of state, local or foreign law).

          (j)    This Section 5.9 constitutes the exclusive representations and warranties of Azteca with respect to Taxes. No representation or warranty contained in this Section 5.9 shall be deemed to apply directly or indirectly with respect to any taxable period (or portion thereof) after the Closing Date.

        Section 5.10    Litigation; No Undisclosed Liabilities.

          (a)   As of the date hereof, there are no Actions pending or, to the knowledge of Azteca, threatened against Azteca or any material portion of its properties or assets before any Governmental Authority or against or involving Azteca that, individually or in the aggregate, would reasonably be expected to be material to Azteca. As of the date hereof, Azteca is not subject to any Order of, or before, any Governmental Authority. To the knowledge of Azteca, as of the date hereof there are no investigations pending or threatened by any Governmental Authority with respect to Azteca or any of its properties or assets.

          (b)   Azteca has no liability or obligation of any nature, whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise, that are required by GAAP to be reflected or reserved against in a balance sheet of Azteca other than liabilities or obligations (i) reflected on the Azteca Financial Statements, (ii) incurred in the ordinary course of business consistent with past practice since the date of the last filed financial statements, (iii) incurred by or on behalf of Azteca in connection with this Agreement and the Transaction or (iv) as would not, individually or in the aggregate, result in an Azteca Material Adverse Effect.

        Section 5.11    Interested Party Transactions.     Except as set forth in Section 5.11 of the Azteca Disclosure Schedule, there are not any (a) Contracts or other transactions or series of similar transactions between Azteca, on the one hand, and any Related Party, on the other hand, or (b) interests of any Related Party in any asset or property owned by Azteca that is of a type that would be required to be disclosed in the pursuant to Item 404 of Regulation S-K. For purposes of this Agreement, a "Related Party" means (i) any current or former officer or director of Azteca, (ii) any record or beneficial owner of five percent (5%) or more of the voting or equity securities of Azteca or (iii) any Affiliate of Azteca or, to the knowledge of Azteca, any Affiliate of any such officer, director or record or beneficial owner.

        Section 5.12    Absence of Certain Changes or Events.     Except as set forth on Section 5.12 of the Azteca Disclosure Schedule, or as otherwise contemplated by this Agreement, (a) during the period from December 31, 2011 to the date of this Agreement, Azteca has conducted its businesses in the ordinary course and in a manner consistent with past practice and (b) there has been no Azteca Material Adverse Effect.

        Section 5.13    Business Activities.     Since its organization, Azteca has not conducted any business activities other than activities directed toward the accomplishment of a business combination and in compliance with the organizational documents of Azteca. There is no Contract, commitment or Order binding upon Azteca or to which Azteca is a party which has or could reasonably be likely to have the effect of prohibiting or impairing any business practice of Azteca, any acquisition of property by Azteca or the conduct of business by Azteca as currently conducted.

        Section 5.14    Trust Agreement; Trust Account.     The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, and has not been amended or modified since June 29, 2011, except for such amendments or modifications which have been filed as an Exhibit to a subsequently dated and filed Azteca SEC Document. There are no separate agreements, side letters, or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Azteca SEC Documents to be inaccurate in any respect and/or that would entitle any third party to any portion of the Trust Account. As of the date of this Agreement, the Trust Account consisted of no less than US$100,500,000.00 invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended.

        Section 5.15    Accredited Investor Status.     Azteca is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

        Section 5.16    Investment Company Act of 1940.     As of the date hereof Azteca is not, and as of immediately preceding the consummation of the Transaction Azteca will not be, an "Investment Company" under the Investment Company Act of 1940.

        Section 5.17    Brokers and Advisors.     Except as set forth in Section 5.17 of the Azteca Disclosure Schedule, Azteca represents and warrants that no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Azteca or its Affiliates.

        Section 5.18    Exclusivity of Representations.     The representations and warranties made by Azteca in this Agreement are the exclusive representations and warranties made by Azteca. Azteca hereby disclaims any other express or implied representations or warranties. Azteca is not, directly or indirectly, making any representations or warranties regarding the pro-forma financial information, financial projections or other forward-looking statements of Azteca.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

        Section 6.1    Conduct of Azteca's Business.

          (a)   Except as (i) otherwise expressly permitted or required under or by this Agreement or any Ancillary Agreement, (ii) set forth in Section 6.1(a) of the Azteca Disclosure Schedule, (iii) consented to by IM and Cine in writing or (iv) required by any Law, Azteca agrees that, during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to its terms, Azteca shall, and shall cause each of its Subsidiaries to, (x) use its reasonable best efforts to conduct its business in the ordinary course in a manner consistent with past practice in all material respects and (y) prepare, in the ordinary course of business consistent with past practice (except as otherwise required by applicable Law), and timely file all Tax Returns (taking into account all valid extensions) required to be filed by it on or before the Closing Date and fully and timely pay all Taxes due and payable in respect of such Tax Returns that are so filed (other than Taxes being contested in good faith through appropriate proceedings).

          (b)   In addition, and without limiting the generality of Section 6.1(a), Azteca agrees that, during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to its terms, except as (i) otherwise expressly permitted or required under or by this Agreement, (ii) set forth in Section 6.1(b) of the Azteca Disclosure Schedule, (iii) consented to by IM and Cine in writing (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed) or (iv) required by any Law, Azteca shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do, or agree to do, any of the following:

              (i)  amend or otherwise change, or fail to comply with, the organizational documents of Azteca or any Subsidiary of Azteca;

             (ii)  make any change in its authorized or issued capital stock or other equity interests or, directly or indirectly, acquire, redeem, issue, deliver, encumber, pledge, sell or otherwise dispose of any of its capital stock or other equity interests or securities convertible into, or exercisable or exchangeable for, any of its capital stock or other equity interests or authorize any such action;

            (iii)  split, combine or reclassify any of its capital stock or other equity interests or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

            (iv)  declare, set aside, make or pay any dividend or other distribution or return of capital (whether payable in cash, stock, property or a combination thereof) with respect to any of the capital stock of Azteca;

             (v)  modify or amend in any material respect, or terminate, or waive, release or assign any material rights or material claims under, any Contract, or enter into any other Contract that, if existing on the date of this Agreement, would be an Contract, in each case, except in the ordinary course of business;

            (vi)  enter into any agreement with respect to the voting of the capital stock of Azteca;

           (vii)  issue, incur, assume or guarantee any Indebtedness (including capitalized lease obligations), issue or sell any debt securities, or guarantee any debt securities of any Person;

          (viii)  acquire (by merger, consolidation, acquisition of stock or assets or other business combination) any Person, all or substantially all of the assets of any Person, business or business unit, merge or consolidate with any Person or form any joint venture;

            (ix)  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto;

             (x)  engage in any commercial business until the consummation of the Transaction;

            (xi)  grant any increase in the compensation or benefits of directors, officers or employees of Azteca;

           (xii)  make any loans, advances or capital contributions to, or investments in, any Person;

          (xiii)  cancel, release, compromise or settle any material Action, or waive or release any material rights of Azteca, including any Action that relates to the Transaction;

          (xiv)  make any material change in any method of accounting or accounting practice policy other than as required by applicable Law;

           (xv)  make or change any material Tax election;

          (xvi)  change an annual accounting period, file any material amended Tax Return, enter into any material closing agreement, settle any material Tax claim or assessment, surrender any material right to claim a refund of Taxes, or take any other similar action, or omit to take any action relating to the filing of any material Tax Return or the payment of any material Tax;

         (xvii)  (A) contribute any additional funds to the Trust Account or (B) remove any funds from the Trust Account; or

        (xviii)  authorize, agree or otherwise commit to take any of the foregoing actions.

        Section 6.2    Conduct of IM's and Cine's Respective Businesses.

          (a)   Except as (i) otherwise expressly permitted or required under or by this Agreement or any Ancillary Agreement, (ii) set forth in Section 6.2(b) of the IM Disclosure Schedule or in Section 6.2(b) of the Cine Disclosure Schedule, as applicable, (iii) consented to by Azteca in writing or (iv) required by any Law, each of IM and Cine agrees, severally and not jointly and severally, that, during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to its terms, each of IM and Cine shall, and IM shall cause each of its Subsidiaries to, (x) use its reasonable best efforts to conduct its respective business in the ordinary course in a manner consistent with past practice in all material respects, (y) prepare, in the ordinary course of business consistent with past practice (except as otherwise required by applicable Law), and timely file all Tax Returns (taking into account all valid extensions) required to be filed by it on or before the Closing Date and fully and timely pay all Taxes due and payable in respect of such Tax Returns that are so filed (other than Taxes being contested in good faith through appropriate proceedings), and (z) use its respective reasonable best efforts to preserve, in all material respects, consistent with past practices, its business organizations intact, including the material assets and properties of the business, services of its current officers and key employees, and relations with customers, suppliers, licensors, licensees, distributors, Governmental Authorities and others having commercial/business dealings with (A) IM or any of the IM Subsidiaries or (B) Cine, as applicable.

          (b)   In addition, and without limiting the generality of Section 6.2(a), each of IM and Cine agrees, severally and not jointly and severally, that, during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to its terms, except as (i) otherwise expressly permitted or required under or by this Agreement, (ii) set forth in Section 6.2(b) of the IM Disclosure Schedule or in Section 6.2(b) of the Cine Disclosure Schedule, as applicable, (iii) consented to by Azteca in writing (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed) or (iv) required by any Law, IM and Cine shall not, and IM and Cine shall not permit any of their respective Subsidiaries to, directly or indirectly, do, or agree to do, any of the following:

              (i)  amend or otherwise change, or fail to comply with, the organizational documents of (x) IM or the IM Subsidiaries or (y) Cine or the Cine Subsidiaries, as applicable (other than an amendment to the certificate of incorporation of Parent in the form of the Amended Parent Certificate of Incorporation);

             (ii)  make any change in its authorized or issued equity interests or, directly or indirectly, acquire, redeem, issue, deliver, encumber, pledge, sell or otherwise dispose of any of its equity interests or securities convertible into, or exercisable or exchangeable for, any of its equity interests or authorize any such action;

            (iii)  split, combine or reclassify any of its equity interests or issue any other security in respect of, in lieu of or in substitution for its equity interests;

            (iv)  declare, set aside, make or pay any dividend or other distribution or return of capital (whether payable in cash, stock, property or a combination thereof) with respect to any of the equity interests of IM or Cine, as applicable;

             (v)  modify or amend in any material respect, or terminate, or waive, release or assign any material rights or material claims under, any IM Material Contract or Cine Material Contract, as applicable, enter into any other Contract that, if existing on the date of this Agreement, would be a IM Material Contract or Cine Material Contract, as applicable, in each case, except in the ordinary course of business;

            (vi)  issue, incur, assume or guarantee any Indebtedness (including capitalized lease obligations), issue or sell any debt securities, or guarantee any debt securities of any Person other than (A) the incurrence of Indebtedness under the IM Loan Agreement or the Cine Loan Agreement, as applicable, or (B) for extensions, renewals or refinancings (with new Indebtedness in amounts not greater than the existing Indebtedness being replaced plus the amount of fees and expenses incurred in connection with such extensions, renewals or refinancings) of existing Indebtedness or (C) inter-company Indebtedness;

           (vii)  acquire (by merger, consolidation, acquisition of stock or assets or other business combination) any Person, all or substantially all of the assets of any Person, business or business unit, merge or consolidate with any Person or form any joint venture;

          (viii)  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization of IM or any of its Subsidiaries, or Cine, as applicable, or enter into a letter of intent or agreement in principle with respect thereto;

            (ix)  enter into any new line of business or open or close any existing facility, plant or office, in each case, except in the ordinary course of business;

             (x)  sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to the business of IM and its Subsidiaries, taken as a whole, or Cine, as applicable, except in each case in the ordinary course of business consistent with past practice;

            (xi)  make any loans, advances or capital contributions to, or investments in, any Person (other than wholly-owned Subsidiaries of IM), except advances to employees and directors for travel and business expenses in the ordinary course of business consistent with past practices;

           (xii)  cancel, release, compromise or settle any material Action, or waive or release any material rights of IM or Cine, including any Action that relates to the Transaction, except in the ordinary course of business consistent with past practice;

          (xiii)  except as required by Law or by the terms of the applicable IM Benefit Plan or Cine Benefit Plan, as applicable, enter into, adopt, amend in any material respect or otherwise modify in any material respect any IM Benefit Plan or Cine Benefit Plan, as applicable, accelerate the payment or vesting of benefits or amounts payable or to become payable under any IM Benefit Plan or Cine Benefit Plan, as applicable, as currently in effect on the date hereof, fail to make any required contribution to any IM Benefit Plan or Cine Benefit Plan, as applicable, merge or transfer any IM Benefit Plan or Cine Benefit Plan, as applicable, or the assets or liabilities of any IM Benefit Plan or Cine Benefit Plan, as applicable, change the sponsor of any IM Benefit Plan or Cine Benefit Plan, as applicable, or terminate or establish any IM Benefit Plan or Cine Benefit Plan, as applicable, in each case, other than new employment arrangements made in the ordinary course of business, consistent with past practices;

          (xiv)  grant any increase in the compensation or benefits of directors, officers or employees of IM or any IM Subsidiary, or Cine, as applicable, except (A) as required under the terms of an employment agreement or (B) with respect to non-officer employees in the ordinary course of business, consistent with past practice;

           (xv)  enter into, renew or amend any collective bargaining agreement;

          (xvi)  make any material change in any method of accounting or accounting practice policy other than as required by applicable Law or by a change in GAAP or similar principles in foreign jurisdictions;

         (xvii)  make or change any material Tax election;

        (xviii)  change an annual accounting period, file any material amended Tax Return, enter into any material closing agreement, settle any material Tax claim or assessment, surrender any material right to claim a refund of Taxes, or take any other similar action, or omit to take any action relating to the filing of any material Tax Return or the payment of any material Tax;

          (xix)  revalue any assets unless required by GAAP; or

           (xx)  authorize, agree or otherwise commit to take any of the foregoing actions.

ARTICLE VII

ADDITIONAL AGREEMENTS

        Section 7.1    No Solicitation.

          (a)   Except as otherwise contemplated by this Section 7.1, Azteca shall not, and shall use reasonable best efforts to cause its Affiliates or any of its or their respective Representatives not to, directly or indirectly, (i) solicit or initiate, or knowingly encourage, induce or facilitate (including by way of providing information) an Alternative Proposal or any inquiry or proposal that constitutes or may reasonably be expected to result in an Alternative Proposal, (ii) participate in any discussions or negotiations with any Person regarding, or furnish to any Person any information with respect to, or cooperate in any way with any Person (whether or not a Person making an Alternative Proposal) with respect to any Alternative Proposal or any inquiry or proposal that may reasonably be expected to result in an Alternative Proposal, (iii) approve or recommend, or propose to approve or recommend, any Alternative Proposal, (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, merger agreement, asset or share purchase or share exchange agreement option agreement or other similar agreement related to any Alternative Proposal (an "Acquisition Agreement"), (v) enter into any agreement or agreement in principle requiring Azteca to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or (vi) propose or agree to do any of the foregoing. Azteca shall, and shall cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Alternative Proposal, or any inquiry or proposal that may reasonably be expected to result in an Alternative Proposal, request the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives.

          (b)   Notwithstanding the foregoing, in response to an unsolicited bona fide written Alternative Proposal, which was not preceded by, or resulting from, any breach of this Section 7.1 that the Azteca Board determines in good faith (after consultation with its outside legal and financial advisors) constitutes or is reasonably likely to result in a Superior Proposal, Azteca may, subject to compliance with Section 7.1(f), prior to (but not after) the adoption of this Agreement by the holders of shares of Azteca Common Stock in accordance with Section 251 of the DCGL, take any action described in clauses (x) and (y) below, to the extent that the Azteca Board concludes in good faith (and following consultation with its outside counsel) that failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties under applicable Law: (x) furnish information with respect to Azteca and any of its Subsidiaries to the Person making such Alternative Proposal (and its Representatives and any financing sources) pursuant to an Acceptable Confidentiality Agreement, so long as any material non-public information provided under this clause has previously been provided to IM and Cine or is provided to IM and Cine substantially concurrently with the time it is provided to such Person, and (y) participate in discussions regarding the terms of such Alternative Proposal and the negotiation of such terms with the Person making such Alternative Proposal (and such Person's Representatives and any financing sources); provided, that Azteca shall within 24 hours provide IM and Cine with any information with respect to Azteca and any of its Subsidiaries provided to such Person which was not previously provided to IM and Cine (or their representatives). Azteca agrees that neither it nor any of its Subsidiaries shall terminate, waive, amend, modify or fail to enforce any existing standstill or confidentiality obligations owed by any Person to Azteca, in each case except to the extent necessary to permit Azteca to take an action it is otherwise permitted to take under this Section 7.1(b) in full compliance with such provision; provided, that Azteca (on behalf of itself and any of its Subsidiaries) hereby waives any such standstill obligation to the extent necessary to permit a Person otherwise covered by such standstill to submit a confidential unsolicited bona fide written Alternative Proposal to the Azteca Board. For purposes of clarification, the taking of any of the actions contemplated by clause (x) or (y) of this Section 7.1(b) shall not be deemed to be an Azteca Adverse Recommendation Change.

          (c)   Except as set forth in Section 7.1(d), neither the Azteca Board nor any committee thereof shall (i) (A) withdraw (or modify in any manner adverse to IM or Cine), or propose to withdraw (or modify in any manner adverse to IM or Cine), the Azteca Board Recommendation, (B) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Alternative Proposal, (C) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow Azteca to execute or enter into, any Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (D) enter into any agreement, letter of intent, or agreement in principle requiring Azteca to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, (E) subject to Section 7.1(g), fail to recommend against any Alternative Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Alternative Proposal, (F) fail to include the Azteca Board Recommendation in the Proxy Statement/Prospectus or re-affirm such Azteca Board Recommendation at the written request of IM within ten (10) Business Days or (vii) resolve or agree to do any of the foregoing (each being referred to as an "Azteca Adverse Recommendation Change").

          (d)   Notwithstanding the foregoing provisions, the Azteca Board may, prior to (but not after) the adoption of this Agreement by the holders of shares of Azteca Common Stock in accordance with Section 251 of the DGCL, make an Azteca Adverse Recommendation Change if (x) in response to an unsolicited bona fide written Alternative Proposal, the Azteca Board determines (after consultation with its outside legal and financial advisors) that such unsolicited bona fide written Alternative Proposal constitutes a Superior Proposal and following consultation with outside legal counsel, that failure to make an Azteca Adverse Recommendation Change is reasonably likely to violate its fiduciary duties to the stockholders of Azteca under applicable Law, or (y) other than in connection with an Alternative Proposal, an event, fact, circumstance, development or occurrence that affects the business, assets or operations of Azteca that is unknown to the Azteca Board as of the date of this Agreement becomes known to the Azteca Board (an "Intervening Event") prior to the adoption of this Agreement by the holders of shares of Azteca Common Stock in accordance with Section 251 of the DGCL and the Azteca Board has concluded in good faith, following consultation with its outside legal counsel, that failure to make an Azteca Adverse Recommendation Change is reasonably likely to violate its fiduciary duties to the stockholders of Azteca under applicable Law; provided, however, that Azteca shall not be entitled to exercise its right to make an Azteca Adverse Recommendation Change until after the fourth (4th) Business Day (the "Recommendation Change Notice Period") following IM's and Cine's receipt of written notice (an "Azteca Notice of Recommendation Change") from Azteca advising IM and Cine that the Azteca Board intends to take such action, including the details of the Intervening Event or, in the case of a Superior Proposal, the terms and conditions of any Superior Proposal that is the basis of the proposed action by the Azteca Board and the identity of the party making such Superior Proposal, and, if applicable, shall have contemporaneously provided a copy of all of the relevant proposed transaction agreements and any other documents provided by, or correspondence with, the party making such Superior Proposal, including the then-current form of the definitive agreements with respect to such Superior Proposal (it being understood and agreed that any amendment to any material term of such Superior Proposal or change to the material facts and circumstances relating to such Intervening Event shall require a new Azteca Notice of Recommendation Change and trigger a new Recommendation Change Notice Period). The Azteca Board may not make an Azteca Adverse Recommendation Change in respect of a Superior Proposal if any such Superior Proposal resulted from a breach by Azteca of this Section 7.1.

          (e)   Notwithstanding the foregoing, in determining whether to make an Azteca Adverse Recommendation Change, the Azteca Board shall take into account any changes to the terms of this Agreement committed to in writing by IM and Cine in response to an Azteca Notice of Recommendation Change or otherwise; provided, that Azteca shall, and shall use its reasonable best efforts to cause its financial and legal advisors to, during the Recommendation Change Notice Period and prior to any Azteca Adverse Recommendation Change, negotiate with IM and Cine in good faith (to the extent IM and Cine also seek to negotiate) to make such adjustments in the terms and conditions of this Agreement so that (i) in the event of an Azteca Notice of Recommendation Change in respect of a Superior Proposal, this Agreement results in a transaction that is no less favorable to the stockholders of Azteca than any Alternative Proposal that would be deemed to constitute a Superior Proposal in the absence of such adjustments or (ii) in the event of an Azteca Notice of Recommendation change in respect of an Intervening Event, the Azteca Board would no longer be required to make an Azteca Adverse Recommendation Change in order not to be reasonably likely to violate its fiduciary duties to the stockholders of Azteca under applicable Law, and, in the event IM and Cine agree to make such adjustments to the Agreement in either case of clause (i) or (ii) above, as applicable, no Azteca Adverse Recommendation Change shall be made. Azteca agrees that any violation of this Section 7.1 by any director, executive officer, investment banker, or counsel of Azteca shall be deemed a breach of this Section 7.1 by Azteca.

          (f)    In addition to the forgoing obligations of Azteca set forth in this Section 7.1, Azteca shall within 24 hours of the receipt thereof, advise IM and Cine orally of any Alternative Proposal, the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the Person making any such Alternative Proposal. Azteca shall (x) keep IM and Cine informed in all material respects and on a reasonably current basis (and in no event later than 24 hours from the occurrence or existence of any material event, fact or circumstance) of the status and details (including any material change to the terms thereof) of any Alternative Proposal, and (y) provide to IM and Cine as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material exchanged between Azteca and any Person that describes any of the terms or conditions of any Alternative Proposal.

          (g)   Nothing contained in this Agreement shall prohibit Azteca from complying with Rules 14a-9, 14d-9, 14e-2 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder or making any required disclosure to Azteca's stockholders if, in the good faith judgment of the Azteca Board, after consultation with its outside legal counsel, the failure to do so would be reasonably likely to result in a violation of its fiduciary duties under applicable Law or such disclosure is otherwise required under applicable Law; provided, that any such statement (other than a "stop, look and listen" statement) shall be deemed an Azteca Adverse Recommendation Change unless (x) the Azteca Board making the disclosure or communication expressly and concurrently reaffirms the Azteca Board Recommendation and (y) such statement is made in accordance with Section 7.1(d) and Section 7.1(e).

        Section 7.2    Preparation of SEC Documents.     As promptly as practicable after the execution of this Agreement, (a) Parent, IM, Cine and Azteca shall prepare and file with the SEC the proxy statement/prospectus (as amended or supplemented from time to time, the "Proxy Statement/Prospectus") to be sent to the stockholders of Azteca and holders of Stockholder Warrants relating to (i) the meeting of Azteca's stockholders (the "Azteca Stockholders' Meeting") to be held to consider the approval of the Azteca Merger and (ii) the meeting of the holders of Stockholder Warrants (the "Warrantholders Meeting") to be held to consider the approval of the Warrant Amendment and (b) Cine shall cause Parent to prepare and file with the SEC a registration statement on Form S-4 or such other applicable form as Azteca, Cine and IM may agree (as amended or supplemented from time to time, the "Registration Statement"), in which the Proxy Statement/Prospectus will be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Class A Common Stock to be issued in the Azteca Merger and related Parent warrants. Each party shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and, prior to the effective date of the Registration Statement, Cine shall cause Parent to take all action reasonably required (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) to be taken under any applicable state securities Laws in connection with the issuance of shares of Parent Common Stock in the Transaction. Each of Parent, Azteca, Cine and IM shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Registration Statement and the Proxy Statement/Prospectus. As promptly as practicable after the Registration Statement shall have become effective, Azteca shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as of the record date for the Azteca Stockholders' Meeting and holders of Stockholder Warrants as of the record date for the Warrantholders Meeting. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement/Prospectus will be made (in each case including documents incorporated by reference therein) without providing Azteca, IM, Cine and Parent with a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to Azteca, IM, Cine or Parent, or any of their respective Affiliates, directors or officers, should be discovered by Azteca, IM, Cine or Parent which should be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement/Prospectus, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Azteca and holders of Stockholder Warrants. Cine or Parent, as applicable, will advise the other parties hereto promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement, as applicable, or comments thereon and responses thereto or requests by the SEC for additional information and will promptly provide the other with copies of any written communication between it or any of its Representatives, on the one hand, and the SEC, any state securities commission or their respective staffs, on the other hand, with respect to the Proxy Statement/Prospectus, the Registration Statement or the Mergers. Azteca, IM, Cine and Parent shall use their respective reasonable best efforts, after consultation with each other, to resolve all such requests or comments with respect to the Proxy Statement/Prospectus or the Registration Statement, as applicable, as promptly as reasonably practicable after receipt thereof. Without limiting the generality of the foregoing, each of Azteca, IM, Cine and Parent shall cooperate with each other in the preparation of each of the Proxy Statement/Prospectus and the Registration Statement and each of IM, Cine, Parent and Azteca shall furnish Azteca or Cine, as applicable, with all information concerning it and its Affiliates as the providing party (after consulting with counsel) may deem reasonably necessary or advisable in connection with the preparation of the Proxy Statement/Prospectus or the Registration Statement, as applicable. Azteca, on the one hand, and IM and Cine, on the other hand, shall notify each other promptly of the time when the Registration Statement has become effective, of the issuance of any stop order or suspension of the qualification of the Parent Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement/Prospectus or the Registration Statement or for additional information. Azteca shall bear 50%, IM shall bear 31% and Cine shall bear 19% of all costs, expenses and fees incurred or payable to any other Person in connection with the preparation and filing with the SEC of the Registration Statement and the fees, costs and expenses of the financial printer and other Persons for the printing and mailing of the Proxy Statement/Prospectus, other than legal fees and expenses which shall be subject to Section 7.6.

        Section 7.3    Azteca Stockholders' Meeting and Warrantholders Meeting.

          (a)   Azteca shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold the Azteca Stockholders' Meeting for the purpose of seeking the Azteca Stockholder Approval. Azteca shall use its reasonable best efforts to hold the Azteca Stockholders' Meeting as promptly as reasonably practicable and subject to Section 7.1, solicit the Azteca Stockholder Approval. Azteca shall, through the Azteca Board, recommend to its stockholders that they give the Azteca Stockholder Approval (the "Azteca Board Recommendation") and shall include such Azteca Board Recommendation in the Proxy Statement/Prospectus, except to the extent that the Azteca Board shall have made an Azteca Adverse Recommendation Change as permitted by Section 7.1. Azteca agrees that its obligations to hold the Azteca Stockholders' Meeting pursuant to this Section 7.3(a) shall not be affected by the commencement, public proposal, public disclosure or communication to Azteca of any Alternative Proposal or by the making of any Azteca Adverse Recommendation Change by the Azteca Board and nothing contained herein shall be deemed to relieve Azteca of such obligation. Without limiting the foregoing, if the Azteca Board shall have effected an Azteca Adverse Recommendation Change, then the Azteca Board shall submit this Agreement to Azteca's stockholders without recommendation (although the resolutions adopting this Agreement as of the date hereof may not be rescinded or amended), in which event the Azteca Board may communicate the basis for its lack of a recommendation to Azteca's shareholders in the Proxy Statement/Prospectus or an appropriate amendment or supplement thereto to the extent required by applicable Law. Azteca shall not adjourn, postpone or recess the Azteca Stockholders' Meeting without the prior written consent of each of IM and Cine (which approval shall not be unreasonably withheld, conditioned or delayed) and shall adjourn, postpone or recess such meeting as directed by IM and Cine in order to obtain a quorum or solicit additional votes (so long as such meeting is not adjourned, postponed or recessed to a date on after the Outside Date) to the extent necessary to obtain the Azteca Stockholder Approval. In addition to the foregoing, Azteca shall not submit to the vote of its shareholders any Alternative Proposal other than the Mergers.

          (b)   Azteca shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold the Warrantholders Meeting for the purpose of seeking the Warrantholders Approval. Azteca shall use its reasonable best efforts to hold the Warrantholders Meeting as promptly as reasonably practicable and subject to Section 7.1, solicit the Warrantholders Approval. Azteca shall, through the Azteca Board, recommend to its holders of Stockholder Warrants that they give the Warrantholder Approval and shall include such recommendation in the Proxy Statement/Prospectus, except to the extent that the Azteca Board shall have made an Azteca Adverse Recommendation Change as permitted by Section 7.1. Azteca agrees that its obligations to hold the Warrantholders Meeting pursuant to this Section 7.3(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Azteca of any Alternative Proposal or by the making of any Azteca Adverse Recommendation Change by the Azteca Board and nothing contained herein shall be deemed to relieve Azteca of such obligation. Without limiting the foregoing, if the Azteca Board shall have effected an Azteca Adverse Recommendation Change, then the Azteca Board shall submit the Warrant Amendment to the holders of Stockholder Warrants without recommendation (although the resolutions adopting this Agreement as of the date hereof may not be rescinded or amended), in which event the Azteca Board may communicate the basis for its lack of a recommendation to the holders of Stockholder Warrants in the Proxy Statement/Prospectus or an appropriate amendment or supplement thereto to the extent required by applicable Law. Azteca shall not adjourn, postpone or recess the Warrantholders Meeting without the prior written consent of each of IM and Cine (which approval shall not be unreasonably withheld, conditioned or delayed) and shall adjourn, postpone or recess such meeting as directed by IM and Cine in order to obtain a quorum or solicit additional votes (so long as such meeting is not adjourned, postponed or recessed to a date on after the Outside Date) to the extent necessary to obtain the Warrantholders Approval.

        Section 7.4    Access to Information; Confidentiality; Public Announcements.

          (a)   Subject to the Confidentiality Agreement and subject to applicable Law, during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to its terms, each of Azteca, Cine and IM shall, and shall cause its Subsidiaries to, afford to the other party and to the directors, officers, employees, consultants, accountants, counsel, advisors and other agents and representatives of such other party (collectively, "Representatives"), reasonable access at reasonable times during normal business hours on reasonable notice to their respective properties, books, Contracts, commitments, personnel and records (provided that such access shall not unreasonably interfere with the business or operations of such party) and, during such period, each of Azteca, Cine and IM shall, and shall cause its Subsidiaries to, furnish promptly to the other party information concerning its business, properties and personnel, in each case, as such other party may reasonably request; provided, that nothing in this Section 7.4(a) or Section 7.4(b) shall require a party to provide any access, or to disclose any information, if permitting such access or disclosing such information would reasonably be expected to (i) violate applicable Law, (ii) violate any of its obligations with respect to confidentiality (provided that such party shall use its reasonable best efforts to obtain the required consent of any third party to such access or disclosure in a manner that would not violate such obligations) or (iii) result in the loss of attorney-client or similar privilege (provided that such party shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege). No review pursuant to this Section 7.4 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

          (b)   Each of IM, Cine, Azteca, Parent and the Merger Subsidiaries shall hold, and shall cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any non-public information in accordance with the terms of the Confidentiality Agreement.

          (c)   Each of IM, Cine, Azteca, Parent and the Merger Subsidiaries hereby agrees that it shall not, and shall cause its Affiliates and representatives not to, issue or cause the publication of any press release or other public statement or any written communications to investors, employees and vendors with respect to this Agreement or the Transaction without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure (i) is required by applicable Law or the rules and regulations of any applicable stock exchange or market, in which case the party making such determination will use its reasonable best efforts to allow the other parties hereto reasonable time to comment on such release or announcement in advance of its issuance or (ii) contains only information that has already been included in a prior public statement made in accordance with this Section 7.4(c) and such party has provided the other parties hereto with advance notice of such press release or public announcement.

        Section 7.5    Reasonable Best Efforts; Antitrust Filings.

          (a)   Each of the parties to this Agreement agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and to cause the conditions set forth in Article VIII to be satisfied as promptly as practicable.

          (b)   In furtherance and not in limitation of the foregoing, as promptly as practicable after the date hereof (to the extent not made prior to the date hereof), IM and Cine shall (or shall cause their applicable Affiliates to) and Azteca shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transaction and all other necessary filings, forms, declarations, notifications, registrations and notices with other Governmental Authorities under Competition Laws relating to the Transaction, (ii) use their reasonable best efforts to obtain all other necessary actions, waivers, consents, licenses, permits, authorizations, Orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including filings with Governmental Authorities, if any), (iii) use their reasonable best efforts to obtain all consents, approvals or waivers from third parties that are necessary to consummate the Transaction, (iv) execute, deliver and perform any such additional instruments reasonably necessary to consummate the Transaction and to fully carry out the purposes of this Agreement and (v) use their reasonable best efforts to provide all such information concerning such party, its Subsidiaries, its Affiliates and its Subsidiaries' and Affiliates' officers, directors, employees and partners as may be reasonably requested in connection with any of the matters set forth in this Section 7.5(b).

          (c)   Each party shall use its reasonable best efforts to respond at the earliest practicable date to any requests for additional information, including documentary materials, made by the Federal Trade Commission, the United States Department of Justice or any other Governmental

  Authorities relating to the Transaction, and act in good faith and reasonably cooperate with the other parties in connection with any investigation of any Governmental Authority relating to the Transaction. Each party shall use its reasonable best efforts to furnish to each other all information required for any filing, form, declaration, notification, registration and notice relating to the Transaction. The parties will consult and cooperate with one another in connection with any information or proposals submitted in connection with proceedings under or relating to any Competition Law.

          (d)   Notwithstanding the foregoing, in connection with efforts to obtain the termination or expiration of any waiting period under any applicable Competition Laws, (i) in no event shall "reasonable best efforts" of any party include entering into a consent decree or other commitment containing such party's agreement to hold separate or divest its or its Subsidiaries' assets or businesses, or agreeing to any limitations on its or its Subsidiaries' conduct or actions, and in no event shall any party be required to take any of the foregoing actions and (ii) nothing herein shall require Azteca, Cine or IM to take any action with respect to compliance with Competition Law or the obtaining of any consent, clearance or the expiration of any applicable waiting period under Competition Law which would bind such Person or its Subsidiaries irrespective of whether the Closing occurs.

          (e)   Azteca shall bear 50%, IM shall bear 31% and Cine shall bear 19% of all costs, expenses and fees incurred or payable to any other Person in connection with complying with Section 7.5(b)(i), including filing fees under the HSR Act and under any other applicable antitrust or competition laws.

        Section 7.6    Fees and Expenses; Transfer Taxes.     If, prior to the Effective Time, this Agreement is terminated in accordance with its terms, then (a) except as set forth in Sections 7.2, 7.5(e), clause (b) of this Section 7.6 and 7.15 of this Agreement, all fees and expenses incurred in connection with this Agreement and the Mergers shall be paid by the party incurring such fees or expenses and (b) all fees and expenses incurred in connection with the preparation of the IM Financial Statements and by Rothstein, Kass & Company in connection with preparing the pro forma financial statements shall be borne one-half by IM and Parent, on the one hand, and one-half by Azteca, on the other hand. Parent and its Subsidiaries shall be responsible for all fees and expenses of IM, Cine, Azteca and Parent if the Transaction is consummated. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees incurred in connection with this Agreement shall be paid by Parent or its Subsidiaries when due, and Parent or its Subsidiaries shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, Azteca, Cine and IM shall join in the execution of any such Tax Returns and documentation.

        Section 7.7    Listing of Parent.     Each of Parent, IM, Cine and Azteca shall use all of its respective reasonable best efforts to cause the Parent Class A Common Stock issuable under Article II, and those shares of Parent Class A Common Stock required to be reserved for issuance in connection with the Transaction, to be authorized for listing on The NASDAQ Capital Market upon official notice of issuance.

        Section 7.8    Notification of Certain Matters.     Azteca shall give prompt notice to IM and Cine, and each of IM and Cine shall give prompt notice to Azteca, of any change or event that would have or would reasonably be expected to have, individually or in the aggregate, an Azteca Material Adverse Effect, an IM Material Adverse Effect or a Cine Material Adverse Effect, respectively, or which would be reasonably likely to result in the failure of any of the conditions to the obligations of the other party set forth in Article VIII to be satisfied. Notwithstanding the above, the delivery of any notice pursuant to this Section 7.8 will not limit, expand or otherwise affect the representations, warranties, covenants or agreements of the parties or the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the applicable Merger.

        Section 7.9    Stockholder Litigation.     Azteca shall keep IM and Cine reasonably informed with respect to the defense or settlement of any stockholder Action against it and its directors relating to the Transaction. Azteca shall give IM and Cine the opportunity to consult with it regarding the defense or settlement of any such stockholder Action and shall not settle any such Action without the prior written consent of each of IM and Cine.

        Section 7.10    Indemnification, Exculpation and Insurance.

          (a)   Each of Parent and the Surviving Entities shall, and Parent shall cause the Surviving Entities to, assume and perform the obligations with respect to all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time in favor of the current or former directors, managers, members or officers of Azteca, IM, Cine and their respective Subsidiaries that are existing, and any person who becomes a director or officer prior to the Effective Time (each an "Indemnified Party") as provided in the organizational documents of Azteca, IM, Cine and each of their respective Subsidiaries, as applicable, or any indemnification Contract between such Indemnified Party, on the one hand, and Azteca, IM, Cine or their respective Subsidiaries, as applicable, on the other hand (in each case, as in effect on the date hereof), without further action, as of the Effective Time and such obligations shall survive the Effective Time and shall continue in full force and effect in accordance with their terms. For no less than six (6) years after the Effective Time, Parent shall cause the certificate of incorporation and bylaws (or similar organizational documents, as applicable) of the Surviving Entities and their Subsidiaries to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Azteca, IM, Cine and their respective Subsidiaries than are presently set forth in the organizational documents of Azteca, IM, Cine and each of their respective Subsidiaries, as applicable.

          (b)   Prior to the Effective Time, Azteca, Cine and IM shall obtain and fully pay for "tail" insurance policies with a claims period of no more than six (6) years from and after the Effective Time with respect to directors' and officers' liability insurance and fiduciary liability insurance with benefits and levels of coverage no less favorable than Azteca's, Cine's and IM's existing policies, respectively, with respect to matters existing or occurring at or prior to the Effective Time (including with respect to acts and omissions occurring in connection with this Agreement or the transactions or actions contemplated hereby) and, if such policies have been obtained, Parent shall, and shall cause the Surviving Entities, as applicable, to maintain such policies in full force and effect after the Effective Time; provided, however, that in satisfying its obligation under this Section 7.10(b), none of Azteca, IM, Cine or Parent shall pay more than 200% of the annual premium paid as of the date of this Agreement by Azteca, Cine or IM, as applicable, to obtain such coverage. It is understood and agreed that in the event such coverage cannot be obtained for such amount or less in the aggregate, Azteca, IM, Cine and Parent shall only be obligated to provide the maximum coverage as may be obtained for such aggregate amount. If, as of the Effective Time, Azteca, Cine or IM shall not have obtained the "tail" policies described in the previous sentence, for six (6) years after the Effective Time, Parent shall maintain (directly or indirectly through Azteca's, Cine's or IM's existing insurance programs, as applicable) in effect Azteca's, Cine's and IM's current directors' and officers' liability insurance with respect to matters existing or occurring at or prior to the Effective Time (including with respect to acts and omissions occurring in connection with this Agreement or the transactions or actions contemplated hereby), covering each Person currently covered by Azteca's, Cine's and IM's directors' and officers' liability insurance policy, as applicable, on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided, however, that Parent may substitute therefor policies of Parent with another insurance company of comparable standing to Azteca's, Cine's or IM's current insurer, as applicable, and containing terms and conditions, including with respect to coverage (including as coverage relates to deductibles and exclusions) and amounts no less favorable to such directors and officers; provided, further, that in satisfying its obligation under this Section 7.10(b), none of Azteca, IM, Cine or Parent shall pay more than 200% per annum of the annual premiums paid as of the date of this Agreement by Azteca, Cine or IM, as applicable, to obtain such coverage. It is understood and agreed that in the event such coverage cannot be obtained for such amount or less in the aggregate, Azteca, IM, Cine and Parent shall only be obligated to provide the maximum coverage as may be obtained for such aggregate amount.

          (c)   The provisions of this Section 7.10 (i) are intended to be for the benefit of, and will be enforceable from and after the Effective Time by, each Indemnified Party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise. The obligations under this Section 7.10 shall not be terminated, amended or otherwise modified in such a manner as to adversely affect any Indemnified Party (or any other person who is a beneficiary under a "tail" policy referred to in Section 7.10(b) (and their heirs and representatives)) without the prior written consent of such person.

        Section 7.11    Section 16 Matters.     Prior to the Effective Time, each of Azteca, Cine and IM shall use its reasonable best efforts to cause any dispositions of equity securities of Azteca or any acquisitions of equity securities of Parent resulting from the Transaction by each individual, and each Person that may be deemed a "director by deputization", who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Azteca or who will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b 3 promulgated under the Exchange Act.

        Section 7.12    No Other Representations and Warranties.

          (a)   Except for the representations and warranties contained in Article III, Article IV or the Ancillary Agreements, Azteca acknowledges and agrees that none of IM, Cine or any other Person on behalf of IM or Cine makes, nor has Azteca relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to IM or Cine or with respect to any other information provided to or made available to Azteca in connection with the Transaction. Subject to Section 7.2, none of IM, Cine or any other Person will have or be subject to any liability or indemnification obligation to Azteca or any other Person resulting from the distribution to Azteca, or Azteca's use of, any such information, including any information, documents, projections, forecasts or other material made available to Azteca in certain data rooms or management presentations in expectation of the Transaction, unless any such information is expressly included in a representation or warranty contained in Article III, Article IV or in an applicable section of the IM Disclosure Schedule or Cine Disclosure Schedule.

          (b)   Except for the representations and warranties contained in Article V or the Ancillary Agreements, IM and Cine each acknowledge and agree that neither Azteca nor any other Person on behalf of Azteca makes, nor has IM or Cine relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Azteca or with respect to any other information provided to or made available to IM and Cine in connection with the Transaction. Subject to Section 7.2, neither Azteca nor any other Person will have or be subject to any liability or obligation to IM, Cine or any other Person resulting from the distribution to IM and Cine, or IM's and Cine's use of, any such information, including any information, documents, projections, forecasts or other material made available to IM and Cine in certain data rooms or management presentations in expectation of the Transaction, unless any such information is expressly included in a representation or warranty contained in Article V or in an applicable section of the Azteca Disclosure Schedule.

        Section 7.13    Performance by Parent and the Merger Subsidiaries.     Cine shall cause Parent and the Merger Subsidiaries to timely perform all of their respective covenants, agreements and obligations under this Agreement and the other agreements contemplated hereby.

        Section 7.14    Tax Matters.     From and after the date of this Agreement and until the Effective Time, each party shall use its reasonable best efforts to cause the Mergers to qualify, and shall not, without the prior written consent of the parties to this Agreement, knowingly take any actions, cause any actions to be taken or omit to take any action which such action or omission could prevent the Mergers from qualifying, as an exchange described in Section 351 of the Code. Following the Effective Time, and consistent with any such consent, none of IM, Cine, Parent and Azteca shall, nor shall they permit any of their Affiliates to, take any action, cause any action to be taken or omit to take any action which such action or omission could cause the Mergers to fail to so qualify as an exchange described in Section 351 of the Code. The parties shall report the Mergers as an exchange within the meaning of Section 351 of the Code, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

        Section 7.15    FCC Matters.     Except as otherwise contemplated by this Agreement, (i) the parties will cooperate to prepare such application(s) as may be commercially reasonable and necessary for submission to the FCC (the "FCC Application") in order to obtain the FCC's approval of the transfer of control of the FCC Authorizations (the "FCC Approval") and will promptly file (no later than 15 Business Days following the date that this Agreement is executed) such FCC Application with the FCC; (ii) each of the Parties will (A) diligently take, or cooperate in the taking of, all necessary, desirable, proper and reasonable best efforts to obtain the FCC Approval, including entering into a tolling agreement if necessary, and provide any additional information, reasonably required or requested by the FCC with respect to the FCC Application; (B) keep the other informed of any material communications (including any meeting, conference or telephonic call) and will provide the other copies of all correspondence between it (or its advisors) and the FCC with respect to the FCC Application; (C) permit the other to review any material communication relating to the FCC Application to be given by it to the FCC; (D) to notify as soon as reasonably practicable the other in the event it becomes aware of any other facts, actions, communications or occurrences that would reasonably be expected to affect FCC approval of the FCC Application; (E) oppose any petitions to deny or other objections filed with respect to the FCC Application and any requests for reconsideration or judicial review of the FCC Approval; and (F) not take any action that would reasonably be expected to materially delay, materially impede or prevent receipt of the FCC Approval. Azteca shall bear 50%, IM shall bear 31% and Cine shall bear 19% of the fees required by the FCC for the filing of the FCC Application.

        Section 7.16    Trust Account.

          (a)   Azteca shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and (i) all amounts payable to stockholders of Azteca who shall have validly tendered and not withdrawn their shares of Azteca Common Stock for redemption pursuant to the Proxy Statement/Prospectus, (ii) all amounts payable to holders of Sponsor Warrants and Stockholder Warrants pursuant to the Warrant Amendment, (iii) the out-of-pocket fees and expenses to the third parties to which they are owed and (iv) the remaining monies in the Trust Account to Azteca.

          (b)   IM and Cine understand that, except for a portion of the interest earned on the amounts held in the Trust Account, Azteca may disburse monies from the Trust Account only: (i) to its public stockholders who exercise their redemption rights or in the event of the dissolution and liquidation of Azteca, (ii) to Azteca (less deferred underwriting compensation) after Azteca consummates a business combination (as described in Azteca's prospectus for its initial public offering) or (iii) as consideration to the sellers of a target business with which Azteca completes a business combination.

          (c)   IM and Cine agree that, notwithstanding any other provision contained in this Agreement, neither IM nor Cine now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between IM and Cine, on the one hand, and Azteca on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 7.16(c) as the "Claims"). Notwithstanding any other provision contained in this Agreement, each of IM and Cine hereby irrevocably waives any Claim it may have, now or in the future (in each case, however, prior to the consummation of a business combination), and will not seek recourse against the Trust Account for any reason whatsoever in respect thereof. In the event that either IM or Cine commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Azteca, which proceeding seeks, in whole or in part, relief against the Trust Account or the public stockholders of Azteca, whether in the form of money damages or injunctive relief, Azteca shall be entitled to recover from IM and Cine the associated legal fees and costs in connection with any such action, in the event Azteca prevails in such action or proceeding.

ARTICLE VIII

CONDITIONS PRECEDENT

        Section 8.1    Conditions to Each Party's Obligation to Effect the Transaction.     The respective obligation of each party to consummate the Mergers is subject to the satisfaction or waiver (to the extent permitted by applicable Law and other than the conditions set forth in Section 8.1(a) which may not be waived by any party) at or prior to the Closing of the following conditions:

          (a)    Stockholder Approval.    The Azteca Stockholder Approval and the Warrantholders Approval shall have been obtained.

          (b)    Governmental Consents and Approvals.    All filings with, and all consents, approvals and authorizations of, any Governmental Authority required to be made or obtained by Azteca, Parent, IM, Cine or any of their Subsidiaries to consummate the Transaction, shall have been made or obtained.

          (c)    No Injunctions or Restraints.    No Law or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction shall be in effect which prohibits, makes illegal or enjoins the consummation of the Transaction.

          (d)    Registration Statement.    The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e)    Antitrust Waiting Periods.    The waiting periods (and any extensions thereof) applicable to Azteca, IM, Cine, Parent or any of their respective Affiliates in connection with the Mergers under the HSR Act shall have been terminated or shall have expired.

          (f)    FCC.    The FCC Approval shall have been granted without any conditions which would have a material adverse effect on the parties on a combined basis after the Mergers are completed.

          (g)    Available Cash.    After giving effect to any redemptions by Azteca stockholders, but before giving effect to (i) the cash payable pursuant to the Warrant Amendment, (ii) the payment of the deferred underwriting fee payable to Azteca's underwriters in its initial public offering, and

  (iii) costs and expenses associated with the Transaction, Azteca shall have at least an aggregate of Eighty Million Dollars ($80,000,000) of cash held in the Trust Account.

          (h)    Warrant Amendment.    The Warrant Amendment shall be effective and no party thereto shall be in breach of any of the terms thereof.

        Section 8.2    Additional Conditions to Obligations of IM and Cine.     The obligations of each of IM and Cine to effect the Transaction are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    Each of the representations and warranties of Azteca set forth in this Agreement shall be true and correct (without giving effect to materiality qualifiers or "Azteca Material Adverse Effect" qualifiers) as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time (except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), except (i) this condition shall be deemed satisfied unless the incorrectness of such representations and warranties would, in the aggregate, reasonably be expected to result in an Azteca Material Adverse Effect and (ii) that the representations and warranties set forth in Section 5.2 and Section 5.14 shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time.

          (b)    Performance of Obligations of Azteca.    Azteca shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

          (c)    No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any event, change, effect or circumstance that has had, or would reasonably be expected to have, an Azteca Material Adverse Effect.

          (d)    Officer's Certificates.    Each of IM and Cine shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Azteca to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.

          (e)    FIRPTA Certificate.    Azteca shall have delivered to each of IM and Cine a certificate that interests in Azteca are not U.S. real property interests within the meaning of Section 897(c) of the Code, which certificate shall be provided pursuant to Treasury Regulation Section 1.1445-2(c)(3) and shall conform to Treasury Regulation Section 1.897-2(h).

          (f)    Tax Opinion.

              (i)  IM shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to IM, dated the date of the Effective Time, in form and substance reasonably satisfactory to IM, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the Mergers, taken together, will constitute an exchange described in Section 351 of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on the receipt of tax representation letters from each of Parent, Azteca, Cine and IM, which letters shall be in such form and substance as may reasonably be required by Paul, Weiss, Rifkind, Wharton & Garrison LLP. Each such tax representation letter shall be dated the date of such opinion and shall not have been withdrawn or modified in any material respect as of the date of such opinion. Paul, Weiss, Rifkind, Wharton & Garrison LLP shall, in rendering its opinion, be entitled to rely on the facts, representations and assumptions contained in such letters.

             (ii)  Cine shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to Cine, dated the date of the Effective Time, in form and substance reasonably satisfactory to Cine, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the Mergers, taken together, will constitute an exchange described in Section 351 of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on the receipt of tax representation letters from each of Parent, Azteca, Cine and IM, which letters shall be in such form and substance as may reasonably be required by Paul, Weiss, Rifkind, Wharton & Garrison LLP. Each such tax representation letter shall be dated the date of such opinion and shall not have been withdrawn or modified in any material respect as of the date of such opinion. Paul, Weiss, Rifkind, Wharton & Garrison LLP shall, in rendering its opinion, be entitled to rely on the facts, representations and assumptions contained in such letters.

          (g)    Equity Restructuring and Warrant Purchase Agreement.    Each of Azteca, Parent and the Azteca stockholders party thereto shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under the Equity Restructuring and Warrant Purchase Agreement, and all transactions contemplated by the Equity Restructuring and Warrant Purchase Agreement shall have been completed at or prior to the Closing Date.

          (h)    Listing of Parent.    The Parent Class A Common Stock issuable under Article II, and those shares of Parent Class A Common Stock required to be reserved for issuance in connection with the Transaction, shall have been authorized for listing on The NASDAQ Capital Market; provided, however, that notwithstanding anything to the contrary contained herein, the foregoing condition shall be deemed to be satisfied if the sole reason the Parent Class A Common Stock has not been authorized for listing on The NASDAQ Capital Market shall be the failure of Parent to have at least the minimum number of "Round Lot Holders" (as defined in Rule 5005(a)(37) of the NASDAQ Listing Rules) required for such a listing.

        Section 8.3    Additional Conditions to Obligations of Azteca.     The obligations of Azteca to effect the Transaction are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    Each of the representations and warranties of IM and Cine set forth in this Agreement shall be true and correct (without giving effect to materiality qualifiers, "IM Material Adverse Effect" or "Cine Material Adverse Effect" qualifiers) as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time (except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), except (i) this condition shall be deemed satisfied unless the incorrectness of such representations and warranties would, in the aggregate, reasonably be expected to result in an IM Material Adverse Effect or Cine Material Adverse Effect, as applicable, and (ii) that the representations and warranties set forth in Section 3.2 and Section 4.2 shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time.

          (b)    Performance of Obligations of IM and Cine.    Each of IM and Cine shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

          (c)    No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any event, change, effect or circumstance that has had, or would reasonably be expected to have, an IM Material Adverse Effect or a Cine Material Adverse Effect.

          (d)    Officer's Certificates.    Azteca shall have received officer's certificates duly executed by each of the Chief Executive Officer and Chief Financial Officer of each of IM and Cine to the effect that the conditions applicable to IM or Cine, as applicable, set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied.

          (e)    FIRPTA Certificate.

              (i)  IM shall have delivered to Azteca a certificate that fifty percent or more of the value of the gross assets of IM does not consist of U.S. real property interests or that ninety percent or more of the value of the gross assets of IM does not consist of U.S. real property interests plus cash or cash equivalents, which certificate shall be pursuant to Treasury Regulations Section 1.1445-11T(d)(2).

             (ii)  Cine shall have delivered to Azteca a certificate that interests in Cine are not U.S. real property interests within the meaning of Section 897(c) of the Code, which certificate shall be provided pursuant to Treasury Regulation Section 1.1445-2(c)(3) and shall conform to Treasury Regulation Section 1.897-2(h).

          (f)    Tax Opinion.    Azteca shall have received the opinion of Greenberg Traurig, LLP, counsel to Azteca, dated the date of the Effective Time, in form and substance reasonably satisfactory to Azteca, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the Mergers, taken together, will constitute an exchange described in Section 351 of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on the receipt of tax representation letters from each of Parent, Azteca, Cine and IM, which letters shall be in such form and substance as may reasonably be required by Greenberg Traurig, LLP. Each such tax representation letter shall be dated the date of such opinion and shall not have been withdrawn or modified in any material respect as of the date of such opinion. Greenberg Traurig, LLP shall, in rendering its opinion, be entitled to rely on the facts, representations and assumptions contained in such letters.

          (g)    Equity Restructuring and Warrant Purchase Agreement.    Each of the IM Member and the stockholders of Cine shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under the Equity Restructuring and Warrant Purchase Agreement, and all transactions contemplated by the Equity Restructuring and Warrant Purchase Agreement shall have been completed at or prior to the Closing Date.

ARTICLE IX

TERMINATION

        Section 9.1    Termination.     This Agreement may be terminated at any time prior to the Effective Time, whether before or (subject to the terms hereof) after obtaining the Azteca Stockholder Approval, by action taken or authorized by the Board of Directors of the terminating party or parties:

          (a)   by mutual written consent of Azteca, Cine and IM;

          (b)   by any of Azteca, IM or Cine:

              (i)  if the Transaction shall not have been consummated by the close of business on April 6, 2013 (the "Outside Date");

             (ii)  if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which Order or other action is final and nonappealable;

            (iii)  if the Azteca Stockholder Approval shall not have been obtained at the Azteca Stockholders' Meeting, or at any adjournment or postponement thereof, at which the vote was taken;

            (iv)  if the Warrantholders Approval shall not have been obtained at the Warrantholders Meeting, or at any adjournment or postponement thereof, at which the vote was taken;

          (c)   by Azteca upon a breach or violation of any representation, warranty, covenant or agreement on the part of IM or Cine set forth in this Agreement, which breach or violation would result in the failure to satisfy the conditions set forth in Section 8.2(a) or Section 8.2(b) and in any such case, such breach or violation shall be incapable of being cured by the Effective Time, or such breach or violation is not cured within 30 days following receipt of written notice by Azteca of such breach or violation; provided, however, that Azteca shall not have the right to terminate this Agreement pursuant to this Section 9.1(c) if Azteca is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

          (d)   by IM or Cine upon a breach or violation of any representation, warranty, covenant or agreement on the part of Azteca set forth in this Agreement, which breach or violation would result in the failure to satisfy either of the conditions set forth in Section 8.3(a) or Section 8.3(b) and in any such case, such breach or violation shall be incapable of being cured by the Effective Time, or such breach or violation is not cured within 30 days following receipt of written notice by IM and Cine of such breach or violation; provided, however, that IM and Cine shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if IM or Cine are then in material breach of any of their respective representations, warranties, covenants or agreements contained in this Agreement;

          (e)   by IM or Cine, if the Azteca Board shall have failed to recommend to its stockholders that they give the Azteca Stockholder Approval in accordance with Section 7.3(a), shall have failed to recommend to the holders of Stockholder Warrants that they give the Warrantholders Approval in accordance with Section 7.3(b) or shall have effected an Azteca Adverse Recommendation Change; or

          (f)    by IM or Cine, if Azteca shall have materially breached the terms of Section 7.1 in any respect adverse to IM or Cine, or Azteca hall have materially breached its obligations under Section 7.3 by failing to call, give notice of, convene and hold the Azteca Stockholders Meeting or the Warrantholders Meeting in accordance with Section 7.3.

Any party terminating this Agreement pursuant to paragraphs (b)-(f) of this Section 9.1 shall give written notice of such termination to the other parties in accordance with this Agreement, which written notice shall specify the provision or provisions hereunder pursuant to which such termination is being effected.

        Section 9.2    Effect of Termination.     In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and all obligations of the parties hereunder shall terminate; provided, however, that none of the parties shall have any liability in respect of a termination of this Agreement, except that the provisions of Section 7.4(b) and Article X shall survive termination of this Agreement.

 ARTICLE X

GENERAL PROVISIONS

        Section 10.1    Nonsurvival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.1 shall not limit the survival of any covenant or agreement of the parties in the Agreement that by its terms contemplates performance after the Effective Time.

        Section 10.2    Notices.     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed), sent via electronic mail, sent by an internationally recognized overnight courier (providing proof of delivery), or mailed in the United States by certified or registered mail, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   if to Azteca, to:

      c/o Brener International Group, LLC
      421 No. Beverly Dr., Suite 300
      Beverly Hills, CA 90210
      Attention: Mr. Juan Pablo Albán
      Fax No: (310) 553-1637
      Email: jpalban@brenergroup.com

      with copies (which shall not constitute notice hereunder) to:

      Greenberg Traurig, P.A.
      401 E. Las Olas Blvd., Suite 2000
      Fort Lauderdale, FL 33301
      Attention: Donn Beloff, Esq.
      Fax No: 954-765-1477
      Email: beloffd@gtlaw.com

          (b)   if to IM, to:

      InterMedia Español Holdings, LLC
      c/o InterMedia Partners, L.P.
      405 Lexington Avenue, 48th Floor
      New York, NY 10174
      Attention: Mark Coleman, Esq. and Mr. Craig Fischer
      Fax No: (212) 503-2879
      Email: mcoleman@intermediaadvisors.com and
      cfischer@intermediaadvisors.com

      with a copy (which shall not constitute notice hereunder) to:

      Paul, Weiss, Rifkind, Wharton & Garrison LLP
      1285 Avenue of the Americas
      New York, NY 10019-6064
      Fax No: (212) 757-3990
      Attention: Jeffrey D. Marell, Esq.
      Email: jmarell@paulweiss.com

          (c)   if to Cine, Parent or any Merger Subsidiary, to:

      Cine Latino, Inc.
      c/o InterMedia Partners, L.P.
      405 Lexington Avenue, 48th Floor
      New York, NY 10174
      Attention: Mark Coleman, Esq. and Mr. Craig Fischer
      Fax No: (212) 503-2879
      Email: mcoleman@intermediaadvisors.com and
      cfischer@intermediaadvisors.com

      Cine Latino, Inc.
      c/o InterMedia Partners, L.P.
      2000 Ponce de Leon Boulevard
      Suite 500
      Coral Gables, FL 33134
      Attention: Mr. Alan Sokol
      Fax No: (305) 421-6389
      Email: asokol@intermediaadvisors.com

      and

      Cine Latino, Inc.
      c/o Cinema Aeropuerto, S.A. de C.V.
      Blvd Manuel Avila Camacho 147
      Chapultepec Morales
      11560 Ciudad de Mexico, D.F.
      Mexico
      Attention: Mr. Jose A. Abad
      Fax No: +52 (55) 5283-4314
      Email: jabad@mvs.com

      with a copy (which shall not constitute notice hereunder) to:

      Paul, Weiss, Rifkind, Wharton & Garrison LLP
      1285 Avenue of the Americas
      New York, NY 10019-6064
      Fax No: (212) 757-3990
      Attention: Jeffrey D. Marell, Esq.
      Email: jmarell@paulweiss.com

        Section 10.3    Definitions.     As used in this Agreement, the following terms have the respective meanings set forth below.

        "Acceptable Confidentiality Agreement" means a confidentiality agreement between Azteca and a Person contemplating making an Alternative Proposal that contains (i) terms that are no less favorable in the aggregate to Azteca than those contained in the Confidentiality Agreement and (ii) a customary standstill provision.

        "Action" means any action, claim, charge, complaint, inquiry, investigation, examination, hearing, petition, suit, arbitration, mediation or other proceeding, in each case before any Governmental Authority, whether civil, criminal, administrative or otherwise, in Law or in equity.

        "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

        "Alternative Proposal" means any proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving Azteca representing 25% or more of the assets of Azteca, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in Azteca or otherwise) of any business or assets of Azteca representing 25% or more of the consolidated revenues, net income or assets of Azteca, (iii) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 25% or more of the voting power of Azteca, (iv) any tender offer or exchange offer as a result of which any Person or group shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 25% or more of the voting power of Azteca or (v) any combination of the foregoing (in each case, other than the Transaction).

        "Ancillary Agreements" means the Registration Rights Agreement, the Support Agreement, the Lock-Up Agreement, the Equity Restructuring Agreement and the Warrant Purchase Agreement.

        "Azteca Charter" means the Amended and Restated Certificate of Incorporation of Azteca, dated as of June 30, 2011.

        "Azteca Common Stock" means the common stock, par value $0.0001 per share, of Azteca.

        "Azteca Disclosure Schedule" means the Disclosure Schedule prepared by Azteca and delivered to IM on or prior to the date of this Agreement.

        "Azteca Material Adverse Effect" means a material adverse effect on the financial condition or operating results of Azteca; provided, however, that an "Azteca Material Adverse Effect" shall not include the impact on such financial condition or operating results arising out of or attributable to (i) any regional, national or international economic, financial, social or political conditions (including changes therein) or events in general, (ii) effects resulting from changes in the financial, banking or securities markets (including in each of clauses (i) and (ii) above, any effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving Puerto Rico or the United States), (iii) effects arising from changes in laws or accounting principles, (iv) effects relating to any acts of God, including any actual disaster such as a hurricane or earthquake; (v) effects relating to the announcement of the execution of this Agreement or the transactions contemplated hereby, (vi) effects resulting from compliance with the terms and conditions of this Agreement by Azteca or consented to in writing by Azteca or (vii) any breach of this Agreement by IM or Cine.

        "Azteca Stockholder Approval" means the affirmative vote of a majority of the outstanding shares of Azteca Common Stock entitled to vote thereon at a duly convened and held stockholders' meeting in favor of the adoption of this Agreement.

        "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions are required or authorized by law to be closed in New York, New York.

        "Cine Common Stock" means the common stock, par value $0.01 per share, of Cine.

        "Cine Disclosure Schedule" means the Disclosure Schedule prepared by Cine and delivered to Azteca on or prior to the date of this Agreement.

        "Cine Financial Statements" means (i) the audited balance sheet of Cine (the "Cine Audited Balance Sheet"), and the related statements of operations, stockholders' equity and comprehensive income and cash flows of Cine for the year ended December 31, 2011, together with the notes and schedules thereto (the "Cine Audited Financial Statements") and (ii) the unaudited balance sheet of Cine as of September 30, 2012 (the "Cine Interim Balance Sheet") and the related statements of income, shareholders' equity and cash flows of Cine for the nine (9) months ended September 30, 2012, (the "Cine Unaudited Financial Statements").

        "Cine Loan Agreement" means that certain Amended and Restated Credit Agreement, dated as of June 17, 2011, among Cine Latino, Inc., as the borrower, the other parties thereto designated as Credit Parties, various financial institutions who are now or may become parties thereto as Lenders, General Electric Capital Corporation as Agent, GE Capital Markets, Inc. as Sole Lead Arranger and Book Runner and Royal Bank of Canada as Syndication Agent, as amended, supplemented or otherwise modified from time to time.

        "Cine Material Adverse Effect" means a material adverse effect on the business, results of operations or assets of Cine; provided, however, that a "Cine Material Adverse Effect" shall not include the impact on such business, results of operations or assets arising out of or attributable to (i) conditions or effects that generally affect the industries in which Cine operates (including legal and regulatory changes), (ii) any regional, national or international economic, financial, social or political conditions (including changes therein) or events in general, (iii) effects resulting from changes in the financial, banking or securities markets (including in each of clauses (i), (ii) and (iii) above, any effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving Puerto Rico or the United States), (iv) effects arising from changes in laws or accounting principles, (v) effects relating to any acts of God, including any actual disaster such as a hurricane or earthquake; (vi) effects relating to the announcement of the execution of this Agreement or the transactions contemplated hereby, (vii) effects resulting from compliance with the terms and conditions of this Agreement by Cine or consented to in writing by Azteca or (viii) any breach of this Agreement by Azteca. For the avoidance of doubt, a Cine Material Adverse Effect shall be measured only against past performance of Cine and not against any forward-looking statements, financial projections or forecasts of Cine.

        "Cine Subsidiary" means a Subsidiary of Cine.

        "Cinema Aeropuerto" means Cinema Aeropuerto, S.A. de C.V.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Communications Act" means Communications Act of 1934 and the rules, regulations, orders and published policies of the Federal Communications Commission.

        "Competition Laws" mean the HSR Act, the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, Orders, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

        "Confidentiality Agreement" means the Confidentiality Agreement, dated September 16, 2011, by and between Azteca and IM, as thereafter may be amended.

        "Contract" means any written or oral agreement, arrangement, contract, subcontract, settlement agreement, lease, sublease, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license or sublicense.

        "DGCL" means the General Corporation Law of the State of Delaware, as amended.

        "Encumbrance" means any and all liens, encumbrances, charges, mortgages, options, pledges, restrictions on transfer, security interests, hypothecations, easements, rights-of-way or encroachments of any nature whatsoever, whether voluntarily incurred or arising by operation of law.

        "Environmental Claims" means any written claims, notice of noncompliance or violation or legal proceedings by any Governmental Authority or Person alleging material liability arising under any Environmental Law.

        "Environmental Laws" means any and all applicable federal, state, foreign, interstate, local or municipal Laws, rules, Orders, regulations, statutes, ordinances, codes, injunctions, decrees and requirements of any Governmental Authority, any and all common Law requirements, rules and bases of liability regulating, relating to, or imposing liability or standards of conduct concerning (a) pollution, (b) any Hazardous Materials or (c) protection of human health, safety or the environment, as currently in effect.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the regulation promulgated thereunder.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "FCC" means the Federal Communications Commission.

        "FCC Authorizations" means all of the licenses, permits and other authorizations issued by the FCC to IM or the IM Subsidiaries.

        "FCC Renewal Applications" means the license renewal applications (FCC Form 303-S) for the Stations' main station broadcast licenses.

        "GAAP" means the United States generally accepted accounting principles.

        "Governmental Authority" means any United States federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof.

        "Hazardous Substance" means any substance defined by or regulated under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Safe Drinking Water Act, 42 U.S.C. §300f et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001 et seq., the Oil Pollution Act, 15 U.S.C. §2601 et seq., and any state or local equivalents thereof.

        "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "IM Affiliation Agreements" means all the carriage, affiliation, distribution and similar agreements for the retransmission or other distribution of the WAPA America channel in the United States, its territories and/or possessions on a linear or non-linear (including video-on-demand or online) basis to which IM or its Affiliates is a party, including new, replacement or extension agreements, in each case, solely to the extent relating to WAPA America channel.

        "IM Disclosure Schedule" means the Disclosure Schedule prepared by IM and delivered to Azteca on or prior to the date of this Agreement.

        "IM Financial Statements" means (i) the audited consolidated balance sheet of IM and the IM Subsidiaries (the "IM Audited Balance Sheet"), and the related consolidated statements of operations and comprehensive income, member's capital and cash flows of IM and the IM Subsidiaries for the year ended December 31, 2011, together with the notes and schedules thereto (the "IM Audited Financial Statements") and (ii) the unaudited consolidated balance sheet of the IM and the IM Subsidiaries as of September 30, 2012 (the "IM Interim Balance Sheet") and the related consolidated statements of income, member's capital and cash flows of IM and the IM Subsidiaries for the nine (9) months ended September 30, 2012, (the "IM Unaudited Financial Statements").

        "IM Loan Agreement" means that certain Loan Agreement, dated as of March 31, 2011, among InterMedia Español, Inc. and Televicentro of Puerto Rico, LLC, as borrowers, various financial institutions who are now or may become parties thereto as Lenders, The Bank of Nova Scotia and RBC Capital Markets as Joint Lead Arrangers, Banco Popular de Puerto Rico as Syndication Agent and The Bank of Nova Scotia as Syndication Agent, as amended, supplemented or otherwise modified from time to time.

        "IM Material Adverse Effect" means a material adverse effect on the business, results of operations or assets of IM and the IM Subsidiaries, taken as a whole; provided, however, that an "IM Material Adverse Effect" shall not include the impact on such business, results of operations or assets arising out of or attributable to (i) conditions or effects that generally affect the industries in which IM and the IM Subsidiaries operate (including legal and regulatory changes), (ii) any regional, national or international economic, financial, social or political conditions (including changes therein) or events in general, (iii) effects resulting from changes in the financial, banking or securities markets (including in each of clauses (i), (ii) and (iii) above, any effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving Puerto Rico or the United States), (iv) effects arising from changes in laws or accounting principles, (v) effects relating to any acts of God, including any actual disaster such as a hurricane or earthquake; (vi) effects relating to the announcement of the execution of this Agreement or the transactions contemplated hereby, (vii) effects resulting from compliance with the terms and conditions of this Agreement by IM and the IM Subsidiaries or consented to in writing by Azteca or (viii) any breach of this Agreement by Azteca. For the avoidance of doubt, an IM Material Adverse Effect shall be measured only against past performance of IM and the IM Subsidiaries, taken as a whole, and not against any forward-looking statements, financial projections or forecasts of IM or the IM Subsidiaries.

        "IM Subsidiary" means a Subsidiary of IM.

        "IM Units" means limited liability company interests of IM.

        "Indebtedness" means, with respect to any Person, without duplication, any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other liabilities that would be reflected as current liabilities on a balance sheet prepared in accordance with GAAP arising in the ordinary course of business, (d) any obligations as lessee under capitalized leases, (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (f) any reimbursement, payment or similar obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, (g) interest rate swap agreements and (h) any binding obligation of such Person (or its Subsidiaries) to guarantee any of the types of payments described in the foregoing clauses on behalf of any other Person.

        "Intellectual Property" means all intellectual property or proprietary rights of any kind in any jurisdiction, including all (a) copyrights, (b) patents and industrial designs (including all divisions, continuations, continuations-in-part, or patents issued thereon or reissues thereof), (c) Software, (d) Trademarks, (e) Trade Secrets and (f) all registrations and applications relating to any of the foregoing.

        "IRS" means the Internal Revenue Service.

        "Law" means any statute or law (including common law), constitution, code, ordinance, rule, treaty or regulation and any Order.

        "NYSE" means the New York Stock Exchange.

        "Order" means any award, injunction, judgment, decree, order, ruling, subpoena, assessment, writ or verdict or other decision issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

        "Parent Class A Common Stock" means shares of class A common stock of Parent, par value $0.0001 per share, authorized by the Amended Parent Certificate of Incorporation.

        "Parent Class B Common Stock" means shares of class B common stock of Parent, par value $0.0001 per share, authorized by the Amended Parent Certificate of Incorporation.

        "Parent Common Stock" means the Parent Class A Common Stock and Parent Class B Common Stock.

        "Permitted Encumbrances" means, with respect to Azteca, Cine or IM, as applicable, (i) mechanics', carriers', workmen's, repairmen's, landlord's or other like Encumbrances arising or incurred in the ordinary course of business relating to obligations that are not delinquent or that are being contested in good faith by such Person or any of its Subsidiaries and for which such Person or its applicable Subsidiary has established adequate reserves, (ii) Encumbrances for Taxes that are not due and payable, are being contested in good faith by appropriate proceedings or that may thereafter be paid without interest or penalty and for which there has been established adequate reserves, (iii) Encumbrances that are reflected as liabilities on its most recent audited balance sheet and the existence of which is referred to in the notes to such balance sheet, (iv) all non-monetary exceptions to title insurance coverage that customarily or of necessity are not or cannot be removed (such as rights or instruments that are recorded against the Real Property owned by such Person), (v) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (vi) Encumbrances arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (vii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (viii) restrictions on transfer of securities imposed by applicable state and federal securities Laws, (ix) Encumbrances created under the IM Loan Agreement (with respect to IM) or the Cine Loan Agreement (with respect to Cine), and (x) other non-monetary imperfections of title or encumbrances, if any, that, individually or in the aggregate have not had, and would not reasonably be expected to have, an Azteca Material Adverse Effect or an IM Material Adverse Effect, as applicable.

        "Person" means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Authority.

        "Real Property" shall mean all land, together with all interests in buildings, structures, improvements and fixtures located thereon and all easements and other rights and interests appurtenant thereto and all leasehold and subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property.

        "Retransmission Consent Agreement" means any written agreement or written grant of consent validly authorizing the retransmission of any Station's signal.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Software" means computer programs, software and databases, and all documentation related to any of the foregoing, excluding any generally available commercial software licensed on non-negotiated terms for a one-time license fee less than $10,000.

        "SOX Act" means the Sarbanes-Oxley Act of 2002, as amended.

        "Sponsor" means Azteca Acquisition Holdings, LLC.

        "Sponsor Warrants" means warrants issued to Sponsor to purchase 4,666,667 shares of Azteca Common Stock pursuant to the Warrant Agreement.

        "Stations" means television broadcast stations WAPA-TV, WTIN-TV and WNJX-TV.

        "Stockholder Warrants" means warrants issued to Azteca's public stockholders to purchase 10,000,000 shares of Azteca Common Stock pursuant to the Warrant Agreement.

        "Subsidiary" means, with respect to any specified Person, (a) a corporation of which more than 50% of the voting or capital stock is, as of the time in question, directly or indirectly owned by such Person and (b) any partnership, joint venture, association, or other entity in which such Person, directly or indirectly, owns more than 50% of the equity or economic interest thereof or has the power to elect or direct the election of more than 50% of the members of the governing body of such entity.

        "Superior Proposal" means any bona fide written Alternative Proposal made by a third party or group pursuant to which such third party (or, in a parent-to-parent merger involving such third party, the stockholders of such third party) or group would acquire, directly or indirectly, more than 80% of the voting power of Azteca or substantially all of the assets of Azteca on terms which the Azteca Board determines in good faith (after consultation with its legal and financial advisors) (i) to be superior to the holders of Azteca Common Stock from a financial point of view than (x) the Transaction, taking into account all the terms and conditions of such proposal and the Person making the proposal (including all financial, regulatory, legal conditions to consummation and other aspects of such proposal), and (y) this Agreement (including any changes proposed by IM and Cine to the terms of this Agreement), and (ii) is reasonably capable of being consummated on the terms proposed and (iii) for which financing, if a cash transaction (whether in whole or in part), is not a condition to closing and the Alternative Proposal does not limit damages in the event of a failure to close as a result of failing to obtain financing to an extent greater than this Agreement.

        "Tax" or "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers' compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

        "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.

        "Trade Secrets" mean trade secrets and other confidential information, including technology, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

        "Trademarks" mean trademarks, service marks, trade names, trade dress, domain names, designs, logos, emblems, signs or insignia, slogans, other similar designations of source or origin and general intangibles of like nature, together with the goodwill of the business symbolized by any of the foregoing.

        "Transaction" means the Mergers and all other transactions contemplated by this Agreement and the Transaction Documents to be consummated at the Closing.

        "Transaction Documents" means this Agreement, including all Schedules and Exhibits hereto, the Azteca Disclosure Schedule, the IM Disclosure Schedule, the Cine Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by Parent, any Merger Subsidiary, IM, Cine or Azteca in connection with the Transaction.

        "Treasury Regulations" means the Treasury regulations promulgated under the Code.

        "Trust Account" means the trust account established by Azteca for the benefit of its public stockholders and maintained at the Trustee, pursuant to the Trust Agreement.

        "Trust Agreement" means the investment management trust agreement, dated as of June 29, 2011, by and between Azteca and the Trustee.

        "Trustee" means Continental Stock Transfer & Trust Company.

        "Warrant Agreement" means the Warrant Agreement, dated as of June 29, 2011, between Azteca and Continental Stock Transfer and Trust Company, as Warrant Agent.

        "Warrant Amendment" means the Assignment, Assumption and Amendment of Warrant Agreement, pursuant to which each Warrant shall become exercisable for one half a share of Azteca Common Stock with an exercise price of $6.00 per Warrant and each holder of a Warrant shall receive a special distribution of $0.50 per Warrant, attached as Exhibit K.

        "Warrantholders Approval" means the affirmative vote of holders of at least 65% of the Stockholder Warrants at a duly convened and held Warrantholders Meeting in favor of the approval of the Warrant Amendment.

        "Warrants" mean the Sponsor Warrants and the Stockholder Warrants.

        Section 10.4    Terms Defined Elsewhere.     The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
Acquisition Agreement	7.1(a)
Act	1.2(a)
Agreement	Preamble
Amended Parent By-Laws	1.5(d)
Amended Parent Certificate of Incorporation	1.5(d)
Azteca	Preamble
Azteca Adverse Recommendation Change	7.1(c)
Azteca Board	Recitals
Azteca Board Recommendation	7.3(a)
Azteca Certificate	2.1(a)
Azteca Financial Statements	5.6(b)
Azteca Material Adverse Effect	8.2(a)
Azteca Merger	Recitals
Azteca Merger Consideration	2.1(a)
Azteca Merger Filing	1.1(b)
Azteca Merger Sub	Preamble
Azteca Notice of Recommendation Change	7.1(d)
Azteca Permits	5.7(b)
Azteca Preferred Stock	5.2(a)
Azteca SEC Documents	5.6(a)
Azteca Stockholders' Meeting	7.2
Azteca Surviving Corporation	1.1(a)

Term	Section
Cine	Preamble
Cine Benefit Plans	4.14(a)
Cine Board	Recitals
Cine Material Contracts	4.10
Cine Merger	Recitals
Cine Merger Consideration	2.8(a)
Cine Merger Filing	1.3(b)
Cine Merger Sub	Preamble
Cine Permits	4.13
Cine Surviving Corporation	1.3(a)
Closing	1.4
Closing Date	1.4
Companies	Preamble
Converted Warrant	2.2
Dissenting Shares	2.1(c)
Effective Time	1.1(b)
Equity Restructuring Agreement	Recitals
Exchange Agent	2.3(a)
Exchange Fund	2.3(b)
FCC Approval	7.15
Holdco	4.1(b)
IM	Preamble
IM Benefit Plans	3.14(a)
IM ERISA Affiliate	3.14(c)
IM Material Contracts	3.10
IM Member	Recitals
IM Merger	Recitals
IM Merger Consideration	2.5(a)(i)
IM Merger Filing	1.2(b)
IM Merger Sub	Preamble
IM Permits	3.13(a)
IM Real Property	3.18
IM Surviving LLC	1.2(a)
Indemnified Party	7.10(a)
Insurance Policies	3.17
Intervening Event	7.1(d)
Lease	3.18
Leased Properties	3.18
Leases	3.18
Lock-Up Agreement	Recitals
Material FCC Authorizations	3.13(b)
Merger Subsidiaries	Preamble
Mergers	Recitals
Morgan Stanley	3.21
Outside Date	9.1(b)(i)
Owned Properties	3.18
Parent	Preamble
Parent Board	Recitals
Proxy Statement/Prospectus	7.2
Recommendation Change Notice Period	7.1(d)

Term	Section
Registration Rights Agreement	Recitals
Registration Statement	7.2
Related Party	5.11
Representatives	7.4(a)
Subleases	3.18
Support Agreement	Recitals
Surviving Entities	1.3(a)
Warrant Purchase Agreement	Recitals
Warrantholders Meeting	7.2

        Section 10.5    Interpretation.     Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:

          (a)   The article and section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation hereof.

          (b)   When a reference is made in this Agreement to an article or a section, paragraph, Exhibit or schedule, such reference shall be to an article or a section, paragraph, Exhibit or schedule hereof unless otherwise clearly indicated to the contrary.

          (c)   Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (d)   The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (e)   The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if."

          (f)    The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

          (g)   A reference to "$," "U.S. dollars" or "dollars" shall mean the legal tender of the United States of America.

          (h)   A reference to any period of days shall be deemed to be to the relevant number of calendar days, unless otherwise specified.

          (i)    All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (j)    Unless otherwise defined, a reference to any accounting term shall have the meaning as defined under GAAP.

          (k)   The parties have participated jointly in the negotiation and drafting of this Agreement (including the Schedules and Exhibits hereto). In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

          (l)    Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented,

  including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

          (m)  The phrases "made available to IM" and "provided to IM" when used herein, shall mean copies of the subject document were either (i) made publicly available as an Exhibit to Azteca's annual report on Form 10-K for the fiscal year ended December 31, 2011 or to any subsequently filed Form 10-Q filed by Azteca with the SEC prior to the date hereof or (ii) otherwise provided to IM.

          (n)   The phrases "made available to Azteca" and "provided to Azteca" when used herein, shall mean copies of the subject document (i) were uploaded to certain data rooms prior to the date of this Agreement accessible by Azteca and/or (ii) otherwise provided to Azteca.

        Section 10.6    Counterparts.     This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.

        Section 10.7    Entire Agreement; No Third-Party Beneficiaries.     This Agreement and the other Transaction Documents (including the Confidentiality Agreement and the documents and instruments referred to herein) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for, after the Effective Time, the rights of Azteca's stockholders to receive the Azteca Merger Consideration as specified in Section 2.1, and the rights of Azteca's, Cine's and IM's current directors and officers under Section 7.10, this Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. Without limiting the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 10.8    Governing Law.     This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in Law or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Delaware, without regard to its rules regarding conflicts of Law to the extent that the application of the Laws of another jurisdiction would be required thereby.

        Section 10.9    Assignment.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 10.10    Consent to Jurisdiction.     Each of the parties hereto hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement or the Transaction, or for recognition and enforcement of any judgment in respect of this Agreement or the Transaction and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the Transaction in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement or the Transaction, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 10.10, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement or the Transaction or the subject matter hereof, may not be enforced in or by such courts.

        Section 10.11    Effect of Disclosure.     The disclosure of any matter in the Azteca Disclosure Schedule, the Cine Disclosure Schedule or the IM Disclosure Schedule shall expressly not be deemed to constitute an admission by Azteca, Cine or IM, respectively, or to otherwise imply, that any such matter is material for the purpose of this Agreement.

        Section 10.12    Severability.     If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transaction is fulfilled to the extent possible.

        Section 10.13    Waiver and Amendment; Remedies Cumulative.     Subject to applicable Law, (a) any provision of this Agreement (other than Section 8.1(a)) or any inaccuracies in the representations and warranties of any of the parties or compliance with any of the agreements or conditions contained in this Agreement may be waived or (b) the time for the performance of any of the obligations or other acts of the parties here may be extended at any time prior to Closing. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party against whom waiver is sought; provided, that any extension or waiver given in compliance with this Section 10.13 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Subject to applicable Law, any of the provisions of this Agreement (other than Section 8.1(a) and the first sentence of this Section 10.13) may be amended at any time, whether before or after the receipt of the Azteca Stockholder Approval, by the mutual written agreement of IM, Cine and Azteca; provided, however, that after the Azteca Stockholder Approval has been obtained, no such amendment shall be made which by law requires further stockholder approval without such approval. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

        Section 10.14    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR

COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION OR THE ACTIONS OF IM, AZTECA OR ANY OF THE MERGER SUBSIDIARIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

        Section 10.15    Specific Performance.     The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by any party. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches and/or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled to at Law or in equity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

HEMISPHERE MEDIA GROUP, INC.
By:	/s/ CRAIG FISCHER
	Name:	Craig Fischer
	Title:	Vice President, Secretary and Treasurer
AZTECA ACQUISITION CORPORATION
By:	/s/ GABRIEL BRENER
	Name:	Gabriel Brener
	Title:	President, CEO and Chairman
INTERMEDIA ESPAÑOL HOLDINGS, LLC
By:	/s/ CRAIG FISCHER
	Name:	Craig Fischer
	Title:	Authorized Signatory
CINE LATINO, INC.
By:	/s/ CRAIG FISCHER
	Name:	Craig Fischer
	Title:	Authorized Signatory
HEMISPHERE MERGER SUB I, LLC
By:	/s/ CRAIG FISCHER
	Name:	Craig Fischer
	Title:	Vice President, Secretary and Treasurer
HEMISPHERE MERGER SUB II, INC.
By:	/s/ CRAIG FISCHER
	Name:	Craig Fischer
	Title:	Vice President, Secretary and Treasurer
HEMISPHERE MERGER SUB III, INC.
By:	/s/ CRAIG FISCHER
	Name:	Craig Fischer
	Title:	Vice President, Secretary and Treasurer

[Signature Page to Agreement and Plan of Merger]

ANNEX B

ASSIGNMENT, ASSUMPTION AND AMENDMENT OF
WARRANT AGREEMENT

        THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT OF WARRANT AGREEMENT (this "Agreement"), made as of            , 2013, is by and among Azteca Acquisition Corporation, a Delaware corporation (the "Company"), Hemisphere Media Group, Inc., a Delaware corporation ("Parent"), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the "Warrant Agent").

        WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of June 29, 2011 and filed with the United States Securities and Exchange Commission on July 6, 2011 (the "Existing Warrant Agreement"), pursuant to which the Company has issued warrants (collectively, the "Warrants") to purchase 14,666,667 shares of the Company's common stock, par value $0.0001 per share ("Common Stock");

        WHEREAS, the terms of the Warrants are governed by the Existing Warrant Agreement and capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Existing Warrant Agreement;

        WHEREAS, on January 22, 2013, Parent, the Company, Hemisphere Merger Sub I, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Parent ("IM Merger Sub"), Hemisphere Merger Sub III, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Cinelatino Merger Sub"), Hemisphere Merger Sub II, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Azteca Merger Sub" and, together with IM Merger Sub and Cinelatino Merger Sub, the "Merger Subsidiaries"), InterMedia Español Holdings, LLC, a Delaware limited liability company ("IM"), and Cine Latino, Inc., a Delaware corporation ("Cinelatino"), entered into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement");

        WHEREAS, the Merger Agreement provides, among other things, for the merger of Azteca Merger Sub with and into the Company, with the Company surviving (the "Azteca Merger"), pursuant to which, (i) each share of Common Stock issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than (x) any shares of Common Stock to be cancelled pursuant to Section 2.1(b) of the Merger Agreement, (y) any shares of Common Stock redeemed pursuant to the redemption provisions of the Azteca Charter (as defined in the Merger Agreement) and (z) Dissenting Shares (as defined in the Merger Agreement)) will be automatically converted into and will thereafter represent the right to receive one validly issued, fully paid and non-assessable share of Class A common stock, par value $0.0001 per share, of Parent ("Parent Class A Common Stock") and (ii) each Warrant that is outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Common Stock and shall be converted, at the Effective Time, into a right to acquire shares of Parent Class A Common Stock, on the same contractual terms and conditions as were in effect immediately prior to the Effective Time under the terms of the Existing Warrant Agreement as amended by this Agreement;

        WHEREAS, upon consummation of the Merger, as provided in Section 4.4 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for shares of Common Stock but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for shares of Parent Class A Common Stock;

        WHEREAS, the Board of Directors of the Company has determined that the consummation of the transactions contemplated by the Merger Agreement will constitute a Business Combination (as defined in Section 3.2 of the Existing Warrant Agreement);

        WHEREAS, in connection with the Merger, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to Parent;

        WHEREAS, it is a condition to the closing of the Azteca Merger that, among other things, the Warrantholders Approval (as defined in the Merger Agreement) has been obtained;

        WHEREAS, at a duly convened and held Warrantholders Meeting (as defined in the Merger Agreement), the Warrant Amendment (as defined in the Merger Agreement) received the Warrantholders Approval such that, effective upon the Effective Time, each Warrant shall become exercisable for one-half a share of Parent Class A Common Stock with an exercise price of $6.00 per Warrant and each holder of a Warrant shall receive a special distribution of $0.50 per Warrant; and

        WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holder (as defined in the Existing Warrant Agreement) for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the Registered Holders.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.    Assignment and Assumption; Consent.

          1.1    Assignment and Assumption.    The Company hereby assigns to Parent all of the Company's right, title and interest in and to the Existing Warrant Agreement (as amended hereby) as of the Effective Time. Parent hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company's liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising from and after the Effective Time.

          1.2    Consent.    The Warrant Agent hereby consents to the assignment of the Existing Warrant Agreement by the Company to Parent pursuant to Section 1.1 hereof effective as of the Effective Time, and the assumption of the Existing Warrant Agreement by Parent from the Company pursuant to Section 1.1 hereof effective as of the Effective Time, and to the continuation of the Existing Warrant Agreement in full force and effect from and after the Effective Time, subject at all times to the Existing Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement.

        2.    Amendment of Existing Warrant Agreement.     The Company, Parent and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, effective as of the Effective Time.

          2.1    Preamble.    The preamble to the Existing Warrant Agreement is hereby amended by deleting "Azteca Acquisition Corporation" and replacing it with "Hemisphere Media Group, Inc." As a result thereof, all references to the "Company" in the Existing Warrant Agreement shall be references Hemisphere Media Group, Inc. rather than Azteca Acquisition Corporation.

          2.2    Recitals.    The recitals in the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows.

        "WHEREAS, Azteca Acquisition Corporation ("Azteca Acquisition") has entered into that certain Sponsor Warrants Purchase Agreement, dated April 21, 2011, as amended by that certain Amendment No. 1 to the Sponsor Warrants Purchase Agreement, dated June 28, 2011 (as amended, the "Sponsor Warrants Purchase Agreement"), with Azteca Acquisition Holdings, LLC (the "Sponsor") pursuant to which the Sponsor purchased an aggregate of 4,666,667 warrants of Azteca Acquisition, bearing the legend set forth in Exhibit B hereto (such warrants, together with the Investor Warrants (as defined below), the "Sponsor Warrants"), sold to the Sponsor simultaneously with the closing of the Offering (as defined below); and

        WHEREAS, on March 6, 2012, the Sponsor transferred 4,666,667 Sponsor Warrants to Brener International Group, LLC ("BIG") and on December 7, 2012, BIG transferred 311,111 Sponsor Warrants to Clive Fleissig and 311,111 Sponsor Warrants to Juan Pablo Alban; and

        WHEREAS, Azteca Acquisition, the Company, BIG, Clive Fleissig, Juan Pablo Alban, John Engelman, Alfredo E. Ayub, InterMedia Partners VII, L.P., InterMedia Cine Latino, LLC, Cinema Aeropuerto, S.A. de C.V. and James M. McNamara are parties to that certain Equity Restructuring and Warrant Purchase Agreement, dated January 22, 2013 (the "Equity Restructuring and Warrant Purchase Agreement"), pursuant to which BIG, Mr. Fleissig and Mr. Alban contributed an aggregate of 2,333,334 Sponsor Warrants to Azteca Acquisition (which Sponsor Warrants were cancelled by Azteca Acquisition);

        WHEREAS, pursuant to the Equity Restructuring and Warrant Purchase Agreement, the Company issued an aggregate of 2,333,334 warrants with substantially the same terms as the Public Warrants (as defined below) to InterMedia Partners VII, L.P., InterMedia Cine Latino, LLC, Cinema Aeropuerto, S.A. de C.V. and James M. McNamara (collectively, the "Investor Warrants"); and

        WHEREAS, on July 6, 2011, Azteca Acquisition consummated its initial public offering (the "Offering") of units of Azteca Acquisition's equity securities, each such unit comprised of one share of Azteca Acquisition Common Stock (as defined below) and one Public Warrant (as defined below) (the "Units") and, in connection therewith, issued and delivered 10,000,000 warrants to public investors in the Offering (the "Public Warrants" and, together with the Sponsor Warrants, the "Warrants"), each such Warrant evidencing the right of the holder thereof to purchase one share of common stock of Azteca Acquisition, $.0001 par value per share ("Azteca Acquisition Common Stock"), for $12.00 per share, subject to adjustment as described herein; and

        WHEREAS, Azteca Acquisition has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1, No. 333-173687 (the "Registration Statement") and prospectus (the "Prospectus"), for the registration, under the Securities Act of 1933, as amended (the "Securities Act"), of the Units, the Public Warrants and Azteca Acquisition Common Stock included in the Units; and

        WHEREAS, on            , 2013, Azteca Acquisition, the Company and the Warrant Agent entered into an Assignment, Assumption and Amendment of Warrant Agreement (the "Warrant Assumption Agreement"), pursuant to which Azteca Acquisition assigned this Agreement to the Company and the Company assumed this Agreement from Azteca Acquisition; and

        WHEREAS, Azteca Acquisition, the Company, Hemisphere Merger Sub I, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company ("IM Merger Sub"), Hemisphere Merger Sub III, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company ("Cinelatino Merger Sub"), Hemisphere Merger Sub II, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company ("Azteca Merger Sub" and, together with IM Merger Sub and Cinelatino Merger Sub, the "Merger Subsidiaries"), InterMedia Español Holdings, LLC, a Delaware limited liability company ("IM") and Cine Latino, Inc., a Delaware corporation ("Cinelatino"), are parties to that certain Agreement and Plan of Merger, dated as of January 22, 2013 (as amended from time to time, the "Merger Agreement") pursuant to which, among other things, each share of Azteca Acquisition Common Stock (other than (x) any shares of Azteca Acquisition Common Stock held by Azteca Acquisition as treasury stock, (y) any shares of Azteca Acquisition Common Stock redeemed pursuant to the redemption provisions of the Azteca Charter (as defined in the Merger Agreement) and (z) Dissenting Shares (as defined in the Merger Agreement)) will be automatically converted into and will thereafter represent the right to receive one validly issued, fully paid and non-assessable share of Class A common stock, par value $0.0001 per share, of the Company ("Company Class A Common Stock"); and

        WHEREAS, pursuant to the Merger Agreement and Section 4.4 of this Agreement, each Warrant has been converted into the right to purchase one-half share of Company Class A Common Stock rather than one-half share of Azteca Acquisition Common Stock (in each case, after giving effect to the Warrant Amendment described in the Merger Agreement and approved by the holders of Public Warrants pursuant to Section 9.8 of this Agreement); and

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

        WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

        WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:"

          2.3    Detachability of Warrants.    Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

            "[INTENTIONALLY OMITTED.]"

          2.4    Warrant Price.    Section 3.1 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

            "3.1    Warrant Price.    Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company one-half of the number of shares of Common Stock stated therein, at the price of $6.00 per half share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term "Warrant Price" as used in this Warrant Agreement shall mean the price per half a share at which Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants."

          2.5    Duration of Warrants.    The first sentence of Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

            "A Warrant may be exercised only during the period (the "Exercise Period") commencing on the date that is thirty (30) days after the consummation of the transactions contemplated by the Merger Agreement (a "Business Combination"), and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) the date that is five (5) years after the date on which the Company completes the Business Combination, (y) the liquidation of the Company, or (z) other than with respect to the Sponsor Warrants, the Redemption Date (as defined below) as provided in Section 6.2 hereof (the "Expiration Date"); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement."

          2.6    Issuance of Shares of Common Stock on Exercise.    The last sentence of Section 3.3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

            "Subject to Section 4.6 of this Agreement, a Registered Holder of Warrants may exercise its Warrants only for a whole number of shares of Common Stock (i.e., only an even number of Warrants may be exercised at any given time by a Registered Holder). In no event will the Company be required to net cash settle the Warrant exercise."

          2.7    Replacement of Securities Upon Reorganization, etc.    Section 4.4 of the Existing Warrant Agreement is hereby amended to delete the following language:

            "provided further, however, that if more than 30% of the consideration receivable by the holders of the Common Stock in the applicable event is payable in the form of common stock in the successor entity that is not listed for trading on a national securities exchange or on the OTC Bulletin Board, or is not to be so listed for trading immediately following such event, then the Warrant Price shall be reduced by an amount (in dollars) equal to the quotient of (x) $18.00 (subject to adjustment in accordance with Section 6.1 hereof) minus the Per Share Consideration (as defined below) (but in no event, less than zero), and (y) if the applicable event is announced on or prior to the third anniversary of the closing date of the initial Business Combination, 2; if the applicable event is announced after the third anniversary of the closing date of the initial Business Combination and on or prior to the fourth anniversary of the closing date of the initial Business Combination, 2.5; if the applicable event is announced after the fourth anniversary of the closing date of the initial Business Combination and on or prior to the Expiration Date, 3. "Per Share Consideration" means (i) if the consideration paid to holders of the Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in Common Stock covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers."

          2.8    No Fractional Shares.    Section 4.6 of the Existing Warrant Agreement is hereby amended and restated in its entirety as follows:

            "4.6    No Fractional Shares.    Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4 after the Effective Time (as defined in the Merger Agreement), the holder of any Warrant would be entitled, upon the exercise of such Warrant (which, for the avoidance of doubt, is required to be exercised only for an even number of Warrants), to receive a fractional interest in a share, the Company shall, upon such exercise, at its option either (i) round up to the nearest whole number, the number of the shares of Common Stock to be issued to such holder or (ii) in lieu of such fractional share interests, pay to such holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled by (y) the Fair Market Value on the exercise date. Solely for purposes of this Section 4.6, "Fair Market Value" shall mean the average last sale price of the Common Stock for the ten (10) trading days ending on the trading day prior to the date on which notice of exercise of the Warrant is sent to the Warrant Agent."

          2.9    Redemption.    Section 6.1 of the Existing Warrant Agreement is hereby amended to add at the end thereof the following.

            "unless the warrants are subject to exercise on a "cashless basis" pursuant to Section 3.3.1(b)."

          2.10    Mandatory Cash Distribution.    A new Section 6.5 is added to the Existing Warrant Agreement as follows:

            "6.5    Mandatory Cash Distribution.    Notwithstanding anything contained in this Agreement to the contrary, at the Effective Time (as defined in the Merger Agreement), each Warrant issued and outstanding immediately prior to the Effective Time shall, automatically and without any action by the Registered Holder thereof, be entitled to receive a cash distribution payable by or at the direction of Parent as soon as reasonably practicable following the Effective Time, but no later than three (3) Business Days following the date on which the Effective Time occurs, in the amount of $0.50."

          2.11    Registration of Common Stock.    Section 7.4 of the Existing Warrant Amendment is hereby amended and restated in its entirety as follows:

            "7.4    Registration of Common Stock.    The Company may, but shall not be required to, file with the Commission a new registration statement for the registration under the Securities Act of the Common Stock issuable upon exercise of the Warrants. If the Company shall elect to file such new registration statement, it shall use its commercially reasonable efforts to take such action as is necessary to register or qualify for sale, in those states in which the Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Warrants, to the extent an exemption is not available. In such event, the Company shall use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the earlier of (x) the expiration of the Warrants in accordance with the provisions of this Agreement and (y) the date the Company shall determine to suspend such effectiveness or withdraw such registration statement. If the Company shall have filed a new registration statement following the closing of the Business Combination and such registration statement has not been declared effective by the 60th Business Day after the closing of the Business Combination, holders of the Warrants shall have the right, during the period beginning on the 61st Business Day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall otherwise not have an effective registration statement covering the Common Stock issuable upon exercise of the Warrants, to exercise such Warrants on a "cashless basis," as provided below. If the Company shall not have filed a new registration statement within 30 days following the closing of the Business Combination, holders of the Warrants shall have the right, beginning on the 31st day following the closing of the Business Combination, to exercise such Warrants on a "cashless basis," as provided below. Holders may exercise warrants on a "cashless basis" by exchanging the Warrants (in accordance with Section 3(a)(9) of the Act or another exemption) for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the Warrant Price and the Fair Market Value (as defined below) by (y) the Fair Market Value. Solely for purposes of this Section 7.4, "Fair Market Value" shall mean the volume weighted average price of the Common Stock as reported during the ten trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or its securities broker or intermediary. The date that notice of cashless exercise is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. The Company shall provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a cashless basis in accordance with this Section 7.4 is not required to be registered under the Securities Act and (ii) the Common Stock issued upon such exercise shall be freely tradable under the United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company and , accordingly, shall not be required to bear a restrictive legend. If, by reason of any exercise of warrants on a "cashless basis", the holder of any Warrant would be entitled, upon the exercise of such Warrant (which, for the avoidance of doubt, is required to be exercised only for an even number of Warrants), to receive a fractional interest in a share, the Company shall, upon such exercise, at its option either (i) round up to the nearest whole number, the number of the shares of Common Stock to be issued to such holder or (ii) in lieu of such fractional share interests, pay to such holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled by (y) the Fair Market Value on the exercise date."

        3.    Miscellaneous Provisions.

          3.1    Effectiveness of Warrant.    Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Azteca Merger (as defined in the Merger Agreement) and shall automatically be terminated and shall be null and void if the Merger Agreement shall be terminated for any reason.

          3.2    Successors.    All the covenants and provisions of this Agreement by or for the benefit of the Company, Parent or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

          3.3    Applicable Law.    The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

          3.4    Counterparts.    This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          3.5    Effect of Headings.    The section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

          3.6    Severability.    This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          3.7    Entire Agreement.    The Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AZTECA ACQUISITION CORPORATION
By:
Name:
Title:
HEMISPHERE MEDIA GROUP, INC.
By:
Name:
Title:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent
By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment of Warrant Agreement]

ANNEX C

        Excerpt of the General Corporation Law of the State of Delaware on Appraisal Rights

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

AZTECA ACQUISITION CORPORATION SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 4, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AZTECA ACQUISITION CORPORATION The undersigned stockholder of Azteca Acquisition Corporation, a Delaware corporation (“Azteca”), having read the notice of special meeting of stockholders and the definitive proxy statement/prospectus, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Gabriel Brener, Clive Fleissig and Juan Pablo Albán, or any of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of Azteca to be held on April 4, 2013 at 9:30 a.m., Eastern time, at the offices of Greenberg Traurig, LLP, located at 200 Park Avenue, New York, NY 10166, and at any adjournments or postponements thereof, on the matters set forth in this proxy and described in the definitive proxy statement/prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENVELOPE ENCLOSED. THIS PROXY CARD WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. CONTINUED AND TO BE SIGNED ON REVERSE SIDE PROXY TO VOTE BY MAIL, PLEASE DETACH HERE

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY! TO VOTE BY MAIL, PLEASE DETACH HERE THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. Date: , 2013 Signature of Stockholder Signature of Stockholder Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. Please mark vote as indicated in this example X 1. To approve and adopt the Agreement and Plan of Merger, dated January 22, 2013 (the “Merger Agreement”), by and among Azteca, Hemisphere Media Group, Inc., InterMedia Español Holdings, LLC, Cine Latino, Inc., Hemisphere Merger Sub I, LLC, Hemisphere Merger Sub II, Inc. and Hemisphere Merger Sub III, Inc. Irrespective of whether you voted for or against Proposal No. 1, you may elect to redeem your shares and demand that Azteca convert your shares of common stock into cash equal to your pro rata share of the aggregate amount on deposit in the trust account holding the proceeds of Azteca's initial public offering by marking the “I hereby Exercise my Redemption Rights” box. If you exercise your redemption rights, then you will be exchanging your shares of Azteca common stock for cash and you will no longer own those shares. You will only be entitled to receive cash for those shares if the merger is completed and you continue to hold these shares through the effective time thereof, and you tender your stock certificate in accordance with the delivery requirements discussed in the definitive proxy statement/prospectus under the heading “QUESTIONS AND ANSWERS — How do I exercise my redemption rights?” If you are an Azteca Initial Stockholder (as defined in the definitive proxy statement/prospectus), you have no right to redeem your founder or any public shares you hold in connection with the consummation of the business combination. FOR AGAINST ABSTAIN You, together with any of your affiliates or any other person with whom you are acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), may not redeem more than an aggregate of 15% of the shares sold in Azteca’s initial public offering. I HEREBY EXERCISE MY REDEMPTION RIGHTS 2. To adjourn the Azteca special meeting to permit further solicitation of proxies because there are not sufficient proxies at the Azteca special meeting to vote in favor of the approval and adoption of the Merger Agreement. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF. FOR AGAINST ABSTAIN

AZTECA ACQUISITION CORPORATION SPECIAL MEETING OF WARRANTHOLDERS TO BE HELD ON APRIL 4, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AZTECA ACQUISITION CORPORATION The undersigned warrantholder owning warrants of Azteca Acquisition Corporation, a Delaware corporation (“Azteca”), having read the notice of special meeting of warrantholders and the definitive proxy statement/prospectus, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Gabriel Brener, Clive Fleissig and Juan Pablo Albán, or any of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all warrants which the undersigned may be entitled to vote at the special meeting of warrantholders of Azteca to be held on April 4, 2013 at 9:00 a.m., Eastern time, at the offices of Greenberg Traurig, LLP, located at 200 Park Avenue, New York, NY 10166, and at any adjournments or postponements thereof, on the matters set forth in this proxy and described in the definitive proxy statement/prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENVELOPE ENCLOSED. THIS PROXY CARD WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANTHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. CONTINUED AND TO BE SIGNED ON REVERSE SIDE PROXY TO VOTE BY MAIL, PLEASE DETACH HERE

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY! TO VOTE BY MAIL, PLEASE DETACH HERE THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. Date: , 2013 Signature of Warrantholder: Signature of Warrantholder: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. Please mark vote as indicated in this example X 1. To approve an amendment to the terms of your warrant that will reduce by 50% the number of shares of Azteca common stock for which your warrants are exercisable (from one share to one-half share), with the warrant price being reduced to $6.00 per half share and make certain other amendments to your rights as a warrantholder. FOR AGAINST ABSTAIN 2. To adjourn the Azteca special meeting to permit further solicitation of proxies because there are not sufficient proxies at the Azteca special meeting to vote in favor of the Warrant Amendment. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF WARRANTHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF. FOR AGAINST ABSTAIN